FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-207074-01

PROSPECTUS

$635,500,000 (Approximate)

SG Commercial Mortgage Securities Trust 2016-C5
(Central Index Key Number 0001675928)

as Issuing Entity

SG Commercial Mortgage Securities, LLC

(Central Index Key Number 0001641120)

Depositor

Société Générale

(Central Index Key Number 0001238163)

Cantor Commercial Real Estate Lending, L.P.

(Central Index Key Number 0001558761)

Natixis Real Estate Capital LLC

(Central Index Key Number 0001542256)

Benefit Street Partners CRE Finance LLC

(Central Index Key Number 0001632269)

Silverpeak Real Estate Finance LLC

(Central Index Key Number 0001624053)

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2016-C5

SG Commercial Mortgage Securities, LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2016-C5 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class V and Class R certificates) represent the ownership interests in the issuing entity, which will be a New York common law trust named SG Commercial Mortgage Securities Trust 2016-C5. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 6th day of each month (or if the 6th is not a business day, the next business day), commencing in August 2016. The rated final distribution date for the certificates is October 2048.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$30,047,000	1.345%	Fixed(5)	May 2021
Class A-2	$92,155,000	2.491%	Fixed(5)	July 2021
Class A-3	$165,000,000	2.779%	Fixed(5)	March 2026
Class A-4	$188,922,000	3.055%	Fixed(5)	June 2026
Class A-SB	$39,644,000	2.895%	Fixed(5)	October 2025
Class A-M	$50,656,000	3.379%	Fixed(5)	June 2026
Class X-A	$566,424,000(6)	2.198%	Variable(7)	NAP
Class X-B	$35,919,000(8)	1.075%	Variable(9)	NAP
Class X-C	$33,157,000(10)	0.000%	Variable(11)	NAP
Class B	$35,919,000	3.933%	Fixed(5)	June 2026
Class C	$33,157,000	5.008%	WAC(12)	July 2026

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 59 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. SG Commercial Mortgage Securities, LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, SG Americas Securities, LLC, Cantor Fitzgerald & Co., Natixis Securities Americas LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, will purchase the offered certificates from SG Commercial Mortgage Securities, LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. SG Americas Securities, LLC and Cantor Fitzgerald & Co. are acting as co-lead managers and joint bookrunners in the following manner: SG Americas Securities, LLC is acting as sole bookrunning manager with respect to approximately 74.9% of each class of offered certificates and Cantor Fitzgerald & Co. is acting as sole bookrunning manager with respect to approximately 25.1% of each class of offered certificates. Natixis Securities Americas LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about July 19, 2016. SG Commercial Mortgage Securities, LLC expects to receive from this offering approximately 114.6% of the aggregate certificate balance of the offered certificates, plus accrued interest from July 1, 2016, before deducting expenses payable by the depositor.

SOCIETE GENERALE		CANTOR FITZGERALD & CO.

Co-Lead Managers and Joint Bookrunners
Natixis Securities Americas LLC	Citigroup	Wells Fargo Securities
Co-Manager

July 1, 2016

SGCMS Commercial Mortgage Trust 2016-C5

Commercial Mortgage Pass-Through Certificates, Series 2016-C5

Washington
6 properties
$46,089,437
6.3% of total
Utah
1 property
$9,882,577
1.3% of total
Missouri
1 property
$2,229,668
0.3% of total
Minnesota
1 property
$2,868,119
0.4% of total
Illinois
1 property
$3,604,794
0.5% of total
Wisconsin
1 property
$23,778,250
3.2% of total
Michigan
1 property
$3,096,726
0.4% of total
Pennsylvania
17 properties
$89,573,684
12.2% of total
New York
4 properties
$48,982,355
6.6% of total
New Hampshire
1 property
$40,000,000
5.4% of total
Massachusetts
1 property
$4,243,245
0.6% of total
Indiana
2 properties
$11,994,040
1.6% of total
Ohio
5 properties
$28,389,045
3.9% of total
Oregon
2 properties
$10,821,522
1.5% of total
Connecticut
1 property
$1,356,000
0.2% of total
New Jersey
26 properties
$45,204,627
6.1% of total
California
4 properties
$94,468,853
12.8% of total
Virginia
40 properties
$47,151,108
6.4% of total
North Carolina
2 properties
$7,253,120
1.0% of total
South Carolina
1 property
$5,291,324
0.7% of total
Arizona
1 property
$7,287,438
1.0% of total
Oklahoma
1 property
$3,150,000
0.4% of total
Georgia
2 properties
$25,913,454
3.5% of total
Mississippi
1 property
$3,920,705
0.5% of total
Tennessee
1 property
$34,300,000
4.7% of total
Texas
5 properties
$48,931,718
6.6% of total
Alabama
3 properties
$17,987,728
2.4% of total
Florida
6 properties
$69,042,445
9.4% of total
Percentage of
Cut-Off Date Balance
<1.0%
1.0% – 5.0%
5.1% – 12.8%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$30,047,000		30.000%	1.345%	Fixed(5)	May 2021	2.62	1 - 58
A-2	$92,155,000		30.000%	2.491%	Fixed(5)	July 2021	4.94	58 – 60
A-3	$165,000,000		30.000%	2.779%	Fixed(5)	March 2026	9.38	111 – 116
A-4	$188,922,000		30.000%	3.055%	Fixed(5)	June 2026	9.82	116 – 119
A-SB	$39,644,000		30.000%	2.895%	Fixed(5)	October 2025	7.17	60 – 111
A-M	$50,656,000		23.125%	3.379%	Fixed(5)	June 2026	9.89	119 – 119
X-A	$566,424,000	(6)	NAP	2.198%	Variable(7)	NAP	NAP	NAP
X-B	$35,919,000	(8)	NAP	1.075%	Variable(9)	NAP	NAP	NAP
X-C	$33,157,000	(10)	NAP	0.000%	Variable(11)	NAP	NAP	NAP
B	$35,919,000		18.250%	3.933%	Fixed(5)	June 2026	9.89	119 - 119
C	$33,157,000		13.750%	5.008%	WAC(12)	July 2026	9.92	119 – 120
Non-Offered Certificates
X-D	$39,603,000	(13)	NAP	0.000%	Variable(14)	NAP	NAP	NAP
X-E	$19,342,000	(13)	NAP	2.471%	Variable(14)	NAP	NAP	NAP
X-F	$8,289,000	(13)	NAP	2.471%	Variable(14)	NAP	NAP	NAP
X-G	$34,077,980	(13)	NAP	2.471%	Variable(14)	NAP	NAP	NAP
D	$39,603,000		8.375%	5.008%	WAC(12)	July 2026	9.98	120 - 120
E	$19,342,000		5.750%	2.537%	Fixed(5)	July 2026	9.98	120 - 120
F	$8,289,000		4.625%	2.537%	Fixed(5)	July 2026	9.98	120 - 120
G	$34,077,980		0.00%	2.537%	Fixed(5)	July 2026	9.98	120 - 120
V(15)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(16)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-M, Class B, Class E, Class F and Class G certificates for any distribution date will, in each case, be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-M certificates. The Class X-A certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-M certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-C certificates are notional amount certificates. The notional amount of the Class X-C certificates will be equal to the certificate balance of the Class C certificates outstanding from time to time. The Class X-C certificates will not be entitled to distributions of principal (other than a payment of $100 on the first distribution date, which will be deemed a payment of principal on their REMIC regular interest principal balance for federal income tax purposes).

(11)	The pass-through rate for the Class X-C certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class C certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The pass-through rates for the Class C and Class D certificates, in each case and on each distribution date, will be a per annum rate equal to the weighted average (described in the table as “WAC”) of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(13)	The Class X-D, Class X-E, Class X-F and Class X-G certificates are notional amount certificates. The notional amount of the Class X-D, Class X-E, Class X-F and Class X-G certificates will be equal to the respective certificate balances of the Class D, Class E, Class F and Class G certificates outstanding from time to time. The Class X-D, Class X-E, Class X-F and Class X-G certificates will not be entitled to distributions of principal (other than, with respect to the Class X-D Certificates, a payment of $100 on the first distribution date, which will be deemed a payment of principal on their REMIC regular interest principal balance for federal income tax purposes).

(14)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(16)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class R and Class V certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

TABLE OF CONTENTS

Summary of Certificates	3
Table of Contents	5
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in This Prospectus	16
Summary of Terms	23
Risk Factors	59
The Certificates May Not Be a Suitable Investment for You	59
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	59
Risks Related to Market Conditions and Other External Factors	59
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	59
Other Events May Affect the Value and Liquidity of Your Investment	60
Risks Relating to the Mortgage Loans	60
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	60
Risks of Commercial and Multifamily Lending Generally	61
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	62
General	62
A Tenant Concentration May Result in Increased Losses	63
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	64
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	64
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	64
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	65
Early Lease Termination Options May Reduce Cash Flow	66
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	67
Retail Properties Have Special Risks	67
Office Properties Have Special Risks	69
Multifamily Properties Have Special Risks	70
Hospitality Properties Have Special Risks	73
Risks Relating to Affiliation with a Franchise or Hotel Management Company	74
Industrial Properties Have Special Risks	75
Mixed Use Properties Have Special Risks	77
Leased Fee Properties Have Special Risks	77
Condominium Ownership May Limit Use and Improvements	78
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	79
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	80
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	81
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	82
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	83
Risks Related to Zoning Non-Compliance and Use Restrictions	86

Risks Relating to Inspections of Properties	87
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	87
Insurance May Not Be Available or Adequate	88
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	89
Terrorism Insurance May Not Be Available for All Mortgaged Properties	89
Risks Associated with Blanket Insurance Policies or Self-Insurance	91
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	91
Limited Information Causes Uncertainty	91
Historical Information	91
Ongoing Information	92
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	92
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	93
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	94
Static Pool Data Would Not Be Indicative of the Performance of this Pool	95
Appraisals May Not Reflect Current or Future Market Value of Each Property	95
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	97
The Borrower’s Form of Entity May Cause Special Risks	97
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	99
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	100
Other Financings or Ability to Incur Other Indebtedness Entails Risk	101
Risks Relating to Enforceability of Cross-Collateralization	102
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	103
Risks Associated with One Action Rules	103
State Law Limitations on Assignments of Leases and Rents May Entail Risks	103
Various Other Laws Could Affect the Exercise of Lender’s Rights	104
Risks of Anticipated Repayment Date Loans	104
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	105
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	105
Risks Related to Ground Leases and Other Leasehold Interests	107
Increases in Real Estate Taxes May Reduce Available Funds	108
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	109
Risks Relating to Shari’ah Compliant Loans	109
Risks Related to Conflicts of Interest	109
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	109
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	111
The Servicing of Each of the Plaza Mexico – Los Angeles Whole Loan, the Holiday Inn Express Nashville – Downtown Whole Loan, the Renaissance

Center Whole Loan, the Peachtree Mall Whole Loan and the Residence Inn by Marriott LAX Whole Loan Will Shift to Other Servicers	114
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	115
Potential Conflicts of Interest of the Operating Advisor	117
Potential Conflicts of Interest of the Asset Representations Reviewer	118
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders	119
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	122
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	123
Other Potential Conflicts of Interest May Affect Your Investment	123
Other Risks Relating to the Certificates	124
The Certificates Are Limited Obligations	124
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	124
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	125
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	127
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	130
General	130
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	131
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	133
Losses and Shortfalls May Change Your Anticipated Yield	133
Risk of Early Termination	134
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	134
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	134
You Have Limited Voting Rights	134
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	135
You Have Limited Rights to Replace the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	137
The Rights of Companion Loan Holders and Mezzanine Debt May Adversely Affect Your Investment	138
Risks Relating to Modifications of the Mortgage Loans	139
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	140
Risks Relating to Interest on Advances and Special Servicing Compensation	141
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	141

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	142
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	144
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	145
Tax Considerations Relating to Foreclosure	145
REMIC Status	145
Material Federal Tax Considerations Regarding Original Issue Discount	145
Description of the Mortgage Pool	146
General	146
Certain Calculations and Definitions	147
Definitions	148
Mortgage Pool Characteristics	161
Overview	161
Property Types	162
Retail Properties	162
Office Properties	164
Hospitality Properties	165
Multifamily Properties	166
Mixed Use Properties	167
Specialty Use Concentrations	167
Mortgage Loan Concentrations	168
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	168
Geographic Concentrations	170
Mortgaged Properties With Limited Prior Operating History	170
Condominium Interests	171
Fee & Leasehold Estates; Ground Leases	173
Environmental Considerations	175
Redevelopment, Renovation and Expansion	178
Assessment of Property Value and Condition	180
Litigation and Other Considerations	181
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	182
Tenant Issues	184
Tenant Concentrations	184
Lease Expirations and Terminations	185
Purchase Options and Rights of First Refusal	189
Affiliated Leases	191
Other Matters	192
Insurance Considerations	192
Use Restrictions	194
Appraised Value	195
Non-Recourse Carveout Considerations	195
Delinquency Information	196
Certain Terms of the Mortgage Loans	196
Amortization of Principal	196
Due Dates; Mortgage Rates; Calculations of Interest	197
ARD Loans	198
Prepayment Protections and Certain Involuntary Prepayments	198
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	200
Defeasance; Collateral Substitution	201
Releases; Partial Releases	201

Escrows	206
Mortgaged Property Accounts	206
Shari’ah Compliant Loan	208
Exceptions to Underwriting Guidelines	209
Additional Indebtedness	209
General	209
Whole Loans	210
Mezzanine Indebtedness	210
Preferred Equity	213
Other Unsecured Indebtedness	213
The Whole Loans	214
General	214
The Serviced Whole Loans	221
Plaza Mexico – Los Angeles Whole Loan	221
Holiday Inn Express Nashville – Downtown Whole Loan	225
Renaissance Center Whole Loan	230
Peachtree Mall Whole Loan	232
TEK Park Whole Loan	235
Residence Inn by Marriott LAX Whole Loan	237
Marriott Saddle Brook Whole Loan	241
At Home Portfolio Whole Loan	243
The Non-Serviced Whole Loans	247
The Mall at Rockingham Park Whole Loan	247
AG Life Time Fitness Portfolio Whole Loan	253
OZRE Leased Fee Portfolio Whole Loan	255
Regent Portfolio Whole Loan	259
3 Executive Campus Whole Loan	261
Additional Information	263
Transaction Parties	264
The Sponsors and Mortgage Loan Sellers	264
Société Générale	264
General	264
Société Générale’s Commercial Mortgage Securitization Program	264
Société Générale’s Commercial Mortgage Loan Underwriting	265
Review of Mortgage Loans for Which Société Générale is the Sponsor	270
Cantor Commercial Real Estate Lending, L.P.	273
CCRE Lending’s Loan Origination and Acquisition History	273
CCRE Lending’s Underwriting Standards	275
Assessments of Property Condition	277
Exceptions.	281
Compliance with Rule 15Ga-1 under the Exchange Act.	281
Retained Interests in This Securitization	282
Natixis Real Estate Capital LLC	282
General	282
NREC’s Commercial Real Estate Securitization Program	282
Review of NREC Mortgage Loans	283
NREC’s Underwriting Standards	285
Compliance with Rule 15Ga-1 under the Exchange Act	289
Retained Interests in This Securitization	291
Benefit Street Partners CRE Finance LLC	291
General	291
BSP’s Loan Origination and Acquisition History	291
Review of BSP Mortgage Loans	292

BSP’s Underwriting Standards	294
Compliance with Rule 15Ga-1 under the Exchange Act	300
Retained Interests in This Securitization	300
Silverpeak Real Estate Finance LLC	300
General	300
Silverpeak’s Securitization Program	300
Silverpeak’s Underwriting Standards and Processes	301
Review of Mortgage Loans for Which Silverpeak is the Sponsor	307
Compliance with Rule 15Ga-1 under the Exchange Act	308
Retained Interests in This Securitization	308
The Depositor	309
The Issuing Entity	309
The Trustee	310
The Certificate Administrator	311
The Master Servicer	313
The Special Servicer	318
The Primary Servicer.	322
Berkeley Point Capital LLC	322
Summary of Berkeley Point Primary Servicing Agreement	324
The Operating Advisor and Asset Representations Reviewer	330
Description of the Certificates	331
General	331
Distributions	333
Method, Timing and Amount	333
Available Funds	334
Priority of Distributions	337
Pass-Through Rates	340
Interest Distribution Amount	342
Principal Distribution Amount	343
Certain Calculations with Respect to Individual Mortgage Loans	344
Excess Interest	346
Application Priority of Mortgage Loan Collections or Whole Loan Collections	346
Allocation of Yield Maintenance Charges and Prepayment Premiums	349
Assumed Final Distribution Date; Rated Final Distribution Date	351
Prepayment Interest Shortfalls	351
Subordination; Allocation of Realized Losses	353
Reports to Certificateholders; Certain Available Information	355
Certificate Administrator Reports	355
Information Available Electronically	361
Voting Rights	366
Delivery, Form, Transfer and Denomination	367
Book-Entry Registration	367
Definitive Certificates	370
Certificateholder Communication	370
Access to Certificateholders’ Names and Addresses	370
Requests to Communicate	370
List of Certificateholders	371
Description of the Mortgage Loan Purchase Agreements	372
General	372
Dispute Resolution Provisions	381
Asset Review Obligations	381
Pooling and Servicing Agreement	382
General	382

Assignment of the Mortgage Loans	382
Servicing Standard	383
Subservicing	384
Advances	385
P&I Advances	385
Servicing Advances	386
Nonrecoverable Advances	387
Recovery of Advances	388
Accounts	390
Withdrawals from the Collection Account	392
Servicing and Other Compensation and Payment of Expenses	395
General	395
Master Servicing Compensation	401
Special Servicing Compensation	404
Disclosable Special Servicer Fees	407
Certificate Administrator and Trustee Compensation	408
Operating Advisor Compensation	408
Asset Representations Reviewer Compensation	409
CREFC® Intellectual Property Royalty License Fee	410
Appraisal Reduction Amounts	410
Maintenance of Insurance	415
Modifications, Waivers and Amendments	419
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	421
Inspections	424
Collection of Operating Information	425
Special Servicing Transfer Event	425
Asset Status Report	428
Realization Upon Mortgage Loans	431
Sale of Defaulted Loans and REO Properties	433
The Directing Certificateholder	436
General	436
Major Decisions	438
Asset Status Report	441
Replacement of the Special Servicer	441
Control Termination Event and Consultation Termination Event	441
Servicing Override	443
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans	444
Limitation on Liability of Directing Certificateholder	445
The Operating Advisor	445
General	445
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	446
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	447
Recommendation of the Replacement of the Special Servicer	449
Eligibility of Operating Advisor	449
Other Obligations of Operating Advisor	450
Delegation of Operating Advisor’s Duties	451
Termination of the Operating Advisor With Cause	451
Rights Upon Operating Advisor Termination Event	452
Waiver of Operating Advisor Termination Event	452
Termination of the Operating Advisor Without Cause	453

Resignation of the Operating Advisor	453
Operating Advisor Compensation	453
The Asset Representations Reviewer	454
Asset Review	454
Asset Review Trigger	454
Asset Review Vote	455
Review Materials	456
Asset Review	457
Eligibility of Asset Representations Reviewer	459
Other Obligations of Asset Representations Reviewer	459
Delegation of Asset Representations Reviewer’s Duties	460
Asset Representations Reviewer Termination Events	460
Rights Upon Asset Representations Reviewer Termination Event	461
Termination of the Asset Representations Reviewer Without Cause	461
Resignation of Asset Representations Reviewer	462
Asset Representations Reviewer Compensation	462
Replacement of Special Servicer Without Cause	462
Termination of Master Servicer and Special Servicer for Cause	466
Servicer Termination Events	466
Rights Upon Servicer Termination Event	467
Waiver of Servicer Termination Event	469
Resignation of the Master Servicer and Special Servicer	469
Limitation on Liability; Indemnification	470
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	473
Dispute Resolution Provisions	473
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	473
Repurchase Request Delivered by a Party to the PSA	474
Resolution of a Repurchase Request	474
Mediation and Arbitration Provisions	477
Servicing of the Non-Serviced Mortgage Loans	478
Servicing of The Mall at Rockingham Park Mortgage Loan	478
Servicing of the AG Life Time Fitness Portfolio Mortgage Loan	480
Servicing of the OZRE Leased Fee Portfolio Mortgage Loan	482
Servicing of the Regent Portfolio Mortgage Loan	482
Servicing of the 3 Executive Campus Mortgage Loan	485
Servicing of the Servicing Shift Mortgage Loans	487
Rating Agency Confirmations	488
Evidence as to Compliance	490
Limitation on Rights of Certificateholders to Institute a Proceeding	491
Termination; Retirement of Certificates	492
Amendment	493
Resignation and Removal of the Trustee and the Certificate Administrator	495
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	497
Certain Legal Aspects of Mortgage Loans	497
State-Specific Aspects	497
General	498
Types of Mortgage Instruments	498
Leases and Rents	499
Personalty	499
Foreclosure	499
General	499
Foreclosure Procedures Vary from State to State	500

Judicial Foreclosure	500
Equitable and Other Limitations on Enforceability of Certain Provisions	500
Nonjudicial Foreclosure/Power of Sale	501
Public Sale	501
Rights of Redemption	502
Anti-Deficiency Legislation	503
Leasehold Considerations	503
Cooperative Shares	504
Bankruptcy Laws	504
Environmental Considerations	510
General	510
Superlien Laws	511
CERCLA	511
Certain Other Federal and State Laws	511
Additional Considerations	512
Due-on-Sale and Due-on-Encumbrance Provisions	512
Subordinate Financing	513
Default Interest and Limitations on Prepayments	513
Applicability of Usury Laws	513
Americans with Disabilities Act	514
Servicemembers Civil Relief Act	514
Anti-Money Laundering, Economic Sanctions and Bribery	514
Potential Forfeiture of Assets	515
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	515
Pending Legal Proceedings Involving Transaction Parties	517
Use of Proceeds	517
Yield and Maturity Considerations	518
Yield Considerations	518
General	518
Rate and Timing of Principal Payments	518
Losses and Shortfalls	519
Certain Relevant Factors Affecting Loan Payments and Defaults	520
Delay in Payment of Distributions	521
Yield on the Certificates with Notional Amounts	521
Weighted Average Life	522
Pre-Tax Yield to Maturity Tables	527
Material Federal Income Tax Considerations	531
General	531
Qualification as a REMIC	532
Status of Offered Certificates	534
Taxation of Regular Interests	534
General	534
Original Issue Discount	534
Acquisition Premium	537
Market Discount	537
Premium	538
Election To Treat All Interest Under the Constant Yield Method	538
Treatment of Losses	539
Yield Maintenance Charges and Prepayment Premiums	540
Sale or Exchange of Regular Interests	540
Taxes That May Be Imposed on a REMIC	541
Prohibited Transactions	541

Contributions to a REMIC After the Startup Day	541
Net Income from Foreclosure Property	541
Bipartisan Budget Act of 2015	542
Taxation of Certain Foreign Investors	542
FATCA	543
Backup Withholding	544
Information Reporting	544
3.8% Medicare Tax on “Net Investment Income”	544
Reporting Requirements	544
Certain State and Local Tax Considerations	545
Method of Distribution (Underwriter)	546
Incorporation of Certain Information by Reference	548
Where You Can Find More Information	548
Financial Information	549
Certain ERISA Considerations	549
General	549
Plan Asset Regulations	550
Administrative Exemptions	550
Insurance Company General Accounts	552
Legal Investment	553
Legal Matters	554
Ratings	554
Index of Defined Terms	557

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties	A-2-1
Annex A-3:	Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information	A-3-1
Annex B:	Form of Operating Advisor Annual Report	C-1
Annex C-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex C-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex D:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

•	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

•	Summary of Terms, commencing on page 23 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

•	Risk Factors, commencing on page 59 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 557 of this prospectus.

•	All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

•	the terms “depositor”, “we”, “us” and “our” refer to SG Commercial Mortgage Securities, LLC

•	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS-COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN

UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)          TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)          TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)          IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN

UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”) , OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS” ); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”) , OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)          IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B)          IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO

“PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE

THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE

SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	SG Commercial Mortgage Trust Pass Through Certificates, Series 2016-C5.

Depositor	SG Commercial Mortgage Securities, LLC, a Delaware limited liability company. The depositor’s address is 245 Park Avenue, New York, New York 10167 and its telephone number is (212) 278-6461. See “Transaction Parties—The Depositor”.

Issuing Entity	SG Commercial Mortgage Securities Trust 2016-C5, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

•	Société Générale, a société anonyme organized under the laws of France and licensed as a credit institution;

•	Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership;

•	Natixis Real Estate Capital LLC, a Delaware limited liability company;

•	Benefit Street Partners CRE Finance LLC, a Delaware limited liability company; and

•	Silverpeak Real Estate Finance LLC, a Delaware limited liability company.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Société Générale(1) (2)	9	$213,840,044	29.0%
Cantor Commercial Real Estate Lending, L.P.	13	185,282,983	25.1
Natixis Real Estate Capital LLC(3)	12	149,483,071	20.3
Benefit Street Partners CRE Finance LLC	8	99,241,099	13.5
Silverpeak Real Estate Finance LLC	5	88,964,783	12.1
Total	47	$736,811,981	100.0%

(1)	Two (2) of the Société Générale mortgage loans, representing approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated by Prudential Mortgage Capital Company, LLC and subsequently sold to Société Générale. The mortgage loans were simultaneously underwritten by Société Générale along with Prudential Mortgage Capital Company, LLC in accordance with Société Générale’s underwriting guidelines as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Société Générale” in this prospectus.

(2)	The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as The Mall at Rockingham Park, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Société Générale and Barclays Bank PLC. Such mortgage loan will be sold to the depositor by Société Générale.

(3)	One (1) of the Mortgage Loans for which Natixis Real Estate Capital LLC is the mortgage loan seller was originated by its affiliate, Natixis, New York Branch.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Wells Fargo Bank, National Association will be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related pooling and servicing agreement or trust and servicing agreement (any such agreement a “pooling and servicing agreement”) related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086, 550 South Tryon Street, Charlotte, North

Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The master servicer of each non-serviced mortgage loan is set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Rialto Capital Advisors, LLC will act as special servicer with respect to the mortgage loans (other than any excluded special servicer loan) and any related companion loans other than with respect to a non-serviced mortgage loan set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and providing or withholding consent as to certain major decisions relating to such mortgage loans and related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of Rialto Capital Advisors, LLC are located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer becomes a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of Master Servicer and Special

Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

The special servicer is expected to be appointed by RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) and, on the closing date, RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Transaction Parties—The Non-Serviced Special Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Primary Servicer	Berkeley Point Capital LLC, a Delaware limited liability company, will act as primary servicer with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as 534 Holland, representing approximately 0.4% of the outstanding pool balance as of the cut-off date, which will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P. See “Transaction Parties—The Primary Servicer—Berkeley Point Capital LLC” in this prospectus. In addition, with respect to 12 mortgage loans secured by mortgaged properties representing approximately 24.7% of the outstanding pool balance as of the cut-off date that will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P., Berkeley Point Capital LLC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements. The principal servicing office of Berkeley Point Capital LLC is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108. The master servicer will pay the primary servicing fee of the primary servicer out of its servicing fee to the extent such fees are received. Berkeley Point Capital LLC is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor, a mortgage loan seller and an originator, and Cantor Fitzgerald & Co., L.P., an underwriter.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: SGCMS 2016-C5. Following the transfer of the mortgage loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and the related companion loans, although the assignment of mortgage for a servicing shift whole loan may not be recorded pending the applicable shift in servicing. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any non-serviced mortgage loan and any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class). See “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.

The controlling class will be the most subordinate class of the Class F and Class G certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class F certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date, funds and/or accounts managed by RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC) will purchase the Class E, Class F, Class G, Class X-E, Class X-F, Class X-G and Class V certificates and expect to sell, if purchased by such entity or entities, the Class E and Class X-E certificates to Silverpeak Real Estate Finance LLC (or one of its affiliates), and that RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC) is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan).

The entity identified in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below is the initial directing certificateholder under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations and
Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and

“Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2016 (or, in the case of any mortgage loan that has its first due date in August 2016, the date that would have been its due date in July 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about July 19, 2016.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in August 2016.

Determination Date	The 6th day of each month or, if the 6th day is not a business day, then the business day immediately following such 6th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in North Carolina, New York, California or any of the jurisdictions in which the respective primary servicing offices of either the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date; Rated Final Distribution Date
The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	May 2021
Class A-2	July 2021
Class A-3	March 2026
Class A-4	June 2026
Class A-SB	October 2025
Class A-M	June 2026
Class X-A	NAP
Class X-B	NAP
Class X-C	NAP
Class B	June 2026
Class C	July 2026

The rated final distribution date will be the distribution date in October 2048.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2016-C5:

•	Class A-1

•	Class A-2

•	Class A-3

•	Class A-4

•	Class A-SB

•	Class A-M

•	Class X-A

•	Class X-B

•	Class X-C

•	Class B

•	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class V and Class R.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$30,047,000	4.078%	30.000%
Class A-2	$92,155,000	12.507%	30.000%
Class A-3	$165,000,000	22.394%	30.000%
Class A-4	$188,922,000	25.640%	30.000%
Class A-SB	$39,644,000	5.380%	30.000%
Class A-M	$50,656,000	6.875%	23.125%
Class X-A	$566,424,000	NAP	NAP
Class X-B	$35,919,000	NAP	NAP
Class X-C	$33,157,000	NAP	NAP
Class B	$35,919,000	4.875%	18.250%
Class C	$33,157,000	4.500%	13.750%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1	1.345%
Class A-2	2.491%
Class A-3	2.779%
Class A-4	3.055%
Class A-SB	2.895%
Class A-M	3.379%
Class X-A	2.198%
Class X-B	1.075%
Class X-C	0.000%
Class B	3.933%
Class C	5.008%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-M, and Class B certificates will, in each case, be a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table. The pass-through rate for the Class C certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (adjusted, if necessary, to accrue on the basis of a 360-

day year consisting of twelve 30-day months). The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-M certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B certificates for the related distribution date. The pass-through rate for the Class X-C certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class C certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation
Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A, Class X-B and Class X-C certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	The master servicer and special servicer are entitled to a master servicing fee or a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), the serviced pari passu companion loans and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and the related serviced pari passu companion loans at the servicing fee rate equal to a per annum rate ranging from 0.0050% to 0.0725%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced pari passu companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to any mortgage loan (other than any non-serviced mortgage loan) and the related serviced pari passu companion loans will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00815%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $210.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding each non-serviced mortgage loan and excluding each companion loan) at a per annum rate equal to 0.00346% (other than with respect to the TEK Park mortgage loan, the At Home Portfolio mortgage loan, and the Marriott Saddle Brook mortgage loan).

In addition, the operating advisor will be entitled to a fee at a per annum rate equal to (a) 0.0120% with respect to the TEK Park mortgage loan, (b) 0.0146% with respect to the At Home Portfolio mortgage loan and (c) 0.0169% with respect to the Marriott Saddle Brook mortgage loan.

The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00034%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of their names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Loan	Master Servicer Fee(2)	Special Servicer Fee
The Mall at Rockingham Park	0.00125%	0.125%
AG Life Time Fitness Portfolio	0.0225%	0.250%
OZRE Leased Fee Portfolio	0.0225%	0.250%
Regent Portfolio	0.0025%	0.250%
3 Executive Campus	0.0225%	0.250%

(1)	Does not reflect the Plaza Mexico – Los Angeles, Holiday Inn Express Nashville – Downtown, Peachtree Mall and Residence Inn by Marriott LAX mortgage loans, each of which is part of a split loan structure comprised of mortgage notes and pari passu and/or subordinate companion loans that may be included in future securitizations. After the securitization of the related controlling pari passu companion loan, each related mortgage loan will also be a non-serviced mortgage loan, and the master servicer and special servicer under the related pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related pooling and servicing agreement.
(2)	Included as part of the Servicing Fee Rate.

Distributions

A. Amount and Order of
Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to the planned principal balance for the related distribution date set forth in Annex D to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass through rate for such class;

Fourth, to the Class A-M certificates as follows: (a) to interest on the Class A-M certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-M certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-M certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-E, Class X-F, Class X-G, Class R and Class V certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R and Class V certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance
Charges, Prepayment
Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation
of Losses and Certain
Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R and Class V certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class R or Class V certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates and, therefore, the amount of interest they accrue.

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

(2)	The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates are interest-only certificates and the Class X-D, Class X-E, Class X-F and Class X-G certificates are not offered by this prospectus.

(3)	Other than the Class X-D, Class X-E, Class X-F, Class X-G, Class R and Class V certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-M

certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B certificates. The notional amount of the Class X-C certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available
Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

	•	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

	•	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

	•	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

	•	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

	•	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

	•	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class V certificates)

entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including each non-serviced mortgage loan) or any REO loan (other than any portion of a REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or an anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

• protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

• maintain the lien on the related mortgaged property; and/or

• enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

None of the master servicer, special servicer or trustee will make or be permitted to make any advance in connection with the exercise of any cure rights or purchase rights granted to the holder of any subordinate companion loan under the related intercreditor agreement.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 47 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 138 commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $736,811,981.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 47 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and/or are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and together with the pari passu companion loans, the “companion loans”). The companion loans, together with their related mortgage loans, are each referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
The Mall at Rockingham Park	$40,000,000	5.4%	$102,500,000	$119,500,000	28.8%	53.0%	4.14x	2.25x
Plaza Mexico – Los Angeles	$36,000,000	4.9%	$70,000,000	N/A	57.6%	57.6%	1.88x	1.88x
Holiday Inn Express Nashville - Downtown	$34,300,000	4.7%	$38,200,000	N/A	63.0%	63.0%	2.02x	2.02x
Renaissance Center	$30,240,000	4.1%	$40,360,000	N/A	63.9%	63.9%	1.56x	1.56x
AG Life Time Fitness Portfolio	$29,300,000	4.0%	$145,000,000	N/A	57.1%	57.1%	1.99x	1.99x
Peachtree Mall	$23,703,430	3.2%	$56,444,665	N/A	58.1%	58.1%	1.83x	1.83x
TEK Park	$23,500,000	3.2%	$41,500,000	N/A	63.7%	63.7%	1.47x	1.47x
OZRE Leased Fee Portfolio	$20,000,000	2.7%	$155,750,000	N/A	70.2%	70.2%	1.74x	1.74x
At Home Portfolio	$18,000,000	2.4%	$10,150,000	N/A	68.9%	68.9%	1.31x	1.31x
Residence Inn by Marriott LAX	$14,968,853	2.0%	$38,420,055	N/A	64.7%	64.7%	1.44x	1.44x
Marriott Saddle Brook	$14,873,026	2.0%	$12,394,189	N/A	63.4%	63.4%	1.68x	1.68x
Regent Portfolio	$11,500,000	1.6%	$70,000,000	N/A	62.2%	62.2%	1.45x	1.45x
3 Executive Campus	$11,075,339	1.5%	$16,613,008	N/A	69.7%	69.7%	1.66x	1.66x

(1)	Calculated including the related pari passu companion loans but excluding the related subordinate companion loan.

(2)	Calculated including the related pari passu companion loans and the related subordinate companion loan.

The mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus as Plaza Mexico – Los Angeles, Holiday Inn Express Nashville – Downtown, Peachtree Mall and Residence Inn by Marriott LAX, respectively, are each part of a whole loan that will initially be serviced pursuant to the pooling and servicing agreement for this securitization. However, in the case of each of those whole loans, upon the inclusion of a designated companion loan in a future securitization, the servicing of the subject whole loan will shift to the pooling and servicing agreement, trust and servicing agreement or other servicing arrangement (i.e., the non-serviced PSA) governing that future securitization. Accordingly, in the case of each of the Plaza Mexico – Los Angeles mortgage loan, the Holiday Inn Express Nashville – Downtown mortgage loan, the Peachtree Mall mortgage loan and the Residence Inn by Marriott LAX mortgage loan, that mortgage loan, the related companion loan(s) and the related whole loan will be: (i) a serviced mortgage loan, serviced pari passu companion loan(s) and a serviced whole loan, respectively, prior to any such shift in servicing; and (ii) a non-serviced mortgage loan, non-serviced companion loan(s) and an non-serviced whole loan, after the related shift in servicing occurs. Each such mortgage loan, the related companion loan(s) and the related whole loan are sometimes referred to as a “servicing shift mortgage loan”, “servicing shift companion loan(s)” and a “servicing shift whole loan”.

Each of the TEK Park whole loan, the At Home Portfolio whole loan and the Marriott Saddle Brook whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and are each referred to in this prospectus as a “serviced whole loan”, and the related companion loans are referred to in this prospectus as “serviced pari passu companion loans”.

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead will each be serviced under a separate pooling and servicing agreement identified below relating to a related companion loan and each is referred to in this prospectus as a “non-serviced whole loan” or collectively, as the “non-serviced whole loans”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” or collectively, as the “non-serviced mortgage loans” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
The Mall at Rockingham Park	BBSG 2016-MRP(2)	5.4%	Wells Fargo Bank, National Association	Torchlight Loan Services, LLC	U.S. Bank National Association
AG Life Time Fitness Portfolio	COMM 2016-CCRE28	4.0%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association
OZRE Leased Fee Portfolio	CFCRE 2016-C4(3)	2.7%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	U.S. Bank National Association
Regent Portfolio	WFCMT 2016-C34	1.6%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association
3 Executive Campus	CFCRE 2016-C4	1.5%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	U.S. Bank National Association

Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Certificateholder
The Mall at Rockingham Park	U.S. Bank National Association	U.S. Bank National Association	N/A	Teachers Insurance and Annuity Association of America
AG Life Time Fitness Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	KKR Real Estate Finance Holdings L.P.
OZRE Leased Fee Portfolio	U.S. Bank National Association	U.S. Bank National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP
Regent Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Prime Finance CMBS B-Piece Holdco I, L.P.
3 Executive Campus	U.S. Bank National Association	U.S. Bank National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP

(1)	Does not reflect the Plaza Mexico – Los Angeles, Holiday Inn Express Nashville – Downtown, Peachtree Mall and Residence Inn by Marriott LAX mortgage loans, each of which is part of a split loan structure comprised of mortgage notes and pari passu and/or subordinate companion loans that may be included in future securitizations. After the securitization of the related controlling pari passu companion loan, each related mortgage loan will also be a non-serviced mortgage loan, and the master servicer and special servicer under the related pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related pooling and servicing agreement.

(2)	Two pari passu companion loans, Note A-1-A and Note A-2-A, and two subordinate companion loans, Note B-1 and Note B-2, are included in the BBSG 2016-MRP Mortgage Trust.

(3)	After the securitization of Note A-2-1, the related whole loan will be serviced under the related pooling and servicing agreement.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity). However, unless specifically indicated, for the purpose of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1, A-2 and A-3), no subordinate companion loan is reflected in this prospectus.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$736,811,981
Number of mortgage loans	47
Number of mortgaged properties	138
Range of Cut-off Date Balances	$1,684,274 to $40,000,000
Average Cut-off Date Balance	$15,676,851
Range of Mortgage Rates	3.706% to 6.360%
Weighted average Mortgage Rate	4.874%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	112 months
Range of remaining terms to maturity(2)	58 months to 120 months
Weighted average remaining term to maturity(2)	110 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	351 months
Range of remaining amortization terms(3)	291 months to 360 months
Weighted average remaining amortization term(3)	349 months
Range of Cut-off Date LTV Ratios(4)(5)	28.8% to 74.9%
Weighted average Cut-off Date LTV Ratio(4)(5)	61.7%
Range of LTV Ratios as of the maturity date(2)(4)(5)	28.8% to 70.2%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)	54.8%
Range of U/W NCF DSCRs(5)(6)	1.23x to 4.14x
Weighted average U/W NCF DSCR(5)(6)	1.78x
Range of U/W NOI Debt Yields(5)	7.6% to 17.5%
Weighted average U/W NOI Debt Yield(5)	10.9%
Percentage of Initial Pool Balance consisting of:
Amortizing Balloon	45.3%
Interest-only, Balloon	28.0%
Interest-only, Amortizing Balloon	20.4%
Interest-only, ARD	3.8%
Interest-only, Amortizing ARD	2.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of two (2) mortgage loans with anticipated repayment dates, identified as 3501 Corporate Parkway and At Home Portfolio on Annex A-1 to this prospectus, representing approximately 6.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the related anticipated repayment date.

(3)	Excludes nine (9) mortgage loans identified as The Mall at Rockingham Park, 85 Bluxome, 26 Astor Place, Plaza Mexico – Los Angeles, AG Life Time Fitness Portfolio, 3501 Corporate Parkway, OZRE Leased Fee Portfolio, 47 NE 36th Street and Cape Cod Condominiums on Annex A-1 to this prospectus, representing approximately 31.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest only for the entire term or until the anticipated repayment date, as applicable.

(4)	In the case of four (4) mortgaged properties identified as 85 Bluxome, Holiday Inn Express Nashville – Downtown, South Pointe Apartments and Residence Inn by Marriott LAX on Annex A-1 to this prospectus, securing four (4) mortgage loans representing approximately 15.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, the loan-to-value ratio was calculated based upon a valuation other than an “as-is” value. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of the thirteen (13) mortgage loans collectively representing approximately 41.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans and/or a subordinate companion loan that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including the related pari passu companion loans but excluding the related subordinate companion loan.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.
Modified and Refinanced
Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

Several of the mortgage loans were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan as described under “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten
Based on Limited or No
Prior Operating History	With respect to seventy-eight (78) of the mortgaged properties, securing mortgage loans collectively representing approximately 16.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers” with respect to the related third party materials requirements. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Société Générale—Société Générale’s Commercial Mortgage Loan Underwriting”, “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”, “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”, “—Benefit Street Partners CRE Finance LLC—BSP’s Underwriting Standards” and “—Silverpeak Real Estate Finance LLC—Silverpeak’s Underwriting Standards and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance
and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

“Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited,

BlackRock Financial Management, Inc., CMBS.com, Inc. and Thomson Reuters Corporation;

•	The certificate administrator’s website initially located at www.ctslink.com; and

•	The master servicer’s website initially located at www.wellsfargo.com/com.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-M, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or Substitutions of Mortgage Loans;
Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section

860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell the non-serviced mortgage loan(s) and any related subordinate companion loan(s) together with the related pari passu companion loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the “Lower-Tier REMIC” and the “Upper-Tier REMIC” and each a “Trust REMIC” – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the excess interest accrued on the mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class V certificates will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will constitute “regular interests” in the Upper-Tier REMIC.

•	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

•	You will be required to report income on your offered certificates using the accrual method of accounting.

•	It is anticipated that the Class C, Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-M and Class B certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No Class of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

•	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Considerations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics and desirability of the area where the property is located;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the businesses operated by tenants or in their financial condition;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	political factors;

•	environmental factors;

•	seismic activity risk;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the quality and creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five (5) largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of invalidity of the fee mortgage and an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

•	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases;

•	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions;

•	if the related borrower fails to provide a designated number of parking spaces;

•	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease;

•	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time;

•	if a tenant’s use is not permitted by zoning or applicable law;

•	if the tenant is unable to exercise an expansion right;

•	if the landlord defaults on its obligations under the lease;

•	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor;

•	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time;

•	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied;

•	if the landlord violates the tenant’s exclusive use rights for a specified period of time;

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

•	in the case of government sponsored tenants, at any time or for lack of appropriations; or

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

In addition, in the event of a conflict between the terms of an REA and the related mortgage loan documents, the terms of the REA will generally govern with respect to restoration of the related mortgaged property following a casualty and condemnation of all or a portion of such mortgaged property such that a mortgage lender may not be permitted to direct the application of casualty proceeds or condemnation awards, as applicable, to the repayment in whole or in part of related mortgage loan, rather than to the restoration of the related mortgaged property in accordance with such mortgage loan documents.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	an anchor tenant’s or shadow anchor tenant’s decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if an anchor or shadow anchor tenant goes dark or otherwise is no longer in occupancy. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

In addition, because anchor tenants and shadow anchors are often large national retailers, any bankruptcy, store closings or other economic decline impacting any such anchor or shadow anchor may affect multiple mortgaged properties in a pool of mortgage loans, and such impacts can be compounded by co-tenancy clauses and/or operating covenants related to such anchor or shadow anchor.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants or that potential disputes do not exist with tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the adaptability of the building to changes in the technological needs of the tenants;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

•	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

•	the quality of property management;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

•	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

•	restrictions on the age of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under any such building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

•	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

•	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

•	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

•	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

•	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

•	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, membership agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, membership, license or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises, licenses and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property managers. Any provision in a franchise agreement, membership agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, membership agreements, license agreements and the property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged property is subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Hospitality Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Condominium Ownership May Limit Use and Improvements” and “—Leased Fee Properties Have Special Risks”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, hospitality and multifamily. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Pennsylvania, Florida, New York, Texas, Virginia, Washington, New Jersey and New Hampshire. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 40 on Annex C-1 to this prospectus and the exceptions thereto on Annex C-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Société Générale—Société Générale’s Commercial Mortgage Loan Underwriting”, “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”, “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”, “—Benefit Street Partners CRE Finance LLC—BSP’s Underwriting Standards”, “—Silverpeak Real Estate Finance LLC—Silverpeak’s Underwriting Standards and Processes”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease or rent abatements and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults, and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 24 on Annex C-1 to this prospectus and the exceptions thereto on Annex C-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 16 on Annex C-1 to this prospectus and the exceptions thereto on Annex C-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1%

decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the fifteen (15) largest mortgage loans. See representation and warranty no. 29 on Annex C-1 to this prospectus and the exceptions thereto on Annex C-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Société Générale—Société Générale’s Commercial Mortgage Loan Underwriting”, “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”, “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”, “—Benefit Street Partners CRE Finance LLC—BSP’s Underwriting Standards” and “—Silverpeak Real Estate Finance LLC—Silverpeak’s Underwriting Standards and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Société Générale—Review of Mortgage Loans for Which Société Générale is the Sponsor”, “Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”, “Natixis Real Estate Capital LLC—Review of NREC Mortgage Loans”, “Benefit Street Partners CRE Finance LLC—Review of BSP Mortgage Loans” and “Silverpeak Real Estate Finance LLC—Review of Mortgage Loans for Which Silverpeak is the Sponsor”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect “as-stabilized”, “as-complete” or “as-renovated” and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as-stabilized” value, the “as-complete” value or the “as-renovated” value as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. The “as-stabilized” value, the “as-complete” value or the “as-renovated” value may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” value and “as-stabilized”, “as-complete” or “as-renovated” value, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized”, “as-complete” or “as-renovated” value will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Société Générale—Société Générale’s Commercial Mortgage Loan Underwriting” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation numbers 13 and 38 in Annex C-1 and the identified exceptions to those representations in Annex C-2. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

•	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

•	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the related maturity date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, compliance with which is required with respect to CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect a borrower’s ability to refinance a mortgage loan or sell the related mortgaged property on the related maturity date.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.]

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 34 on Annex C-1 to this prospectus and the exceptions thereto on Annex C-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property and is owned by a U.S. division of the borrower sponsor. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a single purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Société Générale, one of the sponsors and originators, and of SG Americas Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”,”—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. SG Americas Securities, LLC, one of the underwriters, is an affiliate of the depositor, and Société Générale, a sponsor, mortgage loan seller, originator and the current holder of the Holiday Inn Express Nashville – Downtown companion loans, and Cantor Fitzgerald & Co., one of the underwriters, are affiliates of Cantor Commercial Real Estate Lending, L.P., a sponsor and originator and Berkeley Point Capital LLC, the primary servicer. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of the master servicer, the certificate administrator, the REMIC administrator, the custodian and the certificate registrar in this transaction. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Furthermore, Citibank, N.A., an affiliate of Citigroup Global Markets Inc., one of the underwriters, is the purchaser under separate repurchase agreements with Cantor Commercial Real Estate Lending, L.P., or with certain affiliates of Cantor Commercial Real Estate Lending, L.P., for the purpose of providing short term warehousing of mortgage loans originated or acquired by Cantor Commercial Real Estate Lending, L.P. and/or its affiliates.

In the case of the repurchase facility provided to Cantor Commercial Real Estate Lending, L.P., Citibank, N.A. has agreed to purchase mortgage loans from Cantor Commercial Real Estate Lending, L.P. on a revolving basis. The dollar amount of the mortgage loan that is expected to be subject to the repurchase facility that will be sold by Cantor Commercial Real Estate Lending, L.P. to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $29,300,000. Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with this securitization transaction will be used, in part, to repurchase from Citibank, N.A. the mortgage loan subject to that repurchase facility that will be sold by Cantor Commercial Real Estate Lending, L.P. to the depositor in connection with this securitization transaction, which mortgage loan will be transferred to the depositor free and clear of any liens.

Furthermore, Wells Fargo Bank, National Association is the purchaser under separate repurchase agreements with Silverpeak Real Estate Finance LLC, or with a wholly owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to Silverpeak Real Estate Finance LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Silverpeak Real Estate Finance LLC on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by Silverpeak Real Estate Finance LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $38,761,353. Proceeds received by Silverpeak Real Estate Finance LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association each of the mortgage loans subject to that repurchase facility that are to be sold by Silverpeak Real Estate Finance LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

As a result of the matters discussed in the preceding paragraphs, this securitization transaction will reduce the economic exposure of Wells Fargo Bank, National Association to the mortgage loans that are to be transferred by Silverpeak Real Estate Finance LLC to the depositor.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Société Générale, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Société Générale from time to time, including, prior to their inclusion in the trust fund, some of the Mortgage Loans that Société Générale will transfer to the depositor.

Pursuant to an interim servicing agreement between Wells Fargo Bank and CCRE Lending, a sponsor, a mortgage loan seller and an originator, and an affiliate of CCRE Lending, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by CCRE Lending or its affiliate from time to time, including, prior to their inclusion in the trust fund, most of the CCRE Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Silverpeak Real Estate Finance LLC, a sponsor, an originator and a mortgage loan seller, or certain affiliates of Silverpeak Real Estate Finance LLC, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Silverpeak Real Estate Finance LLC or such affiliates (subject, in some cases, to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Silverpeak Real Estate Finance LLC will transfer to the depositor.

Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that Silverpeak Real Estate Finance LLC will transfer to the depositor.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Servicing of Each of the Plaza Mexico – Los Angeles Whole Loan, the Holiday Inn Express Nashville – Downtown Whole Loan, the Renaissance Center Whole Loan, the Peachtree Mall Whole Loan and the Residence Inn by Marriott LAX Whole Loan Will Shift to Other Servicers

The servicing of each of the Plaza Mexico – Los Angeles Whole Loan, the Holiday Inn Express Nashville – Downtown Whole Loan, the Renaissance Center Whole Loan, the Peachtree Mall Whole Loan and the Residence Inn by Marriott LAX Whole Loan is expected to be governed by the pooling and servicing agreement only temporarily, until such time as the related controlling pari passu companion loan is securitized in a separate securitization. At that time, the servicing and administration of the subject Whole Loan will shift to the non-serviced master servicer and non-serviced special servicer under that other securitization and will be governed exclusively by the pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement entered into in connection with that securitization and the related co-lender agreement. Neither the closing date of any such securitization nor the identity of any such non-serviced master servicer or non-serviced special servicer has been determined. In addition, the provisions of the eventual other servicing agreements have not yet been determined, although they will be required, in each case pursuant to the related co-lender agreement, to satisfy the respective requirements described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—Plaza Mexico – Los Angeles Whole Loan”, “—Holiday Inn Express Nashville – Downtown Whole Loan”, “—Renaissance Center Whole Loan”, “—Peachtree Mall Whole Loan” and “—Residence Inn by Marriott LAX Whole Loan”. Prospective investors should be aware that they will not have any control over the identity of any such non-serviced master servicer or non-serviced special servicer, nor will they have any assurance as to the particular terms of any such other pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement except to the extent of compliance with the requirements referred to in the previous sentence. Moreover, the controlling class representative for this securitization will not have any consent or consultation rights with respect to the servicing of the Plaza Mexico – Los Angeles Whole Loan, the Holiday Inn Express Nashville – Downtown Whole Loan, the Renaissance Center Whole Loan, the Peachtree Mall Whole Loan or the Residence Inn by Marriott LAX Whole Loan other than those limited consent and consultation rights as are provided in the related co-lender agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such pari passu companion loan or such other party specified in the related co-lender agreement may have rights similar to, or more expansive than, those granted to the controlling class representative in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—Plaza Mexico – Los Angeles Whole Loan”, “—Holiday Inn Express Nashville – Downtown Whole Loan”, “—Renaissance Center Whole Loan”, “—Peachtree Mall Whole Loan” and “—Residence Inn by Marriott LAX Whole Loan”.

If any of the Plaza Mexico – Los Angeles Whole Loan, the Holiday Inn Express Nashville – Downtown Whole Loan, the Renaissance Center Whole Loan, the Peachtree Mall Whole Loan or the Residence Inn by Marriott LAX Whole Loan becomes specially serviced prior to the securitization of the related controlling companion loan, the special servicer will be required to service and administer the related Whole Loan and any related REO property in the same manner as any other specially serviced loan or REO property for which it is responsible and will be entitled to all rights and compensation earned with respect to such Whole Loan as set forth in the pooling and servicing agreement for this securitization transaction. Prior to the securitization of the related controlling companion loan, no other special servicer will be entitled to any such compensation or have such rights and obligations. If any of the Plaza Mexico – Los Angeles Whole Loan, the Holiday Inn Express Nashville – Downtown Whole Loan, the Renaissance Center Whole Loan, the Peachtree Mall Whole Loan or the Residence Inn by Marriott LAX Whole Loan is being specially serviced when the related controlling companion loan is securitized, as and to the extent provided in the pooling and servicing agreement and the related co-lender agreement, the special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such Whole Loan, as well as all surviving indemnity and other rights in respect of such special servicing role.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer is a borrower party with respect to an excluded special servicer loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the SGCMS 2016-C5 non-offered certificates, any serviced pari passu companion loan holder or the holder of any serviced pari passu companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced pari passu companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (a) the entity or entities that (i) are anticipated to purchase the Class E, Class F, Class G, Class X-E, Class X-F and Class X-G and Class V certificates and (ii) expect to sell, if purchased by such entity or entities, the Class E and Class X-E certificates to Silverpeak Real Estate Finance LLC (or one of its affiliates) and (b) RREF III Debt AIV, LP or its affiliate, which is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced loan, any excluded special servicer loan (or any servicing shift whole loan)).

Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF III Debt AIV, LP and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Rialto Capital Advisors, LLC is currently the special servicer under the CFCRE 2016-C4 PSA, which currently governs the servicing of the OZRE Leased Fee Portfolio whole loan and the 3 Executive Campus whole loan and, in addition, Rialto Capital Advisors LLC is an affiliate of the entity that is the initial controlling class certificateholder and the initial controlling class representative under the CFCRE 2016-C4 PSA; however, the controlling note with respect to the OZRE Leased Fee Portfolio whole loan is not included in the securitization governed by the CFCRE 2016-C4 PSA and is held by a third party.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than a non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing Certificateholder, collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor or any successor operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, mortgaged property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders

It is expected that RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) will be appointed as the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible (i) that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan may direct the special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each pari passu whole loan, the expected securitization trust or other entity holding the controlling note in such whole loan and the pooling and servicing agreement under which it is expected to be serviced.

Whole Loan	Servicing Agreement	Controlling Noteholder	Directing Certificateholder
The Mall at Rockingham Park	BBSG 2016-MRP(1)	BBSG 2016-MRP	Teachers Insurance and Annuity Association of America
Holiday Inn Express Nashville - Downtown	SGCMS 2016-C5(2)	Note A-1 holder(3)	Note A-1 holder(3)

(1)	Two pari passu companion loans, Note A-1-A and Note A-2-A, and two subordinate companion loans, Note B-1 and Note B-2, are included in the BBSG 2016-MRP Mortgage Trust.

(2)	Prior to the securitization of the Holiday Inn Express Nashville - Downtown controlling pari passu companion loan. After the securitization of the Holiday Inn Express Nashville - Downtown controlling pari passu companion loan, the Holiday Inn Express Nashville - Downtown whole loan will be serviced under the related pooling and servicing agreement for that securitization transaction.

(3)	Société Générale will be the initial controlling noteholder with respect to the Holiday Inn Express Nashville - Downtown whole loan. After the securitization of the Holiday Inn Express Nashville - Downtown controlling pari passu companion loan, the securitization trust holding the Holiday Inn Express Nashville - Downtown controlling pari passu companion loan will be the controlling noteholder and the directing certificateholder for the Holiday Inn Express Nashville - Downtown whole loan is expected to be the holder of certain subordinate certificates issued by such securitization trust.

The controlling noteholder or directing certificateholder indicated in the chart above has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The special servicer, upon strictly non-binding consultation with a serviced pari passu companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced pari passu companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced pari passu companion loan holder (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced pari passu companion loan holder. In addition, except as limited by certain conditions described under “Pooling and

Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder (or, in the case of a servicing shift mortgage loan, prior to the securitization of the related controlling servicing shift companion loan, by the holder of such companion loan) for cause at any time and without cause for so long as a control termination event does not exist (and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder (or, after the securitization thereof, the securitization trust for the controlling servicing shift companion loan in the case of a servicing shift whole loan) has certain consent and/or consultation rights with respect to a non-serviced mortgage loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced pari passu companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a serviced whole loan, the serviced pari passu companion loan holders do not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced pari passu companion loan holders may recommend on a strictly non-binding basis that the applicable special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F and Class G certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates] or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to a non-serviced mortgage loan under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the subsection entitled “—Consultation and Control” with respect to each Non-Serviced Whole Loan listed under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (a) the entity or entities that (i) are anticipated to purchase the Class E, Class F, Class G, Class X-E, Class X-F and Class X-G and Class V certificates and (ii) expect to sell, if purchased by such entity or entities, the Class E and Class X-E certificates to Silverpeak Real Estate Finance LLC or one of its affiliates and (b) RREF III Debt AIV, LP or its affiliate, which is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced loan, any excluded special servicer loan (or any servicing shift whole loan).

Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF III Debt AIV, LP and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Rialto Capital Advisors, LLC is currently the special servicer under the CFCRE 2016-C4 PSA, which currently governs the servicing of the OZRE Leased Fee Portfolio whole loan and the 3 Executive Campus whole loan and, in addition, Rialto Capital Advisors LLC is an affiliate of the entity that is the initial controlling class certificateholder and the initial controlling class representative under the CFCRE 2016-C4 PSA; however, the controlling note with respect to the OZRE Leased Fee Portfolio whole loan is not included in the securitization governed by the CFCRE 2016-C4 PSA and is held by a third party.

Because the incentives and actions of the b-piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

•	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of EU regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five per cent. in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant investor.

•	On September 30, 2015, the European Commission published a proposal to amend the EU Risk Retention and Due Diligence Requirements (the “Draft CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (such proposed regulation, including any implementing regulation, technical standards and official guidelines related thereto, the “Securitization Framework” and, together with the Draft CRR Amendment Regulation, the “Securitization Regulation”) which would, amongst other things, re-cast the EU risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe. The Presidency of the Council of Ministers of the European Union has also published compromise proposals concerning the Securitization Regulation. The Securitization Regulation will need to be considered, finalized and adopted by the European Parliament and Council of Ministers. It is unclear at this time when the Securitization Regulation will become effective. Investors should be aware that there are material differences between the current EU Risk Retention and Due Diligence Requirements and the Securitization Regulation. The Securitization Regulation may also enter into force in a form that differs from the published proposals and drafts.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the EU Risk Retention and Due Diligence Requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, EEA-investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the depositor, the issuing entity, the underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory treatment of their investment in the offered certificates on the closing date or at any time in the future.

•	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the offered certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

•	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities were required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 are eligible for one or more one-year extensions not to surpass July 21, 2017 (except with respect to certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Trust will be relying on an exclusion or exemption under the Investment Company Act contained in Section

3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Trust. Accordingly, the Trust is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

•	Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors (including but not limited to a U.S. or foreign bank or a subsidiary or other bank affiliate) whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to 6 nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected 3 of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

•	The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of credit for commercial real estate;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and

“Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any), or the holder of a subordinate companion loan may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-B and Class X-C certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Class(es)
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-M certificates
Class X-B	Class B certificates
Class X-C	Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A, Class X-B and/or Class X-C certificates. Investors in the Class X-A, Class X-B or Class X-C certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-M certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB or Class A-M certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates and a reduction of the certificate balance of the Class C certificates will result in a corresponding reduction of the notional amount of the Class X-C certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-M, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-M, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-M certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”.

As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect to a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole

Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

                               (i)     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

                              (ii)    may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan)

                             (iii)    does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

                             (iv)    may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

                              (v)     will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of the special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to each non-serviced mortgage loan, the operating advisor appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, any servicing shift mortgage loan or any related REO Property. Additionally, with respect to any servicing shift mortgage loan, in the event the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66 2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace such master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement or trust and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in this prospectus. . We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced mortgage loan (other than the holder of the controlling servicing shift companion loan which will have certain control rights) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or any servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan or holder of a controlling pari passu companion loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the holder of the controlling note (including any securitization trust holding the controlling note) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the holder of such controlling pari passu companion loan or the directing certificateholder (or the equivalent) of such securitization trust may direct or advise the special servicer under the pooling and servicing agreement or the special servicer for the related securitization trust, as applicable, to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	do not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Société Générale in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Additionally, one of the sponsors, Société Générale, may be subject to the “bail-in” powers of a Resolution Authority and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the BRRD gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity. See “—The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans” below.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

If any mortgage loan seller (other than Société Générale) or the depositor were to become a debtor under the federal bankruptcy code, or Société Générale, acting through its New York branch, were to become the subject of an insolvency proceeding under the laws of France and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or trustee in an insolvency proceeding or bankruptcy of the mortgage loan seller or the depositor, as debtor-in-possession, may argue that the sale of its interest in the mortgage loans by the mortgage loan seller or the depositor was a pledge of the applicable mortgage loans rather than a sale. An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans would generally be respected in the event a mortgage loan seller (other than Société Générale) or the depositor were to become subject to a proceeding under the federal bankruptcy code or Société Générale, acting through its

New York branch, were to become the subject of an insolvency proceeding under the laws of France and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch. Nevertheless, we cannot assure you that the New York Superintendent of Financial Services, a creditor, a bankruptcy trustee or another interested party would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

Société Générale as mortgage loan seller is subject to the provisions of French insolvency laws. Pursuant to French insolvency laws certain transactions entered into by a French registered company may be subsequently challenged if entered into during the “hardening period” (periode suspecte). The hardening period is the period between the date on which the company became insolvent and the date of order of the court commencing an insolvency proceeding. The date of insolvency is deemed to be the date of the court order commencing the proceedings, unless the court sets an earlier date which may be no earlier than 18 months before the date of such court order. If Société Générale was put under a French insolvency proceeding within 18 months following the transfer of the mortgage loan, it is possible that a court appointed officer, the court or the public prosecutor try to claim that Société Générale was already insolvent at the time of the transfer and try to challenge the transfer under French insolvency rules. Even if a challenge were not successful, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The EU Bank Recovery and Resolution Directive (2014/59/EU) (collectively with secondary and implementing EU rules, and national implementing legislation, the “BRRD”) equips national authorities in EU member states (the “Resolution Authorities”) with tools and powers for preparatory and preventive measures, early supervisory intervention and resolution of credit institutions and significant investment firms (collectively, “relevant institutions”). If a relevant institution enters into a mortgage loan purchase agreement with the depositor and is deemed likely to fail in the circumstances identified in the BRRD, the relevant Resolution Authority may employ such tools and powers in order to intervene in the relevant institution’s failure. In particular, liabilities of relevant institutions arising out of the mortgage loan purchase agreement (for example, liabilities requiring lenders to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans) and not otherwise subject to an exception, could be subject to the exercise of “bail-in” powers of the relevant Resolution Authorities. If the relevant Resolution Authority decides to apply the “bail-in” tool to the liabilities of a relevant institution, then subject to certain exceptions set out in the BRRD, the liabilities of such relevant institution could, among other things, be reduced, converted to shares or other ownership interests in the relevant institution, its parent company or a bridge institution or extinguished in full. In addition under the BRRD the Resolution Authority will have the power to transfer to a third party, rights, assets or liabilities of an institution under resolution. As a result, the depositor or the issuing entity and ultimately, the certificateholders may not be able to recover any liabilities owed by such an entity to the depositor or the issuing entity, as applicable. In addition, a relevant Resolution Authority may exercise its discretions in a manner that produces different outcomes amongst institutions resolved in different EU member states. The resolution mechanisms under the BRRD correspond closely to those available to the Single Resolution Board (the “SRB”) and the European Commission under the SRM Regulation (Regulation 806/2014) which applies to EU member states in the Eurozone and other member states participating in the single supervisory mechanism (the “SSM”) with the SRB taking on many of the functions assigned to national resolution authorities by the BRRD. If a member state (such as the UK) has chosen not to participate in the SSM, relevant institutions established in that member state are not subject to the SRM Regulation, but to the BRRD as implemented in that member state. For a discussion of certain risks relating to repurchases of a mortgage loan, see “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” above.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States internal revenue code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Code Section 166.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 47 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $736,811,981 (the “Initial Pool Balance”). The “Cut-off Date” with respect to each Mortgage Loan is the Due Date in July 2016 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first Due Date in August 2016, the date that would have been its Due Date in July 2016 under the terms of that Mortgage Loan if a Periodic Payment were scheduled to be due in that month).

Thirteen (13) of the Mortgage Loans, representing approximately 41.7% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loan are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the PSA.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans and Whole Loans were originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Société Générale(1)(2)	9	11	$213,840,044	29.0%
Cantor Commercial Real Estate Lending, L.P.	13	79	185,282,983	25.1
Natixis Real Estate Capital LLC(3)	12	28	149,483,071	20.3
Benefit Street Partners CRE Finance LLC	8	11	99,241,099	13.5
Silverpeak Real Estate Finance LLC	5	9	88,964,783	12.1
Total	47	138	$736,811,981	100.0%

(1)	Two (2) of the Société Générale Mortgage Loans, representing approximately 4.0% of the aggregate principal balance of the pool of mortgages as of the cut-off date, were originated by Prudential Mortgage Capital Company, LLC and subsequently sold to Société Générale. The Mortgage Loans were simultaneously underwritten by Société Générale along with Prudential Mortgage Capital Company, LLC in accordance with Société Générale’s underwriting guidelines.

(2)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as The Mall at Rockingham Park, representing approximately 5.4% of the aggregate principal balance of the pool of Mortgage Loans as of the cut-off date, is part of a whole loan that was co-originated by Société Générale and Barclays Bank PLC. Such Mortgage Loan will be sold to the depositor by Société Générale.

(3)	One (1) of the Mortgage Loans for which Natixis Real Estate Capital LLC is the mortgage loan seller was originated by its affiliate, Natixis, New York Branch.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instrument (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties, as applicable, and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on July 19, 2016 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balance (in the case of Mortgage Loan information) or by Allocated Loan Amount as of the Cut-off Date (in the case of Mortgaged Property information).

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hospitality property, average daily rate.

“Allocated Loan Amount” generally means, (a) with respect to any Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan documents.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), provided that:

•	in the case of a Mortgage Loan that provides for interest only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

•	in the case of a Mortgage Loan that provides for an initial interest only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, 12 times the monthly payment of principal and interest payable during the amortization period. Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan (other than any related Subordinate Companion Loan. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state an “as-stabilized”, “as-complete”, “as-repaired”, “hypothetical”, or “as-renovated” value as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to a Mortgage Loan secured by a portfolio of Mortgaged Properties, the Appraised Value may represent the “as-is”, “as-complete”, “as-renovated” or “as-stabilized” value for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is”, “as-complete”, “as-renovated” or “as-stabilized” appraised values of the individual Mortgaged Properties. In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing approximately 2.7% of the Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio and Maturity Date Loan-to-Value Ratio have been calculated based on the “portfolio appraised value” of $250,400,000, which reflects a premium attributed to the aggregate value of the related Mortgaged Properties as a whole. The sum of the individual “as-is” appraised values of each of the related Mortgaged Properties is $236,425,000. In addition, in the case of the Mortgage Loan identified as Regent Portfolio on Annex A-1 to this prospectus, representing approximately 1.6% of the Initial Pool Balance, the “as-is” appraised value of $131,000,000, reflects a premium attributed to the value of the related Mortgaged Properties as a whole. The sum of the individual appraised values of each of the related Mortgaged Properties is $124,300,000. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on the “as-complete” or “as-stabilized” Appraised Value of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

•	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “—Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

•	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “—Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which has not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loans (or in the case of the Mortgage Loans identified as 85 Bluxome, Holiday Inn Express Nashville – Downtown, South Pointe Apartments and Residence Inn by Marriott LAX on Annex A-1 to this prospectus and as shown in the table below, the “as-stabilized”/”as-renovated”/”as-complete” value).

Mortgaged Property Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (“As- Stabilized”, “As- Renovated”, “As-Complete”)	Maturity Date LTV Ratio (“As- Stabilized” , “As-Renovated”, “As-Complete”)	“As- Stabilized” , “As- Renovated”, “As-Complete” Appraised Value	Cut-off Date LTV Ratio (“As- Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
85 Bluxome	5.2%	65.9%	65.9%	$57,700,000	80.3%	80.3%	$47,300,000
Holiday Inn Express Nashville - Downtown	4.7%	63.0%	52.0%	$115,000,000	67.1%	55.4%	$108,000,000
South Pointe Apartments	3.3%	70.8%	65.1%	$33,920,000	81.7%	75.1%	$29,390,000
Residence Inn by Marriott LAX	2.0%	64.7%	54.0%	$82,500,000	66.5%	55.4%	$80,500,000

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related

Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, such LTV Ratio was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio” “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan that contains a subordinate companion loan, the Loan Per Unit is calculated without regard to the subordinate companion loan and is based solely on the Mortgage Loan included in the issuing entity, unless otherwise indicated. With respect to any Mortgage Loan that is part of a split loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related Mortgage Loan included in the issuing entity, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s). In the case of a Mortgage Loan with one or more related Subordinate Companion Loans, Loan-to-Value Ratios at Maturity or ARD were calculated without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties (other than residential cooperative properties) and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting; and (v) in the case of residential cooperative properties, the property vacancy assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1 to this prospectus); such vacancy assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. See footnotes to Annex A-1 for additional occupancy assumptions.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy As Of Date is the date of the related appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or Yield Maintenance Charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

•	“D(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

•	“L(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

•	“O(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•	“YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

•	“D or YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

•	“D or GRTR of @% or YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

•	“GRTR of @% or YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office or other single purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “—Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “U/W NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2 attached hereto, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and each related Pari Passu Companion Loan as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and each related Pari Passu Companion Loan (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date.

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and each related Pari Passu Companion Loan (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the cut-off date.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “—Underwritten Net Operating Income”.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes or (d) in the case of certain Mortgaged Properties operating as student housing, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the fifteen (15) largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$736,811,981
Number of Mortgage Loans	47
Number of Mortgaged Properties	138
Range of Cut-off Date Balances	$1,684,274 to $40,000,000
Average Cut-off Date Balance	$15,676,851
Range of Mortgage Rates	3.706% to 6.360%
Weighted average Mortgage Rate	4.874%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	112 months
Range of remaining terms to maturity(2)	58 months to 120 months
Weighted average remaining term to maturity(2)	110 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	351 months
Range of remaining amortization terms(3)	291 months to 360 months
Weighted average remaining amortization term(3)	349 months
Range of Cut-off Date LTV Ratios(4)(5)	28.8% to 74.9%
Weighted average Cut-off Date LTV Ratio(4)(5)	61.7%
Range of LTV Ratios as of the maturity date(2)(4)(5)	28.8% to 70.2%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)	54.8%
Range of U/W NCF DSCRs(5)(6)	1.23x to 4.14x
Weighted average U/W NCF DSCR(5)(6)	1.78x
Range of U/W NOI Debt Yields(5)	7.6% to 17.5%
Weighted average U/W NOI Debt Yield(5)	10.9%
Percentage of Initial Pool Balance consisting of:
Amortizing Balloon	45.3%
Interest-only, Balloon	28.0%
Interest-only, Amortizing Balloon	20.4%
Interest-only, ARD	3.8%
Interest-only, Amortizing ARD	2.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of two (2) Mortgage Loans with anticipated repayment dates, identified as 3501 Corporate Parkway and At Home Portfolio on Annex A-1 to this prospectus, representing approximately 6.3% of the Initial Pool Balance, calculated as of the related anticipated repayment date.

(3)	Excludes nine (9) Mortgage Loans identified as The Mall at Rockingham Park, 85 Bluxome, 26 Astor Place, Plaza Mexico – Los Angeles, AG Life Time Fitness Portfolio, 3501 Corporate Parkway, OZRE Leased Fee Portfolio, 47 NE 36th Street and Cape Cod Condominiums on Annex A-1 to this prospectus, representing approximately 31.9% of the Initial Pool Balance, that are interest only for the entire term or until the anticipated repayment date, as applicable.

(4)	In the case of four (4) Mortgaged Properties identified as 85 Bluxome, Holiday Inn Express Nashville – Downtown, South Pointe Apartments and Residence Inn by Marriott LAX on Annex A-1 to this prospectus, securing four (4) Mortgage Loans representing approximately 15.1% of the Initial Pool Balance, the loan-to-value ratio was calculated based upon a valuation other than an “as-is” value. The loan-to-value ratios of the remaining Mortgage Loans were calculated using “as-is” values as described under “—Certain Calculations and Definitions” above. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “—Appraised Value” in this prospectus.

(5)	In the case of the thirteen (13) Mortgage Loans collectively representing approximately 41.7% of the aggregate principal balance of the pool of Mortgage Loans as of the cut-off date, each of which has one or more pari passu companion loans and/or a subordinate companion loan that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including the related pari passu companion loans but excluding the related subordinate companion loan.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date, provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the twelve payment periods immediately following the expiration of the interest-only period.

The issuing entity will include six (6) Mortgage Loans, representing approximately 11.1% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	28	$231,729,383	31.5%
Anchored	5	100,104,092	13.6
Regional Mall	2	63,703,430	8.6
Single Tenant	20	60,634,423	8.2
Shadow Anchored	1	7,287,438	1.0
Office	25	229,911,798	31.2
Suburban	9	120,809,332	16.4
CBD	2	50,500,000	6.9
Medical	13	35,102,465	4.8
Data Center	1	23,500,000	3.2
Hospitality	14	154,287,808	20.9
Limited Service	10	102,236,695	13.9
Full Service	3	37,082,260	5.0
Extended Stay	1	14,968,853	2.0
Multifamily	5	63,024,479	8.6
Garden	3	38,238,997	5.2
Student Housing	1	16,285,482	2.2
Mid Rise	1	8,500,000	1.2
Industrial	5	22,772,510	3.1
Flex	3	19,500,000	2.6
Warehouse	2	3,272,510	0.4
Other	58	20,000,000	2.7
Leased Fee	58	20,000,000	2.7
Mixed Use	3	15,086,003	2.0
Office/Retail	3	15,086,003	2.0
Total	138	$736,811,981	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-1.

Retail Properties

With respect to the retail properties, mixed use properties and office properties with retail components set forth in the above chart:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Desert Glen, representing approximately 1.0% of the Initial Pool Balance, the anchor tenant, WFM-WO, Inc., a subsidiary of Whole Foods Market, Inc., representing 60.7% of net rentable area, subleases its entire space to Lam’s Seafood Market through one month prior to the expiration of its lease on August 31, 2020.

•	With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Tri-State Family Dollar Portfolio, representing approximately 0.6% of the Initial Pool Balance, the sole tenant at each of the related Mortgaged Properties has the right to cease operations at the related Mortgaged Property. If such cessation continues for 180 consecutive days for reasons other than force majeure, remodeling or any cause beyond the tenant’s control, the borrower may terminate the lease upon 30 days’ written notice (unless the tenant resumes business within such notice period).

In addition, commercial retail tenants having stores at multiple locations may experience adverse business conditions that result in their deciding to close under-performing stores. For example, we are aware that:

•	On July 7, 2015, Sears Holdings Corp. (“Sears”) announced that it closed its rights offering and sale-leaseback transaction with Seritage Growth Properties (“Seritage”), a recently formed, independent publicly traded real estate investment trust. In the transaction, Sears sold 235 Sears branded and Kmart branded stores to Seritage along with Sears’ 50% interests in joint ventures with each of Simon Property Group, Inc., General Growth Properties, Inc. and The Macerich Company (the “Joint Ventures”), which together hold an additional 31 Sears properties. In connection with the transaction, Seritage has entered into agreements under which it will lease the substantial majority of the acquired properties, including those owned by the Joint Ventures, back to Sears, with the remaining stores being leased to third parties. Under the terms of the master leases with Sears, Seritage and the Joint Ventures have the right to recapture space from Sears, allowing them to reconfigure and rent the recaptured space to third party tenants over time. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Mall at Rockingham Park, representing approximately 5.4% of the Initial Pool Balance, Sears is an unowned anchor at the related Mortgaged Property. Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if Sears terminates its lease or goes dark. We cannot assure you that under the terms of the master leases among Seritage, Sears and the Joint Ventures, such Sears store will remain open for business. We further cannot assure you that the closing of any other Sears store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On January 8, 2015, Macy’s announced that it will be closing 14 stores. In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as The Mall at Rockingham Park and Peachtree Mall, representing approximately 5.4% and 3.2%, respectively, of the Initial Pool Balance, Macy’s is an unowned anchor (or, in the case of Peachtree Mall, a tenant) at the Mortgaged Property. Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if Macy’s terminates its lease or goes dark. We cannot assure you that Macy’s will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business. We further cannot assure you that the closing of any other Macy’s stores will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On January 5, 2015, J. C. Penney Company, Inc. (“JCPenney”) notified impacted non-management associates at affected store locations of its plan to close approximately 40 underperforming JCPenney department stores in fiscal 2015. In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as The Mall at Rockingham Park and Peachtree Mall, representing approximately 5.4% and 3.2%, respectively, of the Initial Pool Balance, JCPenney is an unowned anchor (or, in the case of Peachtree Mall, a tenant) at the related Mortgaged Property. Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if JCPenney terminates its lease or goes dark. We cannot assure you that JCPenney will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business. We further cannot assure you that the closing of any other JCPenney stores will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	In the past year, in connection with the acquisition by Dollar Tree of Family Dollar, Family Dollar and Dollar Tree announced that 330 stores would be sold off or closed. In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Sandalfoot Plaza & Nassau Square, representing approximately 2.9% of the Initial Pool Balance, Family Dollar is the third largest tenant at the Mortgaged Property known as Sandalfoot Plaza & Nassau Square - Sandalfoot Plaza, representing approximately 7.3% of the net rentable area of that Mortgaged Property and approximately 3.3% of the portfolio net rentable area. In addition, Dollar Tree is the third largest tenant at the Mortgaged Property known as Sandalfoot Plaza & Nassau Square - Nassau Square, occupying approximately 6.0% of the net rentable area at that Mortgaged Property and approximately 3.3% of the portfolio net rentable area. In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Tri-State Family Dollar Portfolio, representing approximately 0.6% of the Initial Pool Balance, Family Dollar is the single tenant at each Mortgaged Property. While we cannot assure you that the Family Dollar stores at the portfolio of Mortgaged Properties will not be closed as a result of the closure announcement, the lease at the Sandalfoot Plaza & Nassau Square - Sandalfoot Plaza Mortgaged Property runs through June 2019, the lease at the Sandalfoot Plaza & Nassau Square - Nassau Square Mortgaged Property runs through June 2020, the lease at the Tri-State Family Dollar Portfolio - Family Dollar Paterson, NJ Mortgaged Property runs through June 2023, the lease at the Tri-State Family Dollar Portfolio - Family Dollar Waterbury, CT Mortgaged Property runs through March 2023 and the lease at the Tri-State Family Dollar Portfolio - Family Dollar Elizabeth, NJ Mortgaged Property runs through March 2022.

We cannot assure you that any other tenant or anchor tenant at a Mortgaged Property will not close stores, including stores at or near the Mortgaged Property.

See “Risk Factors-Risks—Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Office Properties

With respect to the office properties set forth in the above chart and mixed use and industrial properties that include office tenants:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Renaissance Center, representing approximately 4.1% of the Initial Pool Balance, the second largest tenant, Capital One Services, representing 26.8% of net rentable area, holds a one-time contraction option exercisable on August 31, 2019 for 10,931 square feet (1.9% of net rentable area) upon at least nine months’ notice and payment of a termination fee at the time such notice is given, in the amount of $191,104.

•	With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A-1 to this prospectus as Vancouver Center North Tower, representing approximately 1.7% of the Initial Pool Balance, approximately 20% of the net rentable area is currently vacant. A significant portion of this vacancy, approximately 14.6% of the net rentable area, is the result of a government tenant vacating due to the stalling of a municipal project.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality Properties

With respect to the hospitality properties set forth in the above chart, all of such hospitality properties, securing approximately 20.9% of the Initial Pool Balance by Allocated Loan Amount, are flagged hospitality properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgaged Property Allocated Loan Amount	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Membership Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Holiday Inn Express Nashville – Downtown	$34,300,000	4.7%	1/7/2028	7/1/2026
Gulf Shores Hotel Portfolio - HIE Gulf Shores	$8,952,009	1.2%	5/12/2019	6/5/2026
Gulf Shores Hotel Portfolio - Microtel Gulf Shores	$6,531,025	0.9%	9/30/2030	6/5/2026
Aloft Chesapeake & Fairfield Inn Williamsburg - Fairfield Inn Williamsburg	$8,483,931	1.2%	12/1/2024	5/6/2026
Aloft Chesapeake & Fairfield Inn Williamsburg - Aloft Chesapeake	$6,487,712	0.9%	11/13/2028	5/6/2026
Residence Inn by Marriott LAX	$14,968,853	2.0%	3/20/2035	5/6/2026
Marriott Saddle Brook	$14,873,026	2.0%	5/29/2019	12/6/2025
Hilton Garden Inn - Houston Bush Airport	$14,500,000	2.0%	5/27/2022	7/6/2026
Holiday Inn & Suites Ocala	$13,071,985	1.8%	6/26/2017	5/1/2026

Mortgaged Property Name	Mortgaged Property Allocated Loan Amount	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Membership Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Shilo Inn Newport(1)	$9,137,248	1.2%	12/31/2030	11/5/2025
Comfort Suites Pineville(2)	$7,088,113	1.0%	6/7/2033	6/5/2026
Best Western Yuba City(3)	$5,500,000	0.7%	11/30/2016(3)	7/6/2026
Comfort Inn at Carowinds(4)	$5,291,324	0.7%	3/26/2034	6/5/2026
Holiday Inn Express & Suites Wauseon	$5,102,582	0.7%	08/14/2023	10/6/2025

(1)	The franchisor is related to the borrower under the related Mortgage Loan.

(2)	The franchisor and the franchisee have the right to terminate the franchise agreement with or without cause on the 5th, 10th and 15th anniversaries of the opening date of the hotel (June 7, 2018, June 7, 2023 and June 7, 2028, respectively), if the franchisor provides 12 months’ prior written notice to terminate or if the franchisee provides 6 months’ prior written notice and either party may only terminate if it has paid all fees and charges due under the franchise agreement.

(3)	The Mortgaged Property is subject to a membership agreement with Best Western International, Inc. (“Best Western”) that expires and is automatically renewed on a yearly basis unless (i) the borrower resigns from the membership agreement (which act is prohibited under the Mortgage Loan documents) or (ii) the membership agreement is terminated by Best Western due to, among other things, a default by the borrower of any obligation to Best Western (as set forth in the membership documents). In the event the membership agreement is terminated or amended without lender consent, the Mortgage Loan is fully recourse to the guarantor until such time that a replacement franchise agreement approved by the lender in its sole discretion is signed.

(4)	The franchisor and the franchisee have the right to terminate the franchise agreement with or without cause on the 10th and 15th anniversaries of the opening date of the hotel (March 26, 2024 and March 26, 2029), if the franchisor provides 12 months’ prior written notice to terminate or if the franchisee provides 6 months’ prior written notice and either party may only terminate if it has paid all fees and charges due under the franchise agreement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

With respect to the multifamily properties set forth in the above chart:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Maple Ridge Phase III, which secures a Mortgage Loan representing approximately 2.2% of the Initial Pool Balance, such Mortgaged Property is 100.0% occupied by student tenants. In addition, the tenants of the Mortgaged Property have access to recreational, maintenance and clubhouse facilities located on adjacent property owned by affiliates of the Mortgage Loan borrower through leases that expire on December 31, 2036. The lender that has a security interest in the adjacent property containing the recreational, maintenance and clubhouse facilities has entered in to a subordination agreement for the benefit of the Mortgage Loan borrower and the lender for the related Mortgage Loan, and the lender for the related Mortgage Loan has been granted notice and cure rights.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Manhattan Avenue, representing approximately 1.2% of the Initial Pool Balance, such Mortgaged Property is comprised of two buildings: the first is approximately 13,875 square feet of single-room occupancy apartments and 1,166 square feet of retail space (“Building 1”), and the second is approximately 21,000 square feet of transitional housing facility (“Building 2”). The Mortgaged Property is 100.0% leased to two tenants, one of whom subleases Building 2 to an entity controlled by Home-Life Services, Inc. through November 2019. The subtenant operates the transitional housing facility for area residents and receives funding from the New York City Department of Homeless Services. Building 1 currently has 73 vacant single-room occupancy units and 29 occupied single-room occupancy units.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Mixed Use Properties

With respect to the mixed-use properties set forth in the above chart:

•	Each of the mixed use Mortgaged Properties has one or more retail and/or office components. See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	17	9.3%
Parking garages/accounts	1	4.9%
Theater	1	3.2%
Transitional residential facility	1	1.2%
Gym	12	9.8%
Bank branch	6	12.1%
Research and development/data center	1	3.2%

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AG Life Time Fitness Portfolio, representing approximately 4.0% of the Initial Pool Balance, each of the Mortgaged Properties was built-to-suit for the sole tenant, Life Time Fitness, to operate as full service fitness centers. Should Life Time Fitness vacate, the Mortgaged Properties may not be easily converted to alternative uses.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the ten largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)		Cut-off Date LTV Ratio(1)	Property Type
The Mall at Rockingham Park	$40,000,000	5.4%	$263	4.14	x	28.8%	Retail
85 Bluxome	$38,000,000	5.2%	$668	1.72	x	65.9%	Office
26 Astor Place	$36,000,000	4.9%	$1,251	2.07	x	50.0%	Retail
Plaza Mexico – Los Angeles	$36,000,000	4.9%	$262	1.88	x	57.6%	Retail
Holiday Inn Express Nashville - Downtown	$34,300,000	4.7%	$252,613	2.02	x	63.0%	Hospitality
Renaissance Center	$30,240,000	4.1%	$123	1.56	x	63.9%	Office
AG Life Time Fitness Portfolio	$29,300,000	4.0%	$139	1.99	x	57.1%	Retail
3501 Corporate Parkway	$28,300,000	3.8%	$159	2.02	x	62.9%	Office
South Pointe Apartments	$24,000,000	3.3%	$64,516	1.31	x	70.8%	Multifamily
East Lake Tower Corporate Center	$23,778,250	3.2%	$131	1.43	x	73.4%	Office
Top 3 Total/Weighted Average	$114,000,000	15.5%		2.68	x	47.9%
Top 5 Total/Weighted Average	$184,300,000	25.0%		2.40	x	52.6%
Top 10 Total/Weighted Average	$319,918,250	43.4%		2.10	x	57.9%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan comprised of the Mortgage Loan, pari passu companion loan(s) and/or a subordinate companion loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan.

See “—Assessment of Property Value and Condition” for additional information.

For more information regarding the ten (10) largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 10 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.2% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include ten Mortgage Loans, set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 23.9% of the Initial Pool Balance, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage of the appraised value or Allocated Loan Amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
AG Life Time Fitness Portfolio	$29,300,000	4.0%
Seattle Area Portfolio	22,250,000	3.0
Sandalfoot Plaza & Nassau Square	21,204,092	2.9
OZRE Leased Fee Portfolio	20,000,000	2.7
Berks County Industrial	19,500,000	2.6
At Home Portfolio	18,000,000	2.4
Gulf Shores Hotel Portfolio	15,483,034	2.1
Aloft Chesapeake & Fairfield Inn Williamsburg	14,971,642	2.0
Regent Portfolio	11,500,000	1.6
Tri-State Family Dollar Portfolio	4,150,000	0.6
Total	$176,358,768	23.9%

Related Borrower Loans

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 3.1% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 1.7% of the Initial Pool Balance. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group A:
Comfort Suites Pineville	1	$7,088,113	1.0%
Comfort Inn at Carowinds	1	5,291,324	0.7
Total for Group A:	2	$12,379,437	1.7%
Group B:
Shilo Inn Newport	1	$9,137,248	1.2%
11600 Southwest Shilo Lane	1	1,684,274	0.2
Total for Group B:	2	$10,821,522	1.5%

Mortgage loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	4	$94,468,853	12.8%
Pennsylvania	17	89,573,684	12.2
Florida	6	69,042,445	9.4
New York	4	48,982,355	6.6
Texas	5	48,931,718	6.6
Virginia	40	47,151,108	6.4
Washington	6	46,089,437	6.3
New Jersey	26	45,204,627	6.1
New Hampshire	1	40,000,000	5.4
Total	109	$529,444,227	71.9%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout 19 other states, with no more than 4.7% of the Initial Pool Balance by Allocated Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

Certain Mortgaged Properties are located in the following geographic areas or the regions of the United States that are more susceptible to an economic downturn, natural disasters or hazards, terrorist attacks or political crises:

Mortgaged Properties securing approximately 61.7% of the Initial Pool Balance by Allocated Loan Amount, are located in Alabama, Connecticut, Florida, Georgia, Massachusetts, Mississippi, New Hampshire, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Texas and Virginia, and may be more generally susceptible to floods or hurricanes than properties in other parts of the country.

Mortgaged Properties securing approximately 29.5% of the Initial Pool Balance by Allocated Loan Amount, are located in Arizona, California, Oregon, Texas, Utah and Washington and are more susceptible to wildfires.

Mortgaged Properties securing approximately 19.0% of the Initial Pool Balance by Allocated Loan Amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 13%.

Mortgaged Properties With Limited Prior Operating History

Six (6) of the Mortgage Loans representing approximately 16.9% of the Initial Pool Balance, are each secured by Mortgaged Properties that were constructed or substantially renovated or in a lease-up period within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

Three (3) of the Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A-1 as AG Life Time Fitness Portfolio, At Home Portfolio and Tri-State Family Dollar Portfolio, collectively representing approximately 7.0% of the Initial Pool Balance, are secured by single tenant properties, each of which are subject to triple-net leases where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Properties in the Mortgage Loan underwriting.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing approximately 2.7% of the Initial Pool Balance, the borrower was unable to provide the related mortgage loan seller with historical financial information relating to the leased fee interest in the Mortgaged Properties because the fee and leasehold interests in each of the Mortgaged Properties was bifurcated on or about the Mortgage Loan origination date. The borrower provided the related mortgage loan seller with historical financial information related to the occupancy history of the Mortgaged Properties since 2010 (based on the leases for tenants occupying space at the improvements, which tenant leases are not collateral for the Mortgage Loan), which historical financial information was utilized in the underwriting of the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Condominium Interests

Five (5) of the Mortgage Loans are secured by or partially secured by Mortgaged Properties identified on Annex A-1 as 26 Astor Place, Seattle Area Portfolio - Hildebrand Village, Vancouver Center North Tower, Regent Portfolio and Cape Cod Condominiums, representing approximately 4.9%, 1.0%, 1.7%, 1.6% and 0.4%, respectively, of the Initial Pool Balance by Allocated Loan Amount, respectively, are secured, in certain cases, in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 26 Astor Place, representing approximately 4.9% of the Initial Pool Balance, the Mortgaged Property consists of the related borrower’s leasehold interest in the retail unit of a retail and residential condominium regime. The related condominium board consists of five members, two of which are appointed by the borrower, and is not controlled by the borrower. However, (i) certain major decisions, including those relating to special assessments, repairs and restorations, insurance and the adoption or amendment of rules and regulations require the consent of at least one of the borrower-appointed members and (ii) lender and borrower consent is required prior to (a) the adoption of any budget, rule, regulation or common charge that would disproportionately affect the retail unit, (b) any alterations or improvements that would materially adversely affect the retail unit, (c) any action to partition or subdivide the condominium regime, (d) any action to abandon or terminate the condominium regime or (e) any action to change or reallocate the percentage interests in the common elements. Additionally, any decision which would affect only the retail unit may be made exclusively by the borrower-appointed members.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 of this prospectus as Seattle Area Portfolio, representing approximately 3.0% of the Initial Pool Balance, a portion of the Mortgaged Property known as Hildebrand Village is structured under a condominium declaration dated December 29, 1999. The borrower owns 100.0% of the condominium units at the Mortgaged Property and there is no condominium association and therefore no condominium board.

With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A-1 of this prospectus as Vancouver Center North Tower, representing approximately 1.7% of the Initial Pool Balance, the Mortgaged Property consists of the commercial portion of one unit within a larger five unit condominium regime. The remaining portion of this unit consists of four residential floors that consist of 34 residential condominium units, all of which have been sold and are not collateral for the Mortgage Loan. The Mortgaged Property represents the majority of its condominium unit and the borrower effectively has control of its unit. The other units in the condominium regime consists of: (i) one residential unit that is currently owned by the sponsor but that is not collateral for the Mortgage Loan; (ii) one residential unit consisting of 112 condominium units, 18 of which are currently owned by the sponsor but that are not collateral for the Mortgage Loan; (iii) a vacant site currently owned by the sponsor that is planned as a residential rental tower, with construction expected to commence during 2016; and (iv) a parking garage unit that is currently owned by the City of Vancouver and the sponsor has a right to purchase this unit in the future. An amendment to the condominium declaration was recorded after origination of the Mortgage Loan. The amendment to the condominium declaration works primarily to clarify the declaration and correct a typographical error in the declaration’s voting provisions. The amendment clarifies that each of the four building owners has one vote, and the City of Vancouver, as owner of the parking garage, has four votes. Under the condominium declaration, items subject to a vote involve primarily common area expenses and common area budget approval (for very limited common areas). The lender has received a clean estoppel from the condominium association. The amendment was recorded on June 16, 2016, and the Mortgage Loan is full recourse to the guarantor until the mortgage lender receives a copy of the recorded amendment. Under the current condominium declaration, the borrower owns a 12.5% interest in the common elements of the condominium, does not have control over the condominium board and is entitled to cast a vote equal to the percentage of ownership interests held by it.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Regent Portfolio, representing approximately 1.6% of the Initial Pool Balance, the Mortgaged Properties known as Regent Portfolio—Miramar Medical Building and Regent Portfolio—Hajjar Business Holdings - Fair Lawn, are condominiums. The Mortgaged Property known as Regent Portfolio – Hajjar Business Holdings - Fair Lawn is made up of five commercial condominium units totaling 11,373 square feet that is part of a larger condominium regime and that, due to consolidation of several of the commercial condominiums, are currently operating as four office suites of medical office space. The borrower owns a 21.33% interest in the common elements of the condominium and does not have control over the condominium board. Each unit owner is entitled to cast one vote for every 0.01% interest it has in the condominium common elements. The Mortgaged Property known as Regent Portfolio – Miramar Medical Building consists of a 1-unit medical office condominium that is part of a larger 25-unit condominium regime. The borrower owns a 39.4335% interest in the condominium and does not have control over the condominium board. Each unit owner is entitled to cast a vote (including fractional votes) equal to the percentage of ownership interests held by that unit owner. Consent of the mortgagee is required for any board vote that would adversely affect the unit(s) subject to the related mortgage.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	134	$611,543,128	83.0%
Fee/Leasehold(3)	2	74,300,000	10.1
Leasehold	2	50,968,853	6.9
Total	138	$736,811,981	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-2.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation no. 34 in Annex C-1 indicated on Annex C-2, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Mall at Rockingham Park, representing approximately 5.4% of the Initial Pool Balance, the borrower ground leases the Mortgaged Property from Rocksal Mall L.L.C., a direct 100% member of the borrower (the “Fee Owner”) pursuant to that certain Lease dated March 1, 2007, between the borrower and the Fee Owner, which expires on March 1, 2057. The Fee Owner has not signed any of the Mortgage Loan documents as a co-borrower, however, the Fee Owner is a party to the Mortgage and the Mortgage Loan is secured by, among other things, a first lien deed of trust on the borrower’s leasehold interest and the Fee Owner’s fee interest in the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 26 Astor Place, representing approximately 4.9% of the Initial Pool Balance, the Mortgage Loan is secured by the borrower’s leasehold interest in the retail unit of a retail and residential condominium regime. The term of the related ground lease between the borrower, as ground lessee, and The Cooper Union for the Advancement of Science and Art, as ground lessor, expires on December 31, 2102. Ground rent has been prepaid in full through the term of the ground lease, except that the borrower is required to pay to the ground lessor, as additional rent, the amount of real property taxes that would be due with respect to the Mortgaged Property if the ground lessor were not exempt from paying taxes. Notwithstanding the foregoing, in the event the Mortgaged Property (or a portion thereof) is no longer exempt from real property taxes, the borrower is required to pay any such taxes directly to the applicable government entity. Additionally, the ground lease may be amended, modified or canceled without the prior written consent of the lender. However, the ground lessor is required to provide the lender with written notice of borrower’s default under the ground lease and the lender has the right to cure such default within the applicable notice and cure period (as set forth in the ground lease, with such cure period running from the date that the lender received such notice). The lender (or any purchaser after foreclosure or deed-in-lieu of foreclosure) would not be bound by any amendment or modification of the ground lease to which it did not consent (i) following its acquisition of the leasehold interest through foreclosure or deed-in-lieu of foreclosure or (ii) in the event the ground lease is terminated and the ground lessor is required to enter into a new ground lease with the lender (which new ground lease must otherwise be on the same terms and conditions in effect as of the date of termination).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express Nashville - Downtown, representing approximately 4.7% of the Initial Pool Balance, the related Mortgage creates a first lien on the fee interest in the related hotel and on a leasehold interest of the borrower in an adjoining parking lot parcel, which ground lease has an original term, plus all optional renewal terms, which expires on December 31, 2028. In addition, the ground lease is not further assignable without the ground lessor’s consent, which consent may not be unreasonably withheld or delayed if the proposed assignee is a hotel company, and although the ground lease does require the ground lessor to give the lender written notice of any default, it does not provide that no such notice of default or termination will be effective against the lender unless such notice is given to the lender. Finally, the ground lessor has not agreed to enter into a new lease with lender upon termination of the ground lease for any reason. The parking spaces located on the parcel subject to the ground lease are not required for conformance to zoning requirements.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing approximately 2.7% of the Initial Pool Balance, the Mortgaged Properties are subject to a unitary ground lease, which was executed on the Mortgage Loan origination date (the “Unitary Ground Lease”). The ground lessee under the Unitary Ground Lease is 50% owned by, but not day-to-day controlled by, affiliates of the borrower and is 50% owned by, and day-to-day controlled by, Brandywine Realty Trust. The borrower delivered a true lease opinion with respect to the Unitary Ground Lease. With respect to the Mortgaged Properties located in Virginia, Pennsylvania and North Carolina, the Unitary Ground Lease has a term of 99 years, with a lease expiration date of February 3, 2115, and with respect to the Mortgaged Properties located in New Jersey, the Unitary Ground Lease has a term of 98 years, with a lease expiration date of February 3, 2114. Annual ground rent is currently $11,894,563.50, with annual increases of 2.5% for the first 10 years. For every 10-year period thereafter, the borrower (as ground lessor) is entitled to elect whether the annual increase to the then-current rent will be (i) 2.5% or (ii) an amount determined by Consumer Price Index escalation. In addition, under the Unitary Ground Lease, the ground lessee has the right to voluntarily transfer its leasehold interest in one or more individual Mortgaged Properties to a third party and to cause those transferred Mortgaged Properties to be removed from the Unitary Ground Lease and be subject to an identical new ground lease between the third party as ground lessee and the borrower as ground lessor (a “Severed Lease” and, together with the Unitary Ground Lease, the “Ground Leases”). Any such transfer resulting in a Severed Lease is subject to the borrower’s consent, not to be unreasonably withheld; provided, that the borrower may grant or withhold its consent in its sole and absolute discretion if the transfer: (i) would be to a person who violates OFAC or similar representations or who does not possess experience owning and operating properties like the assets subject to the Unitary Ground Lease substantially equivalent to the existing ground lessee; or (ii) would result in the ratio of net operating income from the Mortgaged Properties subject to the Unitary Ground Lease (following such transfer) or the Severed Lease, respectively, when compared to the rent payable under such lease, to be less than 1.75x, as determined by the borrower. Notwithstanding the foregoing, any involuntary transfer of the leasehold estate which occurs due to a foreclosure or similar remedial action by the leasehold lender, or the first voluntary transfer by such lender following acquisition of title, or any Severed Lease created in connection therewith, is permitted without the consent of the borrower.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Residence Inn by Marriott LAX, representing approximately 2.0% of the Initial Pool Balance, the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property. The related ground lease has an expiration date of December 31, 2114. Base ground rent is $300,000 from April 1, 2016 through December 31, 2016 and thereafter is subject to a schedule of fixed annual escalations set forth in the ground lease through December 31, 2055 (after which date such base ground rent will be subject to a fair market value adjustment, in accordance with criteria set forth in the ground lease). As additional rent, the borrower is also required to pay the amount (if any) by which the annual base ground rent is exceed by 1.5% of gross annual room sales from the hotel.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests” and “—Leased Fee Properties Have Special Risks”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

As regards ground leases, see representation No. 34 on Annex C-1 and the exceptions to that representation on Annex C-2.

Environmental Considerations

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 14 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (an “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC” ). A Phase II investigation generally consists of sampling and/or testing.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 of this prospectus as Sandalfoot Plaza & Nassau Square, representing approximately 2.9% of the Initial Pool Balance, the related Phase I ESA reported that a dry cleaning facility has operated at the Nassau Square site since at least 1988. Subsurface soil impacts previously were identified and the facility was accepted into the Florida Dry Cleaning Solvent Cleanup Program (“FDCSCP”), which the ESA indicates would fund remediation minus a $1,000 deductible. Remediation status is listed as pending. Given that the initial investigation of the dry cleaning impacts was 18 years ago, the ESA recommends obtaining an updated investigation including a potential vapor intrusion assessment. The estimated cost of an updated investigation is $8,500 to $12,500. A reserve in the amount of $300,000 was collected at origination of the Mortgage Loan in connection with any remediation of the soil and/or ground water at the Nassau Square Mortgaged Property. We cannot assure you that any updated investigation will be completed or will not exceed the estimated cost range, that no further action will be warranted by any findings of such an investigation, or that the FDCSCP will in fact fund any remediation in whole or in part or on a timely basis.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing approximately 2.7% of the Initial Pool Balance, the 2277 Dabney Road Mortgaged Property was enrolled as an active Voluntary Remediation Program site in 2013 in connection with metal contamination identified in the soil and groundwater related to the former use of the Mortgaged Property was a railway yard. As a condition for receipt of a Certificate of Completion of Remediation, the Virginia Department of Environmental Quality required recordation of a land use restriction (which was recorded on or about February 4, 2016), that, among other things, (i) prohibits the use of the Mortgaged Property for residential, school or daycare related purposes, (ii) prohibits the use of groundwater at the Mortgaged Property and (iii) requires development of a worker health and safety plan prior to any excavation, utility installation or construction activities. Under the Mortgage Loan documents, the borrower is required to comply with the land use restriction and diligently pursue and obtain a Certificate of Completion of Remediation. In addition, the Mortgage Loan is not recourse to the guarantors for breach of the environmental covenants contained in the Mortgage Loan documents; instead, the borrower obtained a pollution legal liability environmental insurance (“PLL”) policy from Allied World Assurance Company that expires on February 4, 2026 (two days prior to the maturity date of the Mortgage Loan), with a $50,000 deductible, a limit of $20,000,000 per occurrence and in the aggregate and an optional extended reporting period for up to three years. All policy premiums have been paid in full through February 4, 2026. In the event that as of February 5, 2022, the borrower has not paid the premium required to extend the PLL policy for three additional years, the borrower is required to deposit $26,019 each month for the next 12 months into a lender-controlled escrow account related to policy premiums, which amount may be used to pay premium amounts due in connection with the extension of the PLL policy period for an additional three years. In the event the borrower has not paid the premium required to extend the PLL policy for three additional years at least two business days prior to the maturity date of the Mortgage Loan, the lender will use proceeds in the related escrow account to pay the premium required to extend the PLL policy for an additional three years.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott Saddle Brook, representing approximately 2.0% of the Initial Pool Balance, the Phase I ESA noted that groundwater samples taken from an irrigation well on the southwestern portion of the Mortgaged Property identified certain contaminants resulting from a regional off-site source. The New Jersey Department of Environmental Protection issued a no further action letter indicating that the owner of the Mortgaged Property is not responsible for responding to the ground water impacts. The ESA concluded that there is no significant risk from potential vapor intrusion and documented that potable water is provided from a municipal source rather than wells. The ESA recommended no further action other than properly abandoning the onsite irrigation wells and the Mortgage Loan documents require the borrower to use commercially reasonable efforts to cause the abandonment and closure of the irrigation well and to provide the lender with a well abandonment certificate in a form compliant with any applicable laws. We cannot assure you that no future circumstance could warrant further action or that the irrigation wells will be abandoned.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Regent Portfolio, representing approximately 1.6% of the Initial Pool Balance, the Phase I ESA related to the Mortgaged Property known as Regent Portfolio – HMOB – Mount Kisco noted that in 2004-2005, two fuel oil underground storage tanks (each a “UST”) were installed and are double-walled with leak detection monitoring, automatic overfill prevention and spill catch basins. However, the USTs lack current tightness testing. The ESA recommended that such testing be performed, and that further investigation could be warranted depending on results. Pursuant to the mezzanine loan agreement, the borrower is required to (i) have such testing performed and (ii) obtain an environmental insurance policy within 30 days of origination (April 29, 2016) that has a five-year term, a $2,000,000 limit and that names the borrower, the lender and the mezzanine lender as those insured. We cannot assure you that such testing will be completed or that no further action will be warranted. In addition, the above insurance policy must also provide coverage for Regent Portfolio – Hajjar MOB – Jersey City, Regent Portfolio – Hajjar MOB – Glen Rock, Regent Portfolio – Hajjar MOB – Carlstadt and Regent Portfolio – Hajjar Warehouse – Hackensack for which the related Phase I ESAs reported potential impacts from adjacent third-party leaking UST facilities, water intrusion that may result in mold, and the potential presence of asbestos-containing materials due to age of construction. As the environmental insurance policy was not required by the lender, the lender did not review or analyze such policy.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Manhattan Avenue, representing approximately 1.2% of the Initial Pool Balance, the related Phase I ESA reported that a heating oil underground storage tank was removed in 2003. The site is not listed on the state leaking storage tanks database and the ESA concluded that there is no significant concern for potential vapor intrusion. However, since closure documentation was not available for review, the ESA recommended that either such information be obtained and reviewed or if not provided then additional investigation may be necessary. In lieu of further investigation, the lender obtained a lender environmental collateral protection and liability type environmental insurance policy for limits of $1,000,000 per claim and $1,000,000 in the aggregate from Steadfast Insurance Company, a member company of Zurich North America (rated “AA-” by S&P) with an 8-year term and having a $25,000 self-insured retention. The policy premium was paid at the origination of the Mortgage Loan, and no further action is required by the borrower.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Two Edison Lakes Office, securing a Mortgage Loan representing approximately 0.7% of the Initial Pool Balance, a portion of the Mortgaged Property is included on the National Wetlands Inventory. Areas of the eastern portion of the Mortgaged Property consisting of two storm water retention ponds are classified as federally regulated freshwater wetlands. The borrower is prohibited from any construction or renovation at the Mortgaged Property which might impact such wetlands as such acts are regulated by federal, state or local regulations.

With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A-1 to this prospectus as 11600 Southwest Shilo Lane, representing approximately 0.2% of the Initial Pool Balance, the related Phase I ESA reported that historic onsite facilities had included a gas station until approximately 1974 and a septic tank. The Oregon Department of Environmental Quality indicated to the ESA that tanks had been removed but no closure documentation was found since closure rules did not apply at that date. The ESA recommended a ground penetrating radar survey and subsurface investigation to identify any remaining tanks and any residual impacts. We cannot assure you that further investigation will be completed or that no future circumstances could warrant additional actions. The borrower obtained a lender’s environmental policy at origination of the Mortgage Loan with a policy limit of $1,690,000, a 10-year term and a 3-year tail. The policy premium was paid in full at origination of the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 40 in Annex C-1 to this prospectus and the exceptions thereto in Annex C-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus).

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”). In certain cases, such PIPs may be required by the franchisor to maintain franchise affiliation, as described in “—Mortgage Pool Characteristics—Property Types—Hospitality Properties” above. For example, with respect to a Mortgaged Property that is currently undergoing or is expected to undergo material redevelopment, renovation or expansion and is a Mortgaged Property that (i) secures a Mortgage Loan that is one of the top 20 Mortgage Loans or (ii) where the related costs are anticipated to be more than 10% of the Cut-off Date Balance of the related Mortgage Loan:

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 85 Bluxome, which secures a Mortgage Loan representing approximately 5.2% of the Initial Pool Balance, its single tenant, CollectiveHealth, Inc., entered into its lease on April 1, 2016, is scheduled to make its first rent payment on July 1, 2016, and according to the related borrower, is expected to complete the build-out and take occupancy in September 2016. The borrower reserved $4,572,754 at origination of the Mortgage Loan for outstanding tenant improvements and leasing commissions, and $331,596 for a free rent period in July 2016. In addition, the tenant delivered to the borrower, and subsequently assigned to the lender, a letter of credit in the amount of $6,528,799, along with a security deposit of approximately $445,637, as additional collateral which may be drawn upon a default by the tenant under its lease. On and after the fifth anniversary of the lease commencement date, the amount of the tenant’s letter of credit may be reduced to $2,176,266, provided the tenant is not in monetary default under the lease and it has provided evidence of the satisfaction of certain financial tests set forth in the lease. When the tenant’s build-out is complete and it has taken occupancy and is paying rent, upon a default by the tenant under the lease, the borrower has the option to deliver to the lender a letter of credit in the amount of $2,700,000 (in lieu of the tenant’s original letter of credit), as well as the tenant’s original security deposit.

With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A-1 to this prospectus as Plaza Mexico – Los Angeles, representing approximately 4.9% of the Initial Pool Balance, the sponsor intends to undertake a seven phase expansion in and around the Mortgaged Property that includes the addition of 559,620 square feet of retail space, 284 hotel rooms, a church and 9,461 parking spaces. Five of the seven phases are contingent on the sponsor acquiring additional plots of land that are near the Mortgaged Property.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express Nashville - Downtown, which secures a Mortgage Loan representing approximately 4.7% of the Initial Pool Balance, the borrower provided a letter of credit for the amount of $5,309,000 at origination of the Mortgage Loan to be held by the lender until the completion of a franchisor required PIP which is required to be completed by December 2018. In addition, at origination of the Mortgage Loan the guarantors delivered a guaranty of completion for the PIP work ensuring that the completion and payment of the PIP work are completed in accordance with the terms and provisions of the loan agreement. The PIP includes improvements and refurbishments of the building exterior, lobby, the breakfast area, the meeting room, fitness center and pool areas, restrooms and guestrooms, corridors and the business center. The extensive nature of the renovations may result in disruption of business at the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as South Pointe Apartments, representing approximately 3.3% of the Initial Pool Balance, the Mortgaged Property is undergoing renovations to amenities, interiors and exteriors and common areas at an estimated cost of $3,000,000. The borrower reserved $2,862,201 at loan origination and is required under the Mortgage Loan agreement to complete all renovations by November 2016.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as TEK Park, representing approximately 3.2% of the Initial Pool Balance, the second largest tenant, TierPoint, which occupies approximately 23.8% of the net rentable area at the Mortgaged Property as a data center, is currently in the process of an estimated $12.5 million renovation (at it sole cost and expense) to upgrade the data center capabilities of its leased premises.

In addition, with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Aloft Chesapeake & Fairfield Inn Williamsburg, representing approximately 2.0% of the Initial Pool Balance, the Fairfield Inn Williamsburg Mortgaged Property may become subject to a PIP and therefore, beginning in January 2023, the related borrower is required to make monthly PIP reserve deposits until the amount on deposit and available in the PIP reserve account is equal to or greater than $1,480,000, which represents at least $10,000 per hotel room for the Fairfield Inn Williamsburg Mortgaged Property.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as HIE Gulf Shores, representing approximately 1.2% of the Initial Pool Balance by Allocated Loan Amount, the related franchise agreement expires on May 12, 2019, which is prior to the maturity date of the Mortgage Loan (June 5, 2026). To mitigate against this risk, all excess cash flow will be swept 24 months prior to the franchise agreement’s expiration, with an expectation of collecting approximately $3,000,000 at the franchise agreement’s expiration. Additionally, the Mortgage Loan is full recourse for loss of the flag. Separately, the Mortgaged Property known as Microtel Gulf Shores is near completion of a PIP that began in August 2015 and the Mortgaged Property known as HIE Gulf Shores is expected to undergo a PIP in 2019. The cost of the HIE Gulf Shores PIP is expected to be approximately $712,000 and $890,000 was reserved at origination of the Mortgage Loan for completion of this PIP.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 16 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation. For example:

•	With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A-1 to this prospectus as Plaza Mexico – Los Angeles, representing approximately 4.9% of the Initial Pool Balance, the sponsor is currently involved in pending litigation with the City of San Bernardino (the “City”) and its Economic Development Agency (the “EDA”). The sponsor purchased a shopping center with the intent of repositioning it and the EDA through a third party acquired the note that was guaranteed by the sponsor and eventually foreclosed on the property. Following the foreclosure, the sponsor filed an action against the City and the EDA, seeking damages and equitable relief. In response, the EDA filed suit against the sponsor for a deficiency judgment and breach of the guaranties. The two suits have been consolidated in the Superior Court of California and limited activity has occurred as the City is currently working through bankruptcy proceedings. In addition, in March 2015, one of the sponsors (Donald Chae) entered into a stipulation with the City of Los Angeles Ethics Commission pursuant to which he paid a fine of $27,500 for causing employees to be reimbursed for making contributions to a candidate for the Los Angeles City Council. The stipulation states on its face that it is the “final disposition” of the matter.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing approximately 2.7% of the Initial Pool Balance, according to the 10-K filing of Och-Ziff Capital Management Group LLC (“OZM”), a public company affiliate of the related non-recourse carveout guarantors, OZM has been under investigation by the Securities and Exchange Commission and the U.S. Department of Justice since 2011 concerning possible violations of the Foreign Corrupt Practices Act and other laws. The investigation and associated derivative suits are related to an investment by a foreign sovereign wealth fund in some of the OZM funds in 2007 and investments by some of the OZM funds, both directly and indirectly, in a number of companies in Africa. OZM has indicated it is currently unable to estimate the range of possible loss and acknowledged that any resolution could have a material adverse effect on OZM’s business.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott Saddle Brook, representing approximately 2.0% of the Initial Pool Balance, in May 2015, one of the non-recourse carveout guarantors, Columbia Sussex Corporation (“CSC”), was named as a defendant in an action brought by C-III Asset Management LLC, as special servicer, in connection with the foreclosure of a Marriott hotel located in Oklahoma City. The complaint seeks damages of $868,000 under the related environmental indemnity related to mold remediation and $750,000 related to alleged waste related to maintenance of the roof, sidewalks and miscellaneous equipment. CSC is also the borrower sponsor of certain loans that are secured by properties that (i) are being managed by an appointed receiver, (ii) are in foreclosure or (iii) may be transferred to the related lender pursuant to a deed-in-lieu of foreclosure transaction.

•	With respect to the Mortgage Loans secured by Mortgaged Properties identified on Annex A-1 of this prospectus as Comfort Suites Pineville and Comfort Inn at Carowinds, representing in the aggregate approximately 1.7% of the Initial Pool Balance, one of the guarantors, Kunal Dave, is involved in an active lawsuit regarding a hospitality property that Mr. Dave purchased in 2013. The seller of the property defaulted on the franchise agreement and the franchisor sued the seller for termination of the agreement prior to expiration thereof. The seller filed a counterclaim against Mr. Dave, claiming that Mr. Dave took advantage of the seller’s financial difficulties. The seller is seeking liquidated damages in an amount equal to $240,000.00, actual damages, and recurring fees in an amount equal to $20,646.00, together with interest, attorneys’ fees and costs of suit. The case is still pending.

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Shilo Inn Newport and 11600 Southwest Shilo Lane, representing in the aggregate approximately 1.5% of the Initial Pool Balance, the related sponsor is involved in litigation related to the liquidation of a corporate jet previously owned by the sponsor. In or around 2009, the related creditor who financed the jet repossessed the jet, liquidated it and filed a claim for the residual balance in the amount of $1,900,000. A judgment was obtained and the sponsor is appealing the ruling.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed in lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as The Mall at Rockingham Park, East Lake Tower Corporate Center, Peachtree Mall, Lakepoint Office Park, Aloft Chesapeake & Fairfield Inn Williamsburg, Marriott Saddle Brook, Hilton Garden Inn – Houston Bush Airport, 3 Executive Campus, 860 West Levoy Drive, Shilo Inn Newport, Desert Glen, 21 North 1st Avenue, 47 NE 36th Street, Cape Cod Condominiums, 534 Holland, 288 Cornelia Street and 11600 Southwest Shilo Lane, representing in the aggregate approximately 27.6% of the Initial Pool Balance by Allocated Loan Amount, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed in lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed in lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 534 Holland, representing approximately 0.4% of the Initial Pool Balance, the Mortgaged Property was previously encumbered by a prior loan. In 2011, the prior borrower defaulted under the prior loan and filed for Chapter 11 Bankruptcy. In 2012, the prior borrower entered into a forbearance and loan modification agreement with the prior lender and was discharged from bankruptcy. Under the terms of the prior loan modification agreement, (i) the original borrower sponsor was replaced with the Mortgage Loan borrower sponsor (who is not affiliated with the original borrower sponsor) and (ii) the prior lender implemented a cash sweep period. Certain persons holding non-controlling ownership interests in the pre-bankruptcy borrower continue to hold non-controlling ownership interests in the current Mortgage Loan borrower.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as The Mall at Rockingham Park, which secures a Mortgage Loan representing approximately 5.4% of the Initial Pool Balance, one of the related sponsors, Simon Property Group, LP, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Peachtree Mall, representing approximately 3.2% of the Initial Pool Balance, the related guarantor, GGP Limited Partnership, filed for Chapter 11 Bankruptcy on April 16, 2009. GGP Limited Partnership emerged from bankruptcy on November 8, 2010. In addition, GGP Limited Partnership has been involved in several foreclosures within the past seven years.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as East Lake Tower Corporate Center, representing approximately 3.2% of the Initial Pool Balance, the related guarantor was also the sponsor of a residential property that was subject to foreclosure in 2009.

Twelve (12) of the Mortgage Loans, representing approximately 31.1% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Thirty-five (35) of the Mortgage Loans, representing 68.9% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

•	Twenty-seven (27) of the Mortgaged Properties, securing in whole or in part twelve (12) Mortgage Loans, representing approximately 19.8% of the Initial Pool Balance by Allocated Loan Amount are leased to a single tenant.

With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AG Life Time Fitness Portfolio, which secures a Mortgage Loan representing approximately 4.0% of the Initial Pool Balance, the related borrower purchased the Mortgaged Properties from Life Time Fitness (or an affiliate) (the “Life Time Tenant”) and entered into a unitary lease (the “Life Time Lease”) with the Life Time Tenant (which lease is guaranteed by Life Time Fitness) with respect to the ten Mortgaged Properties (each, a “Life Time Property”) that secure the related Mortgage Loan. The Life Time Lease provides the tenant with certain limited rights to discontinue operations for a period of less than 180 days (excluding renovations, remodeling or other construction), provided the tenant continues to meet all of its obligations under the Life Time Lease, including the payment of rent and (ii) that during (A) the first five years, only one Life Time Property may go dark, (B) years 6-10, up to two Life Time Properties may go dark, (C) years 11-15, only one Life Time Property may go dark and (D) years 16-20 up to two Life Time Properties may go dark; provided, however, at no time may more than one Life Time Property be dark. If the Life Time Tenant discontinues operations for more than 180 days, excluding any period of renovation, the applicable Life Time Property will be deemed a “Non-Economic Facility”, and the tenant will be required to (i) deliver, as a security deposit, a letter of credit in an amount equal to two months’ rent (such amount, the “Required Letter of Credit Amount”, and such letter of credit, the “Security Deposit Letter of Credit”) and (ii) either substitute an acceptable replacement property (a “Substitute Property”) for the Non-Economic Facility (provided that only 3 Substitute Properties are permitted during the initial ten years of the lease term) or, at borrower’s direction, arrange for a sale of the Non-Economic Property. See “—Certain Terms of the Mortgage Loans—Releases; Partial Releases,” below. The Life Time Tenant will be in default under the Life Time Lease in the event that the tenant (i) has not resumed operations at the Non-Economic Facility within 9 months, (ii) has not provided a Substitute Property prior to the date which is (x) 9 months after the Life Time Property was deemed to be a Non-Economic Facility, or (y) 9 months after the date that borrower instructed the Life Time Tenant to offer such Non-Economic Facility for sale, or (iii) has not sold the Non-Economic Facility within 9 months after the date that borrower instructed the Life Time Tenant to offer such property for sale. Once a Life Time Property is deemed a Non-Economic Facility, until such Life Time Property is substituted or sold as described above, the landlord has the right to terminate the lease with respect to such Non-Economic Facility and equitably reduce the annual rent by the applicable rent reduction percentage. Under the Life Time Lease, the tenant has the right, without borrower or lender consent, to (i) assign the Life Time Lease to an entity that (a) has a credit rating of not less than “BBB” from S&P, “Baa” from Moody’s or the equivalent, or (b) delivers an acceptable letter of credit to the borrower in the amount of 12 months of annual rent due under the Life Time Lease, which letter of credit is required to be renewed on an annual basis throughout the term of the Lease, (ii) to mortgage its leasehold interest, and (iii) to make material alterations to a Property; provided that structural alterations generally require the consent of the borrower, which consent may not be unreasonably withheld, conditions or delayed.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations. Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top ten Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the five (5) largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

•	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same year of, the maturity or anticipated repayment date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Borrower Affiliate Occupied	Lease Expiration Date	Maturity Date
85 Bluxome	5.2%	No	6/30/2026	6/1/2026
Berks County Industrial – 650 Lincoln Road	0.1	No	10/31/2022	7/1/2026
At Home Portfolio	2.4	No	9/30/2030	10/6/2045(1)
Regent Portfolio – Hajjar MOB - Hackensack	0.0	Yes	1/31/2021	5/5/2021
860 West Levoy Drive	1.3	No	6/30/2022	6/1/2026
21 North 1st Avenue	0.6	No	7/31/2024	5/5/2026
Tri-State Family Dollar Portfolio – Family Dollar Paterson, NJ	0.2	No	6/30/2023	6/6/2026
Tri-State Family Dollar Portfolio – Family Dollar Waterbury, CT	0.2	No	3/31/2023	6/6/2026
Tri-State Family Dollar Portfolio – Family Dollar Elizabeth, NJ	0.2	No	3/31/2022	6/6/2026

(1)	The anticipated repayment date is October 6, 2025.

•	See Annex A-1 to this prospectus for tenant lease expiration dates for the five (5) largest tenants (by net rentable area leased) at each applicable Mortgaged Property and Annex A-3 for lease expirations for the largest tenants (by economic rent) among the top ten (10) Mortgage Loans. Whether or not any of the five (5) largest tenants at a particular Mortgaged Property have leases that expire before the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the ten (10) largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as 26 Astor Place, Renaissance Center and East Lake Tower Corporate Center.

•	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Renaissance Center, representing approximately 4.1% of the Initial Pool Balance, the largest tenant at the Mortgaged Property, WellCare, which occupies approximately 66.0% of the net rentable area, has staggered lease expiration dates commencing in October 2019 and continuing through February 2024. There are four such expiration dates, which are as follows: October 31, 2019 (approximately 18.3% of the net rentable area); December 31, 2020 (approximately 18.4% of the net rentable area); February 28, 2023 (approximately 19.4% of the net rentable area); and February 29, 2024 (approximately 10.0% of the net rentable area). All of these expiration dates occur prior to the maturity date of the Mortgage Loan, which is March 6, 2026.

•	With respect to the Mortgage Loans secured or partially secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Berks County Industrial, Desert Glen, Noble Creek Shops, representing approximately 2.6%, 1.0% and 0.9% of the Initial Pool Balance by Allocated Loan Amount, respectively, 100.0% of the tenants have leases expiring within the term of the related Mortgage Loan.

Terminations. In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease at any time. For example (with respect to the largest 15 Mortgage Loans and the largest five tenants at each related Mortgaged Property):

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Renaissance Center, representing approximately 4.1% of the Initial Pool Balance, the second largest tenant, Capital One Services, representing 26.8% of net rentable area, has the right to terminate its lease prior to the stated expiration of the full lease term and during the term of the Mortgage Loan as a result of its right to reduce its total leased space pursuant to the related lease.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 of this prospectus as Sandalfoot Plaza & Nassau Square, representing approximately 2.9% of the Initial Pool Balance, the largest tenant at the Mortgaged Property known as Nassau Square, Metro Lumber LLC d/b/a National Lumber and Hardware, which occupies approximately 26.6% of the net rentable area at that Mortgaged Property and approximately 14.5% of the portfolio net rentable area, may terminate its lease in June 2017 (which may be extended by force majeure for up to 12 months of normal uninterrupted gross sales) upon providing 90 day prior written notice to the landlord if its gross sales for the premises are not in excess of $4,000,000 per year in 2017, which is the third year from the rent commencement date.

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have these types of risks.

Mortgaged Property Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Base Rent
East Lake Tower Corporate Center	3.2%	State of Wisconsin (UWM)	6.9%	5.3%
Noble Creek Shops	0.9%	BMV	6.0%	14.9%
21 North 1st Avenue	0.6%	State of Washington - Dept of Agriculture	100.0%	100.0%

See Annex A-3 for more information on material termination options relating to the largest 15 Mortgage Loans.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top five tenants by net rentable square footage at a Mortgaged Property or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent as set forth below with respect to the largest 15 Mortgage Loans and the five (5) largest tenants listed on Annex A-1:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 85 Bluxome, which secures a Mortgage Loan representing approximately 5.2% of the Initial Pool Balance, its single tenant, CollectiveHealth, Inc., entered into its lease on October 14, 2015 (commencing on April 1, 2016), is scheduled to make its first rent payment on July 1, 2016, and according to the related borrower, is expected to complete the build-out and take occupancy in September 2016, as described above under “—Redevelopment, Renovation and Expansion”.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 26 Astor Place, representing approximately 4.9% of the Initial Pool Balance, the largest tenant, JP Morgan Chase, who leases approximately 46.3% of the net rentable area at the Mortgaged Property, subleases a portion of its space, representing approximately 19.9% of the net rentable area at the Mortgaged Property, to 26 Astor, LLC, d/b/a Town Residential. JP Morgan Chase is obligated to pay full rent on its entire space (including the portion subject to a sublease) through its lease expiration date, which is October 31, 2025.

•	With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A-1 to this prospectus as Plaza Mexico – Los Angeles, representing approximately 4.9% of the Initial Pool Balance, the fourth largest tenant at the Mortgaged Property, Planet Fitness, which occupies approximately 4.0% of the net rentable area, is expected to take occupancy and commence paying rent in September 2016. A free rent reserve of $638,979 was funded at the origination of the Mortgage Loan.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as East Lake Tower Corporate Center, representing approximately 3.2% of the Initial Pool Balance, on March 1, 2016, Ascension Health, the parent company of Columbia St. Mary’s, Inc. (the largest tenant at the Mortgaged Property) acquired Wheaton Franciscan Healthcare. The corporate offices of Wheaton Franciscan are located in a building located less than one mile from the Mortgaged Property, which is the corporate headquarters for Columbia St. Mary’s, Inc. We cannot assure you that Columbia St. Mary’s, Inc will exercise its remaining renewal options.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as TEK Park, representing approximately 3.2% of the Initial Pool Balance, the fifth largest tenant, FoxConn Optical Interconnect, has taken occupancy of its premises but is not required to commence paying rent until January 1, 2017. At origination, the borrower deposited $70,835 into a concessions reserve, which funds may be applied towards the payment of monthly debt service during such free rent period.

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Berks County Industrial, which secures a Mortgage Loan representing approximately 2.6% of the Initial Pool Balance, the borrower is obligated under its lease with Collection Associates, LLC, a tenant in the 100-900 Corporate Center Drive Mortgaged Property, to construct an expansion space at such Mortgaged Property upon a request from the tenant. Under the Mortgage Loan documents, the borrower is required to use commercially reasonable efforts to remove the expansion obligation from the related lease in connection with negotiating an extension of the lease, which expires on July 31, 2017, and there is a non-recourse carveout for borrower’s failure to remove the expansion option. In addition, the lender has obtained a waiver from the tenant of the expansion obligation following any foreclosure of the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AG Life Time Fitness Portfolio, representing approximately 4.0% of the Initial Pool Balance, the sole tenant, Life Time Fitness, has a right of first offer to purchase any individual Mortgaged Property (in whole) in the event the borrower offers such individual Mortgaged Property for sale to any non-affiliate. The right of first offer does not apply in connection with a foreclosure or a deed-in-lieu of foreclosure.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as East Lake Tower Corporate Center, representing approximately 3.2% of the Initial Pool Balance, the largest tenant, Columbia St. Mary’s, Inc, which leases approximately 79.3% of the net rentable area has a right of first refusal with respect to a sale of all or a portion of its leased premises. Pursuant to a subordination non-disturbance and attornment agreement, such tenant has agreed that the right of first refusal will not apply to a foreclosure sale, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage Loan documents or to any sale by a successor owner through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage Loan documents, provided that the right of first refusal will apply to subsequent purchasers of the Mortgaged Property.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Sandalfoot Plaza & Nassau Square, representing approximately 2.9% of the Initial Pool Balance, the fifth largest tenant at the Mortgaged Property known as Nassau Square, McDonald’s, representing approximately 2.3% of the net rentable area at that Mortgaged Property and approximately 1.2% of the portfolio net rentable area, has the option to purchase its leased space, upon satisfaction of various conditions. Specifically, in the event that the borrower receives an offer to purchase the tenant’s leased space and the borrower is interested in accepting such offer, the tenant will have the right to purchase its leased space at the same price and on the same terms by giving written notice to the borrower of its intention to purchase within 30 days from its receipt of notice of the offer from the borrower. The tenant’s purchase option does not apply in the event that the borrower elects to sell the entire shopping center.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing approximately 2.7% of the Initial Pool Balance, the entire portfolio is subject to a unitary ground lease with Map Ground Lease Owner LLC, which ground lessee has a one-time option to purchase the entire portfolio of Mortgaged Properties in whole on February 4, 2026 or such other date as may be mutually agreed to by the borrower and the ground lessee for a purchase price equal to the greater of (x) the then-current fair market value of the portfolio (based on criteria specified in the ground lease) and (y) $330,000,000, provided, among other conditions, (i) the ground lessee provides written notice to the borrower no later than 90 days and no greater than 180 days prior to February 4, 2026 and (ii) the borrower prepays the Mortgage Loan in full, together with the applicable yield maintenance premium. The purchase option has not been subordinated to the Mortgage Loan.

With respect to the Mortgage Loan secured by the portfolio of the Mortgaged Properties identified on Annex A-1 to this prospectus as Residence Inn by Marriott LAX, representing approximately 2.0% of the Initial Pool Balance, the ground lessor has an exclusive right of negotiation to purchase the borrower’s leasehold interest in the Mortgaged Property at a mutually agreeable price in the event the borrower intends to transfer or sell such interest, which right will expire 10 days after notice of such interest (and during which period no other party may negotiate). The exclusive right of negotiation does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure. Additionally, MIF, L.L.C, the franchisor, has a right of first refusal to purchase the borrower’s leasehold interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the borrower to a competitor of the franchisor. The right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a competitor as defined under the Mortgage Loan documents.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott Saddle Brook, representing approximately 2.0% of the Initial Pool Balance, the related franchisor, Marriott International, Inc., has a right of first refusal to purchase the related Mortgaged Property in the event of a proposed transfer of such Mortgaged Property or a controlling direct or indirect interest in the related borrower to a competitor of the franchisor. The right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a competitor as defined under the Mortgage Loan documents.

With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A-1 to this prospectus as Regent Portfolio, representing approximately 1.6% of the Initial Pool Balance, in the event that the related borrower, HMOB of Oradell Owner, LLC, receives a bona fide offer that the borrower/landlord desires to accept to purchase the Mortgaged Property known as Hajjar MOB – Oradell or a portion thereof that includes the space leased to its largest tenant, New Century Imaging, which occupies approximately 36.9% of the net rentable area at the Mortgaged Property, New Century Imaging has a right of first refusal to purchase such property or portion thereof on the same terms of that offer. The tenant’s right of first refusal is subordinated to the Mortgage Loan and does not apply to foreclosure or deed in lieu thereof.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 534 Holland, representing approximately 0.4% of the Initial Pool Balance, the sole tenant, Tramec Sloan, L.L.C. (“Tramec”), has an option, after the expiration of the defeasance lockout period,  to purchase the Mortgaged Property in the event of the sale of the stock or substantially all of the assets of Tramec or Tramec, L.L.C., the guarantor under the related lease, provided, among other conditions, Tramec pays a purchase price equal to (i) the greater of (A) two times the CPI-U (consumer price index for all urban consumers)  multiplied by $3,200,000 and (B) $4,200,000, plus (ii) the amount of any prepayment, breakage fees or other costs incurred by the borrower in connection with a payoff the Mortgage Loan.   The purchase option has been subordinated to the Mortgage Loan documents.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as 288 Cornelia Street, representing approximately 0.4% of the Initial Pool Balance, the single tenant has the option to purchase the Mortgaged Property in the event that the borrower receives a bona fide offer from a prospective purchaser to purchase the Mortgaged Property. The tenant will have the right to purchase the Mortgaged Property by executing a written agreement with the borrower, and at the price and with the terms considered in the offer. The tenant’s right of first refusal is subordinated to the Mortgage Loan and does not apply to foreclosure or deed in lieu thereof.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates including, in certain circumstances under an operating lease between a borrower and an affiliate of the related borrower. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower, excluding Mortgaged Properties that are leased to an affiliate of the borrower that functions as an operating lease:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Renaissance Center, representing approximately 4.1% of the Initial Pool Balance, an affiliate of the borrower ground leases an approximately 4.2 acre parcel (out of a total Mortgaged Property of approximately 71.4 acres) from the borrower under a 99-year ground lease entered into at loan origination (whereby the affiliate (as ground tenant) is required to pay the borrower (as ground landlord) $10,000 per month in ground rent payments). The affiliate has certain development rights with respect to such parcel. Additionally, the sponsor is permitted to enter into a second ground lease for an approximately 1.3 acres parcel, whereby the affiliate (as ground tenant thereunder) is required to pay the borrower (as ground landlord thereunder) the greater of (x) $2,000 per month and (y) market rate at the time of execution, in ground rent payments in order to accommodate the development of an approximately 15,000 square-foot daycare center, office space or amenity center for Capital One Services, WellCare and/or such other tenant as may be approved in writing by the lender. The Mortgage Loan, the ground lease and the form ground lease are structured with anti-poaching provisions to prevent the sponsor from moving tenants from the Renaissance Center Property to new expansion buildings.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing approximately 2.7% of the Initial Pool Balance, the entire portfolio is subject to a unitary ground lease with Map Ground Lease Owner LLC, which ground lessee is indirectly owned (a 50% non-controlling interest) by Map Ground Lease Holdings LLC, an affiliate of the non-recourse carveout guarantors.

•	With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A-1 to this prospectus as Vancouver Center North Tower, representing approximately 1.7% of the Initial Pool Balance, the fourth largest tenant at the Mortgaged Property, Orland Ltd., which represents approximately 5.4% of the net rentable area, is affiliated with a member of the borrower structure.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Regent Portfolio, representing approximately 1.6% of the Initial Pool Balance, approximately 48% of the portfolio is leased directly to or to affiliates of Sovereign Medical Services, Inc., which is 70% owned and controlled by the sponsor.

•	With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A-1 to this prospectus as Shilo Inn Newport, representing approximately 1.2% of the Initial Pool Balance, the cafe, restaurant and meeting space at the Mortgaged Property, representing approximately 11.2% of the Mortgaged Property are leased to an affiliate of the borrower.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 47 NE 36th Street, representing approximately 0.5% of the Initial Pool Balance, the largest tenant, Fifteen Group Capital LLC, a real estate investment firm, is an affiliate of the borrower and occupies approximately 76.4% of the net rentable area at the Mortgaged Property as office space. The related lease is guaranteed by Mark Sanders, the non-recourse carveout guarantor under the Mortgage Loan.

•	With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A-1 to this prospectus as 11600 Southwest Shilo Lane, representing approximately 0.2% of the Initial Pool Balance, the majority of the Mortgaged Property is leased to an affiliate of the borrower, Shilo Franchise International, LLC.

Other Matters

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Peachtree Mall, representing approximately 3.2% of the Initial Pool Balance, the Mortgaged Property has been the site of three unrelated shootings since March 2016 with one resulting in a fatality in March 2016. We cannot assure you that such activity will not adversely impact occupancy or rental payments at the Mortgaged Property based on prospective tenants or customers perception of the Mortgage Property or that additional similar incidents will not occur in the future.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Regent Portfolio, representing approximately 1.6% of the Initial Pool Balance, the related guarantor (Dr. John H. Hajjar) maintains 70% ownership and control over the sponsor (Sovereign Medical Services), which suggests potential key-man risk. To mitigate against this risk, Sovereign Medical Services maintains a $25,000,000 life insurance policy on Dr. Hajjar.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Eleven (11) Mortgaged Properties securing approximately 19.0% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk.

In the case of 86 Mortgaged Properties which secure in whole or in part 20 Mortgage Loans, representing approximately 49.0% of the Initial Pool Balance by Allocated Loan Amount, the related borrowers maintain insurance under blanket policies.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Renaissance Center and South Pointe Apartments, representing approximately 4.1% and 3.3% of the Initial Pool Balance, respectively, the related borrower is required under the Mortgage Loan documents to maintain windstorm insurance covering the full replacement cost of the Mortgaged Property (which may have a deductible not to exceed 5.0% of the total insured value of the premises) during the term of the related Mortgage Loan.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as AG Life Time Fitness Portfolio, 3501 Corporate Parkway, At Home Portfolio, 860 West Levoy Drive, Manhattan Avenue, Gold’s Gym – Richland, WA and 534 Holland, representing approximately 14.1% of the Initial Pool Balance, the related borrower may rely on the single tenant’s insurance or self-insurance, so long as the single tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance meets the requirements under the related loan documents. If the single tenant fails to provide acceptable insurance coverage, the borrower must obtain or provide supplemental coverage to meet the requirements under the loan documents.

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 26 Astor Place and Cape Cod Condominiums, representing approximately 5.3% of the Initial Pool Balance, the Mortgaged Properties are condominiums for which the related borrowers maintain insurance policies for the improvements and betterments of its units, while the condominium association maintains insurance policies for the building structure.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Regent Portfolio, representing approximately 1.6% of the Initial Pool Balance, the Mortgaged Properties known as Regent Portfolio—Miramar Medical Building and Regent Portfolio—Hajjar Business Holdings – Fair Lawn are condominiums for which the borrower maintains insurance policies for the improvements and betterments of its units, while the condominium associations maintain insurance policies for the building structures.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 6 and 24 on Annex C-1 to this prospectus and the exceptions thereto on Annex C-2 to this prospectus.

With respect to one Mortgaged Property partially securing the Mortgage Loan identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing approximately 0.01% of the Initial Pool Balance by Allocated Loan Amount, the 2277 Dabney Road Mortgaged Property is subject to a land use restriction which, among other conditions, (i) prohibits use of the Mortgaged Property for residential purposes or for daycare, school or playground purposes for children under the age of 16, (ii) prohibits the use of groundwater for any purpose other than environmental monitoring and testing and (iii) requires development of a worker health and safety plan prior to any excavation, utility installation or construction activities. See “—Environmental Considerations” for additional information.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Regent Portfolio, representing approximately 1.6% of the Initial Pool Balance, 20% of the portfolio’s net rentable area is occupied by ambulatory surgical centers, 3% is occupied by radiology diagnoses facilities and 11% is occupied by radiology treatment facilities. These centers and facilities are subject to New Jersey’s Codey Law, which prohibits private development and operation of ambulatory surgical centers and radiation facilities unless they are either owned and in operation (a) prior to March 21, 2010; or (b) in cooperation with a hospital. All ambulatory surgical centers, radiology diagnoses facilities and radiology treatment facilities included in the Regent Portfolio are grandfathered with licenses that allow them to benefit from the exemption described in (a) above.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, appraisals may reflect both “as-stabilized”, “as-renovated” or “as-complete” and “as-is” values. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value. The “as-stabilized”, “as-renovated” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. The table below shows the LTV and appraised value using “as-stabilized”, “as-renovated”, “as-complete”, “as-hypothetical” values, as well as the corresponding LTV and appraised value using “as-is” values.

Mortgaged Property Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (“As- Stabilized” “As- Renovated” “As- Complete”)	Maturity Date LTV Ratio (“As- Stabilized” “As- Renovated” “As- Complete”)	“As- Stabilized” “As-Renovated” “As-Complete” Appraised Value	Cut-off Date LTV Ratio (“As- Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
85 Bluxome	5.2%	65.9%	65.9%	$57,700,000	80.3%	80.3%	$47,300,000
Holiday Inn Express Nashville - Downtown	4.7%	63.0%	52.0%	$115,000,000	67.1%	55.4%	$108,000,000
South Pointe Apartments	3.3%	70.8%	65.1%	$33,920,000	81.7%	75.1%	$29,390,000
Residence Inn by Marriott LAX	2.0%	64.7%	54.0%	$82,500,000	66.5%	55.4%	$80,500,000

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Considerations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex C-2 for additional information.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as The Mall at Rockingham Park, which secures a Mortgage Loan representing approximately 5.4% of the Initial Pool Balance, the liability of the guarantor under its related guaranty is limited to $52,400,000 in the aggregate plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. In addition, the guarantor is a Delaware limited liability company that provides for separate series, and the liability of the guarantor will be limited to the guarantor’s interest in the Series B assets of the guarantor and not the assets of any other series established by the guarantor. The borrower is permitted to replace the existing guarantor for liabilities under the guaranty accruing after the date of such replacement with qualified transferee or an entity controlled by any key principal of the guarantor.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express Nashville - Downtown, which secures a Mortgage Loan representing approximately 4.7% of the Initial Pool Balance, the two guarantors, James M. Lippman and Birchmont Capital Partners I, L.P., have joint and several liability, however, Mr. Lippman will have no liability under the guaranty so long as (x) Birchmont Capital Partners I, L.P. maintains the net worth and liquid assets requirements under the guaranty, (y) Birchmont Capital Partners I, L.P. is not in default in its guaranteed obligations for a period of more than 10 business days after demand by the lender and (z) the legal existence of Birchmont Capital Partners, L.P. has not been terminated.

In addition, with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 3501 Corporate Parkway, which secures a Mortgage Loan, with an original principal balance of $28,300,000, representing approximately 3.8% of the Initial Pool Balance, in addition to a standard non-recourse guaranty, another guarantor, Pankaj Gupta, delivered a partial payment guaranty that guarantees the full payment of all obligations under the Mortgage Loan documents, provided that the liability of Mr. Gupta under the partial payment guaranty is limited to $1,500,000. At origination of the Mortgage Loan, the Mr. Gupta deposited $1,500,000 in a lender-controlled account to secure the guaranteed obligations under the partial payment guaranty. Any claim under the partial payment guaranty in order to (i) satisfy a guaranteed obligation under the non-recourse guaranty or (ii) to pay the debt after a monetary event of default will be satisfied by a draw on the cash collateral reserve.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing approximately 2.7% of the Initial Pool Balance, the Mortgage Loan is recourse only to the borrower and not the guarantor for breach of the environmental covenants contained in the Mortgage Loan documents; instead the borrower obtained an environmental insurance policy from Allied World Assurance Company that expires on February 4, 2026, has a $50,000 deductible and a limit of $20,000,000 per occurrence and in the aggregate. All policy premiums have been paid in full through February 4, 2026. See “—Environmental Considerations” for additional information.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-seven (27) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 45.3% of the Initial Pool Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

Eight (8) Mortgage Loans, representing approximately 28.0% of the Initial Pool Balance, are interest-only for the entire term of the Mortgage Loans.

Ten (10) Mortgage Loans, representing approximately 20.4% of the Initial Pool Balance, provide for payments of interest only for the first 24 to 60 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

One (1) Mortgage Loan, representing approximately 3.8% of the Initial Pool Balance, provides for interest payments prior to a specified Anticipated Repayment Date, occurring approximately 5 years following the related origination date.

One (1) Mortgage Loan, representing approximately 2.4% of the Initial Pool Balance, provides for payments of interest and principal prior to a specified Anticipated Repayment Date, occurring approximately 10 years following the related origination date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Approx. % of Initial Pool Balance
1	8	27.1%
5	12	20.3
6	27	52.7
Total:	47	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
0(1)	42	86.0%
5	5	14.0
Total:	47	100.0%

(1)	The Mortgage Loan identified on Annex A-1 to the this prospectus as Peachtree Mall, representing approximately 3.2% of the Initial Pool Balance, permits a one-time grace period default of two business days during the loan term.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

Two (2) Mortgage Loans secured by the Mortgaged Properties identified as 3501 Corporate Parkway and At Home Portfolio on Annex A-1 to this prospectus (each, an “ARD Loan”), representing approximately 6.3% of the Initial Pool Balance in the aggregate, provide that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for each ARD Loan.

After its Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Premium or Prepayment Charge) on an ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the related ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

Two (2) of the Mortgage Loans, representing approximately 6.7% of the Initial Pool Balance, permit the related borrower, after a lockout period of 29 to 31 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

One (1) Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, permits the related borrower after a lockout period of 26 payments following the origination date to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or 1.0% or to defease such Mortgage Loan by pledging government securities that provide for payment on or prior to each due date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier due date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	15	28.0%
4	27	58.1
6	4	8.6
7	1	5.4
Total	47	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of 45 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 93.3% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Plaza Mexico – Los Angeles, representing approximately 4.9% of the Initial Pool Balance, the borrower is permitted to construct a residential complex on a portion of the Mortgaged Property that is currently a parking lot. The borrower will be permitted to release that portion of the Mortgaged Property, provided that, among other conditions: (i) no event of default has occurred and is continuing and (ii) the borrower has given a written request therefor to the lender not less than 60 days prior to the desired release date; (iii) compliance with REMIC requirements; and (iv) the borrower pays all of the lender’s fees and expenses incurred in connection with the release of such release property.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AG Life Time Fitness Portfolio, representing approximately 4.0% of the Initial Pool Balance, the borrower may obtain the release of up to five individual Mortgaged Properties after the expiration of the lockout period provided, among other things, (i) the borrower prepays an amount at least equal to 110% of the Allocated Loan Amount for the first three Mortgaged Properties to be released and 115% of the Allocated Loan Amount for the next two Mortgaged Properties to be released, in each case, together with the applicable yield maintenance premium, (ii) the borrower delivers a rating agency confirmation from each applicable rating agency, (iii) after giving effect to each such release (a) the debt service coverage ratio is not less than the greater of (1) 2.10x and (2) the DSCR immediately prior to the release and (b) the EBITDAR to Rent Ratio is equal to or greater than that as of the date immediately prior to such partial release and (iv) the REMIC requirements are satisfied. The Allocated Loan Amounts are as follows: (a) $25,826,550 with respect to Life Time - Florham Park, NJ, (b) $25,242,239 with respect to Life Time – Westwood, MA, (c) $21,444,217 with respect to Life Time - Vernon Hills, IL, (d) $17,061,884 with respect to Life Time – Lakeville, MN, (e) $15,717,968 with respect to Life Time – Sterling, VA, (f) $14,899,933 with respect to Life Time - Vestavia Hills, AL, (g) $14,257,191 with respect to Life Time – Beachwood, OH, (h) $13,439,155 with respect to Life Time – Dublin, OH, (i) $13,263,862 with respect to Life Time – Ellisville, MO and (j) $13,147,000 with respect to Life Time – Woodstock, GA. In addition, the Mortgage Loan permits the borrower to substitute another property as collateral for the Mortgage Loan (in connection with a partial release described above), provided, among other things, (i) no more than three substitutions will be permitted during the term of the Mortgage Loan, (ii) the substitution must be in connection with a transfer or sale of an individual Mortgaged Property to a third party (including a transfer to the tenant at such Mortgaged Property), (iii) the substitute property has a fair market value that is equal to or greater than the fair market value of the Mortgaged Property to be released, (iv) the annual rent and EBITDAR of the substitute property is equal to or greater than those of the Mortgaged Property to be released, (v) the substitute property has the same allocated unpaid principal balance as that allocated to the Mortgaged Property to be released and (v) the borrower delivers a rating agency confirmation with respect to such substitution. “EBITDAR” means, as of any date, earnings (as defined under generally accepted accounting principles) from continued operations before payment of taxes, plus interest expense, depreciation and amortization and rents. “EBITDAR to Rent Ratio” means, as of any date, the ratio calculated by lender of (i) the EBITDAR of the Life Time Fitness Portfolio Properties for the 12-month period ending with the most recently completed calendar quarter, to (ii) the rental payments made by the tenant to the borrower under the related lease for such period.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Peachtree Mall, representing approximately 3.2% of the Initial Pool Balance, the borrower may obtain the release of one or more vacant, non-income producing parcels or outlots and/or one or more parcels that adjoin the Mortgaged

Property acquired by the borrower subject to the satisfaction of certain conditions as set forth in the Mortgage Loan documents, including among others, (i) no event of default under the Mortgage Loan is then continuing; (ii) the parcel subject to the release is not necessary for the remaining Mortgaged Property to comply with zoning or legal requirements; (iii) after giving effect to such release, the loan-to-value ratio of the remaining Mortgaged Property is equal to or less than 125%; and (iv) delivery of a Rating Agency Confirmation. Moreover, the Mortgage Loan documents permit the borrower to substitute one or more other parcels for release parcels subject to the satisfaction of certain conditions as set forth in the Mortgage Loan documents, including among others, (i) no event of default under the Mortgage Loan is then continuing; (ii) the exchanged parcel is vacant, non-income producing and unimproved and is reasonably equivalent in use, value and condition to such release parcel; (iii) after giving effect to such substitution, the loan-to-value ratio of the remaining Mortgaged Property is equal to or less than 125%; and (iv) delivery of other documents as the lender may reasonably require in connection with such exchange. In addition, the borrower may at any time and at its sole expense, acquire certain additional parcels, subject to the satisfaction of certain conditions as set forth in the Mortgage Loan documents, including among others, (i) no event of default under the Mortgage Loan is then continuing; (ii) delivery of an environmental report; (iii) if the expansion parcels are improved upon, delivery of an engineering report; and (iv) delivery of other documents as the lender may reasonably require in connection with such acquisition.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Sandalfoot Plaza & Nassau Square, representing approximately 2.9% of the Initial Pool Balance, the borrower may obtain a release of any of the Mortgaged Properties after the expiration of a lockout period, upon satisfaction of the following conditions, among others: (i) the release parcel is conveyed to a bona fide thirty party that is not an affiliate of the borrower or guarantor in an arms-length sale; (ii) the loan-to-value ratio immediately following the release does not exceed the lesser of (a) the loan-to-value ratio immediately preceding the release and (b) 59.90% (the borrower will be permitted to increase the partial release amount as may be necessary to satisfy the foregoing requirement); (iii) the underwritten debt service coverage ratio at the time of such release and immediately thereafter is not less than the greater of (a) 1.23x and (b) the underwritten debt service coverage ratio immediately preceding such release (the borrower will be permitted to increase the partial release amount as may be necessary to satisfy the foregoing requirement); (iv) the Mortgage Loan is partially defeased in an amount equal to 120% of the Allocated Loan Amount for the released Mortgaged Property.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing approximately 2.7% of the Initial Pool Balance, the borrower may obtain the release of any individual Mortgaged Property provided, among other conditions, (i) the borrower prepays an amount equal to a percentage of the Allocated Loan Amount for the Mortgaged Property to be released (as described below) (such amount, the “OZRE Leased Fee Portfolio Release Price”), together with the applicable yield maintenance premium, (ii) after giving effect to such release, (a) the DSCR is not less than the greater of (1) 1.55x and (2) the DSCR immediately preceding such release and (b) the debt yield is not less than the greater of (1) 6.77% and (2) the debt yield immediately preceding such release, (iii) the borrower delivers a rating agency confirmation from each applicable rating agency and (iv) the REMIC requirements are satisfied. In connection with determining the OZRE Leased Fee Portfolio Release Price, the borrower is required to pay (x) with respect to a Mortgaged Property designated as a “Core Asset” in the Mortgage Loan documents, 125% of the Allocated Loan Amount, or (y) with respect to a Mortgaged Property that is not designated as a “Core Asset” in the Mortgage Loan documents, (1) 105% of the Allocated Loan Amount if the aggregate sum of the OZRE Leased Fee Portfolio Release Prices paid in connection with a partial release (including the OZRE Leased Fee Portfolio Release Price for the Mortgaged Property then to be released) is less than $17,575,000 or (2) 120% of the Allocated Loan Amount for such Mortgaged Property in the event the aggregate sum of the OZRE Leased Fee Portfolio Release Prices (including the Mortgaged Property to be released) is equal to or greater than $17,575,000.

With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Berks County Industrial, which secures a Mortgage Loan representing approximately 2.6% of the Initial Pool Balance, the borrower may obtain the release of the 650 Lincoln Road Mortgaged Property and/or the 10 Vanguard Drive Mortgaged Property after the expiration of the defeasance lockout period, provided that, among other things, (i) the borrower partially defeases the Mortgage Loan in an amount equal to 125% of the allocated loan amount for the related individual Mortgaged Property to be released and (ii) immediately after giving effect to such release (A) the debt service coverage ratio for the remaining Mortgaged Properties is not less than 1.25x, or if there exists mezzanine debt on the partial release date, a combined debt service coverage ratio of not less than 1.15x, and (B) the combined loan-to-value ratio for the remaining Mortgaged Properties is no greater than 75%.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as At Home Portfolio, representing approximately 2.4% of the Initial Pool Balance, the related Mortgage Loan documents permit the sale of an individual Mortgage Property to a third-party purchaser after the expiration of the lock-out period, provided, among other conditions: (i) no event of default has occurred and is continuing; (ii) payment of a release price, which is (A) with respect to the first two Mortgaged Property releases, 125% of the Allocated Loan Amount for each such Mortgaged Property, and (B) with respect to any subsequent Mortgaged Property releases, 135% of the Allocated Loan Amount for each such Mortgaged Property; (iii) after giving effect to such release and defeasance, the debt yield for the remaining Mortgaged Properties are required to be at least the greater of (A) the debt yield immediately preceding such release and (B) 8.00%; (iv) after giving effect to such release and defeasance, the loan-to-value ratio for the remaining Mortgaged Properties are required to be no more than the lesser of (A) the loan-to-value ratio immediately preceding such release and (B) 68.9%; (v) after giving effect to such release and defeasance, the debt service coverage ratio for the remaining Mortgaged Properties are required to be no less than the greater of (A) the debt service coverage ratio immediately preceding such release and (B) 1.27x; (vi) the delivery of a Rating Agency Confirmation; and (vii) compliance with REMIC requirements.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Lakepoint Office Park, representing approximately 2.0% of the Initial Pool Balance, provided no event of default is continuing and two years after the Closing Date, the borrower may obtain the release of a portion of the parking area from the lien of the Mortgage Loan documents, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) prepayment of the Mortgage Loan (1) if the release is in connection with a sale or transfer to an affiliate of the borrower or guarantor, in the amount of $600,000 plus yield maintenance or (2) if the release is in connection with the sale or transfer to a third-party, in an amount equal to the greater of (x) $600,000 or (y) 95% of net sales proceeds, in either case, together with yield maintenance; (ii) after giving effect to such release of the release parcel, the debt yield for the Mortgaged Property then remaining is not less than 8.75%; (iii) delivery of updated appraisal and zoning reports; (iv) the release parcel may not be used as for an office use during the Mortgage Loan term and the lender may require a deed restriction if the release parcel is sold to a third party; (v) in the event that the release parcel is used as for a retail use, the borrower and any of its affiliates are prohibited from relocating existing tenants from the Mortgaged Property to the new development without the lender’s consent and any third party purchaser of the release parcel will not be permitted to lease any space to tenants at the Mortgaged Property during the Mortgage Loan term; and (vi) delivery of a REMIC opinion.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Aloft Chesapeake & Fairfield Inn Williamsburg, representing approximately 2.0% of the Initial Pool Balance, the related borrower may obtain the release of any individual Mortgaged Property in connection with a bona fide, third party sale, provided, among other things, (i) after giving effect to such release, (a) the debt service coverage ratio for the remaining Mortgaged Property is not less than the greater of (1) 1.77x, (2) the debt service coverage ratio as of the origination date and (3) the debt service coverage ratio immediately prior to the release and (b) the loan-to-value ratio for the remaining Mortgaged Property is not greater than the lesser of (1) 50%, (2) the loan-to-value ratio immediately prior to the release and (3) the loan-to-value ratio as of the origination date and (ii) the related borrower delivers defeasance collateral in an amount equal to the greater of (a) 125% of the Allocated Loan Amount for the individual Mortgaged Property to be released or (b) the amount such that each of the conditions described in clause (i) is satisfied. If the individual Mortgaged Property being released is the Aloft Chesapeake Mortgaged Property, the related borrower will be required to deposit an amount into the related PIP reserve account such that the total amount on deposit and available in the PIP reserve account with respect to the Fairfield Inn Williamsburg Mortgaged Property equals at least $10,000 per key, or $1,480,000.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Regent Portfolio, representing approximately 1.6% of the Initial Pool Balance, the borrower may obtain a release of the Mortgaged Properties known as Regent Portfolio – Hajjar MOB – Roseland and/or Regent Portfolio – Miramar Medical Building after the expiration of a lockout period, subject to the satisfaction of certain conditions as set forth in the Mortgage Loan documents, including among others, (i) the release is in connection with the sale of such property to a third party, (ii) after giving effect to such release, the debt yield for the remaining properties will not be less than the greater of (x) the debt yield in effect immediately prior to the consummation of the release and (y) 8.69%; (iii) after giving effect to such release, the loan-to-value ratio for the remaining properties will not be greater than the lesser of the (x) the loan-to-value ratio in effect immediately prior to the consummation of the partial release and (y) 68.7%; (iv) the Regent Portfolio Whole Loan is partially defeased in an amount equal to the greater of (x) the lender’s pro rata share of the net sale proceeds received for the property being released based on the Regent Portfolio Whole Loan and the related mezzanine loan’s then outstanding principal balances and (y) either (a) in connection with the release of Regent Portfolio – Miramar Medical Building, 115% of the Allocated Loan Amount for such property or (b) in connection with the release of the Regent Portfolio – Hajjar MOB – Roseland property, 120% of the Allocated Loan Amount for such property; and (v) delivery of a REMIC opinion.

With respect to the Mortgage Loan secured by the portfolio of the Mortgaged Properties identified on Annex A-1 to this prospectus as Tri-State Family Dollar Portfolio, representing approximately 0.6% of the Initial Pool Balance, the related borrower may obtain the release of any individual Mortgaged Property in connection with a bona fide, third party sale, provided, among other things, (i) after giving effect to such release, (a) the debt service coverage ratio for the remaining Mortgaged Property is not less than the greater of (1) the debt service coverage ratio as of the origination date, (2) the debt service coverage ratio immediately prior to the partial defeasance notice date and (3) the DSCR immediately prior to release and (b) the loan-to-value ratio for the remaining Mortgaged Property is not greater than the lesser of (1) 50%, (2) the loan-to-value ratio as of the origination date and (3) the loan-to-value ratio immediately prior to the release and (ii) the related borrower delivers defeasance collateral in an amount equal to the greater of (a) 125% of the Allocated Loan Amount for the individual Mortgaged Property to be released or (b) 100% of the net sales proceeds for such Mortgaged Property.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Mortgage Loans, representing approximately 74.6% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Mortgage Loans, representing approximately 74.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Mortgage Loans, representing approximately 76.1% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Mortgage Loans, representing approximately 62.9% of the Initial Pool Balance, are secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Cash Management Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard/Springing Cash Management	25	$399,139,179	54.2%
Hard/Upfront Cash Management	9	186,174,975	25.3
Springing	8	73,962,006	10.0
Soft/Springing Cash Management	4	61,250,339	8.3
None	1	16,285,482	2.2
Total:	47	$736,811,981	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

•	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

•	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

•	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

•	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 to this prospectus for more information regarding lockbox provisions for the Mortgage Loans.

Shari’ah Compliant Loan

The Mortgage Loan identified on Annex A-1 as 3501 Corporate Parkway, representing 3.8% of the Initial Pool Balance, was structured as a Shari’ah compliant loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit transaction involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan).

Exceptions to Underwriting Guidelines

Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” with respect to the related third party materials requirements. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Société Générale—Société Générale’s Commercial Mortgage Loan Underwriting—Exceptions”, “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards—Exceptions”, “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards—Exceptions”, “—Benefit Street Partners CRE Finance LLC—BSP’s Underwriting Standards—Exceptions” and “—Silverpeak Real Estate Finance LLC—Silverpeak’s Underwriting Standards and Processes—Exceptions”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Under-written NCF DSCR(2)		Cut-off Date Total Debt Under- written NCF DSCR(1)
Plaza Mexico – Los Angeles	$36,000,000	4.9%	$14,000,000	$70,000,000	$120,000,000	5.520%	57.6%	65.2%	1.88	x	1.38	x
East Lake Tower Corporate Center	$23,778,250	3.2%	$3,440,000	N/A	$27,218,250	6.086%	73.4%	84.0%	1.43	x	1.10	x
Regent Portfolio	$11,500,000	1.6%	$10,000,000	$70,000,000	$91,500,000	6.064%	62.2%	69.8%	1.45	x	1.17	x

(1)	Calculated including the mezzanine debt and any related Pari Passu Companion Loan

(2)	Calculated including any related Pari Passu Companion Loan

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above secured by the Mortgaged Properties identified on Annex A-1 as Plaza Mexico – Los Angeles, East Lake Tower Corporate Center and Regent Portfolio representing approximately 9.7% of the Initial Pool Balance, is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” below. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR		Combined Minimum Debt Yield	Intercreditor Agreement Required
AG Life Time Fitness Portfolio	$29,300,000	58.25%	2.30	x	11.5%	Yes
East Lake Tower Corporate Center(1)	$23,778,250	80.0%	1.15	x	9.5%	Yes
Peachtree Mall	$23,703,430	63.8%	1.86	x	N/A	Yes
TEK Park	$23,500,000	70.0%	1.40	x	9.5%	Yes
Berks County Industrial	$19,500,000	75.0%	1.15	x	N/A	Yes
Residence Inn by Marriott LAX	$14,968,853	65.0%	1.35	x	10.0%	Yes

(1)	Future mezzanine debt is only permitted subject to the proceeds being used to pay off the existing mezzanine loan and preferred equity investment.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower. For example:

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as The Mall at Rockingham Park, which secures a Mortgage Loan representing approximately 5.4% of the Initial Pool Balance, the related Mortgage Loan documents permit the pledge of an interest by a direct or indirect owner of borrower to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as East Lake Tower Corporate Center, representing approximately 3.2% of the Initial Pool Balance, a preferred equity interest has been issued in an upper-tier owner of the borrower in the amount of $7,760,000 who is entitled to an additional advance of $2,700,000 if certain conditions are met. The Mortgage Loan documents prohibit any change of control of the borrower; however, the holder of such preferred equity interest has the right, following a breach of specified terms of the preferred equity agreement or an event of default under the Mortgage Loan or mezzanine loan, to force the sale of the Mortgaged Property, subject to the terms of the related Mortgage Loan documents regarding prepayments. The preferred equity interest will be payable only out of excess cash flow. In addition, the holder of the preferred equity interest has consent rights over certain decisions including any sale or refinancing of the Mortgaged Property, the adoption of an annual budget and prepayment of the Mortgage Loan.

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as The Mall at Rockingham Park, Plaza Mexico – Los Angeles, Holiday Inn Express Nashville – Downtown, Renaissance Center, AG Life Time Fitness Portfolio, Peachtree Mall, TEK Park, OZRE Leased Fee Portfolio, At Home Portfolio, Residence Inn by Marriott LAX, Marriott Saddle Brook, Regent Portfolio and 3 Executive Campus is part of a related Whole Loan consisting of the Mortgage Loan and one or more related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of the related Companion Loan(s) (the “Companion Holder(s)”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each Whole Loan, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to each Whole Loan:

“BBSG 2016-MRP Trust and Servicing Agreement” means the trust and servicing agreement relating to the securitization of The Mall at Rockingham Park Standalone Companion Loans (as defined below).

“CFCRE 2016-C4 PSA” means the pooling and servicing agreement relating to the securitization of three of the OZRE Leased Fee Portfolio Pari Passu Companion Loans and the 3 Executive Campus Pari Passu Companion Loan.

“COMM 2016-CCRE28 PSA” means the pooling and servicing agreement relating to the securitization of the AG Life Time Fitness Portfolio Controlling Pari Passu Companion Loan.

“Companion Loan Rating Agency” means, any NRSRO rating any serviced pari passu companion loan securities.

“Controlling Companion Loan Securitization Date” means:

(i)     with respect to the Plaza Mexico – Los Angeles Whole Loan, the Plaza Mexico – Los Angeles Companion Loan Securitization Date;

(ii)     with respect to the Holiday Inn Express Nashville - Downtown Whole Loan, the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date;

(iii)    with respect to the OZRE Leased Fee Portfolio Whole Loan, the OZRE Leased Fee Portfolio Companion Loan Securitization Date;

(iv)    with respect to the Peachtree Mall Whole Loan, the Peachtree Mall Companion Loan Securitization Date; and

(v)     with respect to the Residence Inn by Marriott LAX Whole Loan, the Residence Inn by Marriott LAX Companion Loan Securitization Date.

“Non-Serviced Certificate Administrator” means:

(i)     with respect to The Mall at Rockingham Park Whole Loan, the certificate administrator under the BBSG 2016-MRP Trust and Servicing Agreement;

(ii)     with respect to the Plaza Mexico – Los Angeles Whole Loan, after the date of the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan securitization (the “Plaza Mexico – Los Angeles Companion Loan Securitization Date”), the certificate administrator under the related Non-Serviced PSA;

(iii)    with respect to the Holiday Inn Express Nashville - Downtown Whole Loan, after the date of the Holiday Inn Express Nashville - Downtown Controlling Pari Passu Companion Loan securitization (the “Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date”), the certificate administrator under the related Non-Serviced PSA;

(iv)    with respect to the Renaissance Center Whole Loan, after the date of the Renaissance Center Controlling Pari Passu Companion Loan securitization (the “Renaissance Center Companion Loan Securitization Date”), the certificate administrator under the related Non-Serviced PSA;

(v)     with respect to the AG Life Time Fitness Portfolio Whole Loan, the certificate administrator under the COMM 2016-CCRE28 PSA;

(vi)    with respect to the Peachtree Mall Whole Loan, after the date of the Peachtree Mall Controlling Pari Passu Companion Loan securitization (the “Peachtree Mall Companion Loan Securitization Date”), the certificate administrator under the related Non-Serviced PSA;

(vii)   with respect to the OZRE Leased Fee Portfolio Whole Loan, prior to the date of the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan securitization (the “OZRE Leased Fee Portfolio Companion Loan Securitization Date”), the certificate administrator under the CFCRE 2016-C4 PSA, and after the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the certificate administrator under the related Non-Serviced PSA;

(viii)  with respect to the Residence Inn by Marriott LAX Whole Loan, after the date of the Residence Inn by Marriott LAX Controlling Pari Passu Companion Loan securitization (the “Residence Inn by Marriott LAX Companion Loan Securitization Date”), the certificate administrator under the related Non-Serviced PSA;

(ix)   with respect to the Regent Portfolio Whole Loan, the certificate administrator under the WFCMT 2016-C34 PSA; and

(x)    with respect to the 3 Executive Campus Whole Loan, the certificate administrator under the CFCRE 2016-C4 PSA.

“Non-Serviced Companion Loan” means each of The Mall at Rockingham Park Companion Loans, after the Plaza Mexico – Los Angeles Companion Loan Securitization Date, the Plaza Mexico – Los Angeles Pari Passu Companion Loans, after the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, the Holiday Inn Express Nashville - Downtown Companion Loans, after the Renaissance Center Companion Loan Securitization Date, the Renaissance Center Companion Loans, the AG Life Time Fitness Portfolio Pari Passu Companion Loans, after the Peachtree Mall Companion Loan Securitization Date, the Peachtree Mall Companion Loans, the OZRE Leased Fee Portfolio Pari Passu Companion Loans, after the Residence Inn by Marriott LAX Companion Loan Securitization Date, the Residence Inn by Marriott LAX Companion Loans, the Regent Portfolio Controlling Pari Passu Companion Loan, and the 3 Executive Campus Pari Passu

Companion Loan, each as defined in “—The Whole Loans—The Serviced Whole Loans” and “—The Whole Loans—The Non-Serviced Whole Loans”.

“Non-Serviced Directing Certificateholder” means:

(i)      with respect to The Mall at Rockingham Park Whole Loan, the directing certificateholder (or the equivalent) under the BBSG 2016-MRP Trust and Servicing Agreement;

(ii)     with respect to the Plaza Mexico – Los Angeles Whole Loan, after the Plaza Mexico – Los Angeles Companion Loan Securitization Date, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA;

(iii)    with respect to the Holiday Inn Express Nashville - Downtown Whole Loan, after the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA;

(iv)    with respect to the Renaissance Center Whole Loan, after the Renaissance Center Companion Loan Securitization Date, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA;

(v)     with respect to the AG Life Time Fitness Portfolio Whole Loan, the directing certificateholder (or the equivalent) under the COMM 2016-CCRE28 PSA;

(vi)    with respect to the Peachtree Mall Whole Loan, after the Peachtree Mall Companion Loan Securitization Date, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA;

(vii)   with respect to the OZRE Leased Fee Portfolio Whole Loan, prior to the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the directing certificateholder (or the equivalent) under the CFCRE 2016-C4 PSA, and after the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA;

(viii)  with respect to the Residence Inn by Marriott LAX Whole Loan, after the Residence Inn by Marriott LAX Companion Loan Securitization Date, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA;

(ix)   with respect to the Regent Portfolio Whole Loan, the directing certificateholder (or the equivalent) under the WFCMT 2016-C34 PSA; and

(x)    with respect to the 3 Executive Campus Whole Loan, the directing certificateholder (or the equivalent) under the CFCRE 2016-C4 PSA.

“Non-Serviced Master Servicer” means:

(i)    with respect to The Mall at Rockingham Park Whole Loan, the master servicer under the BBSG 2016-MRP Trust and Servicing Agreement;

(ii)   with respect to the Plaza Mexico – Los Angeles Whole Loan, after the Plaza Mexico – Los Angeles Companion Loan Securitization Date, the master servicer under the related Non-Serviced PSA;

(iii)    with respect to the Holiday Inn Express Nashville - Downtown Whole Loan, after the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, the master servicer under the related Non-Serviced PSA;

(iv)    with respect to the Renaissance Center Whole Loan, after the Renaissance Center Companion Loan Securitization Date, the master servicer under the related Non-Serviced PSA;

(v)     with respect to the AG Life Time Fitness Portfolio Whole Loan, the master servicer under the COMM 2016-CCRE28 PSA;

(vi)    with respect to the Peachtree Mall Whole Loan, after the Peachtree Mall Companion Loan Securitization Date, the master servicer under the related Non-Serviced PSA;

(vii)   with respect to the OZRE Leased Fee Portfolio Whole Loan, prior to the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the master servicer under the CFCRE 2016-C4 PSA, and after the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the master servicer under the related Non-Serviced PSA;

(viii)  with respect to the Residence Inn by Marriott LAX Whole Loan, after the Residence Inn by Marriott LAX Companion Loan Securitization Date, the master servicer under the related Non-Serviced PSA;

(ix)   with respect to the Regent Portfolio Whole Loan, the master servicer under the WFCMT 2016-C34 PSA; and

(x)    with respect to the 3 Executive Campus Whole Loan, the master servicer under the CFCRE 2016-C4 PSA.

“Non-Serviced Mortgage Loan” means each of The Mall at Rockingham Park Mortgage Loan, after the Plaza Mexico – Los Angeles Companion Loan Securitization Date, the Plaza Mexico – Los Angeles Mortgage Loan, after the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, the Holiday Inn Express Nashville - Downtown Mortgage Loan, after the Renaissance Center Companion Loan Securitization Date, the Renaissance Center Mortgage Loan, the AG Life Time Fitness Portfolio Mortgage Loan, after the Peachtree Mall Companion Loan Securitization Date, the Peachtree Mall Mortgage Loan, the OZRE Leased Fee Portfolio Mortgage Loan, after the Residence Inn by Marriott LAX Companion Loan Securitization Date, the Residence Inn by Marriott LAX Mortgage Loan, the Regent Portfolio Mortgage Loan, and the 3 Executive Campus Mortgage Loan, each as defined in “—The Whole Loans—The Serviced Whole Loans” and “—The Whole Loans—The Non-Serviced Whole Loans”.

“Non-Serviced PSA” means:

(i)     with respect to The Mall at Rockingham Park Whole Loan, the BBSG 2016-MRP Trust and Servicing Agreement;

(ii)    with respect to the Plaza Mexico – Los Angeles Whole Loan, after the Plaza Mexico – Los Angeles Companion Loan Securitization Date, the related servicing agreement relating to the securitization of the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan;

(iii)    with respect to the Holiday Inn Express Nashville - Downtown Whole Loan, after the Holiday Inn Express Nashville - Downtown Companion Loan Securitization

Date, the related servicing agreement relating to the securitization of the Holiday Inn Express Nashville – Downtown Controlling Pari Passu Companion Loan;

(iv)    with respect to the Renaissance Center Whole Loan, after the Renaissance Center Companion Loan Securitization Date, the related servicing agreement relating to the securitization of the Holiday Inn Express Nashville – Downtown Controlling Pari Passu Companion Loan;

(v)     with respect to the AG Life Time Fitness Portfolio Whole Loan, the COMM 2016-CCRE28 PSA;

(vi)    with respect to the Peachtree Mall Whole Loan, after the Peachtree Mall Companion Loan Securitization Date, the related servicing agreement relating to the securitization of the Peachtree Mall Controlling Pari Passu Companion Loan;

(vii)   with respect to the OZRE Leased Fee Portfolio Whole Loan, prior to the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the CFCRE 2016-C4 PSA, and after the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the related servicing agreement relating to the securitization of the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan;

(viii)  with respect to the Residence Inn by Marriott LAX Whole Loan, after the Residence Inn by Marriott LAX Companion Loan Securitization Date, the related servicing agreement relating to the securitization of the Residence Inn by Marriott LAX Controlling Pari Passu Companion Loan;

(ix)   with respect to the Regent Portfolio Whole Loan, the WFCMT 2016-C34 PSA; and

(x)    with respect to the 3 Executive Campus Whole Loan, the CFCRE 2016-C4 PSA.

“Non-Serviced Special Servicer” means:

(i)     with respect to The Mall at Rockingham Park Whole Loan, the special servicer under the BBSG 2016-MRP Trust and Servicing Agreement;

(ii)    with respect to the Plaza Mexico – Los Angeles Whole Loan, after the Plaza Mexico – Los Angeles Companion Loan Securitization Date, the special servicer under the related Non-Serviced PSA;

(iii)   with respect to the Holiday Inn Express Nashville - Downtown Whole Loan, after the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, the special servicer under the related Non-Serviced PSA;

(iv)   with respect to the Renaissance Center Whole Loan, after the Renaissance Center Companion Loan Securitization Date, the special servicer under the related Non-Serviced PSA;

(v)    with respect to the AG Life Time Fitness Portfolio Whole Loan, the special servicer under the COMM 2016-CCRE28 PSA;

(vi)   with respect to the Peachtree Mall Whole Loan, after the Peachtree Mall Companion Loan Securitization Date, the special servicer under the related Non-Serviced PSA;

(vii)   with respect to the OZRE Leased Fee Portfolio Whole Loan, prior to the date of the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the special servicer under the CFCRE 2016-C4 PSA, and after the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the special servicer under the related Non-Serviced PSA;

(viii)  with respect to the Residence Inn by Marriott LAX Whole Loan, after the Residence Inn by Marriott LAX Companion Loan Securitization Date, the special servicer under the related Non-Serviced PSA;

(ix)   with respect to the Regent Portfolio Whole Loan, the special servicer under the WFCMT 2016-C34 PSA; and

(x)    with respect to the 3 Executive Campus Whole Loan, the special servicer under the CFCRE 2016-C4 PSA.

“Non-Serviced Trustee” means:

(i)     with respect to The Mall at Rockingham Park Whole Loan, the trustee under the BBSG 2016-MRP Trust and Servicing Agreement;

(ii)    with respect to the Plaza Mexico – Los Angeles Whole Loan, after the Plaza Mexico – Los Angeles Companion Loan Securitization Date, the trustee under the related Non-Serviced PSA;

(iii)   with respect to the Holiday Inn Express Nashville - Downtown Whole Loan, after the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, the trustee under the related Non-Serviced PSA;

(iv)   with respect to the Renaissance Center Whole Loan, after the Renaissance Center Companion Loan Securitization Date, the trustee under the related Non-Serviced PSA;

(v)    with respect to the AG Life Time Fitness Portfolio Whole Loan, the trustee under the COMM 2016-CCRE28 PSA;

(vi)   with respect to the Peachtree Mall Whole Loan, after the Peachtree Mall Companion Loan Securitization Date, the trustee under the related Non-Serviced PSA;

(vii)   with respect to the OZRE Leased Fee Portfolio Whole Loan, prior to the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the trustee under the CFCRE 2016-C4 PSA, and after the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the trustee under the related Non-Serviced PSA;

(viii)  with respect to the Residence Inn by Marriott LAX Whole Loan, after the Residence Inn by Marriott LAX Companion Loan Securitization Date, the trustee under the related Non-Serviced PSA;

(ix)   with respect to the Regent Portfolio Whole Loan, the trustee under the WFCMT 2016-C34 PSA; and

(x)    with respect to the 3 Executive Campus Whole Loan, the trustee under the CFCRE 2016-C4 PSA.

“Non-Serviced Whole Loan” means each of The Mall at Rockingham Park Whole Loan, after the Plaza Mexico – Los Angeles Companion Loan Securitization Date, the Plaza Mexico – Los Angeles Whole Loan, after the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, the Holiday Inn Express Nashville - Downtown Whole Loan, after the Renaissance Center Companion Loan Securitization Date, the Renaissance Center Whole Loan, the AG Life Time Fitness Portfolio Whole Loan, after the Peachtree Mall Companion Loan Securitization Date, the Peachtree Mall Whole Loan, the OZRE Leased Fee Portfolio Whole Loan, after the Residence Inn by Marriott LAX Companion Loan Securitization Date, the Residence Inn by Marriott LAX Whole Loan, the Regent Portfolio Whole Loan, and the 3 Executive Campus Whole Loan.

“Pari Passu Mortgage Loan” means any of the Serviced Mortgage Loans or the Non-Serviced Mortgage Loans.

“Serviced Mortgage Loan” means prior to the Plaza Mexico – Los Angeles Companion Loan Securitization Date, the Plaza Mexico – Los Angeles Mortgage Loan, prior to Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, the Holiday Inn Express Nashville - Downtown Mortgage Loan, prior to the Renaissance Center Companion Loan Securitization Date, the Renaissance Center Mortgage Loan, prior to the Peachtree Mall Companion Loan Securitization Date, the Peachtree Mall Mortgage Loan, the TEK Park Mortgage Loan, the At Home Portfolio Mortgage Loan, prior to the Residence Inn by Marriott LAX Companion Loan Securitization Date, the Residence Inn by Marriott LAX Mortgage Loan, and the Marriott Saddle Brook Companion Loan.

“Serviced Pari Passu Companion Loan” means prior to the Plaza Mexico – Los Angeles Companion Loan Securitization Date, the Plaza Mexico – Los Angeles Pari Passu Companion Loans, prior to Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, the Holiday Inn Express Nashville - Downtown Companion Loans, prior to Renaissance Center Companion Loan Securitization Date, the Renaissance Center Companion Loans, prior to the Peachtree Mall Companion Loan Securitization Date, the Peachtree Mall Companion Loans, the TEK Park Companion Loan, the At Home Portfolio Companion Loan, prior to the Residence Inn by Marriott LAX Companion Loan Securitization Date, the Residence Inn by Marriott LAX Companion Loan, and the Marriott Saddle Brook Companion Loan.

“Serviced Whole Loan” means prior to the Plaza Mexico – Los Angeles Companion Loan Securitization Date, the Plaza Mexico – Los Angeles Whole Loan, prior to Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, the Holiday Inn Express Nashville - Downtown Whole Loan, prior to Renaissance Center Companion Loan Securitization Date, the Renaissance Center Whole Loan, prior to the Peachtree Mall Companion Loan Securitization Date, the Peachtree Mall Whole Loan, the TEK Park Whole Loan, the At Home Portfolio Whole Loan, prior to the Residence Inn by Marriott LAX Companion Loan Securitization Date, the Residence Inn by Marriott LAX Whole Loan, and the Marriott Saddle Brook Companion Loan.

“Servicing Shift Companion Loan” the Plaza Mexico – Los Angeles Pari Passu Companion Loans, the Holiday Inn Express Nashville - Downtown Controlling Pari Passu Companion Loan, the Renaissance Center Companion Loans, the Peachtree Mall Companion Loans and the Residence Inn by Marriott LAX Companion Loan.

“Servicing Shift Mortgage Loan” means the Plaza Mexico – Los Angeles Mortgage Loan, the Holiday Inn Express Nashville - Downtown Mortgage Loan, the Renaissance Center Mortgage Loan, the Peachtree Mall Mortgage Loan and the Residence Inn by Marriott LAX Mortgage Loan.

“Servicing Shift Whole Loan” means the Plaza Mexico – Los Angeles Whole Loan, the Holiday Inn Express Nashville - Downtown Whole Loan, the Renaissance Center Whole Loan, the Peachtree Mall Whole Loan and the Residence Inn by Marriott LAX Whole Loan.

“WFCMT 2016-C34 PSA” means the pooling and servicing agreement relating to the securitization of the Regent Portfolio Controlling Pari Passu Companion Loan.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
The Mall at Rockingham Park	$40,000,000	5.4%	$102,500,000	$119,500,000	28.8%	53.0%	4.14x	2.25x
Plaza Mexico – Los Angeles	$36,000,000	4.9%	$70,000,000	N/A	57.6%	57.6%	1.88x	1.88x
Holiday Inn Express Nashville - Downtown	$34,300,000	4.7%	$38,200,000	N/A	63.0%	63.0%	2.02x	2.02x
Renaissance Center	$30,240,000	4.1%	$40,360,000	N/A	63.9%	63.9%	1.56x	1.56x
AG Life Time Fitness Portfolio	$29,300,000	4.0%	$145,000,000	N/A	57.1%	57.1%	1.99x	1.99x
Peachtree Mall	$23,703,430	3.2%	$56,444,665	N/A	58.1%	58.1%	1.83x	1.83x
TEK Park	$23,500,000	3.2%	$41,500,000	N/A	63.7%	63.7%	1.47x	1.47x
OZRE Leased Fee Portfolio	$20,000,000	2.7%	$155,750,000	N/A	70.2%	70.2%	1.74x	1.74x
At Home Portfolio	$18,000,000	2.4%	$10,150,000	N/A	68.9%	68.9%	1.31x	1.31x
Residence Inn by Marriott LAX	$14,968,853	2.0%	$38,420,055	N/A	64.7%	64.7%	1.44x	1.44x
Marriott Saddle Brook	$14,873,026	2.0%	$12,394,189	N/A	63.4%	63.4%	1.68x	1.68x
Regent Portfolio	$11,500,000	1.6%	$70,000,000	N/A	62.2%	62.2%	1.45x	1.45x
3 Executive Campus	$11,075,339	1.5%	$16,613,008	N/A	69.7%	69.7%	1.66x	1.66x

(1)	Calculated including the related pari passu companion loans but excluding the related subordinate companion loan.

(2)	Calculated including the related pari passu companion loans and the related subordinate companion loan.

The Serviced Whole Loans

Plaza Mexico – Los Angeles Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Plaza Mexico – Los Angeles, representing approximately 4.9% of the Initial Pool Balance, with a Cut-off Date Balance of $36,000,000 (the “Plaza Mexico – Los Angeles Mortgage Loan”), is part of a whole loan comprised of six promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Plaza Mexico – Los Angeles Mortgaged Property”). The Plaza Mexico – Los Angeles Mortgage Loan is evidenced by promissory Notes A-1 and A-6. The portions of the Plaza Mexico – Los Angeles Whole Loan (as defined below) evidenced by (a) promissory Note A-2 (the “Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan”), with a Cut-off Date Balance of $20,000,000, which is currently held by Natixis Real Estate Capital LLC, (b) promissory Note A-3, with a Cut-off Date Balance of $20,000,000, which is currently held by Natixis Real Estate Capital LLC, (c) promissory Note A-4, with a Cut-off Date Balance of $20,000,000, which is currently held by Natixis Real Estate Capital LLC, and (d) promissory Note A-5, with a Cut-off Date Balance of $10,000,000, which is currently held by Natixis Real Estate Capital LLC (collectively, the “Plaza Mexico – Los Angeles Pari Passu Companion Loans”) are each pari passu in right of payment with the Plaza Mexico – Los Angeles Mortgage Loan. The Plaza Mexico – Los Angeles Mortgage Loan and the Plaza Mexico – Los Angeles Pari Passu Companion Loans are collectively referred to in this prospectus as the “Plaza Mexico – Los Angeles Whole Loan”. The Plaza Mexico – Los

Angeles Pari Passu Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the promissory notes evidencing the Plaza Mexico – Los Angeles Whole Loan (the “Plaza Mexico – Los Angeles Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Plaza Mexico – Los Angeles Noteholder (the “Plaza Mexico – Los Angeles Intercreditor Agreement”).

Servicing. Pursuant to the terms of the Plaza Mexico – Los Angeles Intercreditor Agreement, the Plaza Mexico – Los Angeles Whole Loan will be initially serviced and administered pursuant to the terms of the PSA by the master servicer and the special servicer, as the case may be, according to the Servicing Standard until the securitization of the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan (the “Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan Securitization Date”), after which the Plaza Mexico – Los Angeles Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement entered into in connection with such other securitization (the “Plaza Mexico – Los Angeles PSA”) and the Plaza Mexico – Los Angeles Intercreditor Agreement. The Plaza Mexico – Los Angeles Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Plaza Mexico – Los Angeles Whole Loan will be allocated on a pro rata basis to the holders thereof. No parties to the Plaza Mexico – Los Angeles PSA have yet been identified.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making any required P&I Advances on the Plaza Mexico – Los Angeles Mortgage Loan (but not on the Plaza Mexico – Los Angeles Pari Passu Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Plaza Mexico – Los Angeles Mortgage Loan.

Until the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan Securitization Date, the master servicer or the trustee, as applicable, will be obligated to make servicing advances with respect to the Plaza Mexico – Los Angeles Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

On and after the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan Securitization Date, (i) The master servicer or the trustee, as applicable, will continue to be responsible for making any required P&I Advances on the Plaza Mexico – Los Angeles Mortgage Loan (but not on the Plaza Mexico – Los Angeles Pari Passu Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Plaza Mexico – Los Angeles Mortgage Loan; and (ii) the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be responsible for making (A) any required P&I Advances on the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan as required under the terms of the related Non-Serviced PSA (but not on the Plaza Mexico – Los Angeles Mortgage Loan or the Plaza Mexico – Los Angeles Pari Passu Companion Loans) and (B) any required servicing advances with respect to the Plaza Mexico – Los Angeles Whole Loan, unless in the case of clause (A) or (B) above, a similar determination of nonrecoverability is made under the related Non-Serviced PSA.

Distributions. The Plaza Mexico – Los Angeles Intercreditor Agreement sets forth the respective rights of each of the Plaza Mexico – Los Angeles Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Plaza Mexico – Los Angeles Whole Loan will be applied to the Plaza Mexico – Los Angeles Mortgage Loan and the Plaza Mexico – Los Angeles Pari Passu Companion Loans on a pro

rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor and trustee) in accordance with the terms of the applicable pooling and servicing agreement.

Consultation and Control. The controlling noteholder under the Plaza Mexico – Los Angeles Intercreditor Agreement will initially be Natixis Real Estate Capital LLC as the holder of the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan, and from and after the date of the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan Securitization Date, is expected to be the controlling class representative or such other party specified in the Plaza Mexico – Los Angeles PSA (such party, the “Plaza Mexico – Los Angeles Directing Certificateholder”). In its capacity as the controlling noteholder under the Plaza Mexico – Los Angeles Intercreditor Agreement, prior to the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan Securitization Date, the Plaza Mexico – Los Angeles Directing Certificateholder will be entitled to exercise the rights of the Directing Certificateholder as set forth under “Pooling and Servicing Agreement – The Directing Certificateholder” with respect to the Plaza Mexico – Los Angeles Whole Loan and from and after the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan Securitization Date, the rights of the directing certificateholder as set forth under the Plaza Mexico – Los Angeles PSA.

Pursuant to the terms of the Plaza Mexico – Los Angeles Intercreditor Agreement, the issuing entity as holder of the Plaza Mexico – Los Angeles Mortgage Loan (or, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder) will have, after the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan Securitization Date, (i) the right to receive copies of all notices, information and reports, in each case, with respect to any major decisions or the implementation of any recommended actions outlined in an asset status report relating to the Plaza Mexico – Los Angeles Whole Loan, that the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is required to provide to the Plaza Mexico – Los Angeles Directing Certificateholder under the Plaza Mexico – Los Angeles PSA within the same time frame that the Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is required to provide such notices, information and reports to the Plaza Mexico – Los Angeles Directing Certificateholder (but without regard to whether or not the Plaza Mexico – Los Angeles Directing Certificateholder actually has lost any rights to receive such information as a result of a consultation termination event) and (ii) the right to be consulted by the Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, on a strictly non-binding basis with respect to certain major decisions as set forth in the Plaza Mexico – Los Angeles Intercreditor Agreement and the implementation by the Non-Serviced Special Servicer of any recommended actions outlined in an asset status report.

The consultation right of the holder of the Plaza Mexico – Los Angeles Mortgage Loan (or its representative) after the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan Securitization Date will expire ten (10) business days following the delivery by the Non-Serviced Master Servicer or Non-Serviced Special Servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed by the Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding the consultation rights of the holder of the Plaza Mexico – Los Angeles Mortgage Loan (or its representative) described above, the related Non-Serviced Master Servicer or Non-Serviced Special

Servicer, as applicable, is permitted to implement any major decision or any action set forth in an asset status report before the expiration of the aforementioned ten (10) business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Plaza Mexico – Los Angeles Mortgage Loan and the Plaza Mexico – Los Angeles Pari Passu Companion Loan. Prior to the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan Securitization Date, the master servicer and special servicer will be entitled to take such action after making such a determination as set forth in the preceding sentence. Neither the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the holder of the Plaza Mexico – Los Angeles Mortgage Loan (or its representative, including the directing certificateholder) and the master servicer or special servicer, as applicable, will not be obligated at any time to follow or take any alternative actions recommended by the holders of the Plaza Mexico – Los Angeles Mortgage Loan or the Plaza Mexico – Los Angeles Pari Passu Companion Loans (or their representatives, including the directing certificateholder under the Plaza Mexico – Los Angeles PSA).

After the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan Securitization Date, in addition to the consultation rights of the holder of the Plaza Mexico – Los Angeles Mortgage Loan (or its representative) described above, pursuant to the terms of the Plaza Mexico – Los Angeles Intercreditor Agreement, the holder of the Plaza Mexico – Los Angeles Mortgage Loan (or its representative) will have the right to annual conference calls with the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Plaza Mexico – Los Angeles Whole Loan.

Sale of Defaulted Whole Loan. Pursuant to the terms of the Plaza Mexico – Los Angeles Intercreditor Agreement, if the Plaza Mexico – Los Angeles Mortgage Loan becomes a Defaulted Loan, and if the special servicer (or, after the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan Securitization Date, the related Non-Serviced Special Servicer) determines pursuant to the PSA (or the Plaza Mexico – Los Angeles PSA, as the case may be) and the Plaza Mexico – Los Angeles Intercreditor Agreement to pursue a sale of the Plaza Mexico – Los Angeles Mortgage Loan (or the Plaza Mexico – Los Angeles Pari Passu Companion Loan, as the case may be), the special servicer or related Non-Serviced Special Servicer, as applicable, will be required to sell the Plaza Mexico – Los Angeles Mortgage Loan together with the Plaza Mexico – Los Angeles Pari Passu Companion Loans as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements.

Appointment of Special Servicer. Prior to the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan Securitization Date, the holder of the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan will have the right to replace the special servicer then acting with respect to the Plaza Mexico – Los Angeles Whole Loan and appoint a replacement special servicer, solely with respect to the Plaza Mexico – Los Angeles Whole Loan. On and after the Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan Securitization Date, pursuant to the terms of the Plaza Mexico – Los Angeles Intercreditor Agreement, the Plaza Mexico – Los Angeles Directing Certificateholder (which, unless a consultation termination event exists under the Plaza Mexico – Los Angeles PSA, will be the controlling class representative under the Plaza Mexico – Los Angeles PSA) will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Plaza Mexico – Los Angeles Whole Loan and appoint a replacement special servicer in lieu thereof.

Holiday Inn Express Nashville – Downtown Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express Nashville - Downtown (the “Holiday Inn Express Nashville - Downtown Mortgage Loan”), representing approximately 4.7% of the Initial Pool Balance, with an outstanding principal balance as of the Cut-off Date of $34,300,000, is part of a whole loan comprised of three mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Holiday Inn Express Nashville - Downtown Whole Loan (as defined below) is evidenced by (i) one mortgage note designated as Note A-2 that evidences the Holiday Inn Express Nashville - Downtown Mortgage Loan, (ii) one mortgage note designated as Note A-1 having an outstanding principal balance as of the Cut-off Date of $28,200,000 (the “Holiday Inn Express Nashville - Downtown Controlling Pari Passu Companion Loan”) , and (iii) one mortgage note designated as Note A-3 having an outstanding principal balance as of the Cut-off Date of $10,000,000 (the “Holiday Inn Express Nashville - Downtown Pari Passu Companion Loan”, and together with the Holiday Inn Express Nashville - Downtown Controlling Pari Passu Companion Loan, the “Holiday Inn Express Nashville - Downtown Companion Loans”), each of which is which is generally pari passu in right of payment with the Holiday Inn Express Nashville - Downtown Mortgage Loan. The Holiday Inn Express Nashville - Downtown Mortgage Loan and the Holiday Inn Express Nashville - Downtown Companion Loans are collectively referred to as the “Holiday Inn Express Nashville - Downtown Whole Loan”. Only the Holiday Inn Express Nashville - Downtown Mortgage Loan is an asset of the issuing entity. The Holiday Inn Express Nashville - Downtown Companion Loans are currently being held by Société Générale. It is anticipated that the Holiday Inn Express Nashville - Downtown Companion Loans will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur. The rights of the issuing entity as the holder of the Holiday Inn Express Nashville - Downtown Mortgage Loan and the rights of the holders of the Holiday Inn Express Nashville - Downtown Companion Loans are subject to a co-lender agreement (the “Holiday Inn Express Nashville - Downtown Intercreditor Agreement”).

Servicing. Pursuant to the terms of the Holiday Inn Express Nashville - Downtown Intercreditor Agreement, the Holiday Inn Express Nashville - Downtown Whole Loan will be initially serviced and administered pursuant to the terms of the PSA by the master servicer and the special servicer, as the case may be, according to the servicing standard until the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, after which the Holiday Inn Express Nashville - Downtown Whole Loan will be serviced and administered pursuant to the related Non-Serviced PSA and the Holiday Inn Express Nashville - Downtown Intercreditor Agreement. The Holiday Inn Express Nashville - Downtown Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Holiday Inn Express Nashville - Downtown Whole Loan will be allocated on a pro rata basis to the holders thereof. No parties to the related Non-Serviced PSA have yet been identified.

Advances. Until the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, the master servicer or the trustee, as applicable, under the PSA will be responsible for making any required principal and/or interest advance on the Holiday Inn Express Nashville - Downtown Mortgage Loan (but not any advances of principal and/or interest on the Holiday Inn Express Nashville - Downtown Companion Loans) pursuant to the terms of the PSA and the master servicer, the special servicer or the trustee, as applicable, under the PSA will be responsible for making any required servicing advances with respect to the Holiday Inn Express Nashville - Downtown Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the

Holiday Inn Express Nashville - Downtown Mortgage Loan (in the case of an advance of principal or interest) or the Holiday Inn Express Nashville - Downtown Whole Loan (in the case of a servicing advance).

On and after the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, (i) the master servicer or the trustee, as applicable, under the PSA will be responsible for making any required principal and/or interest advance on the Holiday Inn Express Nashville - Downtown Mortgage Loan (but not any advances of principal and/or interest on the Holiday Inn Express Nashville - Downtown Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Holiday Inn Express Nashville - Downtown Mortgage Loan and (ii) the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be responsible for making (A) any required principal and interest advances on the Holiday Inn Express Nashville - Downtown Controlling Pari Passu Companion Loan as required under the terms of the related Non-Serviced PSA (but not on the Holiday Inn Express Nashville - Downtown Mortgage Loan or the Holiday Inn Express Nashville – Downtown Pari Passu Companion Loan) and (B) any required property protection advances with respect to the Holiday Inn Express Nashville - Downtown Whole Loan, unless in the case of clause (A) or (B) above, a similar determination of nonrecoverability is made under the related Non-Serviced PSA.

Application of Payments. The Holiday Inn Express Nashville - Downtown Intercreditor Agreement sets forth the respective rights of the holder of the Holiday Inn Express Nashville - Downtown Mortgage Loan and the holder of the Holiday Inn Express Nashville - Downtown Companion Loans with respect to distributions of funds received in respect of the Holiday Inn Express Nashville - Downtown Whole Loan, and provides, in general, that:

•	the Holiday Inn Express Nashville - Downtown Mortgage Loan and the Holiday Inn Express Nashville - Downtown Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Holiday Inn Express Nashville - Downtown Whole Loan or the related Mortgaged Property will be applied to the Holiday Inn Express Nashville - Downtown Mortgage Loan and the Holiday Inn Express Nashville - Downtown Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the depositor and the trustee) in accordance with the terms of the Holiday Inn Express Nashville - Downtown Intercreditor Agreement and either the PSA or the related Non-Serviced PSA, as applicable; and

•	costs, fees, expenses, losses and shortfalls relating to the Holiday Inn Express Nashville - Downtown Whole Loan will be allocated, on a pro rata and pari passu basis, to the Holiday Inn Express Nashville - Downtown Mortgage Loan and the Holiday Inn Express Nashville - Downtown Companion Loans in accordance with the terms of the Holiday Inn Express Nashville - Downtown Intercreditor Agreement.

For more information regarding the allocation of collections and expenses in respect of the Holiday Inn Express Nashville - Downtown Whole Loan, see “Pooling and Servicing Agreement—Advances” and “— Withdrawals from the Collection Account”.

Consultation and Control. The controlling noteholder under the Holiday Inn Express Nashville - Downtown Intercreditor Agreement will initially be Société Générale as the holder of the Holiday Inn Express Nashville - Downtown Controlling Pari Passu Companion Loan, and from and after the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, is expected to be the controlling class representative or such other party specified in the related Non-Serviced PSA (such party, the “Holiday Inn Express Nashville - Downtown Directing Holder”). In its capacity as the controlling noteholder under the Holiday Inn Express Nashville - Downtown Intercreditor Agreement, prior to the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, the Holiday Inn Express Nashville - Downtown Directing Holder will be entitled to exercise the rights of the Directing Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the Holiday Inn Express Nashville - Downtown Whole Loan and from and after the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, the rights of the directing certificateholder as set forth under the related Non-Serviced PSA.

In addition, pursuant to the terms of the Holiday Inn Express Nashville - Downtown Intercreditor Agreement, the issuing entity as holder of the Holiday Inn Express Nashville - Downtown Mortgage Loan (or prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder) will (i) have, after the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, the right to receive copies of all notices, information and reports that the related Non-Serviced Master Servicer or Non-Serviced Special Servicer is required to provide to the Holiday Inn Express Nashville - Downtown Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the Holiday Inn Express Nashville - Downtown Directing Holder under the related Non-Serviced PSA without regard to the occurrence of any control event or consultation termination event) with respect to any major decisions to be taken with respect to the Holiday Inn Express Nashville - Downtown Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Holiday Inn Express Nashville - Downtown Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the Holiday Inn Express Nashville - Downtown Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Holiday Inn Express Nashville - Downtown Whole Loan. The consultation right of the holder of the Holiday Inn Express Nashville - Downtown Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Holiday Inn Express Nashville - Downtown Mortgage Loan (or its representative) has responded within such period; provided that if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the Holiday Inn Express Nashville - Downtown Mortgage Loan (or its representative) described above, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Holiday Inn Express Nashville - Downtown Mortgage Loan and the Holiday Inn Express Nashville - Downtown Companion Loans. Prior to the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, the master servicer and special servicer will be entitled to take such action after making such a determination as set forth in the preceding sentence. Neither the related Non-Serviced

Master Servicer or Non-Serviced Special Servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the holder of the Holiday Inn Express Nashville - Downtown Mortgage Loan (or its representative, including the directing certificateholder) and neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holders of the Holiday Inn Express Nashville - Downtown Mortgage Loan or the Holiday Inn Express Nashville - Downtown Controlling Pari Passu Companion Loan (or their representatives, including the directing certificateholder under the related Non-Serviced PSA).

After the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, in addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the Holiday Inn Express Nashville - Downtown Intercreditor Agreement, the issuing entity (or its representative) will have the right to attend annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Holiday Inn Express Nashville - Downtown Whole Loan.

Sale of Defaulted Whole Loan. Pursuant to the terms of the Holiday Inn Express Nashville - Downtown Intercreditor Agreement, if the Holiday Inn Express Nashville - Downtown Mortgage Loan becomes a Defaulted Loan, and if the special servicer (or, after the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, the related Non-Serviced Special Servicer) determines pursuant to the PSA (or the related Non-Serviced PSA, as the case may be) and the Holiday Inn Express Nashville - Downtown Intercreditor Agreement to pursue a sale of the Holiday Inn Express Nashville - Downtown Mortgage Loan (or the Holiday Inn Express Nashville - Downtown Controlling Pari Passu Companion Loan, as the case may be), the special servicer or related Non-Serviced Special Servicer, as applicable, will be required to sell the Holiday Inn Express Nashville - Downtown Mortgage Loan together with the Holiday Inn Express Nashville - Downtown Companion Loans as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the trustee’s (or any third party hired by the trustee in accordance with the PSA) or the related Non-Serviced Trustee’s (or any third party hired by such Non-Serviced Trustee in accordance with the related Non-Serviced PSA), as applicable, obligation to review whether any offer from an Interested Person received for the Holiday Inn Express Nashville - Downtown Mortgage Loan and the Holiday Inn Express Nashville - Downtown Companion Loans constitutes a fair price. In connection with any such sale, the applicable special servicer will be required to follow the procedures set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” or similar procedures.

Notwithstanding the foregoing, on and after the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, the related Non-Serviced Special Servicer will not be permitted to sell the Holiday Inn Express Nashville - Downtown Mortgage Loan together with the Holiday Inn Express Nashville - Downtown Companion Loans if the Holiday Inn Express Nashville - Downtown Whole Loan becomes a defaulted whole loan without the written consent of the holder of the Holiday Inn Express Nashville - Downtown Mortgage Loan (provided that such consent is not required if the holder of the Holiday Inn Express Nashville - Downtown Mortgage Loan is the borrower or an affiliate of the borrower) unless the related Non-Serviced Special Servicer has delivered to the holder of the Holiday Inn Express Nashville - Downtown Mortgage Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Holiday Inn Express Nashville - Downtown Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Holiday Inn Express Nashville - Downtown Mortgage Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale. Subject to the terms of the PSA, the holder of the Holiday Inn Express Nashville - Downtown Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

Prior to the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, in the event of the sale by the special servicer of the Holiday Inn Express Nashville - Downtown Whole Loan, the special servicer will be required to provide the same information to, and consult with, the holders of the Holiday Inn Express Nashville - Downtown Companion Loans as described above.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Special Servicer Appointment Rights. Prior to the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, the holder of the Holiday Inn Express Nashville - Downtown Controlling Pari Passu Companion Loan will have the right to replace the special servicer then acting with respect to the Holiday Inn Express Nashville - Downtown Whole Loan and appoint a replacement special servicer, solely with respect to the Holiday Inn Express Nashville - Downtown Whole Loan. On and after the Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date, pursuant to the terms of the Holiday Inn Express Nashville - Downtown Intercreditor Agreement, the Holiday Inn Express Nashville - Downtown Directing Holder (which, unless a control termination event or consultation termination event exists under the related Non-Serviced PSA, will be the directing certificateholder under the related Non-Serviced PSA) will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Holiday Inn Express Nashville - Downtown Whole Loan and appoint a replacement special servicer without the consent of the holder of the Holiday Inn Express Nashville - Downtown Mortgage Loan. The directing certificateholder under the related Non-Serviced PSA (so long as no control termination event under the related Non-Serviced PSA has occurred and is continuing), and the applicable certificateholders with the requisite percentage of voting rights (if a control termination event under the related Non-Serviced PSA has occurred and is continuing) will exercise the rights of the issuing entity under the related Non-Serviced PSA as controlling noteholder, and will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Holiday Inn Express Nashville - Downtown Whole Loan and appoint a replacement special servicer, pursuant to terms substantially similar to those as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

Pursuant to the Holiday Inn Express Nashville - Downtown Intercreditor Agreement, the issuing entity as holder of the Holiday Inn Express Nashville - Downtown Mortgage Loan will have the right to direct the Non-Serviced Trustee to terminate the Non-Serviced Special Servicer (solely with respect to the Holiday Inn Express Nashville - Downtown Whole Loan) upon a “servicer termination event” under the related Non-Serviced PSA with respect to the Non-Serviced Special Servicer that affects the holder of the Holiday Inn Express Nashville - Downtown Mortgage Loan.

Renaissance Center Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Renaissance Center, representing approximately 4.1% of the Initial Pool Balance, with a Cut-off Date Balance of $30,240,000 (the “Renaissance Center Mortgage Loan”), is part of a whole loan comprised of three promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Renaissance Center Mortgaged Property”). Note A-3 evidences the Renaissance Center Mortgage Loan. Notes A-1 and A-2, with an aggregate Cut-off Date Balance of $40,360,000, evidence companion loans that will not be held by the Trust (the “Renaissance Center Companion Loans” and collectively with the Renaissance Center Mortgage Loan, the “Renaissance Center Whole Loan”) and are pari passu in right of payment with the Renaissance Center Mortgage Loan. Note A-1 evidences the controlling interest in the Renaissance Center Whole Loan (the “Renaissance Center Controlling Companion Loan”). On or prior to the Closing Date, Benefit Street Partners CRE Finance LLC will sell the Renaissance Center Mortgage Loan to the depositor for contribution to this securitization. The Renaissance Center Companion Loans are currently held by Benefit Street Partners CRE Finance LLC and will not be transferred to the issuing entity and will not be part of the Mortgage Pool. The Renaissance Center Controlling Companion Loan is expected to be contributed by Benefit Street Partners CRE Finance LLC to the JPMCC 2016-JP2 Mortgage Trust.

The holders of the Renaissance Center Whole Loan (the “Renaissance Center Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Renaissance Center Noteholder (the “Renaissance Center Intercreditor Agreement”).

Servicing. The Renaissance Center Whole Loan will be serviced (i) prior to the securitization date of the Renaissance Center Controlling Companion Loan (the “Renaissance Center Controlling Companion Loan Securitization Date”), by the master servicer and the special servicer pursuant to the terms of the PSA, subject to the terms of the Renaissance Center Intercreditor Agreement and (ii) following the Renaissance Center Controlling Companion Loan Securitization Date, by the master servicer and the special servicer designated under the Note A-1 pooling and servicing agreement (the “Renaissance Center Note A-1 PSA”), which is expected to be the pooling and servicing agreement for the JPMCC 2016-JP2 Mortgage Trust (the “JPMCC 2016-JP2 PSA”) pursuant to the terms of the Renaissance Center Note A-1 PSA and the Renaissance Center Intercreditor Agreement.

Advances. The master servicer or the trustee, as applicable, will be responsible for making (i) P&I Advances on the Renaissance Center Mortgage Loan (but not on the Renaissance Center Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) until the Renaissance Center Controlling Companion Loan Securitization Date, Servicing Advances with respect to the Renaissance Center Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions. The Renaissance Center Intercreditor Agreement sets forth the respective rights of each of the Renaissance Center Noteholders and provides, in general, that:

•	the Renaissance Center Mortgage Loan and the Renaissance Center Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Renaissance Center Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the Renaissance Center Mortgage Loan and the Renaissance Center Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, certificate administrator, trustee and operating advisor) in accordance with the terms of the Renaissance Center Intercreditor Agreement and the PSA; and

•	expenses, losses and shortfalls relating to the Renaissance Center Whole Loan will, in general, be allocated on a pro rata and pari passu basis to the Renaissance Center Mortgage Loan and the Renaissance Center Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Renaissance Center Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Renaissance Center Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Renaissance Center Companion Loans. Furthermore, the holders of the Renaissance Center Companion Loans will not bear master servicing fees in excess of the primary servicing fee, or other non-default related administrative fees, earned on the Renaissance Center Mortgage Loan.

Consultation and Control. Until the Renaissance Center Controlling Companion Loan Securitization Date, certain decisions to be made with respect to the Renaissance Center Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the holder of the Renaissance Center Controlling Companion Loan. After the Renaissance Center Controlling Companion Loan Securitization Date, certain decisions to be made with respect to the Renaissance Center Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the applicable pooling and servicing agreement, will require the approval of the party entitled under such securitization to exercise the rights granted to the holder of the Renaissance Center Controlling Companion Loan under the Renaissance Center Intercreditor Agreement (such directing holder, the “Renaissance Center Companion Loan Controlling Class Representative”).

Pursuant to the terms of the Renaissance Center Intercreditor Agreement, after the Renaissance Center Controlling Companion Loan Securitization Date, the directing certificateholder will have the right to (i) receive copies of all notices, information and reports that the applicable special servicer is required to provide to the Renaissance Center Companion Loan Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Renaissance Center Companion Loan Controlling Class Representative (but without regard to whether or not the Renaissance Center Companion Loan Controlling Class Representative actually has lost any rights to receive such information as a result of a consultation termination event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Renaissance Center Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the directing certificateholder will expire 10 business days after the delivery of notice and information relating to the matter subject to consultation, whether or not the directing certificateholder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the directing certificateholder’s consultation rights described above, the applicable special servicer will be permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Renaissance Center Mortgage Loan and the Renaissance Center Companion Loans.

In addition to the consultation rights of the directing certificateholder described above, after the Renaissance Center Controlling Companion Loan Securitization Date, the directing certificateholder will have the right to attend (in-person or telephonically in the discretion of the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as applicable) annual meetings with the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as applicable, in which servicing issues related to the Renaissance Center Whole Loan are discussed, provided that the directing certificateholder executes, at the request of the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as applicable, a confidentiality agreement in form and substance satisfactory to it, the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as applicable.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Renaissance Center Intercreditor Agreement, if the Renaissance Center Whole Loan becomes a defaulted Mortgage Loan pursuant to the terms of the PSA (prior to the Renaissance Center Controlling Companion Loan Securitization Date) or the Renaissance Center Note A-1 PSA (on and after the Renaissance Center Controlling Companion Loan Securitization Date), and thereafter the related special servicer determines pursuant to the PSA or the Renaissance Center Note A-1 PSA, as applicable, and the Renaissance Center Intercreditor Agreement to pursue a sale of the Renaissance Center Mortgage Loan, the related special servicer will be required to sell the Renaissance Center Mortgage Loan together with the Renaissance Center Companion Loans as a single whole loan, in accordance with the provisions of the PSA (prior to the Renaissance Center Controlling Companion Loan Securitization Date) or the Renaissance Center Note A-1 PSA (on and after the Renaissance Center Controlling Companion Loan Securitization Date) and the Renaissance Center Intercreditor Agreement subject to certain notice and information delivery requirements.

Replacement of Special Servicer. The holder of the Renaissance Center Controlling Companion Loan (prior to a control termination event) or, on and after the Renaissance Center Controlling Companion Loan Securitization Date, certificateholders with the requisite percentage of voting rights, pursuant to the Renaissance Center Note A-1 PSA, will have the right, with or without cause, to replace the related special servicer and appoint a replacement special servicer in lieu thereof without the consent of the directing certificateholder as long as such replacement special servicer is a “qualified servicer” (as described in the Renaissance Center Intercreditor Agreement) and satisfies the other conditions set forth in the PSA (prior to the Renaissance Center Controlling Companion Loan Securitization Date) or the Renaissance Center Note A-1 PSA (on and after the Renaissance Center Controlling Companion Loan Securitization Date).

Peachtree Mall Whole Loan

General. The Mortgage Loan, secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Peachtree Mall (the “Peachtree Mall Mortgage Loan”), representing approximately 3.2% of the Initial Pool Balance, with an outstanding principal balance as of the Cut-off Date of $23,703,430, is part of a split loan structure comprised of four mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Peachtree Mall Whole Loan (as defined below) is evidenced by (i) one mortgage note designated as Note A-1 that evidences the Peachtree Mall Mortgage Loan, (ii) one mortgage note designated as Note A-3 having an outstanding principal balance as of the Cut-off Date of $26,250,000 (the “Peachtree Mall Controlling Companion Loan”), (iii) one mortgage note designated as Note A-2 having an outstanding principal balance as of the Cut-off Date of $ 15,152,780 and (iv) one mortgage note designated as Note A-4 having an outstanding principal balance as of the Cut-off Date of $15,152,780 (each of Note A-2 and Note A-4, a “Peachtree Mall Companion Loan”, and together with the Peachtree Mall Controlling Companion Loan, the “Peachtree Mall Companion Loans”), each of which is which is generally pari passu in right of payment with the Peachtree Mall Mortgage Loan. The Peachtree Mall Mortgage Loan and the Peachtree Mall Companion Loans are collectively referred to as the “Peachtree Mall Whole Loan”. Only the Peachtree Mall Mortgage Loan is an asset of the issuing entity. The Peachtree Mall Companion Loans are currently being held by Silverpeak Real Estate Finance LLC. It is anticipated that the Peachtree Mall Companion Loans will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur. The rights of the issuing entity as the holder of the Peachtree Mall Mortgage Loan and the rights of the holders of the Peachtree Mall Companion Loans (the “Peachtree Mall Noteholders”) are subject to a co-lender agreement (the “Peachtree Intercreditor Agreement”).

Servicing. The Peachtree Mall Whole Loan will be serviced (i) prior to the securitization date of the Peachtree Mall Controlling Companion Loan (the “Peachtree Mall Companion Loan Securitization Date”), by the master servicer and the special servicer pursuant to the terms of the PSA, subject to the terms of the Peachtree Mall Intercreditor Agreement and (ii) following the Peachtree Mall Companion Loan Securitization Date, by the master servicer and the special servicer designated under the Note A-3 pooling and servicing agreement (the “Peachtree Mall Note A-3 PSA”) pursuant to the terms of the Peachtree Mall Note A-3 PSA and Peachtree Mall Intercreditor Agreement.

Advances. The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on the Peachtree Mall Mortgage Loan (but not on the Peachtree Mall Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) until the Peachtree Mall Companion Loan Securitization Date, Servicing Advances with respect to the Peachtree Mall Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions. The terms of the Peachtree Mall Intercreditor Agreement set forth the respective rights of the Peachtree Mall Noteholders with respect to distributions of funds received in respect of the Peachtree Mall Whole Loan, and provides, in general, that:

•	the Peachtree Mall Mortgage Loan and the Peachtree Mall Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Peachtree Mall Whole Loan or the related Mortgaged Property will be applied to the Peachtree Mall Mortgage Loan and the Peachtree Mall Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor and trustee) in accordance with the terms of the Peachtree Mall Intercreditor Agreement and the PSA; and

•	expenses, losses and shortfalls relating to the Peachtree Mall Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the Peachtree Mall Mortgage Loan and the Peachtree Mall Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Peachtree Mall Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Peachtree Mall Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Peachtree Mall Companion Loans. Furthermore, the holders of the Peachtree Mall Companion Loans will not bear master servicing fees in excess of the primary servicing fee, or other non-default related administrative fees, earned on the Peachtree Mall Mortgage Loan.

Consultation and Control. Until the Peachtree Mall Controlling Companion Loan Securitization Date, certain decisions to be made with respect to the Peachtree Mall Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the holder of the Peachtree Mall Controlling Companion Loan. After the Peachtree Mall Controlling Companion Loan Securitization Date, certain decisions to be made with respect to the Peachtree Mall Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Peachtree Mall Note A-3 PSA, will require the approval of the party entitled under such securitization to exercise the rights granted to the holder of the Peachtree Mall Controlling Companion Loan under the Peachtree Mall Intercreditor Agreement (such party, the “Peachtree Mall Companion Loan Controlling Class Representative”).

Pursuant to the terms of the Peachtree Mall Intercreditor Agreement, after the Peachtree Mall Controlling Companion Loan Securitization Date, the directing certificateholder will have the right to (i) receive copies of all notices, information and reports that the applicable special servicer is required to provide to the Peachtree Mall Companion Loan Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Peachtree Mall Companion Loan Controlling Class Representative (but without regard to whether or not the Peachtree Mall Companion Loan Controlling Class Representative actually has lost any rights to receive such information as a result of a consultation termination event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions set forth in the Peachtree Mall Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the directing certificateholder will expire 10 business days after the delivery by the related Non-Serviced Special Servicer of notice and information relating to the matter subject to consultation, whether or not the directing certificateholder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the directing certificateholder’s consultation rights described above, the related Non-Serviced Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Peachtree Mall Mortgage Loan and the Peachtree Mall Pari Passu Companion Loans.

In addition to the consultation rights of the directing certificateholder described above, after the Peachtree Mall Controlling Companion Loan Securitization Date, the directing certificateholder will have the right to annual conference calls with the master servicer or special servicer under the Peachtree Mall Note A-3 PSA, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer under the Peachtree Mall Note A-3 PSA, in which servicing issues related to the Peachtree Mall Whole Loan are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Peachtree Mall Intercreditor Agreement, if the Peachtree Mall Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the PSA (prior to the Peachtree Mall Controlling Companion Loan Securitization Date) or the Peachtree Mall Note A-3 PSA (on and after the Peachtree Mall Controlling Companion Loan Securitization Date), and thereafter the related special servicer determines pursuant to the PSA or the Peachtree Mall Note A-3 PSA, as applicable, and the Peachtree Mall Intercreditor Agreement to pursue a sale of the Peachtree Mall Mortgage Loan, the special servicer will be required to sell the Peachtree Mall Mortgage Loan together with the Peachtree Mall Controlling Companion Loan as a single whole loan, in accordance with the provisions of the PSA (prior to the Peachtree Mall Controlling Companion Loan Securitization Date) or the Peachtree Mall Note A-3 PSA (on and after the Peachtree Mall Controlling Companion Loan Securitization Date) and the Peachtree Mall Intercreditor Agreement, subject to certain notice and information delivery requirements.

Replacement of Special Servicer. The holder of the Peachtree Mall Controlling Companion Loan or, on and after the Peachtree Mall Controlling Companion Loan Securitization Date, certificateholders with the requisite percentage of voting rights, pursuant to the Peachtree Mall Note A-3 PSA, will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the directing certificateholder as long as such replacement special servicer is a “qualified servicer” (as described in the Peachtree Mall Intercreditor Agreement) and satisfies the other conditions set forth in the PSA (prior to the Peachtree Mall Controlling Companion Loan Securitization Date) or the Peachtree Mall Note A-3 PSA (on and after the Peachtree Mall Controlling Companion Loan Securitization Date).

TEK Park Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as TEK Park, representing approximately 3.2% of the Initial Pool Balance, with a Cut-off Date Balance of $23,500,000 (the “TEK Park Mortgage Loan”) is part of a whole loan comprised of three promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “TEK Park Mortgaged Property”). The TEK Park Mortgage Loan is evidenced by promissory Note A-1. The portions of the TEK Whole Loan (as defined below) evidenced by (a) promissory Note A-2, with a Cut-off Date Balance of $24,000,000, which (subject to any applicable financing arrangement) is currently being held by UBS Real Estate Securities Inc. (or an affiliate) and (b) promissory Note A-3, with a Cut-off Date Balance of $17,500,000, which (subject to any applicable financing arrangement) is currently being held by CCRE (or an affiliate) (collectively, the “TEK Park Pari Passu Companion Loans”) are pari passu in right of payment with the TEK Park Mortgage Loan. The TEK Park Mortgage Loan and the TEK Park Pari Passu Companion Loans are collectively referred to in this prospectus as the “TEK Park Whole Loan”. The TEK Park Pari Passu Companion Loans will not be transferred to the issuing entity and will not be a part of the Mortgage Pool.

The holders of the TEK Park Whole Loan (the “TEK Park Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each TEK Park Noteholder (the “TEK Park Intercreditor Agreement”).

Servicing. The TEK Park Whole Loan will be serviced and administered by the master servicer and the special servicer pursuant to the terms of the PSA. Subject to the terms of the TEK Park Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any TEK Park Noteholder will be effected in accordance with the PSA.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on any TEK Park Mortgage Loan (but not on the TEK Park Pari Passu Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Servicing Advances with respect to the TEK Park Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions. The TEK Park Intercreditor Agreement sets forth the respective rights of each of the TEK Park Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the TEK Park Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the TEK Park Mortgage Loan and the TEK Park Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the Intercreditor Agreement with respect to the TEK Park Whole Loan will be the directing certificateholder. Certain decisions to be made with respect to the TEK Park Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the Controlling Class Representative unless a Control Termination Event exists.

Pursuant to the terms of the TEK Park Intercreditor Agreement, the TEK Park Non-Controlling Note Holders will have the right to (i) receive copies of all notices, information and reports that the special servicer is required to provide to the Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Controlling Class Representative (but without regard to whether or not the Controlling Class Representative actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the TEK Park Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the TEK Park Non-Controlling Note Holders will expire 10 business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not such TEK Park Non-Controlling Note Holders have responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the TEK Park Non-Controlling Note Holder consultation rights described above, the special servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the TEK Park Mortgage Loan and the TEK Park Pari Passu Companion Loans.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the holder of the Controlling Class Representative or the TEK Park Non-Controlling Note Holders may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the PSA, the TEK Park Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer, special servicer, paying agent, trust fund, certificate administrator, trustee, depositor, any mortgage loan seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA.

In addition to the consultation rights of the TEK Park Non-Controlling Note Holders described above, the TEK Park Note Holders will have the right to annual conference calls with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the TEK Park Whole Loan are discussed.

“TEK Park Non-Controlling Note Holder” means, with respect to the TEK Park Pari Passu Companion Loans, if the TEK Park Pari Passu Companion Loans are included in a securitization, the party entitled under such securitization to exercise the rights granted to the holder of such TEK Park Pari Passu Companion Loans under the TEK Park Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the TEK Park Intercreditor Agreement, if the TEK Park Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the PSA, and thereafter the special servicer determines pursuant to the PSA and the TEK Park Intercreditor Agreement to pursue a sale of the TEK Park Mortgage Loan, the special servicer will be required to sell the TEK Park Mortgage Loan together with the TEK Park Pari Passu Companion Loans as a single whole loan, in accordance with the provisions of the PSA and the TEK Park Intercreditor Agreement; provided, that the special servicer will not be permitted to sell the TEK Park Whole Loan without the consent of the TEK Park Non-Controlling Note Holders unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The Controlling Class Representative (prior to a Control Termination Event) or Certificateholders with the requisite percentage of Voting Rights as described under “Description of the Certificates—Voting Rights” (following a Control Termination Event), will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the TEK Park Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the TEK Park Intercreditor Agreement) and satisfies the other conditions set forth in the PSA.

Residence Inn by Marriott LAX Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Residence Inn by Marriott LAX, representing approximately 2.0% of the Initial Pool Balance, with a Cut-off Date Balance of $14,968,853 (the “Residence Inn by Marriott LAX Mortgage Loan”), is part of a whole loan comprised of three promissory notes, each of which is secured by the same mortgage instrument on the same underlying

Mortgaged Property (the “Residence Inn by Marriott LAX Mortgaged Property”). The Residence Inn by Marriott LAX Mortgage Loan is evidenced by promissory Note A-1. The portions of the Residence Inn by Marriott LAX Whole Loan (as defined below) evidenced by (a) promissory Note A-2 (the “Residence Inn by Marriott LAX Controlling Pari Passu Companion Loan”), which (subject to any applicable financing arrangement) is currently being held by CCRE (or an affiliate), and (b) promissory Note A-3, which (subject to any applicable financing arrangement) is currently held by CCRE (or an affiliate), with an aggregate Cut-off Date Balance of $38,420,055 (collectively, the “Residence Inn by Marriott LAX Companion Loans”), which are pari passu in right of payment with the Residence Inn by Marriott LAX Mortgage Loan. The Residence Inn by Marriott LAX Mortgage Loan and the Residence by Marriott LAX Pari Passu Companion Loans are collectively referred to in this prospectus as the “Residence Inn by Marriott LAX Whole Loan.” The Residence Inn by Marriott LAX Pari Passu Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the Residence Inn by Marriott LAX Whole Loan (the “Residence Inn by Marriott LAX Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Residence Inn by Marriott LAX Noteholder (the “Residence Inn by Marriott LAX Intercreditor Agreement”).

Servicing. Pursuant to the terms of the Residence Inn by Marriott LAX Intercreditor Agreement, the Residence Inn by Marriott LAX Whole Loan will be initially serviced and administered by the master servicer and the special servicer pursuant to the terms of the PSA according to the Servicing Standard until the date (the “Residence Inn by Marriott LAX Companion Loan Securitization Date”) on which the Residence Inn by Marriott LAX Controlling Pari Passu Companion Loan is securitized, after which the Residence Inn by Marriott LAX Whole Loan will be serviced and administered under the pooling and servicing agreement (the “Residence Inn by Marriott LAX PSA”) entered into in connection with such other securitization and the Residence Inn by Marriott LAX Intercreditor Agreement. Subject to the terms of the Residence Inn by Marriott LAX Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Residence Inn by Marriott LAX Noteholder will be effected in accordance with the PSA until the Residence Inn by Marriott LAX Companion Loan Securitization Date, after which all decisions, consents, waivers, approvals and other actions on the part of any Residence Inn by Marriott LAX Noteholder will be effected in accordance with the Residence Inn by Marriott LAX PSA.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on the Residence Inn by Marriott LAX Mortgage Loan (but not on the Residence Inn by Marriott LAX Pari Passu Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) until the Residence Inn by Marriott LAX Companion Loan Securitization Date, Servicing Advances with respect to the Residence Inn by Marriott LAX Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA. After the Residence Inn by Marriott LAX Companion Loan Securitization Date, Servicing Advances with respect to the Residence Inn by Marriott LAX Whole Loan will be made by the master servicer, the trustee or the special servicer, as applicable, under the Residence Inn by Marriott LAX PSA.

Distributions. The Residence Inn by Marriott LAX Intercreditor Agreement sets forth the respective rights of each of the Residence Inn by Marriott LAX Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Residence Inn by Marriott LAX Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the Residence Inn by Marriott LAX Mortgage Loan and the Residence Inn by Marriott LAX Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. Until the Residence Inn by Marriott LAX Companion Loan Securitization Date, the directing certificateholder under the Residence Inn by Marriott LAX Intercreditor Agreement with respect to the Residence Inn by Marriott LAX Whole Loan will be the holder of the Residence Inn by Marriott LAX Controlling Pari Passu Companion Loan, and after the Residence Inn by Marriott LAX Companion Loan Securitization Date, the directing certificateholder will be the party entitled under such securitization to exercise the rights granted to the holder of the Residence Inn by Marriott LAX Controlling Pari Passu Companion Loan under the Residence Inn by Marriott LAX Intercreditor Agreement (such directing certificateholder, the “Residence Inn by Marriott LAX Companion Loan Controlling Class Representative”). Until the Residence Inn by Marriott LAX Companion Loan Securitization Date, certain decisions to be made with respect to the Residence Inn by Marriott LAX Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the holder of the Residence Inn by Marriott LAX Controlling Pari Passu Companion Loan. After the Residence Inn by Marriott LAX Companion Loan Securitization Date, certain decisions to be made with respect to the Residence Inn by Marriott LAX Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the applicable pooling and servicing agreement, will require the approval of the Residence Inn by Marriott LAX Companion Loan Controlling Class Representative.

Pursuant to the terms of the Residence Inn by Marriott LAX Intercreditor Agreement, after the Residence Inn by Marriott LAX Companion Loan Securitization Date, the directing certificateholder will have the right to (i) receive copies of all notices, information and reports that the special servicer is required to provide to the Residence Inn by Marriott LAX Companion Loan Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Residence Inn by Marriott LAX Companion Loan Controlling Class Representative (but without regard to whether or not the Residence Inn by Marriott LAX Companion Loan Controlling Class Representative actually has lost any rights to receive such information as a result of a consultation termination event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions set forth in the Residence Inn by Marriott LAX Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the directing certificateholder will expire 10 business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not the directing certificateholder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the directing certificateholder’s consultation rights described above, the special servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Residence Inn by Marriott LAX Mortgage Loan and the Residence Inn by Marriott LAX Pari Passu Companion Loans.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the holder of the Residence Inn by Marriott LAX Controlling Pari Passu Companion Loan,

the Residence Inn by Marriott LAX Companion Loan Controlling Class Representative or the directing certificateholder may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the PSA (prior to the Residence Inn by Marriott LAX Companion Loan Securitization Date), the Residence Inn by Marriott LAX PSA (on and after the Residence Inn by Marriott LAX Companion Loan Securitization Date), the Residence Inn by Marriott LAX Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer, special servicer, paying agent, trust fund, certificate administrator, trustee, depositor, any mortgage loan seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA (prior to the Residence Inn by Marriott LAX Companion Loan Securitization Date) or the Residence Inn by Marriott LAX PSA (on and after the Residence Inn by Marriott LAX Companion Loan Securitization Date).

In addition to the consultation rights of the Residence Inn by Marriott LAX Non-Controlling Note Holder described above, after the Residence Inn by Marriott LAX Companion Loan Securitization Date, the directing certificateholder will have the right to annual conference calls with the master servicer or special servicer under the Residence Inn by Marriott LAX PSA, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer under the Residence Inn by Marriott LAX PSA, in which servicing issues related to the Residence Inn by Marriott LAX Whole Loan are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Residence Inn by Marriott LAX Intercreditor Agreement, if the Residence Inn by Marriott LAX Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the PSA (prior to the Residence Inn by Marriott LAX Companion Loan Securitization Date) or the Residence Inn by Marriott LAX PSA (on and after the Residence Inn by Marriott LAX Companion Loan Securitization Date), and thereafter the special servicer determines pursuant to the PSA and the Residence Inn by Marriott LAX Intercreditor Agreement to pursue a sale of the Residence Inn by Marriott LAX Mortgage Loan, the special servicer will be required to sell the Residence Inn by Marriott LAX Mortgage Loan together with the Residence Inn by Marriott LAX Controlling Pari Passu Companion Loan as a single whole loan, in accordance with the provisions of the PSA (prior to the Residence Inn by Marriott LAX Companion Loan Securitization Date) or the Residence Inn by Marriott LAX PSA (on and after the Residence Inn by Marriott LAX Companion Loan Securitization Date) and the Residence Inn by Marriott LAX Intercreditor Agreement; provided, that the special servicer will not be permitted to sell the Residence Inn by Marriott LAX Whole Loan without the consent of the Residence Inn by Marriott LAX Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The Residence Inn by Marriott LAX Companion Loan Controlling Class Representative (prior to a control termination event) or, on and after the Residence Inn by Marriott LAX Companion Loan Securitization Date, certificateholders with the requisite percentage of voting rights, pursuant to the Residence Inn by Marriott LAX PSA, will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the Residence Inn by the directing certificateholder as long as such replacement special servicer is a “qualified servicer” (as described in the Residence Inn by Marriott LAX Intercreditor Agreement) and satisfies the other conditions set forth in the PSA (prior to the Residence Inn by Marriott LAX Companion Loan Securitization Date) or the Residence Inn by Marriott LAX PSA (on and after the Residence Inn by Marriott LAX Companion Loan Securitization Date).

Marriott Saddle Brook Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott Saddle Brook, representing approximately 2.0% of the Initial Pool Balance, with a Cut-off Date Balance of $14,873,026 (the “Marriott Saddle Brook Mortgage Loan”) is part of a whole loan comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Marriott Saddle Brook Mortgaged Property”). The Marriott Saddle Brook Mortgage Loan is evidenced by promissory Note A-1. The portion of the Marriott Saddle Brook Whole Loan (as defined below) evidenced by promissory Note A-2, with a Cut-off Date Balance of $12,394,189, which (subject to any applicable financing arrangement) is currently being held by CCRE (or an affiliate) (the “Marriott Saddle Brook Pari Passu Companion Loan”) is pari passu in right of payment with the Marriott Saddle Brook Mortgage Loan. The Marriott Saddle Brook Mortgage Loan and the Marriott Saddle Brook Pari Passu Companion Loan are collectively referred to in this prospectus as the “Marriott Saddle Brook Whole Loan.” The Marriott Saddle Brook Pari Passu Companion Loan will not be transferred to the issuing entity and will not be a part of the Mortgage Pool.

The holders of the Marriott Saddle Brook Whole Loan (the “Marriott Saddle Brook Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Marriott Saddle Brook Noteholder (the “Marriott Saddle Brook Intercreditor Agreement”).

Servicing. The Marriott Saddle Brook Whole Loan will be serviced and administered by the master servicer and the special servicer pursuant to the terms of the PSA. Subject to the terms of the Marriott Saddle Brook Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Marriott Saddle Brook Noteholder will be effected in accordance with the PSA.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on any Marriott Saddle Brook Mortgage Loan (but not on the Marriott Saddle Brook Pari Passu Companion Loan) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Servicing Advances with respect to the Marriott Saddle Brook Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions. The Marriott Saddle Brook Intercreditor Agreement sets forth the respective rights of each of the Marriott Saddle Brook Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Marriott Saddle Brook Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the Marriott Saddle Brook Mortgage Loan and the Marriott Saddle Brook Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the Intercreditor Agreement with respect to the Marriott Saddle Brook Whole Loan will be the Controlling Class Representative. Certain decisions to be made with respect to the Marriott Saddle Brook Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the Controlling Class Representative unless a Control Termination Event exists.

Pursuant to the terms of the Marriott Saddle Brook Intercreditor Agreement, the Marriott Saddle Brook Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the special servicer is required to provide to the Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Controlling Class Representative (but without regard to whether or not the Controlling Class Representative actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Marriott Saddle Brook Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the Marriott Saddle Brook Non-Controlling Note Holder will expire 10 business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not such Marriott Saddle Brook Non-Controlling Note Holder have responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Marriott Saddle Brook Non-Controlling Note Holder consultation rights described above, the special servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Marriott Saddle Brook Mortgage Loan and the Marriott Saddle Brook Pari Passu Companion Loan.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the holder of the Controlling Class Representative or the Marriott Saddle Brook Non-Controlling Note Holder may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the PSA, the Marriott Saddle Brook Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer, special servicer, paying agent, trust fund, certificate administrator, trustee, depositor, any mortgage loan seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA.

In addition to the consultation rights of the Marriott Saddle Brook Non-Controlling Note Holders described above, the Marriott Saddle Brook Non-Controlling Note Holders will have the right to annual conference calls with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the Marriott Saddle Brook Whole Loan are discussed.

“Marriott Saddle Brook Non-Controlling Note Holder” means, with respect to the Marriott Saddle Brook Pari Passu Companion Loan, if the Marriott Saddle Brook Pari Passu Companion Loan is included in a securitization, the party entitled under such securitization to exercise the rights granted to the holder of such Marriott Saddle Brook Pari Passu Companion Loan under the Marriott Saddle Brook Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Marriott Saddle Brook Intercreditor Agreement, if the Marriott Saddle Brook Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the PSA, and thereafter the special servicer determines pursuant to the PSA and the Marriott Saddle Brook Intercreditor Agreement to pursue a sale of the Marriott Saddle Brook Mortgage Loan, the special servicer will be required to sell the Marriott Saddle Brook Mortgage Loan together with the Marriott Saddle Brook Passu Companion Loan as a single whole loan, in accordance with the provisions of the PSA and the Marriott Saddle Brook Intercreditor Agreement; provided, that the special servicer will not be permitted to sell the Marriott Saddle Brook Whole Loan without the consent of the Marriott Saddle Brook Non-Controlling Note Holders unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The Controlling Class Representative (prior to a Control Termination Event) or Certificateholders with the requisite percentage of Voting Rights as described under “Description of the Certificates Voting Rights” (following a Control Termination Event), will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the Marriott Saddle Brook Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the Marriott Saddle Brook Intercreditor Agreement) and satisfies the other conditions set forth in the PSA.

At Home Portfolio Whole Loan

General. The Mortgage Loan, secured by the Mortgaged Property identified on Annex A-1 to this prospectus as At Home Portfolio (the “At Home Portfolio Mortgage Loan”), representing approximately 2.4% of the Initial Pool Balance, with an outstanding principal balance as of the Cut-off Date of $18,000,000, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties.

The At Home Portfolio Whole Loan (as defined below) is evidenced by (i) one mortgage note designated as Note A-1 that evidences the At Home Portfolio Mortgage Loan, and (ii) one mortgage note designated as Note A-2 having an outstanding principal balance as of the Cut-off Date of $10,150,000 (the “At Home Portfolio Companion Loan”). The At Home Portfolio Mortgage Loan and the At Home Portfolio Companion Loan are collectively referred to as the “At Home Portfolio Whole Loan”. Only the At Home Portfolio Mortgage Loan is an asset of the issuing entity. The At Home Portfolio Companion Loan is currently being held by Silverpeak Real Estate Finance LLC. It is anticipated that the At Home Portfolio Companion Loan will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur. The rights of the issuing entity as the holder of the At Home Portfolio Mortgage Loan and the rights of the holders of the At Home Portfolio Companion Loan (the “At Home Portfolio Noteholders”) are subject to a co-lender agreement (the “At Home Portfolio Intercreditor Agreement”).

Servicing. The At Home Portfolio Whole Loan will be serviced by the master servicer and the special servicer pursuant to the terms of the PSA, subject to the terms of the At Home Portfolio Intercreditor Agreement.

Advances. The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the At Home Portfolio Mortgage Loan (but not on the At Home Portfolio Companion Loan) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the At Home Portfolio Mortgage Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus. Property protection advances in respect of the related Mortgaged Property will be made as described under “Pooling and Servicing Agreement—Advances—Servicing

Advances” in this prospectus. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances” in this prospectus.

Distributions. The terms of the At Home Portfolio Intercreditor Agreement set forth the respective rights of the At Home Portfolio Noteholders with respect to distributions of funds received in respect of the At Home Portfolio Whole Loan, and provides, in general, that:

•	the At Home Portfolio Mortgage Loan and the At Home Portfolio Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the At Home Portfolio Whole Loan or the related Mortgaged Property will be applied to the At Home Portfolio Mortgage Loan and the At Home Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor and trustee) in accordance with the terms of the At Home Portfolio Intercreditor Agreement and the PSA; and

•	expenses, losses and shortfalls relating to the At Home Portfolio Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the At Home Portfolio Mortgage Loan and the At Home Portfolio Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the At Home Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the At Home Portfolio Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the At Home Portfolio Companion Loan. Furthermore, the holders of the At Home Portfolio Companion Loan will not bear primary servicing fees in excess of the primary servicing fee, or other non-default related administrative fees, earned on the At Home Portfolio Companion Loan.

Certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to the At Home Portfolio Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on the At Home Portfolio Companion Loan or from general collections with respect to any securitization of the At Home Portfolio Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control. The controlling note holder under the At Home Portfolio Intercreditor Agreement with respect to the At Home Portfolio Whole Loan will be the trustee, as holder of the At Home Portfolio Mortgage Loan (such party, the “At Home Portfolio Directing Holder”) (provided that, pursuant to the PSA, unless a Consultation Termination Event has occurred and is continuing or the At Home Portfolio Mortgage Loan is an Excluded Loan, the Directing Certificateholder will be entitled to exercise the rights of the At Home Portfolio Directing Holder). As such, pursuant to the terms of the At Home Portfolio Intercreditor Agreement, certain decisions to be made with respect to the At Home Portfolio Whole Loan, including Major Decisions and implementation of any recommended actions outlined in an Asset Status Report will require the approval of the At Home Portfolio

Directing Holder. Generally, if the At Home Portfolio Directing Holder fails to notify the special servicer of its approval or disapproval of any such decisions or actions within 10 business days (or 30 days with respect to an acceptable insurance default) of notice thereof, such decisions or actions will be deemed approved.

Notwithstanding the At Home Portfolio Directing Holder’s consent and/or consultation rights described above, the master servicer or special servicer, as applicable, is permitted to implement any Major Decision before the expiration of the aforementioned 10 business-day (or in connection with an acceptable insurance default, 30 day) period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the At Home Portfolio Mortgage Loan and the At Home Portfolio Companion Loan.

Pursuant to the terms of the At Home Portfolio Intercreditor Agreement, the holder of the At Home Portfolio Companion Loan (or, at any time the At Home Portfolio Companion Loan is included in a securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” or any other party assigned the rights to exercise the rights of the holder of the At Home Portfolio Companion Loan, as and to the extent provided in the pooling and servicing agreement for such securitization as a non-controlling noteholder, such party, the “At Home Portfolio Non-Directing Holder”) will have the right (i) to receive copies of the same notices, information and reports, in each case, with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the At Home Portfolio Whole Loan, that the master servicer or special servicer, as applicable, is required to provide to the At Home Portfolio Directing Holder under such agreement within the same time frame that the master servicer or special servicer, as applicable, is required to provide such notices, information and reports to the At Home Portfolio Directing Holder (but without regard to whether or not the At Home Portfolio Directing Holder actually has lost any rights to receive such information as a result of a consultation termination event) and (ii) to be consulted by the master servicer or special servicer, as applicable, on a strictly non-binding basis with respect to certain Major Decisions as set forth in the At Home Portfolio Intercreditor Agreement and the implementation by the special servicer of any recommended actions outlined in an Asset Status Report. The consultation right of the At Home Portfolio Non-Directing Holder will expire 10 business days after the delivery by the master servicer or special servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed by the master servicer or special servicer that is materially different from the actions previously proposed, the 10 business day consultation period will begin anew. Notwithstanding the At Home Portfolio Non-Directing Holder’s consultation rights described above, the master servicer or the special servicer, as applicable, is permitted to implement any Major Decision or take any action set forth in an Asset Status Report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the At Home Portfolio Mortgage Loan and the At Home Portfolio Companion Loan. In no event will the master servicer or special servicer be obligated at any time to follow or take any alternative actions recommended by the At Home Portfolio Non-Directing Holder.

In addition to the consultation rights of the At Home Portfolio Non-Directing Holder described above, the At Home Portfolio Non-Directing Holder will have the right to attend annual conference calls with the master servicer or special servicer, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the At Home Portfolio Whole Loan may be discussed.

No objection, direction or advice of the At Home Portfolio Directing Holder contemplated above may require or cause the master servicer or the special servicer, as applicable, to violate any provisions of the At Home Portfolio Mortgage Loan documents, applicable law, the PSA, the At Home Portfolio Intercreditor Agreement, the REMIC provisions or the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer or the special servicer to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the At Home Portfolio Intercreditor Agreement and the PSA, if the At Home Portfolio Mortgage Loan becomes a defaulted mortgage loan and thereafter the special servicer determines pursuant to the PSA and the At Home Portfolio Intercreditor Agreement to pursue a sale of the At Home Portfolio Mortgage Loan, the special servicer will be required to sell the At Home Portfolio Mortgage Loan together with the At Home Portfolio Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements (as described below) and the trustee’s (or any third party hired by the trustee in accordance with the PSA) obligation to review whether offers received from Interested Persons for the At Home Portfolio Mortgage Loan and the At Home Portfolio Companion Loan constitute a fair price.

The special servicer will not be permitted to sell the At Home Portfolio Whole Loan if it becomes a defaulted mortgage loan without the written consent of the At Home Portfolio Non-Directing Holder unless the special servicer has delivered to the At Home Portfolio Non-Directing Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the defaulted mortgage loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the At Home Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the At Home Portfolio Non-Directing Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided, that the At Home Portfolio Non-Directing Holder may waive any of the delivery or timing requirements set forth in this sentence only for itself. Each holder of the At Home Portfolio Mortgage Loan and the At Home Portfolio Companion Loan, the At Home Portfolio Non-Directing Holder and the At Home Portfolio Directing Holder will be permitted to submit an offer at any sale of the defaulted mortgage loan unless such person is the borrower or an agent or affiliate of the borrower. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Replacement of Special Servicer. Pursuant to the terms of the At Home Portfolio Intercreditor Agreement, and subject to the terms of the PSA, the At Home Portfolio Directing Holder (which, unless a Consultation Termination Event has occurred and is continuing, will be the Directing Certificateholder) will have the right, with or without cause, to replace the special servicer then acting with respect to the At Home Portfolio Whole Loan and appoint a replacement special servicer without the consent of the holder of the At Home Portfolio Mortgage Loan. See “Pooling and Servicing Agreement—The Directing Certificateholder—Replacement of the Special Servicer”.

The Non-Serviced Whole Loans

The Mall at Rockingham Park Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Mall at Rockingham Park (“The Mall at Rockingham Park Mortgage Loan”), representing approximately 5.4% of the Initial Pool Balance, with an outstanding principal balance as of the Cut-off Date of $40,000,000, is part of a whole loan comprised of six mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Mall at Rockingham Park Whole Loan (as defined below) is evidenced by: (i) one mortgage note designated as Note A-2-B that evidences The Mall at Rockingham Park Mortgage Loan; (ii) two mortgage notes designated as Note A-1-A and Note A-2-A, respectively, having an aggregate outstanding principal balance as of the Cut-off Date of $42,500,000 (“The Mall at Rockingham Park Standalone Senior Pari Passu Companion Loans”), each of which is generally pari passu in right of payment with The Mall at Rockingham Park Mortgage Loan and The Mall at Rockingham Park Non-Standalone Senior Pari Passu Companion Loan (as defined below); (iii) one pari passu mortgage note designated as Note A-1-B, having an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000 (“The Mall at Rockingham Park Non-Standalone Senior Pari Passu Companion Loan” and, together with The Mall at Rockingham Park Standalone Senior Pari Passu Companion Loans, “The Mall at Rockingham Park Senior Pari Passu Companion Loans”), which is generally pari passu in right of payment with The Mall at Rockingham Park Mortgage Loan and The Mall at Rockingham Park Standalone Senior Pari Passu Companion Loans; and (iv) two mortgage notes designated as Note B-1 and Note B-2, respectively, with an aggregate outstanding principal balance as of the Cut-off Date of $119,500,000 (together, “The Mall at Rockingham Park Subordinate Companion Loans” and, together with The Mall at Rockingham Park Senior Pari Passu Companion Loans, “The Mall at Rockingham Park Companion Loans”), which are subordinate in right of payment to each of The Mall at Rockingham Park Mortgage Loan and The Mall at Rockingham Park Senior Pari Passu Companion Loans. The Mall at Rockingham Park Standalone Senior Pari Passu Companion Loans and The Mall at Rockingham Park Subordinate Companion Loans are collectively referred to as “The Mall at Rockingham Park Standalone Companion Loans”).

The Mall at Rockingham Park Subordinate Companion Loans, together with The Mall at Rockingham Park Mortgage Loan and The Mall at Rockingham Park Senior Pari Passu Companion Loans, are collectively referred to as “The Mall at Rockingham Park Whole Loan”. Only The Mall at Rockingham Park Mortgage Loan is an asset of the issuing entity. The Mall at Rockingham Park Non-Standalone Senior Pari Passu Companion Loan is currently being held by Barclays Bank PLC. Each of The Mall at Rockingham Park Standalone Senior Pari Passu Companion Loans and The Mall at Rockingham Park Subordinate Companion Loans are included in the BBSG 2016-MRP Mortgage Trust (the “BBSG 2016-MRP Mortgage Trust”). The Mall at Rockingham Park Non-Standalone Senior Pari Passu Companion Loan is expected to be contributed by Barclays Bank PLC to one or more future securitizations, but there can be no assurance that any such securitizations will take place.

The holders of The Mall at Rockingham Park Whole Loan (“The Mall at Rockingham Park Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each The Mall at Rockingham Park Noteholder (“The Mall at Rockingham Park Intercreditor Agreement”).

Servicing. The Mall at Rockingham Park Whole Loan and any related REO Property is to be serviced and administered pursuant to the BBSG 2016-MRP Trust and Servicing Agreement, among Barclays Commercial Mortgage Securities LLC, as depositor, Wells Fargo Bank, National Association, as servicer (the “BBSG 2016-MRP Master Servicer”), Torchlight Loan Services, LLC, as special servicer (the “BBSG 2016-MRP Special Servicer”), U.S. Bank National Association, as certificate administrator (in such capacity, the “BBSG 2016-MRP Certificate Administrator”), as trustee (in such capacity, the “BBSG 2016-MRP Trustee”) and as custodian, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus, but subject to the terms of The Mall at Rockingham Park Intercreditor Agreement. Subject to the terms of The Mall at Rockingham Park Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any The Mall at Rockingham Park Noteholder will be effected in accordance with the BBSG 2016-MRP Trust and Servicing Agreement. In servicing The Mall at Rockingham Park Whole Loan, the servicing standard set forth in the BBSG 2016-MRP Trust and Servicing Agreement requires the BBSG 2016-MRP Master Servicer and the BBSG 2016-MRP Special Servicer to take into account the interests of both the Certificateholders and the related Companion Holders as a collective whole (taking into account the subordinate nature of The Mall at Rockingham Park Subordinate Companion Loans).

Amounts payable to the issuing entity as holder of The Mall at Rockingham Park Mortgage Loan pursuant to The Mall at Rockingham Park Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making advances of interest on The Mall at Rockingham Park Mortgage Loan (but not on The Mall at Rockingham Park Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on The Mall at Rockingham Park Mortgage Loan.

The BBSG 2016-MRP Master Servicer or BBSG 2016-MRP Trustee, as applicable, under the BBSG 2016-MRP Trust and Servicing Agreement, will be responsible for making (i) any required property protection advances with respect to The Mall at Rockingham Park Whole Loan, in each case unless a determination of non-recoverability is made under the BBSG 2016-MRP Trust and Servicing Agreement, (ii) any required interest advances on The Mall at Rockingham Park Standalone Companion Loans (but not The Mall at Rockingham Park Mortgage Loan or The Mall at Rockingham Park Non-Standalone Senior Pari Passu Companion Loan), and (iii) certain administrative advances relating to certain third-party costs and expenses that by the terms of The Mall at Rockingham Park Whole Loan loan agreement are the responsibility of the related borrower (but the borrower has failed to pay), in each case unless a determination of non-recoverability is made under the BBSG 2016-MRP Trust and Servicing Agreement.

Application of Payments. The Mall at Rockingham Park Intercreditor Agreement sets forth the respective rights of the holder of The Mall at Rockingham Park Mortgage Loan and the holder of The Mall at Rockingham Park Companion Loans with respect to distributions of funds received in respect of The Mall at Rockingham Park Whole Loan, and provides, in general, that:

•	The Mall at Rockingham Park Subordinate Companion Loans are, at all times, junior, subject and subordinate to The Mall at Rockingham Park Mortgage Loan and The Mall at Rockingham Park Senior Pari Passu Companion Loans, and the right of the holders of The Mall at Rockingham Park Subordinate Companion Loans (“The Mall at

Rockingham Park Subordinate Companion Loan Holders”) to receive payments with respect to The Mall at Rockingham Park Subordinate Companion Loans is, to the extent set forth in The Mall at Rockingham Park Intercreditor Agreement, at all times, junior, subject and subordinate to the rights of the holders of The Mall at Rockingham Park Mortgage Loan and The Mall at Rockingham Park Senior Pari Passu Companion Loans to receive payments with respect to The Mall at Rockingham Park Mortgage Loan and The Mall at Rockingham Park Senior Pari Passu Companion Loans;

•	the principal balances of The Mall at Rockingham Park Subordinate Companion Loans will be reduced pro rata (but, in each case, not below zero) by any realized losses with respect to The Mall at Rockingham Park Whole Loan, and after the principal balances of The Mall at Rockingham Park Subordinate Companion Loans have been reduced to zero, the principal balances of The Mall at Rockingham Park Mortgage Loan and The Mall at Rockingham Park Senior Pari Passu Companion Loans will be reduced pro rata (based on their respective outstanding principal balances, but, in each case, not below zero) by any realized losses with respect to The Mall at Rockingham Park Whole Loan;

•	all amounts tendered by The Mall at Rockingham Park Whole Loan borrower or otherwise available for payment on or with respect to or in connection with The Mall at Rockingham Park Whole Loan or the related Mortgaged Property or amounts realized as proceeds thereof, but excluding (w) proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the terms of the related loan documents, to the extent permitted by the REMIC provisions, (x) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the BBSG 2016-MRP Master Servicer or the master servicer with respect to The Mall at Rockingham Park Mortgage Loan or The Mall at Rockingham Park Non-Standalone Senior Pari Passu Companion Loan under the BBSG 2016-MRP Trust and Servicing Agreement, (y) all amounts that are then due, payable or reimbursable to the BBSG 2016-MRP Master Servicer, the BBSG 2016-MRP Special Servicer, the BBSG 2016-MRP Certificate Administrator or the BBSG 2016-MRP Trustee pursuant to the BBSG 2016-MRP Trust and Servicing Agreement and (z) any amounts that are then due and payable to any master servicer with respect to The Mall at Rockingham Park Mortgage Loan or The Mall at Rockingham Park Non-Standalone Senior Pari Passu Companion Loan (or the trustee with respect to The Mall at Rockingham Park Mortgage Loan or The Mall at Rockingham Park Non-Standalone Senior Pari Passu Companion Loan) in respect of any advances of interest and interest thereon in respect of The Mall at Rockingham Park Mortgage Loan or The Mall at Rockingham Park Non-Standalone Senior Pari Passu Companion Loan) will be distributed as follows:

(i) first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on The Mall at Rockingham Park Senior Pari Passu Companion Loans and The Mall at Rockingham Park Mortgage Loan (other than default interest) to each holder of a The Mall at Rockingham Park Senior Pari Passu Companion Loan and the holder of The Mall at Rockingham Park Mortgage Loan in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable Net Note Rate;

(ii) second, on a pro rata and pari passu basis, to each holder of a The Mall at Rockingham Park Senior Pari Passu Companion Loan and the holder of The Mall at

Rockingham Park Mortgage Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such monthly payment date, until the respective note principal balances have been reduced to zero;

(iii) third, on a pro rata and pari passu basis, to pay accrued and unpaid interest on The Mall at Rockingham Park Subordinate Companion Loans (other than default interest) to each The Mall at Rockingham Park Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable Net Note Rate;

(iv) fourth, on a pro rata and pari passu basis, to each The Mall at Rockingham Park Subordinate Companion Loan Holder in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such monthly payment date, until the respective note principal balances have been reduced to zero;

(v) fifth, to pay yield maintenance premium and yield maintenance default premium then due and payable in respect of The Mall at Rockingham Park Senior Pari Passu Companion Loans and The Mall at Rockingham Park Mortgage Loan, on a pro rata and pari passu basis, then The Mall at Rockingham Park Subordinate Companion Loans, on a pro rata and pari passu basis;

(vi) sixth, to pay default interest and late payment charges then due and owing under The Mall at Rockingham Park Whole Loan, all of which will be applied in accordance with the BBSG 2016-MRP Trust and Servicing Agreement; and

(vii) seventh, if any excess amount is available to be distributed in respect of The Mall at Rockingham Park Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(vi), any remaining amount will be paid pro rata to each holder of a The Mall at Rockingham Park Senior Pari Passu Companion Loan, the holder of The Mall at Rockingham Park Mortgage Loan and each The Mall at Rockingham Park Subordinate Companion Loan Holder in accordance with their respective initial principal balances.

“Net Note Rate” means, with respect to each note, the applicable interest rate minus the applicable servicing fee rate.

Consultation and Control. Pursuant to The Mall at Rockingham Park Intercreditor Agreement, the controlling note holder with respect to The Mall at Rockingham Park Whole Loan, as of any date of determination, is expected to be, during a BBSG 2016-MRP Subordinate Control Period or a BBSG 2016-MRP Subordinate Consultation Period, the BBSG 2016-MRP Controlling Class so long as the Note A-1-A is included in the BBSG 2016-MRP Mortgage Trust. The BBSG 2016-MRP Controlling Class will have the right at any time to appoint a representative (the “BBSG 2016-MRP Directing Certificateholder”) which will be entitled to exercise consent and/or consultation rights under The Mall at Rockingham Park Intercreditor Agreement and the BBSG 2016-MRP Trust and Servicing Agreement with respect to The Mall at Rockingham Park Whole Loan, including consent and/or consultation rights regarding any “major decisions” (as defined under the BBSG 2016-MRP Trust and Servicing Agreement) to be taken with respect to The Mall at Rockingham Park Whole Loan and approval rights regarding the implementation of any recommended actions outlined in an asset status report with respect to The Mall at Rockingham Park Whole Loan. As of the Closing Date, the BBSG 2016-MRP Directing Certificateholder is expected to be Teachers Insurance and Annuity Association of America.

The “BBSG 2016-MRP Controlling Class” will be, as of any time of determination, the BBSG 2016-MRP Mortgage Trust Class E certificates.

A “BBSG 2016-MRP Subordinate Consultation Period” means any period when (i) the certificate balance of the BBSG 2016-MRP Mortgage Trust Class E certificates (taking into account the application of appraisal reduction amounts to notionally reduce the certificate balance of such class of certificates), is less than 25% of the initial certificate balance of such class of certificates and (ii) the certificate balance of such class of certificates (without regard to the application of appraisal reduction amounts allocated to such class of certificates) is equal to or great than 25% of the initial certificate balance of such class of certificates.

A “BBSG 2016-MRP Subordinate Control Period” means with respect to the BBSG 2016-MRP Mortgage Trust Class E certificates and any date of determination, any period when the certificate balance of the BBSG 2016-MRP Mortgage Trust Class E certificates on such date (taking into account the application of appraisal reduction amounts to notionally reduce the certificate balance of such class of certificates) is at least 25% of the initial certificate balance of such class of certificates.

When the certificate balance of the BBSG 2016-MRP Mortgage Trust Class E certificates (without regard to the application of appraisal reduction amounts to notionally reduce the certificate balance of such class of certificates) is less than 25% of the initial certificate balance of such class of certificates, the BBSG 2016-MRP Directing Certificateholder will have no consent or consultation rights under the BBSG 2016-MRP Trust and Servicing Agreement except for such rights available to it as a certificateholder and such other rights that are available to it in accordance with the BBSG 2016-MRP Trust and Servicing Agreement.

In addition, pursuant to the terms of The Mall at Rockingham Park Intercreditor Agreement, for so long as the BBSG 2016-MRP Mortgage Trust has not been terminated, after the termination of a BBSG 2016-MRP Subordinate Consultation Period (and for so long as such termination remains in effect), (1) the issuing entity (or its representative), as holder of The Mall at Rockingham Park Mortgage Loan will be provided (i) notice, information and report with respect to any major decisions (similar to such notice, information and report it would have been required to deliver to the BBSG 2016-MRP Directing Certificateholder pursuant to the BBSG 2016-MRP Trust and Servicing Agreement had the BBSG 2016-MRP Subordinate Consultation Period not been terminated) and (ii) a summary of the asset status report relating to The Mall at Rockingham Park Whole Loan (at the same time as it would have been required to deliver to the BBSG 2016-MRP Directing Certificateholder pursuant to the BBSG 2016-MRP Trust and Servicing Agreement had the BBSG 2016-MRP Subordinate Consultation Period not been terminated) and (2) the issuing entity (or its representative), as holder of The Mall at Rockingham Park Mortgage Loan will be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to The Mall at Rockingham Park Whole Loan or the implementation of any recommended actions outlined in an asset status report relating to The Mall at Rockingham Park Whole Loan. The consultation right of the issuing entity (or its representative) will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notices, information and reports required to be provided to the BBSG 2016-MRP Directing Certificateholder; provided that if the BBSG 2016-MRP Master Servicer (or the BBSG 2016-MRP Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the issuing entity’s (or its representative’s) consultation rights described above, the BBSG 2016-MRP Master Servicer or the BBSG 2016-MRP Special Servicer, as applicable, is permitted to make such major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of The Mall at Rockingham Park Whole Loan. Neither the BBSG 2016-MRP Master Servicer nor the BBSG 2016-MRP Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative), as the holder of The Mall at Rockingham Park Mortgage Loan.

Neither the BBSG 2016-MRP Master Servicer nor the BBSG 2016-MRP Special Servicer may take or refrain from taking any action pursuant to instructions from the issuing entity (or its representative), as the holder of The Mall at Rockingham Park Mortgage Loan, the BBSG 2016-MRP Directing Certificateholder or any other party to the BBSG 2016-MRP Trust and Servicing Agreement that would cause the BBSG 2016-MRP Master Servicer or the BBSG 2016-MRP Special Servicer, as applicable, to violate applicable law, the terms of The Mall at Rockingham Park Whole Loan, The Mall at Rockingham Park Intercreditor Agreement, the BBSG 2016-MRP Trust and Servicing Agreement, including the servicing standard under the BBSG 2016-MRP Trust and Servicing Agreement, or the REMIC provisions or materially expand the scope of the BBSG 2016-MRP Master Servicer’s or the BBSG 2016-MRP Special Servicer’s responsibilities.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Sale of Defaulted Whole Loan. Pursuant to the terms of The Mall at Rockingham Park Intercreditor Agreement, if The Mall at Rockingham Park Whole Loan becomes a defaulted mortgage loan under the BBSG 2016-MRP Trust and Servicing Agreement, and if the BBSG 2016-MRP Special Servicer determines to sell The Mall at Rockingham Park Companion Loans in accordance with the BBSG 2016-MRP Trust and Servicing Agreement, then the BBSG 2016-MRP Special Servicer will be required to sell The Mall at Rockingham Park Companion Loans together with The Mall at Rockingham Park Mortgage Loan as one whole loan in accordance with the procedures set forth under the BBSG 2016-MRP Trust and Servicing Agreement.

Notwithstanding the foregoing, the BBSG 2016-MRP Special Servicer will not be permitted to sell The Mall at Rockingham Park Whole Loan if it becomes a defaulted mortgage loan under the BBSG 2016-MRP Trust and Servicing Agreement without the written consent of the issuing entity (or its representative), as the holder of The Mall at Rockingham Park Mortgage Loan, unless the BBSG 2016-MRP Special Servicer has delivered to the issuing entity (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell The Mall at Rockingham Park Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the BBSG 2016-MRP Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for The Mall at Rockingham Park Whole Loan, and any documents in the servicing file reasonably requested by the holder of The Mall at Rockingham Park Mortgage Loan that are material to the determining the price of The Mall at Rockingham Park Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the BBSG 2016-MRP Master Servicer or the BBSG 2016-MRP Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the BBSG 2016-MRP Trust and Servicing Agreement, the issuing entity (or its representative) and holders of The

Mall at Rockingham Park Mortgage Loan will be permitted to submit an offer at any sale of The Mall at Rockingham Park Whole Loan unless such holder is a “borrower related party” under the BBSG 2016-MRP Trust and Servicing Agreement.

See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights. Pursuant to the BBSG 2016-MRP Intercreditor Agreement and the BBSG 2016-MRP Trust and Servicing Agreement, during a BBSG 2016-MRP Subordinate Control Period, the BBSG 2016-MRP Directing Certificateholder, provided that it is not a “borrower related party” under the BBSG 2016-MRP Trust and Servicing Agreement, will have the right, at any time that The Mall at Rockingham Park Whole Loan is a specially serviced loan, with or without cause, to replace the BBSG 2016-MRP Special Servicer then acting with respect to The Mall at Rockingham Park Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative), as holder of The Mall at Rockingham Park Mortgage Loan.

AG Life Time Fitness Portfolio Whole Loan

General. The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AG Life Time Fitness Portfolio, representing approximately 4.0% of the Initial Pool Balance, with a Cut-off Date Balance of $29,300,000 (the “AG Life Time Fitness Portfolio Mortgage Loan”), is part of a whole loan comprised of five promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “AG Life Time Fitness Portfolio Mortgaged Properties”). The AG Life Time Fitness Portfolio Mortgage Loan is evidenced by promissory Note A-4-2. The portions of the AG Life Time Fitness Portfolio Whole Loan (as defined below) evidenced by (a) promissory Note A-1 (the “AG Life Time Fitness Portfolio Controlling Pari Passu Companion Loan”), with a Cut-off Date Balance of $60,000,000, which was included in the COMM 2016-CCRE28 Mortgage Trust, (b) promissory Note A-2, with a Cut-off Date Balance of $40,000,000, which was included in the CFCRE 2016-C3 Mortgage Trust and (c) promissory Note A-4-1 and promissory Note A-3, with an aggregate Cut-off Date Balance of $45,000,000, which were included in the CFCRE 2016-C4 Mortgage Trust (collectively, the “AG Life Time Fitness Portfolio Pari Passu Companion Loans”) are each pari passu in right of payment with the AG Life Time Fitness Portfolio Mortgage Loan. The AG Life Time Fitness Portfolio Mortgage Loan and the AG Life Time Fitness Portfolio Pari Passu Companion Loans are collectively referred to in this prospectus as the “AG Life Time Fitness Portfolio Whole Loan.” The AG Life Time Fitness Portfolio Pari Passu Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the promissory notes evidencing the AG Life Time Fitness Portfolio Whole Loan (the “AG Life Time Fitness Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each AG Life Time Fitness Portfolio Noteholder (the “AG Life Time Fitness Portfolio Intercreditor Agreement”).

Servicing. The AG Life Time Fitness Portfolio Whole Loan is currently being serviced by Wells Fargo Bank, National Association, as master servicer (the “COMM 2016-CCRE28 Master Servicer”) and specially serviced by Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “COMM 2016-CCRE28 Special Servicer”), pursuant to the pooling and servicing agreement entered into between Deutsche Mortgage & Asset Receiving Corporation, the COMM 2016-CCRE28 Master Servicer, the COMM 2016-CCRE28 Special Servicer, Wilmington Trust, National Association, as trustee (the “COMM 2016-CCRE28 Trustee”), Wells Fargo Bank, National Association, as certificate administrator and custodian (the “COMM 2016-CCRE28 Certificate Administrator”), Park Bridge Lender

Services LLC, as operating advisor (the “COMM 2016-CCRE28 Operating Advisor”) and Park Bridge Lender Services LLC, as asset representations reviewer (the “COMM 2016-CCRE28 Asset Representations Reviewer”) in connection with the COMM 2016-CCRE28 Mortgage Trust (into which the AG Life Time Fitness Portfolio Pari Passu Companion Loan designated as Note A-1 has been deposited) (the “COMM 2016-CCRE28 PSA”), and, subject to the terms of the AG Life Time Fitness Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any AG Life Time Fitness Portfolio Noteholder will be effected in accordance with the COMM 2016-CCRE28 PSA and the AG Life Time Fitness Portfolio Intercreditor Agreement.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the AG Life Time Fitness Portfolio Mortgage Loan (but not on the AG Life Time Fitness Portfolio Pari Passu Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The COMM 2016-CCRE28 Master Servicer or the COMM 2016-CCRE28 Trustee, as applicable, will be obligated to make servicing advances with respect to the AG Life Time Fitness Portfolio Whole Loan, in each case unless a similar determination of nonrecoverability is made under the COMM 2016-CCRE28 PSA.

Distributions. The AG Life Time Fitness Portfolio Intercreditor Agreement sets forth the respective rights of each of the AG Life Time Fitness Portfolio Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the AG Life Time Fitness Portfolio Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the AG Life Time Fitness Portfolio Mortgage Loan and the AG Life Time Fitness Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the AG Life Time Fitness Portfolio Intercreditor Agreement with respect to the AG Life Time Fitness Portfolio Whole Loan will be the controlling class representative or such other party specified in the COMM 2016-CCRE28 PSA (such party, the “AG Life Time Fitness Portfolio Directing Certificateholder”). Certain decisions to be made with respect to the AG Life Time Fitness Portfolio Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the applicable pooling and servicing agreement, will require the approval of the AG Life Time Fitness Portfolio Directing Certificateholder.

Pursuant to the terms of the AG Life Time Fitness Portfolio Intercreditor Agreement, the directing certificateholder will have the right to (i) receive copies of all notices, information and reports that the COMM 2016-CCRE28 Special Servicer is required to provide to the COMM 2016-CCRE28 Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the COMM 2016-CCRE28 Directing Certificateholder (but without regard to whether or not the COMM 2016-CCRE28 Directing Certificateholder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the AG Life Time Fitness Portfolio Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the directing certificateholder will expire 10 business days after the delivery by the COMM 2016-CCRE28 Special Servicer of notice and information relating to the matter subject to consultation, whether or not the directing certificateholder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the directing certificateholder’s consultation rights described above, the COMM 2016-CCRE28 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the AG Life Time Fitness Portfolio Mortgage Loan and the AG Life Time Fitness Portfolio Pari Passu Companion Loans.

In addition to the consultation rights of the directing certificateholder described above, the directing certificateholder will have the right to annual conference calls with the COMM 2016-CCRE28 Master Servicer or COMM 2016-CCRE28 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the COMM 2016-CCRE28 Master Servicer or COMM 2016-CCRE28 Special Servicer, as applicable, in which servicing issues related to the AG Life Time Fitness Portfolio Whole Loan are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the AG Life Time Fitness Portfolio Intercreditor Agreement, if the AG Life Time Fitness Portfolio Whole Loan becomes a defaulted Mortgage Loan pursuant to the terms of the COMM 2016-CCRE28 PSA and thereafter the COMM 2016-CCRE28 Special Servicer determines pursuant to the COMM 2016-CCRE28 PSA and the AG Life Time Fitness Portfolio Intercreditor Agreement to pursue a sale of the AG Life Time Fitness Portfolio Mortgage Loan, the COMM 2016-CCRE28 Special Servicer will be required to sell the AG Life Time Fitness Portfolio Mortgage Loan together with the AG Life Time Fitness Portfolio Pari Passu Companion Loans as a single whole loan, in accordance with the provisions of the COMM 2016-CCRE28 PSA and the AG Life Time Fitness Portfolio Intercreditor Agreement; provided, that the COMM 2016-CCRE28 Special Servicer will not be permitted to sell the AG Life Time Fitness Portfolio Whole Loan without the consent of the AG Life Time Fitness Portfolio Non- Controlling Note Holder unless the COMM 2016-CCRE28 Special Servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The COMM 2016-CCRE28 Directing Certificateholder (prior to a control termination event) or certificateholders with the requisite percentage of voting rights, pursuant to the COMM 2016-CCRE28 PSA, will have the right, with or without cause, to replace the COMM 2016-CCRE28 Special Servicer and appoint a replacement special servicer in lieu thereof without the consent of the directing certificateholder as long as such replacement special servicer is a “qualified servicer” (as described in the AG Life Time Fitness Portfolio Intercreditor Agreement) and satisfies the other conditions set forth in the COMM 2016-CCRE28 PSA.

OZRE Leased Fee Portfolio Whole Loan

General. The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing approximately 2.7% of the Initial Pool Balance, with a Cut-off Date Balance of $20,000,000 (the “OZRE Leased Fee Portfolio Mortgage Loan”) is part of a whole loan comprised of nine promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “OZRE Leased Fee Portfolio Mortgaged Property”). The OZRE Leased Fee Portfolio Mortgage Loan is evidenced by promissory Note A-2-2. The portions of the OZRE Leased Fee Portfolio Whole Loan (as defined below) evidenced by (a) promissory Note A-2-1 (the “OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan”) with a

Cut-off Date Balance of $20,000,000, which (subject to any applicable financing arrangement) is currently being held by CCRE (or an affiliate), (b) promissory Note A-1, Note A-4 and Note A-5, with an aggregate Cut-off Date Balance of $70,000,000, which were included in the CFCRE 2016 – C4 Mortgage Trust and (c) promissory Note A-3, Note A-6, Note A-7 and Note A-8, with an aggregate Cut-off Date Balance of $65,750,000, which were included in the CGCMT 2016 – C1 Mortgage Trust (collectively, the “OZRE Leased Fee Portfolio Pari Passu Companion Loans”) are pari passu in right of payment with the OZRE Leased Fee Portfolio Mortgage Loan. The OZRE Leased Fee Portfolio Mortgage Loan and the OZRE Leased Fee Portfolio Pari Passu Companion Loans are collectively referred to in this prospectus as the “OZRE Leased Fee Portfolio Whole Loan.” The OZRE Leased Fee Portfolio Pari Passu Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the OZRE Leased Fee Portfolio Whole Loan (the “OZRE Leased Fee Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each OZRE Leased Fee Portfolio Noteholder (the “OZRE Leased Fee Portfolio Intercreditor Agreement”).

Servicing. Pursuant to the terms of the OZRE Leased Fee Portfolio Intercreditor Agreement, the OZRE Leased Fee Portfolio Whole Loan will be initially serviced and administered by Wells Fargo Bank, National Association, as master servicer (the “CFCRE 2016–C4 Master Servicer”) and specially serviced by Rialto Capital Advisors, LLC, as special servicer (the “CFCRE 2016–C4 Special Servicer”), pursuant to the terms of the pooling and servicing agreement entered into between CCRE Commercial Mortgage Securities, L.P., the CFCRE 2016–C4 Master Servicer, the CFCRE 2016-C4 Special Servicer, U.S. Bank National Association, as trustee (the “CFCRE 2016-C4 Trustee”), U.S. Bank National Association, as certificate administrator and custodian (the “CFCRE 2016-C4 Certificate Administrator”), Park Bridge Lender Services LLC, as operating advisor (the “CFCRE 2016-C4 Operating Advisor”) and Park Bridge Lender Services LLC, as asset representations reviewer (the “CFCRE 2016-C4 Asset Representations Reviewer”), in connection with the trust created thereunder (the “CFCRE 2016-C4 Mortgage Trust”) (into which the OZRE Leased Fee Portfolio Pari Passu Companion Loans designated as Note A-1, Note A-4 and Note A-5 have been deposited) (the “CFCRE 2016-C4 PSA”) until the date (the “OZRE Leased Fee Portfolio Companion Loan Securitization Date”) on which the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan is securitized, after which the OZRE Leased Fee Portfolio Whole Loan will be serviced and administered under the pooling and servicing agreement (the “OZRE Leased Fee Portfolio PSA”) entered into in connection with such other securitization and the OZRE Leased Fee Portfolio Intercreditor Agreement. Subject to the terms of the OZRE Leased Fee Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any OZRE Leased Fee Portfolio Noteholder will be effected in accordance with the CFCRE 2016-C4 PSA until the OZRE Leased Fee Portfolio Companion Loan Securitization Date, after which all decisions, consents, waivers, approvals and other actions on the part of any OZRE Leased Fee Portfolio Noteholder will be effected in accordance with the OZRE Leased Fee Portfolio PSA.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the OZRE Leased Fee Portfolio Mortgage Loan (but not on the OZRE Leased Fee Portfolio Pari Passu Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

Until the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the CFCRE 2016-C4 Master Servicer or the CFCRE 2016-C4 Trustee, as applicable, will be obligated to make servicing advances with respect to the OZRE Leased Fee Portfolio Whole Loan, in each case unless a similar determination of nonrecoverability is made under the CFCRE 2016-C4 PSA.

Distributions. The OZRE Leased Fee Portfolio Intercreditor Agreement sets forth the respective rights of each of the OZRE Leased Fee Portfolio Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the OZRE Leased Fee Portfolio Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the OZRE Leased Fee Portfolio Mortgage Loan and the OZRE Leased Fee Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. Until the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the directing certificateholder under the OZRE Leased Fee Portfolio Intercreditor Agreement with respect to the OZRE Leased Fee Portfolio Pari Passu Companion Loans will be the holder of the OZRE Leased Fee Portfolio Controlling Note, and after the OZRE Leased Fee Portfolio Controlling Pari Passu Mortgage Loan Securitization Date, the directing certificateholder will be the party entitled under such securitization to exercise the rights granted to the holder of the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan under the OZRE Leased Fee Portfolio Intercreditor Agreement (such directing certificateholder, the “OZRE Leased Fee Portfolio Companion Loan Controlling Class Representative”). Until the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan Securitization Date, certain decisions to be made with respect to the OZRE Leased Fee Portfolio Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the CFCRE 2016-C4 PSA, will require the approval of the holder of the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan. After the OZRE Leased Fee Portfolio Companion Loan Securitization Date, certain decisions to be made with respect to the OZRE Leased Fee Portfolio Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the applicable pooling and servicing agreement, will require the approval of the OZRE Leased Fee Portfolio Companion Loan Controlling Class Representative.

Pursuant to the terms of the OZRE Leased Fee Portfolio Intercreditor Agreement, the directing certificateholder will have the right to (i) receive copies of all notices, information and reports that the special servicer of the OZRE Leased Portfolio Whole Loan is required to provide to the OZRE Leased Fee Portfolio Companion Loan Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the OZRE Leased Fee Portfolio Companion Loan Controlling Class Representative (but without regard to whether or not the OZRE Leased Fee Portfolio Companion Loan Controlling Class Representative actually has lost any rights to receive such information as a result of a consultation termination event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the OZRE Leased Fee Portfolio Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the OZRE Leased Fee Portfolio Non-Controlling Note Holder will expire 10 business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not such OZRE Leased Fee Portfolio Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the directing certificateholder’s consultation rights described above, the special servicer of the OZRE Leased Portfolio Whole Loan is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the OZRE Leased Fee Portfolio Mortgage Loan and the OZRE Leased Fee Portfolio Pari Passu Companion Loans.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the holder of the OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan, the OZRE Leased Fee Portfolio Companion Loan Controlling Class Representative or the directing certificateholder may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the CFCRE 2016-C4 PSA (prior to the OZRE Leased Fee Portfolio Companion Loan Securitization Date), the OZRE Leased Fee Portfolio PSA (on and after the OZRE Leased Fee Portfolio Companion Loan Securitization Date), the OZRE Leased Fee Portfolio Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer, special servicer, paying agent, trust fund, certificate administrator, trustee, depositor, any mortgage loan seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the CFCRE 2016-C4 PSA (prior to the OZRE Leased Fee Portfolio Companion Loan Securitization Date) or the OZRE Leased Fee Portfolio PSA (on and after the OZRE Leased Fee Portfolio Companion Loan Securitization Date).

In addition to the consultation rights of the OZRE Leased Fee Portfolio Non-Controlling Note Holder described above, the directing certificateholder will have the right to annual conference calls with the master servicer or special servicer under the CFCRE 2016-C4 PSA or the OZRE Leased Fee Portfolio PSA, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer under the CFCRE 2016-C4 PSA or the OZRE Leased Fee Portfolio PSA, as applicable, in which servicing issues related to the OZRE Leased Fee Portfolio Whole Loan are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the OZRE Leased Fee Portfolio Intercreditor Agreement, if the OZRE Leased Fee Portfolio Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the CFCRE 2016-C4 PSA (prior to the OZRE Leased Fee Portfolio Companion Loan Securitization Date) or the OZRE Leased Fee Portfolio PSA (on and after the OZRE Leased Fee Portfolio Companion Loan Securitization Date), and thereafter the special servicer determines pursuant to the OZRE Leased Fee Portfolio PSA and the OZRE Leased Fee Portfolio Intercreditor Agreement to pursue a sale of the OZRE Leased Fee Portfolio Mortgage Loan, the special servicer will be required to sell the OZRE Leased Fee Portfolio Mortgage Loan together with the OZRE Leased Fee Portfolio Pari Passu Companion Loans as a single whole loan, in accordance with the provisions of the CFCRE 2016-C4 PSA (prior to the OZRE Leased Fee Portfolio Companion Loan Securitization Date) or the OZRE Leased Fee Portfolio PSA (on and after the OZRE Leased Fee Portfolio Companion Loan Securitization Date), and the OZRE Leased Fee Portfolio Intercreditor Agreement; provided, that the special servicer will not be permitted to sell the OZRE Leased Fee Portfolio Whole Loan without the consent of the OZRE Leased Fee Portfolio Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The OZRE Leased Fee Portfolio Companion Loan Controlling Class Representative (prior to a control termination event) or, on and after the OZRE Leased Fee Portfolio Companion Loan Securitization Date, certificateholders with the requisite percentage of voting rights, pursuant to the OZRE Leased Fee Portfolio PSA, will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the directing certificateholder as long as such replacement special servicer is a “qualified servicer” (as described in the OZRE Leased Fee Portfolio Intercreditor Agreement) and satisfies the other conditions set forth in the CFCRE 2016-C4 PSA (prior to the OZRE Leased Fee Portfolio Companion Loan Securitization Date) or the OZRE Leased Fee Portfolio PSA (on and after the OZRE Leased Fee Portfolio Companion Loan Securitization Date).

Regent Portfolio Whole Loan

General. The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Regent Portfolio, representing approximately 1.6% of the Initial Pool Balance, with a Cut-off Date Balance of $11,500,000, is part of a whole loan comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “Regent Portfolio Mortgaged Properties”). The Regent Portfolio Whole Loan (as defined below) is evidenced by: (i) one mortgage note designated as Note A-1, with a Cut-off Date Balance of $70,000,000, (the “Regent Portfolio Controlling Pari Passu Companion Loan“) and (ii) one mortgage note designated as Note A-2, with a Cut-off Date Balance of $11,500,000 (the “Regent Portfolio Mortgage Loan”). The Regent Portfolio Controlling Pari Passu Companion Loan is pari passu in right of payment with the Regent Portfolio Mortgage Loan. The Regent Portfolio Controlling Pari Passu Companion Loan together with the Regent Portfolio Mortgage Loan are collectively referred to in this prospectus as the “Regent Portfolio Whole Loan“. Only the Regent Portfolio Mortgage Loan is an asset of the Trust. The Regent Portfolio Controlling Pari Passu Companion Loan has been contributed by its respective holder to the WFCMT 2016-C34 securitization trust.

The holders of the Regent Portfolio Whole Loan (the “Regent Portfolio Noteholders“) have entered into a co-lender agreement that sets forth the respective rights of each Regent Portfolio Noteholder (the “Regent Portfolio Intercreditor Agreement“).

Servicing. The Regent Portfolio Whole Loan is currently being serviced and administered pursuant to the terms of the WFCMT 2016-C34 pooling and servicing agreement (the “WFCMT 2016-C34 PSA”), among Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “WFCMT 2016-C34 Master Servicer“), LNR Partners, LLC, as special servicer (the “WFCMT 2016-C34 Special Servicer“), Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “WFCMT 2016-C34 Certificate Administrator“), and Wilmington Trust, National Association, as trustee (the “WFCMT 2016-C34 Trustee“), but subject to the terms of the Regent Portfolio Intercreditor Agreement. The Regent Portfolio Intercreditor Agreement describes the rights of the issuing entity as the holder of the Regent Portfolio Mortgage Loan and the rights of the holder of the Regent Portfolio Controlling Pari Passu Companion Loan, and provides that expenses, losses and shortfalls relating to the Regent Portfolio Whole Loan will be allocated on a pro rata basis to the holders thereof.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making any required P&I Advances on the Regent Portfolio Mortgage Loan (but not on the Regent Portfolio Controlling Pari Passu Companion Loan) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Regent Portfolio Mortgage Loan.

The WFCMT 2016-C34 Master Servicer or the WFCMT 2016-C34 Trustee, as applicable, will be obligated to make servicing advances with respect to the Regent Portfolio Whole Loan, in each case unless a similar determination of nonrecoverability is made under the WFCMT 2016-C34 PSA.

Distributions. The Regent Portfolio Intercreditor Agreement sets forth the respective rights of each of the Regent Portfolio Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Regent Portfolio Whole Loan or the related Mortgaged Property will be applied to the Regent Portfolio Mortgage Loan and the Regent Portfolio Controlling Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor and trustee) in accordance with the terms of the Regent Portfolio Intercreditor Agreement and the WFCMT 2016-C34 PSA.

Consultation and Control. The directing certificateholder under the Regent Portfolio Intercreditor Agreement with respect to the Regent Portfolio Whole Loan will be the controlling class representative or such other party specified in the WFCMT 2016-C34 PSA (such party, the “Regent Portfolio Directing Certificateholder“). As such, pursuant to the terms of the Regent Portfolio Intercreditor Agreement, certain decisions to be made with respect to the Regent Portfolio Whole Loan, including major decisions and implementation of any recommended actions outlined in an asset status report will require the approval of the Regent Portfolio Directing Certificateholder.

Pursuant to the terms of the Regent Portfolio Intercreditor Agreement, the majority of the Controlling Class Certificateholders (such party, the “Regent Portfolio Non-Controlling Note Holder“) will have the right (i) to receive copies of the same notices, information and reports, in each case, with respect to any major decisions or the implementation of any recommended actions outlined in an asset status report relating to the Regent Portfolio Whole Loan, that the WFCMT 2016-C34 Master Servicer or WFCMT 2016-C34 Special Servicer, as applicable, is required to provide to the Regent Portfolio Directing Certificateholder under the WFCMT 2016-C34 PSA within the same time frame that the WFCMT 2016-C34 Master Servicer or WFCMT 2016-C34 Special Servicer, as applicable, is required to provide such notices, information and reports to the Regent Portfolio Directing Certificateholder (but without regard to whether or not the Regent Portfolio Directing Certificateholder actually has lost any rights to receive such information as a result of a consultation termination event) and (ii) to be consulted by the WFCMT 2016-C34 Master Servicer or WFCMT 2016-C34 Special Servicer, as applicable, on a strictly non-binding basis with respect to certain major decisions as set forth in the Regent Portfolio Intercreditor Agreement and the implementation by the WFCMT 2016-C34 Special Servicer of any recommended actions outlined in an asset status report. The consultation right of the Regent Portfolio Non-Controlling Note Holder will expire ten (10) business days after the delivery by the WFCMT 2016-C34 Master Servicer or WFCMT 2016-C34 Special Servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed by the WFCMT 2016-C34 Master Servicer or WFCMT 2016-C34 Special Servicer that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding the Regent Portfolio Non-Controlling Note Holder’s consultation rights described above, the WFCMT 2016-C34 Master Servicer or the WFCMT 2016-C34 Special Servicer, as applicable, is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned ten (10) business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Regent Portfolio Mortgage Loan and the Regent Portfolio Controlling Pari Passu Companion Loan. In no event will the WFCMT 2016-C34 Master Servicer or WFCMT 2016-C34 Special Servicer be obligated at any time to follow or take any alternative actions recommended by the Regent Portfolio Non-Controlling Note Holder.

In addition to the consultation rights of the Regent Portfolio Non-Controlling Note Holder described above, the Regent Portfolio Non-Controlling Note Holder will have the right to attend annual conference calls with the WFCMT 2016-C34 Master Servicer or WFCMT 2016-C34 Special Servicer, upon reasonable notice and at times reasonably acceptable to the WFCMT 2016-C34 Master Servicer or WFCMT 2016-C34 Special Servicer, as applicable, in which servicing issues related to the Regent Portfolio Whole Loan may be discussed.

Sale of Defaulted Whole Loan. Pursuant to the terms of the Regent Portfolio Intercreditor Agreement and the WFCMT 2016-C34 PSA, if the Regent Portfolio Mortgage Loan becomes a defaulted mortgage loan and thereafter the WFCMT 2016-C34 Special Servicer determines pursuant to the WFCMT 2016-C34 PSA and the Regent Portfolio Intercreditor Agreement to pursue a sale of the Regent Portfolio Mortgage Loan, the WFCMT 2016-C34 Special Servicer will be required to sell the Regent Portfolio Mortgage Loan together with the Regent Portfolio Controlling Pari Passu Companion Loan as a single whole loan, in accordance with the provisions of the WFCMT 2016-C34 PSA and the Regent Portfolio Intercreditor Agreement; provided, that the WFCMT 2016-C34 Special Servicer will not be permitted to sell the Regent Portfolio Whole Loan without the consent of the Regent Portfolio Non-Controlling Note Holder unless the WFCMT 2016-C34 Special Servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. Pursuant to the terms of the Regent Portfolio Intercreditor Agreement, the Regent Portfolio Directing Certificateholder (which, unless a consultation termination event exists under the WFCMT 2016-C34 PSA, will be the controlling class representative under the WFCMT 2016-C34 PSA) will have the right, with or without cause, to replace the special servicer then acting with respect to the Regent Portfolio Whole Loan and appoint a qualified replacement special servicer without the consent of the holder of the Regent Portfolio Mortgage Loan.

3 Executive Campus Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 3 Executive Campus, representing approximately 1.5% of the Initial Pool Balance, with a Cut-off Date Balance of $11,075,339 (the “3 Executive Campus Mortgage Loan”), is part of a whole loan comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “3 Executive Campus Mortgaged Property”). The 3 Executive Campus Mortgage Loan is evidenced by promissory Note A-2. The portion of the 3 Executive Campus Whole Loan (as defined below) evidenced by promissory Note A-1, with a Cut-off Date Balance of $16,613,008, was included in the CFCRE 2016-C4 Mortgage Trust (the “3 Executive Campus Pari Passu Companion Loan”) and is pari passu in right of payment with the 3 Executive Campus Mortgage Loan. The 3 Executive Campus Mortgage Loan and the 3 Executive Campus Pari Passu Companion Loan are collectively referred to in this prospectus as the “3 Executive Campus Whole Loan.” The 3 Executive Campus Pari Passu Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the 3 Executive Campus Whole Loan (the “3 Executive Campus Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 3 Executive Campus Noteholder (the “3 Executive Campus Intercreditor Agreement”).

Servicing. The 3 Executive Campus Whole Loan is currently being serviced and administered by Wells Fargo Bank, National Association, as master servicer (the “CFCRE 2016–C4 Master Servicer”) and specially serviced by Rialto Capital Advisors, LLC, as special servicer (the “CFCRE 2016–C4 Special Servicer”), pursuant to the terms of the pooling and servicing agreement entered into between CCRE Commercial Mortgage Securities, L.P., the CFCRE 2016–C4 Master Servicer, the CFCRE 2016-C4 Special Servicer, U.S. Bank National Association, as trustee (the “CFCRE 2016-C4 Trustee”), U.S. Bank National Association, as certificate administrator and custodian (the “CFCRE 2016-C4 Certificate Administrator”), Park Bridge Lender Services LLC, as operating advisor (the “CFCRE 2016-C4 Operating Advisor”) and Park Bridge Lender Services LLC, as asset representations reviewer (the “CFCRE 2016-C4 Asset Representations Reviewer”), in connection with the CFCRE 2016-C4 Mortgage Trust (into which the 3 Executive Campus Pari Passu Companion Loan has been deposited) (the “CFCRE 2016-C4 PSA”), and, subject to the terms of the 3 Executive Campus Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 3 Executive Campus Noteholder will be effected in accordance with the CFCRE 2016-C4 PSA and the 3 Executive Campus Intercreditor Agreement.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the 3 Executive Campus Mortgage Loan (but not on the 3 Executive Campus Pari Passu Companion Loan) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The CFCRE 2016-C4 Master Servicer or the CFCRE 2016-C4 Trustee, as applicable, will be obligated to make servicing advances with respect to the 3 Executive Campus Whole Loan, in each case unless a similar determination of nonrecoverability is made under the COMM 2016-CCRE28 PSA.

Distributions. The 3 Executive Campus Intercreditor Agreement sets forth the respective rights of each holder of a portion of the 3 Executive Campus Whole Loan and provides, in general, that all payments, proceeds and other recoveries on or in respect of the 3 Executive Campus Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the 3 Executive Campus Mortgage Loan and the 3 Executive Campus Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the 3 Executive Campus Intercreditor Agreement with respect to the 3 Executive Campus Whole Loan will be the controlling class representative or such other party specified in the CFCRE 2016-C4 PSA (such party, the “3 Executive Campus Directing Certificateholder”). Certain decisions to be made with respect to the 3 Executive Campus Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the applicable pooling and servicing agreement, will require the approval of the 3 Executive Campus Directing Certificateholder.

Pursuant to the terms of the 3 Executive Campus Intercreditor Agreement, the directing certificateholder will have the right to (i) receive copies of all notices, information and reports that the CFCRE 2016-C4 Special Servicer is required to provide to the 3 Executive Campus Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the 3 Executive Campus Directing Certificateholder (but without regard to whether or not the 3 Executive Campus Directing Certificateholder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the 3 Executive Campus Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the directing certificateholder will expire 10 business days after the delivery by the CFCRE 2016-C4 Special Servicer of notice and information relating to the matter subject to consultation, whether or not the directing certificateholder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the directing certificateholder’s consultation rights described above, the CFCRE 2016-C4 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 3 Executive Campus Mortgage Loan and the 3 Executive Campus Pari Passu Companion Loans.

In addition to the consultation rights of the directing certificateholder described above, the directing certificateholder will have the right to annual conference calls with the CFCRE 2016-C4 Master Servicer or CFCRE 2016-C4 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CFCRE 2016-C4 Master Servicer or CFCRE 2016-C4 Special Servicer, as applicable, in which servicing issues related to the 3 Executive Campus Whole Loan are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the 3 Executive Campus Intercreditor Agreement, if the 3 Executive Campus Whole Loan becomes a defaulted Mortgage Loan pursuant to the terms of the CFCRE 2016-C4 PSA and thereafter the CFCRE 2016-C4 Special Servicer determines pursuant to the CFCRE 2016-C4 PSA and the CFCRE 2016-C4 Intercreditor Agreement to pursue a sale of the 3 Executive Campus Mortgage Loan, the CFCRE 2016-C4 Special Servicer will be required to sell the 3 Executive Campus Mortgage Loan together with the 3 Executive Campus Pari Passu Companion Loan as a single whole loan, in accordance with the provisions of the CFCRE 2016-C4 PSA and the 3 Executive Campus Intercreditor Agreement; provided, that the CFCRE 2016-C4 Special Servicer will not be permitted to sell the 3 Executive Campus Whole Loan without the consent of the 3 Executive Campus Non- Controlling Note Holder unless the CFCRE 2016-C4 Special Servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The CFCRE 2016-C4 Directing Certificateholder (prior to a control termination event) or certificateholders with the requisite percentage of voting rights, pursuant to the CFCRE 2016-C4 PSA, will have the right, with or without cause, to replace the CFCRE 2016-C4 Special Servicer and appoint a replacement special servicer in lieu thereof without the consent of the directing certificateholder as long as such replacement special servicer is a “qualified servicer” (as described in the 3 Executive Campus Intercreditor Agreement) and satisfies the other conditions set forth in the CFCRE 2016-C4 PSA.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an

individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Société Générale

General

Société Générale is an affiliate of the depositor. Société Générale is a société anonyme organized under the laws of France and licensed as a credit institution, acting through its New York Branch. Société Générale is also an affiliate of SG Americas Securities, LLC, an underwriter. The principal offices of Société Générale in the United States are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Société Générale’s Commercial Mortgage Securitization Program

Société Générale has been engaged in commercial mortgage securitization in the United States since January, 2015, although was also engaged in mortgage securitization businesses prior to 2009. The vast majority of mortgage loans originated or acquired by Société Générale’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Société Générale acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within Société Générale may from time to time engage in the business of making commercial real estate loans that are not originated or acquired for the purposes of securitization and that may in fact be held by Société Générale through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Société Générale’s commercial real estate securitization team originates for securitization purposes:

Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self-storage and industrial properties. These loans are Société Générale’s commercial real estate securitization team’s principal loan product and are primarily originated or acquired for the purpose of securitization.

Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated or acquired for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

Subordinate mortgage loans and mezzanine loans are generally not originated or acquired for securitization by Société Générale and are sold in individual loan sale transactions.

In general, Société Générale does not hold the loans that its commercial real estate securitization team originates or acquires until maturity.

Société Générale originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, including SG Commercial Mortgage Securities, LLC, or another entity that acts in a similar capacity, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Société Générale. Société Générale’s role also includes engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Société Générale works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither Société Générale nor any of its affiliates act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

In addition to commercial and multifamily mortgage loans, Société Générale and its affiliates have originated or acquired and securitized residential mortgage loans, auto loans, home equity loans, and credit card receivables.

Société Générale’s Commercial Mortgage Loan Underwriting

General. Société Générale’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate or acquire fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Société Générale’s commercial real estate finance operation is staffed by real estate professionals. Société Générale’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Société Générale’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Société Générale’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Société Générale performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Société Générale typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Société Générale underwriter or qualified designee. Société Générale generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Société Générale to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Société Générale or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures were waived or modified by Société Générale where it was determined not to adversely affect the mortgage loans originated or acquired by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated or acquired by Société Générale must be approved by one or more officers of Société Générale (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

DSC Ratios and LTV Ratios. Generally, the debt service coverage ratios for Société Générale mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Société Générale may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Société Générale’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Société Générale mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Société Générale may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Société Générale’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Société Générale for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Société Générale will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Société Générale or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Société Générale will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Société Générale will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Société Générale will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Société Générale will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Société Générale may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Société Générale will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Société Générale may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Société Générale might forgo an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Société Générale or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Société Générale may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Société Générale may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Société Générale will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Société Générale will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Société Générale will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Société Générale to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Société Générale’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Société Générale requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated or acquired by Société Générale are as follows:

Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Société Générale with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a single tenant property and the tenant is required to pay taxes directly. Société Générale may waive this escrow requirement under certain circumstances.

Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Société Générale with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Société Générale may waive this escrow requirement under certain circumstances.

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Société Générale may waive this escrow requirement under certain circumstances.

Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the mortgage loan, Société Générale generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Société Générale may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant improvement/lease commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Société Générale may waive this escrow requirement under certain circumstances.

Furthermore, Société Générale may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Société Générale may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Société Générale’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originations. From time to time, Société Générale originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Société Générale as the payee. Société Générale has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Mortgage Loan identified on Annex A-1 to this prospectus as The Mall at Rockingham Park was co-originated with Barclays Bank plc in the matter described in this paragraph.

Exceptions. One or more of Société Générale’s Mortgage Loans may vary from the specific Société Générale’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Société Générale’s Mortgage Loans, Société Générale or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Société Générale’s underwriting guidelines described above in respect of the Société Générale Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Société Générale is the Sponsor

Overview. Société Générale, in its capacity as the sponsor of the Société Générale Mortgage Loans, has conducted a review of the Société Générale Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Société Générale Mortgage Loans is accurate in all material respects. Société Générale determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Société Générale Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Société Générale and its affiliates (collectively, the “Société Générale Deal Team”) with the assistance of certain third parties. Société Générale has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Société Générale Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Société Générale Deal Team created a database of loan-level and property-level information relating to each Société Générale Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Société Générale during the underwriting process. Prior to securitization of each Société Générale Mortgage Loan, the Société Générale Deal Team may have updated the information in the database with respect to such Société Générale Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Société Générale Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Société Générale Data Tape”) containing detailed information regarding each Société Générale Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Société Générale Data Tape was used by the Société Générale Deal Team to provide the numerical information regarding the Société Générale Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Société Générale, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Société Générale relating to information in this prospectus regarding the Société Générale Mortgage Loans. These procedures included:

•	comparing the information in the Société Générale Data Tape against various source documents provided by Société Générale;

•	comparing numerical information regarding the Société Générale Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Société Générale Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Société Générale Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Société Générale Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Société Générale Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller counsel reviewed Société Générale’s representations and warranties set forth on Annex C-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Société Générale Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Société Générale Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Société Générale Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth in Annex A-3 to this prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents and other loan information.

Other Review Procedures. Prior to securitization, Société Générale confirmed with the related servicers for the Société Générale Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Société Générale Deal Team also consulted with Société Générale personnel responsible for the origination of the Société Générale Mortgage Loans to confirm that the Société Générale Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described above under “—Société Générale’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Société Générale found and concluded with reasonable assurance that the disclosure regarding the Société Générale Mortgage Loans in this prospectus is accurate in all material respects. Société Générale also found and concluded with reasonable assurance that the Société Générale Mortgage Loans were originated or acquired in accordance with Société Générale’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Société Générale will perform a review of any Société Générale Mortgage Loan that it elects to substitute for a Société Générale Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Société Générale, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the PSA (the “Qualification Criteria”). Société Générale may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Société Générale and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Société Générale to render any tax opinion required in connection with the substitution.

Certain characteristics of these Mortgage Loans can be found in Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act. The depositor has no history as a securitizer prior to this transaction. The depositor has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Exchange Act. Société Générale’s most recently filed Form ABS-15G was filed with the SEC on February 5, 2016. The Central Index Key (or CIK) numbers of the depositor and Société Générale are set forth on the cover of this prospectus. With respect to the period from and including January 1, 2012 to and including March 31, 2016, Société Générale has the following activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Société Générale” has been provided by Société Générale.

Retained Interests in This Securitization. As of the date hereof, neither Société Générale nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Société Générale and its affiliates, are not restricted from retaining any of such certificates and may, prior to the Closing Date, determine that they wish to retain certain certificates. In addition, Société Générale and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

Cantor Commercial Real Estate Lending, L.P.

General. Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus. CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co., one of the underwriters, and Berkeley Point Capital LLC, a primary servicer. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

CCRE Lending is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. CCRE Lending originates loans primarily for securitization; however, CCRE Lending also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

CCRE Lending originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

CCRE Lending’s Loan Origination and Acquisition History

Since its founding in July 2010 through March 31, 2016, CCRE Lending has originated or acquired approximately 1,237 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $23.1 billion and has acted as a sponsor and mortgage loan seller on 60 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Defects or the material breaches of representations and warranties made by CCRE Lending in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

Review of CCRE Mortgage Loans. Overview. CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of CCRE Lending, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus regarding the CCRE Mortgage Loans. These procedures included:

•	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

•	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CCRE Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus.

Legal Review. CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents. In addition, origination counsel for each CCRE Mortgage Loan reviewed the Mortgage Loan Representations and Warranties set forth on Annex C-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) a due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next five (5) largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex A-3—Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in this prospectus.

Other Review Procedures. In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any mortgaged property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—CCRE Lending’s Underwriting Standards”.

Findings and Conclusions. CCRE Lending found and concluded with reasonable assurance that the disclosure regarding the CCRE Mortgage Loans in this prospectus is accurate in all material respects. CCRE Lending also found and concluded with reasonable assurance that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Underwriting Standards

General. CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis. The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Ratio. CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (“DSCR”) of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the DSCRs described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Additional Debt. Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements. While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third party such as Wells Fargo Bank, National Association or Midland Loan Services, a Division of PNC Bank National Association or by an affiliate of CCRE Lending, Berkeley Point; however, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, the original third-party servicer may retain primary servicing.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

•	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

•	Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions.

The CCRE Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act.

CCRE Lending most recently filed a Form ABS-15G on February 12, 2016. CCRE Lending’s Central Index Key is 0001558761. With respect to the period from and including October 1, 2011 to and including March 31, 2016, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization.

As of the date hereof, neither CCRE Lending nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, CCRE Lending and its affiliates, are not restricted from retaining any of such certificates and may, prior to the Closing Date, determine that they wish to retain certain certificates. In addition, CCRE Lending and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the underwriters. NREC is a wholly owned subsidiary of Natixis North America LLC, which is itself a wholly owned subsidiary of Natixis S.A., a fully licensed bank under French law (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis is the corporate, investment and financial services arm of Groupe BPCE, the second largest banking group in France. Natixis has three core businesses: wholesale banking (which includes advisory, capital markets, finance and global transaction banking), investment solutions (which includes asset management, insurance, private banking and private equity) and specialized financial services (which includes factoring, sureties and financial guarantees, leasing, consumer finance, film industry financing, employee savings schemes, payments and securities services). Natixis, which is based in France, does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of June 8, 2016, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $35.3 billion and the total amount of these loans that were securitized is in excess of $18.3 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to a MLPA, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex C-2 to this prospectus), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute another mortgage loan or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under each MLPA to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of NREC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

•	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

•	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex C-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Annex A-3— Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information—Business & Research Center at Garden City” in this prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and in Annex A-1, Annex A-2 and Annex A-3 to this prospectus, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

•	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

•	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

•	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

•	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1 to this prospectus.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

•	Appraisals. NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

•	Environmental Assessments. NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forgo an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

•	Engineering Assessment. In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

•	Seismic Report. Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Exceptions. Except as set forth above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus, the NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which NREC securitized commercial mortgage loans (“NREC Loans“) contain covenants requiring the repurchase or replacement of an underlying NREC Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC, which activity occurred during the period from April 1, 2012 to March 31, 2016 (the “Rule 15Ga-1 Reporting Period“) or is still outstanding.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(1)			Assets That Were Repurchased or Replaced(1)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	1 loan (#8 in the pool)	23,000,000	2.5% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00	0	0.00	0.00

(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–l)

(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of March 31, 2016. (For columns m-x)

(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)

(4)	Rialto Capital Advisors, LLC, as special servicer for loan #8, claimed that NREC breached the representations and warranties made in the mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of the loan. The special servicer is continuing to pursue its demand.

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on April 28, 2016. Forms ABS-15G are available electronically through the SEC’s EDGAR system. NREC’s Central Index Key number is 0001542256.

Retained Interests in This Securitization

As of the date hereof, neither NREC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, NREC and its affiliates may acquire certain classes of certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

Benefit Street Partners CRE Finance LLC

General

Benefit Street Partners CRE Finance LLC, previously known as BSPCC Lender L.L.C. (“BSP”), is a sponsor of, and a seller of certain mortgage loans (the “BSP Mortgage Loans”) into, the securitization described in this prospectus. BSP is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSP are located at 9 West 57th Street, Suite 4920, New York, New York 10019.

BSP’s Loan Origination and Acquisition History

The participation by BSP in this securitization will be the fifth securitization in which it has been involved. BSP began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets.

BSP originates and acquires from unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate and floating rate commercial mortgage loans by BSP as of April 12, 2016.

Originations and Acquisitions of Fixed Rate Commercial Mortgage Loans

	June 17, 2016

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase

Originations/Acquisitions	105	$1,377,280,200

In connection with this commercial mortgage securitization transaction, BSP will transfer the BSP Mortgage Loans to the depositor, who will then transfer the BSP Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSP Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, BSP will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a MLPA, BSP will make certain representations and warranties, subject to certain exceptions set forth in such MLPA, and undertake certain loan document delivery requirements with respect to the BSP Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSP will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSP will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSP will be responsible for doing so if BSP fails with respect to its obligations.

BSP does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSP originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSP sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSP Mortgage Loans

Overview. BSP has conducted a review of the BSP Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSP Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSP Review Team”). The review procedures described below were employed with respect to all of the BSP Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSP Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each BSP Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSP Review Team during the underwriting process. The BSP Review Team periodically updated the information in the database and the related asset summary report with respect to such BSP Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSP Review Team.

A data tape (the “BSP Data Tape”) containing detailed information regarding each BSP Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BSP Data Tape was used to provide the numerical information regarding the BSP Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of BSP engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by BSP, relating to information in this prospectus regarding the BSP Mortgage Loans. These procedures included:

•	comparing the information in the BSP Data Tape against various source documents provided by BSP that are described under “—Database” above;

•	comparing numerical information regarding the BSP Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSP Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the BSP Mortgage Loans disclosed in this prospectus.

Legal Review. BSP engaged various law firms to conduct certain legal reviews of the BSP Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each BSP Mortgage Loan, BSP’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each BSP Mortgage Loan reviewed BSP’s representations and warranties set forth on Annex C-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSP Mortgage Loans. Such assistance included, among other things, (i) a review of BSP’s asset summary report and its origination counsel’s due diligence questionnaire for each BSP Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSP Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the BSP Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSP was aware at the origination of any BSP Mortgage Loan, the BSP Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSP conducted a search with respect to each borrower under the related BSP Mortgage Loan to determine whether it filed for bankruptcy. If the BSP Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any BSP Mortgage Loan, the BSP Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSP Review Team, with the assistance of applicable origination counsel, also reviewed the BSP Mortgage Loans to determine whether any BSP Mortgage Loan materially deviated from the underwriting guidelines set forth under “—BSP’s Underwriting Standards” below. See “—BSP’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSP Review Team determined that the disclosure regarding the BSP Mortgage Loans in this prospectus is accurate in all material respects. The BSP Review Team also determined that the BSP Mortgage Loans were originated in accordance with BSP’s origination procedures and underwriting criteria, except as described under “—BSP’s Underwriting Standards—Exceptions” below. BSP attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSP will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSP, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the

“Qualification Criteria”). BSP will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSP and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSP to render any tax opinion required in connection with the substitution.

BSP’s Underwriting Standards

Each of the BSP Mortgage Loans was originated or acquired by BSP. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSP.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSP will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSP Mortgage Loans, see “—Exceptions” below and “Annex C-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSP also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSP. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSP’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSP and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSP or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Servicing. Interim servicing for all BSP loans prior to securitization will typically be performed by an unaffiliated third party such as KeyBank National Association; however, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with BSP, which may be retained post-securitization. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, the original third-party servicer may retain primary servicing.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

•	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

•	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSP typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSP will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSP may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSP has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSP may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSP’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSP may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSP may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSP may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSP are as follows:

•	Taxes. Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.

•	Insurance. Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.

•	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

•	Tenant Improvements / Leasing Commissions. In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance. A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation. An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSP Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. The BSP Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSP most recently filed a Form ABS-15G on February 9, 2016. BSP’s Central Index Key number is 0001632269. With respect to the period from and including January 1, 2015 to and including March 31, 2016, BSP does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

BSP (or one of its affiliates) will purchase Class A-4 certificates in a Certificate Balance of $20,000,000 for investment on the Closing Date. BSP or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any certificates, whether acquired on or after the Closing Date, at any time.

The information set forth under “—Benefit Street Partners CRE Finance LLC” has been provided by BSP.

Silverpeak Real Estate Finance LLC

General

Silverpeak Real Estate Finance LLC (“Silverpeak”) is a sponsor of, and a seller of certain mortgage loans (the “Silverpeak Mortgage Loans”) into, the securitization described in this prospectus. Silverpeak is a limited liability company organized under the laws of the State of Delaware. The primary offices of Silverpeak are located at 40 West 57th Street, 29th Floor, New York, New York 10019.

Silverpeak’s Securitization Program

The participation by Silverpeak in this securitization will be the fourteenth securitization in which it has been involved. Silverpeak began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets.

Silverpeak originates and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. Since 2014, Silverpeak has securitized approximately 125 commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $1,760,525,500.

In connection with this commercial mortgage securitization transaction, Silverpeak will transfer the Silverpeak Mortgage Loans to the depositor, who will then transfer the Silverpeak Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Silverpeak Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Silverpeak will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Silverpeak will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Silverpeak Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Silverpeak will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Silverpeak does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that Silverpeak originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Silverpeak sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Silverpeak’s Underwriting Standards and Processes

Each of the Silverpeak Mortgage Loans was originated or acquired by Silverpeak. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Silverpeak.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial, multifamily or manufactured housing community mortgage loan originated or acquired by Silverpeak may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Silverpeak Mortgage Loans, see “—Exceptions” below and “Annex C-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Silverpeak also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from Silverpeak. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Silverpeak’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Silverpeak and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Silverpeak or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

•	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

•	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

•	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

•	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Silverpeak typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

•	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

•	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

•	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

•	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

•	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, Silverpeak will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Silverpeak may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Silverpeak may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Silverpeak’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, Silverpeak may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Silverpeak may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Silverpeak may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Silverpeak are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Silverpeak Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. The Silverpeak Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Review of Mortgage Loans for Which Silverpeak is the Sponsor

Overview. Silverpeak has conducted a review of the Silverpeak Mortgage Loans in connection with the securitization described in this prospectus. The review of the Silverpeak Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Silverpeak Review Team”). The review procedures described below were employed with respect to all of the Silverpeak Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Silverpeak Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Silverpeak Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Silverpeak Review Team during the underwriting process. After origination of each Silverpeak Mortgage Loan, the Silverpeak Review Team updated the information in the database and the related asset summary report with respect to such Silverpeak Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Silverpeak Review Team.

A data tape (the “Silverpeak Data Tape”) containing detailed information regarding each Silverpeak Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Silverpeak Data Tape was used to provide the numerical information regarding the Silverpeak Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Silverpeak, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Silverpeak, relating to information in this prospectus regarding the Silverpeak Mortgage Loans. These procedures included:

•	comparing the information in the Silverpeak Data Tape against various source documents provided by Silverpeak that are described under “—Database” above;

•	comparing numerical information regarding the Silverpeak Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Silverpeak Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Silverpeak Mortgage Loans disclosed in this prospectus.

Legal Review. Silverpeak engaged various law firms to conduct certain legal reviews of the Silverpeak Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Silverpeak Mortgage Loan, Silverpeak’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Silverpeak Mortgage Loan reviewed Silverpeak’s representations and warranties set forth on Annex C-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Silverpeak Mortgage Loans. Such assistance included, among other things,

(i) a review of Silverpeak’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Silverpeak Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Silverpeak Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Silverpeak Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Silverpeak was aware at the origination of any Silverpeak Mortgage Loan, the Silverpeak Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Silverpeak conducted a search with respect to each borrower under the related Silverpeak Mortgage Loan to determine whether it filed for bankruptcy. If the Silverpeak Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Silverpeak Mortgage Loan, the Silverpeak Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Silverpeak Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Silverpeak Mortgage Loans to determine whether any Silverpeak Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Silverpeak’s Underwriting Standards and Processes” above. See “—Silverpeak’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Silverpeak Review Team determined that the disclosure regarding the Silverpeak Mortgage Loans in this prospectus is accurate in all material respects. The Silverpeak Review Team also determined that the Silverpeak Mortgage Loans were originated in accordance with Silverpeak’s origination procedures and underwriting criteria, except as described under “—Silverpeak’s Underwriting Standards and Processes—Exceptions” above. Silverpeak attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Silverpeak most recently filed a Form ABS-15G on February 2, 2016. Silverpeak’s Central Index Key is 0001624053. With respect to the period from and including September 29, 2014 (the date of the first securitization into which Silverpeak sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including March 31, 2016, Silverpeak does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Silverpeak (or one of its affiliates) will purchase Class E certificates in a Certificate Balance of $19,342,000 for investment on the Closing Date. In addition, Silverpeak (or one of its affiliates) will purchase Class X-E certificates in a Notional Amount of $19,342,000 for investment on the Closing Date. Silverpeak or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any certificates, whether acquired on or after the Closing Date, at any time.

The information set forth under “—Silverpeak Real Estate Finance LLC” has been provided by Silverpeak Real Estate Finance LLC.

The Depositor

SG Commercial Mortgage Securities, LLC is the depositor with respect to the issuing entity. The depositor is a Delaware limited liability company and was formed in 2015, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The sole member of the depositor is SG Americas Securities Holdings, Inc. The depositor’s executive offices are located at 245 Park Avenue, New York, New York 10167, telephone number: (212) 278-6461. The depositor will not have any material assets. The depositor is an affiliate of Société Générale, a sponsor and an originator and an affiliate of SG Americas Securities, LLC, one of the underwriters.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, SGCMS 2016-C5 Commercial Mortgage Trust (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments.

The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2016, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $140 billion, of which approximately 176 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $114 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, REMIC administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.8 trillion in assets and approximately 265,000 employees as of December 31, 2015, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicers, the special servicers, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2015, Wells Fargo Bank was acting as securities administrator with respect to more than $400 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2015, Wells Fargo Bank was acting as custodian of more than 187,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For two CMBS transactions in its portfolio, the Corporate Trust Services group of Wells Fargo Bank disclosed material noncompliance on its 2015 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients. For one CMBS transaction, the material noncompliance was an administrative error that caused an overpayment to a certain class and a correlating underpayment to a certain class. The affected distribution was revised the same month to correct the error. For the other CMBS transaction, distributions for one month were paid one day late as a result of human error.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage-backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, N.A., alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, The Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the same court by RMBS investors in these and other transactions and these cases have been consolidated before the same judge. On January 19, 2016, an order was entered in connection with the Complaint in which the District Court declined to exercise jurisdiction over 261 RMBS trusts at issue in the Complaint; the District Court also allowed all plaintiffs to file amended complaints if they so chose, and these amended complaints have been filed.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the master servicer under the PSA. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia Bank acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia Bank integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia Bank managers.

Wells Fargo Bank is the certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Securities, LLC, an underwriter. Wells Fargo Bank is also the servicer under the BBSG 2016-MRP Trust and Servicing Agreement, which governs the servicing and administration of The Mall at Rockingham Park Whole Loan, the master servicer, the certificate administrator, the custodian and the paying agent under the COMM 2016-CCRE28 PSA, which governs the servicing and administration of the AG Life Time Fitness Portfolio Whole Loan, the master servicer under the CFCRE 2016-C4 PSA, which governs the servicing and administration of the OZRE Leased Fee Portfolio Whole Loan until the OZRE Leased Fee Portfolio Companion Loan Securitization Date and the 3 Executive Campus Whole Loan and the master servicer, the certificate administrator, the custodian, the REMIC administrator, the swap counterparty and the certificate registrar under the WFCMT 2016-C34 PSA, which governs the servicing and administration of the Regent Portfolio Whole Loan. In addition, Wells Fargo Bank is expected to be the master servicer, the certificate administrator, the custodian and the certificate registrar under the JPMCC 2016-JP2 PSA, which is expected to govern the servicing and administration of the Renaissance Center Whole Loan. Wells Fargo Bank has entered into, or expects to enter into, one or more limited sub-servicing agreements with Berkeley Point pursuant to which Berkeley Point has assumed, or is expected to assume, certain limited sub-servicing duties with respect to certain of the CCRE Mortgage Loans. Wells Fargo Bank expects to enter into a primary servicing agreement with Berkeley Point pursuant to which Berkeley Point is expected to act as primary servicer with respect to the CCRE Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 534 Holland. Wells Fargo Bank is the purchaser under a repurchase agreement with a wholly-owned subsidiary or other affiliate of Silverpeak, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Silverpeak and/or its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Silverpeak, a sponsor, an originator and a mortgage loan seller, or certain affiliates of Silverpeak, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Silverpeak or such affiliates of Silverpeak (subject, in some cases, to the repurchase facility described above in this paragraph) from time to time, including, prior to their inclusion in the trust fund, some or all of the Silverpeak Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Silverpeak Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to an interim servicing agreement between Wells Fargo Bank and Société Générale, a sponsor, a mortgage loan seller and an originator, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Société Générale from time to time, including prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Société Générale will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by Société Générale that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to an interim servicing agreement between Wells Fargo Bank and CCRE Lending, a sponsor, a mortgage loan seller and an originator, and an affiliate of CCRE Lending, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by CCRE Lending or its affiliate from time to time, including, prior to their inclusion in the trust fund, some or all of the CCRE Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any CCRE Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank is expected to enter into one or more agreements with the sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 3/31/2016
By Approximate Number:	33,354	33,590	32,701	32,343
By Approximate Aggregate Unpaid Principal Balance (in billions):	$434.4	$474.4	$501.5	$507.9

Within this portfolio, as of March 31, 2016, are approximately 23,601 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $405.5 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of March 31, 2016, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period*	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB*
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
YTD March 31, 2016	$395,092,114,230	$662,618,517	0.17%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch“), S&P Global Ratings (“S&P“) and Morningstar Credit Ratings, LLC (“Morningstar“) as a primary servicer and a master servicer of commercial mortgage loans. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1

The long-term issuer ratings of Wells Fargo Bank are “AA-“ by S&P, “Aa2” by Moody’s Investors Service Inc. (“Moody’s“) and “AA” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo Bank, as the master servicer, will remain responsible for its duties under the PSA. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in mortgage loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code (“UCC“) searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as the master servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under this heading “—The Master Servicer” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The master servicer will have various duties under the PSA. Certain duties and obligations of the master servicer are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), will initially be appointed to act as special servicer for the Mortgage Loans (other than any Excluded Special Servicer Loan or any Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan (in such capacity, the “Rialto Special Servicer”) and in this capacity will be responsible for the servicing and administration of such Mortgage Loans (other than any Excluded Special Servicer Loan or any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan that are Specially Serviced Loans and any associated REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain Major Decisions and Special Servicer Decisions and other transactions relating to such Mortgage Loans (other than any Excluded Special Servicer Loan or Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loans that are non-Specially Serviced Loans, pursuant to the PSA. Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B). As of March 31, 2016, RCM was the sponsor of, and certain of its affiliates were investors in, eight private equity funds (collectively, the “Funds”) with an aggregate of over $3.1 billion of equity under management and RCM also advised one separately managed account with $400 million of committed capital. Four of such funds are focused on distressed and value-add real estate related investments and commercial mortgage-backed securities, one of such funds is focused on investments in commercial mortgage-backed securities and the other fund and the separately managed account are focused on mezzanine debt. To date, RCM has acquired and/or is managing over $7.3 billion of non- and sub-performing real estate assets, representing approximately 10,800 loans. Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”). RCM was also a sub-advisor and investor in an approximately $4.6 billion Public-Private Investment Fund with the U.S. Department of the Treasury which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, approximately $4.1 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 59 different securitizations totaling over $66 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 435 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes seven satellite offices located in Nevada, Arizona, California, Colorado, Oregon, Illinois, Florida and North Carolina. It is also supported in local markets by the Lennar infrastructure which provides access to over 6,800 employees across the country’s largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of March 31, 2016, Rialto and its affiliates were actively special servicing over 1,900 portfolio loans with a principal balance of approximately $700 million and were responsible for approximately 1,300 portfolio REO assets with a principal balance of approximately $1.4 billion.

Rialto is also currently performing special servicing for 63 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 4,700 assets with an original principal balance at securitization of approximately $68.2 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 3/31/2016
Number of CMBS Pools Named Special Servicer	16	27	45	59	63
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$49.2 billion	$63.6 billion	$66.76 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28	17	29
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$126.9 million	$141.9 million	$175.2 million

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the Rialto Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Rialto believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to Certificateholders. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (a) the entity or entities that (i) are anticipated to purchase the Class E, Class F, Class G, Class X-E, Class X-F and Class X-G and Class V certificates and (ii) expect to sell, if purchased by such entity or entities, the Class E and Class X-E certificates to Silverpeak Real Estate Finance LLC or one of its affiliates (b) RREF III Debt AIV, LP or its affiliate, which is expected to be appointed as the initial directing certificateholder with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan, any Excluded Special Servicer Loan (or any Servicing Shift Whole Loan).

Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF III Debt AIV, LP and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the closing date.

Rialto Capital Advisors, LLC is currently the special servicer under the CFCRE 2016-C4 PSA, which currently governs the servicing of the OZRE Leased Fee Portfolio Whole Loan and the 3 Executive Campus Whole Loan and, in addition, Rialto Capital Advisors LLC is an affiliate of the entity that is the initial controlling class certificateholder and the initial controlling class representative under the CFCRE 2016-C4 PSA; however, the controlling note with respect to the OZRE Leased Fee Portfolio Whole Loan is not included in the securitization governed by the CFCRE 2016-C4 PSA and is held by a third party.

Except as described above, neither Rialto nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. Any such party will have the right to dispose of such certificates at any time.

The foregoing information under this heading “—The Special Servicer” has been provided by Rialto.

The Primary Servicer.

Berkeley Point Capital LLC

Berkeley Point Capital LLC, a Delaware limited liability company (“Berkeley Point”) will be appointed as primary servicer for the CCRE Lending Mortgage Loan identified on Annex A-1 to this prospectus as 534 Holland, representing approximately 0.4% of the outstanding pool balance as of the cut-off date, and in such capacity, will be responsible for the primary servicing and administration of these Mortgage Loan. In addition, with respect to 12 Mortgage Loans secured by Mortgaged Properties representing approximately 24.7% of the outstanding pool balance as of the cut-off date, Berkeley Point Capital LLC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements. Berkeley Point is an affiliate under common control with CCRE Lending, a sponsor, a mortgage loan seller and an originator, and Cantor Fitzgerald & Co., L.P., an underwriter.

The principal executive offices of Berkeley Point are located at 7700 Wisconsin Avenue, Suite 1100, Bethesda, Maryland 20814 and principal servicing office of Berkeley Point is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108 and its telephone number is (877) 526-3562.

Berkeley Point serves as primary servicer in various transactions and is rated as a primary servicer and special servicer. Current ratings are listed below.

Servicer Rating Type	Fitch	S&P	KBRA
Primary Servicer	CPS2	Above Average	Approved
Special Servicer	CSS3+	Average	Approved-multifamily

Berkeley Point Capital (“BPC”), a wholly owned subsidiary of Cantor Commercial Real Estate Lending, L.P., specializes in providing real estate financing for both commercial and multifamily properties. Together with its predecessor entities, BPC has originated and serviced commercial real estate loans for over 25 years. Directly or through its affiliates, BPC originates and/or acts as primary servicer for commercial and multifamily loans for properties across the United States through programs offered by Fannie Mae, Freddie Mac, Ginnie Mae/FHA, Life Companies, and CMBS. BPC is a Fannie Mae DUS™, Freddie Mac Program Plus® and MAP- and LEAN-approved FHA lender and servicer, and a Ginnie Mae Issuer. It has been named special servicer on five Freddie Mac K-Series securitizations, the first in 2009, one in each of 2013 and 2014, and two in 2015. In addition to its primary and special servicing assignments, BPC also provides limited servicing on CMBS loans originated directly or through an affiliate. The firm has offices located in Bethesda, Maryland, Boston, Massachusetts, Santa Monica, California, Irvine, California, Columbus, Ohio, Dallas, Texas, Seattle, Washington and St. Louis, Missouri.

As of March 31, 2016, Berkeley Point’s primary servicing portfolio was comprised of 1843 loans with an aggregate outstanding principal balance of approximately $32.02 billion, of which Berkeley Point is the primary servicer through sub-servicing agreements with master servicers on 84 Freddie Mac K-Series securitizations for 284 loans with an approximate aggregate outstanding principal balance of approximately $6.51 billion, and 57 commercial mortgage loans with an aggregate outstanding principal balance of approximately $1.97 billion in other CMBS securitizations.

The following table sets forth information about the various pools of loans primarily serviced by Berkeley Point as of the dates indicated:

CMBS Pools	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 3/31/2016
Primary Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance	$3.1 billion	$4.842 billion	$7.82 billion	$8.48 billion

By Number	46 pools	67 pools	99 pools	107 pools
	(122 loans)	(177 loans)	(313 loans)	(341 loans)

Limited Subservicing Portfolio By Approximate Aggregate Unpaid Principal Balance		$14.05 billion	$14.55 billion

By Number			49 pools	52 pools
			(830 loans)	(843 loans)

The commercial real estate loans that Berkeley Point originates and/or for which Berkeley Point provides servicing may include mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans backing the series SGCMS 2016-C5 certificates. Accordingly, the assets that Berkeley Point services as well as assets originated and/or owned by it or its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

Berkeley Point has developed policies and procedures for the performance of its servicing obligations in compliance with applicable Universal Single Attestation Program and Regulation AB servicing standards. Berkeley Point uses the Enterprise! Servicing system and generally utilizes technology infrastructure to bolster and facilitate controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution and commercially appropriate standardization and automation to provide for improved accuracy, efficiency, transparency, monitoring and controls. Through its web portal, Portfolio Investor Insight®. Berkeley Point provides its investors access to data and reports for the loans that it services. Borrowers may also access monthly statements as well as current and historical loan information through a password protected website, Borrower Insight®.

Berkeley Point may from time to time engage consultants to perform property inspections and to provide asset management on certain properties. Berkeley Point does not have any material primary advancing obligations with respect to the CMBS pools as to which it is a primary servicer, and accordingly Berkeley Point does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA nor any material impact on the mortgage pool performance or the performance of the certificates.

Berkeley Point will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Berkeley Point may have custody of certain of such documents as necessary for the performance of its duties with respect to underlying Mortgage Loans or otherwise. To the extent that Berkeley Point has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

Berkeley Point is not an affiliate of the sponsors, the issuing entity, the master servicer, the trustee or any originator other than CCRE Lending and any underwriter other than Cantor Fitzgerald & Co. Other than its relationship with CCRE Lending, Cantor Fitzgerald & Co. (and indirectly any relationships of those that entity disclosed elsewhere in this prospectus), there are no specific relationships involving or relating to this transaction or the securitized mortgage loans between Berkeley Point or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party -- apart from the subject securitization transaction – between Berkeley Point or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the series SGCMS 2016-C5 certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which Berkeley Point is acting as primary or special servicer has experienced an event of default as a result of any action or inaction performed by Berkeley Point in such capacity. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Berkeley Point with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Berkeley Point was acting as primary servicer or special servicer.

From time to time, Berkeley Point and its affiliates are parties to lawsuits and other legal proceedings by governmental authorities or other entities arising in the ordinary course of business. Berkeley Point does not believe that any such current lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer or be material to a series SGCMS 2016-C5 certificateholder.

Neither Berkeley Point nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization.

The foregoing information regarding Berkeley Point under the heading “—Berkeley Point Capital LLC” has been provided by Berkeley Point.

Summary of Berkeley Point Primary Servicing Agreement

General. Berkeley Point will act as the primary servicer of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 534 Holland, representing approximately 0.4% of the outstanding pool balance as of the cut-off date, which Mortgage Loan is to be transferred to the depositor by CCRE Lending (the “BPC Primary Serviced Mortgage Loan”). Accordingly, Wells Fargo, as master servicer, and

Berkeley Point, as primary servicer, will enter into a primary servicing agreement dated as of July 1, 2016 (the “BPC Primary Servicing Agreement”), pursuant to which Berkeley Point will be required to primary service the BPC Primary Serviced Mortgage Loan on behalf of the master servicer and the trustee. The BPC Primary Servicing Agreement will require Berkeley Point to comply in all material respects with all of the applicable terms and conditions of the PSA. The following summary describes certain provisions of the BPC Primary Servicing Agreement relating to the primary servicing and administration of the BPC Primary Serviced Mortgage Loan.

Summary of Certain Primary Servicing Duties. With respect to the BPC Primary Serviced Mortgage Loan, Berkeley Point, as primary servicer, will be responsible for performing the primary servicing of the BPC Primary Serviced Mortgage Loan in a manner consistent with the PSA and in accordance with the Servicing Standard. The primary servicing duties required under the BPC Primary Servicing Agreement will include:

•	maintaining the servicing file and releasing files in accordance with the PSA and the BPC Primary Servicing Agreement;

•	making reasonable efforts to collect all payments called for under the terms and provisions of the BPC Primary Serviced Mortgage Loan and to follow the Servicing Standard with respect to such collection procedures;

•	establishing and maintaining escrow accounts into which all escrow payments for real estate taxes, assessments, insurance premiums and similar items received by Berkeley Point with respect to the BPC Primary Serviced Mortgage Loan are to be deposited and retained, and administering those escrow accounts in accordance with the loan documents, including withdrawal of such amounts to effect payment of real estate taxes, assessments, insurance premiums and other items for which funds have been escrowed in the escrow accounts;

•	maintaining accurate records with respect to the mortgaged property securing the BPC Primary Serviced Mortgage Loan reflecting the status of taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable with respect thereto;

•	establishing and maintaining a primary servicer collection account for purposes of holding payments and other collections that it receives with respect to the BPC Primary Serviced Mortgage Loan and administering deposits into and withdrawals from that primary servicer collection account in a manner consistent with the obligations of the master servicer under the PSA in that regard;

•	remitting to the master servicer each month on the first business day following the Determination Date in that month, all amounts received with respect to the BPC Primary Serviced Mortgage Loan less any primary servicing fees and additional servicing compensation to which Berkeley Point is entitled as primary servicer, and less escrow and reserve payments;

•	using commercially reasonable efforts consistent with the Servicing Standard to cause the borrower under the BPC Primary Serviced Mortgage Loan to maintain for the mortgaged property the insurance coverage the master servicer is required to maintain for the mortgaged property under the PSA;

•	preparing and delivering to the master servicer monthly reports, including a monthly remittance report, certain of the reports and files in the CREFC® Investor Reporting

Package and such other reports as reasonably requested by the master servicer from time to time;

•	using commercially reasonable efforts to obtain quarterly and other periodic operating statements and related rent rolls with respect to the mortgaged property securing the BPC Primary Serviced Mortgage Loan;

•	performing inspections of the mortgaged property securing the BPC Primary Serviced Mortgage Loan at the frequency required of the master servicer under the PSA, and providing inspection reports to the master servicer;

•	maintaining errors and omissions insurance and an appropriate fidelity bond;

•	notifying the master servicer of any borrower requests or transactions with respect to the BPC Primary Serviced Mortgage Loan and performing certain duties of the master servicer with respect to such borrower requests or transactions; provided, however, that Berkeley Point will be prohibited from approving or consummating any borrower request or transaction without obtaining the prior written consent of the master servicer;

•	promptly notifying the master servicer of any defaults under the BPC Primary Serviced Mortgage Loan, collection issues or customer issues; provided that Berkeley Point will be prohibited from taking any action with respect to enforcing the BPC Primary Serviced Mortgage Loan without the prior written approval of the master servicer; and

•	with respect to all servicing responsibilities of the master servicer under the PSA that are not being performed by Berkeley Point under the BPC Primary Servicing Agreement, Berkeley Point will be required to reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

Berkeley Point’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

Berkeley Point will be required to provide to the master servicer access to all the servicing files, mortgage loan files and servicing systems maintained by Berkeley Point with respect to the BPC Primary Serviced Mortgage Loan for audit and review.

Berkeley Point will also be required to timely provide such certifications, reports and registered public accountant attestations required by the BPC Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

Berkeley Point will be prohibited from communicating directly with the special servicer, the Directing Certificateholder or any rating agency except in limited circumstances set forth in the BPC Primary Servicing Agreement.

Berkeley Point will have no obligation to make any principal and interest advance or, except for emergency advances, any servicing advances. Berkeley Point will not be permitted to make any Major Decisions or Special Servicer Decisions or take any other action requiring the approval of the master servicer under the BPC Primary Servicing

Agreement without the prior written approval of the master servicer. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the BPC Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the servicing fee with respect to the BPC Primary Serviced Mortgage Loan under the PSA. The primary servicing fee will accrue at a rate equal to 0.0700% per annum with respect to the BPC Primary Serviced Mortgage Loan. Berkeley Point is not entitled to any Prepayment Interest Excess, default interest, or other amounts not specifically set forth in the BPC Primary Servicing Agreement. Berkeley Point will be entitled to such additional servicing compensation as set forth in the BPC Primary Servicing Agreement.

Berkeley Point will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it that Berkeley Point is not entitled to retain. Except as otherwise provided, Berkeley Point will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the BPC Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither Berkeley Point nor any of the affiliates, partners, directors, officers, shareholders, members, managers, employees or agents of Berkeley Point (the “BPC Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the BPC Primary Servicing Agreement, or for errors in judgment; provided, however, that the foregoing provision in the BPC Primary Servicing Agreement will not protect the BPC Parties against any breach of any representation, warranty or covenant made in the BPC Primary Servicing Agreement, or the BPC Parties’ failure to perform its obligations under the BPC Primary Servicing Agreement in compliance with the Servicing Standard, or any liability that would otherwise be imposed on Berkeley Point by reason of its breach of any of the terms and conditions of the BPC Primary Servicing Agreement, or against any expense or liability specifically required to be borne by Berkeley Point without right of reimbursement pursuant to the terms of the BPC Primary Servicing Agreement or by reason of its willful misconduct, bad faith, or negligence (or by reason of any specific liability imposed under the BPC Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties under the BPC Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the BPC Primary Servicing Agreement. The BPC Parties will be indemnified by the issuing entity, to the extent provided in the PSA, against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and another costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the BPC Primary Servicing Agreement, the BPC Primary Serviced Mortgage Loan or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne by the BPC Parties, without right of reimbursement, pursuant to the terms of the BPC Primary Servicing Agreement; (ii) incurred in connection with any breach of a representation or warranty made by the BPC Parties in the BPC Primary Servicing Agreement, or (iii) incurred by reason of BPC Parties’ bad faith, willful misconduct or negligence in the performance of its obligations or duties thereunder, or by reason of negligent disregard of such obligations or duties. The BPC Primary Servicing Agreement will provide that the BPC Parties will not be entitled to any direct rights of indemnification that may be satisfied out of assets of the Trust, but will be entitled to the indemnification described above only through the master servicer to the full extent that the master servicer is indemnified by the Trust for such amounts pursuant to the PSA.

Berkeley Point and the master servicer will each agree to indemnify and hold harmless the master servicer, in the case of Berkeley Point, and Berkeley Point in the case of the master servicer (including any of their partners, directors, officers, employees or agents) from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the master servicer, in the case of Berkeley Point, and Berkeley Point, in the case of the master servicer, may sustain arising from or as a result of any willful misconduct, bad faith or negligence of Berkeley Point or the master servicer, as applicable, in the performance of its obligations and duties under the BPC Primary Servicing Agreement or by reason of negligent disregard by Berkeley Point or the master servicer, as applicable, of its duties and obligations under the BPC Primary Servicing Agreement or by reason of breach of any representations or warranties made by Berkeley Point or the master servicer, as applicable, therein; provided, that such indemnity shall not cover indirect or consequential damages.

Resignation. The BPC Primary Servicing Agreement will provide that Berkeley Point may not resign from the obligations and duties imposed on it thereunder except by mutual consent of Berkeley Point and the master servicer or upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by Berkeley Point.

Termination. The BPC Primary Servicing Agreement will provide that it will be terminated with respect to Berkeley Point if any of the following occurs:

•	the master servicer elects to terminate Berkeley Point following a BPC Primary Servicer Termination Event (as defined below);

•	upon the later of the final payment or other liquidation of the BPC Primary Serviced Mortgage Loan and remittance of all funds thereunder;

•	by mutual consent of Berkeley Point and the master servicer in writing;

•	upon termination of the PSA;

•	in the event the BPC Primary Serviced Mortgage Loan becomes a Specially Serviced Loan or is substituted, purchased or repurchased pursuant to the PSA;

•	at the option of the purchaser of the BPC Primary Serviced Mortgage Loan pursuant to the terms of the PSA; or

•	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, and the trustee has the right to terminate Berkeley Point pursuant to the PSA.

“BPC Primary Servicer Termination Event”, includes any one of the following events:

•	any failure by Berkeley Point (i) to make a required deposit to the accounts maintained by Berkeley Point on the day and by the time such deposit was first required to be made, or (ii) to remit to the master servicer any amount required to be so deposited or remitted by Berkeley Point, which failure is not cured within 1 business day after such deposit or remittance is due;

•	any failure on the part of Berkeley Point to deliver to the master servicer certain certificates or reports specified in the BPC Primary Servicing Agreement subject to cure periods specified in the BPC Primary Servicing Agreement;

•	any failure by Berkeley Point duly to observe or perform in any material respect any of its other covenants or obligations under the BPC Primary Servicing Agreement, which failure continues unremedied for 25 days (or (A) with respect to any year that a report on Form 10-K is required to filed, three (3) Business Days in the case of Berkeley Point’s Exchange Act reporting or notice obligations under the PSA or the BPC Primary Servicing Agreement or (B) ten (10) days in the case of payment of an insurance premium) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Berkeley Point by the master servicer; provided, if that failure is capable of being cured and Berkeley Point is diligently pursuing that cure, that 25 day cure period will be extended an additional 30 days;

•	any breach on the part of Berkeley Point of any representation or warranty in the BPC Primary Servicing Agreement which materially and adversely affects the interests of the master servicer or any class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given Berkeley Point, by the master servicer; provided, if that breach is capable of being cured and Berkeley Point is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to Berkeley Point and certain actions by or on behalf Berkeley Point indicating its insolvency or inability to pay its obligations;

•	either of Moody’s or KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or (B) placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by Moody’s or KBRA, as applicable, within 60 days of such rating action) and, in the case of clauses (A) and (B), publicly citing servicing concerns with the master servicer (because of actions of Berkeley Point) or Berkeley Point as the sole or a material factor in such rating action;

•	Berkeley Point is no longer rated at least CPS3 by Fitch and Berkeley Point is not reinstated to at least that rating within 60 days of the delisting;

•	the net worth of Berkeley Point, determined in accordance with generally accepted accounting principles shall decline to less than $2 million;

•	a Servicer Termination Event by the master servicer under the PSA, which Servicer Termination Event occurred as a result of the failure of Berkeley Point to perform any obligation required under the BPC Primary Servicing Agreement;

•	Berkeley Point assigns or transfers or attempts to assign or transfer all or part of its rights and obligations under the BPC Primary Servicing Agreement except as permitted by the BPC Primary Servicing Agreement;

•	so long as the issuing entity is subject to Exchange Act reporting requirements, any failure by Berkeley Point to deliver any annual certification, assessment of compliance with certain servicing criteria, any accountant’s attestation report or any other Exchange Act reporting items that Berkeley Point is required by the BPC Primary Servicer Agreement to deliver to any party to the PSA (after any applicable grace period) and (2) subject to the PSA and any applicable grace periods, any failure by Berkeley Point to comply with any of the requirements under Article XI of the PSA applicable to Berkeley Point or the master servicer, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article XI of the PSA; or

•	subject to the PSA, any failure of Berkeley Point to comply with any and all requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other PSA relating to any other series of certificates offered by the depositor.

Notwithstanding the foregoing, upon any termination of Berkeley Point, Berkeley Point will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will be required to cooperate fully with the master servicer to transition primary servicing of the BPC Primary Serviced Mortgage Loan to the master servicer or its designee.

The foregoing information set forth in this “—Summary of Berkeley Point Primary Servicing Agreement” section has been provided by Wells Fargo Bank, National Association, as master servicer.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services“), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial“), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). Park Bridge Lender Services has an address at 41 Watchung Plaza, Suite 250, Montclair, New Jersey 07042 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of March 31, 2016, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $79.4 billion issued in 75 transactions.

As of March 31, 2016, Park Bridge Lender Services is acting as asset representations reviewer for seven commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $5.8 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the

Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2016-C5 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates (collectively, with the Class A-M certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates (collectively, the “Class X Certificates”), and the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class R, and Class V certificates.

The Class A Certificates (other than the Class A-M certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class X-C, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$30,047,000
A-2	$92,155,000
A-3	$165,000,000
A-4	$188,922,000
A-SB	$39,644,000
A-M	$50,656,000
X-A	$566,424,000
X-B	$35,919,000
X-C	$33,157,000
B	$35,919,000
C	$33,157,000
Non-Offered Certificates
X-D	$39,603,000
X-E	$19,342,000
X-F	$8,289,000
X-G	$34,077,980
D	$39,603,000
E	$19,342,000
F	$8,289,000
G	$34,077,980
V	NAP
R	NAP

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal (other than a payment of $100 to each of the Class X-C and Class X-D certificates on the first Distribution Date, which will be deemed a payment of principal on their REMIC regular interest principal balances for federal income tax purposes), but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $566,424,000. The Notional Amount of the Class X-B certificates will equal the Certificate Balance of the Class B certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $35,919,000. The Notional Amount of the Class X-C certificates will equal the Certificate Balance of the Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-C certificates will be approximately $33,157,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $39,603,000. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-E certificates will be approximately $19,342,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $8,289,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $34,077,980.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the Lower-Tier REMIC. The certificates (other than the Class V certificates) will be issued by the Upper-Tier REMIC. The Class V certificates will be issued by the Grantor Trust.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 6th day of each calendar month (or, if the 6th calendar day of that month is not a business day, then the next business day) commencing in August 2016.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R or Class V certificate) will equal its initial denomination as of the closing date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)     the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

•	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

•	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

•	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

•	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

•	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);

•	all Yield Maintenance Charges and Prepayment Premiums;

•	all amounts deposited in the Collection Account in error; and

•	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b) if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c) all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d) with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)           prior to the Cross-Over Date

(A)        to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(B) to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates are reduced to zero,

(C) to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(D) to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(E) to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero, and

(F) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)          on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, up to an amount equal to, and pro rata, based upon the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-M certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates have been reduced to zero, to the Class A-M certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-M certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates, Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

In addition, on the first Distribution Date, solely from funds transferred to the trust fund for such purpose by the depositor, the Class X-C and Class X-D certificates will each receive a payment of $100, which will be deemed a payment of principal on their REMIC regular interest principal balances for federal income tax purposes.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R or Class V certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 1.345%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 2.491%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 2.779%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 3.055%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 2.895%.

The Pass-Through Rate on the Class A-M certificates will be a per annum rate equal to 3.379%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 3.933%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to 2.537%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to 2.537%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to 2.537%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2,

Class A-3, Class A-4, Class A-SB and Class A-M certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class B certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-C certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class C certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-E certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to any ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the

Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)     the Principal Shortfall for that Distribution Date;

(b)     the Scheduled Principal Distribution Amount for that Distribution Date; and

(c)     the Unscheduled Principal Distribution Amount for that Distribution Date;

provided, that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)      Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(B)      Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided, that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with, a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex D to this prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex D to this prospectus. We cannot assure you, however, that the Mortgage Loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage

Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)     the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)    all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)   the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)   any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)     the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest,

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator to the holders of the Class A-1 through Class D Certificates in the following manner: such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class of Certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the aggregate amount of the Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(1)     first, to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-M Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(2)     second, to the Class X-B Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class B Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(3)     third, to the Class X-C Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class C Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(4)     fourth, to the Class X-D Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class D

Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(5)     fifth, to the Class X-E Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class E Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(6)     sixth, to the Class X-F Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class F Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(7)     seventh, to the Class X-G Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates described in (1) through (6) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D Certificates will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of any Serviced Whole Loan, Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Serviced Whole Loan will be allocated in the proportions described in the applicable intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	May 2021
Class A-2	July 2021
Class A-3	March 2026
Class A-4	June 2026
Class A-SB	October 2025
Class A-M	June 2026
Class X-A	NAP
Class X-B	NAP
Class X-C	NAP
Class B	June 2026
Class C	July 2026

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in October 2048. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

                               (i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

                              (ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans), (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans), or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder, or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the master servicer of such Serviced Pari Passu Companion Loan.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-M certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F and Class G certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F and Class G certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F and Class G certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-SB certificates until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned

Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates and Class G certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class G certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicers, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class G certificates;

second, to the Class F certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-M certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the applicable Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will provide or make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the forms provided in the PSA (which forms are subject to change) and including substantially the following information:

(1)          a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans, calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the certificate administrator, and presented in a loan-by-loan and tabular format (the “Distribution Date Statement”);

(2)          a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)          a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)          a CREFC® advance recovery report;

(5)          a CREFC® total loan report;

(6)          a CREFC® operating statement analysis report;

(7)          a CREFC® comparative financial status report;

(8)          a CREFC® net operating income adjustment worksheet;

(9)          a CREFC® real estate owned status report;

(10)       a CREFC® servicer watch list;

(11)       a CREFC® loan level reserve and letter of credit report;

(12)       a CREFC® property file;

(13)       a CREFC® financial file;

(14)       a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)       a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential.

Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

•	a CREFC® property file;

•	a CREFC® financial file;

•	a CREFC® loan setup file (to the extent delivery is required under the PSA); and

•	a CREFC® loan periodic update file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

•	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 2017, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

•	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2016, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holders of Serviced Pari Passu Companion Loans who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any master servicer of a Serviced Pari Passu Companion Loan, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, with respect to a Borrower Party that is the special servicer, such Borrower Party will be prohibited from viewing or otherwise retrieving any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, a Restricted Mezzanine Holder or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Restricted Mezzanine Holder, as applicable, (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor or manager, as applicable, or (c) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such Restricted Mezzanine Holder. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party.

“Restricted Mezzanine Holder” means a holder of a related mezzanine loan that has been accelerated (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such

NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or the special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or the special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or the special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or the special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below:

•	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

•	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

•	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

○	the annual reports prepared by the operating advisor;

•	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer; and

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report;

•	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

○	any notice of resignation or termination of the master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator; and

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

•	the “Investor Q&A Forum”; and

•	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”.

•	Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

•	Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA.

•	Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

•	The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

•	In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

•	The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

•	The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided, that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)          2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)          in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class V certificates nor the Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”)

include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a

Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear

Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – SGCMS 2016-C5

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the applicable mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)    the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)    the original or a certified copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)    an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recordation); provided that with respect to any Servicing Shift Mortgage Loan, such assignments will be executed in blank until the earlier of (x) the related Controlling Companion Loan Securitization Date and (y) 180 days after the Closing Date;

(iv)    the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)    an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording); provided that (a) with respect to any Servicing Shift Mortgage Loan, such assignments will be executed in blank until the earlier of (x) the related Controlling Companion Loan Securitization Date and (y) 180 days after the Closing Date;

(vi)    the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)    originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)    the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)    any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)    an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)    the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)    the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)    any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xvi)    the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)    the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)    the original or a copy of all related environmental insurance policies;

(xix)    a copy of all related environmental reports that were received by the mortgage loan seller; and

(xx)    a copy of all related environmental insurance policies.

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the applicable securitization on or about the related Controlling Companion Loan Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)          A copy of each of the following documents:

(i)    the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)    the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)    any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)    all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)    the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)    any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)    any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)    any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)    any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)    any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)    any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)    any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    a copy of all related environmental reports; and

(xiv)    a copy of all related environmental insurance policies;

(b)         a copy of any engineering reports or property condition reports;

(c)         other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), copies of a rent roll;

(d)         for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)        a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)          a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)         a copy of the appraisal for the related Mortgaged Property(ies);

(h)         for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)          a copy of the applicable mortgage loan seller’s asset summary;

(j)          a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)         a copy of all zoning reports;

(l)          a copy of financial statements of the related mortgagor;

(m)        a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)         a copy of all UCC searches;

(o)         a copy of all litigation searches;

(p)         a copy of all bankruptcy searches;

(q)         a copy of origination settlement statement;

(r)          insurance summary report;

(s)         a copy of organizational documents of the related mortgagor and any guarantor;

(t)          a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)         the original or a copy of all related environmental reports that were received by the mortgage loan seller;

(v)         a copy of any closure letter (environmental); and

(w)        a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex C-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex C-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan and such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3) , but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)        such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)         in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the earlier of (A) the discovery by the related mortgage loan seller or any party to the PSA of the such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(1)           cure such Material Defect in all material respects, at its own expense,

(2)           repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(3)           substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution.

provided, that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G 2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) endanger the status of any Trust REMIC as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, the MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan from the related trust, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loan contained in the related trust.

With respect to any Mortgage Loan, “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan) (excluding, for such purpose any related Pari Passu Companion Loan, if applicable), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose any related Pari Passu Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time(excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purpose any related Pari Passu Companion Loan), if any, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan (or related REO Loan); provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan (or related REO Loan) (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)        have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)        have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)        have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)        accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)        have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)        comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)        have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)         have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a

Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)         constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)        not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)         have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)      not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)        have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o)        prohibit defeasance within two years of the Closing Date;

(p)        not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)        have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees and reimbursable expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the respective guarantor) and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Pari Passu Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), the related Companion Loans and any related REO Properties. In the case of each Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred and other than in respect of an Excluded Loan) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu or subordinate nature of the related Companion Loan), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)         any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)         the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)         the obligation, if any, of the master servicer to make advances;

(D)         the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)          the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)          any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)         any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)         any obligation of the master servicer or the special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and the Serviced Pari Passu Companion Loans to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)          all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion

Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)          in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of a REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Mortgage Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, and is binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each

Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Pari Passu Companion Loans, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of any Serviced Pari Passu Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Pari Passu Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R and Class V certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class V certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and, to the extent not so applied, such gains will be held and applied to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R Certificates.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Companion Distribution Account, the Distribution Account, the Interest Reserve Account, Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)    to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)    to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)    to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)    to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity);

(vi)    to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)    to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)    to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)    to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)    to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)    to recoup any amounts deposited in the Collection Account in error;

(xii)    to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)    to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)    to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)    to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)    to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)    to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)    to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Pari Passu Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Pari Passu Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Pari Passu Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loan that are Specially Serviced Loans for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Pari Passu Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Pari Passu Companion Loan.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and any Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, the sum of: (i) $12,500 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $1,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Indemnification Expenses /
Trustee, Certificate Administrator, depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Pari Passu Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Pari Passu Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Pari Passu Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Pari Passu Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) for which it acts as master servicer, and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Pari Passu Companion Loan or REO Loan, equal to a per annum rate ranging from 0.0050% to 0.0725%. The Servicing Fee payable to the master servicer with respect to any related Serviced Pari Passu Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan for which it acts as master servicer:

•	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Pari Passu Companion Loan to the extent not prohibited by the related Intercreditor Agreement; provided that with respect to such transactions, the consent of and/or processing by the special servicer is not required for the related transaction and, in the event that the special servicer’s consent is required (including, without limitation, a modification, waiver, extension or amendment processed by the special servicer), then the master servicer will be entitled to 50% of such fees;

•	100% of all assumption application fees and other similar items received on any such Mortgage Loans for which the master servicer is processing the underlying assumption related transaction (including any related Serviced Pari Passu Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the special servicer is required) and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

•	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Pari Passu Companion Loan to the extent not prohibited by the related Intercreditor Agreement), provided that with respect to such transactions, the consent of the special servicer is not required to take such actions;

•	50% of all assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees), in each case, with respect to all such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Pari Passu Companion Loan to the extent not prohibited by the related Intercreditor Agreement) for which the special servicer’s consent or approval is required (including, without limitation, an assumption, waiver, consent or other action processed by the special servicer) and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan or related Serviced Pari Passu Companion Loan have been paid;

•	100% of charges by the master servicer collected for checks returned for insufficient funds;

•	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially Serviced Loans;

•	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

•	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Pari Passu Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Pari Passu Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Pari Passu Companion Loan. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (a) with respect to The Mall at Rockingham Park Mortgage Loan, 0.00125% per annum, (b)  with respect to the AG Life Time Fitness Portfolio Mortgage Loan, 0.0225% per annum, (c) with respect to the OZRE Leased Fee Portfolio Mortgage Loan, 0.0225% per annum, (d) with respect to the Regent Portfolio Mortgage Loan, 0.0025% per annum and (e) with respect to the 3 Executive Campus Mortgage Loan, 0.0225% per annum, which, in each case, is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.2500% and the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Pari Passu Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Pari Passu Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Pari Passu Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to each special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Pari Passu Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)    the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)   the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)   with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates) or

(vi)   if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan for which it acts as special servicer in the form of:

(i)    100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)   100% of assumption application fees and other similar items received with respect to Mortgage Loans for which the special servicer is processing the underlying assumption related transaction,

(iii)   100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower, and

(iv)   50% of all Excess Modification Fees and assumption fees, consent fees and earnout fees received with respect to such Mortgage Loans (including any Serviced Pari Passu Companion Loan, to the extent not prohibited by the related Intercreditor Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and for which the special servicer’s processing, consent or approval is required, and 100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans.

Each special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. Each special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the master servicer within one business day following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of any Mortgage Loan or Serviced Pari Passu Companion Loan or

REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $210 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00815% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and each Companion Loan) and REO Loan, and will be equal to the product of a rate equal to (i) 0.00346% per annum with respect to each Mortgage Loan other than with respect to the TEK Park Mortgage Loan, the At Home Portfolio Mortgage Loan, and the Marriott Saddle Brook Mortgage Loan and (ii) 0.0120% per annum with respect to the TEK Park Mortgage Loan, (iii) 0.0146% per annum with respect to the At Home Portfolio Mortgage Loan, and (iv) 0.0169% per annum with respect to the Marriott Saddle Brook Mortgage Loan (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00034% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan (in such case, a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $12,500 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $1,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the special servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.0005% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal or conducts a valuation described below equal to the excess of

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.   the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.   the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Mortgage Loan will be allocated, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective Stated Principal Balances. For a summary of the provisions in each Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request (which request is required to be made promptly, but in no event later than 10 business days, after the special servicer’s receipt of the applicable appraisal or preparation of the applicable internal valuation); provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Accounts), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances (although, in the case of The Mall at Rockingham Park Whole Loan, any Appraisal Reduction Amount will be allocated, first, to The Mall at Rockingham Park Subordinate Companion Loans, up to the full outstanding principal balance thereof, and then to The Mall at Rockingham Park Mortgage Loan, The Mall at Rockingham Park Standalone Senior Pari Passu Companion Loans and The Mall at Rockingham Park Non-Standalone Senior Pari Passu Companion Loan, on a pro rata and pari passu basis, based on their respective outstanding principal balances).

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

For purposes of determining the Controlling Class, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A, Class

X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates)). With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than the Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any Excluded Loan, with the consent of the Directing Certificateholder) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than the Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Subject to the immediately succeeding paragraph, the special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and with respect to any Mortgage Loan or any related Serviced Pari Passu Companion Loan that, in either case, is not a Specially Serviced Loan but with respect to which the matter involves a Special Servicer Decision or a Major Decision, and the master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan that, in either case, is not a Specially Serviced Loan and provided that the matter does not involve a Special Servicer Decision or a Major Decision; provided that, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Pari Passu Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due on sale clause or due on encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G 2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. Subject to the immediately succeeding paragraph, the master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions without the consent of the special servicer (which consent will be deemed given (unless earlier objected to by the special servicer) within 15 business days of the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Major Decision).

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Decision or a Major Decision (without regard to the proviso in the definition of “Special Servicer Decision” or “Major Decision”, as applicable) with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the Special Servicer Decision or Major Decision.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing

Certificateholder) as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)          extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)          provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the applicable mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (with respect to any Mortgage Loan other than an Excluded Loan, and unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and, unless a Consultation Termination Event has occurred, the special servicer will be required to forward any such notice with respect to any Mortgage Loan other than an Excluded Loan to the Directing Certificateholder), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan, provided that the matter does not involve a Special Servicer Decision or a Major Decision) or the special servicer (in any other case) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) with respect to such waiver of rights, if such waiver is by the master servicer, the master servicer has obtained the consent of the special servicer (provided that such consent will be deemed given within 15 business days (or 5 business days after the time period provided for in any related Intercreditor Agreement) of the special servicer’s receipt of the master servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the special servicer, and reasonably available to the master servicer, in order to make an informed decision with respect to such waiver) and prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, the special servicer has consulted with the Directing Certificateholder), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer, with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan with a “due-on-encumbrance” clause, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan, provided that the matter does not involve a Special Servicer Decision or a Major Decision) or the special servicer (in any other case) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that the master servicer, prior to itself taking such an action, has obtained the consent of the special servicer (provided that such consent will be deemed given 15 business days (or 5 business days after the time period provided for in any related Intercreditor Agreement) of the special servicer’s receipt of the master servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the special servicer, and reasonably available to the master servicer, in order to make an informed decision with respect to such waiver), (i) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, the special servicer has consulted with the Directing Certificateholder), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer, with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

“Special Servicer Decision” means any of the following:

(i)    approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment or other similar agreements for leases (other than, in each case, ground leases) in excess of the lesser of (i) 30,000 square feet of the improvements at the related Mortgaged Property and (ii) 30% of the net rentable area of the improvements at the related Mortgaged Property;

(ii)    approving annual budgets for the related Mortgaged Property with material (more than 15%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(iii)   any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the master servicer and special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided the Mortgage Loan is not a Specially Serviced Loan);

(iv)   requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

(v)    requests for property releases or substitutions, other than (i) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan or Serviced Pari Passu Companion Loan, (ii) releases of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related Mortgage Loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related Mortgage Loan documents that do not include any other approval or exercise)) and such release is made as required by the related Mortgage Loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property), or (iii) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral;

(vi)   approving any transfers of an interest in the borrower under a Mortgage Loan, unless such transfer (i) is allowed under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower;

(vii)  approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(viii) approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(ix)  agreeing to any modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted; and

(x)   determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

provided, however, that notwithstanding the foregoing, “Special Servicer Decision” will not include any matter listed in clauses (i) through (x) above if the master servicer and the special servicer have mutually agreed, as contemplated by the PSA, that the master servicer will process the matter with respect to such Mortgage Loan

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Decision or a Major Decision (without regard to the proviso in the definition of “Special Servicer Decision” or “Major Decision”, as applicable) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan, except with respect to clause (xiii) of the definition of “Major Decision”), the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the Special Servicer Decision or Major Decision.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2017 unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2017 and the calendar year ending on December 31, 2016. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)         the related borrower fails to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable, (and the master servicer or the special servicer, as applicable, will be required to promptly forward such commitment to the special servicer or the master servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing does not occur during that time or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan), a special servicing transfer event will occur immediately);

(2)         the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)         the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such commitment to the special servicer or the master servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation

Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)         there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of the Serviced Whole Loan, the interests of any holder of a related Serviced Pari Passu Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)         the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)         the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)         the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)         the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Pari Passu Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

•	the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan (but only prior to the occurrence of a Consultation Termination Event;

•	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

•	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of a Control Termination Event);

•	the master servicer; and

•	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

•	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

•	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

•	the most current rent roll and income or operating statement available for the related Mortgaged Property;

•	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

•	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

•	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

•	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

•	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

•	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

•	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the United States Internal Revenue Service (the “IRS”) grants (or does not deny) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On or prior to each Determination Date, the special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loans, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.

Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans and any non-Specially Serviced Loan with respect to matters involving a Major Decision processed by the special servicer (other than, in each case, any Excluded Loan), (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan, as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer (e.g., the Major Decisions) and (3) the special servicer with respect to all Mortgage Loans other than any Excluded Loan, for which an extension of maturity is being considered by the special servicer or by the master servicer subject to the consent or deemed consent of the special servicer, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)        absent that selection, or

(2)        until a Directing Certificateholder is so selected, or

(3)        upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be RREF III Debt AIV, LP.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G certificates.

The “Control Eligible Certificates” will be any of the Class F or Class G certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicers, the special servicers and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

The Class F certificateholders that are the Controlling Class Certificateholders may waive its rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans” below, (a) with respect to a Mortgage Loan (other than a Specially Serviced Loan or a Non-Serviced Mortgage Loan, to the extent the master servicer is responsible for processing any such action as described in the final paragraph of this section), the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the related special servicer, which consent will be deemed given (unless earlier objected to by the related special servicer) within 15 business days of the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Major Decision, and (b) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions (to the extent the special servicer is responsible for processing any such action as described in the final paragraph of this section) and the special servicer will not be permitted to consent to the related master servicer’s taking any of the following actions (to the extent the master servicer is responsible for processing any such action as described in the final paragraph of this section), as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (xi) below) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer, in order to grant or withhold such consent (provided that if such written objection has not been received by the special servicer within such ten-business-day (or

30-day) period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following, a “Major Decision”:

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)   any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)   following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)   any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)   any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)  any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower;

(viii)  any property management company changes (with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) with a principal balance greater than $2,500,000), including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan for which the lender is required to consent or approve such changes under the Mortgage Loan documents);

(ix)   releases of any material amounts from any escrows, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion, and other than those that are permitted to be undertaken by the master servicer without the consent of the special servicer under the PSA;

(x)   any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)  any determination of an Acceptable Insurance Default;

(xii)  any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease is of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii) any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness; and

(xiv) any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

provided, however, that notwithstanding the foregoing, solely with respect to determining whether the master servicer or the special servicer will process any of the matters listed in items (i) through (xiv) above, “Major Decision” will not include any matter listed in items (i) through (xiv) above if the master servicer and the special servicer have mutually agreed that the master servicer will process such matter with respect to such Mortgage Loan.

Subject to the terms and conditions of this section, including, without limitation, the proviso set forth at the conclusion of the immediately preceding paragraph, (a) the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to (i) any Specially Serviced Loan and (ii) any non-Specially Serviced Loan (unless the master servicer and special servicer have mutually agreed to have the master servicer process such request) and (b) the master servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to any non-Specially Serviced Loan if the master servicer and the special servicer have mutually agreed to have the master servicer process such request. Upon receiving a request for any matter described in this section that constitutes a Major Decision (without regard to the proviso in the definition of “Major Decision”) with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan, except with respect to clause (xiii) of the definition of “Major Decision”), the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Major Decision.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class F certificates have a Certificate Balance (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Appraisal Reduction Amounts; or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the

Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class F certificates and the Class F certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicers, special servicers and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class F certificates, the successor Class F certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class F certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class F certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class F certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class F certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans

With respect to any Non-Serviced Whole Loans and any Servicing Shift Whole Loans, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of a Non-Serviced Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain major decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

With respect to a Servicing Shift Mortgage Loan, prior to the related Controlling Companion Loan Securitization Date, the master servicer or special servicer, as applicable, will be required to obtain the consent of or to consult with the holder of the related Controlling Companion Loan with respect to certain major decisions and consent rights pursuant to the related Intercreditor Agreement as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)       may take actions that favor the interests of the holders of one or more Classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan or any related REO Properties.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)       promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)       promptly reviewing each Final Asset Status Report; and

(c)       reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the PSA.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)       the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—The Directing Certificateholder—Asset Status Report”;

(b)       the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)       the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex B to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)       the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)    after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)   if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, or any of their affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report in the form attached to this prospectus as Annex B to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and/or liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to the special servicer if, during the prior calendar year, no Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of the Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)    that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)   that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)  that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)   that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)   that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or

(ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)        any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)        any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)        any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)        the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)         the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicers, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the Class V certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicers, the special servicers, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to prior pools of commercial mortgage loans for which Société Générale (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2015, no mortgage loans were delinquent at least 60 days at the end of any reporting period between January 1, 2015 and June, 2016. Consequently, the Asset Review Trigger was set by comparing the Asset Review Trigger to similar triggers in other recent public CMBS securitizations.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Accounts.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for non-Specially Serviced Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) will be required to promptly, but in no event later than within 10 business days, provide the following materials to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, copies of all Asset Status Reports and Final Asset Status Reports related to each Delinquent Loan, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)    an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)   an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)   the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)   all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)   an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)   any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to

Specially Serviced Loans) or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any information or documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the information received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such information from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D

relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicers, the special servicers, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)   any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)   any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)   the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder(s) of the related Companion Loan(s) under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights of all Principal Balance Certificates (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special

Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, (vii) currently has a special servicer rating of at least “CSS3” from Fitch, (viii) is currently acting as a special servicer in a CMBS transaction rated by Moody’s (as to which CMBS transaction there are outstanding CMBS rated by Moody’s) and (ix) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer, the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)        (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)        any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)        any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)        any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)        certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)        either of Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, or (ii) has placed one or more classes of certificates or one or more classes of Serviced Pari Passu Companion Loan Securities on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clauses (i) and (ii), such rating action has not been withdrawn by Moody’s or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and, in the case of clauses (i) and (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)        the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and the master servicer or the special servicer, as applicable, is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion

Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any affiliate, partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Serviced Pari Passu Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Pari Passu Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Serviced Pari Passu Companion Loans), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Serviced Pari Passu Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA.

However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The special servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the special servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the special servicer determines that a Material Defect exists, the special servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the special servicer, and the special servicer will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting

Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the special servicer (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the directing certificateholder has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). Such notice will be required to include a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, as well as notice that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the special servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out of pocket expenses required to be borne by the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

Servicing of The Mall at Rockingham Park Mortgage Loan

The Mall at Rockingham Park Mortgage Loan, The Mall at Rockingham Park Companion Loans and any related REO Property are being serviced and administered under the BBSG 2016-MRP Trust and Servicing Agreement. While the BBSG 2016-MRP Trust and Servicing Agreement and the PSA both address similar servicing matters, the servicing arrangements under the BBSG 2016-MRP Trust and Servicing Agreement differ in certain respects from the servicing arrangements under the PSA. In that regard, in the case of the BBSG 2016-MRP Trust and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between such Non-Serviced PSA and the PSA:

•	The BBSG 2016-MRP Master Servicer will earn a servicing fee of 0.00125% per annum with respect to The Mall at Rockingham Park Mortgage Loan.

•	The BBSG 2016-MRP Special Servicer will earn a special servicing fee equal to the lesser of (i) 0.125% per annum and (ii) $750,000 in the aggregate with respect to any particular special servicing loan event (i.e., until The Mall at Rockingham Park Whole Loan becomes a corrected mortgage loan) with respect to The Mall at Rockingham Park Whole Loan.

•	Pursuant to the BBSG 2016-MRP Trust and Servicing Agreement, the liquidation fee is equal to the lesser of (i) the product of a rate of 0.25% and the net liquidation proceeds related to the liquidated property, The Mall at Rockingham Park Whole Loan or the notes and (ii) $750,000.

•	Pursuant to the BBSG 2016-MRP Trust and Servicing Agreement, the workout fee is equal to the lesser of (i) 0.25% of each payment of principal and interest (other than at the related default rate) made on The Mall at Rockingham Park Whole Loan following resolution of a special servicing loan event for so long as another special servicing loan event with respect to The Mall at Rockingham Park Whole Loan does not occur and (ii) $750,000 in the aggregate with respect to any such particular workout of The Mall at Rockingham Park Whole Loan.

•	The BBSG 2016-MRP Master Servicer is obligated to make servicing advances with respect to The Mall at Rockingham Park Whole Loan in accordance with the servicing standard under the BBSG 2016-MRP Trust and Servicing Agreement. Servicing advances that are determined to be nonrecoverable may be reimbursed from the collection account under the BBSG 2016-MRP Trust and Servicing Agreement to reimburse the BBSG 2016-SRP Trustee (and the trustee and the trustee of a securitization trust which may hold The Mall at Rockingham Park Non-Standalone Senior Pari Passu Companion Loan) and then the BBSG 2016-MRP Master Servicer (and the master servicer and the master servicer of a securitization trust which may hold The Mall at Rockingham Park Non-Standalone Senior Pari Passu Companion Loan), in that order, out of general collections on The Mall at Rockingham Park Whole Loan for any nonrecoverable advances, together with interest thereon at the applicable advance rate, first, to reimburse the BBSG 2016-MRP Master Servicer for nonrecoverable advances, and interest thereon, that are property protection advances and administrative advances relating to The Mall at Rockingham Park Whole Loan and the related Mortgaged Property, second, to the reimbursement of advances of interest on The Mall at Rockingham Park Whole Loan, and third, to reimburse the master servicer and the master servicer of a securitization trust which may hold The Mall at Rockingham Park Non-Standalone Senior Pari Passu Companion Loan for its pro rata share of nonrecoverable advances previously paid from general collections on the Trust or such securitization trust which may hold The Mall at Rockingham Park Non-Standalone Senior Pari Passu Companion Loan, as applicable.

•	With respect to The Mall at Rockingham Park Mortgage Loan, prior to the termination of a BBSG 2016-MRP Subordinate Control Period, the BBSG 2016-MRP Directing Certificateholder will have the right to terminate the BBSG 2016-MRP Special Servicer, with or without cause, and appoint the successor BBSG 2016-MRP Special Servicer that meets the requirements of the BBSG 2016-MRP Trust and Servicing Agreement.

•	With respect to The Mall at Rockingham Park Mortgage Loan, after the termination of a BBSG 2016-MRP Subordinate Control Period, at the written direction of holders of principal balance certificates under the BBSG 2016-MRP Trust and Servicing Agreement evidencing not less than 25% of the voting rights of such certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of those certificates) requesting a vote to replace the BBSG 2016-MRP Special Servicer with a new special servicer designated in such written direction and the other requirements set forth in the BBSG 2016-MRP Trust and Servicing Agreement, the BBSG 2016-MRP Certificate Administrator is required to conduct a vote to terminate the BBSG 2016-MRP Special Servicer. At the written direction of certificate holders representing 75% of the applicable certificateholder quorum required for this vote, the BBSG 2016-MRP Trustee will be required to terminate the BBSG 2016-MRP Special Servicer and appoint a successor BBSG 2016-MRP Special Servicer.

•	There is no operating advisor (and therefore no operating advisor fee) or asset representations reviewer (and therefore no asset representations reviewer asset review fee) with respect to the BBSG 2016-MRP Mortgage Trust.

•	If The Mall at Rockingham Park Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent/consultation rights of the BBSG 2016-MRP Directing Certificateholder and the consultation rights of the holders of The Mall at Rockingham Park Senior Pari Passu Companion Loans), the BBSG 2016-MRP Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Properties; (ii) negotiate a workout with the related borrower; or (iii) sell The Mall at Rockingham Park Whole Loan in its entirety. If the BBSG 2016-MRP Special Servicer determines to sell The Mall at Rockingham Park Mortgage Loan and The Mall at Rockingham Park Companion Loans, then the BBSG 2016-MRP

Special Servicer will have the right and the obligation to sell The Mall at Rockingham Park Mortgage Loan and The Mall at Rockingham Park Companion Loans as notes evidencing one whole loan in accordance with the terms of the BBSG 2016-MRP Trust and Servicing Agreement. See “—Sale of Defaulted Loans and REO Properties” above and “Description of the Mortgage Pool—The Whole Loans—The Mall at Rockingham Park Whole Loan—Sale of Defaulted Whole Loan”.

•	With respect to The Mall at Rockingham Park Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

•	The BBSG 2016-MRP Master Servicer and BBSG 2016-MRP Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the PSA.

•	Some of the rating agencies rating the securities issued under the BBSG 2016-MRP Trust and Servicing Agreement vary from the rating agencies rating the certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the BBSG 2016-MRP Trust and Servicing Agreement than under the PSA.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Mall at Rockingham Park Whole Loan” in this prospectus.

Servicing of the AG Life Time Fitness Portfolio Mortgage Loan

The AG Life Time Fitness Portfolio Mortgage Loan, together with the AG Life Time Fitness Portfolio Pari Passu Companion Loans, and any related REO Property, are serviced under the COMM 2016 – CCRE28 PSA.

The servicing arrangements under the terms of the COMM 2016-CCRE28 PSA are generally similar to, but differ in certain respects from, the servicing arrangements under the PSA. In that regard, the following are considerations related to servicing, including the identification of some (but not all) of the differences between the expected terms of the COMM 2016 – CCRE28 PSA and the expected terms of the PSA.

•	Pursuant to the COMM 2016-CCRE28 PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the AG Life Time Fitness Portfolio Mortgage Loan are similar to the corresponding fees payable under the PSA.

•	The COMM 2016 – CCRE28 Servicer earns a primary servicing fee with respect to the AG Life Time Fitness Portfolio Mortgage Loan that is calculated at 0.0225% per annum (which includes any applicable sub-servicing fee rate).

•	The master servicer or the trustee, as applicable, will be required to make P&I Advances with respect to the AG Life Time Fitness Portfolio Mortgage Loan, unless the master servicer or the trustee, as applicable, or the special servicer, has determined that such advance would not be recoverable from collections on the AG Life Time Fitness Portfolio Mortgage Loan. The special servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Non-Recoverable Advance, which determination may be conclusively relied upon by the master servicer and the trustee.

•	The COMM 2016-CCRE28 Master Servicer is obligated to make property protection advances with respect to the AG Life Time Fitness Portfolio Whole Loan. If the COMM

2016-CCRE28 Master Servicer determines that a property protection advance it made with respect to the AG Life Time Fitness Portfolio Whole Loan or the related Mortgaged Property is nonrecoverable, it is entitled to be reimbursed first from collections on, and proceeds of, the AG Life Time Fitness Portfolio Mortgage Loan and the AG Life Time Fitness Portfolio Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on the Mortgage Loans, from general collections of the COMM 2016-CCRE28 issuing entity and from general collections on the mortgage loans included in any securitization of any related non-controlling AG Life Time Fitness Portfolio Pari Passu Companion Loan, on a pro rata basis (based on such loan’s outstanding principal balance).

•	Items with respect to the AG Life Time Fitness Portfolio Whole Loan that are the equivalent of penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation, may be allocated between the COMM 2016-CCRE28 Master Servicer and the COMM 2016-CCRE28 Special Servicer in proportions that are different than the proportions allocated between the master servicer and the special servicer in the case of Mortgage Loans serviced under the PSA.

•	The COMM 2016-CCRE28 Special Servicer is required to take actions with respect to the AG Life Time Fitness Portfolio Mortgage Loan if such Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan, which actions are substantially similar to the actions described in “—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	With respect to the AG Life Time Fitness Portfolio Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

•	The requirement of the COMM 2016–CCRE28 Master Servicer to make compensating interest payments in respect to the AG Life Time Fitness Portfolio Pari Passu Companion Loans is similar to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

•	The COMM 2016-CCRE28 Master Servicer and COMM 2016-CCRE28 Special Servicer (a) have rights related to resignation substantially similar to those of the master servicer and the special servicer and (b) are subject to servicer termination events substantially similar to those in the PSA, as well as the rights related thereto.

•	No items with respect to AG Life Time Fitness Portfolio Whole Loan that are the equivalent of assumption fees, modification fees and/or penalty charges will be allocated to the master servicer or special servicer as additional servicing compensation or otherwise applied in accordance with the PSA except to the extent such items are received by the Issuing Entity with respect to the AG Life Time Fitness Portfolio Mortgage Loan.

•	The specific types of actions constituting major decisions under the COMM 2016-CCRE28 PSA are similar, but not necessarily identical, to those that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ.

•	The liability of the parties to the COMM 2016-CCRE28 PSA is limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on the AG Life Time Fitness Portfolio Whole Loan are maintained under the COMM 2016–CCRE28 PSA in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Whole Loans under the PSA, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The COMM 2016-CCRE28 PSA differs from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation or ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The COMM 2016-CCRE28 Special Servicer may be removed as described under “Description of the Mortgage Pool-The Whole Loans-The AG Life Time Fitness Portfolio Whole Loan-Appointment of Special Servicer” in this prospectus.

The COMM 2016-CCRE28 Depositor, the COMM 2016 CCRE28 Servicer, the COMM 2016 CCRE28 Special Servicer, the COMM 2016-CCRE28 Certificate Administrator, the COMM 2016-CCRE28 Trustee, the COMM 2016-CCRE28 Operating Advisor, the COMM 2016-CCRE28 Asset Representations Reviewer and various related persons and entities are entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool-The Whole Loans-The AG Life Time Fitness Whole Loan” in this prospectus.

Servicing of the OZRE Leased Fee Portfolio Mortgage Loan

The OZRE Leased Fee Portfolio Mortgage Loan, together with the OZRE Leased Fee Portfolio Pari Passu Companion Loans, and any related REO Property, are initially being serviced under the CFCRE 2016-C4 PSA until the OZRE Leased Fee Portfolio Companion Loan Securitization Date, after which the OZRE Leased Fee Portfolio Mortgage Loan, together with the OZRE Leased Fee Portfolio Pari Passu Companion Loans, and any related REO Property, will be serviced under the OZRE Leased Fee Portfolio PSA. For a discussion of the differences between the terms of the CFCRE 2016-C4 PSA and the terms of the PSA, see “—Servicing of the 3 Executive Campus Mortgage Loan” below.

Servicing of the Regent Portfolio Mortgage Loan

The Regent Portfolio Mortgage Loan, together with the Regent Portfolio Controlling Pari Passu Companion Loan, and any related REO Property, are serviced under the WFCMT 2016-C34 PSA.

The servicing arrangements under the WFCMT 2016-C34 PSA are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. The WFCMT 2016-C34 PSA contains terms and conditions that are customary for securitization transactions involving assets similar to the Regent Portfolio Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the Trust and the trust funds for the Regent Portfolio Controlling Pari Passu Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the rating agencies in connection with the issuance of ratings in securitizations similar to this securitization as well as the securitizations related to the Regent Portfolio Controlling Pari Passu Companion Loan. Such terms include, without limitation:

•	The WFCMT 2016-C34 PSA Master Servicer earns a servicing fee with respect to the Regent Portfolio Whole Loan that is to be calculated at 0.0025% per annum.

•	Upon the Regent Portfolio Whole Loan becoming a specially serviced loan under the WFCMT 2016-C34 PSA, the WFCMT 2016-C34 Special Servicer will earn a special servicing fee payable monthly with respect to the Regent Portfolio Mortgage Loan accruing at a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month, until such time as the Regent Portfolio Whole Loan is no longer specially serviced.

•	The WFCMT 2016-C34 Special Servicer will be entitled to a workout fee equal to 1.0% to each collection (other than penalty charges) of interest and principal (other than any amount for which a liquidation fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the corrected loan for so long as it remains a corrected loan; however, after receipt by the WFCMT 2016-C34 Special Servicer of workout fees with respect to such corrected loan in an amount equal to $25,000, any workout fees in excess of such amount will be reduced by the excess modification fee amount and in the event the workout fee collected over the course of such workout calculated at the workout fee rate is less than $25,000, then the WFCMT 2016-C34 Special Servicer will be entitled to an amount equal to $25,000 with respect to that corrected loan. The workout fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

•	The WFCMT 2016-C34 Special Servicer will be entitled to a liquidation fee equal to 1.00% or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000. The liquidation fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

•	Each of the WFCMT 2016-C34 Master Servicer or WFCMT 2016-C34 Trustee, as applicable, is required to make advances of principal and interest and advances of certain administrative expenses with respect to the Regent Portfolio Controlling Pari Passu Companion Loan (but not with respect to the Regent Portfolio Mortgage Loan), unless the WFCMT 2016-C34 Master Servicer or WFCMT 2016-C34 Trustee, as applicable, has determined that any such advance and interest thereon would not be recoverable from collections on the Regent Portfolio Controlling Pari Passu Companion Loan. Reimbursement of such amounts and interest thereon are payable only from proceeds of the Regent Portfolio Controlling Pari Passu Companion Loan as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in this prospectus.

•	Each of the WFCMT 2016-C34 Master Servicer or WFCMT 2016-C34 Trustee, as applicable, is obligated to make property protection advances with respect to the Regent Portfolio Whole Loan, unless a determination is made by the WFCMT 2016-C34 Master Servicer or the WFCMT 2016-C34 Trustee, as applicable, that any such advance and interest thereon would not be recoverable from collections on the Regent Portfolio Whole Loan.

•	Amounts payable with respect to the Regent Portfolio Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the WFCMT 2016-C34 PSA may be allocated between the WFCMT 2016-C34 Master Servicer and the WFCMT 2016-C34 Special Servicer in proportions that are different from the proportions of similar fees allocated between the master servicer and the special servicer with respect to the Mortgage Loans serviced under the PSA.

•	The WFCMT 2016-C34 Special Servicer will be required to take actions with respect to the Regent Portfolio Whole Loan if it becomes a defaulted loan, which actions are similar, but not necessarily identical, to the actions described under “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	With respect to the Regent Portfolio Whole Loan, the servicing provisions relating to performing inspections and collecting operating information are similar, but not necessarily identical, to those of the PSA.

•	The requirement of the WFCMT 2016-C34 Master Servicer to make compensating interest payments in respect of the Regent Portfolio Whole Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Mortgage Loans serviced under the PSA.

•	The WFCMT 2016-C34 Master Servicer and the WFCMT 2016-C34 Special Servicer (a) have rights related to resignation similar to those of the master servicer and the special servicer under the PSA and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA.

•	Penalty charges with respect to the Regent Portfolio Whole Loan will be allocated in accordance with the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in this prospectus.

•	The servicing transfer events of the WFCMT 2016-C34 PSA that would cause the Regent Portfolio Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA.

•	The specific types of actions constituting major decisions under the WFCMT 2016-C34 PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and, therefore, the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ.

•	The liability of the parties to the WFCMT 2016-C34 PSA will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on the Regent Portfolio Mortgage Loan are required, within two (2) business days following receipt of properly identified funds by the WFCMT 2016-C34 Master Servicer to be deposited and maintained in a separate account in the name of the WFCMT 2016-C34 Master Servicer for the benefit of the holders of Regent Portfolio Mortgage Loan until transferred (after payment of certain amounts under the WFCMT 2016-C34 PSA) on a monthly basis prior to the related master servicer remittance date to the collection account by the WFCMT 2016-C34 Master Servicer for distribution in accordance with the PSA.

•	The WFCMT 2016-C34 PSA may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

•	The WFCMT 2016-C34 operating advisor or equivalent party will be entitled to a 0.0034% per annum operating advisor fee rate with respect to the Regent Portfolio Whole Loan. The operating advisor fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

The WFCMT 2016-C34 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loan—The Non-Serviced Whole Loans—Regent Portfolio Whole Loan—Appointment of Special Servicer” in this prospectus.

The WFCMT 2016-C34 depositor, the WFCMT 2016-C34 Master Servicer, the WFCMT 2016-C34 Special Servicer, the WFCMT 2016-C34 Certificate Administrator, the WFCMT 2016-C34 Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity (as and to the same extent the WFCMT 2016-C34 trust is required to indemnify such parties pursuant to the terms of the WFCMT 2016-C34 PSA) for certain losses and liabilities incurred by any such party in accordance with the terms and conditions of the related Intercreditor Agreement and the WFCMT 2016-C34 PSA. To the extent funds on collections from the Regent Portfolio Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the collection accounts. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in this prospectus.

Servicing of the 3 Executive Campus Mortgage Loan

The 3 Executive Campus Mortgage Loan, together with the 3 Executive Campus Pari Passu Companion Loan, and any related REO Property, are serviced under the CFCRE 2016 – C4 PSA.

The servicing arrangements under the terms of the CFCRE 2016-C4 PSA are generally similar to, but differ in certain respects from, the servicing arrangements under the PSA. In that regard, the following are considerations related to servicing, including the identification of some (but not all) of the differences between the expected terms of the CFCRE 2016 – C4 PSA and the expected terms of the PSA.

•	Pursuant to the CFCRE 2016-C4 PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the 3 Executive Campus Mortgage Loan are similar to the corresponding fees payable under the PSA.

•	The CFCRE 2016 – C4 Master Servicer earns a primary servicing fee with respect to the 3 Executive Campus Mortgage Loan that is calculated at 0.0225% per annum (which includes any applicable sub-servicing fee rate).

•	The master servicer or the trustee, as applicable, will be required to make P&I Advances with respect to the 3 Executive Campus Mortgage Loan, unless the master servicer or the trustee, as applicable, or the special servicer, has determined that such advance would not be recoverable from collections on the 3 Executive Campus Mortgage Loan. The special servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Non-Recoverable Advance, which determination may be conclusively relied upon by the master servicer and the trustee.

•	The CFCRE 2016-C4 Master Servicer is obligated to make property protection advances with respect to the 3 Executive Campus Whole Loan. If the CFCRE 2016-C4 Master Servicer determines that a property protection advance it made with respect to the 3 Executive Campus Whole Loan or the related Mortgaged Property is nonrecoverable, it is entitled to be reimbursed first from collections on, and proceeds of, the 3 Executive Campus Mortgage Loan and the 3 Executive Campus Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on the Mortgage Loans, from general collections of the CFCRE 2016-C4 issuing entity and from general collections on the mortgage loans included in any securitization of any related non-controlling 3 Executive Campus Pari Passu Companion Loan, on a pro rata basis (based on such loan’s outstanding principal balance).

•	Items with respect to the 3 Executive Campus Whole Loan that are the equivalent of penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation, may be allocated between the CFCRE 2016-C4 Master Servicer and the CFCRE 2016-C4 Special Servicer in proportions that are different than the proportions allocated between the Master Servicer and the Special Servicer in the case of Mortgage Loans serviced under the PSA.

•	The CFCRE 2016-C4 Special Servicer is required to take actions with respect to the 3 Executive Campus Mortgage Loan if such Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan, which actions are substantially similar to the actions described in “—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	With respect to the 3 Executive Campus Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

•	The requirement of the CFCRE 2016-C4 Master Servicer to make compensating interest payments in respect of the 3 Executive Campus Mortgage Loan is similar to the requirement of the master servicer to make Compensating Interest Payments in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) under the PSA.

•	The CFCRE 2016-C4 Master Servicer and CFCRE 2016-C4 Special Servicer (a) have rights related to resignation substantially similar to those of the master servicer and the special servicer and (b) are subject to servicer termination events substantially similar to those in the PSA, as well as the rights related thereto.

•	No items with respect to the 3 Executive Campus Whole Loan that are the equivalent of assumption fees, modification fees and/or penalty charges will be allocated to the Master Servicer or Special Servicer as additional servicing compensation or otherwise applied in accordance with the PSA except to the extent such items are received by the 3 Executive Campus Mortgage Loan.

•	The specific types of actions constituting major decisions under the CFCRE 2016-C4 PSA are similar, but not necessarily identical, to those that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ.

•	The liability of the parties to the CFCRE 2016-C4 PSA is limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on the 3 Executive Campus Whole Loan are maintained under the CFCRE 2016–C4 PSA in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Whole Loans under the PSA, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The CFCRE 2016-C4 PSA differs from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation or ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The CFCRE 2016-C4 Special Servicer may be removed as described under “Description of the Mortgage Pool-The Whole Loans-The 3 Executive Campus Whole Loan-Appointment of Special Servicer” in this prospectus.

The CFCRE 2016-C4 Depositor, the CFCRE 2016 C-4 Servicer, the CFCRE 2016 C-4 Special Servicer, the CFCRE 2016-C4 Certificate Administrator, the CFCRE 2016-C4 Trustee, the CFCRE 2016-C4 Operating Advisor, the CFCRE 2016-C4 Asset Representations Review and various related persons and entities are entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool-The Whole Loans-The 3 Executive Campus Whole Loan” in this prospectus.

Servicing of the Servicing Shift Mortgage Loans

Following the securitization date of the related controlling Companion Loan, each Servicing Shift Whole Loan will be a Non-Serviced Mortgage Loan and will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer pursuant to the terms of the related Non-Serviced PSA. Although each related Intercreditor Agreement imposes some requirements regarding the terms of the related Non-Serviced PSA (and it is expected that such Non-Serviced PSA will contain servicing provisions similar to, but not identical with, the provisions of the PSA) the securitization to which the related controlling Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms each related Non-Serviced PSA are unknown. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—Plaza Mexico – Los Angeles Whole Loan”, “—Holiday Inn Express Nashville - Downtown Whole Loan”, “—Residence Inn by Marriott LAX Whole Loan, and “—Peachtree Mall Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) it has been appointed and currently serves as a master servicer or special servicer on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Moody’s, Fitch and Kroll Bond Rating Agency, Inc. (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the

PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-M, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Pari Passu Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class, (3) the reasonable out of pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class V and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)        to correct any defect or ambiguity in the PSA;

(b)        to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)        to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)        to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)        to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)         to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)        to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)       to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)         to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; or

(j)         to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects that holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A” by Fitch and “A” by KBRA (if rated by KBRA); provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch, (b) its short-

term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) the master servicer maintains a long-term unsecured debt rating of at least “A2” by Moody’s and “A+” by Fitch (provided that nothing in this proviso will impose on the master servicer any obligation to maintain such rating); provided, further, that if any such institution is not rated by KBRA, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

State-Specific Aspects

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

Pennsylvania. Mortgage loans in Pennsylvania are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished by foreclosure in judicial proceedings. Such proceedings are regulated by statutes and rules and subject throughout to the court’s equitable powers. Public notice of the judgment of foreclosure and sale and the amount of the judgment is given for a statutory period of time after which the mortgaged real estate is sold by a sheriff at public auction. The proceeds received by the sheriff from the sale are applied first to the cost and expenses of the sale, then to any liens entitled to priority over the mortgage, such as liens for real estate taxes, and then in satisfaction of the indebtedness secured by the mortgage. After satisfaction of any other liens, the remaining proceeds are generally payable to the mortgagor. There is no right of redemption after foreclosure sale in Pennsylvania. In certain circumstances, deficiency judgments may be obtained. The remedy of appointment of a receiver for the mortgaged real estate is available and is sometimes used.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Société Générale and its affiliates are playing several roles in this transaction. SG Commercial Mortgage Securities, LLC is the depositor and a wholly-owned subsidiary of Société Générale. Société Générale and the other mortgage loan sellers originated, co-originated or acquired the Mortgage Loans and will be selling them to the depositor. Société Générale is also an affiliate of SG Americas Securities, LLC, an underwriter for the offering of the certificates.

Wells Fargo Bank is the master servicer, the certificate administrator, the REMIC administrator, and the certificate registrar under this securitization. Wells Fargo Bank is also the servicer under the BBSG 2016-MRP Trust and Servicing Agreement, which governs the servicing and administration of The Mall at Rockingham Park Whole Loan, the master servicer, the certificate administrator, the custodian and the paying agent under the COMM 2016-CCRE28 PSA, which governs the servicing and administration of the AG Life Time Fitness Portfolio Whole Loan, the master servicer under the CFCRE 2016-C4 PSA, which governs the servicing and administration of the OZRE Leased Fee Portfolio Whole Loan until the OZRE Leased Fee Portfolio Companion Loan Securitization Date and the 3 Executive Campus Whole Loan and the master servicer, the certificate administrator, the custodian, the REMIC administrator, the swap counterparty and the certificate registrar under the WFCMT 2016-C34 PSA, which governs the servicing and administration of the Regent Portfolio Whole Loan. Wells Fargo Bank, is also an affiliate of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is expected to be the master servicer, the certificate administrator, the custodian and the certificate registrar under the JPMCC 2016-JP2 PSA, which is expected to govern the servicing and administration of the Renaissance Center Whole Loan.

In addition, Wells Fargo Bank is the purchaser under a repurchase agreement with Silverpeak or with a wholly-owned subsidiary or other affiliate of Silverpeak, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Silverpeak and/or its affiliates.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Silverpeak, a sponsor, an originator and a mortgage loan seller and/or certain affiliates of Silverpeak, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Silverpeak or such affiliates of Silverpeak (subject, in some cases, to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the Silverpeak Mortgage Loans.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Société Générale, a sponsor, a mortgage loan seller and an originator, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Société Générale from time to time, including prior to their inclusion in the trust fund, some of the Mortgage Loans that Société Générale will transfer to the depositor.

Pursuant to an interim servicing agreement between Wells Fargo Bank and CCRE Lending, a sponsor, a mortgage loan seller and an originator, and an affiliate of CCRE Lending, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by CCRE Lending or its affiliate from time to time, including, prior to their inclusion in the trust fund, some or all of the CCRE Mortgage Loans.

Wells Fargo Bank expects to enter into a primary servicing agreement with Berkeley Point pursuant to which Berkeley Point is expected to act as primary servicer with respect to the CCRE Mortgage Loan secured by the Mortgage Property identified on Annex A-1 to this prospectus as 534 Holland.

Wells Fargo Bank has entered into, or expects to enter into, one or more limited sub-servicing agreements with Berkeley Point pursuant to which Berkeley Point has assumed, or is expected to assume, certain limited sub-servicing duties with respect certain of the CCRE Mortgage Loans.

In addition, Société Générale currently holds the Holiday Inn Express Nashville - Downtown Pari Passu Companion Loans. However, Société Générale intends to sell the Holiday Inn Express Nashville - Downtown Pari Passu Companion Loans in connection with future securitizations.

The operating advisor is also the operating advisor under the COMM 2016-CCRE28 PSA with respect to the AG Life Time Fitness Portfolio Whole Loan, and the CFCRE 2016-C4 PSA with respect to the OZRE Leased Fee Portfolio whole loan and the 3 Executive Campus whole loan.

The asset representations reviewer is also the asset representations reviewer under the COMM 2016-CCRE28 PSA with respect to the AG Life Time Fitness Portfolio Whole Loan, and the CFCRE 2016-C4 PSA with respect to the OZRE Leased Fee Portfolio whole loan and the 3 Executive Campus whole loan.

Two of the Société Générale Mortgage Loans, representing approximately 4.0% of the Initial Pool Balance, were originated by Prudential Mortgage Capital Company, LLC and subsequently sold to Société Générale. The Mortgage Loans were simultaneously underwritten by Société Générale along with Prudential Mortgage Capital Company, LLC in accordance with Société Générale’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Société Générale” above.

Pursuant to an interim servicing agreement between Prudential Asset Resources, Inc. and Société Générale, a sponsor, a mortgage loan seller and an originator, Prudential Asset Resources, Inc., and affiliate of Prudential Mortgage Capital Company, LLC, acts as interim servicer with respect to certain mortgage loans owned by Société Générale from time to time that were acquired by Prudential Mortgage Capital Company, LLC, including prior to their inclusion in the trust, two of the Mortgage Loans that Société Générale will transfer to the depositor. Prudential Asset Resources, Inc. is expected to enter into a primary servicing agreement with the master servicer to act as primary servicer for the two Société Générale Mortgage Loans that were acquired from Prudential Mortgage Capital Company, LLC.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the Mortgage Loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD

Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A, Class X-B or Class X-C certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class(es)
Class X-A	$ 566,424,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-M certificates
Class X-B	$ 35,919,000	Class B certificates
Class X-C	$ 33,157,000	Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its Mortgage Loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class(es)
Class X-A	$ 566,424,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-M certificates
Class X-B	$ 35,919,000	Class B certificates
Class X-C	$ 33,157,000	Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and any fixed penalty period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

•	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this prospectus and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

•	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

•	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

•	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

•	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor Fees, each as set forth on Annex A-1 to this prospectus;

•	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

•	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

•	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

•	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

•	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

•	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

•	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

•	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

•	no Yield Maintenance Charges or Prepayment Premiums are collected;

•	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

•	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

•	distributions on the Offered Certificates are made on the 10th day of each month, commencing in August 2016; and

•	the Offered Certificates are settled with investors on July 19, 2016.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2017	83%	83%	83%	83%	83%
July 2018	65%	65%	65%	65%	65%
July 2019	44%	44%	44%	44%	44%
July 2020	20%	20%	20%	20%	20%
July 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.62	2.62	2.61	2.61	2.60

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.94	4.93	4.92	4.90	4.73

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	99%	99%	88%
July 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.38	9.37	9.35	9.32	9.13

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.82	9.80	9.76	9.71	9.50

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	78%	78%	78%	78%	78%
July 2023	54%	54%	54%	54%	54%
July 2024	30%	30%	30%	30%	30%
July 2025	4%	4%	4%	4%	4%
July 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.17	7.17	7.17	7.17	7.17

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.89	9.89	9.89	9.89	9.64

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.89	9.89	9.89	9.89	9.66

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.90	9.89	9.89	9.73

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates (other than the Class X-C Certificates) for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates (other than the Class X-C Certificates) is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from July 1, 2016 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.25000%	1.6314%	1.6318%	1.6321%	1.6325%	1.6335%
99.50000%	1.5324%	1.5327%	1.5329%	1.5331%	1.5338%
99.75000%	1.4338%	1.4339%	1.4340%	1.4341%	1.4344%
100.00000%	1.3356%	1.3356%	1.3355%	1.3355%	1.3355%
100.25000%	1.2377%	1.2375%	1.2374%	1.2373%	1.2369%
100.50000%	1.1402%	1.1399%	1.1397%	1.1394%	1.1386%
100.75000%	1.0430%	1.0426%	1.0423%	1.0418%	1.0408%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
102.25000%	2.0077%	2.0069%	2.0057%	2.0038%	1.9866%
102.50000%	1.9548%	1.9539%	1.9526%	1.9505%	1.9314%
102.75000%	1.9021%	1.9011%	1.8996%	1.8974%	1.8764%
103.00000%	1.8495%	1.8484%	1.8468%	1.8444%	1.8216%
103.25000%	1.7971%	1.7959%	1.7942%	1.7915%	1.7669%
103.50000%	1.7448%	1.7435%	1.7417%	1.7388%	1.7124%
103.75000%	1.6926%	1.6912%	1.6893%	1.6863%	1.6581%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.25000%	2.7560%	2.7560%	2.7559%	2.7558%	2.7551%
100.50000%	2.7255%	2.7254%	2.7253%	2.7251%	2.7239%
100.75000%	2.6951%	2.6950%	2.6948%	2.6945%	2.6927%
101.00000%	2.6648%	2.6646%	2.6644%	2.6640%	2.6616%
101.25000%	2.6346%	2.6343%	2.6340%	2.6336%	2.6307%
101.50000%	2.6044%	2.6041%	2.6038%	2.6032%	2.5998%
101.75000%	2.5743%	2.5740%	2.5736%	2.5730%	2.5690%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
102.25000%	2.8002%	2.7996%	2.7988%	2.7976%	2.7921%
102.50000%	2.7711%	2.7705%	2.7696%	2.7683%	2.7622%
102.75000%	2.7421%	2.7414%	2.7405%	2.7390%	2.7324%
103.00000%	2.7133%	2.7125%	2.7114%	2.7099%	2.7026%
103.25000%	2.6844%	2.6836%	2.6825%	2.6808%	2.6730%
103.50000%	2.6557%	2.6548%	2.6536%	2.6518%	2.6434%
103.75000%	2.6271%	2.6261%	2.6248%	2.6229%	2.6139%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
102.25000%	2.5532%	2.5532%	2.5532%	2.5532%	2.5532%
102.50000%	2.5151%	2.5151%	2.5151%	2.5151%	2.5151%
102.75000%	2.4771%	2.4771%	2.4771%	2.4771%	2.4771%
103.00000%	2.4392%	2.4392%	2.4392%	2.4392%	2.4392%
103.25000%	2.4014%	2.4014%	2.4014%	2.4014%	2.4014%
103.50000%	2.3637%	2.3637%	2.3637%	2.3637%	2.3637%
103.75000%	2.3262%	2.3262%	2.3262%	2.3262%	2.3262%

Pre-Tax Yield to Maturity for the Class A-M Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-M certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
102.25000%	3.1247%	3.1247%	3.1247%	3.1246%	3.1187%
102.50000%	3.0954%	3.0954%	3.0954%	3.0953%	3.0887%
102.75000%	3.0661%	3.0661%	3.0661%	3.0660%	3.0588%
103.00000%	3.0370%	3.0370%	3.0370%	3.0368%	3.0290%
103.25000%	3.0079%	3.0079%	3.0079%	3.0077%	2.9992%
103.50000%	2.9788%	2.9788%	2.9788%	2.9787%	2.9696%
103.75000%	2.9499%	2.9499%	2.9499%	2.9497%	2.9400%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
102.25000%	3.6777%	3.6777%	3.6777%	3.6777%	3.6720%
102.50000%	3.6475%	3.6475%	3.6475%	3.6475%	3.6413%
102.75000%	3.6174%	3.6174%	3.6174%	3.6174%	3.6106%
103.00000%	3.5874%	3.5874%	3.5874%	3.5874%	3.5800%
103.25000%	3.5575%	3.5575%	3.5575%	3.5575%	3.5496%
103.50000%	3.5277%	3.5277%	3.5277%	3.5277%	3.5191%
103.75000%	3.4980%	3.4980%	3.4980%	3.4980%	3.4888%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
95.75000%	5.5090%	5.5100%	5.5110%	5.5120%	5.5247%
96.00000%	5.4748%	5.4758%	5.4767%	5.4777%	5.4899%
96.25000%	5.4407%	5.4416%	5.4425%	5.4435%	5.4553%
96.50000%	5.4067%	5.4076%	5.4085%	5.4094%	5.4207%
96.75000%	5.3728%	5.3736%	5.3745%	5.3754%	5.3863%
97.00000%	5.3390%	5.3398%	5.3406%	5.3416%	5.3520%
97.25000%	5.3053%	5.3061%	5.3069%	5.3078%	5.3178%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
12.75000%	6.4429%	6.4108%	6.3691%	6.3054%	5.8810%
13.00000%	5.9402%	5.9078%	5.8655%	5.8010%	5.3721%
13.25000%	5.4525%	5.4196%	5.3769%	5.3117%	4.8784%
13.50000%	4.9789%	4.9457%	4.9025%	4.8365%	4.3989%
13.75000%	4.5189%	4.4853%	4.4416%	4.3749%	3.9330%
14.00000%	4.0716%	4.0377%	3.9935%	3.9261%	3.4801%
14.25000%	3.6365%	3.6022%	3.5577%	3.4895%	3.0394%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
7.25000%	6.0137%	6.0234%	6.0365%	6.0572%	5.7366%
7.50000%	5.2442%	5.2541%	5.2675%	5.2886%	4.9604%
7.75000%	4.5121%	4.5222%	4.5359%	4.5574%	4.2218%
8.00000%	3.8141%	3.8245%	3.8385%	3.8604%	3.5177%
8.25000%	3.1477%	3.1583%	3.1725%	3.1948%	2.8453%
8.50000%	2.5102%	2.5209%	2.5354%	2.5582%	2.2020%
8.75000%	1.8995%	1.9104%	1.9251%	1.9483%	1.5856%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-M, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class B, Class C, Class D, Class E, Class F and Class G certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code. Accordingly, the Class V certificates will represent undivided beneficial interests in the Grantor Trust.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 5 of the Mortgaged Properties partially securing 5 Mortgage Loans representing 8.6% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID

Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class C certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A, Class X-B or Class X-C certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A, Class X-B or Class X-C certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant

Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-M and Class B certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of related class of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to such Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4
SG Americas Securities, LLC	$ 22,491,208	$ 68,981,173	$ 123,508,150	$ 141,414,586
Cantor Fitzgerald & Co.	$ 7,555,792	$ 23,173,827	$ 41,491,850	$ 47,507,414
Natixis Securities Americas LLC	$ 0	$ 0	$ 0	$ 0
Citigroup Global Markets Inc.	$ 0	$ 0	$ 0	$ 0
Wells Fargo Securities, LLC	$ 0	$ 0	$ 0	$ 0
Total	$ 30,047,000	$ 92,155,000	$ 165,000,000	$ 188,922,000

Underwriter	Class A-SB	Class A-M	Class X-A	Class X-B
SG Americas Securities, LLC	$ 29,674,891	$ 37,917,751	$ 423,987,759	$ 26,886,601
Cantor Fitzgerald & Co.	$ 9,969,109	$ 12,738,249	$ 142,436,241	$ 9,032,399
Natixis Securities Americas LLC	$ 0	$ 0	$ 0	$ 0
Citigroup Global Markets Inc.	$ 0	$ 0	$ 0	$ 0
Wells Fargo Securities, LLC	$ 0	$ 0	$ 0	$ 0
Total	$ 39,644,000	$ 50,656,000	$ 566,424,000	$ 35,919,000

Underwriter	Class X-C	Class B	Class C
SG Americas Securities, LLC	$ 24,819,150	$ 26,886,601	$ 24,819,150
Cantor Fitzgerald & Co.	$ 8,337,850	$ 9,032,399	$ 8,337,850
Natixis Securities Americas LLC	$ 0	$ 0	$ 0
Citigroup Global Markets Inc.	$ 0	$ 0	$ 0
Wells Fargo Securities, LLC	$ 0	$ 0	$ 0
Total	$ 33,157,000	$ 35,919,000	$ 33,157,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 114.6% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from July 1, 2016, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at approximately $5.0 million, excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

SG Americas Securities, LLC, one of the underwriters, is an affiliate of the depositor and an affiliate of one of the sponsors. Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of one of the sponsors and a primary servicer. Natixis Securities Americas LLC, one of the underwriters, is an affiliate of one of the sponsors.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is expected to be directed to affiliates of SG Americas Securities, LLC, Cantor Fitzgerald & Co. and Natixis Securities Americas LLC, which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of SG Americas Securities, LLC, of the purchase price for the Offered Certificates, the payment described in the next paragraph and the following payments: (i) the payment by the depositor to Société Générale, an affiliate of SG Americas Securities, LLC, in its capacity as a sponsor, of the purchase price for the Mortgage Loans to be sold to the depositor by Société Générale, (ii) the payment by the depositor to CCRE Lending, an affiliate of Cantor Fitzgerald & Co., in its capacity as a sponsor, of the purchase price for the Mortgage Loans sold to the depositor by CCRE Lending and (iii) the payment by the depositor to NREC, an affiliate of Natixis Securities Americas LLC, in its capacity as a sponsor, of the purchase price for the Mortgage Loan sold to the depositor by NREC. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of SG Americas Securities, LLC, Cantor Fitzgerald & Co. and Natixis Securities Americas LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 245 Park Avenue, New York, New York 10167, or by telephone at (212) 278-6461.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-207074) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued an administrative exemption to Cantor Fitzgerald & Co., Final Authorization Number 2011-05E (June 6, 2011), as amended by Prohibited Transaction Exemption 2013-08, 78 Fed. Reg. 41091 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Cantor Fitzgerald & Co., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the Mortgage Loans to the issuing entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered

Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before

December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

Prospective investors should note that the California Public Employees’ Retirement System (“CalPERS”), which is a governmental plan, owns an indirect equity interest in the Borrower under The Mall at Rockingham Park Mortgage Loan. Persons who have an ongoing relationship with CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

No Class of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the certificates, are subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. Further, any rating of a Class of Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that Class. In addition, the fact that the Class G and Class X-G Certificates are not being rated by a Rating Agency or another NRSRO (unless an NRSRO issues an unsolicited rating) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, those Classes. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates will constitute legal investments for them or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and material federal income tax matters will be passed upon for the depositor and the underwriters by Cadwalader, Wickersham & Taft LLP.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in October 2048. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest

Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on final feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Offered Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain Classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the Classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other Classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1
17g-5 Information Provider	365
1986 Act	533
1996 Act	511
2
2015 Budget Act	542
3
3 Executive Campus Directing Certificateholder	262
3 Executive Campus Intercreditor Agreement	262
3 Executive Campus Mortgage Loan	261
3 Executive Campus Mortgaged Property	261
3 Executive Campus Pari Passu Companion Loan	261
3 Executive Campus Whole Loan	261
30/360 Basis	403
4
401(c) Regulations	552
A
Acceptable Insurance Default	417
Acting General Counsel’s Letter	143
Actual/360 Basis	198
Actual/360 Loans	391
ADA	514
Additional Exclusions	417
Administrative Cost Rate	342
ADR	148
Advances	386
Affirmative Asset Review Vote	455
AG Life Time Fitness Portfolio Controlling Pari Passu Companion Loan	253
AG Life Time Fitness Portfolio Directing Certificateholder	254
AG Life Time Fitness Portfolio Intercreditor Agreement	253
AG Life Time Fitness Portfolio Mortgage Loan	253
AG Life Time Fitness Portfolio Mortgaged Properties	253
AG Life Time Fitness Portfolio Noteholders	253
AG Life Time Fitness Portfolio Pari Passu Companion Loans	253
AG Life Time Fitness Portfolio Whole Loan	253
Allocated Loan Amount	148
Annual Debt Service	148
Anticipated Repayment Date	198
Appraisal Institute	267
Appraisal Reduction Amount	411
Appraisal Reduction Event	410
Appraised Value	149
Appraised-Out Class	415
ARD Loan	198
Assessment of Compliance	490
Asset Representations Reviewer Asset Review Fee	409
Asset Representations Reviewer Fee	409
Asset Representations Reviewer Fee Rate	409
Asset Representations Reviewer Termination Event	460
Asset Representations Reviewer Upfront Fee	409

Asset Review	457
Asset Review Notice	456
Asset Review Quorum	456
Asset Review Report	458
Asset Review Report Summary	458
Asset Review Standard	457
Asset Review Trigger	454
Asset Review Vote Election	455
Asset Status Report	428
Assumed Final Distribution Date	351
Assumed Scheduled Payment	344
At Home Portfolio Companion Loan	243
At Home Portfolio Directing Holder	244
At Home Portfolio Intercreditor Agreement	243
At Home Portfolio Mortgage Loan	243
At Home Portfolio Non-Directing Holder	245
At Home Portfolio Noteholders	243
At Home Portfolio Whole Loan	243
Attestation Report	491
Available Funds	334
B
Balloon Balance	149
Balloon or ARD LTV Ratio	153
Balloon or ARD Payment	153
Bankruptcy Code	504
Base Interest Fraction	350
BBSG 2016-MRP Certificate Administrator	248
BBSG 2016-MRP Controlling Class	251
BBSG 2016-MRP Directing Certificateholder	250
BBSG 2016-MRP Master Servicer	248
BBSG 2016-MRP Mortgage Trust	247
BBSG 2016-MRP Special Servicer	248
BBSG 2016-MRP Subordinate Consultation Period	251
BBSG 2016-MRP Subordinate Control Period	251
BBSG 2016-MRP Trust and Servicing Agreement	214
BBSG 2016-MRP Trustee	248
Beds	159
Berkeley Point	322
Best Western	166
Borrower Party	359
Borrower Party Affiliate	359
BPC	322
BPC Parties	327
BPC Primary Serviced Mortgage Loan	324
BPC Primary Servicer Termination Event	328
BPC Primary Servicing Agreement	325
b-piece buyer	122
Breach Notice	377
BRRD	143
BSP	291
BSP Data Tape	292
BSP Mortgage Loans	291
BSP Review Team	292
Building 1	167
Building 2	167
C
C(WUMP)O	19
CalPERS	553
Cash Flow Analysis	149
CCRE Data Tape	274
CCRE Deal Team	274
CCRE Lending	273
CCRE Mortgage Loans	273
CERCLA	511
Certificate Administrator/Trustee Fee	408

Certificate Administrator/Trustee Fee Rate	408
Certificate Balance	332
Certificate Owners	368
Certificateholder	360
Certificateholder Quorum	463
Certificateholder Repurchase Request	473
Certifying Certificateholder	370
CFCRE 2016-C4 Asset Representations Reviewer	256, 262
CFCRE 2016-C4 Certificate Administrator	256, 262
CFCRE 2016–C4 Master Servicer	256, 262
CFCRE 2016-C4 Mortgage Trust	256
CFCRE 2016-C4 Operating Advisor	256, 262
CFCRE 2016-C4 PSA	214, 256, 262
CFCRE 2016–C4 Special Servicer	256, 262
CFCRE 2016-C4 Trustee	256, 262
City	181
Class A Certificates	331
Class A-SB Planned Principal Balance	344
Class X Certificates	331
Clearstream	367
Clearstream Participants	369
Closing Date	147
CMBS	59, 273
Code	531
Collection Account	390
Collection Period	335
COMM 2016-CCRE28 Asset Representations Reviewer	254
COMM 2016-CCRE28 Certificate Administrator	253
COMM 2016-CCRE28 Master Servicer	253
COMM 2016-CCRE28 Operating Advisor	254
COMM 2016-CCRE28 PSA	214, 254
COMM 2016-CCRE28 Special Servicer	253
COMM 2016-CCRE28 Trustee	253
Communication Request	371
Companion Distribution Account	390
Companion Holder(s)	214
Companion Loan Rating Agency	214
companion loans	46
Companion Loans	146
Compensating Interest Payment	352
Complaint	312
Constant Prepayment Rate	522
Consultation Termination Event	442
Control Eligible Certificates	437
Control Termination Event	442
Controlling Class	437
Controlling Class Certificateholder	437
Controlling Companion Loan Securitization Date	214
Core Asset	203
Corrected Loan	428
CPP	522
CPR	522
CPY	522
CREFC®	356
CREFC® Intellectual Property Royalty License Fee	410
CREFC® Intellectual Property Royalty License Fee Rate	410
CREFC® Reports	356
Cross-Over Date	340
CSC	181
Cure/Contest Period	458
Custodian	312
Cut-off Date	146
Cut-off Date Balance	150
Cut-off Date Loan-to-Value Ratio	151

Cut-off Date LTV Ratio	151
D
D or @%(#)	155
D or GRTR of @% or YM(#)	155
D or YM(#)	155
D(#)	154
Debt Service Coverage Ratio	152
Defaulted Loan	434
Defeasance Deposit	201
Defeasance Loans	201
Defeasance Lock-Out Period	201
Defeasance Option	201
Definitive Certificate	367
Delinquent Loan	455
Depositaries	367
Determination Date	333
Diligence File	374
Directing Certificateholder	437
Disclosable Special Servicer Fees	407
Dispute Resolution Consultation	475
Dispute Resolution Cut-off Date	475
Distribution Accounts	391
Distribution Date	333
Distribution Date Statement	356
District Court	312
Dodd-Frank Act	126
DOL	550
Draft CRR Amendment Regulation	125
DSCR	152, 276
DTC	367
DTC Participants	367
DTC Rules	369
Due Date	197, 336
E
EBITDAR	202
EBITDAR to Rent Ratio	202
EDA	181
EDGAR	548
Effective Gross Income	149
Eligible Asset Representations Reviewer	459
Eligible Operating Advisor	449
Enforcing Party	474
Enforcing Servicer	474
ERISA	549
ESA	175
EU Risk Retention and Due Diligence Requirements	125
Euroclear	367
Euroclear Operator	369
Euroclear Participants	369
Excess Interest	333
Excess Interest Distribution Account	391
Excess Modification Fee Amount	404
Excess Modification Fees	402
Excess Prepayment Interest Shortfall	353
Exchange Act	264
Excluded Controlling Class Holder	358
Excluded Controlling Class Loan	359
Excluded Information	359
Excluded Loan	359
Excluded Plan	552
Excluded Special Servicer	463
Excluded Special Servicer Loan	463
Exemption	550
Exemption Rating Agency	550
F
FATCA	543
FDCSCP	176
FDIA	141
FDIC	142, 319
Fee Owner	173
FETL	21
FIEL	21
Final Asset Status Report	446

Final Dispute Resolution Election Notice	476
FINANCIAL PROMOTION ORDER	18
FIRREA	144
Fitch	316
Fixed	3
FPO PERSONS	18
FSCMA	21
FSMA	18
Funds	318
G
Gain-on-Sale Reserve Account	392
Garn Act	512
GLA	152
Grantor Trust	531
Ground Leases	175
GRTR of @% or YM(#)	155
H
High Net Worth Companies, Unincorporated Associations, etc.	18
Holiday Inn Express Nashville - Downtown Companion Loan Securitization Date	215
Holiday Inn Express Nashville - Downtown Companion Loans	225
Holiday Inn Express Nashville - Downtown Controlling Pari Passu Companion Loan	225
Holiday Inn Express Nashville - Downtown Directing Holder	227
Holiday Inn Express Nashville - Downtown Intercreditor Agreement	225
Holiday Inn Express Nashville - Downtown Mortgage Loan	225
Holiday Inn Express Nashville - Downtown Pari Passu Companion Loan	225
Holiday Inn Express Nashville - Downtown Whole Loan	225
I
Indirect Participants	368
Initial Pool Balance	146
Initial Rate	198
Initial Requesting Certificateholder	474
In-Place Cash Management	152
Insurance and Condemnation Proceeds	390
Intercreditor Agreement	214
Interest Accrual Amount	342
Interest Accrual Period	342
Interest Distribution Amount	342
Interest Reserve Account	391
Interest Shortfall	342
Interested Person	435
Investor Certification	359
IO Group YM Distribution Amount	349
IRS	432
J
JCPenney	164
Joint Ventures	163
JPMCC 2016-JP2 PSA	230
K
KBRA	489
L
L(#)	154
Lennar	318
Life Time Lease	184
Life Time Property	184
Life Time Tenant	184
Liquidation Fee	405
Liquidation Fee Rate	405
Liquidation Proceeds	390
Loan Per Unit	152
Loss of Value Payment	378

Lower-Tier Regular Interests	531
Lower-Tier REMIC	56, 531
LTV	276
LTV Ratio	150
LTV Ratio at Maturity or Anticipated Repayment Date	153
LTV Ratio at Maturity or ARD	153
M
MAI	379
Major Decision	439
Marriott Saddle Brook Intercreditor Agreement	241
Marriott Saddle Brook Mortgage Loan	241
Marriott Saddle Brook Mortgaged Property	241
Marriott Saddle Brook Non-Controlling Note Holder	242
Marriott Saddle Brook Noteholders	241
Marriott Saddle Brook Pari Passu Companion Loan	241
Marriott Saddle Brook Whole Loan	241
MAS	20
Master Servicer Remittance Date	385
Material Defect	377
Maturity Date Balloon or ARD Payment	153
MLPA	372
Modification Fees	402
Moody’s	316
Morningstar	316
Mortgage	147
Mortgage File	372
mortgage loan sellers	23
Mortgage Loans	146
Mortgage Note	147
Mortgage Pool	146
Mortgage Rate	342
Mortgaged Property	147
mortgages	498
N
Natixis	282
Net Mortgage Rate	341
Net Note Rate	250
Net Operating Income	153
NI 33-105	22
NOI Date	153
Non-Economic Facility	184
Nonrecoverable Advance	387
Non-Serviced Certificate Administrator	214
non-serviced companion loan	47
Non-Serviced Companion Loan	215
Non-Serviced Directing Certificateholder	216
Non-Serviced Master Servicer	216
non-serviced mortgage loan	47
Non-Serviced Mortgage Loan	217
Non-Serviced PSA	217
Non-Serviced Special Servicer	218
Non-Serviced Trustee	219
non-serviced whole loan	47
Non-Serviced Whole Loan	220
Non-U.S. Person	543
Notional Amount	333
NRA	153
NREC	282
NREC Data Tape	283
NREC Deal Team	283
NREC Loans	289
NREC Mortgage Loans	283
NRSRO	358
NRSRO Certification	360
O
O(#)	154
Occupancy As Of Date	154
Occupancy Rate	153
Offered Certificates	332
OID Regulations	534
OLA	143

Operating Advisor Consulting Fee	408
Operating Advisor Expenses	409
Operating Advisor Fee	408
Operating Advisor Fee Rate	408
Operating Advisor Standard	448
Operating Advisor Termination Event	451
OZM	181
OZRE Leased Fee Portfolio Companion Loan Controlling Class Representative	257
OZRE Leased Fee Portfolio Companion Loan Securitization Date	215, 256
OZRE Leased Fee Portfolio Controlling Pari Passu Companion Loan	255
OZRE Leased Fee Portfolio Intercreditor Agreement	256
OZRE Leased Fee Portfolio Mortgage Loan	255
OZRE Leased Fee Portfolio Mortgaged Property	255
OZRE Leased Fee Portfolio Noteholders	256
OZRE Leased Fee Portfolio Pari Passu Companion Loans	256
OZRE Leased Fee Portfolio PSA	256
OZRE Leased Fee Portfolio Release Price	203
OZRE Leased Fee Portfolio Whole Loan	256
P
P&I Advance	385
Pads	159
Par Purchase Price	434
pari passu companion loan	45
Pari Passu Companion Loans	146
Pari Passu Mortgage Loan	220
Park Bridge Financial	330
Park Bridge Lender Services	330
Participants	367
Parties in Interest	549
Pass-Through Rate	340
Patriot Act	515
PCIS Persons	18
Peachtree Intercreditor Agreement	233
Peachtree Mall Companion Loan	233
Peachtree Mall Companion Loan Controlling Class Representative	234
Peachtree Mall Companion Loan Securitization Date	215, 233
Peachtree Mall Companion Loans	233
Peachtree Mall Controlling Companion Loan	233
Peachtree Mall Mortgage Loan	232
Peachtree Mall Note A-3 PSA	233
Peachtree Mall Noteholders	233
Peachtree Mall Whole Loan	233
Percentage Interest	334
Periodic Payments	334
Permitted Investments	334, 392
Permitted Special Servicer/Affiliate Fees	408
PIPs	82, 178
PL	268
Plans	549
Plaza Mexico – Los Angeles Companion Loan Securitization Date	215
Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan	221

Plaza Mexico – Los Angeles Controlling Pari Passu Companion Loan Securitization Date	222
Plaza Mexico – Los Angeles Directing Certificateholder	223
Plaza Mexico – Los Angeles Intercreditor Agreement	222
Plaza Mexico – Los Angeles Mortgage Loan	221
Plaza Mexico – Los Angeles Mortgaged Property	221
Plaza Mexico – Los Angeles Noteholders	222
Plaza Mexico – Los Angeles Pari Passu Companion Loans	221
Plaza Mexico – Los Angeles PSA	222
Plaza Mexico – Los Angeles Whole Loan	221
PML	268, 279
PRC	19
Preliminary Dispute Resolution Election Notice	475
Prepayment Assumption	536
Prepayment Interest Excess	351
Prepayment Interest Shortfall	352
Prepayment Provisions	154
Prime Rate	45, 390
Principal Balance Certificates	332
Principal Distribution Amount	343
Principal Shortfall	344
Privileged Information	450
Privileged Information Exception	450
Privileged Person	358
Professional Investors	19, 20
Prohibited Prepayment	352
Promotion of Collective Investment Schemes Exemptions Order	18
Proposed Course of Action	475
Proposed Course of Action Notice	474
PROSPECTUS	19
Prospectus Directive	17
PSA	331
PSA Party Repurchase Request	474
PTCE	552
Purchase Price	378
Q
Qualification Criteria	272, 294
Qualified Investors	17
qualified mortgage	54, 55
Qualified Replacement Special Servicer	464
Qualified Substitute Mortgage Loan	379
R
RAC No-Response Scenario	488
Rated Final Distribution Date	351
Rating Agencies	489
Rating Agency Confirmation	489
RCM	318
REA	67
Realized Loss	354
REC	176
Record Date	334
Regent Portfolio Controlling Pari Passu Companion Loan	259
Regent Portfolio Directing Certificateholder	260
Regent Portfolio Intercreditor Agreement	259
Regent Portfolio Mortgage Loan	259
Regent Portfolio Mortgaged Properties	259
Regent Portfolio Non-Controlling Note Holder	260
Regent Portfolio Noteholders	259

Regent Portfolio Whole Loan	259
Registration Statement	548
Regular Certificates	332
Regular Interestholder	534
Regular Interests	531
Regulation AB	491
Reimbursement Rate	390
Related Proceeds	388
Release Date	201
relevant institutions	144
Relevant Member State	16
Relevant Persons	18
Relief Act	514
Remaining Term to Maturity or ARD	155
REMIC	531
REMIC Regulations	531
Renaissance Center Companion Loan Controlling Class Representative	231
Renaissance Center Companion Loan Securitization Date	215
Renaissance Center Companion Loans	230
Renaissance Center Controlling Companion Loan	230
Renaissance Center Controlling Companion Loan Securitization Date	230
Renaissance Center Intercreditor Agreement	230
Renaissance Center Mortgage Loan	230
Renaissance Center Mortgaged Property	230
Renaissance Center Note A-1 PSA	230
Renaissance Center Noteholders	230
Renaissance Center Whole Loan	230
REO Account	392
REO Loan	346
REO Property	428
Repurchase Request	474
Requesting Certificateholder	475
Requesting Holders	415
Requesting Investor	371
Requesting Party	488
Required Letter of Credit Amount	184
Requirements	514
Residence Inn by Marriott LAX Companion Loan Controlling Class Representative	239
Residence Inn by Marriott LAX Companion Loan Securitization Date	215, 238
Residence Inn by Marriott LAX Companion Loans	238
Residence Inn by Marriott LAX Controlling Pari Passu Companion Loan	238
Residence Inn by Marriott LAX Intercreditor Agreement	238
Residence Inn by Marriott LAX Mortgage Loan	237
Residence Inn by Marriott LAX Mortgaged Property	238
Residence Inn by Marriott LAX Noteholders	238
Residence Inn by Marriott LAX PSA	238
Residence Inn by Marriott LAX Whole Loan	238
Residual Certificates	332
Resolution Authorities	143
Resolution Failure	474
Resolved	474
Restricted Group	550
Restricted Mezzanine Holder	359
Restricted Party	450
Review Materials	456
Revised Rate	198
RevPAR	155

Rialto	318
Rialto Special Servicer	318
RMBS	312
Rooms	159
Routine Disbursements	423
Rule 15Ga-1	272
Rule 15Ga-1 Reporting Period	289
Rule 17g-5	361
S
S&P	316
Scheduled Principal Distribution Amount	343
Sears	163
SEC	264
Securities Act	490
Securitization Accounts	331, 392
Securitization Regulation	125
Security Deposit Letter of Credit	184
SEL	268, 279
Senior Certificates	332
Seritage	163
Serviced Mortgage Loan	220
Serviced Pari Passu Companion Loan	220
Serviced Pari Passu Companion Loan Securities	467
serviced pari passu companion loans	47
serviced whole loan	47
Serviced Whole Loan	220
Servicer Termination Event	466
Servicing Advances	386
Servicing Fee	401
Servicing Fee Rate	401
Servicing Shift Companion Loan	220
Servicing Shift Mortgage Loan	220
Servicing Shift Whole Loan	221
Servicing Standard	384
Severed Lease	175
SF	155
SFA	20
SFO	19
Silverpeak	300
Silverpeak Data Tape	307
Silverpeak Mortgage Loans	300
Silverpeak Review Team	307
Similar Law	549
SMMEA	553
Société Générale Data Tape	271
Société Générale Deal Team	270
Special Servicer Decision	422
Special Servicing Fee	404
Special Servicing Fee Rate	404
Specially Serviced Loans	425
Sq. Ft.	155
Square Feet	155
SRB	144
SSM	144
Startup Day	532
Stated Principal Balance	344
static pool data	95
Structured Product	19
Structuring Assumptions	522
Subject Loan	409
Subordinate Certificates	332
subordinate companion loan	46
Subordinate Companion Loan	146
Sub-Servicing Agreement	385
Substitute Property	184
T
T-12	155
TEK Park Intercreditor Agreement	236
TEK Park Mortgage Loan	235
TEK Park Mortgaged Property	235

TEK Park Non-Controlling Note Holder	237
TEK Park Noteholders	236
TEK Park Pari Passu Companion Loans	235
TEK Park Whole Loan	235
Term to Maturity	155
Terms and Conditions	370
Tests	457
The Mall at Rockingham Park Companion Loans	247
The Mall at Rockingham Park Intercreditor Agreement	247
The Mall at Rockingham Park Mortgage Loan	247
The Mall at Rockingham Park Non-Standalone Senior Pari Passu Companion Loan	247
The Mall at Rockingham Park Noteholders	247
The Mall at Rockingham Park Senior Pari Passu Companion Loans	247
The Mall at Rockingham Park Standalone Companion Loans	247
The Mall at Rockingham Park Standalone Senior Pari Passu Companion Loans	247
The Mall at Rockingham Park Subordinate Companion Loan Holders	249
The Mall at Rockingham Park Subordinate Companion Loans	247
The Mall at Rockingham Park Whole Loan	247
Title V	513
Total Expenses	150
Tramec	190
TRIPRA	89
Trust	309
Trust REMIC	56
Trust REMICs	531
TTM	155
U
U.S. Person	543
U/W DSCR	152
U/W Expenses	155
U/W NCF	156
U/W NCF Debt Yield	158
U/W NCF DSCR	152, 158
U/W NOI	159
U/W NOI Debt Yield	159
U/W NOI DSCR	159
U/W Revenues	159
UCC	317, 499
Underwriter Entities	111
Underwriting Agreement	546
Underwritten Debt Service Coverage Ratio	152
Underwritten Expenses	155
Underwritten NCF	156
Underwritten NCF Debt Yield	158
Underwritten Net Cash Flow	156
Underwritten Net Cash Flow Debt Service Coverage Ratio	158
Underwritten Net Operating Income	159
Underwritten Net Operating Income Debt Service Coverage Ratio	159
Underwritten NOI	159
Underwritten NOI Debt Yield	159
Underwritten Revenues	159
Unitary Ground Lease	174
Units	159
Unscheduled Principal Distribution Amount	344

Unsolicited Information	457
Upper-Tier REMIC	56, 531
UST	177
V
Volcker Rule	126
Voting Rights	366
W
WAC	4
WAC Rate	341
Weighted Average Mortgage Rate	160
Wells Fargo Bank	313
WFCMT 2016-C34 Certificate Administrator	259
WFCMT 2016-C34 Master Servicer	259
WFCMT 2016-C34 PSA	221, 259
WFCMT 2016-C34 Special Servicer	259
WFCMT 2016-C34 Trustee	259
whole loan	46
Whole Loan	146
Withheld Amounts	391
Workout Fee	404
Workout Fee Rate	404
Workout-Delayed Reimbursement Amount	390
WTNA	310
Y
YM(#)	154

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

 [PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller (1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(2)	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)
1	The Mall at Rockingham Park	SG		99 Rockingham Park Boulevard	Salem	NH	03079	Retail	Regional Mall	1991	2015	540,867	Sq. Ft.	263
2	85 Bluxome	SG		85 Bluxome Street	San Francisco	CA	94107	Office	CBD	2016		56,845	Sq. Ft.	668
3	26 Astor Place	CCRE		26 Astor Place	New York	NY	10003	Retail	Anchored	2004		28,773	Sq. Ft.	1,251
4	Plaza Mexico – Los Angeles	Natixis		3100 East Imperial Highway	Lynwood	CA	90262	Retail	Anchored	1974	2005	404,064	Sq. Ft.	262
5	Holiday Inn Express Nashville - Downtown	SG		920 Broadway	Nashville	TN	37203	Hospitality	Limited Service	1968	2015	287	Rooms	252,613
6	Renaissance Center	BSP		8705 Henderson Road	Tampa	FL	33634	Office	Suburban	1997		573,053	Sq. Ft.	123
7	AG Life Time Fitness Portfolio	CCRE		Various	Various	Various	Various	Retail	Single Tenant	Various		1,254,268	Sq. Ft.	139
7.01	Life Time - Florham Park, NJ	CCRE		14 Fernwood Road	Florham Park	NJ	07932	Retail	Single Tenant	2008		109,995	Sq. Ft.
7.02	Life Time - Westwood, MA	CCRE		44 Harvard Street	Westwood	MA	02090	Retail	Single Tenant	2015		128,000	Sq. Ft.
7.03	Life Time - Vernon Hills, IL	CCRE		680 Woodlands Parkway	Vernon Hills	IL	60061	Retail	Single Tenant	2008		140,495	Sq. Ft.
7.04	Life Time - Lakeville, MN	CCRE		18425 Dodd Boulevard	Lakeville	MN	55044	Retail	Single Tenant	2007		214,646	Sq. Ft.
7.05	Life Time - Sterling, VA	CCRE		44610 Prentice Drive	Sterling	VA	20166	Retail	Single Tenant	2008		112,110	Sq. Ft.
7.06	Life Time - Vestavia Hills, AL	CCRE		3051 Healthy Way	Vestavia Hills	AL	35243	Retail	Single Tenant	2013		103,647	Sq. Ft.
7.07	Life Time - Beachwood, OH	CCRE		3850 Richmond Road	Beachwood	OH	44122	Retail	Single Tenant	2010		112,110	Sq. Ft.
7.08	Life Time - Dublin, OH	CCRE		3825 Hard Road	Dublin	OH	43016	Retail	Single Tenant	2007		109,045	Sq. Ft.
7.09	Life Time - Ellisville, MO	CCRE		3058 Clarkson Road	Ellisville	MO	63017	Retail	Single Tenant	2008		112,110	Sq. Ft.
7.1	Life Time - Woodstock, GA	CCRE		14200 Highway 92	Woodstock	GA	30188	Retail	Single Tenant	2008		112,110	Sq. Ft.
8	3501 Corporate Parkway	SG		3501 Corporate Parkway	Center Valley	PA	18034	Office	Suburban	2006		178,330	Sq. Ft.	159
9	South Pointe Apartments	BSP		12660 Jupiter Road	Dallas	TX	75238	Multifamily	Garden	1983	2016	372	Units	64,516
10	East Lake Tower Corporate Center	SPREF		4425 North Port Washington Road	Glendale	WI	53212	Office	Medical	1929	2002	180,995	Sq. Ft.	131
11	Peachtree Mall	SPREF		3131 Manchester Expressway	Columbus	GA	31909	Retail	Regional Mall	1975	1994	535,367	Sq. Ft.	150
12	TEK Park	CCRE		9999 Hamilton Boulevard	Breinigsville	PA	18031	Office	Data Center	1987	2010	514,033	Sq. Ft.	126
13	Seattle Area Portfolio	Natixis		Various	Various	WA	Various	Various	Various	Various		159,523	Sq. Ft.	139
13.01	Camelia Apartments	Natixis		240 Camelia Loop Northeast & 261-344 Tormey Lane	Bainbridge Island	WA	98110	Multifamily	Garden	2003		65,051	Sq. Ft.
13.02	Hildebrand Village	Natixis		945 Hildebrand Lane Northeast	Bainbridge Island	WA	98110	Mixed Use	Office/Retail	1999		64,276	Sq. Ft.
13.03	Liberty Centre	Natixis		19723-35 10th Avenue Northeast	Poulsbo	WA	98370	Mixed Use	Office/Retail	1991		30,196	Sq. Ft.
14	Sandalfoot Plaza & Nassau Square	Natixis		Various	Various	FL	Various	Retail	Anchored	Various	Various	314,697	Sq. Ft.	67
14.01	Sandalfoot Plaza	Natixis		23100 Sandalfoot Plaza Drive	Boca Raton	FL	33428	Retail	Anchored	1985		142,776	Sq. Ft.
14.02	Nassau Square	Natixis		7577 Lake Worth Road	Lake Worth	FL	33467	Retail	Anchored	1984	2015	171,921	Sq. Ft.
15	OZRE Leased Fee Portfolio	CCRE		Various	Various	Various	Various	Other	Leased Fee	Various	Various	3,926,180	Sq. Ft.	45
15.01	300 Arboretum Place	CCRE		300 Arboretum Place	North Chesterfield	VA	23236	Other	Leased Fee	1988		214,209	Sq. Ft.
15.02	700 East Gate Drive	CCRE		700 East Gate Drive	Mount Laurel	NJ	08054	Other	Leased Fee	1984		119,272	Sq. Ft.
15.03	6802 Paragon Place	CCRE		6802 Paragon Place	Richmond	VA	23230	Other	Leased Fee	1998		143,783	Sq. Ft.
15.04	6800 Paragon Place	CCRE		6800 Paragon Place	Richmond	VA	23230	Other	Leased Fee	1986		146,365	Sq. Ft.
15.05	2100 West Laburnum Avenue	CCRE		2100 West Laburnum Avenue	Richmond	VA	23227	Other	Leased Fee	1984		128,301	Sq. Ft.
15.06	7501 Boulder View Drive	CCRE		7501 Boulder View Drive	North Chesterfield	VA	23225	Other	Leased Fee	1989		136,654	Sq. Ft.
15.07	7300 Beaufont Springs Drive	CCRE		7300 Beaufont Springs Drive	North Chesterfield	VA	23225	Other	Leased Fee	1998		120,665	Sq. Ft.
15.08	4870 Sadler Road	CCRE		4870 Sadler Road	Glen Allen	VA	23060	Other	Leased Fee	1998		62,100	Sq. Ft.
15.09	12015 Lee Jackson Memorial Highway	CCRE		12015 Lee Jackson Memorial Highway	Fairfax	VA	22033	Other	Leased Fee	1985		150,758	Sq. Ft.
15.1	6806 Paragon Place	CCRE		6806 Paragon Place	Richmond	VA	23230	Other	Leased Fee	1998		74,480	Sq. Ft.
15.11	925 Harvest Drive	CCRE		925 Harvest Drive	Blue Bell	PA	19422	Other	Leased Fee	1990		62,957	Sq. Ft.
15.12	555 Croton Road	CCRE		555 Croton Road	King of Prussia	PA	19406	Other	Leased Fee	1999		96,909	Sq. Ft.
15.13	980 Harvest Drive	CCRE		980 Harvest Drive	Blue Bell	PA	19422	Other	Leased Fee	1988		62,379	Sq. Ft.
15.14	309 Fellowship Road	CCRE		309 Fellowship Road	Mount Laurel	NJ	08054	Other	Leased Fee	1982		55,698	Sq. Ft.
15.15	11781 Lee Jackson Memorial Highway	CCRE		11781 Lee Jackson Memorial Highway	Fairfax	VA	22033	Other	Leased Fee	1982		130,381	Sq. Ft.
15.16	305 Fellowship Road	CCRE		305 Fellowship Road	Mount Laurel	NJ	08054	Other	Leased Fee	1980		56,583	Sq. Ft.
15.17	701 East Gate Drive	CCRE		701 East Gate Drive	Mount Laurel	NJ	08054	Other	Leased Fee	1986		61,794	Sq. Ft.
15.18	920 Harvest Drive	CCRE		920 Harvest Drive	Blue Bell	PA	19422	Other	Leased Fee	1989		51,875	Sq. Ft.
15.19	4880 Sadler Road	CCRE		4880 Sadler Road	Glen Allen	VA	23060	Other	Leased Fee	2000		63,427	Sq. Ft.
15.2	1025 Boulders Parkway	CCRE		1025 Boulders Parkway	North Chesterfield	VA	23225	Other	Leased Fee	1994		93,143	Sq. Ft.
15.21	2201 Tomlynn Street	CCRE		2201 Tomlynn Street	Richmond	VA	23230	Other	Leased Fee	1990		85,861	Sq. Ft.
15.22	2240-2250 Butler Pike	CCRE		2240-2250 Butler Pike	Plymouth Meeting	PA	19462	Other	Leased Fee	1970		52,229	Sq. Ft.
15.23	7401 Beaufont Springs Drive	CCRE		7401 Beaufont Springs Drive	North Chesterfield	VA	23225	Other	Leased Fee	1996		82,781	Sq. Ft.
15.24	2511 Brittons Hill Road	CCRE		2511 Brittons Hill Road	Richmond	VA	23230	Other	Leased Fee	1987		132,548	Sq. Ft.
15.25	4805 Lake Brook Drive	CCRE		4805 Lake Brook Drive	Glen Allen	VA	23060	Other	Leased Fee	1995		60,208	Sq. Ft.
15.26	4401 Fair Lakes Court	CCRE		4401 Fair Lakes Court	Fairfax	VA	22033	Other	Leased Fee	1987		55,828	Sq. Ft.
15.27	2812 Emerywood Parkway	CCRE		2812 Emerywood Parkway	Richmond	VA	23294	Other	Leased Fee	1979		56,984	Sq. Ft.
15.28	9100 Arboretum Parkway	CCRE		9100 Arboretum Parkway	North Chesterfield	VA	23236	Other	Leased Fee	1988		58,446	Sq. Ft.
15.29	500 Enterprise Road	CCRE		500 Enterprise Road	Horsham	PA	19044	Other	Leased Fee	1991		66,751	Sq. Ft.
15.3	303 Fellowship Road	CCRE		303 Fellowship Road	Mount Laurel	NJ	08054	Other	Leased Fee	1979		53,768	Sq. Ft.
15.31	9011 Arboretum Parkway	CCRE		9011 Arboretum Parkway	North Chesterfield	VA	23236	Other	Leased Fee	1990		73,183	Sq. Ft.
15.32	910 Harvest Drive	CCRE		910 Harvest Drive	Blue Bell	PA	19422	Other	Leased Fee	1989		52,611	Sq. Ft.
15.33	7325 Beaufont Springs Drive	CCRE		7325 Beaufont Springs Drive	North Chesterfield	VA	23225	Other	Leased Fee	1998		77,648	Sq. Ft.
15.34	1 Progress Drive	CCRE		1 Progress Drive	Horsham	PA	19044	Other	Leased Fee	1988		79,204	Sq. Ft.
15.35	2260 Butler Pike	CCRE		2260 Butler Pike	Plymouth Meeting	PA	19462	Other	Leased Fee	1984		31,892	Sq. Ft.
15.36	140 West Germantown Pike	CCRE		140 West Germantown Pike	Plymouth Meeting	PA	19462	Other	Leased Fee	1985		25,357	Sq. Ft.
15.37	307 Fellowship Road	CCRE		307 Fellowship Road	Mount Laurel	NJ	08054	Other	Leased Fee	1981		54,073	Sq. Ft.
15.38	9210 Arboretum Parkway	CCRE		9210 Arboretum Parkway	North Chesterfield	VA	23236	Other	Leased Fee	1988		48,423	Sq. Ft.
15.39	2221 Dabney Road	CCRE		2221 Dabney Road	Richmond	VA	23230	Other	Leased Fee	1983	1994	45,250	Sq. Ft.
15.4	9200 Arboretum Parkway	CCRE		9200 Arboretum Parkway	North Chesterfield	VA	23236	Other	Leased Fee	1988		49,542	Sq. Ft.
15.41	815 East Gate Drive	CCRE		815 East Gate Drive	Mount Laurel	NJ	08054	Other	Leased Fee	1986		25,500	Sq. Ft.
15.42	120 West Germantown Pike	CCRE		120 West Germantown Pike	Plymouth Meeting	PA	19462	Other	Leased Fee	1985		30,574	Sq. Ft.
15.43	4364 South Alston Avenue	CCRE		4364 South Alston Avenue	Durham	NC	27713	Other	Leased Fee	1985		57,245	Sq. Ft.
15.44	308 Harper Drive	CCRE		308 Harper Drive	Moorestown	NJ	08057	Other	Leased Fee	1976		59,500	Sq. Ft.
15.45	2251 Dabney Road	CCRE		2251 Dabney Road	Richmond	VA	23230	Other	Leased Fee	1983	1994	42,000	Sq. Ft.
15.46	2212 Tomlynn Street	CCRE		2212 Tomlynn Street	Richmond	VA	23230	Other	Leased Fee	1986		45,353	Sq. Ft.
15.47	2256 Dabney Road	CCRE		2256 Dabney Road	Richmond	VA	23230	Other	Leased Fee	1983		33,413	Sq. Ft.
15.48	2246 Dabney Road	CCRE		2246 Dabney Road	Richmond	VA	23230	Other	Leased Fee	1991		33,271	Sq. Ft.
15.49	2244 Dabney Road	CCRE		2244 Dabney Road	Richmond	VA	23230	Other	Leased Fee	1995		33,050	Sq. Ft.
15.5	2130 Tomlynn Street	CCRE		2130 Tomlynn Street	Richmond	VA	23230	Other	Leased Fee	1988		29,700	Sq. Ft.
15.51	2161 Tomlynn Street	CCRE		2161 Tomlynn Street	Richmond	VA	23230	Other	Leased Fee	1985		41,550	Sq. Ft.
15.52	2248 Dabney Road	CCRE		2248 Dabney Road	Richmond	VA	23230	Other	Leased Fee	1991		30,184	Sq. Ft.
15.53	2112 Tomlynn Street	CCRE		2112 Tomlynn Street	Richmond	VA	23230	Other	Leased Fee	1984		23,850	Sq. Ft.
15.54	2277 Dabney Road	CCRE		2277 Dabney Road	Richmond	VA	23230	Other	Leased Fee	1986		50,400	Sq. Ft.
15.55	9211 Arboretum Parkway	CCRE		9211 Arboretum Parkway	North Chesterfield	VA	23236	Other	Leased Fee	1991		30,791	Sq. Ft.
15.56	2240 Dabney Road	CCRE		2240 Dabney Road	Richmond	VA	23230	Other	Leased Fee	1984		15,389	Sq. Ft.
15.57	817 East Gate Drive	CCRE		817 East Gate Drive	Mount Laurel	NJ	08054	Other	Leased Fee	1986		25,351	Sq. Ft.

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller (1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(2)	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)
15.58	161 Gaither Drive	CCRE		161 Gaither Drive	Mount Laurel	NJ	08054	Other	Leased Fee	1987		44,739	Sq. Ft.
16	Berks County Industrial	SG		Various	Various	PA	Various	Industrial	Flex	Various		537,220	Sq. Ft.	36
16.01	100-900 Corporate Center Drive	SG		100-900 Corporate Center Drive	Reading	PA	19605	Industrial	Flex	1986		466,420	Sq. Ft.
16.02	10 Vanguard Drive	SG		10 Vanguard Drive	Reading	PA	19606	Industrial	Flex	1990		57,600	Sq. Ft.
16.03	650 Lincoln Road	SG		650 Lincoln Road	Birdsboro	PA	19508	Industrial	Flex	1993		13,200	Sq. Ft.
17	At Home Portfolio	SPREF		Various	Various	Various	Various	Retail	Single Tenant	Various	Various	534,881	Sq. Ft.	53
17.01	15065 Creosote Road	SPREF		15065 Creosote Road	Gulfport	MS	39503	Retail	Single Tenant	1998	2013	115,574	Sq. Ft.
17.02	2650 West Interstate 20	SPREF		2650 West Interstate Highway 20	Grand Prairie	TX	75052	Retail	Single Tenant	2000		109,415	Sq. Ft.
17.03	1600 West Kelly Avenue	SPREF		1600 West Kelly Avenue	Pharr	TX	78577	Retail	Single Tenant	2014		108,400	Sq. Ft.
17.04	2244 South Reynolds Road	SPREF		2244 South Reynolds Road	Toledo	OH	43614	Retail	Single Tenant	1972	2014	111,763	Sq. Ft.
17.05	642 South Walnut Avenue	SPREF		642 South Walnut Avenue	New Braunfels	TX	78130	Retail	Single Tenant	1995	2013	89,729	Sq. Ft.
18	Maple Ridge Phase III	SG		1701 Autumn Splendor Way	Blacksburg	VA	24060	Multifamily	Student Housing	2008		396	Beds	41,125
19	Gulf Shores Hotel Portfolio	Natixis		Various	Gulf Shores	AL	36542	Hospitality	Limited Service	Various	Various	214	Rooms	72,351
19.01	HIE Gulf Shores	Natixis		160 West Commerce Avenue	Gulf Shores	AL	36542	Hospitality	Limited Service	2009		89	Rooms
19.02	Microtel Gulf Shores	Natixis		3600 Gulf Shores Parkway	Gulf Shores	AL	36542	Hospitality	Limited Service	1998	2007	125	Rooms
20	Lakepoint Office Park	SPREF		3201 Enterprise Parkway	Beachwood	OH	44122	Office	Suburban	1989		111,592	Sq. Ft.	134
21	Aloft Chesapeake & Fairfield Inn Williamsburg	BSP		Various	Various	VA	Various	Hospitality	Limited Service	Various	2015	284	Rooms	52,717
21.01	Fairfield Inn Williamsburg	BSP		1402 Richmond Road	Williamsburg	VA	23185	Hospitality	Limited Service	1986	2015	148	Rooms
21.02	Aloft Chesapeake	BSP		1454 Crossways Boulevard	Chesapeake	VA	23320	Hospitality	Limited Service	2008	2015	136	Rooms
22	Residence Inn by Marriott LAX	CCRE		5933 West Century Boulevard	Los Angeles	CA	90045	Hospitality	Extended Stay	1982	2015	231	Rooms	231,121
23	Marriott Saddle Brook	CCRE		138 New Pehle Avenue	Saddle Brook	NJ	07663	Hospitality	Full Service	1966	2009	241	Rooms	113,142
24	100 Tournament Drive	CCRE		100 Tournament Drive	Horsham	PA	19044	Office	Suburban	1988	2015	115,850	Sq. Ft.	128
25	Hilton Garden Inn - Houston Bush Airport	SG		15400 John F. Kennedy Boulevard	Houston	TX	77032	Hospitality	Limited Service	2002	2015	182	Rooms	79,670
26	Holiday Inn & Suites Ocala	SG		3600 Southwest 38th Avenue	Ocala	FL	34474	Hospitality	Full Service	2007		133	Rooms	98,286
27	Vancouver Center North Tower	Natixis		700 Washington Street	Vancouver	WA	98660	Office	CBD	2003		106,287	Sq. Ft.	118
28	Regent Portfolio	Natixis		Various	Various	Various	Various	Various	Various	Various	Various	352,001	Sq. Ft.	232
28.01	HMOB - Mount Kisco	Natixis		103-105 South Bedford Road	Mount Kisco	NY	10549	Office	Medical	1980	2003	71,915	Sq. Ft.
28.02	Hajjar MOB - Jersey City	Natixis		631 Grand Street	Jersey City	NJ	07304	Office	Medical	2011		30,954	Sq. Ft.
28.03	Hajjar MOB - Glen Rock	Natixis		85 Harristown Road	Glen Rock	NJ	07452	Office	Medical	1970	2013	43,914	Sq. Ft.
28.04	Hajjar MOB - Wayne	Natixis		234 Hamburg Turnpike	Wayne	NJ	07470	Office	Medical	2014		31,233	Sq. Ft.
28.05	Hajjar MOB - Carlstadt	Natixis		630 Broad Street	Carlstadt	NJ	07072	Office	Medical	1988		25,251	Sq. Ft.
28.06	Hajjar MOB - Oradell	Natixis		555 Kinderkamack Road	Oradell	NJ	07649	Office	Medical	1979		29,411	Sq. Ft.
28.07	HMOB - New Brunswick	Natixis		215 Easton Avenue	New Brunswick	NJ	08901	Office	Medical	1985	2015	12,660	Sq. Ft.
28.08	Hajjar MOB - Roseland	Natixis		556 Eagle Rock Avenue	Roseland	NJ	07068	Office	Medical	1982		42,150	Sq. Ft.
28.09	Hajjar MOB - Fair Lawn	Natixis		14-01 Broadway	Fair Lawn	NJ	07410	Office	Medical	2009		15,000	Sq. Ft.
28.1	Miramar Medical Building	Natixis		14601 Southwest 29th Street	Miramar	FL	33027	Office	Medical	2007		15,890	Sq. Ft.
28.11	Hajjar Business Holdings - Fair Lawn	Natixis		15-01 Broadway	Fair Lawn	NJ	07410	Office	Medical	1955	1983	11,373	Sq. Ft.
28.12	Hajjar MOB - Hackensack	Natixis		20 Woodridge Avenue	Hackensack	NJ	07601	Office	Medical	1974	2010	6,000	Sq. Ft.
28.13	Hajjar Warehouse - Hackensack	Natixis		403-405 West Pleasant View Avenue	Hackensack	NJ	07601	Industrial	Warehouse	1966		16,250	Sq. Ft.
29	3 Executive Campus	CCRE		3 Executive Campus	Cherry Hill	NJ	08002	Office	Suburban	1976	2012	431,582	Sq. Ft.	64
30	860 West Levoy Drive	SG		860 West Levoy Drive	Taylorsville	UT	84123	Office	Suburban	1997		107,062	Sq. Ft.	92
31	Shilo Inn Newport	Natixis		536 Southwest Elizabeth Street	Newport	OR	97365	Hospitality	Full Service	1965		179	Rooms	51,046
32	Manhattan Avenue	SPREF		58-76 Clay Street & 1109-1113 Manhattan Avenue	Brooklyn	NY	11222	Multifamily	Mid Rise	1931	2014	36,041	Sq. Ft.	236
33	Desert Glen	BSP		5350 West Bell Road	Glendale	AZ	85308	Retail	Shadow Anchored	2004		45,421	Sq. Ft.	160
34	Comfort Suites Pineville	Natixis		10415 Centrum Parkway	Pineville	NC	28134	Hospitality	Limited Service	1998	2013	116	Rooms	61,104
35	Noble Creek Shops	BSP		2200-2268 Pleasant Street	Noblesville	IN	46060	Retail	Anchored	1985	2005	100,713	Sq. Ft.	69
36	Gold’s Gym - Richland, WA	BSP		2909 Duportail Street	Richland	WA	99352	Retail	Single Tenant	2012		56,741	Sq. Ft.	116
37	Best Western Yuba City	CCRE		894 West Onstott Road	Yuba City	CA	95991	Hospitality	Limited Service	1989	2015	91	Rooms	60,440
38	Comfort Inn at Carowinds	Natixis		3725 Avenue of The Carolinas	Fort Mill	SC	29708	Hospitality	Limited Service	1986		153	Rooms	34,584
39	Holiday Inn Express & Suites Wauseon	BSP		8135 State Route 108	Wauseon	OH	43567	Hospitality	Limited Service	2000	2012	65	Rooms	78,501
40	Two Edison Lakes Office	CCRE		4101 Edison Lakes Parkway	Mishawaka	IN	46545	Office	Suburban	1989		40,868	Sq. Ft.	125
41	21 North 1st Avenue	Natixis		21 North First Avenue	Yakima	WA	98902	Office	Suburban	1930	2015	51,956	Sq. Ft.	91
42	Tri-State Family Dollar Portfolio	BSP		Various	Various	Various	Various	Retail	Single Tenant	Various	Various	38,588	Sq. Ft.	108
42.01	Family Dollar Paterson, NJ	BSP		233 Van Houten Street	Paterson	NJ	07501	Retail	Single Tenant	1985	2013	9,000	Sq. Ft.
42.02	Family Dollar Waterbury, CT	BSP		91 Cooke Street	Waterbury	CT	06710	Retail	Single Tenant	2010		16,388	Sq. Ft.
42.03	Family Dollar Elizabeth, NJ	BSP		550 South Broad Street	Elizabeth	NJ	07202	Retail	Single Tenant	1965		13,200	Sq. Ft.
43	47 NE 36th Street	CCRE		47 Northeast 36th Street	Miami	FL	33137	Mixed Use	Office/Retail	1934	2010	7,383	Sq. Ft.	532
44	Cape Cod Condominiums	CCRE		148 Southwest 89th Street	Oklahoma City	OK	73139	Multifamily	Garden	1985	2010	79	Units	39,873
45	534 Holland	CCRE		534 & 552 East 48th Street	Holland	MI	49423	Industrial	Warehouse	1980	1989	109,954	Sq. Ft.	28
46	288 Cornelia Street	Natixis		288 Cornelia Street	Plattsburgh	NY	12901	Retail	Single Tenant	2009		11,598	Sq. Ft.	224
47	11600 Southwest Shilo Lane	Natixis		11600 Southwest Shilo Lane	Portland	OR	97225	Office	Suburban	1978		14,800	Sq. Ft.	114

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Original Balance ($)(3)	Cut-off Date Balance ($)(3)(20)	% of Aggregate Initial Pool Balance(20)	Balloon Balance ($)(3)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate
1	The Mall at Rockingham Park	40,000,000	40,000,000	5.4%	40,000,000	N	6/1/2016	7/1/2016	6/1/2026		6/1/2026		4.04000%	0.00000%	0.00815%
2	85 Bluxome	38,000,000	38,000,000	5.2%	38,000,000	N	5/26/2016	7/1/2016	6/1/2026		6/1/2026		4.74200%	0.00346%	0.00815%
3	26 Astor Place	36,000,000	36,000,000	4.9%	36,000,000	N	6/2/2016	7/6/2016	6/6/2026		6/6/2026		3.70550%	0.00346%	0.00815%
4	Plaza Mexico – Los Angeles	36,000,000	36,000,000	4.9%	36,000,000	N	6/16/2016	8/5/2016	7/5/2021		7/5/2021		4.59811%	0.00000%	0.00815%
5	Holiday Inn Express Nashville - Downtown	34,300,000	34,300,000	4.7%	28,306,028	N	6/10/2016	8/1/2016		8/1/2016	7/1/2026		5.11600%	0.00000%	0.00815%
6	Renaissance Center	30,240,000	30,240,000	4.1%	27,898,301	N	2/11/2016	4/6/2016	3/6/2021	4/6/2021	3/6/2026		5.02000%	0.00000%	0.00815%
7	AG Life Time Fitness Portfolio	29,300,000	29,300,000	4.0%	29,300,000	N	11/19/2015	1/6/2016	12/6/2025		12/6/2025		4.90400%	0.00000%	0.00815%
7.01	Life Time - Florham Park, NJ	4,341,468	4,341,468	0.6%
7.02	Life Time - Westwood, MA	4,243,245	4,243,245	0.6%
7.03	Life Time - Vernon Hills, IL	3,604,794	3,604,794	0.5%
7.04	Life Time - Lakeville, MN	2,868,119	2,868,119	0.4%
7.05	Life Time - Sterling, VA	2,642,206	2,642,206	0.4%
7.06	Life Time - Vestavia Hills, AL	2,504,693	2,504,693	0.3%
7.07	Life Time - Beachwood, OH	2,396,648	2,396,648	0.3%
7.08	Life Time - Dublin, OH	2,259,135	2,259,135	0.3%
7.09	Life Time - Ellisville, MO	2,229,668	2,229,668	0.3%
7.1	Life Time - Woodstock, GA	2,210,023	2,210,023	0.3%
8	3501 Corporate Parkway	28,300,000	28,300,000	3.8%	28,300,000	Y	6/15/2016	8/1/2016	7/1/2021		7/1/2021	7/1/2036	4.91000%	0.00346%	0.00815%
9	South Pointe Apartments	24,000,000	24,000,000	3.3%	22,069,037	N	11/24/2015	1/6/2016	12/6/2020	1/6/2021	12/6/2025		4.81000%	0.00346%	0.00815%
10	East Lake Tower Corporate Center	24,000,000	23,778,250	3.2%	19,765,017	N	10/13/2015	12/6/2015		12/6/2015	11/6/2025		5.05000%	0.00346%	0.00815%
11	Peachtree Mall	23,750,000	23,703,430	3.2%	17,461,500	N	6/17/2016	7/6/2016		7/6/2016	12/6/2025		3.94400%	0.00000%	0.00815%
12	TEK Park	23,500,000	23,500,000	3.2%	19,320,401	N	6/16/2016	8/6/2016		8/6/2016	7/6/2026		5.00000%	0.01200%	0.00815%
13	Seattle Area Portfolio	22,250,000	22,250,000	3.0%	19,939,814	N	6/10/2016	8/5/2016	7/5/2020	8/5/2020	7/5/2026		4.53000%	0.00346%	0.00815%
13.01	Camelia Apartments	11,088,997	11,088,997	1.5%
13.02	Hildebrand Village	7,560,680	7,560,680	1.0%
13.03	Liberty Centre	3,600,324	3,600,324	0.5%
14	Sandalfoot Plaza & Nassau Square	21,250,000	21,204,092	2.9%	17,602,864	N	4/20/2016	6/5/2016		6/5/2016	5/5/2026		5.23300%	0.00346%	0.00815%
14.01	Sandalfoot Plaza	13,575,943	13,546,614	1.8%
14.02	Nassau Square	7,674,057	7,657,478	1.0%
15	OZRE Leased Fee Portfolio	20,000,000	20,000,000	2.7%	20,000,000	N	2/4/2016	3/6/2016	2/6/2026		2/6/2026		4.30000%	0.00000%	0.00815%
15.01	300 Arboretum Place	1,450,925	1,450,925	0.2%
15.02	700 East Gate Drive	1,137,980	1,137,980	0.2%
15.03	6802 Paragon Place	1,052,632	1,052,632	0.1%
15.04	6800 Paragon Place	1,044,097	1,044,097	0.1%
15.05	2100 West Laburnum Avenue	756,757	756,757	0.1%
15.06	7501 Boulder View Drive	756,757	756,757	0.1%
15.07	7300 Beaufont Springs Drive	756,757	756,757	0.1%
15.08	4870 Sadler Road	608,819	608,819	0.1%
15.09	12015 Lee Jackson Memorial Highway	597,440	597,440	0.1%
15.1	6806 Paragon Place	591,750	591,750	0.1%
15.11	925 Harvest Drive	512,091	512,091	0.1%
15.12	555 Croton Road	483,642	483,642	0.1%
15.13	980 Harvest Drive	455,192	455,192	0.1%
15.14	309 Fellowship Road	386,913	386,913	0.1%
15.15	11781 Lee Jackson Memorial Highway	369,844	369,844	0.1%
15.16	305 Fellowship Road	344,239	344,239	0.0%
15.17	701 East Gate Drive	341,394	341,394	0.0%
15.18	920 Harvest Drive	341,394	341,394	0.0%
15.19	4880 Sadler Road	341,394	341,394	0.0%
15.2	1025 Boulders Parkway	341,394	341,394	0.0%
15.21	2201 Tomlynn Street	312,945	312,945	0.0%
15.22	2240-2250 Butler Pike	312,945	312,945	0.0%
15.23	7401 Beaufont Springs Drive	312,945	312,945	0.0%
15.24	2511 Brittons Hill Road	312,945	312,945	0.0%
15.25	4805 Lake Brook Drive	293,030	293,030	0.0%
15.26	4401 Fair Lakes Court	290,185	290,185	0.0%
15.27	2812 Emerywood Parkway	284,495	284,495	0.0%
15.28	9100 Arboretum Parkway	284,495	284,495	0.0%
15.29	500 Enterprise Road	267,425	267,425	0.0%
15.3	303 Fellowship Road	258,890	258,890	0.0%
15.31	9011 Arboretum Parkway	256,046	256,046	0.0%
15.32	910 Harvest Drive	256,046	256,046	0.0%
15.33	7325 Beaufont Springs Drive	256,046	256,046	0.0%
15.34	1 Progress Drive	227,596	227,596	0.0%
15.35	2260 Butler Pike	227,596	227,596	0.0%
15.36	140 West Germantown Pike	210,526	210,526	0.0%
15.37	307 Fellowship Road	210,526	210,526	0.0%
15.38	9210 Arboretum Parkway	187,767	187,767	0.0%
15.39	2221 Dabney Road	187,767	187,767	0.0%
15.4	9200 Arboretum Parkway	187,767	187,767	0.0%
15.41	815 East Gate Drive	182,077	182,077	0.0%
15.42	120 West Germantown Pike	179,232	179,232	0.0%
15.43	4364 South Alston Avenue	165,007	165,007	0.0%
15.44	308 Harper Drive	162,162	162,162	0.0%
15.45	2251 Dabney Road	159,317	159,317	0.0%
15.46	2212 Tomlynn Street	159,317	159,317	0.0%
15.47	2256 Dabney Road	128,023	128,023	0.0%
15.48	2246 Dabney Road	128,023	128,023	0.0%
15.49	2244 Dabney Road	125,178	125,178	0.0%
15.5	2130 Tomlynn Street	119,488	119,488	0.0%
15.51	2161 Tomlynn Street	113,798	113,798	0.0%
15.52	2248 Dabney Road	113,798	113,798	0.0%
15.53	2112 Tomlynn Street	105,263	105,263	0.0%
15.54	2277 Dabney Road	105,263	105,263	0.0%
15.55	9211 Arboretum Parkway	102,418	102,418	0.0%
15.56	2240 Dabney Road	56,899	56,899	0.0%
15.57	817 East Gate Drive	42,674	42,674	0.0%

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Original Balance ($)(3)	Cut-off Date Balance ($)(3)(20)	% of Aggregate Initial Pool Balance(20)	Balloon Balance ($)(3)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate
15.58	161 Gaither Drive	42,674	42,674	0.0%
16	Berks County Industrial	19,500,000	19,500,000	2.6%	16,708,882	N	6/16/2016	8/1/2016	7/1/2018	8/1/2018	7/1/2026		4.62000%	0.00346%	0.00815%
16.01	100-900 Corporate Center Drive	16,265,220	16,265,220	2.2%
16.02	10 Vanguard Drive	2,546,370	2,546,370	0.3%
16.03	650 Lincoln Road	688,410	688,410	0.1%
17	At Home Portfolio	18,000,000	18,000,000	2.4%	15,680,084	Y	9/15/2015	11/6/2015	4/6/2018	5/6/2018	10/6/2025	10/6/2045	4.79000%	0.01460%	0.00815%
17.01	15065 Creosote Road	3,920,705	3,920,705	0.5%
17.02	2650 West Interstate 20	3,713,656	3,713,656	0.5%
17.03	1600 West Kelly Avenue	3,678,414	3,678,414	0.5%
17.04	2244 South Reynolds Road	3,647,577	3,647,577	0.5%
17.05	642 South Walnut Avenue	3,039,648	3,039,648	0.4%
18	Maple Ridge Phase III	16,325,000	16,285,482	2.2%	13,282,055	N	4/6/2016	6/1/2016		6/1/2016	5/1/2026		4.68500%	0.00346%	0.00815%
19	Gulf Shores Hotel Portfolio	15,500,000	15,483,034	2.1%	12,946,883	N	5/6/2016	7/5/2016		7/5/2016	6/5/2026		5.50000%	0.00346%	0.00815%
19.01	HIE Gulf Shores	8,961,818	8,952,009	1.2%
19.02	Microtel Gulf Shores	6,538,182	6,531,025	0.9%
20	Lakepoint Office Park	15,000,000	14,983,103	2.0%	12,469,458	N	6/1/2016	7/6/2016		7/6/2016	6/6/2026		5.34700%	0.00346%	0.00815%
21	Aloft Chesapeake & Fairfield Inn Williamsburg	15,000,000	14,971,642	2.0%	12,664,829	N	5/3/2016	6/6/2016		6/6/2016	5/6/2026		5.85000%	0.00346%	0.00815%
21.01	Fairfield Inn Williamsburg	8,500,000	8,483,931	1.2%
21.02	Aloft Chesapeake	6,500,000	6,487,712	0.9%
22	Residence Inn by Marriott LAX	15,000,000	14,968,853	2.0%	12,498,816	N	4/18/2016	6/6/2016		6/6/2016	5/6/2026		5.41900%	0.00000%	0.00815%
23	Marriott Saddle Brook	16,363,636	14,873,026	2.0%	12,379,574	N	11/10/2015	1/6/2016		1/6/2016	12/6/2025		5.14600%	0.01690%	0.00815%
24	100 Tournament Drive	14,800,000	14,800,000	2.0%	13,117,301	N	5/27/2016	7/6/2016	6/6/2019	7/6/2019	6/6/2026		5.05100%	0.00346%	0.00815%
25	Hilton Garden Inn - Houston Bush Airport	14,500,000	14,500,000	2.0%	12,112,474	N	6/10/2016	8/6/2016		8/6/2016	7/6/2026		5.50000%	0.00346%	0.00815%
26	Holiday Inn & Suites Ocala	13,100,000	13,071,985	1.8%	10,868,242	N	4/21/2016	6/1/2016		6/1/2016	5/1/2026		5.28100%	0.00346%	0.00815%
27	Vancouver Center North Tower	12,500,000	12,500,000	1.7%	10,979,739	N	6/7/2016	8/5/2016	7/5/2018	8/5/2018	7/5/2026		5.61000%	0.00346%	0.00815%
28	Regent Portfolio	11,500,000	11,500,000	1.6%	11,012,116	N	4/29/2016	6/5/2016	5/5/2018	6/5/2018	5/5/2021		5.21300%	0.00000%	0.00815%
28.01	HMOB - Mount Kisco	1,887,369	1,887,369	0.3%
28.02	Hajjar MOB - Jersey City	1,369,268	1,369,268	0.2%
28.03	Hajjar MOB - Glen Rock	1,350,764	1,350,764	0.2%
28.04	Hajjar MOB - Wayne	1,286,002	1,286,002	0.2%
28.05	Hajjar MOB - Carlstadt	1,082,462	1,082,462	0.1%
28.06	Hajjar MOB - Oradell	989,944	989,944	0.1%
28.07	HMOB - New Brunswick	767,900	767,900	0.1%
28.08	Hajjar MOB - Roseland	703,138	703,138	0.1%
28.09	Hajjar MOB - Fair Lawn	601,368	601,368	0.1%
28.1	Miramar Medical Building	601,368	601,368	0.1%
28.11	Hajjar Business Holdings - Fair Lawn	407,080	407,080	0.1%
28.12	Hajjar MOB - Hackensack	277,554	277,554	0.0%
28.13	Hajjar Warehouse - Hackensack	175,784	175,784	0.0%
29	3 Executive Campus	11,100,000	11,075,339	1.5%	9,155,699	N	4/20/2016	6/6/2016		6/6/2016	5/6/2026		5.10000%	0.00000%	0.00815%
30	860 West Levoy Drive	9,900,000	9,882,577	1.3%	7,315,768	N	5/26/2016	7/1/2016		7/1/2016	6/1/2026		4.68400%	0.00346%	0.00815%
31	Shilo Inn Newport	9,240,264	9,137,248	1.2%	7,168,044	N	11/2/2015	12/5/2015		12/5/2015	11/5/2025		6.05000%	0.00346%	0.00815%
32	Manhattan Avenue	8,500,000	8,500,000	1.2%	7,839,219	N	6/15/2016	8/6/2016		8/6/2016	7/6/2021		5.00000%	0.00346%	0.00815%
33	Desert Glen	7,350,000	7,287,438	1.0%	5,993,711	N	12/1/2015	1/6/2016		1/6/2016	12/6/2025		4.75000%	0.00346%	0.00815%
34	Comfort Suites Pineville	7,100,000	7,088,113	1.0%	5,312,058	N	5/27/2016	7/5/2016		7/5/2016	6/5/2026		5.02000%	0.00346%	0.00815%
35	Noble Creek Shops	6,900,000	6,900,000	0.9%	5,950,131	N	5/11/2016	7/6/2016	6/6/2019	7/6/2019	6/6/2026		5.17000%	0.00346%	0.00815%
36	Gold’s Gym - Richland, WA	6,600,000	6,589,437	0.9%	4,991,550	N	5/31/2016	7/6/2016		7/6/2016	6/6/2026		5.32000%	0.00346%	0.00815%
37	Best Western Yuba City	5,500,000	5,500,000	0.7%	4,220,127	N	6/14/2016	8/6/2016		8/6/2016	7/6/2026		5.73000%	0.00346%	0.00815%
38	Comfort Inn at Carowinds	5,300,000	5,291,324	0.7%	3,986,919	N	5/20/2016	7/5/2016		7/5/2016	6/5/2026		5.17000%	0.00346%	0.00815%
39	Holiday Inn Express & Suites Wauseon	5,175,000	5,102,582	0.7%	3,918,950	N	9/22/2015	11/6/2015		11/6/2015	10/6/2025		5.35000%	0.00346%	0.00815%
40	Two Edison Lakes Office	5,100,000	5,094,040	0.7%	4,213,111	N	5/12/2016	7/6/2016		7/6/2016	6/6/2026		5.15000%	0.00346%	0.00815%
41	21 North 1st Avenue	4,750,000	4,750,000	0.6%	4,394,583	N	4/12/2016	6/5/2016	5/5/2021	6/5/2021	5/5/2026		5.21000%	0.00346%	0.00815%
42	Tri-State Family Dollar Portfolio	4,150,000	4,150,000	0.6%	3,845,537	N	5/13/2016	7/6/2016	6/6/2021	7/6/2021	6/6/2026		5.32000%	0.00346%	0.00815%
42.01	Family Dollar Paterson, NJ	1,515,000	1,515,000	0.2%
42.02	Family Dollar Waterbury, CT	1,356,000	1,356,000	0.2%
42.03	Family Dollar Elizabeth, NJ	1,279,000	1,279,000	0.2%
43	47 NE 36th Street	3,925,000	3,925,000	0.5%	3,925,000	N	5/5/2016	6/6/2016	5/6/2021		5/6/2021		5.20200%	0.00346%	0.00815%
44	Cape Cod Condominiums	3,150,000	3,150,000	0.4%	3,150,000	N	10/30/2015	12/6/2015	11/6/2025		11/6/2025		4.84550%	0.00346%	0.00815%
45	534 Holland	3,100,000	3,096,726	0.4%	2,887,628	N	5/31/2016	7/6/2016		7/6/2016	6/6/2021		5.68900%	0.00346%	0.00815%
46	288 Cornelia Street	2,600,000	2,594,986	0.4%	2,189,302	N	4/15/2016	6/5/2016		6/5/2016	5/5/2026		5.76000%	0.00346%	0.00815%
47	11600 Southwest Shilo Lane	1,690,000	1,684,274	0.2%	1,448,313	N	2/11/2016	4/5/2016		4/5/2016	3/5/2026		6.36000%	0.00346%	0.00815%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)
1	The Mall at Rockingham Park	0.00500%	0.00050%	0.00034%	4.02601%	Actual/360	136,537.04	Interest-only, Balloon	Actual/360	120	119	120	119	0
2	85 Bluxome	0.05500%	0.00050%	0.00034%	4.67455%	Actual/360	152,248.94	Interest-only, Balloon	Actual/360	120	119	120	119	0
3	26 Astor Place	0.02500%	0.00050%	0.00034%	3.66805%	Actual/360	112,708.96	Interest-only, Balloon	Actual/360	120	119	120	119	0
4	Plaza Mexico – Los Angeles	0.00500%	0.00050%	0.00034%	4.58412%	Actual/360	139,859.18	Interest-only, Balloon	Actual/360	60	60	60	60	0
5	Holiday Inn Express Nashville - Downtown	0.00500%	0.00050%	0.00034%	5.10201%	Actual/360	186,569.14	Amortizing Balloon		120	120	0	0	360
6	Renaissance Center	0.00500%	0.00050%	0.00034%	5.00601%	Actual/360	162,704.69	Interest-only, Amortizing Balloon	Actual/360	120	116	60	56	360
7	AG Life Time Fitness Portfolio	0.02500%	0.00050%	0.00034%	4.87001%	Actual/360	121,402.38	Interest-only, Balloon	Actual/360	120	113	120	113	0
7.01	Life Time - Florham Park, NJ
7.02	Life Time - Westwood, MA
7.03	Life Time - Vernon Hills, IL
7.04	Life Time - Lakeville, MN
7.05	Life Time - Sterling, VA
7.06	Life Time - Vestavia Hills, AL
7.07	Life Time - Beachwood, OH
7.08	Life Time - Dublin, OH
7.09	Life Time - Ellisville, MO
7.1	Life Time - Woodstock, GA
8	3501 Corporate Parkway	0.02500%	0.00050%	0.00034%	4.87255%	Actual/360	117,402.42	Interest-only, ARD	Actual/360	60	60	60	60	0
9	South Pointe Apartments	0.00500%	0.00050%	0.00034%	4.79255%	Actual/360	126,064.79	Interest-only, Amortizing Balloon	Actual/360	120	113	60	53	360
10	East Lake Tower Corporate Center	0.00500%	0.00050%	0.00034%	5.03255%	Actual/360	129,571.57	Amortizing Balloon		120	112	0	0	360
11	Peachtree Mall	0.00500%	0.00050%	0.00034%	3.93001%	Actual/360	124,628.05	Amortizing Balloon		114	113	0	0	300
12	TEK Park	0.02500%	0.00050%	0.00034%	4.95401%	Actual/360	126,153.08	Amortizing Balloon		120	120	0	0	360
13	Seattle Area Portfolio	0.00500%	0.00050%	0.00034%	4.51255%	Actual/360	113,134.44	Interest-only, Amortizing Balloon	Actual/360	120	120	48	48	360
13.01	Camelia Apartments
13.02	Hildebrand Village
13.03	Liberty Centre
14	Sandalfoot Plaza & Nassau Square	0.00500%	0.00050%	0.00034%	5.21555%	Actual/360	117,119.64	Amortizing Balloon		120	118	0	0	360
14.01	Sandalfoot Plaza
14.02	Nassau Square
15	OZRE Leased Fee Portfolio	0.02500%	0.00050%	0.00034%	4.26601%	Actual/360	72,662.04	Interest-only, Balloon	Actual/360	120	115	120	115	0
15.01	300 Arboretum Place
15.02	700 East Gate Drive
15.03	6802 Paragon Place
15.04	6800 Paragon Place
15.05	2100 West Laburnum Avenue
15.06	7501 Boulder View Drive
15.07	7300 Beaufont Springs Drive
15.08	4870 Sadler Road
15.09	12015 Lee Jackson Memorial Highway
15.1	6806 Paragon Place
15.11	925 Harvest Drive
15.12	555 Croton Road
15.13	980 Harvest Drive
15.14	309 Fellowship Road
15.15	11781 Lee Jackson Memorial Highway
15.16	305 Fellowship Road
15.17	701 East Gate Drive
15.18	920 Harvest Drive
15.19	4880 Sadler Road
15.2	1025 Boulders Parkway
15.21	2201 Tomlynn Street
15.22	2240-2250 Butler Pike
15.23	7401 Beaufont Springs Drive
15.24	2511 Brittons Hill Road
15.25	4805 Lake Brook Drive
15.26	4401 Fair Lakes Court
15.27	2812 Emerywood Parkway
15.28	9100 Arboretum Parkway
15.29	500 Enterprise Road
15.3	303 Fellowship Road
15.31	9011 Arboretum Parkway
15.32	910 Harvest Drive
15.33	7325 Beaufont Springs Drive
15.34	1 Progress Drive
15.35	2260 Butler Pike
15.36	140 West Germantown Pike
15.37	307 Fellowship Road
15.38	9210 Arboretum Parkway
15.39	2221 Dabney Road
15.4	9200 Arboretum Parkway
15.41	815 East Gate Drive
15.42	120 West Germantown Pike
15.43	4364 South Alston Avenue
15.44	308 Harper Drive
15.45	2251 Dabney Road
15.46	2212 Tomlynn Street
15.47	2256 Dabney Road
15.48	2246 Dabney Road
15.49	2244 Dabney Road
15.5	2130 Tomlynn Street
15.51	2161 Tomlynn Street
15.52	2248 Dabney Road
15.53	2112 Tomlynn Street
15.54	2277 Dabney Road
15.55	9211 Arboretum Parkway
15.56	2240 Dabney Road
15.57	817 East Gate Drive

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)
15.58	161 Gaither Drive
16	Berks County Industrial	0.01500%	0.00050%	0.00034%	4.59255%	Actual/360	100,198.86	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360
16.01	100-900 Corporate Center Drive
16.02	10 Vanguard Drive
16.03	650 Lincoln Road
17	At Home Portfolio	0.02500%	0.00050%	0.00034%	4.74141%	Actual/360	94,330.99	Interest-only, Amortizing ARD	Actual/360	120	111	30	21	360
17.01	15065 Creosote Road
17.02	2650 West Interstate 20
17.03	1600 West Kelly Avenue
17.04	2244 South Reynolds Road
17.05	642 South Walnut Avenue
18	Maple Ridge Phase III	0.03500%	0.00050%	0.00034%	4.63755%	Actual/360	84,520.50	Amortizing Balloon		120	118	0	0	360
19	Gulf Shores Hotel Portfolio	0.00500%	0.00050%	0.00034%	5.48255%	Actual/360	88,007.30	Amortizing Balloon		120	119	0	0	360
19.01	HIE Gulf Shores
19.02	Microtel Gulf Shores
20	Lakepoint Office Park	0.00500%	0.00050%	0.00034%	5.32955%	Actual/360	83,734.04	Amortizing Balloon		120	119	0	0	360
21	Aloft Chesapeake & Fairfield Inn Williamsburg	0.00500%	0.00050%	0.00034%	5.83255%	Actual/360	88,491.14	Amortizing Balloon		120	118	0	0	360
21.01	Fairfield Inn Williamsburg
21.02	Aloft Chesapeake
22	Residence Inn by Marriott LAX	0.02500%	0.00050%	0.00034%	5.38501%	Actual/360	84,407.61	Amortizing Balloon		120	118	0	0	360
23	Marriott Saddle Brook	0.02500%	0.00050%	0.00034%	5.09511%	Actual/360	81,852.72	Amortizing Balloon		120	113	0	0	360
24	100 Tournament Drive	0.02500%	0.00050%	0.00034%	5.01355%	Actual/360	79,911.54	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360
25	Hilton Garden Inn - Houston Bush Airport	0.00500%	0.00050%	0.00034%	5.48255%	Actual/360	82,329.41	Amortizing Balloon		120	120	0	0	360
26	Holiday Inn & Suites Ocala	0.00500%	0.00050%	0.00034%	5.26355%	Actual/360	72,590.42	Amortizing Balloon		120	118	0	0	360
27	Vancouver Center North Tower	0.00500%	0.00050%	0.00034%	5.59255%	Actual/360	71,838.71	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360
28	Regent Portfolio	0.00500%	0.00050%	0.00034%	5.19901%	Actual/360	63,240.14	Interest-only, Amortizing Balloon	Actual/360	60	58	24	22	360
28.01	HMOB - Mount Kisco
28.02	Hajjar MOB - Jersey City
28.03	Hajjar MOB - Glen Rock
28.04	Hajjar MOB - Wayne
28.05	Hajjar MOB - Carlstadt
28.06	Hajjar MOB - Oradell
28.07	HMOB - New Brunswick
28.08	Hajjar MOB - Roseland
28.09	Hajjar MOB - Fair Lawn
28.1	Miramar Medical Building
28.11	Hajjar Business Holdings - Fair Lawn
28.12	Hajjar MOB - Hackensack
28.13	Hajjar Warehouse - Hackensack
29	3 Executive Campus	0.02500%	0.00050%	0.00034%	5.06601%	Actual/360	60,267.42	Amortizing Balloon		120	118	0	0	360
30	860 West Levoy Drive	0.01500%	0.00050%	0.00034%	4.65655%	Actual/360	56,066.45	Amortizing Balloon		120	119	0	0	300
31	Shilo Inn Newport	0.00500%	0.00050%	0.00034%	6.03255%	Actual/360	59,817.89	Amortizing Balloon		120	112	0	0	300
32	Manhattan Avenue	0.00500%	0.00050%	0.00034%	4.98255%	Actual/360	45,629.84	Amortizing Balloon		60	60	0	0	360
33	Desert Glen	0.00500%	0.00050%	0.00034%	4.73255%	Actual/360	38,341.08	Amortizing Balloon		120	113	0	0	360
34	Comfort Suites Pineville	0.00500%	0.00050%	0.00034%	5.00255%	Actual/360	41,588.67	Amortizing Balloon		120	119	0	0	300
35	Noble Creek Shops	0.00500%	0.00050%	0.00034%	5.15255%	Actual/360	39,549.85	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	324
36	Gold’s Gym - Richland, WA	0.00500%	0.00050%	0.00034%	5.30255%	Actual/360	39,823.39	Amortizing Balloon		120	119	0	0	300
37	Best Western Yuba City	0.02500%	0.00050%	0.00034%	5.69255%	Actual/360	34,534.41	Amortizing Balloon		120	120	0	0	300
38	Comfort Inn at Carowinds	0.00500%	0.00050%	0.00034%	5.15255%	Actual/360	31,510.48	Amortizing Balloon		120	119	0	0	300
39	Holiday Inn Express & Suites Wauseon	0.00500%	0.00050%	0.00034%	5.33255%	Actual/360	31,317.13	Amortizing Balloon		120	111	0	0	300
40	Two Edison Lakes Office	0.02500%	0.00050%	0.00034%	5.11255%	Actual/360	27,847.34	Amortizing Balloon		120	119	0	0	360
41	21 North 1st Avenue	0.00500%	0.00050%	0.00034%	5.19255%	Actual/360	26,112.12	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360
42	Tri-State Family Dollar Portfolio	0.00500%	0.00050%	0.00034%	5.30255%	Actual/360	23,096.71	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360
42.01	Family Dollar Paterson, NJ
42.02	Family Dollar Waterbury, CT
42.03	Family Dollar Elizabeth, NJ
43	47 NE 36th Street	0.02500%	0.00050%	0.00034%	5.16455%	Actual/360	17,251.19	Interest-only, Balloon	Actual/360	60	58	60	58	0
44	Cape Cod Condominiums	0.02500%	0.00050%	0.00034%	4.80805%	Actual/360	12,896.10	Interest-only, Balloon	Actual/360	120	112	120	112	0
45	534 Holland	0.07250%	0.00050%	0.00034%	5.60405%	Actual/360	17,970.81	Amortizing Balloon		60	59	0	0	360
46	288 Cornelia Street	0.00500%	0.00050%	0.00034%	5.74255%	Actual/360	15,189.42	Amortizing Balloon		120	118	0	0	360
47	11600 Southwest Shilo Lane	0.00500%	0.00050%	0.00034%	6.34255%	Actual/360	10,526.83	Amortizing Balloon		120	116	0	0	360

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)(4)	Grace Period Late (Days)	Appraised Value ($)(5)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units
1	The Mall at Rockingham Park	0	1	L(25),D(88),O(7)	0	0	494,000,000	4/28/2016
2	85 Bluxome	0	1	L(25),D(91),O(4)	0	0	57,700,000	3/1/2017
3	26 Astor Place	0	1	L(25),D(89),O(6)	0	0	72,000,000	5/12/2016
4	Plaza Mexico – Los Angeles	0	0	L(24),D(32),O(4)	0	0	184,000,000	3/16/2016
5	Holiday Inn Express Nashville - Downtown	360	0	L(24),D(92),O(4)	5	5	115,000,000	4/21/2017
6	Renaissance Center	360	4	L(28),D(88),O(4)	0	0	110,500,000	12/16/2015
7	AG Life Time Fitness Portfolio	0	7	L(31),GRTR 1% or YM(85),O(4)	0	0	305,200,000	Various
7.01	Life Time - Florham Park, NJ						45,200,000	7/1/2015
7.02	Life Time - Westwood, MA						43,500,000	8/6/2015
7.03	Life Time - Vernon Hills, IL						38,000,000	7/1/2015
7.04	Life Time - Lakeville, MN						29,800,000	7/1/2015
7.05	Life Time - Sterling, VA						28,000,000	7/1/2015
7.06	Life Time - Vestavia Hills, AL						25,700,000	7/1/2015
7.07	Life Time - Beachwood, OH						24,800,000	7/1/2015
7.08	Life Time - Dublin, OH						23,900,000	7/1/2015
7.09	Life Time - Ellisville, MO						23,300,000	7/1/2015
7.1	Life Time - Woodstock, GA						23,000,000	7/1/2015
8	3501 Corporate Parkway	0	0	L(24),D(33),O(3)	5	0	45,000,000	2/22/2016
9	South Pointe Apartments	360	7	L(31),D(85),O(4)	0	0	33,920,000	9/29/2016
10	East Lake Tower Corporate Center	352	8	L(32),D(85),O(3)	0	0	32,400,000	9/1/2015
11	Peachtree Mall	299	1	L(25),D(85),O(4)	0	0	138,000,000	11/11/2015
12	TEK Park	360	0	L(24),D(93),O(3)	0	0	102,000,000	5/3/2016
13	Seattle Area Portfolio	360	0	L(24),D(93),O(3)	0	0	30,900,000	Various
13.01	Camelia Apartments						15,400,000	2/4/2016
13.02	Hildebrand Village						10,500,000	2/3/2016
13.03	Liberty Centre						5,000,000	2/3/2016
14	Sandalfoot Plaza & Nassau Square	358	2	L(26),D(90),O(4)	0	0	35,500,000	3/1/2016
14.01	Sandalfoot Plaza						20,600,000	3/1/2016
14.02	Nassau Square						14,900,000	3/1/2016
15	OZRE Leased Fee Portfolio	0	5	L(29),GRTR 1% or YM(85),O(6)	0	0	250,400,000	1/16/2016
15.01	300 Arboretum Place						16,300,000	1/16/2016
15.02	700 East Gate Drive						13,840,000	1/16/2016
15.03	6802 Paragon Place						11,775,000	1/16/2016
15.04	6800 Paragon Place						10,475,000	1/16/2016
15.05	2100 West Laburnum Avenue						8,100,000	1/16/2016
15.06	7501 Boulder View Drive						8,425,000	1/8/2016
15.07	7300 Beaufont Springs Drive						7,450,000	1/16/2016
15.08	4870 Sadler Road						6,218,099	1/16/2016
15.09	12015 Lee Jackson Memorial Highway						6,150,000	1/16/2016
15.1	6806 Paragon Place						5,950,000	1/16/2016
15.11	925 Harvest Drive						6,650,000	1/16/2016
15.12	555 Croton Road						7,400,000	1/16/2016
15.13	980 Harvest Drive						6,150,000	1/16/2016
15.14	309 Fellowship Road						4,660,000	1/16/2016
15.15	11781 Lee Jackson Memorial Highway						3,950,000	1/16/2016
15.16	305 Fellowship Road						4,840,000	1/16/2016
15.17	701 East Gate Drive						4,380,000	1/16/2016
15.18	920 Harvest Drive						4,210,000	1/16/2016
15.19	4880 Sadler Road						3,506,901	1/16/2016
15.2	1025 Boulders Parkway						4,050,000	1/16/2016
15.21	2201 Tomlynn Street						3,675,000	1/16/2016
15.22	2240-2250 Butler Pike						4,200,000	1/16/2016
15.23	7401 Beaufont Springs Drive						4,175,000	1/16/2016
15.24	2511 Brittons Hill Road						3,675,000	1/16/2016
15.25	4805 Lake Brook Drive						3,875,000	1/16/2016
15.26	4401 Fair Lakes Court						3,050,000	1/16/2016
15.27	2812 Emerywood Parkway						3,525,000	1/16/2016
15.28	9100 Arboretum Parkway						3,325,000	1/16/2016
15.29	500 Enterprise Road						2,950,000	1/16/2016
15.3	303 Fellowship Road						3,810,000	1/16/2016
15.31	9011 Arboretum Parkway						3,950,000	1/16/2016
15.32	910 Harvest Drive						3,360,000	1/16/2016
15.33	7325 Beaufont Springs Drive						2,975,000	1/16/2016
15.34	1 Progress Drive						3,400,000	1/16/2016
15.35	2260 Butler Pike						3,210,000	1/16/2016
15.36	140 West Germantown Pike						2,850,000	1/16/2016
15.37	307 Fellowship Road						2,500,000	1/16/2016
15.38	9210 Arboretum Parkway						2,600,000	1/16/2016
15.39	2221 Dabney Road						2,190,221	1/16/2016
15.4	9200 Arboretum Parkway						2,025,000	1/16/2016
15.41	815 East Gate Drive						2,364,963	1/16/2016
15.42	120 West Germantown Pike						2,420,000	1/16/2016
15.43	4364 South Alston Avenue						1,930,000	1/16/2016
15.44	308 Harper Drive						2,020,000	1/16/2016
15.45	2251 Dabney Road						1,884,779	1/16/2016
15.46	2212 Tomlynn Street						1,763,612	1/16/2016
15.47	2256 Dabney Road						1,500,000	1/16/2016
15.48	2246 Dabney Road						1,425,000	1/16/2016
15.49	2244 Dabney Road						1,425,000	1/16/2016
15.5	2130 Tomlynn Street						1,336,388	1/16/2016
15.51	2161 Tomlynn Street						1,800,000	1/16/2016
15.52	2248 Dabney Road						1,375,000	1/16/2016
15.53	2112 Tomlynn Street						1,200,000	1/16/2016
15.54	2277 Dabney Road						1,175,000	1/16/2016
15.55	9211 Arboretum Parkway						1,400,000	1/16/2016
15.56	2240 Dabney Road						600,000	1/16/2016
15.57	817 East Gate Drive						515,037	1/16/2016

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)(4)	Grace Period Late (Days)	Appraised Value ($)(5)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units
15.58	161 Gaither Drive						490,000	1/16/2016
16	Berks County Industrial	360	0	L(24),D(93),O(3)	5	5	26,850,000	5/10/2016
16.01	100-900 Corporate Center Drive						22,480,000	5/10/2016
16.02	10 Vanguard Drive						3,440,000	5/10/2016
16.03	650 Lincoln Road						930,000	5/10/2016
17	At Home Portfolio	360	9	L(33),D(83),O(4)	0	0	40,860,000	Various
17.01	15065 Creosote Road						8,900,000	8/22/2015
17.02	2650 West Interstate 20						8,430,000	8/20/2015
17.03	1600 West Kelly Avenue						8,350,000	8/21/2015
17.04	2244 South Reynolds Road						8,280,000	8/21/2015
17.05	642 South Walnut Avenue						6,900,000	9/1/2015
18	Maple Ridge Phase III	358	2	L(26),D(90),O(4)	0	0	21,800,000	2/25/2016
19	Gulf Shores Hotel Portfolio	359	1	L(25),D(92),O(3)	0	0	27,500,000	1/8/2016
19.01	HIE Gulf Shores						15,900,000	1/8/2016
19.02	Microtel Gulf Shores						11,600,000	1/8/2016
20	Lakepoint Office Park	359	1	L(25),D(91),O(4)	0	0	20,000,000	4/15/2016
21	Aloft Chesapeake & Fairfield Inn Williamsburg	358	2	L(26),D(90),O(4)	0	0	28,200,000	4/1/2016
21.01	Fairfield Inn Williamsburg						15,200,000	4/1/2016
21.02	Aloft Chesapeake						13,000,000	4/1/2016
22	Residence Inn by Marriott LAX	358	2	L(26),D(90),O(4)	0	0	82,500,000	3/1/2017
23	Marriott Saddle Brook	353	7	L(31),D(85),O(4)	0	0	43,000,000	9/4/2015
24	100 Tournament Drive	360	1	L(25),D(92),O(3)	0	0	20,500,000	5/4/2016
25	Hilton Garden Inn - Houston Bush Airport	360	0	L(24),D(92),O(4)	0	0	25,000,000	5/3/2016
26	Holiday Inn & Suites Ocala	358	2	L(26),D(90),O(4)	0	0	20,100,000	10/23/2015
27	Vancouver Center North Tower	360	0	L(24),D(93),O(3)	0	0	21,410,000	4/22/2016
28	Regent Portfolio	360	2	L(26),D(31),O(3)	0	0	131,000,000	9/29/2015
28.01	HMOB - Mount Kisco						20,400,000	9/29/2015
28.02	Hajjar MOB - Jersey City						14,800,000	9/29/2015
28.03	Hajjar MOB - Glen Rock						14,600,000	9/29/2015
28.04	Hajjar MOB - Wayne						13,900,000	10/1/2015
28.05	Hajjar MOB - Carlstadt						11,700,000	9/29/2015
28.06	Hajjar MOB - Oradell						10,700,000	9/29/2015
28.07	HMOB - New Brunswick						8,300,000	9/29/2015
28.08	Hajjar MOB - Roseland						7,600,000	10/1/2015
28.09	Hajjar MOB - Fair Lawn						6,500,000	9/29/2015
28.1	Miramar Medical Building						6,500,000	10/5/2015
28.11	Hajjar Business Holdings - Fair Lawn						4,400,000	9/29/2015
28.12	Hajjar MOB - Hackensack						3,000,000	10/1/2015
28.13	Hajjar Warehouse - Hackensack						1,900,000	9/30/2015
29	3 Executive Campus	358	2	L(26),D(91),O(3)	5	5	39,700,000	1/22/2016
30	860 West Levoy Drive	299	1	L(25),D(91),O(4)	5	0	16,900,000	4/21/2016
31	Shilo Inn Newport	292	8	L(32),D(85),O(3)	0	0	13,700,000	8/12/2015
32	Manhattan Avenue	360	0	L(24),D(32),O(4)	0	0	15,400,000	5/10/2016
33	Desert Glen	353	7	L(31),D(85),O(4)	0	0	10,500,000	10/21/2015
34	Comfort Suites Pineville	299	1	L(25),D(91),O(4)	0	0	14,600,000	3/2/2016
35	Noble Creek Shops	324	1	L(25),D(91),O(4)	0	0	10,100,000	2/26/2016
36	Gold’s Gym - Richland, WA	299	1	L(25),D(91),O(4)	0	0	10,300,000	4/21/2016
37	Best Western Yuba City	300	0	L(24),D(92),O(4)	0	0	9,800,000	2/22/2016
38	Comfort Inn at Carowinds	299	1	L(25),D(91),O(4)	0	0	8,660,000	3/2/2016
39	Holiday Inn Express & Suites Wauseon	291	9	L(33),D(83),O(4)	0	0	7,500,000	9/1/2015
40	Two Edison Lakes Office	359	1	L(25),D(92),O(3)	0	0	7,300,000	1/19/2016
41	21 North 1st Avenue	360	2	L(26),D(91),O(3)	0	0	7,000,000	2/22/2016
42	Tri-State Family Dollar Portfolio	360	1	L(25),D(91),O(4)	0	0	7,800,000	3/30/2016
42.01	Family Dollar Paterson, NJ						2,800,000	3/30/2016
42.02	Family Dollar Waterbury, CT						2,600,000	3/30/2016
42.03	Family Dollar Elizabeth, NJ						2,400,000	3/30/2016
43	47 NE 36th Street	0	2	L(26),GRTR 1% or YM or D(28),O(6)	0	0	6,300,000	1/11/2016
44	Cape Cod Condominiums	0	8	L(32),D(84),O(4)	0	0	4,890,000	9/2/2015
45	534 Holland	359	1	L(25),D(29),O(6)	0	0	4,700,000	3/4/2016
46	288 Cornelia Street	358	2	L(26),D(91),O(3)	0	0	3,800,000	3/1/2016
47	11600 Southwest Shilo Lane	356	4	L(28),D(89),O(3)	0	0	2,730,000	11/19/2015

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(3)	U/W NCF DSCR (x)(3)	Cut-off Date LTV Ratio(3)(5)	LTV Ratio at Maturity or ARD(3)(5)	Cut-off Date U/W NOI Debt Yield(3)	Cut-off Date U/W NCF Debt Yield(3)	U/W Revenues ($)(6)	U/W Expenses ($)(6)	U/W Net Operating Income ($)(6)	U/W Replacement ($)(6)	U/W TI/LC ($)(6)	U/W Net Cash Flow ($)(6)
1	The Mall at Rockingham Park				4.26	4.14	28.8%	28.8%	17.4%	17.0%	35,602,427	10,756,845	24,845,582	113,582	540,867	24,191,132
2	85 Bluxome				1.73	1.72	65.9%	65.9%	8.3%	8.3%	4,100,024	946,620	3,153,405	14,211	0	3,139,193
3	26 Astor Place				2.12	2.07	50.0%	50.0%	8.0%	7.8%	3,862,952	997,286	2,865,666	4,316	57,546	2,803,804
4	Plaza Mexico – Los Angeles				1.97	1.88	57.6%	57.6%	9.2%	8.8%	14,200,010	4,454,184	9,745,827	60,610	404,064	9,281,153
5	Holiday Inn Express Nashville - Downtown				2.20	2.02	63.0%	52.0%	14.3%	13.2%	18,830,852	8,437,796	10,393,056	847,388	0	9,545,667
6	Renaissance Center				1.60	1.56	63.9%	58.9%	10.3%	10.1%	13,700,053	6,412,398	7,287,656	114,611	624,299	7,098,746
7	AG Life Time Fitness Portfolio				2.16	1.99	57.1%	57.1%	10.7%	9.9%	19,270,180	578,105	18,692,075	188,140	1,254,268	17,249,666
7.01	Life Time - Florham Park, NJ										2,855,320	85,660	2,769,660	16,499	109,995	2,643,166
7.02	Life Time - Westwood, MA										2,790,720	83,722	2,706,998	19,200	128,000	2,559,798
7.03	Life Time - Vernon Hills, IL										2,370,820	71,125	2,299,695	21,074	140,495	2,138,126
7.04	Life Time - Lakeville, MN										1,886,320	56,590	1,829,730	32,197	214,646	1,582,888
7.05	Life Time - Sterling, VA										1,737,740	52,132	1,685,608	16,817	112,110	1,556,681
7.06	Life Time - Vestavia Hills, AL										1,647,300	49,419	1,597,881	15,547	103,647	1,478,687
7.07	Life Time - Beachwood, OH										1,576,240	47,287	1,528,953	16,817	112,110	1,400,026
7.08	Life Time - Dublin, OH										1,485,800	44,574	1,441,226	16,357	109,045	1,315,824
7.09	Life Time - Ellisville, MO										1,466,420	43,993	1,422,427	16,817	112,110	1,293,501
7.1	Life Time - Woodstock, GA										1,453,500	43,605	1,409,895	16,817	112,110	1,280,969
8	3501 Corporate Parkway				2.04	2.02	62.9%	62.9%	10.2%	10.1%	3,575,646	696,861	2,878,785	26,750	0	2,852,035
9	South Pointe Apartments				1.37	1.31	70.8%	65.1%	8.6%	8.2%	3,619,237	1,544,519	2,074,718	95,976	0	1,978,742
10	East Lake Tower Corporate Center				1.54	1.43	73.4%	61.0%	10.1%	9.4%	3,810,374	1,411,176	2,399,198	36,199	135,746	2,227,253
11	Peachtree Mall				1.98	1.83	58.1%	42.8%	12.5%	11.5%	13,860,427	3,861,116	9,999,312	80,305	664,462	9,254,544
12	TEK Park				1.55	1.47	63.7%	52.4%	10.0%	9.5%	14,472,438	7,965,312	6,507,126	77,105	257,017	6,173,005
13	Seattle Area Portfolio				1.53	1.43	72.0%	64.5%	9.3%	8.7%	3,155,065	1,080,819	2,074,246	37,287	94,472	1,942,487
13.01	Camelia Apartments										1,304,921	405,978	898,943	17,750	0	881,193
13.02	Hildebrand Village										1,221,149	459,389	761,760	13,498	64,276	683,986
13.03	Liberty Centre										628,994	215,451	413,543	6,039	30,196	377,308
14	Sandalfoot Plaza & Nassau Square				1.43	1.24	59.7%	49.6%	9.5%	8.2%	3,715,710	1,711,528	2,004,183	102,423	157,349	1,744,411
14.01	Sandalfoot Plaza										2,431,872	1,005,691	1,426,181	45,689	71,389	1,309,104
14.02	Nassau Square										1,283,839	705,837	578,002	56,734	85,961	435,308
15	OZRE Leased Fee Portfolio				1.74	1.74	70.2%	70.2%	7.6%	7.6%	13,325,934	0	13,325,934	0	0	13,325,934
15.01	300 Arboretum Place										1,004,050	0	1,004,050	0	0	1,004,050
15.02	700 East Gate Drive										775,025	0	775,025	0	0	775,025
15.03	6802 Paragon Place										693,077	0	693,077	0	0	693,077
15.04	6800 Paragon Place										587,386	0	587,386	0	0	587,386
15.05	2100 West Laburnum Avenue										499,549	0	499,549	0	0	499,549
15.06	7501 Boulder View Drive										471,718	0	471,718	0	0	471,718
15.07	7300 Beaufont Springs Drive										438,025	0	438,025	0	0	438,025
15.08	4870 Sadler Road										365,896	0	365,896	0	0	365,896
15.09	12015 Lee Jackson Memorial Highway										309,904	0	309,904	0	0	309,904
15.1	6806 Paragon Place										350,350	0	350,350	0	0	350,350
15.11	925 Harvest Drive										372,359	0	372,359	0	0	372,359
15.12	555 Croton Road										413,179	0	413,179	0	0	413,179
15.13	980 Harvest Drive										345,449	0	345,449	0	0	345,449
15.14	309 Fellowship Road										261,263	0	261,263	0	0	261,263
15.15	11781 Lee Jackson Memorial Highway										200,205	0	200,205	0	0	200,205
15.16	305 Fellowship Road										271,265	0	271,265	0	0	271,265
15.17	701 East Gate Drive										232,907	0	232,907	0	0	232,907
15.18	920 Harvest Drive										223,857	0	223,857	0	0	223,857
15.19	4880 Sadler Road										206,359	0	206,359	0	0	206,359
15.2	1025 Boulders Parkway										204,350	0	204,350	0	0	204,350
15.21	2201 Tomlynn Street										227,062	0	227,062	0	0	227,062
15.22	2240-2250 Butler Pike										225,627	0	225,627	0	0	225,627
15.23	7401 Beaufont Springs Drive										221,622	0	221,622	0	0	221,622
15.24	2511 Brittons Hill Road										206,222	0	206,222	0	0	206,222
15.25	4805 Lake Brook Drive										195,310	0	195,310	0	0	195,310
15.26	4401 Fair Lakes Court										153,923	0	153,923	0	0	153,923
15.27	2812 Emerywood Parkway										197,056	0	197,056	0	0	197,056
15.28	9100 Arboretum Parkway										186,267	0	186,267	0	0	186,267
15.29	500 Enterprise Road										149,659	0	149,659	0	0	149,659
15.3	303 Fellowship Road										213,539	0	213,539	0	0	213,539
15.31	9011 Arboretum Parkway										232,435	0	232,435	0	0	232,435
15.32	910 Harvest Drive										178,756	0	178,756	0	0	178,756
15.33	7325 Beaufont Springs Drive										150,211	0	150,211	0	0	150,211
15.34	1 Progress Drive										172,612	0	172,612	0	0	172,612
15.35	2260 Butler Pike										170,887	0	170,887	0	0	170,887
15.36	140 West Germantown Pike										160,005	0	160,005	0	0	160,005
15.37	307 Fellowship Road										140,070	0	140,070	0	0	140,070
15.38	9210 Arboretum Parkway										152,677	0	152,677	0	0	152,677
15.39	2221 Dabney Road										135,171	0	135,171	0	0	135,171
15.4	9200 Arboretum Parkway										102,635	0	102,635	0	0	102,635
15.41	815 East Gate Drive										126,025	0	126,025	0	0	126,025
15.42	120 West Germantown Pike										128,867	0	128,867	0	0	128,867
15.43	4364 South Alston Avenue										118,810	0	118,810	0	0	118,810
15.44	308 Harper Drive										107,496	0	107,496	0	0	107,496
15.45	2251 Dabney Road										116,320	0	116,320	0	0	116,320
15.46	2212 Tomlynn Street										103,931	0	103,931	0	0	103,931
15.47	2256 Dabney Road										92,833	0	92,833	0	0	92,833
15.48	2246 Dabney Road										84,243	0	84,243	0	0	84,243
15.49	2244 Dabney Road										83,683	0	83,683	0	0	83,683
15.5	2130 Tomlynn Street										78,754	0	78,754	0	0	78,754
15.51	2161 Tomlynn Street										105,766	0	105,766	0	0	105,766
15.52	2248 Dabney Road										81,024	0	81,024	0	0	81,024
15.53	2112 Tomlynn Street										71,282	0	71,282	0	0	71,282
15.54	2277 Dabney Road										66,016	0	66,016	0	0	66,016
15.55	9211 Arboretum Parkway										75,014	0	75,014	0	0	75,014
15.56	2240 Dabney Road										36,940	0	36,940	0	0	36,940
15.57	817 East Gate Drive										27,445	0	27,445	0	0	27,445

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(3)	U/W NCF DSCR (x)(3)	Cut-off Date LTV Ratio(3)(5)	LTV Ratio at Maturity or ARD(3)(5)	Cut-off Date U/W NOI Debt Yield(3)	Cut-off Date U/W NCF Debt Yield(3)	U/W Revenues ($)(6)	U/W Expenses ($)(6)	U/W Net Operating Income ($)(6)	U/W Replacement ($)(6)	U/W TI/LC ($)(6)	U/W Net Cash Flow ($)(6)
15.58	161 Gaither Drive										23,566	0	23,566	0	0	23,566
16	Berks County Industrial				1.41	1.23	72.6%	62.2%	8.7%	7.6%	2,922,366	1,227,557	1,694,808	53,722	161,169	1,479,917
16.01	100-900 Corporate Center Drive										2,390,200	1,016,628	1,373,572	46,642	139,929	1,187,001
16.02	10 Vanguard Drive										415,489	160,089	255,400	5,760	17,280	232,360
16.03	650 Lincoln Road										116,678	50,841	65,836	1,320	3,960	60,556
17	At Home Portfolio				1.42	1.31	68.9%	60.0%	8.9%	8.2%	2,591,498	77,745	2,513,753	85,581	109,065	2,319,108
17.01	15065 Creosote Road										NAV	NAV	NAV	NAV	NAV	NAV
17.02	2650 West Interstate 20										NAV	NAV	NAV	NAV	NAV	NAV
17.03	1600 West Kelly Avenue										NAV	NAV	NAV	NAV	NAV	NAV
17.04	2244 South Reynolds Road										NAV	NAV	NAV	NAV	NAV	NAV
17.05	642 South Walnut Avenue										NAV	NAV	NAV	NAV	NAV	NAV
18	Maple Ridge Phase III				1.36	1.32	74.7%	60.9%	8.5%	8.2%	2,267,926	889,812	1,378,114	39,303	0	1,338,811
19	Gulf Shores Hotel Portfolio				2.30	2.10	56.3%	47.1%	15.7%	14.3%	5,343,533	2,913,318	2,430,215	213,741	0	2,216,474
19.01	HIE Gulf Shores										2,812,431	1,454,961	1,357,470	112,497	0	1,244,972
19.02	Microtel Gulf Shores										2,531,102	1,458,356	1,072,746	101,244	0	971,502
20	Lakepoint Office Park				1.45	1.30	74.9%	62.3%	9.8%	8.7%	2,706,329	1,245,294	1,461,035	22,318	128,331	1,310,386
21	Aloft Chesapeake & Fairfield Inn Williamsburg				1.83	1.59	53.1%	44.9%	13.0%	11.3%	6,478,251	4,531,872	1,946,379	259,130	0	1,687,249
21.01	Fairfield Inn Williamsburg										3,214,517	2,028,935	1,185,582	128,581	0	1,057,001
21.02	Aloft Chesapeake										3,263,734	2,502,937	760,797	130,549	0	630,247
22	Residence Inn by Marriott LAX				1.62	1.44	64.7%	54.0%	11.0%	9.7%	16,264,478	10,409,409	5,855,069	650,579	0	5,204,490
23	Marriott Saddle Brook				1.99	1.68	63.4%	52.8%	13.2%	11.1%	11,362,737	7,773,724	3,589,013	568,137	0	3,020,876
24	100 Tournament Drive				1.55	1.42	72.2%	64.0%	10.0%	9.2%	2,318,808	832,147	1,486,661	23,170	103,775	1,359,716
25	Hilton Garden Inn - Houston Bush Airport				1.91	1.63	58.0%	48.4%	13.0%	11.1%	6,978,104	5,087,341	1,890,763	279,124	0	1,611,639
26	Holiday Inn & Suites Ocala				1.78	1.59	65.0%	54.1%	11.9%	10.6%	4,275,325	2,720,632	1,554,694	171,013	0	1,383,681
27	Vancouver Center North Tower				1.38	1.24	58.4%	51.3%	9.5%	8.5%	1,910,962	720,465	1,190,497	18,056	106,209	1,066,232
28	Regent Portfolio				1.53	1.45	62.2%	59.6%	10.1%	9.6%	12,145,490	3,910,696	8,234,793	70,400	352,001	7,812,392
28.01	HMOB - Mount Kisco										1,978,600	766,011	1,212,588	14,383	71,915	1,126,290
28.02	Hajjar MOB - Jersey City										1,438,323	467,743	970,580	6,191	30,954	933,435
28.03	Hajjar MOB - Glen Rock										1,594,052	521,395	1,072,657	8,783	43,914	1,019,960
28.04	Hajjar MOB - Wayne										1,331,991	423,809	908,182	6,247	31,233	870,703
28.05	Hajjar MOB - Carlstadt										968,717	227,746	740,971	5,050	25,251	710,670
28.06	Hajjar MOB - Oradell										1,039,568	339,085	700,483	5,882	29,411	665,190
28.07	HMOB - New Brunswick										761,495	136,825	624,670	2,532	12,660	609,478
28.08	Hajjar MOB - Roseland										843,337	399,229	444,109	8,430	42,150	393,529
28.09	Hajjar MOB - Fair Lawn										637,468	173,340	464,128	3,000	15,000	446,128
28.1	Miramar Medical Building										584,313	135,510	448,803	3,178	15,890	429,735
28.11	Hajjar Business Holdings - Fair Lawn										489,109	175,378	313,731	2,275	11,373	300,084
28.12	Hajjar MOB - Hackensack										274,637	73,069	201,568	1,200	6,000	194,368
28.13	Hajjar Warehouse - Hackensack										203,878	71,555	132,323	3,250	16,250	112,823
29	3 Executive Campus				1.88	1.66	69.7%	57.7%	12.3%	10.8%	7,894,267	4,492,382	3,401,885	86,135	323,006	2,992,745
30	860 West Levoy Drive				1.74	1.54	58.5%	43.3%	11.9%	10.5%	1,981,947	809,757	1,172,190	26,766	107,062	1,038,362
31	Shilo Inn Newport				1.56	1.33	66.7%	52.3%	12.3%	10.4%	4,155,847	3,034,898	1,120,949	166,234	0	954,715
32	Manhattan Avenue				1.90	1.82	55.2%	50.9%	12.3%	11.8%	1,074,393	32,232	1,042,161	43,202	0	998,959
33	Desert Glen				1.75	1.66	69.4%	57.1%	11.1%	10.5%	1,062,542	257,212	805,330	6,813	36,903	761,614
34	Comfort Suites Pineville				2.49	2.25	48.5%	36.4%	17.5%	15.9%	2,995,424	1,751,583	1,243,841	119,817	0	1,124,025
35	Noble Creek Shops				1.43	1.29	68.3%	58.9%	9.8%	8.9%	929,011	251,644	677,367	15,107	49,948	612,313
36	Gold’s Gym - Richland, WA				1.56	1.42	64.0%	48.5%	11.3%	10.3%	766,454	22,994	743,461	8,511	56,700	678,250
37	Best Western Yuba City				2.04	1.83	56.1%	43.1%	15.3%	13.8%	2,162,073	1,318,386	843,687	86,483	0	757,204
38	Comfort Inn at Carowinds				2.33	2.06	61.1%	46.0%	16.6%	14.7%	2,482,677	1,603,027	879,650	99,307	0	780,343
39	Holiday Inn Express & Suites Wauseon				1.84	1.65	68.0%	52.3%	13.6%	12.2%	1,791,570	1,099,898	691,672	71,663	0	620,009
40	Two Edison Lakes Office				1.51	1.37	69.8%	57.7%	9.9%	9.0%	853,930	348,268	505,661	8,174	40,868	456,620
41	21 North 1st Avenue				1.72	1.61	67.9%	62.8%	11.4%	10.6%	673,937	134,696	539,241	7,732	25,774	505,735
42	Tri-State Family Dollar Portfolio				1.59	1.52	53.2%	49.3%	10.6%	10.1%	594,813	153,430	441,383	5,788	15,435	420,160
42.01	Family Dollar Paterson, NJ										205,160	46,218	158,943	1,350	3,600	153,993
42.02	Family Dollar Waterbury, CT										199,557	51,531	148,025	2,458	6,555	139,012
42.03	Family Dollar Elizabeth, NJ										190,096	55,681	134,415	1,980	5,280	127,155
43	47 NE 36th Street				1.56	1.54	62.3%	62.3%	8.2%	8.1%	504,867	181,183	323,684	738	3,692	319,254
44	Cape Cod Condominiums				2.30	2.15	64.4%	64.4%	11.3%	10.5%	685,954	330,261	355,693	23,700	0	331,993
45	534 Holland				1.62	1.42	65.9%	61.4%	11.3%	9.9%	480,831	130,916	349,915	21,991	21,991	305,934
46	288 Cornelia Street				1.26	1.25	68.3%	57.6%	8.8%	8.8%	348,258	118,604	229,655	1,740	0	227,915
47	11600 Southwest Shilo Lane				1.61	1.59	61.7%	53.1%	12.1%	11.9%	251,656	48,120	203,536	2,380	0	201,156

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Occupancy Rate	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period(7)	Most Recent Revenues	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)
1	The Mall at Rockingham Park	97.1%	4/20/2016			TTM 3/31/2016	35,731,928	10,509,078	25,222,850	0	25,222,850			Actual 2015	35,563,546
2	85 Bluxome	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
3	26 Astor Place	100.0%	5/31/2016			Actual 2015	3,417,441	916,938	2,500,503	0	2,500,503			Actual 2014	3,354,325
4	Plaza Mexico – Los Angeles	90.9%	6/1/2016			TTM 2/29/2016	13,878,877	4,353,659	9,525,218	0	9,525,218			Actual 2015	13,823,456
5	Holiday Inn Express Nashville - Downtown	83.4%	3/31/2016	201	168	TTM 3/31/2016	18,883,149	8,590,001	10,293,148	0	10,293,148	201	168	Actual 2015	18,714,705
6	Renaissance Center	100.0%	4/30/2016			Annualized 11 4/30/2016	14,253,513	5,739,366	8,514,148	0	8,514,148			Actual 2014	14,244,265
7	AG Life Time Fitness Portfolio	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.01	Life Time - Florham Park, NJ	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.02	Life Time - Westwood, MA	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.03	Life Time - Vernon Hills, IL	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.04	Life Time - Lakeville, MN	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.05	Life Time - Sterling, VA	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.06	Life Time - Vestavia Hills, AL	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.07	Life Time - Beachwood, OH	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.08	Life Time - Dublin, OH	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.09	Life Time - Ellisville, MO	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.1	Life Time - Woodstock, GA	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
8	3501 Corporate Parkway	100.0%	7/1/2016			Annualized YTD 2/29/2016	2,505,168	9,876	2,495,292	0	2,495,292			Actual 2015	1,621,470
9	South Pointe Apartments	87.1%	2/29/2016			Annualized 11 2/29/2016	3,596,170	1,526,072	2,070,098	0	2,070,098			Actual 2014	3,476,337
10	East Lake Tower Corporate Center	98.8%	6/7/2016			TTM 4/30/2016	4,021,314	1,338,599	2,682,715	0	2,682,715			Actual 2015	3,983,890
11	Peachtree Mall	90.3%	2/29/2016			TTM 3/31/2016	13,429,982	3,856,830	9,573,151	0	9,573,151			Actual 2015	13,161,383
12	TEK Park	82.3%	6/2/2016			TTM 3/31/2016	14,311,536	8,030,134	6,281,402	0	6,281,402			Actual 2015	14,556,249
13	Seattle Area Portfolio	90.0%	6/10/2016			TTM 3/31/2016	3,296,969	1,227,907	2,069,062	0	2,069,062			Actual 2015	3,220,325
13.01	Camelia Apartments	97.2%	6/10/2016			TTM 3/31/2016	1,315,869	509,466	806,403	0	806,403			Actual 2015	1,288,117
13.02	Hildebrand Village	83.3%	6/10/2016			TTM 3/31/2016	1,312,632	480,212	832,420	0	832,420			Actual 2015	1,288,844
13.03	Liberty Centre	88.9%	6/10/2016			TTM 3/31/2016	668,467	238,228	430,239	0	430,239			Actual 2015	643,364
14	Sandalfoot Plaza & Nassau Square	83.7%	Various			TTM 2/29/2016	3,649,910	1,771,525	1,878,385	0	1,878,385			Actual 2015	3,599,527
14.01	Sandalfoot Plaza	94.3%	5/11/2016			TTM 2/29/2016	2,399,678	1,054,460	1,345,218	0	1,345,218			Actual 2015	2,378,385
14.02	Nassau Square	74.9%	5/18/2016			TTM 2/29/2016	1,250,231	717,065	533,167	0	533,167			Actual 2015	1,221,142
15	OZRE Leased Fee Portfolio	90.4%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.01	300 Arboretum Place	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.02	700 East Gate Drive	84.4%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.03	6802 Paragon Place	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.04	6800 Paragon Place	88.4%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.05	2100 West Laburnum Avenue	95.8%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.06	7501 Boulder View Drive	88.8%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.07	7300 Beaufont Springs Drive	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.08	4870 Sadler Road	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.09	12015 Lee Jackson Memorial Highway	72.2%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.1	6806 Paragon Place	91.2%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.11	925 Harvest Drive	93.4%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.12	555 Croton Road	71.1%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.13	980 Harvest Drive	77.8%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.14	309 Fellowship Road	93.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.15	11781 Lee Jackson Memorial Highway	78.4%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.16	305 Fellowship Road	95.3%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.17	701 East Gate Drive	91.2%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.18	920 Harvest Drive	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.19	4880 Sadler Road	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.2	1025 Boulders Parkway	84.4%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.21	2201 Tomlynn Street	95.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.22	2240-2250 Butler Pike	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.23	7401 Beaufont Springs Drive	92.8%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.24	2511 Brittons Hill Road	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.25	4805 Lake Brook Drive	73.9%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.26	4401 Fair Lakes Court	87.6%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.27	2812 Emerywood Parkway	84.6%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.28	9100 Arboretum Parkway	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.29	500 Enterprise Road	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.3	303 Fellowship Road	85.4%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.31	9011 Arboretum Parkway	85.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.32	910 Harvest Drive	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.33	7325 Beaufont Springs Drive	66.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.34	1 Progress Drive	70.4%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.35	2260 Butler Pike	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.36	140 West Germantown Pike	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.37	307 Fellowship Road	80.8%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.38	9210 Arboretum Parkway	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.39	2221 Dabney Road	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.4	9200 Arboretum Parkway	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.41	815 East Gate Drive	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.42	120 West Germantown Pike	79.9%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.43	4364 South Alston Avenue	95.6%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.44	308 Harper Drive	72.2%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.45	2251 Dabney Road	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.46	2212 Tomlynn Street	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.47	2256 Dabney Road	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.48	2246 Dabney Road	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.49	2244 Dabney Road	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.5	2130 Tomlynn Street	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.51	2161 Tomlynn Street	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.52	2248 Dabney Road	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.53	2112 Tomlynn Street	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.54	2277 Dabney Road	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.55	9211 Arboretum Parkway	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.56	2240 Dabney Road	100.0%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15.57	817 East Gate Drive	80.7%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Occupancy Rate	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period(7)	Most Recent Revenues	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)
15.58	161 Gaither Drive	58.2%	1/5/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
16	Berks County Industrial	100.0%	Various			TTM 3/31/2016	3,040,589	1,181,491	1,859,098	194,000	1,665,098			Actual 2015	3,118,401
16.01	100-900 Corporate Center Drive	100.0%	5/1/2016			TTM 3/31/2016	2,521,504	986,477	1,535,027	79,932	1,455,095			Actual 2015	2,569,184
16.02	10 Vanguard Drive	100.0%	5/1/2016			TTM 3/31/2016	402,126	147,060	255,066	114,068	140,998			Actual 2015	421,064
16.03	650 Lincoln Road	100.0%	7/1/2016			TTM 3/31/2016	116,959	47,954	69,005	0	69,005			Actual 2015	128,153
17	At Home Portfolio	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
17.01	15065 Creosote Road	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
17.02	2650 West Interstate 20	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
17.03	1600 West Kelly Avenue	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
17.04	2244 South Reynolds Road	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
17.05	642 South Walnut Avenue	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
18	Maple Ridge Phase III	100.0%	2/25/2016			TTM 1/31/2016	2,203,050	860,971	1,342,079	0	1,342,079			Actual 2015	2,200,278
19	Gulf Shores Hotel Portfolio	58.6%	3/31/2016	116	68	TTM 3/31/2016	5,343,533	2,891,491	2,452,042	0	2,452,042	116	68	Actual 2015	5,146,254
19.01	HIE Gulf Shores	61.7%	3/31/2016	141	86	TTM 3/31/2016	2,812,431	1,439,821	1,372,610	0	1,372,610	141	86	Actual 2015	2,691,414
19.02	Microtel Gulf Shores	56.4%	3/31/2016	99	55	TTM 3/31/2016	2,531,102	1,451,670	1,079,432	0	1,079,432	99	55	Actual 2015	2,454,840
20	Lakepoint Office Park	95.3%	5/31/2016			TTM 3/31/2016	2,657,243	1,219,516	1,437,727	150,649	1,287,078			Actual 2015	2,658,140
21	Aloft Chesapeake & Fairfield Inn Williamsburg	62.6%	3/31/2016	94	59	TTM 3/31/2016	6,494,865	4,471,987	2,022,878	259,795	1,763,083	94	59	Actual 2014	5,321,584
21.01	Fairfield Inn Williamsburg	58.8%	3/31/2016	100	59	TTM 3/31/2016	3,223,203	2,075,323	1,147,880	128,928	1,018,952	100	59	Actual 2014	2,618,053
21.02	Aloft Chesapeake	66.8%	3/31/2016	87	58	TTM 3/31/2016	3,271,662	2,396,664	874,998	130,866	744,132	87	58	Actual 2014	2,703,531
22	Residence Inn by Marriott LAX	82.5%	2/29/2016	187	171	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23	Marriott Saddle Brook	63.5%	3/31/2016	159	100	TTM 4/30/2016	11,393,868	7,829,973	3,563,895	0	3,563,895	159	100	Actual 2015	11,464,133
24	100 Tournament Drive	87.9%	5/29/2016			TTM 3/31/2016	2,291,536	877,408	1,414,128	0	1,414,128			Actual 2015	1,781,212
25	Hilton Garden Inn - Houston Bush Airport	79.0%	4/30/2016	120	95	TTM 4/30/2016	6,997,158	5,098,006	1,899,152	283,332	1,615,820	120	95	Actual 2015	7,151,152
26	Holiday Inn & Suites Ocala	70.8%	2/29/2016	108	76	TTM 2/29/2016	4,285,374	2,721,666	1,563,708	0	1,563,708	108	76	Actual 2015	4,202,355
27	Vancouver Center North Tower	82.8%	5/1/2016			Actual 2015	1,474,173	765,724	708,450	0	708,450			Actual 2014	1,441,333
28	Regent Portfolio	90.0%	Various			Actual 2015	9,704,501	4,040,266	5,664,235	0	5,664,235			NAV	NAV
28.01	HMOB - Mount Kisco	80.4%	4/19/2016			Actual 2015	1,596,576	831,342	765,235	0	765,235			Actual 2014	2,189,153
28.02	Hajjar MOB - Jersey City	96.5%	4/19/2016			Actual 2015	1,109,571	399,592	709,979	0	709,979			Actual 2014	1,110,042
28.03	Hajjar MOB - Glen Rock	100.0%	4/19/2016			Actual 2015	1,300,998	568,926	732,072	0	732,072			Actual 2014	843,885
28.04	Hajjar MOB - Wayne	100.0%	4/19/2016			Actual 2015	478,602	409,001	69,600	0	69,600			NAV	NAV
28.05	Hajjar MOB - Carlstadt	100.0%	4/19/2016			Actual 2015	943,730	252,421	691,309	0	691,309			Actual 2014	980,951
28.06	Hajjar MOB - Oradell	90.0%	4/19/2016			Actual 2015	934,986	364,856	570,129	0	570,129			Actual 2014	988,832
28.07	HMOB - New Brunswick	100.0%	4/19/2016			Actual 2015	381,438	201,132	180,306	0	180,306			NAV	NAV
28.08	Hajjar MOB - Roseland	61.4%	4/19/2016			Actual 2015	744,060	328,637	415,423	0	415,423			Actual 2014	976,053
28.09	Hajjar MOB - Fair Lawn	100.0%	4/19/2016			Actual 2015	630,993	195,632	435,361	0	435,361			Actual 2014	644,637
28.1	Miramar Medical Building	100.0%	4/19/2016			Actual 2015	569,286	121,676	447,610	0	447,610			Actual 2014	541,484
28.11	Hajjar Business Holdings - Fair Lawn	93.3%	4/19/2016			Actual 2015	436,453	169,963	266,489	0	266,489			Actual 2014	440,473
28.12	Hajjar MOB - Hackensack	100.0%	7/1/2016			Actual 2015	338,636	105,024	233,612	0	233,612			Actual 2014	304,300
28.13	Hajjar Warehouse - Hackensack	100.0%	4/19/2016			Actual 2015	239,171	92,062	147,109	0	147,109			Actual 2014	219,990
29	3 Executive Campus	89.6%	4/7/2016			Actual 2015	6,708,396	4,215,275	2,493,121	0	2,493,121			Actual 2014	6,643,467
30	860 West Levoy Drive	100.0%	7/1/2016			Actual 2015	1,807,937	806,037	1,001,900	0	1,001,900			Actual 2014	2,371,161
31	Shilo Inn Newport	42.0%	3/30/2016	114	48	TTM 2/29/2016	4,133,001	3,156,549	976,452	0	976,452	114	47	Actual 2015	4,159,777
32	Manhattan Avenue	100.0%	6/1/2016			TTM 5/31/2016	768,000	0	768,000	0	768,000			Actual 2015	780,000
33	Desert Glen	97.4%	4/1/2016			TTM 4/30/2016	1,060,664	259,536	801,128	0	801,128			Actual 2014	1,025,318
34	Comfort Suites Pineville	78.2%	3/31/2016	88	69	TTM 3/31/2016	3,003,631	1,660,813	1,342,818	0	1,342,818	88	69	Actual 2015	2,880,742
35	Noble Creek Shops	93.6%	3/24/2016			TTM 3/31/2016	909,624	241,935	667,689	0	667,689			Actual 2014	1,056,908
36	Gold’s Gym - Richland, WA	100.0%	7/1/2016			TTM 5/31/2016	815,377	0	815,377	0	815,377			Actual 2014	815,377
37	Best Western Yuba City	72.5%	3/31/2016	89	65	TTM 3/31/2016	2,167,955	1,322,602	845,353	0	845,353	89	65	Actual 2015	2,110,312
38	Comfort Inn at Carowinds	61.0%	3/31/2016	71	43	TTM 3/31/2016	2,489,479	1,564,212	925,267	0	925,267	71	43	Actual 2015	2,245,628
39	Holiday Inn Express & Suites Wauseon	65.1%	4/30/2016	116	75	TTM 4/30/2016	1,791,570	1,099,898	691,672	0	691,672	116	76	Actual 2014	1,594,181
40	Two Edison Lakes Office	100.0%	5/3/2016			TTM 3/31/2016	947,372	351,457	595,915	0	595,915			Actual 2015	951,660
41	21 North 1st Avenue	100.0%	7/1/2016			Actual 2015	668,951	119,311	549,640	0	549,640			NAV	NAV
42	Tri-State Family Dollar Portfolio	100.0%	7/1/2016			TTM 3/31/2016	582,815	120,296	462,520	0	462,520			NAV	NAV
42.01	Family Dollar Paterson, NJ	100.0%	7/1/2016			TTM 3/31/2016	219,376	17,802	201,574	0	201,574			NAV	NAV
42.02	Family Dollar Waterbury, CT	100.0%	7/1/2016			TTM 3/31/2016	210,201	46,040	164,161	0	164,161			NAV	NAV
42.03	Family Dollar Elizabeth, NJ	100.0%	7/1/2016			TTM 3/31/2016	153,239	56,454	96,785	0	96,785			NAV	NAV
43	47 NE 36th Street	100.0%	5/3/2016			Actual 2015	362,064	143,132	218,932	0	218,932			Actual 2014	561,713
44	Cape Cod Condominiums	100.0%	4/30/2016			TTM 2/29/2016	646,194	322,208	323,986	0	323,986			Actual 2015	643,914
45	534 Holland	100.0%	7/1/2016			Actual 2015	486,005	53,715	432,289	0	432,289			Actual 2014	477,044
46	288 Cornelia Street	100.0%	7/1/2016			Actual 2015	366,588	115,300	251,288	0	251,288			Actual 2014	364,493
47	11600 Southwest Shilo Lane	100.0%	2/9/2016			TTM 3/31/2016	216,118	39,282	176,836	0	176,836			Actual 2015	212,680

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR
1	The Mall at Rockingham Park	10,774,191	24,789,355	0	24,789,355			Actual 2014	34,871,781	10,527,937	24,343,844	0	24,343,844
2	85 Bluxome	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
3	26 Astor Place	821,750	2,532,575	0	2,532,575			Actual 2013	3,310,279	808,367	2,501,912	0	2,501,912
4	Plaza Mexico – Los Angeles	4,450,502	9,372,954	0	9,372,954			Actual 2014	13,558,561	4,600,012	8,958,550	0	8,958,550
5	Holiday Inn Express Nashville - Downtown	8,448,778	10,265,927	0	10,265,927	203	167	Actual 2014	17,454,968	8,373,140	9,081,828	0	9,081,828	191	156
6	Renaissance Center	5,722,803	8,521,462	0	8,521,462			Actual 2013	14,162,783	5,920,493	8,242,290	0	8,242,290
7	AG Life Time Fitness Portfolio	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.01	Life Time - Florham Park, NJ	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.02	Life Time - Westwood, MA	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.03	Life Time - Vernon Hills, IL	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.04	Life Time - Lakeville, MN	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.05	Life Time - Sterling, VA	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.06	Life Time - Vestavia Hills, AL	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.07	Life Time - Beachwood, OH	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.08	Life Time - Dublin, OH	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.09	Life Time - Ellisville, MO	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
7.1	Life Time - Woodstock, GA	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
8	3501 Corporate Parkway	9,918	1,611,552	0	1,611,552			Actual 2014	3,153,189	34,086	3,119,103	0	3,119,103
9	South Pointe Apartments	1,480,711	1,995,626	0	1,995,626			Actual 2013	3,332,960	1,334,732	1,998,228	0	1,998,228
10	East Lake Tower Corporate Center	1,309,525	2,674,365	0	2,674,365			Actual 2014	3,839,841	1,505,165	2,334,676	0	2,334,676
11	Peachtree Mall	3,853,477	9,307,906	0	9,307,906			Actual 2014	13,807,120	4,019,990	9,787,129	0	9,787,129
12	TEK Park	8,010,382	6,545,866	0	6,545,866			Actual 2014	14,222,579	7,728,096	6,494,483	0	6,494,483
13	Seattle Area Portfolio	1,240,039	1,980,286	0	1,980,286			Actual 2014	2,986,194	1,213,409	1,772,785	0	1,772,785
13.01	Camelia Apartments	513,251	774,867	0	774,867			Actual 2014	1,172,279	488,403	683,876	0	683,876
13.02	Hildebrand Village	493,301	795,543	0	795,543			Actual 2014	1,167,688	488,087	679,601	0	679,601
13.03	Liberty Centre	233,488	409,876	0	409,876			Actual 2014	646,227	236,919	409,308	0	409,308
14	Sandalfoot Plaza & Nassau Square	1,769,621	1,829,906	0	1,829,906			Actual 2014	3,682,045	1,720,410	1,961,635	0	1,961,635
14.01	Sandalfoot Plaza	1,051,229	1,327,156	0	1,327,156			Actual 2014	2,292,068	995,938	1,296,130	0	1,296,130
14.02	Nassau Square	718,392	502,750	0	502,750			Actual 2014	1,389,977	724,473	665,504	0	665,504
15	OZRE Leased Fee Portfolio	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.01	300 Arboretum Place	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.02	700 East Gate Drive	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.03	6802 Paragon Place	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.04	6800 Paragon Place	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.05	2100 West Laburnum Avenue	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.06	7501 Boulder View Drive	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.07	7300 Beaufont Springs Drive	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.08	4870 Sadler Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.09	12015 Lee Jackson Memorial Highway	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.1	6806 Paragon Place	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.11	925 Harvest Drive	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.12	555 Croton Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.13	980 Harvest Drive	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.14	309 Fellowship Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.15	11781 Lee Jackson Memorial Highway	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.16	305 Fellowship Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.17	701 East Gate Drive	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.18	920 Harvest Drive	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.19	4880 Sadler Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.2	1025 Boulders Parkway	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.21	2201 Tomlynn Street	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.22	2240-2250 Butler Pike	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.23	7401 Beaufont Springs Drive	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.24	2511 Brittons Hill Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.25	4805 Lake Brook Drive	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.26	4401 Fair Lakes Court	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.27	2812 Emerywood Parkway	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.28	9100 Arboretum Parkway	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.29	500 Enterprise Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.3	303 Fellowship Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.31	9011 Arboretum Parkway	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.32	910 Harvest Drive	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.33	7325 Beaufont Springs Drive	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.34	1 Progress Drive	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.35	2260 Butler Pike	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.36	140 West Germantown Pike	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.37	307 Fellowship Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.38	9210 Arboretum Parkway	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.39	2221 Dabney Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.4	9200 Arboretum Parkway	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.41	815 East Gate Drive	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.42	120 West Germantown Pike	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.43	4364 South Alston Avenue	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.44	308 Harper Drive	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.45	2251 Dabney Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.46	2212 Tomlynn Street	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.47	2256 Dabney Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.48	2246 Dabney Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.49	2244 Dabney Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.5	2130 Tomlynn Street	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.51	2161 Tomlynn Street	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.52	2248 Dabney Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.53	2112 Tomlynn Street	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.54	2277 Dabney Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.55	9211 Arboretum Parkway	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.56	2240 Dabney Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.57	817 East Gate Drive	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR
15.58	161 Gaither Drive	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
16	Berks County Industrial	1,219,848	1,898,553	201,679	1,696,874			Actual 2014	2,815,737	1,115,965	1,699,772	216,226	1,483,546
16.01	100-900 Corporate Center Drive	1,026,167	1,543,017	84,118	1,458,899			Actual 2014	2,357,441	879,328	1,478,113	79,068	1,399,045
16.02	10 Vanguard Drive	148,601	272,463	117,561	154,902			Actual 2014	346,641	182,250	164,391	137,158	27,233
16.03	650 Lincoln Road	45,080	83,073	0	83,073			Actual 2014	111,655	54,387	57,268	0	57,268
17	At Home Portfolio	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
17.01	15065 Creosote Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
17.02	2650 West Interstate 20	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
17.03	1600 West Kelly Avenue	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
17.04	2244 South Reynolds Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
17.05	642 South Walnut Avenue	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
18	Maple Ridge Phase III	860,854	1,339,424	0	1,339,424			Actual 2014	2,106,022	800,275	1,305,747	0	1,305,747
19	Gulf Shores Hotel Portfolio	2,800,287	2,345,967	0	2,345,967	114	66	Actual 2014	4,772,405	2,660,148	2,112,257	0	2,112,257	109	61
19.01	HIE Gulf Shores	1,394,740	1,296,674	0	1,296,674	142	83	Actual 2014	2,468,669	1,354,042	1,114,627	0	1,114,627	136	76
19.02	Microtel Gulf Shores	1,405,547	1,049,293	0	1,049,293	95	54	Actual 2014	2,303,736	1,306,106	997,630	0	997,630	90	50
20	Lakepoint Office Park	1,207,882	1,450,258	0	1,450,258			Actual 2014	2,408,661	1,150,006	1,258,655	0	1,258,655
21	Aloft Chesapeake & Fairfield Inn Williamsburg	4,102,023	1,219,561	212,863	1,006,698	85	48	Actual 2013	5,481,010	4,064,248	1,416,762	219,240	1,197,522	83	49
21.01	Fairfield Inn Williamsburg	1,913,093	704,960	104,722	600,238	89	48	Actual 2013	2,763,219	1,914,854	848,365	110,529	737,836	88	50
21.02	Aloft Chesapeake	2,188,930	514,601	108,141	406,460	80	48	Actual 2013	2,717,791	2,149,394	568,397	108,712	459,685	77	48
22	Residence Inn by Marriott LAX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23	Marriott Saddle Brook	7,934,752	3,529,381	0	3,529,381	157	100	Actual 2014	11,294,486	7,701,354	3,593,132	0	3,593,132	153	99
24	100 Tournament Drive	787,673	993,539	0	993,539			Actual 2014	2,138,428	832,143	1,306,285	0	1,306,285
25	Hilton Garden Inn - Houston Bush Airport	5,046,244	2,104,908	283,332	1,821,576	121	97	Actual 2014	7,083,213	4,954,559	2,128,654	283,332	1,845,322	117	95
26	Holiday Inn & Suites Ocala	2,636,617	1,565,738	0	1,565,738	106	74	Actual 2014	4,133,719	2,678,542	1,455,177	0	1,455,177	102	71
27	Vancouver Center North Tower	749,078	692,255	0	692,255			Actual 2013	1,660,687	846,794	813,893	0	813,893
28	Regent Portfolio	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
28.01	HMOB - Mount Kisco	859,097	1,330,056	0	1,330,056			Actual 2013	2,301,152	799,552	1,501,600	0	1,501,600
28.02	Hajjar MOB - Jersey City	392,069	717,973	0	717,973			Actual 2013	971,782	252,383	719,399	0	719,399
28.03	Hajjar MOB - Glen Rock	412,169	431,716	0	431,716			Actual 2013	300,660	279,541	21,119	0	21,119
28.04	Hajjar MOB - Wayne	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
28.05	Hajjar MOB - Carlstadt	261,605	719,346	0	719,346			Actual 2013	964,368	219,763	744,605	0	744,605
28.06	Hajjar MOB - Oradell	370,685	618,147	0	618,147			Actual 2013	1,044,446	304,065	740,381	0	740,381
28.07	HMOB - New Brunswick	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
28.08	Hajjar MOB - Roseland	452,902	523,151	0	523,151			NAV	NAV	NAV	NAV	NAV	NAV
28.09	Hajjar MOB - Fair Lawn	194,756	449,881	0	449,881			Actual 2013	630,790	203,032	427,758	0	427,758
28.1	Miramar Medical Building	59,182	482,302	0	482,302			Actual 2013	540,792	89,592	451,200	0	451,200
28.11	Hajjar Business Holdings - Fair Lawn	180,313	260,160	0	260,160			Actual 2013	502,067	165,578	336,489	0	336,489
28.12	Hajjar MOB - Hackensack	103,928	200,372	0	200,372			Actual 2013	338,591	137,592	200,999	0	200,999
28.13	Hajjar Warehouse - Hackensack	86,463	133,527	0	133,527			Actual 2013	189,599	88,127	101,472	0	101,472
29	3 Executive Campus	4,079,919	2,563,548	0	2,563,548			Actual 2013	5,305,136	3,086,429	2,218,707	0	2,218,707
30	860 West Levoy Drive	925,969	1,445,192	0	1,445,192			Actual 2013	2,056,792	731,204	1,325,588	0	1,325,588
31	Shilo Inn Newport	3,085,049	1,074,728	0	1,074,728	113	48	Actual 2014	3,997,719	2,992,940	1,004,779	0	1,004,779	111	46
32	Manhattan Avenue	0	780,000	0	780,000			Actual 2014	720,000	0	720,000	0	720,000
33	Desert Glen	264,606	760,712	0	760,712			Actual 2013	1,034,390	247,454	786,936	0	786,936
34	Comfort Suites Pineville	1,612,225	1,268,517	0	1,268,517	86	66	Actual 2014	2,072,219	1,420,875	651,344	0	651,344	73	48
35	Noble Creek Shops	238,206	818,701	0	818,701			Actual 2013	898,972	257,011	641,961	0	641,961
36	Gold’s Gym - Richland, WA	0	815,377	0	815,377			Actual 2013	804,516	0	804,516	0	804,516
37	Best Western Yuba City	1,335,013	775,299	0	775,299	86	63	Actual 2014	2,178,581	1,122,954	1,055,627	0	1,055,627	89	65
38	Comfort Inn at Carowinds	1,483,555	762,073	0	762,073	68	39	Actual 2014	2,261,267	1,515,167	746,100	0	746,100	70	40
39	Holiday Inn Express & Suites Wauseon	1,036,186	557,995	0	557,995	109	68	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
40	Two Edison Lakes Office	366,127	585,534	0	585,534			Actual 2014	950,508	386,607	563,901	0	563,901
41	21 North 1st Avenue	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
42	Tri-State Family Dollar Portfolio	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
42.01	Family Dollar Paterson, NJ	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
42.02	Family Dollar Waterbury, CT	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
42.03	Family Dollar Elizabeth, NJ	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
43	47 NE 36th Street	201,353	360,360	0	360,360			Actual 2013	602,005	241,645	360,360	0	360,360
44	Cape Cod Condominiums	320,393	323,521	0	323,521			Actual 2014	645,531	332,126	313,405	0	313,405
45	534 Holland	53,231	423,813	0	423,813			NAV	NAV	NAV	NAV	NAV	NAV
46	288 Cornelia Street	108,303	256,190	0	256,190			NAV	NAV	NAV	NAV	NAV	NAV
47	11600 Southwest Shilo Lane	37,352	175,328	0	175,328			Actual 2014	203,251	37,374	165,877	0	165,877

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Master Lease (Y/N)	Largest Tenant Name(8)(9)(10)(11)	Largest Tenant Sq. Ft.(8)	Largest Tenant % of NRA(8)	Largest Tenant Exp. Date(8)
1	The Mall at Rockingham Park	N	Lord & Taylor	158,594	29.3%	3/31/2027
2	85 Bluxome	N	CollectiveHealth, Inc.	56,845	100.0%	6/30/2026
3	26 Astor Place	N	JP Morgan Chase	13,318	46.3%	10/31/2025
4	Plaza Mexico – Los Angeles	N	Food 4 Less	54,822	13.6%	8/23/2018
5	Holiday Inn Express Nashville - Downtown	N
6	Renaissance Center	N	WellCare	378,412	66.0%	Multiple Leases -- 105,110 square feet expire 10/31/2019; 105,165 square feet expire 12/31/2020; 111,012 square feet expire 2/28/2023; 57,125 square feet expire 2/29/2024
7	AG Life Time Fitness Portfolio	N	Life Time Fitness	1,254,268	100.0%	6/30/2035
7.01	Life Time - Florham Park, NJ	N	Life Time Fitness	109,995	100.0%	6/30/2035
7.02	Life Time - Westwood, MA	N	Life Time Fitness	128,000	100.0%	6/30/2035
7.03	Life Time - Vernon Hills, IL	N	Life Time Fitness	140,495	100.0%	6/30/2035
7.04	Life Time - Lakeville, MN	N	Life Time Fitness	214,646	100.0%	6/30/2035
7.05	Life Time - Sterling, VA	N	Life Time Fitness	112,110	100.0%	6/30/2035
7.06	Life Time - Vestavia Hills, AL	N	Life Time Fitness	103,647	100.0%	6/30/2035
7.07	Life Time - Beachwood, OH	N	Life Time Fitness	112,110	100.0%	6/30/2035
7.08	Life Time - Dublin, OH	N	Life Time Fitness	109,045	100.0%	6/30/2035
7.09	Life Time - Ellisville, MO	N	Life Time Fitness	112,110	100.0%	6/30/2035
7.1	Life Time - Woodstock, GA	N	Life Time Fitness	112,110	100.0%	6/30/2035
8	3501 Corporate Parkway	N	Dun & Bradstreet	178,330	100.0%	1/31/2027
9	South Pointe Apartments	N
10	East Lake Tower Corporate Center	N	Columbia St. Mary’s, Inc.	143,610	79.3%	6/30/2024
11	Peachtree Mall	N	Macy’s	139,219	26.0%	9/1/2022
12	TEK Park	N	CyOptics (Avago/Broadcom)	139,401	27.1%	1,613 expiring in 4/30/2017; 130,296 expiring in 10/31/2018; 4,492 expiring in 3/31/2019; 103,000 expiring in 10/13/2023
13	Seattle Area Portfolio	N	Various	Various	Various	Various
13.01	Camelia Apartments	N
13.02	Hildebrand Village	N	Swedish Medical Group	10,330	16.1%	8/31/2017
13.03	Liberty Centre	N	John L Scott, Inc	7,710	25.5%	9/30/2020
14	Sandalfoot Plaza & Nassau Square	N	Various	Various	Various	Various
14.01	Sandalfoot Plaza	N	Charlie’s Marketplace LLC dba Western Beef	48,192	33.8%	8/31/2018
14.02	Nassau Square	N	Metro Lumber LLC d/b/a National Lumber and Hardware	45,715	26.6%	3/31/2019
15	OZRE Leased Fee Portfolio	N
15.01	300 Arboretum Place	N
15.02	700 East Gate Drive	N
15.03	6802 Paragon Place	N
15.04	6800 Paragon Place	N
15.05	2100 West Laburnum Avenue	N
15.06	7501 Boulder View Drive	N
15.07	7300 Beaufont Springs Drive	N
15.08	4870 Sadler Road	N
15.09	12015 Lee Jackson Memorial Highway	N
15.1	6806 Paragon Place	N
15.11	925 Harvest Drive	N
15.12	555 Croton Road	N
15.13	980 Harvest Drive	N
15.14	309 Fellowship Road	N
15.15	11781 Lee Jackson Memorial Highway	N
15.16	305 Fellowship Road	N
15.17	701 East Gate Drive	N
15.18	920 Harvest Drive	N
15.19	4880 Sadler Road	N
15.2	1025 Boulders Parkway	N
15.21	2201 Tomlynn Street	N
15.22	2240-2250 Butler Pike	N
15.23	7401 Beaufont Springs Drive	N
15.24	2511 Brittons Hill Road	N
15.25	4805 Lake Brook Drive	N
15.26	4401 Fair Lakes Court	N
15.27	2812 Emerywood Parkway	N
15.28	9100 Arboretum Parkway	N
15.29	500 Enterprise Road	N
15.3	303 Fellowship Road	N
15.31	9011 Arboretum Parkway	N
15.32	910 Harvest Drive	N
15.33	7325 Beaufont Springs Drive	N
15.34	1 Progress Drive	N
15.35	2260 Butler Pike	N
15.36	140 West Germantown Pike	N
15.37	307 Fellowship Road	N
15.38	9210 Arboretum Parkway	N
15.39	2221 Dabney Road	N
15.4	9200 Arboretum Parkway	N
15.41	815 East Gate Drive	N
15.42	120 West Germantown Pike	N
15.43	4364 South Alston Avenue	N
15.44	308 Harper Drive	N
15.45	2251 Dabney Road	N
15.46	2212 Tomlynn Street	N
15.47	2256 Dabney Road	N
15.48	2246 Dabney Road	N
15.49	2244 Dabney Road	N
15.5	2130 Tomlynn Street	N
15.51	2161 Tomlynn Street	N
15.52	2248 Dabney Road	N
15.53	2112 Tomlynn Street	N
15.54	2277 Dabney Road	N
15.55	9211 Arboretum Parkway	N
15.56	2240 Dabney Road	N
15.57	817 East Gate Drive	N

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Master Lease (Y/N)	Largest Tenant Name(8)(9)(10)(11)	Largest Tenant Sq. Ft.(8)	Largest Tenant % of NRA(8)	Largest Tenant Exp. Date(8)
15.58	161 Gaither Drive	N
16	Berks County Industrial	N	Various	Various	Various	Various
16.01	100-900 Corporate Center Drive	N	Sneaker Villa, Inc.	145,760	31.3%	3/31/2019
16.02	10 Vanguard Drive	N	J. C. Ehrlich Co., Inc.	25,600	44.4%	2/28/2021
16.03	650 Lincoln Road	N	Lug-All Corporation	13,200	100.0%	10/31/2022
17	At Home Portfolio	N	At Home Holdings III, Inc.	534,881	100.0%	9/30/2030
17.01	15065 Creosote Road	N	At Home Holdings III, Inc.	115,574	100.0%	9/30/2030
17.02	2650 West Interstate 20	N	At Home Holdings III, Inc.	109,415	100.0%	9/30/2030
17.03	1600 West Kelly Avenue	N	At Home Holdings III, Inc.	108,400	100.0%	9/30/2030
17.04	2244 South Reynolds Road	N	At Home Holdings III, Inc.	111,763	100.0%	9/30/2030
17.05	642 South Walnut Avenue	N	At Home Holdings III, Inc.	89,729	100.0%	9/30/2030
18	Maple Ridge Phase III	N
19	Gulf Shores Hotel Portfolio	N
19.01	HIE Gulf Shores	N
19.02	Microtel Gulf Shores	N
20	Lakepoint Office Park	N	Raymond James & Associates	9,961	8.9%	4/30/2023
21	Aloft Chesapeake & Fairfield Inn Williamsburg	N
21.01	Fairfield Inn Williamsburg	N
21.02	Aloft Chesapeake	N
22	Residence Inn by Marriott LAX	N
23	Marriott Saddle Brook	N
24	100 Tournament Drive	N	Turn 14 Distribution, Inc.	36,821	31.8%	5/31/2021
25	Hilton Garden Inn - Houston Bush Airport	N
26	Holiday Inn & Suites Ocala	N
27	Vancouver Center North Tower	N	Wells Fargo Bank, N.A.	12,309	11.6%	10/31/2025
28	Regent Portfolio	N	Various	Various	Various	Various
28.01	HMOB - Mount Kisco	N	Merrill Lynch	12,310	17.1%	7/31/2022
28.02	Hajjar MOB - Jersey City	N	Surgicare of Jersey City	11,070	35.8%	7/31/2026
28.03	Hajjar MOB - Glen Rock	N	Sovereign Health System	26,500	60.3%	23,000 expiring on 7/31/2028; 3,500 expiring 10/31/2030
28.04	Hajjar MOB - Wayne	N	St. Josephs Hospital	20,108	64.4%	1,729 expiring 11/30/2024; 18,379 expiring 3/31/2026
28.05	Hajjar MOB - Carlstadt	N	Medical Associates of NJ	9,249	36.6%	3/31/2033
28.06	Hajjar MOB - Oradell	N	New Century Imaging	10,846	36.9%	7/1/2017
28.07	HMOB - New Brunswick	N	Sovereign Oncology of New Brunswick	6,330	50.0%	6/30/2030
28.08	Hajjar MOB - Roseland	N	Roseland Ambulatory	12,807	30.4%	9/30/2025
28.09	Hajjar MOB - Fair Lawn	N	St Josephs Pediatric Surgery Center	8,000	53.3%	5/31/2027
28.1	Miramar Medical Building	N	Tenet Health	12,016	75.6%	7/21/2023
28.11	Hajjar Business Holdings - Fair Lawn	N	Surgicare of Fair Lawn	6,772	59.5%	4/1/2022
28.12	Hajjar MOB - Hackensack	N	Hackensack Radiation	6,000	100.0%	1/31/2021
28.13	Hajjar Warehouse - Hackensack	N	Surgem Warehouse	9,572	58.9%	6/30/2027
29	3 Executive Campus	N	Lockheed Martin	126,514	29.3%	8/30/2021
30	860 West Levoy Drive	N	Convergys Customer Mgmt Group	107,062	100.0%	6/30/2022
31	Shilo Inn Newport	N
32	Manhattan Avenue	N	GP 26 Holdings LLC	34,875	96.8%	11/30/2023
33	Desert Glen	Y	WFM-WO, Inc./ Lam’s Seafood Market	27,555	60.7%	8/31/2020
34	Comfort Suites Pineville	N
35	Noble Creek Shops	N	Hobby Lobby	50,585	50.2%	9/30/2023
36	Gold’s Gym - Richland, WA	N	Gold’s Gym	56,741	100.0%	6/30/2027
37	Best Western Yuba City	N
38	Comfort Inn at Carowinds	N
39	Holiday Inn Express & Suites Wauseon	N
40	Two Edison Lakes Office	N	Wells Fargo Advisors, LLC	13,777	33.7%	8/31/2019
41	21 North 1st Avenue	N	State of Washington - Dept of Agriculture	51,956	100.0%	7/31/2024
42	Tri-State Family Dollar Portfolio	N	Family Dollar	38,588	100.0%	Various
42.01	Family Dollar Paterson, NJ	N	Family Dollar	9,000	100.0%	6/30/2023
42.02	Family Dollar Waterbury, CT	N	Family Dollar	16,388	100.0%	3/31/2023
42.03	Family Dollar Elizabeth, NJ	N	Family Dollar	13,200	100.0%	3/31/2022
43	47 NE 36th Street	N	Fifteen Group Capital LLC	5,643	76.4%	6/30/2026
44	Cape Cod Condominiums	N
45	534 Holland	N	Tramec Sloan, L.L.C.	109,954	100.0%	1/31/2026
46	288 Cornelia Street	N	Kinney Drug	11,598	100.0%	6/30/2029
47	11600 Southwest Shilo Lane	N	Shilo Franchise International, LLC	14,000	94.6%	12/5/2035

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(9)(8)(10)	2nd Largest Tenant Sq. Ft.(8)	2nd Largest Tenant % of NRA(8)	2nd Largest Tenant Exp. Date(8)	3rd Largest Tenant Name(11)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA
1	The Mall at Rockingham Park	Forever 21	11,414	2.1%	6/30/2024	Apple	10,448	1.9%
2	85 Bluxome
3	26 Astor Place	Lafayette Place Parking LLC	12,000	41.7%	9/30/2026	Brio Bar (Bar Che)	1,019	3.5%
4	Plaza Mexico – Los Angeles	La Curacao	27,381	6.8%	1/31/2020	Rite Aid Corp.	19,120	4.7%
5	Holiday Inn Express Nashville - Downtown
6	Renaissance Center	Capital One Services	153,812	26.8%	8/31/2024	Regions Bank	147	0.0%
7	AG Life Time Fitness Portfolio
7.01	Life Time - Florham Park, NJ
7.02	Life Time - Westwood, MA
7.03	Life Time - Vernon Hills, IL
7.04	Life Time - Lakeville, MN
7.05	Life Time - Sterling, VA
7.06	Life Time - Vestavia Hills, AL
7.07	Life Time - Beachwood, OH
7.08	Life Time - Dublin, OH
7.09	Life Time - Ellisville, MO
7.1	Life Time - Woodstock, GA
8	3501 Corporate Parkway
9	South Pointe Apartments
10	East Lake Tower Corporate Center	State of Wisconsin (UWM)	12,534	6.9%	Multiple Leases -9,700 square feet expire 5/31/2021; 2,834 square feet expire 9/30/2019	M Barrington Corp	4,400	2.4%
11	Peachtree Mall	JC Penney	82,320	15.4%	11/30/2019	Peachtree 8	25,439	4.8%
12	TEK Park	TierPoint	122,337	23.8%	3/31/2028	Buckeye Partners, L.P.	79,795	15.5%
13	Seattle Area Portfolio	Various	Various	Various	Various	Various	Various	Various
13.01	Camelia Apartments
13.02	Hildebrand Village	Orbridge, LLC	4,706	7.3%	10/31/2016	Redden Marine Supply, Inc.	4,439	6.9%
13.03	Liberty Centre	Kaybank N.A.	4,195	13.9%	11/30/2017	The Northwest District of the Weseleyan Church	2,800	9.3%
14	Sandalfoot Plaza & Nassau Square	Various	Various	Various	Various	Various	Various	Various
14.01	Sandalfoot Plaza	Prada and Son Investment Corp dba Primary Learning Place	10,985	7.7%	2/28/2018	Family Dollar Stores of Florida, Inc.	10,356	7.3%
14.02	Nassau Square	Publix Super Markets, Inc.	39,795	23.1%	10/31/2024	Dollar Tree Stores, Inc.	10,356	6.0%
15	OZRE Leased Fee Portfolio
15.01	300 Arboretum Place
15.02	700 East Gate Drive
15.03	6802 Paragon Place
15.04	6800 Paragon Place
15.05	2100 West Laburnum Avenue
15.06	7501 Boulder View Drive
15.07	7300 Beaufont Springs Drive
15.08	4870 Sadler Road
15.09	12015 Lee Jackson Memorial Highway
15.1	6806 Paragon Place
15.11	925 Harvest Drive
15.12	555 Croton Road
15.13	980 Harvest Drive
15.14	309 Fellowship Road
15.15	11781 Lee Jackson Memorial Highway
15.16	305 Fellowship Road
15.17	701 East Gate Drive
15.18	920 Harvest Drive
15.19	4880 Sadler Road
15.2	1025 Boulders Parkway
15.21	2201 Tomlynn Street
15.22	2240-2250 Butler Pike
15.23	7401 Beaufont Springs Drive
15.24	2511 Brittons Hill Road
15.25	4805 Lake Brook Drive
15.26	4401 Fair Lakes Court
15.27	2812 Emerywood Parkway
15.28	9100 Arboretum Parkway
15.29	500 Enterprise Road
15.3	303 Fellowship Road
15.31	9011 Arboretum Parkway
15.32	910 Harvest Drive
15.33	7325 Beaufont Springs Drive
15.34	1 Progress Drive
15.35	2260 Butler Pike
15.36	140 West Germantown Pike
15.37	307 Fellowship Road
15.38	9210 Arboretum Parkway
15.39	2221 Dabney Road
15.4	9200 Arboretum Parkway
15.41	815 East Gate Drive
15.42	120 West Germantown Pike
15.43	4364 South Alston Avenue
15.44	308 Harper Drive
15.45	2251 Dabney Road
15.46	2212 Tomlynn Street
15.47	2256 Dabney Road
15.48	2246 Dabney Road
15.49	2244 Dabney Road
15.5	2130 Tomlynn Street
15.51	2161 Tomlynn Street
15.52	2248 Dabney Road
15.53	2112 Tomlynn Street
15.54	2277 Dabney Road
15.55	9211 Arboretum Parkway
15.56	2240 Dabney Road
15.57	817 East Gate Drive

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(9)(8)(10)	2nd Largest Tenant Sq. Ft.(8)	2nd Largest Tenant % of NRA(8)	2nd Largest Tenant Exp. Date(8)	3rd Largest Tenant Name(11)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA
15.58	161 Gaither Drive
16	Berks County Industrial	Various	Various	Various	Various	Various	Various	Various
16.01	100-900 Corporate Center Drive	PTS Consulting	48,240	10.3%	4/30/2017	F. M. Brown’s Sons, Inc.	42,000	9.0%
16.02	10 Vanguard Drive	Perimeter	12,800	22.2%	2/28/2020	Ludgate	9,600	16.7%
16.03	650 Lincoln Road
17	At Home Portfolio
17.01	15065 Creosote Road
17.02	2650 West Interstate 20
17.03	1600 West Kelly Avenue
17.04	2244 South Reynolds Road
17.05	642 South Walnut Avenue
18	Maple Ridge Phase III
19	Gulf Shores Hotel Portfolio
19.01	HIE Gulf Shores
19.02	Microtel Gulf Shores
20	Lakepoint Office Park	Zinner & Co. LLP	9,663	8.7%	5/31/2025	Aetna Life Insurance Company	8,601	7.7%
21	Aloft Chesapeake & Fairfield Inn Williamsburg
21.01	Fairfield Inn Williamsburg
21.02	Aloft Chesapeake
22	Residence Inn by Marriott LAX
23	Marriott Saddle Brook
24	100 Tournament Drive	Financial Software Systems Inc.	28,546	24.6%	3/31/2023	Partners Specialty Group, LLC	17,359	15.0%
25	Hilton Garden Inn - Houston Bush Airport
26	Holiday Inn & Suites Ocala
27	Vancouver Center North Tower	Schwabe, Williamson & Wyatt	7,952	7.5%	11/30/2021	Heritage Bank	6,596	6.2%
28	Regent Portfolio	Various	Various	Various	Various	Various	Various	Various
28.01	HMOB - Mount Kisco	Westchester Health (Women’s Medical)	5,240	7.3%	6/30/2025	Westchester Health	3,114	4.3%
28.02	Hajjar MOB - Jersey City	Sovereign Medical	10,001	32.3%	6/30/2030	Jersey City Radiation Therapy	7,459	24.1%
28.03	Hajjar MOB - Glen Rock	Oasis Medical and Surgical wellness group	7,934	18.1%	12/31/2029	Sovereign Medical Group - Urgent care	3,366	7.7%
28.04	Hajjar MOB - Wayne	Wayne Cancer Center	7,606	24.4%	5/31/2029	Sovereign Medical	3,519	11.3%
28.05	Hajjar MOB - Carlstadt	Surgicare of Carlstadt	9,020	35.7%	9/30/2025	Feabas	4,119	16.3%
28.06	Hajjar MOB - Oradell	Sovereign Surgicare	10,550	35.9%	5/31/2025	Sovereign Urology Specialty Care	3,000	10.2%
28.07	HMOB - New Brunswick	Sovereign Medical	6,330	50.0%	5/30/2025
28.08	Hajjar MOB - Roseland	Dr Mahklouf	2,659	6.3%	2/28/2023	Total Hearing	2,050	4.9%
28.09	Hajjar MOB - Fair Lawn	Sovereign Medical	7,000	46.7%	5/31/2027
28.1	Miramar Medical Building	Orthopedic Specialsts of South FL	2,145	13.5%	10/31/2020	Complete Womans Care	1,729	10.9%
28.11	Hajjar Business Holdings - Fair Lawn	Sovereign Laboratory Services, LLC	2,142	18.8%	3/31/2025	Sovereign Medical Group	1,696	14.9%
28.12	Hajjar MOB - Hackensack
28.13	Hajjar Warehouse - Hackensack	MMB Property Management	5,500	33.8%	6/30/2027	Surgem LLC	1,178	7.2%
29	3 Executive Campus	Cooper Health System	61,140	14.2%	9/30/2017	Freedom Home Mortgage	48,718	11.3%
30	860 West Levoy Drive
31	Shilo Inn Newport
32	Manhattan Avenue	Bayberry Produce Corp.	1,166	3.2%	6/30/2026
33	Desert Glen	Catherine’s #5408	4,067	9.0%	5/31/2018	Justice Stores #528	3,572	7.9%
34	Comfort Suites Pineville
35	Noble Creek Shops	Salvation Army	23,894	23.7%	9/30/2025	Pet Supplies Plus	6,835	6.8%
36	Gold’s Gym - Richland, WA
37	Best Western Yuba City
38	Comfort Inn at Carowinds
39	Holiday Inn Express & Suites Wauseon
40	Two Edison Lakes Office	Trine University	7,829	19.2%	7/31/2018	First State Bank of Middlebury	6,443	15.8%
41	21 North 1st Avenue
42	Tri-State Family Dollar Portfolio
42.01	Family Dollar Paterson, NJ
42.02	Family Dollar Waterbury, CT
42.03	Family Dollar Elizabeth, NJ
43	47 NE 36th Street	Body Details	1,740	23.6%	8/12/2020
44	Cape Cod Condominiums
45	534 Holland
46	288 Cornelia Street
47	11600 Southwest Shilo Lane	Clear Wireless, LLC	800	5.4%	1/7/2040

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(8)(9)(10)(11)	4th Largest Tenant Sq. Ft.(8)	4th Largest Tenant % of NRA(8)	4th Largest Tenant Exp. Date(8)	5th Largest Tenant Name(8)(9)
1	The Mall at Rockingham Park	1/31/2024	Pottery Barn	10,122	1.9%	1/31/2017	Express/Express Men
2	85 Bluxome
3	26 Astor Place	1/31/2026
4	Plaza Mexico – Los Angeles	5/31/2018	Planet Fitness	16,361	4.0%	9/30/2026	Chuck-E-Cheese
5	Holiday Inn Express Nashville - Downtown
6	Renaissance Center	6/30/2017
7	AG Life Time Fitness Portfolio
7.01	Life Time - Florham Park, NJ
7.02	Life Time - Westwood, MA
7.03	Life Time - Vernon Hills, IL
7.04	Life Time - Lakeville, MN
7.05	Life Time - Sterling, VA
7.06	Life Time - Vestavia Hills, AL
7.07	Life Time - Beachwood, OH
7.08	Life Time - Dublin, OH
7.09	Life Time - Ellisville, MO
7.1	Life Time - Woodstock, GA
8	3501 Corporate Parkway
9	South Pointe Apartments
10	East Lake Tower Corporate Center	7/31/2018	Division 10 Personnel	3,179	1.8%	Multiple Leases -2,129 square feet expire 5/31/2017; 1,050 square feet expire 6/30/2017	Eliot Management Group, LLC
11	Peachtree Mall	12/31/2018	H&M	21,210	4.0%	1/31/2026	Encore
12	TEK Park	10/31/2021	Aesculap Implant Systems	31,318	6.1%	7/31/2021	FoxConn Optical Interconnect
13	Seattle Area Portfolio	Various	Various	Various	Various	Various	Various
13.01	Camelia Apartments
13.02	Hildebrand Village	12/31/2016	Peninsula Paint	2,829	4.4%	5/31/2018	Pacific NW Title Company
13.03	Liberty Centre	11/30/2017	Saba and Associates	2,288	7.6%	12/31/2021	New American Funding
14	Sandalfoot Plaza & Nassau Square	Various	Various	Various	Various	Various	Various
14.01	Sandalfoot Plaza	6/30/2019	Carciofi and Carvalho LLC	4,000	2.8%	6/30/2021	Poppy’s Dance, Inc. d/b/a Mrs. P’s Dance and Acrobatics Studio
14.02	Nassau Square	6/30/2020	LDMSKB, Inc. d/b/a The Brass Monkey	4,080	2.4%	10/31/2019	McDonald’s USA, LLC
15	OZRE Leased Fee Portfolio
15.01	300 Arboretum Place
15.02	700 East Gate Drive
15.03	6802 Paragon Place
15.04	6800 Paragon Place
15.05	2100 West Laburnum Avenue
15.06	7501 Boulder View Drive
15.07	7300 Beaufont Springs Drive
15.08	4870 Sadler Road
15.09	12015 Lee Jackson Memorial Highway
15.1	6806 Paragon Place
15.11	925 Harvest Drive
15.12	555 Croton Road
15.13	980 Harvest Drive
15.14	309 Fellowship Road
15.15	11781 Lee Jackson Memorial Highway
15.16	305 Fellowship Road
15.17	701 East Gate Drive
15.18	920 Harvest Drive
15.19	4880 Sadler Road
15.2	1025 Boulders Parkway
15.21	2201 Tomlynn Street
15.22	2240-2250 Butler Pike
15.23	7401 Beaufont Springs Drive
15.24	2511 Brittons Hill Road
15.25	4805 Lake Brook Drive
15.26	4401 Fair Lakes Court
15.27	2812 Emerywood Parkway
15.28	9100 Arboretum Parkway
15.29	500 Enterprise Road
15.3	303 Fellowship Road
15.31	9011 Arboretum Parkway
15.32	910 Harvest Drive
15.33	7325 Beaufont Springs Drive
15.34	1 Progress Drive
15.35	2260 Butler Pike
15.36	140 West Germantown Pike
15.37	307 Fellowship Road
15.38	9210 Arboretum Parkway
15.39	2221 Dabney Road
15.4	9200 Arboretum Parkway
15.41	815 East Gate Drive
15.42	120 West Germantown Pike
15.43	4364 South Alston Avenue
15.44	308 Harper Drive
15.45	2251 Dabney Road
15.46	2212 Tomlynn Street
15.47	2256 Dabney Road
15.48	2246 Dabney Road
15.49	2244 Dabney Road
15.5	2130 Tomlynn Street
15.51	2161 Tomlynn Street
15.52	2248 Dabney Road
15.53	2112 Tomlynn Street
15.54	2277 Dabney Road
15.55	9211 Arboretum Parkway
15.56	2240 Dabney Road
15.57	817 East Gate Drive

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(8)(9)(10)(11)	4th Largest Tenant Sq. Ft.(8)	4th Largest Tenant % of NRA(8)	4th Largest Tenant Exp. Date(8)	5th Largest Tenant Name(8)(9)
15.58	161 Gaither Drive
16	Berks County Industrial	Various	Various	Various	Various	Various	Various
16.01	100-900 Corporate Center Drive	7/31/2017	Santander Bank	28,000	6.0%	12/31/2016	Garda
16.02	10 Vanguard Drive	12/31/2016	Dynaflo	9,600	16.7%	7/31/2017
16.03	650 Lincoln Road
17	At Home Portfolio
17.01	15065 Creosote Road
17.02	2650 West Interstate 20
17.03	1600 West Kelly Avenue
17.04	2244 South Reynolds Road
17.05	642 South Walnut Avenue
18	Maple Ridge Phase III
19	Gulf Shores Hotel Portfolio
19.01	HIE Gulf Shores
19.02	Microtel Gulf Shores
20	Lakepoint Office Park	10/31/2017	Wunderlich Securities, Inc.	7,706	6.9%	2/28/2021	Love Funding Corporation
21	Aloft Chesapeake & Fairfield Inn Williamsburg
21.01	Fairfield Inn Williamsburg
21.02	Aloft Chesapeake
22	Residence Inn by Marriott LAX
23	Marriott Saddle Brook
24	100 Tournament Drive	3/31/2022	Selective Insurance Company	10,769	9.3%	6/30/2019	Sharp & Associates, LLC
25	Hilton Garden Inn - Houston Bush Airport
26	Holiday Inn & Suites Ocala
27	Vancouver Center North Tower	3/31/2018	Orland, Ltd.	5,761	5.4%	4/30/2021	Tripwire, Inc
28	Regent Portfolio	Various	Various	Various	Various	Various	Various
28.01	HMOB - Mount Kisco	2/28/2020	WMC Advanced Physician Services	2,894	4.0%	11/30/2018	Lawrence Goettisheim
28.02	Hajjar MOB - Jersey City	7/31/2026	Jeffrey Rapaport MD	1,355	4.4%	8/30/2018
28.03	Hajjar MOB - Glen Rock	9/30/2029	Sovereign Medical Group - CRS	3,123	7.1%	5/31/2029	Portfolio
28.04	Hajjar MOB - Wayne	1,917 expiring 11/30/2029; 1,602 expiring 8/31/2030
28.05	Hajjar MOB - Carlstadt	12/31/2017	Sov Lab/SMG	1,502	5.9%	3/31/2030	Sovereign Medical Group
28.06	Hajjar MOB - Oradell	1/1/2022	Perlmutter	2,065	7.0%	5/31/2027
28.07	HMOB - New Brunswick
28.08	Hajjar MOB - Roseland	2/20/2017	Anthony Caputo	1,888	4.5%	6/30/2020	Johnathan Nitche
28.09	Hajjar MOB - Fair Lawn
28.1	Miramar Medical Building	12/31/2019
28.11	Hajjar Business Holdings - Fair Lawn	4/1/2022
28.12	Hajjar MOB - Hackensack
28.13	Hajjar Warehouse - Hackensack	6/30/2027
29	3 Executive Campus	12/31/2018	CDW	31,121	7.2%	2/28/2022	PrisMed of South Jersey
30	860 West Levoy Drive
31	Shilo Inn Newport
32	Manhattan Avenue
33	Desert Glen	11/30/2017	Angelina’s Pho Grill	2,610	5.7%	1/31/2018	The UPS Store #5320
34	Comfort Suites Pineville
35	Noble Creek Shops	3/30/2020	BMV	5,993	6.0%	7/30/2018	Aaron Rents
36	Gold’s Gym - Richland, WA
37	Best Western Yuba City
38	Comfort Inn at Carowinds
39	Holiday Inn Express & Suites Wauseon
40	Two Edison Lakes Office	11/30/2021	Career Transitions	5,504	13.5%	5/31/2021	Krieg Devault LLP
41	21 North 1st Avenue
42	Tri-State Family Dollar Portfolio
42.01	Family Dollar Paterson, NJ
42.02	Family Dollar Waterbury, CT
42.03	Family Dollar Elizabeth, NJ
43	47 NE 36th Street
44	Cape Cod Condominiums
45	534 Holland
46	288 Cornelia Street
47	11600 Southwest Shilo Lane

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant Sq. Ft.(8)(9)	5th Largest Tenant % of NRA(8)	5th Largest Tenant Exp. Date(8)	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)(19)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)(12)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC
1	The Mall at Rockingham Park	9,067	1.7%	1/31/2024	5/3/2016	5/2/2016				N	Y	Refinance	0	0	Springing
2	85 Bluxome				2/26/2016	2/26/2016		2/26/2016	10.0%	N	Y	Refinance	0	88,503	17,701	Cash
3	26 Astor Place				5/13/2016	5/13/2016				N	Y	Refinance	0	402,206	Springing	Cash
4	Plaza Mexico – Los Angeles	12,116	3.0%	12/31/2018	3/18/2016	3/18/2016		3/18/2016	13.0%	N	Y	Refinance	50,500	289,261	57,852	Cash
5	Holiday Inn Express Nashville - Downtown				4/21/2016	4/25/2016				N	Y	Refinance	25,656	148,674	24,779	Cash
6	Renaissance Center				1/29/2016	12/29/2015				N	Y	Acquisition	0	595,833	119,167	Cash
7	AG Life Time Fitness Portfolio				7/6/2015	7/6/2015				N	Y	Acquisition	1,879,873	0	Springing
7.01	Life Time - Florham Park, NJ				7/6/2015	7/6/2015				N	Y
7.02	Life Time - Westwood, MA				7/6/2015	7/6/2015				N	Y
7.03	Life Time - Vernon Hills, IL				7/6/2015	7/6/2015				N	Y
7.04	Life Time - Lakeville, MN				7/6/2015	7/6/2015				N	Y
7.05	Life Time - Sterling, VA				7/6/2015	7/6/2015				N	Y
7.06	Life Time - Vestavia Hills, AL				7/6/2015	7/6/2015				N	Y
7.07	Life Time - Beachwood, OH				7/6/2015	7/6/2015				N	Y
7.08	Life Time - Dublin, OH				7/6/2015	7/6/2015				N	Y
7.09	Life Time - Ellisville, MO				7/6/2015	7/6/2015				N	Y
7.1	Life Time - Woodstock, GA				7/6/2015	7/6/2015				N	Y
8	3501 Corporate Parkway				2/24/2016	2/23/2016				N	Y	Acquisition	0	0	Springing
9	South Pointe Apartments				11/12/2015	10/13/2015				N	Y	Acquisition	137,399	31,065	31,065	Cash
10	East Lake Tower Corporate Center	2,900	1.6%	1/31/2017	3/19/2015	5/12/2015				N	Y	Acquisition	0	250,037	41,673	Cash
11	Peachtree Mall	13,159	2.5%	7/31/2025	10/15/2015	10/16/2015				N	Y	Refinance	0	0	Springing
12	TEK Park	12,212	2.4%	12/31/2025	5/6/2016	5/6/2016				N	Y	Refinance	279,167	0	79,880	Cash
13	Seattle Area Portfolio	Various	Various	Various	12/30/2015	12/30/2015		12/30/2015	Various	N	Y	Refinance	6,563	70,987	23,662	Cash
13.01	Camelia Apartments				12/30/2015	12/30/2015		12/30/2015	6.0%	N	Y
13.02	Hildebrand Village	2,705	4.2%	6/30/2017	12/30/2015	12/30/2015		12/30/2015	7.0%	N	Y
13.03	Liberty Centre	1,675	5.5%	1/31/2017	12/30/2015	12/30/2015		12/30/2015	7.0%	N	Y
14	Sandalfoot Plaza & Nassau Square	Various	Various	Various	12/14/2015	Various	Various			N	Y	Refinance	0	320,165	53,361	Cash
14.01	Sandalfoot Plaza	3,613	2.5%	12/31/2017	12/14/2015	10/28/2015				N	Y
14.02	Nassau Square	3,906	2.3%	6/10/2035	12/14/2015	10/29/2015	1/26/2016			N	Y
15	OZRE Leased Fee Portfolio				10/20/2015	Various		Various	Various	N	Y	Acquisition	0	0	Springing
15.01	300 Arboretum Place				10/20/2015	10/7/2015				N	Y
15.02	700 East Gate Drive				10/20/2015	10/20/2015				N	Y
15.03	6802 Paragon Place				10/20/2015	10/9/2015				N	Y
15.04	6800 Paragon Place				10/20/2015	10/9/2015				N	Y
15.05	2100 West Laburnum Avenue				10/20/2015	10/15/2015				N	Y
15.06	7501 Boulder View Drive				10/20/2015	10/8/2015				N	Y
15.07	7300 Beaufont Springs Drive				10/20/2015	10/8/2015				N	Y
15.08	4870 Sadler Road				10/20/2015	9/20/2015				N	Y
15.09	12015 Lee Jackson Memorial Highway				10/20/2015	10/19/2015				N	Y
15.1	6806 Paragon Place				10/20/2015	10/9/2015				N	Y
15.11	925 Harvest Drive				10/20/2015	10/20/2015				N	Y
15.12	555 Croton Road				10/20/2015	10/8/2015				N	Y
15.13	980 Harvest Drive				10/20/2015	10/20/2015				N	Y
15.14	309 Fellowship Road				10/20/2015	10/20/2015				N	Y
15.15	11781 Lee Jackson Memorial Highway				10/20/2015	10/19/2015				N	Y
15.16	305 Fellowship Road				10/20/2015	10/20/2015				N	Y
15.17	701 East Gate Drive				10/20/2015	10/20/2015				N	Y
15.18	920 Harvest Drive				10/20/2015	10/20/2015				N	Y
15.19	4880 Sadler Road				10/20/2015	9/20/2015				N	Y
15.2	1025 Boulders Parkway				10/20/2015	10/8/2015				N	Y
15.21	2201 Tomlynn Street				10/20/2015	1/5/2016				N	Y
15.22	2240-2250 Butler Pike				10/20/2015	10/9/2015				N	Y
15.23	7401 Beaufont Springs Drive				10/20/2015	10/8/2015				N	Y
15.24	2511 Brittons Hill Road				10/20/2015	10/12/2015				N	Y
15.25	4805 Lake Brook Drive				10/20/2015	9/20/2015				N	Y
15.26	4401 Fair Lakes Court				10/20/2015	10/19/2015				N	Y
15.27	2812 Emerywood Parkway				10/20/2015	10/12/2015				N	Y
15.28	9100 Arboretum Parkway				10/20/2015	10/7/2015				N	Y
15.29	500 Enterprise Road				10/20/2015	10/5/2015				N	Y
15.3	303 Fellowship Road				10/20/2015	10/20/2015				N	Y
15.31	9011 Arboretum Parkway				10/20/2015	10/7/2015				N	Y
15.32	910 Harvest Drive				10/20/2015	10/20/2015				N	Y
15.33	7325 Beaufont Springs Drive				10/20/2015	10/8/2015				N	Y
15.34	1 Progress Drive				10/20/2015	10/6/2015				N	Y
15.35	2260 Butler Pike				10/20/2015	10/9/2015				N	Y
15.36	140 West Germantown Pike				10/20/2015	10/8/2015				N	Y
15.37	307 Fellowship Road				10/20/2015	10/20/2015				N	Y
15.38	9210 Arboretum Parkway				10/20/2015	10/7/2015				N	Y
15.39	2221 Dabney Road				10/20/2015	1/5/2016				N	Y
15.4	9200 Arboretum Parkway				10/20/2015	10/7/2015				N	Y
15.41	815 East Gate Drive				10/20/2015	10/20/2015				N	Y
15.42	120 West Germantown Pike				10/20/2015	10/8/2015				N	Y
15.43	4364 South Alston Avenue				10/20/2015	9/20/2015				N	Y
15.44	308 Harper Drive				10/20/2015	10/20/2015				N	Y
15.45	2251 Dabney Road				10/20/2015	1/5/2016				N	Y
15.46	2212 Tomlynn Street				10/20/2015	1/5/2016				N	Y
15.47	2256 Dabney Road				10/20/2015	1/5/2016		9/8/2015	9.0%	N	Y
15.48	2246 Dabney Road				10/20/2015	1/5/2016				N	Y
15.49	2244 Dabney Road				10/20/2015	1/5/2016				N	Y
15.5	2130 Tomlynn Street				10/20/2015	1/5/2016				N	Y
15.51	2161 Tomlynn Street				10/20/2015	1/5/2016				N	Y
15.52	2248 Dabney Road				10/20/2015	1/5/2016				N	Y
15.53	2112 Tomlynn Street				10/20/2015	1/5/2016				N	Y
15.54	2277 Dabney Road				10/20/2015	10/20/2015				N	Y
15.55	9211 Arboretum Parkway				10/20/2015	10/7/2015				N	Y
15.56	2240 Dabney Road				10/20/2015	1/5/2016				N	Y
15.57	817 East Gate Drive				10/20/2015	10/20/2015				N	Y

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant Sq. Ft.(8)(9)	5th Largest Tenant % of NRA(8)	5th Largest Tenant Exp. Date(8)	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)(19)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)(12)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC
15.58	161 Gaither Drive				10/20/2015	10/20/2015				N	Y
16	Berks County Industrial	Various	Various	Various	4/27/2016	Various				N	Y	Acquisition	9,850	514,921	57,214	Cash
16.01	100-900 Corporate Center Drive	25,500	5.5%	10/31/2019	4/27/2016	4/28/2016				N	Y
16.02	10 Vanguard Drive				4/27/2016	4/27/2016				N	Y
16.03	650 Lincoln Road				4/27/2016	4/27/2016				N	Y
17	At Home Portfolio				8/19/2015	Various				N	Y	Acquisition	0	0	Springing
17.01	15065 Creosote Road				8/19/2015	8/19/2015				N	Y
17.02	2650 West Interstate 20				8/19/2015	8/19/2015				N	Y
17.03	1600 West Kelly Avenue				8/19/2015	8/17/2015				N	Y
17.04	2244 South Reynolds Road				8/19/2015	8/19/2015				N	Y
17.05	642 South Walnut Avenue				8/19/2015	8/19/2015				N	Y
18	Maple Ridge Phase III				2/29/2016	2/29/2016				N	Y	Refinance	8,050	94,087	15,681	Cash
19	Gulf Shores Hotel Portfolio				Various	Various				N	Y	Refinance	11,250	54,810	6,090	Cash
19.01	HIE Gulf Shores				1/13/2016	1/12/2016				N	Y
19.02	Microtel Gulf Shores				1/28/2016	1/18/2016				N	Y
20	Lakepoint Office Park	6,613	5.9%	1/31/2023	4/20/2016	4/20/2016				N	Y	Refinance	160,014	0	28,678	Cash
21	Aloft Chesapeake & Fairfield Inn Williamsburg				1/11/2016	Various				N	Y	Refinance	18,313	51,417	12,854	Cash
21.01	Fairfield Inn Williamsburg				1/11/2016	1/11/2016				N	Y
21.02	Aloft Chesapeake				1/11/2016	1/7/2016				N	Y
22	Residence Inn by Marriott LAX				4/27/2016	4/6/2016		4/27/2016	8.0%	N	Y	Refinance	0	212,667	53,167	Cash
23	Marriott Saddle Brook				9/14/2015	9/14/2015				N	Y	Refinance	52,095	122,000	61,000	Cash
24	100 Tournament Drive	6,811	5.9%	3/31/2020	5/9/2016	5/9/2016				N	Y	Acquisition	8,125	290,200	26,382	Cash
25	Hilton Garden Inn - Houston Bush Airport				5/10/2016	5/10/2016				N	Y	Refinance	0	245,491	35,070	Cash
26	Holiday Inn & Suites Ocala				10/27/2015	10/27/2015				N	Y	Refinance	26,925	94,786	13,541	Cash
27	Vancouver Center North Tower	5,720	5.4%	6/30/2020	3/29/2016	2/5/2016		2/4/2016	8.0%	N	Y	Refinance	0	33,314	19,105	Cash
28	Regent Portfolio	Various	Various	Various	4/21/2016	4/21/2016				N	Y	Refinance	184,394	142,117	142,117	Cash
28.01	HMOB - Mount Kisco	2,392	3.3%	2/28/2019	4/21/2016	4/21/2016				N	Y
28.02	Hajjar MOB - Jersey City				4/21/2016	4/21/2016				N	Y
28.03	Hajjar MOB - Glen Rock	1,991	4.5%	8/31/2019	4/21/2016	4/21/2016				N	Y
28.04	Hajjar MOB - Wayne				4/21/2016	4/21/2016				N	Y
28.05	Hajjar MOB - Carlstadt	1,361	5.4%	6/30/2030	4/21/2016	4/21/2016				N	Y
28.06	Hajjar MOB - Oradell				4/21/2016	4/21/2016				N	Y
28.07	HMOB - New Brunswick				4/21/2016	4/21/2016				N	Y
28.08	Hajjar MOB - Roseland	1,853	4.4%	1/31/2023	4/21/2016	4/21/2016				N	Y
28.09	Hajjar MOB - Fair Lawn				4/21/2016	4/21/2016				N	Y
28.1	Miramar Medical Building				4/21/2016	4/21/2016				N	Y
28.11	Hajjar Business Holdings - Fair Lawn				4/21/2016	4/21/2016				N	Y
28.12	Hajjar MOB - Hackensack				4/21/2016	4/21/2016				N	Y
28.13	Hajjar Warehouse - Hackensack				4/21/2016	4/21/2016				N	Y
29	3 Executive Campus	20,604	4.8%	3/31/2018	4/18/2016	4/18/2016				N	Y	Refinance	12,406	69,948	69,948	Cash
30	860 West Levoy Drive				4/26/2016	4/27/2016				N	Y	Acquisition	144,188	0	Springing
31	Shilo Inn Newport				8/21/2015	8/21/2015		8/21/2015	9.0%	N	Y	Refinance	39,325	0	17,298	Cash
32	Manhattan Avenue				5/23/2016	5/23/2016				N	Y	Refinance	0	0	Springing
33	Desert Glen	1,515	3.3%	7/31/2020	10/27/2015	10/27/2015				N	Y	Refinance	0	41,576	10,394	Cash
34	Comfort Suites Pineville				3/7/2016	3/3/2016				N	Y	Refinance	28,750	41,550	4,803	Cash
35	Noble Creek Shops	4,804	4.8%	11/30/2020	3/14/2016	3/14/2016				N	Y	Refinance	0	26,910	13,455	Cash
36	Gold’s Gym - Richland, WA				4/29/2016	4/29/2016				N	Y	Acquisition	0	0	Springing
37	Best Western Yuba City				3/7/2016	3/9/2016		3/7/2016	6.0%	N	Y	Refinance	1,250	42,911	4,768	Cash
38	Comfort Inn at Carowinds				3/11/2016	3/9/2016				N	Y	Refinance	36,250	46,171	7,695	Cash
39	Holiday Inn Express & Suites Wauseon				9/9/2015	9/9/2015				N	Y	Refinance	0	15,684	3,921	Cash
40	Two Edison Lakes Office	5,445	13.3%	3/31/2019	2/3/2016	2/3/2016				N	Y	Refinance	15,250	18,333	9,167	Cash
41	21 North 1st Avenue				2/24/2016	2/24/2016				N	Y	Acquisition	0	0	3,777	Cash
42	Tri-State Family Dollar Portfolio				Various	Various				N	Y	Refinance	18,992	15,054	7,527	Cash
42.01	Family Dollar Paterson, NJ				4/11/2016	4/11/2016				N	Y
42.02	Family Dollar Waterbury, CT				4/10/2016	4/13/2016				N	Y
42.03	Family Dollar Elizabeth, NJ				4/11/2016	4/11/2016				N	Y
43	47 NE 36th Street				3/14/2016	4/4/2016				N	Y	Refinance	0	26,250	3,750	Cash
44	Cape Cod Condominiums				9/14/2015	10/26/2015				N	Y	Refinance	6,875	30,750	3,417	Cash
45	534 Holland				3/15/2016	3/15/2016				N	Y	Refinance	34,100	0	0
46	288 Cornelia Street				4/8/2016	4/8/2016				N	Y	Refinance	0	53,310	8,369	Cash
47	11600 Southwest Shilo Lane				12/3/2015	12/7/2015		12/3/2015	7.0%	N	Y	Refinance	0	10,857	2,714	Cash

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(13)
1	The Mall at Rockingham Park		0	Springing			0	Springing
2	85 Bluxome		7,928	2,643	Cash		1,184	1,184
3	26 Astor Place		966	Springing	Cash		0	360
4	Plaza Mexico – Los Angeles		53,346	8,891	Cash		0	5,051
5	Holiday Inn Express Nashville - Downtown		13,639	6,820	Cash		62,944	62,944
6	Renaissance Center		35,000	11,667	Cash		0	9,551
7	AG Life Time Fitness Portfolio		0	Springing			0	Springing
7.01	Life Time - Florham Park, NJ
7.02	Life Time - Westwood, MA
7.03	Life Time - Vernon Hills, IL
7.04	Life Time - Lakeville, MN
7.05	Life Time - Sterling, VA
7.06	Life Time - Vestavia Hills, AL
7.07	Life Time - Beachwood, OH
7.08	Life Time - Dublin, OH
7.09	Life Time - Ellisville, MO
7.1	Life Time - Woodstock, GA
8	3501 Corporate Parkway		0	Springing			0	Springing
9	South Pointe Apartments		42,519	8,504	Cash		2,862,601	Springing
10	East Lake Tower Corporate Center		14,203	4,734	Cash		0	3,017
11	Peachtree Mall		0	Springing			0	Springing
12	TEK Park		86,250	27,843	Cash		0	6,425
13	Seattle Area Portfolio		29,878	5,976	Cash		0	3,107; Springing
13.01	Camelia Apartments
13.02	Hildebrand Village
13.03	Liberty Centre
14	Sandalfoot Plaza & Nassau Square		326,508	34,298	Cash		0	8,664
14.01	Sandalfoot Plaza
14.02	Nassau Square
15	OZRE Leased Fee Portfolio		0	Springing			0	Springing
15.01	300 Arboretum Place
15.02	700 East Gate Drive
15.03	6802 Paragon Place
15.04	6800 Paragon Place
15.05	2100 West Laburnum Avenue
15.06	7501 Boulder View Drive
15.07	7300 Beaufont Springs Drive
15.08	4870 Sadler Road
15.09	12015 Lee Jackson Memorial Highway
15.1	6806 Paragon Place
15.11	925 Harvest Drive
15.12	555 Croton Road
15.13	980 Harvest Drive
15.14	309 Fellowship Road
15.15	11781 Lee Jackson Memorial Highway
15.16	305 Fellowship Road
15.17	701 East Gate Drive
15.18	920 Harvest Drive
15.19	4880 Sadler Road
15.2	1025 Boulders Parkway
15.21	2201 Tomlynn Street
15.22	2240-2250 Butler Pike
15.23	7401 Beaufont Springs Drive
15.24	2511 Brittons Hill Road
15.25	4805 Lake Brook Drive
15.26	4401 Fair Lakes Court
15.27	2812 Emerywood Parkway
15.28	9100 Arboretum Parkway
15.29	500 Enterprise Road
15.3	303 Fellowship Road
15.31	9011 Arboretum Parkway
15.32	910 Harvest Drive
15.33	7325 Beaufont Springs Drive
15.34	1 Progress Drive
15.35	2260 Butler Pike
15.36	140 West Germantown Pike
15.37	307 Fellowship Road
15.38	9210 Arboretum Parkway
15.39	2221 Dabney Road
15.4	9200 Arboretum Parkway
15.41	815 East Gate Drive
15.42	120 West Germantown Pike
15.43	4364 South Alston Avenue
15.44	308 Harper Drive
15.45	2251 Dabney Road
15.46	2212 Tomlynn Street
15.47	2256 Dabney Road
15.48	2246 Dabney Road
15.49	2244 Dabney Road
15.5	2130 Tomlynn Street
15.51	2161 Tomlynn Street
15.52	2248 Dabney Road
15.53	2112 Tomlynn Street
15.54	2277 Dabney Road
15.55	9211 Arboretum Parkway
15.56	2240 Dabney Road
15.57	817 East Gate Drive

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(13)
15.58	161 Gaither Drive
16	Berks County Industrial		37,830	3,783	Cash		0	6,715
16.01	100-900 Corporate Center Drive
16.02	10 Vanguard Drive
16.03	650 Lincoln Road
17	At Home Portfolio		0	Springing			0	Springing
17.01	15065 Creosote Road
17.02	2650 West Interstate 20
17.03	1600 West Kelly Avenue
17.04	2244 South Reynolds Road
17.05	642 South Walnut Avenue
18	Maple Ridge Phase III		12,770	4,257	Cash		0	3,275
19	Gulf Shores Hotel Portfolio		16,600	8,894	Cash		0	1/12 of 4.0% of prior year’s gross revenues
19.01	HIE Gulf Shores
19.02	Microtel Gulf Shores
20	Lakepoint Office Park		14,993	2,142	Cash		0	1,860
21	Aloft Chesapeake & Fairfield Inn Williamsburg		21,819	3,147	Cash		0	21,594
21.01	Fairfield Inn Williamsburg
21.02	Aloft Chesapeake
22	Residence Inn by Marriott LAX		64,714	6,471	Cash		0	25,314
23	Marriott Saddle Brook		34,156	3,416	Cash		0	47,779
24	100 Tournament Drive		4,626	2,313	Cash		0	1,931
25	Hilton Garden Inn - Houston Bush Airport		44,410	7,259	Cash		23,324	23,324
26	Holiday Inn & Suites Ocala		55,723	5,066	Cash		0	14,285
27	Vancouver Center North Tower		19,312	4,828	Cash		0	1,505
28	Regent Portfolio		13,311	13,311	Cash		0	5,887
28.01	HMOB - Mount Kisco
28.02	Hajjar MOB - Jersey City
28.03	Hajjar MOB - Glen Rock
28.04	Hajjar MOB - Wayne
28.05	Hajjar MOB - Carlstadt
28.06	Hajjar MOB - Oradell
28.07	HMOB - New Brunswick
28.08	Hajjar MOB - Roseland
28.09	Hajjar MOB - Fair Lawn
28.1	Miramar Medical Building
28.11	Hajjar Business Holdings - Fair Lawn
28.12	Hajjar MOB - Hackensack
28.13	Hajjar Warehouse - Hackensack
29	3 Executive Campus		56,952	8,136	Cash		34,466	0
30	860 West Levoy Drive		0	Springing			0	0
31	Shilo Inn Newport		22,885	Springing	Cash		0	1/12 of 4.0% of prior year’s gross revenues
32	Manhattan Avenue		0	Springing			43,200	3,600
33	Desert Glen		0	Springing			0	568
34	Comfort Suites Pineville		0	1,611	Cash		100,000	Monthly: greater of (i) 1/12 of 4.0% of prior year’s gross revenues or (ii) the amount of any deposit for capital reserves that is required under the Franchise Agreement on the first payment date and on each payment date thereafter through including the payment date occurring in June 2020; Monthly: greater of (i) 1/12 of 3.0% of prior year’s gross revenues or (ii) the amount of any deposit for capital reserves that is required under the Franchise Agreement on the payment date occurring in July 2020 and on each payment date thereafter during the remainder of the term
35	Noble Creek Shops		10,733	2,147	Cash		0	1,247
36	Gold’s Gym - Richland, WA		0	Springing			0	Springing
37	Best Western Yuba City		20,167	1,833	Cash		7,044	1/12 4% of gross income
38	Comfort Inn at Carowinds		2,409	2,409	Cash		0	Monthly: Greater of i) 1/12 of 4.0% of prior year’s gross revenues or ii) the amount of any deposit for capital reserves that is required under the Franchise Agreement for the month in which such payment date occurs
39	Holiday Inn Express & Suites Wauseon		4,844	1,615	Cash		0	5,772
40	Two Edison Lakes Office		3,422	570	Cash		0	681
41	21 North 1st Avenue		2,259	1,129	Cash		75,000	644
42	Tri-State Family Dollar Portfolio		7,345	1,836	Cash		0	483
42.01	Family Dollar Paterson, NJ
42.02	Family Dollar Waterbury, CT
42.03	Family Dollar Elizabeth, NJ
43	47 NE 36th Street		3,975	1,325	Cash		0	62
44	Cape Cod Condominiums		13,908	2,782	Cash		0	1,975
45	534 Holland		1,289	644	Cash		0	1,833; Springing
46	288 Cornelia Street		3,305	330	Cash		0	145
47	11600 Southwest Shilo Lane		13,905	Springing	Cash		0	199

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)(12)(13)(14)	Monthly TI/LC Reserve ($)(14)	TI/LC Reserve Cap ($)(13)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)
1	The Mall at Rockingham Park	270,432			0	Springing	1,081,728			0	0
2	85 Bluxome	38,053	Cash		198,958	Springing	0	Cash		0	0
3	26 Astor Place	0	Cash		0	Springing	0			0	0
4	Plaza Mexico – Los Angeles	0	Cash		0	33,672; Springing	1,212,192	Cash		0	0
5	Holiday Inn Express Nashville - Downtown	0	Cash		0	0	0			0	0
6	Renaissance Center	0	Cash		5,500,000	59,693	6,500,000	Cash		0	0
7	AG Life Time Fitness Portfolio	0			0	Springing	0			0	On each Payment Date occurring immediately after a Rent Payment Date, Borrower shall pay to Lender an amount equal to two (2) times the Monthly Debt Service Payment amount.
7.01	Life Time - Florham Park, NJ
7.02	Life Time - Westwood, MA
7.03	Life Time - Vernon Hills, IL
7.04	Life Time - Lakeville, MN
7.05	Life Time - Sterling, VA
7.06	Life Time - Vestavia Hills, AL
7.07	Life Time - Beachwood, OH
7.08	Life Time - Dublin, OH
7.09	Life Time - Ellisville, MO
7.1	Life Time - Woodstock, GA
8	3501 Corporate Parkway	0			0	Springing	0			0	0
9	South Pointe Apartments	0	Cash		0	0	0			0	0
10	East Lake Tower Corporate Center	108,597	Cash		0	11,312	1,085,969	Cash		0	0
11	Peachtree Mall	0			0	Springing	0			0	0
12	TEK Park	0	Cash		1,540,000	0	1,500,000	Cash		0	0
13	Seattle Area Portfolio	111,861	Cash		250,000	7,873; Springing	283,416	Cash		0	0
13.01	Camelia Apartments
13.02	Hildebrand Village
13.03	Liberty Centre
14	Sandalfoot Plaza & Nassau Square	0	Cash		0	13,307	0	Cash		0	0
14.01	Sandalfoot Plaza
14.02	Nassau Square
15	OZRE Leased Fee Portfolio	0			0	Springing	0			0	0
15.01	300 Arboretum Place
15.02	700 East Gate Drive
15.03	6802 Paragon Place
15.04	6800 Paragon Place
15.05	2100 West Laburnum Avenue
15.06	7501 Boulder View Drive
15.07	7300 Beaufont Springs Drive
15.08	4870 Sadler Road
15.09	12015 Lee Jackson Memorial Highway
15.1	6806 Paragon Place
15.11	925 Harvest Drive
15.12	555 Croton Road
15.13	980 Harvest Drive
15.14	309 Fellowship Road
15.15	11781 Lee Jackson Memorial Highway
15.16	305 Fellowship Road
15.17	701 East Gate Drive
15.18	920 Harvest Drive
15.19	4880 Sadler Road
15.2	1025 Boulders Parkway
15.21	2201 Tomlynn Street
15.22	2240-2250 Butler Pike
15.23	7401 Beaufont Springs Drive
15.24	2511 Brittons Hill Road
15.25	4805 Lake Brook Drive
15.26	4401 Fair Lakes Court
15.27	2812 Emerywood Parkway
15.28	9100 Arboretum Parkway
15.29	500 Enterprise Road
15.3	303 Fellowship Road
15.31	9011 Arboretum Parkway
15.32	910 Harvest Drive
15.33	7325 Beaufont Springs Drive
15.34	1 Progress Drive
15.35	2260 Butler Pike
15.36	140 West Germantown Pike
15.37	307 Fellowship Road
15.38	9210 Arboretum Parkway
15.39	2221 Dabney Road
15.4	9200 Arboretum Parkway
15.41	815 East Gate Drive
15.42	120 West Germantown Pike
15.43	4364 South Alston Avenue
15.44	308 Harper Drive
15.45	2251 Dabney Road
15.46	2212 Tomlynn Street
15.47	2256 Dabney Road
15.48	2246 Dabney Road
15.49	2244 Dabney Road
15.5	2130 Tomlynn Street
15.51	2161 Tomlynn Street
15.52	2248 Dabney Road
15.53	2112 Tomlynn Street
15.54	2277 Dabney Road
15.55	9211 Arboretum Parkway
15.56	2240 Dabney Road
15.57	817 East Gate Drive

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)(12)(13)(14)	Monthly TI/LC Reserve ($)(14)	TI/LC Reserve Cap ($)(13)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)
15.58	161 Gaither Drive
16	Berks County Industrial	0	Cash		200,000	13,431	0	Cash		0	0
16.01	100-900 Corporate Center Drive
16.02	10 Vanguard Drive
16.03	650 Lincoln Road
17	At Home Portfolio	0			0	Springing	0			0	0
17.01	15065 Creosote Road
17.02	2650 West Interstate 20
17.03	1600 West Kelly Avenue
17.04	2244 South Reynolds Road
17.05	642 South Walnut Avenue
18	Maple Ridge Phase III	0	Cash		0	0	0			0	0
19	Gulf Shores Hotel Portfolio	0	Cash		0	0	0			0	0
19.01	HIE Gulf Shores
19.02	Microtel Gulf Shores
20	Lakepoint Office Park	0	Cash		400,000	10,694	1,000,000	Cash		0	0
21	Aloft Chesapeake & Fairfield Inn Williamsburg	0	Cash		0	0	0			0	0
21.01	Fairfield Inn Williamsburg
21.02	Aloft Chesapeake
22	Residence Inn by Marriott LAX	0	Cash		0	0	0			0	0
23	Marriott Saddle Brook	0	Cash		0	0	0			0	0
24	100 Tournament Drive	0	Cash		700,000	14,481; Springing	0	Cash		0	0
25	Hilton Garden Inn - Houston Bush Airport	0	Cash		0	0	0			0	0
26	Holiday Inn & Suites Ocala	0	Cash		0	0	0			0	0
27	Vancouver Center North Tower	0	Cash		0	8,851	0	Cash		0	0
28	Regent Portfolio	0	Cash		0	29,436; Springing	1,059,705	Cash		0	0
28.01	HMOB - Mount Kisco
28.02	Hajjar MOB - Jersey City
28.03	Hajjar MOB - Glen Rock
28.04	Hajjar MOB - Wayne
28.05	Hajjar MOB - Carlstadt
28.06	Hajjar MOB - Oradell
28.07	HMOB - New Brunswick
28.08	Hajjar MOB - Roseland
28.09	Hajjar MOB - Fair Lawn
28.1	Miramar Medical Building
28.11	Hajjar Business Holdings - Fair Lawn
28.12	Hajjar MOB - Hackensack
28.13	Hajjar Warehouse - Hackensack
29	3 Executive Campus	0	Cash		3,112,330	35,890	0	Cash		0	0
30	860 West Levoy Drive	0			0	0	0			0	0
31	Shilo Inn Newport	0	Cash		0	0	0			0	0
32	Manhattan Avenue	43,200	Cash		0	0	0			0	0
33	Desert Glen	0	Cash		0	3,101	0	Cash		0	0
34	Comfort Suites Pineville	0	Cash		0	0	0			0	0
35	Noble Creek Shops	60,000	Cash		0	4,158	150,000	Cash		0	0
36	Gold’s Gym - Richland, WA	0			150,000	9,460	0	Cash		0	0
37	Best Western Yuba City	0	Cash		0	0	0			0	0
38	Comfort Inn at Carowinds	0	Cash		0	0	0			0	0
39	Holiday Inn Express & Suites Wauseon	0	Cash		0	0	0			0	0
40	Two Edison Lakes Office	0	Cash		350,000	3,406; Springing	500,000	Cash		0	0
41	21 North 1st Avenue	0	Cash		0	2,148; Springing	154,644	Cash		0	0
42	Tri-State Family Dollar Portfolio	0	Cash		0	1,288	0	Cash		0	0
42.01	Family Dollar Paterson, NJ
42.02	Family Dollar Waterbury, CT
42.03	Family Dollar Elizabeth, NJ
43	47 NE 36th Street	0	Cash		0	308	0	Cash		0	0
44	Cape Cod Condominiums	0	Cash		0	0	0			0	0
45	534 Holland	0	Cash		0	1,833; Springing	0	Cash		0	0
46	288 Cornelia Street	0	Cash		0	0	0			0	0
47	11600 Southwest Shilo Lane	0	Cash		0	0	0			0	0

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(15)	Other Escrow I (Initial) ($)(9)(12)(15)	Other Escrow I (Monthly) ($)
1	The Mall at Rockingham Park				0	0
2	85 Bluxome			Free Rent Reserve/Tenant Letter of Credit	331,596/6,528,799	0
3	26 Astor Place			Common Charge Reserve	0	6,801
4	Plaza Mexico – Los Angeles			Free Rent Reserve	744,439	0
5	Holiday Inn Express Nashville - Downtown			Ground Rent Reserve	74,789	9,349
6	Renaissance Center			Unfunded Obligations Reserve	1,861,784	0
7	AG Life Time Fitness Portfolio	Cash		Life Time Fitness Reserve	0	Springing
7.01	Life Time - Florham Park, NJ
7.02	Life Time - Westwood, MA
7.03	Life Time - Vernon Hills, IL
7.04	Life Time - Lakeville, MN
7.05	Life Time - Sterling, VA
7.06	Life Time - Vestavia Hills, AL
7.07	Life Time - Beachwood, OH
7.08	Life Time - Dublin, OH
7.09	Life Time - Ellisville, MO
7.1	Life Time - Woodstock, GA
8	3501 Corporate Parkway			Cash Collateral Reserve	1,500,000	0
9	South Pointe Apartments				0	0
10	East Lake Tower Corporate Center				0	0
11	Peachtree Mall				0	0
12	TEK Park			FoxConn Rent Reserve	70,834	0
13	Seattle Area Portfolio				0	0
13.01	Camelia Apartments
13.02	Hildebrand Village
13.03	Liberty Centre
14	Sandalfoot Plaza & Nassau Square				0	0
14.01	Sandalfoot Plaza
14.02	Nassau Square
15	OZRE Leased Fee Portfolio			Major Tenant Reserve	0	Springing
15.01	300 Arboretum Place
15.02	700 East Gate Drive
15.03	6802 Paragon Place
15.04	6800 Paragon Place
15.05	2100 West Laburnum Avenue
15.06	7501 Boulder View Drive
15.07	7300 Beaufont Springs Drive
15.08	4870 Sadler Road
15.09	12015 Lee Jackson Memorial Highway
15.1	6806 Paragon Place
15.11	925 Harvest Drive
15.12	555 Croton Road
15.13	980 Harvest Drive
15.14	309 Fellowship Road
15.15	11781 Lee Jackson Memorial Highway
15.16	305 Fellowship Road
15.17	701 East Gate Drive
15.18	920 Harvest Drive
15.19	4880 Sadler Road
15.2	1025 Boulders Parkway
15.21	2201 Tomlynn Street
15.22	2240-2250 Butler Pike
15.23	7401 Beaufont Springs Drive
15.24	2511 Brittons Hill Road
15.25	4805 Lake Brook Drive
15.26	4401 Fair Lakes Court
15.27	2812 Emerywood Parkway
15.28	9100 Arboretum Parkway
15.29	500 Enterprise Road
15.3	303 Fellowship Road
15.31	9011 Arboretum Parkway
15.32	910 Harvest Drive
15.33	7325 Beaufont Springs Drive
15.34	1 Progress Drive
15.35	2260 Butler Pike
15.36	140 West Germantown Pike
15.37	307 Fellowship Road
15.38	9210 Arboretum Parkway
15.39	2221 Dabney Road
15.4	9200 Arboretum Parkway
15.41	815 East Gate Drive
15.42	120 West Germantown Pike
15.43	4364 South Alston Avenue
15.44	308 Harper Drive
15.45	2251 Dabney Road
15.46	2212 Tomlynn Street
15.47	2256 Dabney Road
15.48	2246 Dabney Road
15.49	2244 Dabney Road
15.5	2130 Tomlynn Street
15.51	2161 Tomlynn Street
15.52	2248 Dabney Road
15.53	2112 Tomlynn Street
15.54	2277 Dabney Road
15.55	9211 Arboretum Parkway
15.56	2240 Dabney Road
15.57	817 East Gate Drive

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(15)	Other Escrow I (Initial) ($)(9)(12)(15)	Other Escrow I (Monthly) ($)
15.58	161 Gaither Drive
16	Berks County Industrial				0	0
16.01	100-900 Corporate Center Drive
16.02	10 Vanguard Drive
16.03	650 Lincoln Road
17	At Home Portfolio				0	0
17.01	15065 Creosote Road
17.02	2650 West Interstate 20
17.03	1600 West Kelly Avenue
17.04	2244 South Reynolds Road
17.05	642 South Walnut Avenue
18	Maple Ridge Phase III				0	0
19	Gulf Shores Hotel Portfolio			Seasonal Reserve	250,000	Springing
19.01	HIE Gulf Shores
19.02	Microtel Gulf Shores
20	Lakepoint Office Park			Upfront Rollover Deposit	439,915	0
21	Aloft Chesapeake & Fairfield Inn Williamsburg			Seasonality Reserve	0	On each payment date during the months of June to September, the borrower is required to deposit $107,500. Commencing in June 2017, the monthly deposit amount will be revised in accordance with the conditions set forth in the loan documents.
21.01	Fairfield Inn Williamsburg
21.02	Aloft Chesapeake
22	Residence Inn by Marriott LAX			Ground Lease Reserve	0	33,333
23	Marriott Saddle Brook			PIP Reserve	1,000,000	Springing
24	100 Tournament Drive			Partners Specialty Group TI Reserve	69,436	0
25	Hilton Garden Inn - Houston Bush Airport			PIP Reserve	704,000	0
26	Holiday Inn & Suites Ocala			PIP Reserve	1,096,875	0
27	Vancouver Center North Tower			Outstanding TI/LC Reserve	533,649	0
28	Regent Portfolio			TI/LC Reserve; Rent Abatement Reserve	TI/LC Reserve: Upfront: 665,950; Rent Abatement Reserve: Upfront: 252,711	0
28.01	HMOB - Mount Kisco
28.02	Hajjar MOB - Jersey City
28.03	Hajjar MOB - Glen Rock
28.04	Hajjar MOB - Wayne
28.05	Hajjar MOB - Carlstadt
28.06	Hajjar MOB - Oradell
28.07	HMOB - New Brunswick
28.08	Hajjar MOB - Roseland
28.09	Hajjar MOB - Fair Lawn
28.1	Miramar Medical Building
28.11	Hajjar Business Holdings - Fair Lawn
28.12	Hajjar MOB - Hackensack
28.13	Hajjar Warehouse - Hackensack
29	3 Executive Campus			Free Rent Reserve	100,000	0
30	860 West Levoy Drive				0	0
31	Shilo Inn Newport			Seasonality Reserve	270,000	Springing
32	Manhattan Avenue				0	0
33	Desert Glen				0	0
34	Comfort Suites Pineville				0	0
35	Noble Creek Shops				0	0
36	Gold’s Gym - Richland, WA				0	0
37	Best Western Yuba City			Franchise Agreement Fee Reserve/PIP Reserve	41,154.18/159,200	1/12 of the Annual Franchise Agreement Fee payable for the next 12 months/0
38	Comfort Inn at Carowinds			Seasonal Reserve	0	Monthly: $10,000 on each Payment Date occurring in June through August
39	Holiday Inn Express & Suites Wauseon			Seasonality Reserve	40,000	Springing
40	Two Edison Lakes Office			Key Tenant Rollover Reserve	130,220	0
41	21 North 1st Avenue				0	0
42	Tri-State Family Dollar Portfolio				0	0
42.01	Family Dollar Paterson, NJ
42.02	Family Dollar Waterbury, CT
42.03	Family Dollar Elizabeth, NJ
43	47 NE 36th Street			Rent Concession Reserve	15,682	0
44	Cape Cod Condominiums				0	0
45	534 Holland				0	0
46	288 Cornelia Street				0	0
47	11600 Southwest Shilo Lane				0	0

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description(16)
1	The Mall at Rockingham Park	0
2	85 Bluxome	0	Cash/LoC	Silicon Valley Bank	Landlord Delay Reserve/Tenant Concessions Reserve
3	26 Astor Place	0	Cash
4	Plaza Mexico – Los Angeles	0	Cash		Planet Fitness TI/LC Reserve; Food 4 Less CAM Reserve; La Curacao CAM Reserve; Litigation Reserve; Proposed Construction Reserve; Earthquake Insurance Reserve
5	Holiday Inn Express Nashville - Downtown	0	Cash		PIP Letter of Credit
6	Renaissance Center	0	Cash
7	AG Life Time Fitness Portfolio	0
7.01	Life Time - Florham Park, NJ
7.02	Life Time - Westwood, MA
7.03	Life Time - Vernon Hills, IL
7.04	Life Time - Lakeville, MN
7.05	Life Time - Sterling, VA
7.06	Life Time - Vestavia Hills, AL
7.07	Life Time - Beachwood, OH
7.08	Life Time - Dublin, OH
7.09	Life Time - Ellisville, MO
7.1	Life Time - Woodstock, GA
8	3501 Corporate Parkway	0	Cash
9	South Pointe Apartments	0
10	East Lake Tower Corporate Center	0
11	Peachtree Mall	0
12	TEK Park	0	Cash
13	Seattle Area Portfolio	0
13.01	Camelia Apartments
13.02	Hildebrand Village
13.03	Liberty Centre
14	Sandalfoot Plaza & Nassau Square	0
14.01	Sandalfoot Plaza
14.02	Nassau Square
15	OZRE Leased Fee Portfolio	0			PLL Policy Escrow
15.01	300 Arboretum Place
15.02	700 East Gate Drive
15.03	6802 Paragon Place
15.04	6800 Paragon Place
15.05	2100 West Laburnum Avenue
15.06	7501 Boulder View Drive
15.07	7300 Beaufont Springs Drive
15.08	4870 Sadler Road
15.09	12015 Lee Jackson Memorial Highway
15.1	6806 Paragon Place
15.11	925 Harvest Drive
15.12	555 Croton Road
15.13	980 Harvest Drive
15.14	309 Fellowship Road
15.15	11781 Lee Jackson Memorial Highway
15.16	305 Fellowship Road
15.17	701 East Gate Drive
15.18	920 Harvest Drive
15.19	4880 Sadler Road
15.2	1025 Boulders Parkway
15.21	2201 Tomlynn Street
15.22	2240-2250 Butler Pike
15.23	7401 Beaufont Springs Drive
15.24	2511 Brittons Hill Road
15.25	4805 Lake Brook Drive
15.26	4401 Fair Lakes Court
15.27	2812 Emerywood Parkway
15.28	9100 Arboretum Parkway
15.29	500 Enterprise Road
15.3	303 Fellowship Road
15.31	9011 Arboretum Parkway
15.32	910 Harvest Drive
15.33	7325 Beaufont Springs Drive
15.34	1 Progress Drive
15.35	2260 Butler Pike
15.36	140 West Germantown Pike
15.37	307 Fellowship Road
15.38	9210 Arboretum Parkway
15.39	2221 Dabney Road
15.4	9200 Arboretum Parkway
15.41	815 East Gate Drive
15.42	120 West Germantown Pike
15.43	4364 South Alston Avenue
15.44	308 Harper Drive
15.45	2251 Dabney Road
15.46	2212 Tomlynn Street
15.47	2256 Dabney Road
15.48	2246 Dabney Road
15.49	2244 Dabney Road
15.5	2130 Tomlynn Street
15.51	2161 Tomlynn Street
15.52	2248 Dabney Road
15.53	2112 Tomlynn Street
15.54	2277 Dabney Road
15.55	9211 Arboretum Parkway
15.56	2240 Dabney Road
15.57	817 East Gate Drive

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description(16)
15.58	161 Gaither Drive
16	Berks County Industrial	0
16.01	100-900 Corporate Center Drive
16.02	10 Vanguard Drive
16.03	650 Lincoln Road
17	At Home Portfolio	0
17.01	15065 Creosote Road
17.02	2650 West Interstate 20
17.03	1600 West Kelly Avenue
17.04	2244 South Reynolds Road
17.05	642 South Walnut Avenue
18	Maple Ridge Phase III	0
19	Gulf Shores Hotel Portfolio	0	Cash		HIE PIP Reserve
19.01	HIE Gulf Shores
19.02	Microtel Gulf Shores
20	Lakepoint Office Park	0	Cash		Free Rent Reserve
21	Aloft Chesapeake & Fairfield Inn Williamsburg	0	Cash
21.01	Fairfield Inn Williamsburg
21.02	Aloft Chesapeake
22	Residence Inn by Marriott LAX	0	Cash		Earnout Reserve
23	Marriott Saddle Brook	0	Cash		Franchise Agreement Reserve
24	100 Tournament Drive	0	Cash
25	Hilton Garden Inn - Houston Bush Airport	0	Cash
26	Holiday Inn & Suites Ocala	0	Cash
27	Vancouver Center North Tower	0	Cash
28	Regent Portfolio	0	Cash		Common Charge Reserve
28.01	HMOB - Mount Kisco
28.02	Hajjar MOB - Jersey City
28.03	Hajjar MOB - Glen Rock
28.04	Hajjar MOB - Wayne
28.05	Hajjar MOB - Carlstadt
28.06	Hajjar MOB - Oradell
28.07	HMOB - New Brunswick
28.08	Hajjar MOB - Roseland
28.09	Hajjar MOB - Fair Lawn
28.1	Miramar Medical Building
28.11	Hajjar Business Holdings - Fair Lawn
28.12	Hajjar MOB - Hackensack
28.13	Hajjar Warehouse - Hackensack
29	3 Executive Campus	0	Cash		Tenant Reserve
30	860 West Levoy Drive	0
31	Shilo Inn Newport	0	Cash
32	Manhattan Avenue	0
33	Desert Glen	0
34	Comfort Suites Pineville	0
35	Noble Creek Shops	0
36	Gold’s Gym - Richland, WA	0
37	Best Western Yuba City	0	Cash		Seasonality Reserve
38	Comfort Inn at Carowinds	0	Cash
39	Holiday Inn Express & Suites Wauseon	40,000	Cash
40	Two Edison Lakes Office	0	Cash
41	21 North 1st Avenue	0
42	Tri-State Family Dollar Portfolio	0
42.01	Family Dollar Paterson, NJ
42.02	Family Dollar Waterbury, CT
42.03	Family Dollar Elizabeth, NJ
43	47 NE 36th Street	0	Cash
44	Cape Cod Condominiums	0
45	534 Holland	0
46	288 Cornelia Street	0
47	11600 Southwest Shilo Lane	0

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Initial) ($)(16)
1	The Mall at Rockingham Park	0
2	85 Bluxome	0/4,373,796
3	26 Astor Place	0
4	Plaza Mexico – Los Angeles	Planet Fitness TI/LC Reserve: Upfront: $611,613; Food 4 Less CAM Reserve: Upfront: $88,068; La Curacao CAM Reserve: Upfront: $50,000; Litigation Reserve: Upfront: $56,250; Proposed Construction Reserve: Upfront: $69,999; Earthquake Insurance Reserve: Upfront: $150,000
5	Holiday Inn Express Nashville - Downtown	5,309,000
6	Renaissance Center	0
7	AG Life Time Fitness Portfolio	0
7.01	Life Time - Florham Park, NJ
7.02	Life Time - Westwood, MA
7.03	Life Time - Vernon Hills, IL
7.04	Life Time - Lakeville, MN
7.05	Life Time - Sterling, VA
7.06	Life Time - Vestavia Hills, AL
7.07	Life Time - Beachwood, OH
7.08	Life Time - Dublin, OH
7.09	Life Time - Ellisville, MO
7.1	Life Time - Woodstock, GA
8	3501 Corporate Parkway	0
9	South Pointe Apartments	0
10	East Lake Tower Corporate Center	0
11	Peachtree Mall	0
12	TEK Park	0
13	Seattle Area Portfolio	0
13.01	Camelia Apartments
13.02	Hildebrand Village
13.03	Liberty Centre
14	Sandalfoot Plaza & Nassau Square	0
14.01	Sandalfoot Plaza
14.02	Nassau Square
15	OZRE Leased Fee Portfolio	0
15.01	300 Arboretum Place
15.02	700 East Gate Drive
15.03	6802 Paragon Place
15.04	6800 Paragon Place
15.05	2100 West Laburnum Avenue
15.06	7501 Boulder View Drive
15.07	7300 Beaufont Springs Drive
15.08	4870 Sadler Road
15.09	12015 Lee Jackson Memorial Highway
15.1	6806 Paragon Place
15.11	925 Harvest Drive
15.12	555 Croton Road
15.13	980 Harvest Drive
15.14	309 Fellowship Road
15.15	11781 Lee Jackson Memorial Highway
15.16	305 Fellowship Road
15.17	701 East Gate Drive
15.18	920 Harvest Drive
15.19	4880 Sadler Road
15.2	1025 Boulders Parkway
15.21	2201 Tomlynn Street
15.22	2240-2250 Butler Pike
15.23	7401 Beaufont Springs Drive
15.24	2511 Brittons Hill Road
15.25	4805 Lake Brook Drive
15.26	4401 Fair Lakes Court
15.27	2812 Emerywood Parkway
15.28	9100 Arboretum Parkway
15.29	500 Enterprise Road
15.3	303 Fellowship Road
15.31	9011 Arboretum Parkway
15.32	910 Harvest Drive
15.33	7325 Beaufont Springs Drive
15.34	1 Progress Drive
15.35	2260 Butler Pike
15.36	140 West Germantown Pike
15.37	307 Fellowship Road
15.38	9210 Arboretum Parkway
15.39	2221 Dabney Road
15.4	9200 Arboretum Parkway
15.41	815 East Gate Drive
15.42	120 West Germantown Pike
15.43	4364 South Alston Avenue
15.44	308 Harper Drive
15.45	2251 Dabney Road
15.46	2212 Tomlynn Street
15.47	2256 Dabney Road
15.48	2246 Dabney Road
15.49	2244 Dabney Road
15.5	2130 Tomlynn Street
15.51	2161 Tomlynn Street
15.52	2248 Dabney Road
15.53	2112 Tomlynn Street
15.54	2277 Dabney Road
15.55	9211 Arboretum Parkway
15.56	2240 Dabney Road
15.57	817 East Gate Drive

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Initial) ($)(16)
15.58	161 Gaither Drive
16	Berks County Industrial	0
16.01	100-900 Corporate Center Drive
16.02	10 Vanguard Drive
16.03	650 Lincoln Road
17	At Home Portfolio	0
17.01	15065 Creosote Road
17.02	2650 West Interstate 20
17.03	1600 West Kelly Avenue
17.04	2244 South Reynolds Road
17.05	642 South Walnut Avenue
18	Maple Ridge Phase III	0
19	Gulf Shores Hotel Portfolio	890,000
19.01	HIE Gulf Shores
19.02	Microtel Gulf Shores
20	Lakepoint Office Park	22,930
21	Aloft Chesapeake & Fairfield Inn Williamsburg	0
21.01	Fairfield Inn Williamsburg
21.02	Aloft Chesapeake
22	Residence Inn by Marriott LAX	5,500,000
23	Marriott Saddle Brook	0
24	100 Tournament Drive	0
25	Hilton Garden Inn - Houston Bush Airport	0
26	Holiday Inn & Suites Ocala	0
27	Vancouver Center North Tower	0
28	Regent Portfolio	37,944
28.01	HMOB - Mount Kisco
28.02	Hajjar MOB - Jersey City
28.03	Hajjar MOB - Glen Rock
28.04	Hajjar MOB - Wayne
28.05	Hajjar MOB - Carlstadt
28.06	Hajjar MOB - Oradell
28.07	HMOB - New Brunswick
28.08	Hajjar MOB - Roseland
28.09	Hajjar MOB - Fair Lawn
28.1	Miramar Medical Building
28.11	Hajjar Business Holdings - Fair Lawn
28.12	Hajjar MOB - Hackensack
28.13	Hajjar Warehouse - Hackensack
29	3 Executive Campus	0
30	860 West Levoy Drive	0
31	Shilo Inn Newport	0
32	Manhattan Avenue	0
33	Desert Glen	0
34	Comfort Suites Pineville	0
35	Noble Creek Shops	0
36	Gold’s Gym - Richland, WA	0
37	Best Western Yuba City	67,128
38	Comfort Inn at Carowinds	0
39	Holiday Inn Express & Suites Wauseon	0
40	Two Edison Lakes Office	0
41	21 North 1st Avenue	0
42	Tri-State Family Dollar Portfolio	0
42.01	Family Dollar Paterson, NJ
42.02	Family Dollar Waterbury, CT
42.03	Family Dollar Elizabeth, NJ
43	47 NE 36th Street	0
44	Cape Cod Condominiums	0
45	534 Holland	0
46	288 Cornelia Street	0
47	11600 Southwest Shilo Lane	0

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)
1	The Mall at Rockingham Park	0	0
2	85 Bluxome	Springing/NAP	0
3	26 Astor Place	0	0
4	Plaza Mexico – Los Angeles	0	0
5	Holiday Inn Express Nashville - Downtown	0	0
6	Renaissance Center	0	0
7	AG Life Time Fitness Portfolio	0	0
7.01	Life Time - Florham Park, NJ
7.02	Life Time - Westwood, MA
7.03	Life Time - Vernon Hills, IL
7.04	Life Time - Lakeville, MN
7.05	Life Time - Sterling, VA
7.06	Life Time - Vestavia Hills, AL
7.07	Life Time - Beachwood, OH
7.08	Life Time - Dublin, OH
7.09	Life Time - Ellisville, MO
7.1	Life Time - Woodstock, GA
8	3501 Corporate Parkway	0	0
9	South Pointe Apartments	0	0
10	East Lake Tower Corporate Center	0	0
11	Peachtree Mall	0	0
12	TEK Park	0	0
13	Seattle Area Portfolio	0	0
13.01	Camelia Apartments
13.02	Hildebrand Village
13.03	Liberty Centre
14	Sandalfoot Plaza & Nassau Square	0	0
14.01	Sandalfoot Plaza
14.02	Nassau Square
15	OZRE Leased Fee Portfolio	Springing	0
15.01	300 Arboretum Place
15.02	700 East Gate Drive
15.03	6802 Paragon Place
15.04	6800 Paragon Place
15.05	2100 West Laburnum Avenue
15.06	7501 Boulder View Drive
15.07	7300 Beaufont Springs Drive
15.08	4870 Sadler Road
15.09	12015 Lee Jackson Memorial Highway
15.1	6806 Paragon Place
15.11	925 Harvest Drive
15.12	555 Croton Road
15.13	980 Harvest Drive
15.14	309 Fellowship Road
15.15	11781 Lee Jackson Memorial Highway
15.16	305 Fellowship Road
15.17	701 East Gate Drive
15.18	920 Harvest Drive
15.19	4880 Sadler Road
15.2	1025 Boulders Parkway
15.21	2201 Tomlynn Street
15.22	2240-2250 Butler Pike
15.23	7401 Beaufont Springs Drive
15.24	2511 Brittons Hill Road
15.25	4805 Lake Brook Drive
15.26	4401 Fair Lakes Court
15.27	2812 Emerywood Parkway
15.28	9100 Arboretum Parkway
15.29	500 Enterprise Road
15.3	303 Fellowship Road
15.31	9011 Arboretum Parkway
15.32	910 Harvest Drive
15.33	7325 Beaufont Springs Drive
15.34	1 Progress Drive
15.35	2260 Butler Pike
15.36	140 West Germantown Pike
15.37	307 Fellowship Road
15.38	9210 Arboretum Parkway
15.39	2221 Dabney Road
15.4	9200 Arboretum Parkway
15.41	815 East Gate Drive
15.42	120 West Germantown Pike
15.43	4364 South Alston Avenue
15.44	308 Harper Drive
15.45	2251 Dabney Road
15.46	2212 Tomlynn Street
15.47	2256 Dabney Road
15.48	2246 Dabney Road
15.49	2244 Dabney Road
15.5	2130 Tomlynn Street
15.51	2161 Tomlynn Street
15.52	2248 Dabney Road
15.53	2112 Tomlynn Street
15.54	2277 Dabney Road
15.55	9211 Arboretum Parkway
15.56	2240 Dabney Road
15.57	817 East Gate Drive

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)
15.58	161 Gaither Drive
16	Berks County Industrial	0	0
16.01	100-900 Corporate Center Drive
16.02	10 Vanguard Drive
16.03	650 Lincoln Road
17	At Home Portfolio	0	0
17.01	15065 Creosote Road
17.02	2650 West Interstate 20
17.03	1600 West Kelly Avenue
17.04	2244 South Reynolds Road
17.05	642 South Walnut Avenue
18	Maple Ridge Phase III	0	0
19	Gulf Shores Hotel Portfolio	0	0
19.01	HIE Gulf Shores
19.02	Microtel Gulf Shores
20	Lakepoint Office Park	0	0
21	Aloft Chesapeake & Fairfield Inn Williamsburg	0	0
21.01	Fairfield Inn Williamsburg
21.02	Aloft Chesapeake
22	Residence Inn by Marriott LAX	0	0
23	Marriott Saddle Brook	Springing	0
24	100 Tournament Drive	0	0
25	Hilton Garden Inn - Houston Bush Airport	0	0
26	Holiday Inn & Suites Ocala	0	0
27	Vancouver Center North Tower	0	0
28	Regent Portfolio	Monthly amount of any common charges, association fees or dues or other recurring expenses, or any regular or special assessments, or any other fees or other charges due and payable by Borrower under the Condominium Declaration or any other Condominium Documents	0
28.01	HMOB - Mount Kisco
28.02	Hajjar MOB - Jersey City
28.03	Hajjar MOB - Glen Rock
28.04	Hajjar MOB - Wayne
28.05	Hajjar MOB - Carlstadt
28.06	Hajjar MOB - Oradell
28.07	HMOB - New Brunswick
28.08	Hajjar MOB - Roseland
28.09	Hajjar MOB - Fair Lawn
28.1	Miramar Medical Building
28.11	Hajjar Business Holdings - Fair Lawn
28.12	Hajjar MOB - Hackensack
28.13	Hajjar Warehouse - Hackensack
29	3 Executive Campus	Springing	0
30	860 West Levoy Drive	0	0
31	Shilo Inn Newport	0	0
32	Manhattan Avenue	0	0
33	Desert Glen	0	0
34	Comfort Suites Pineville	0	0
35	Noble Creek Shops	0	0
36	Gold’s Gym - Richland, WA	0	0
37	Best Western Yuba City	0	67,128
38	Comfort Inn at Carowinds	0	0
39	Holiday Inn Express & Suites Wauseon	0	0
40	Two Edison Lakes Office	0	0
41	21 North 1st Avenue	0	0
42	Tri-State Family Dollar Portfolio	0	0
42.01	Family Dollar Paterson, NJ
42.02	Family Dollar Waterbury, CT
42.03	Family Dollar Elizabeth, NJ
43	47 NE 36th Street	0	0
44	Cape Cod Condominiums	0	0
45	534 Holland	0	0
46	288 Cornelia Street	0	0
47	11600 Southwest Shilo Lane	0	0

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(16)	Ownership Interest(17)	Ground Lease Initial Expiration Date(17)	Annual Ground Rent Payment(17)	Annual Ground Rent Increases(17)
1	The Mall at Rockingham Park				Both	3/1/2057	10	None
2	85 Bluxome	NAP/Cash			Fee
3	26 Astor Place				Leasehold	12/31/2102	1	None
4	Plaza Mexico – Los Angeles	Cash			Fee
5	Holiday Inn Express Nashville - Downtown	LoC	City National Bank		Both	12/31/2016	112,183	5.0%
6	Renaissance Center				Fee
7	AG Life Time Fitness Portfolio				Fee
7.01	Life Time - Florham Park, NJ				Fee
7.02	Life Time - Westwood, MA				Fee
7.03	Life Time - Vernon Hills, IL				Fee
7.04	Life Time - Lakeville, MN				Fee
7.05	Life Time - Sterling, VA				Fee
7.06	Life Time - Vestavia Hills, AL				Fee
7.07	Life Time - Beachwood, OH				Fee
7.08	Life Time - Dublin, OH				Fee
7.09	Life Time - Ellisville, MO				Fee
7.1	Life Time - Woodstock, GA				Fee
8	3501 Corporate Parkway				Fee
9	South Pointe Apartments				Fee
10	East Lake Tower Corporate Center				Fee
11	Peachtree Mall				Fee
12	TEK Park				Fee
13	Seattle Area Portfolio				Fee
13.01	Camelia Apartments				Fee
13.02	Hildebrand Village				Fee
13.03	Liberty Centre				Fee
14	Sandalfoot Plaza & Nassau Square				Fee
14.01	Sandalfoot Plaza				Fee
14.02	Nassau Square				Fee
15	OZRE Leased Fee Portfolio				Fee	2/3/2114 for properties in New Jersey and 2/3/2115 for all others	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.01	300 Arboretum Place				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.02	700 East Gate Drive				Fee	2/3/2114	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.03	6802 Paragon Place				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.04	6800 Paragon Place				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.05	2100 West Laburnum Avenue				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.06	7501 Boulder View Drive				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.07	7300 Beaufont Springs Drive				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.08	4870 Sadler Road				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.09	12015 Lee Jackson Memorial Highway				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.1	6806 Paragon Place				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.11	925 Harvest Drive				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.12	555 Croton Road				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.13	980 Harvest Drive				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.14	309 Fellowship Road				Fee	2/3/2114	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.15	11781 Lee Jackson Memorial Highway				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.16	305 Fellowship Road				Fee	2/3/2114	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.17	701 East Gate Drive				Fee	2/3/2114	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.18	920 Harvest Drive				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.19	4880 Sadler Road				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.2	1025 Boulders Parkway				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.21	2201 Tomlynn Street				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.22	2240-2250 Butler Pike				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.23	7401 Beaufont Springs Drive				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.24	2511 Brittons Hill Road				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.25	4805 Lake Brook Drive				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.26	4401 Fair Lakes Court				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.27	2812 Emerywood Parkway				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.28	9100 Arboretum Parkway				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.29	500 Enterprise Road				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.3	303 Fellowship Road				Fee	2/3/2114	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.31	9011 Arboretum Parkway				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.32	910 Harvest Drive				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.33	7325 Beaufont Springs Drive				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.34	1 Progress Drive				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.35	2260 Butler Pike				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.36	140 West Germantown Pike				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.37	307 Fellowship Road				Fee	2/3/2114	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.38	9210 Arboretum Parkway				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.39	2221 Dabney Road				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.4	9200 Arboretum Parkway				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.41	815 East Gate Drive				Fee	2/3/2114	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.42	120 West Germantown Pike				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.43	4364 South Alston Avenue				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.44	308 Harper Drive				Fee	2/3/2114	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.45	2251 Dabney Road				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.46	2212 Tomlynn Street				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.47	2256 Dabney Road				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.48	2246 Dabney Road				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.49	2244 Dabney Road				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.5	2130 Tomlynn Street				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.51	2161 Tomlynn Street				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.52	2248 Dabney Road				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.53	2112 Tomlynn Street				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.54	2277 Dabney Road				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.55	9211 Arboretum Parkway				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.56	2240 Dabney Road				Fee	2/3/2115	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
15.57	817 East Gate Drive				Fee	2/3/2114	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(16)	Ownership Interest(17)	Ground Lease Initial Expiration Date(17)	Annual Ground Rent Payment(17)	Annual Ground Rent Increases(17)
15.58	161 Gaither Drive				Fee	2/3/2114	11,894,564	Annual rental increases by 2.5% every years through 2026; Beginning in 2027, annual rental increase by 2.5% or CPI every ten years
16	Berks County Industrial			994,700	Fee
16.01	100-900 Corporate Center Drive				Fee
16.02	10 Vanguard Drive				Fee
16.03	650 Lincoln Road				Fee
17	At Home Portfolio				Fee
17.01	15065 Creosote Road				Fee
17.02	2650 West Interstate 20				Fee
17.03	1600 West Kelly Avenue				Fee
17.04	2244 South Reynolds Road				Fee
17.05	642 South Walnut Avenue				Fee
18	Maple Ridge Phase III				Fee
19	Gulf Shores Hotel Portfolio	Cash			Fee
19.01	HIE Gulf Shores				Fee
19.02	Microtel Gulf Shores				Fee
20	Lakepoint Office Park	Cash			Fee
21	Aloft Chesapeake & Fairfield Inn Williamsburg				Fee
21.01	Fairfield Inn Williamsburg				Fee
21.02	Aloft Chesapeake				Fee
22	Residence Inn by Marriott LAX	Cash			Leasehold	12/31/2114	412,500	Increase $25,000 annually through 2025. Increase 3% annually through maturity. FMV Rental Adjustment Dates 1/1/2056, 1/1/2076 and 1/1/2096.
23	Marriott Saddle Brook				Fee
24	100 Tournament Drive				Fee
25	Hilton Garden Inn - Houston Bush Airport				Fee
26	Holiday Inn & Suites Ocala				Fee
27	Vancouver Center North Tower				Fee
28	Regent Portfolio	Cash			Fee
28.01	HMOB - Mount Kisco				Fee
28.02	Hajjar MOB - Jersey City				Fee
28.03	Hajjar MOB - Glen Rock				Fee
28.04	Hajjar MOB - Wayne				Fee
28.05	Hajjar MOB - Carlstadt				Fee
28.06	Hajjar MOB - Oradell				Fee
28.07	HMOB - New Brunswick				Fee
28.08	Hajjar MOB - Roseland				Fee
28.09	Hajjar MOB - Fair Lawn				Fee
28.1	Miramar Medical Building				Fee
28.11	Hajjar Business Holdings - Fair Lawn				Fee
28.12	Hajjar MOB - Hackensack				Fee
28.13	Hajjar Warehouse - Hackensack				Fee
29	3 Executive Campus				Fee
30	860 West Levoy Drive				Fee
31	Shilo Inn Newport				Fee
32	Manhattan Avenue				Fee
33	Desert Glen				Fee
34	Comfort Suites Pineville				Fee
35	Noble Creek Shops				Fee
36	Gold’s Gym - Richland, WA				Fee
37	Best Western Yuba City				Fee
38	Comfort Inn at Carowinds				Fee
39	Holiday Inn Express & Suites Wauseon				Fee
40	Two Edison Lakes Office				Fee
41	21 North 1st Avenue				Fee
42	Tri-State Family Dollar Portfolio				Fee
42.01	Family Dollar Paterson, NJ				Fee
42.02	Family Dollar Waterbury, CT				Fee
42.03	Family Dollar Elizabeth, NJ				Fee
43	47 NE 36th Street				Fee
44	Cape Cod Condominiums				Fee
45	534 Holland				Fee
46	288 Cornelia Street				Fee
47	11600 Southwest Shilo Lane				Fee

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield
1	The Mall at Rockingham Park	Hard/Springing Cash Management	262,000,000	894,318	119,500,000	119,500,000	2.32	2.25	53.0%	9.5%	9.2%
2	85 Bluxome	Hard/Springing Cash Management
3	26 Astor Place	Hard/Upfront Cash Management
4	Plaza Mexico – Los Angeles	Hard/Upfront Cash Management
5	Holiday Inn Express Nashville - Downtown	Hard/Springing Cash Management
6	Renaissance Center	Hard/Springing Cash Management
7	AG Life Time Fitness Portfolio	Hard/Upfront Cash Management
7.01	Life Time - Florham Park, NJ
7.02	Life Time - Westwood, MA
7.03	Life Time - Vernon Hills, IL
7.04	Life Time - Lakeville, MN
7.05	Life Time - Sterling, VA
7.06	Life Time - Vestavia Hills, AL
7.07	Life Time - Beachwood, OH
7.08	Life Time - Dublin, OH
7.09	Life Time - Ellisville, MO
7.1	Life Time - Woodstock, GA
8	3501 Corporate Parkway	Hard/Springing Cash Management
9	South Pointe Apartments	Soft/Springing Cash Management
10	East Lake Tower Corporate Center	Hard/Upfront Cash Management
11	Peachtree Mall	Hard/Springing Cash Management
12	TEK Park	Hard/Springing Cash Management
13	Seattle Area Portfolio	Soft/Springing Cash Management
13.01	Camelia Apartments
13.02	Hildebrand Village
13.03	Liberty Centre
14	Sandalfoot Plaza & Nassau Square	Hard/Springing Cash Management
14.01	Sandalfoot Plaza
14.02	Nassau Square
15	OZRE Leased Fee Portfolio	Hard/Upfront Cash Management
15.01	300 Arboretum Place
15.02	700 East Gate Drive
15.03	6802 Paragon Place
15.04	6800 Paragon Place
15.05	2100 West Laburnum Avenue
15.06	7501 Boulder View Drive
15.07	7300 Beaufont Springs Drive
15.08	4870 Sadler Road
15.09	12015 Lee Jackson Memorial Highway
15.1	6806 Paragon Place
15.11	925 Harvest Drive
15.12	555 Croton Road
15.13	980 Harvest Drive
15.14	309 Fellowship Road
15.15	11781 Lee Jackson Memorial Highway
15.16	305 Fellowship Road
15.17	701 East Gate Drive
15.18	920 Harvest Drive
15.19	4880 Sadler Road
15.2	1025 Boulders Parkway
15.21	2201 Tomlynn Street
15.22	2240-2250 Butler Pike
15.23	7401 Beaufont Springs Drive
15.24	2511 Brittons Hill Road
15.25	4805 Lake Brook Drive
15.26	4401 Fair Lakes Court
15.27	2812 Emerywood Parkway
15.28	9100 Arboretum Parkway
15.29	500 Enterprise Road
15.3	303 Fellowship Road
15.31	9011 Arboretum Parkway
15.32	910 Harvest Drive
15.33	7325 Beaufont Springs Drive
15.34	1 Progress Drive
15.35	2260 Butler Pike
15.36	140 West Germantown Pike
15.37	307 Fellowship Road
15.38	9210 Arboretum Parkway
15.39	2221 Dabney Road
15.4	9200 Arboretum Parkway
15.41	815 East Gate Drive
15.42	120 West Germantown Pike
15.43	4364 South Alston Avenue
15.44	308 Harper Drive
15.45	2251 Dabney Road
15.46	2212 Tomlynn Street
15.47	2256 Dabney Road
15.48	2246 Dabney Road
15.49	2244 Dabney Road
15.5	2130 Tomlynn Street
15.51	2161 Tomlynn Street
15.52	2248 Dabney Road
15.53	2112 Tomlynn Street
15.54	2277 Dabney Road
15.55	9211 Arboretum Parkway
15.56	2240 Dabney Road
15.57	817 East Gate Drive

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield
15.58	161 Gaither Drive
16	Berks County Industrial	Springing
16.01	100-900 Corporate Center Drive
16.02	10 Vanguard Drive
16.03	650 Lincoln Road
17	At Home Portfolio	Hard/Upfront Cash Management
17.01	15065 Creosote Road
17.02	2650 West Interstate 20
17.03	1600 West Kelly Avenue
17.04	2244 South Reynolds Road
17.05	642 South Walnut Avenue
18	Maple Ridge Phase III	None
19	Gulf Shores Hotel Portfolio	Hard/Springing Cash Management
19.01	HIE Gulf Shores
19.02	Microtel Gulf Shores
20	Lakepoint Office Park	Hard/Springing Cash Management
21	Aloft Chesapeake & Fairfield Inn Williamsburg	Hard/Springing Cash Management
21.01	Fairfield Inn Williamsburg
21.02	Aloft Chesapeake
22	Residence Inn by Marriott LAX	Hard/Springing Cash Management
23	Marriott Saddle Brook	Hard/Springing Cash Management
24	100 Tournament Drive	Springing
25	Hilton Garden Inn - Houston Bush Airport	Hard/Springing Cash Management
26	Holiday Inn & Suites Ocala	Springing
27	Vancouver Center North Tower	Hard/Springing Cash Management
28	Regent Portfolio	Hard/Upfront Cash Management
28.01	HMOB - Mount Kisco
28.02	Hajjar MOB - Jersey City
28.03	Hajjar MOB - Glen Rock
28.04	Hajjar MOB - Wayne
28.05	Hajjar MOB - Carlstadt
28.06	Hajjar MOB - Oradell
28.07	HMOB - New Brunswick
28.08	Hajjar MOB - Roseland
28.09	Hajjar MOB - Fair Lawn
28.1	Miramar Medical Building
28.11	Hajjar Business Holdings - Fair Lawn
28.12	Hajjar MOB - Hackensack
28.13	Hajjar Warehouse - Hackensack
29	3 Executive Campus	Soft/Springing Cash Management
30	860 West Levoy Drive	Hard/Springing Cash Management
31	Shilo Inn Newport	Hard/Springing Cash Management
32	Manhattan Avenue	Hard/Upfront Cash Management
33	Desert Glen	Springing
34	Comfort Suites Pineville	Hard/Springing Cash Management
35	Noble Creek Shops	Springing
36	Gold’s Gym - Richland, WA	Hard/Springing Cash Management
37	Best Western Yuba City	Hard/Springing Cash Management
38	Comfort Inn at Carowinds	Hard/Springing Cash Management
39	Holiday Inn Express & Suites Wauseon	Springing
40	Two Edison Lakes Office	Hard/Springing Cash Management
41	21 North 1st Avenue	Hard/Springing Cash Management
42	Tri-State Family Dollar Portfolio	Springing
42.01	Family Dollar Paterson, NJ
42.02	Family Dollar Waterbury, CT
42.03	Family Dollar Elizabeth, NJ
43	47 NE 36th Street	Soft/Springing Cash Management
44	Cape Cod Condominiums	Springing
45	534 Holland	Hard/Upfront Cash Management
46	288 Cornelia Street	Hard/Springing Cash Management
47	11600 Southwest Shilo Lane	Hard/Springing Cash Management

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mezzanine Debt Cut-off Date Balance($)	Sponsor(18)	Affiliated Sponsors	Mortgage Loan Number
1	The Mall at Rockingham Park		Mayflower Realty LLC, Series B (Simon Property Group, L.P. and CCPIB); Institutional Mall Investors LLC		1.00
2	85 Bluxome		Sepehr Sarshar; Kaveh Cyrus Sanandaji		2.00
3	26 Astor Place		The Related Companies, L.P.		3.00
4	Plaza Mexico – Los Angeles	14,000,000	Min Chae; Donald Chae		4.00
5	Holiday Inn Express Nashville - Downtown		James M. Lippman; Birchmont Capital Partners I, L.P.; JRK Property Holdings		5.00
6	Renaissance Center		Dennis Troesh		6.00
7	AG Life Time Fitness Portfolio		AG Net Lease III Corp.; AG Net Lease III (SO) Corp.		7.00
7.01	Life Time - Florham Park, NJ				7.01
7.02	Life Time - Westwood, MA				7.02
7.03	Life Time - Vernon Hills, IL				7.03
7.04	Life Time - Lakeville, MN				7.04
7.05	Life Time - Sterling, VA				7.05
7.06	Life Time - Vestavia Hills, AL				7.06
7.07	Life Time - Beachwood, OH				7.07
7.08	Life Time - Dublin, OH				7.08
7.09	Life Time - Ellisville, MO				7.09
7.1	Life Time - Woodstock, GA				7.10
8	3501 Corporate Parkway		Pankaj Gupta; Vijaysinh Krishasinh Parmar		8.00
9	South Pointe Apartments		Joseph G. Lubeck; Mitchell B. Robbins; Steven R. Robbins		9.00
10	East Lake Tower Corporate Center	3,440,000	Mark Weber		10.00
11	Peachtree Mall		General Growth Partners		11.00
12	TEK Park		Eli Sternbuch		12.00
13	Seattle Area Portfolio		Lord Baltimore Group, LTD.		13.00
13.01	Camelia Apartments				13.01
13.02	Hildebrand Village				13.02
13.03	Liberty Centre				13.03
14	Sandalfoot Plaza & Nassau Square		The Harry J. Brown, Jr. Revocable Trust Under Trust Agreement Dated July 19, 2004, As Amended.		14.00
14.01	Sandalfoot Plaza				14.01
14.02	Nassau Square				14.02
15	OZRE Leased Fee Portfolio		Och-Ziff Real Estate Fund III, L.P.; Och-Ziff Real Estate Parallel Fund III A, L.P.; Och-Ziff Real Estate Parallel Fund III B, L.P.; Och-Ziff Real Estate Parallel Fund III D, L.P.; Och-Ziff Real Estate Parallel Fund III E, L.P.		15.00
15.01	300 Arboretum Place				15.01
15.02	700 East Gate Drive				15.02
15.03	6802 Paragon Place				15.03
15.04	6800 Paragon Place				15.04
15.05	2100 West Laburnum Avenue				15.05
15.06	7501 Boulder View Drive				15.06
15.07	7300 Beaufont Springs Drive				15.07
15.08	4870 Sadler Road				15.08
15.09	12015 Lee Jackson Memorial Highway				15.09
15.1	6806 Paragon Place				15.10
15.11	925 Harvest Drive				15.11
15.12	555 Croton Road				15.12
15.13	980 Harvest Drive				15.13
15.14	309 Fellowship Road				15.14
15.15	11781 Lee Jackson Memorial Highway				15.15
15.16	305 Fellowship Road				15.16
15.17	701 East Gate Drive				15.17
15.18	920 Harvest Drive				15.18
15.19	4880 Sadler Road				15.19
15.2	1025 Boulders Parkway				15.20
15.21	2201 Tomlynn Street				15.21
15.22	2240-2250 Butler Pike				15.22
15.23	7401 Beaufont Springs Drive				15.23
15.24	2511 Brittons Hill Road				15.24
15.25	4805 Lake Brook Drive				15.25
15.26	4401 Fair Lakes Court				15.26
15.27	2812 Emerywood Parkway				15.27
15.28	9100 Arboretum Parkway				15.28
15.29	500 Enterprise Road				15.29
15.3	303 Fellowship Road				15.30
15.31	9011 Arboretum Parkway				15.31
15.32	910 Harvest Drive				15.32
15.33	7325 Beaufont Springs Drive				15.33
15.34	1 Progress Drive				15.34
15.35	2260 Butler Pike				15.35
15.36	140 West Germantown Pike				15.36
15.37	307 Fellowship Road				15.37
15.38	9210 Arboretum Parkway				15.38
15.39	2221 Dabney Road				15.39
15.4	9200 Arboretum Parkway				15.40
15.41	815 East Gate Drive				15.41
15.42	120 West Germantown Pike				15.42
15.43	4364 South Alston Avenue				15.43
15.44	308 Harper Drive				15.44
15.45	2251 Dabney Road				15.45
15.46	2212 Tomlynn Street				15.46
15.47	2256 Dabney Road				15.47
15.48	2246 Dabney Road				15.48
15.49	2244 Dabney Road				15.49
15.5	2130 Tomlynn Street				15.50
15.51	2161 Tomlynn Street				15.51
15.52	2248 Dabney Road				15.52
15.53	2112 Tomlynn Street				15.53
15.54	2277 Dabney Road				15.54
15.55	9211 Arboretum Parkway				15.55
15.56	2240 Dabney Road				15.56
15.57	817 East Gate Drive				15.57

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mezzanine Debt Cut-off Date Balance($)	Sponsor(18)	Affiliated Sponsors	Mortgage Loan Number
15.58	161 Gaither Drive				15.58
16	Berks County Industrial		Thomas B Shell		16.00
16.01	100-900 Corporate Center Drive				16.01
16.02	10 Vanguard Drive				16.02
16.03	650 Lincoln Road				16.03
17	At Home Portfolio		LCN Capital Partners		17.00
17.01	15065 Creosote Road				17.01
17.02	2650 West Interstate 20				17.02
17.03	1600 West Kelly Avenue				17.03
17.04	2244 South Reynolds Road				17.04
17.05	642 South Walnut Avenue				17.05
18	Maple Ridge Phase III		Brad Nichols; Jennifer Wise; Scott Wise; Sterling Nichols		18.00
19	Gulf Shores Hotel Portfolio		Virendra Patel		19.00
19.01	HIE Gulf Shores				19.01
19.02	Microtel Gulf Shores				19.02
20	Lakepoint Office Park		Jonathan Berns; Edward Schwartz		20.00
21	Aloft Chesapeake & Fairfield Inn Williamsburg		Malay H. Thakkar; Neel D. Desai		21.00
21.01	Fairfield Inn Williamsburg				21.01
21.02	Aloft Chesapeake				21.02
22	Residence Inn by Marriott LAX		Robert A. Alter		22.00
23	Marriott Saddle Brook		Columbia Sussex Corporation		23.00
24	100 Tournament Drive		Ephraim Hasenfeld		24.00
25	Hilton Garden Inn - Houston Bush Airport		Charles Rotkin; Sean Leoni		25.00
26	Holiday Inn & Suites Ocala		Digvijay Gaekwad		26.00
27	Vancouver Center North Tower		Ahmed Saeed Mohamed Albadi Aldaheri		27.00
28	Regent Portfolio	10,000,000	John H. Hajjar		28.00
28.01	HMOB - Mount Kisco	1,641,191			28.01
28.02	Hajjar MOB - Jersey City	1,190,668			28.02
28.03	Hajjar MOB - Glen Rock	1,174,578			28.03
28.04	Hajjar MOB - Wayne	1,118,262			28.04
28.05	Hajjar MOB - Carlstadt	941,271			28.05
28.06	Hajjar MOB - Oradell	860,821			28.06
28.07	HMOB - New Brunswick	667,739			28.07
28.08	Hajjar MOB - Roseland	611,424			28.08
28.09	Hajjar MOB - Fair Lawn	522,928			28.09
28.1	Miramar Medical Building	522,928			28.10
28.11	Hajjar Business Holdings - Fair Lawn	353,982			28.11
28.12	Hajjar MOB - Hackensack	241,352			28.12
28.13	Hajjar Warehouse - Hackensack	152,856			28.13
29	3 Executive Campus		David Ekstein		29.00
30	860 West Levoy Drive		Gladstone Commercial Corporation		30.00
31	Shilo Inn Newport		Mark S. Hemstreet	Y - Group 2	31.00
32	Manhattan Avenue		Gal Sela		32.00
33	Desert Glen		Alan C. Fox		33.00
34	Comfort Suites Pineville		Hiren Viroja; Kunal H. Dave	Y - Group 1	34.00
35	Noble Creek Shops		Brian D. McAuley aka B. Douglas McAuley		35.00
36	Gold’s Gym - Richland, WA		Jonathan Wornick		36.00
37	Best Western Yuba City		Sutter Hotel Group, LLC		37.00
38	Comfort Inn at Carowinds		Hardik Viroja; Kunal H. Dave	Y - Group 1	38.00
39	Holiday Inn Express & Suites Wauseon		Waqar Tajuddin		39.00
40	Two Edison Lakes Office		Ryan C. Rans		40.00
41	21 North 1st Avenue		Lee M. Elman		41.00
42	Tri-State Family Dollar Portfolio		Dmitrii Volkov (aka Dmitry Volkov, and/or Dmitriy Volkov)		42.00
42.01	Family Dollar Paterson, NJ				42.01
42.02	Family Dollar Waterbury, CT				42.02
42.03	Family Dollar Elizabeth, NJ				42.03
43	47 NE 36th Street		Mark Sanders		43.00
44	Cape Cod Condominiums		BWL Investments, L.L.C.		44.00
45	534 Holland		Chester Balder		45.00
46	288 Cornelia Street		Thomas Masaschi; Jason Teller		46.00
47	11600 Southwest Shilo Lane		Mark S. Hemstreet	Y - Group 2	47.00

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FOOTNOTES TO ANNEX A-1

See “Annex A-3: Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in the Prospectus for additional information on the 15 largest mortgage loans.

(1)	SG - Société Générale; CCRE—Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; Natixis – Natixis Real Estate Capital, LLC; BSP – Benefit Street Partners CRE Finance LLC; SPREF – Silverpeak Real Estate Finance, LLC
(2)	For mortgage loan No. 13 (Seattle Area Portfolio), the Number of Units at the Hildebrand Village mortgaged property includes 34,661 square feet of office space and 29,615 square feet of retail space. The Number of Units at the Liberty Centre mortgaged property includes 19,417 square feet of office space and 10,779 square feet of retail space. The mortgaged property Camelia Apartments includes 71 multifamily units (65,051 square feet).

For mortgage loan No.16 (Berks County Industrial), the borrower owns a fee simple interest in three mortgaged properties containing 11 buildings totaling 537,220 square feet. The 100-900 Corporate Center Drive mortgaged property is a 9-building park comprised of 355,620 square feet of industrial space and 110,800 square feet of office space. The 10 Vanguard Drive mortgaged property is comprised of 29,600 square feet of industrial space and 28,000 square feet of office space. The 650 Lincoln Drive mortgaged property is comprised of 12,400 square feet of industrial space and 800 square feet of office space.

For mortgage loan No. 32 (Manhattan Avenue), the Number of Units includes 13,875 square feet (102 units) of single residence occupancy space, 21,000 square feet (89 units) of transitional housing space and 1,166 square feet of retail space.

For mortgage loan No. 43 (47 NE 36th Street), the Number of Units includes 5,643 square feet of office space and 1,740 square feet of retail space.

(3)	For mortgage loan No. 1 (The Mall at Rockingham Park), the mortgage loan is represented by Note A-2-B, one of six companion notes which have a combined Cut-off Date Balance of $262,000,000, and are comprised of four senior pari passu notes with an aggregate original principal balance of $142,500,000 (Note A-1-A, Note A-2-A, Note A-1-B and Note A-2-B) and two subordinate notes with an aggregate original principal balance of $119,500,000 (Note B-1 and Note B-2), collectively, “The Mall at Rockingham Park Whole Loan”. The mortgage loan is the non-controlling senior pari passu Note A-2-B, which had an original principal balance of $40,000,000, and has a Cut-off Date Balance of $40,000,000. Two of the senior notes pari passu, Note A-1-A and Note A-2-A, with an aggregate original principal balance of $42,500,000 and the two subordinate notes, Note B-1 and Note B-2, with an aggregate original principal balance of $119,500,000, are expected to be contributed to the BBSG 2016-MRP Mortgage Trust and represent the controlling notes. The remaining senior pari passu non-controlling Note A-1-B, which has an original principal balance of $60,000,000, is held by Barclays Bank PLC, and is expected to be contributed to a future securitization trust. All statistical information related to loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Date Balance per Unit/SF are based on the four senior pari passu notes with an aggregate original principal balance of $142,500,000.

For mortgage loan No. 4 (Plaza Mexico – Los Angeles), the mortgage loan is represented by Notes A-1 and A-6, two of six pari passu notes, which have a combined Cut-Off Date Principal Balance of $106,000,000. The controlling Note A-2 and non-controlling Notes A-3, A-4 and A-5 are not included in the trust. All loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 in the aggregate (the “Plaza Mexico Whole Loan”). Note A-1 and A-6 represent a non-controlling interest in the Plaza Mexico Whole Loan.

For mortgage loan No. 5 (Holiday Inn Express Nashville - Downtown), the mortgage loan is represented by Note A-2, one of three pari passu notes which have a combined Cut-off Date Balance of $72,500,000. Note A-1 (the controlling note) and Note A-3 are not included in the

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trust. All loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1, Note A-2 and Note A-3 in the aggregate (the “Holiday Inn Express Nashville - Downtown Whole Loan”). Note A-2 represents a non-controlling interest in the Holiday Inn Express Nashville - Downtown Whole Loan.

For mortgage loan No. 6 (Renaissance Center), the mortgage loan is represented by Note A-3, one of three pari passu notes, which have a combined Cut-off Date Balance of $70,600,000. Note A-1 and Note A-2 are not included in the trust. All loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1, Note A-2 and Note A-3 in the aggregate (the “Renaissance Center Whole Loan”). Note A-3 represents a non-controlling interest in the Renaissance Center Whole Loan.

For mortgage loan No. 7 (AG Life Time Fitness Portfolio), the mortgage loan is represented by Note A-4-2, one of five pari passu notes, which have a combined Cut-off Date Balance of $174,300,000. Note A-1, Note A-2, Note A-3 and Note A-4-1 are not included in the trust. All loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Balance per Unit/SF figures presented are based on Note A-1, Note A-2, Note A-3, Note A-4-1 and Note A-4-2 in the aggregate (the “AG Life Time Fitness Portfolio Whole Loan”). Note A-4-2 represents a non-controlling interest in the AG Life Time Fitness Portfolio Whole Loan.

For mortgage loan No. 11 (Peachtree Mall), the mortgage loan is represented by Note A-1, one of four pari passu notes, which have a combined Cut-off Date Balance of $80,148,095. Note A-2, Note A-3 and Note A-4 are not included in the trust. All loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1, Note A-2, Note A-3 and Note A-4 in the aggregate (the “Peachtree Mall Whole Loan”). Note A-3 represents a controlling interest in the Peachtree Mall Whole Loan.

For mortgage loan No. 12 (TEK Park), the mortgage loan is represented by Note A-1, one of three pari passu notes, which have a combined Cut-off Date Balance of $65,000,000. Note A-2 and Note A-3 are not included in the trust. All loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Balance per Unit/SF figures presented are based on Note A-1, Note A-2 and Note A-3 in the aggregate (the “TEK Park Whole Loan”). Note A-1 represents a controlling interest in the TEK Park Whole Loan.

For mortgage loan No. 15 (OZRE Leased Fee Portfolio), the mortgage loan is represented by Note A-2-2, one of nine pari passu notes, which have a combined Cut-off Date Balance of $175,750,000. Note A-1, Note A-2-1, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 are not included in the trust. All loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Balance per Unit/SF figures presented are based on Note A-1, Note A-2-1, Note A-2-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 in the aggregate (the “OZRE Leased Fee Portfolio Whole Loan”). Note A-2-2 represents a non-controlling interest in the OZRE Leased Fee Portfolio Whole Loan.

For mortgage loan No. 17 (At Home Portfolio), the mortgage loan is represented by Note A-1, one of two pari passu notes, which have a combined Cut-Off Date Balance of $28,150,000. Note A-2 is not included in the trust. All loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1 and Note A-2 in the aggregate (the “At Home Portfolio Whole Loan”). Note A-1 represents a controlling interest in the At Home Portfolio Whole Loan.

For mortgage loan No. 22 (Residence Inn by Marriott LAX), the mortgage loan is represented by Note A-1, one of two pari passu notes, which have a combined Cut-off Date Balance of $53,388,908. Note A-2 is not included in the trust. All loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Balance per Unit/SF figures presented are based on Note A-1 and Note A-2 in the aggregate (the “Residence Inn by Marriott LAX Whole Loan”). Note A-1 represents a non-controlling interest in the Residence Inn by Marriott LAX Whole Loan.

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For mortgage loan No. 23 (Marriott Saddle Brook), the Original Balance of the Marriott Saddle Brook Whole Loan is $30,000,000. On or about June 17, 2016, the loan agreement was amended to permit a prepayment of $2,500,000 principal balance of the Marriott Saddle Brook Whole Loan. The Cut-off Date Balance of the Marriott Saddle Brook Whole Loan (which incorporates amortization and the principal paydown) is $27,267,215. The mortgage loan is represented by Note A-1, one of two pari passu notes. Note A-2 is not included in the trust. All loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Date Balance per Unit/SF are based on Note A-1 and A-2 (the “Marriott Saddle Brook Whole Loan”)

For mortgage loan No. 28 (Regent Portfolio), the mortgage loan is evidenced by Note A-2, one of two pari passu notes, which have a combined Cut-Off Date Balance of $81,500,000. Note A-1 was contributed to WFCM 2016-C34 trust and will not be included in the trust. All loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Regent Portfolio Whole Loan”). Note A-2 represents a non-controlling interest in the Regent Portfolio Whole Loan.

For mortgage loan No. 29 (3 Executive Campus), the mortgage loan is represented by Note A-2, one of two pari passu notes, which have a combined Cut-off Date Balance of $27,688,347. Note A-1 is not included in the trust. All loan-to-value ratios, debt service coverage ratios, debt yields and Cut-off Balance per Unit/SF figures presented are based on Note A-1 and Note A-2 in the aggregate (the “3 Executive Campus Whole Loan”). Note A-2 represents a non-controlling interest in the 3 Executive Campus Whole Loan.

(4)	For mortgage loan No. 11 (Peachtree Mall), a one-time grace period default of two business days is permitted during the loan term.

(5)	For mortgage loan No. 2 (85 Bluxome), the “as-complete” Appraised Value assumes the tenant build-out and certain capital expenditures are completed by March 1, 2017. The appraised value assuming these items have not been completed is $47,300,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $47,300,000 appraised value are 80.3% and 80.3%, respectively.

For mortgage loan No. 5 (Holiday Inn Express Nashville - Downtown), the Appraised Value assumes the franchisor-required property improvement plan as well as certain capital expenditures are completed in by April 21, 2017. The appraised value assuming these items have not been completed is $108,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $108,000,000 appraised value are 67.1% and 55.4%, respectively.

For mortgage loan No. 9 (South Pointe Apartments), the Appraised Value of $33,920,000 reflects the “Prospective As If Renovated” value assuming the property achieves a fully renovated operating level by September 29, 2016. A sum of $3,000,000 was escrowed at origination in replacement reserves and deferred maintenance reserve to perform planned renovations at the property. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the appraised value of $29,390,000 are 81.7% and 75.1%, respectively.

For mortgage loan No. 15 (OZRE Leased Fee Portfolio), the portfolio Appraised Value of $250,400,000 reflects a premium of 5.9% attributed to the aggregate value of the OZRE Leased Fee Portfolio Properties as a whole. The sum of the value of each of the OZRE Leased Fee Portfolio Properties on an individual basis is $236,425,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $236,425,000 value is at of 74.3%.

For mortgage loan No. 22, (Residence Inn by Marriott LAX), the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value are based on the “As Stabilized” value as of March 1, 2017. The “As Stabilized” value assumes stabilized hotel operations following the hotel’s opening in 2015. The appraised value assuming hotel operations are not stabilized is $80,500,000. The Cut-off Date LTV Ratio and the LTV Ratio at Maturity or ARD using the value of $80,500,000 is 66.5% and 55.4%, respectively.

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For mortgage loan No. 28 (Regent Portfolio), the Appraised Value presented for the mortgage loan reflects a pool level appraisal, which includes a diversity premium based on an assumption that all the mortgaged properties would be sold together as a portfolio. The aggregate of the individual mortgaged property appraised values is $124,300,000.

(6)	For mortgage loan No. 6 (Renaissance Center), a non-recurring item of $550,000 has been underwritten which represents the general tenant improvements and leasing commissions reserve of $5,500,000 collected at loan origination, averaged over the 10-year loan term. The NCF is calculated as NOI minus the recurring capital items, plus the non-recurring item.

For mortgage loan No. 17 (At Home Retail Portfolio), the mortgage loan was underwritten at the portfolio level.

(7)	For mortgage loan No. 6 (Renaissance Center), the most recent financials are for the 11 months from May 2015 through April 2016, excluding January 2016, annualized. The sponsor acquired the mortgaged property on February 11, 2016 and was not able to obtain the January 2016 operating statements from the seller.

For mortgage loan No. 9 (South Pointe Apartments), the most recent financials are for the 11 months from March 2015 through February 2016, excluding November 2015, annualized. The sponsors acquired the mortgaged property on November 24, 2015 and were not able to obtain the November 2015 operating statements from the seller

(8)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable).

For mortgage loan No. 6 (Renaissance Center), the second largest tenant (153,812 square feet), representing 26.8% of net rentable square feet, has a one-time contraction option on August 31, 2019 for 10,931 square feet with at least nine months’ notice and a termination fee of $191,104. If the contraction is exercised, the lender will collect the termination fee as additional leasing reserves.

For mortgage loan No. 10 (East Lake Tower Corporate Center), the second largest tenant (12,534 square feet), representing 6.9% of the net rentable square feet, has one lease for 2,834 square feet that is subject to the appropriation, allocation or availability of funds and if the tenant determines that available funding is insufficient to continue operating at the mortgaged property, it may terminate its lease at any time with 60 days’ written notice.

For mortgage loan No. 11 (Peachtree Mall), the fourth largest tenant (21,210 square feet), representing 4.0% of the net rentable square feet, may terminate its lease if sales for the period beginning January 1, 2019 through December 31, 2019 do not exceed $2,800,000 by providing 365 days’ written notice by June 30, 2020 and paying a termination fee equal to 50% of all unamortized tenant improvements and leasing commissions. The fifth largest tenant (13,159 square feet), representing 2.5% of the net rentable square feet, has the option to terminate its lease if sales for the period beginning July 31, 2019 through June 30, 2020 do not exceed $1,500,000 by providing 90 days’ written notice by August 31, 2020 and paying a termination fee equal to 50% of all unamortized tenant improvements and leasing commissions.

For mortgage loan No. 14 (Sandalfoot Plaza & Nassau Square), the largest tenant at the Nassau Square property (45,715 square feet), representing approximately 14.5% of the net rentable square feet of the portfolio of mortgaged properties, may terminate its lease on June 30, 2017, upon providing 90 days prior written notice, if the tenant’s gross sales for the premises are not in excess of $4.0 million per year in 2017.

For mortgage loan No. 16 (Berks County Industrial), the largest tenant at the 10 Vanguard Drive mortgaged property (25,600 square feet), representing 4.8% of net rentable square feet,

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may terminate its lease on February 28, 2019, upon providing written notice no later than August 31, 2018 and a termination fee of $27,376 and any additional brokerage fees due under the lease. The second largest tenant at the 10 Vanguard Drive mortgaged property (12,800 square feet), representing 2.4% of net rentable square feet, may terminate its lease on February 28, 2017, upon providing written notice no later than August 31, 2016 and a termination fee of $49,029.

For mortgage loan No. 20 (Lakepoint Office Park), the largest tenant (9,961 square feet), representing 8.9% of the net rentable square feet, may terminate its lease on April 30, 2022 by providing notice on or before May 1, 2021 and paying a termination fee equal to all unamortized tenant improvement and leasing commissions, together with interest on such unamortized amounts from May 1, 2019 through the early termination date at a rate per annum of 8%. The second largest tenant (9,663 square feet), representing 8.7% of the net rentable square feet, may terminate its lease on May 1, 2020 by providing 270 days’ written notice and paying a termination fee equal to all unamortized tenant improvement and leasing commissions and the first seven months of abated base rent, all of which discounted at 8% annum and computed on a straight-line basis over the initial term of the lease.

For mortgage loan No. 24 (100 Tournament Drive), the fifth largest tenant (6,811 square feet), representing 5.9% of the net rentable area at the Mortgaged Property, has a termination option effective on April 30, 2018 with at least 12 months’ prior written notice and payment of a termination fee equal to $100,000.

For mortgage loan No. 27 (Vancouver Center North Tower), the largest tenant (12,309 square feet), representing 11.6% of the net rentable square feet of the mortgaged property, may terminate its lease on October 31, 2020, upon providing 180 days’ written notice. The tenant will be required to pay a penalty to landlord equal to the amount of the unamortized (a) leasing commissions paid to the broker and (b) tenant improvement allowance, all based on an equal per rentable square foot allocation of such costs and amortization on a straight line basis over a ten (10) year period with no interest. The second largest tenant (7,952 square feet), representing approximately 7.5% of net rentable square feet of the mortgaged property, may terminate its lease on August 1, 2019, upon providing 180 days’ written notice. The tenant will be required to pay a penalty to the landlord equal to (a) the unamortized portion of free rent, (b) the unamortized portion of all real estate commission paid by the landlord in connection with fourth amendment and (c) the unamortized portion of the improvement allowance provided by landlord. The fifth largest tenant (5,720 square feet), representing 5.4% of net rentable square feet of the mortgaged property, may terminate its lease on May 31, 2018, upon providing 180 days’ written notice. The tenant will be required to pay a penalty to the landlord equal to (a) an amount equal to six months base rent, one-half of which will be required to be delivered to landlord with the termination notice and one-half of which will be paid to the landlord 90 days thereafter, and (b) on the early termination date 40% of the unamortized costs of the leasehold improvements calculated as of the early termination date based on a 63 month amortization.

For mortgage loan No. 28 (Regent Portfolio), the largest tenant at the HMOB - Mount Kisco mortgaged property (12,310 square feet), representing approximately 3.5% of net rentable square feet of the mortgaged property, may terminate its lease for all or a portion of the premises with an effective termination date on August 1, 2020, upon providing nine months’ notice to the landlord. The fee for exercising the termination option will be limited to unamortized tenant allowances, rent concessions and brokerage commissions discounted at an 8% interest rate.

For mortgage loan No. 29 (3 Executive Campus), the fourth largest tenant (31,121 square feet), representing 7.2% of the net rentable area at the Mortgaged Property, has a one-time right to terminate its lease effective as of February 28, 2020, with nine months prior written notice and payment of a termination fee equal to any unamortized tenant allowances and brokerage commissions.

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For mortgage loan No. 35 (Noble Creek Shops), the fifth largest tenant (4,804 square feet), representing 4.8% of net rentable square feet, has a one-time right to terminate its lease any time after November 30, 2018 upon six months’ prior notice and payment of a termination fee equal to three months’ base rent.

For mortgage loan No. 40 (Two Edison Lakes Office), the largest tenant (13,777 square feet), representing 33.7% of the net rentable area at the Mortgaged Property, has a termination option effective on or after November 1, 2016 with six months’ prior written notice and payment of a termination fee equal to the sum of any unamortized tenant allowance and brokerage commissions.

(9)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan No. 2 (85 Bluxome), the single tenant, CollectiveHealth, Inc. (56,845 square feet), representing 100.0% of net rentable square feet entered into its lease on April 1, 2016, is scheduled to make its first rent payment on July 1, 2016, and according to the related borrower, is expected to complete the build-out and take occupancy in September 2016.

For mortgage loan No. 4 (Plaza Mexico – Los Angeles), the fourth largest tenant (16,361 square feet), representing 4.0% of the net rentable square feet, signed the lease, but has not taken occupancy, and has rent abatement for 3 months after lease commencement date. A $638,979 free rent reserve was established at origination, representing the 3 months rent abatement and 9 months rent for down time and the buildout period prior to lease commencement.

For mortgage loan No. 12 (TEK Park), the fifth largest tenant (12,212 squre feet), representing 2.4% of the net rentable area has taken occupancy of its premises but is not required to commence paying rent until January 1, 2017. At origination, the borrower deposited $70,834 into a concessions reserve, which funds may be applied towards the payment of monthly debt service during such free rent period.

For mortgage loan No. 28 (Regent Portfolio), the largest tenant at the Hajjar MOB – Wayne mortgaged property (20,108 square feet), representing 5.7% of net rentable square feet, recently expanded in three additional suites totaling 18,379 square feet. The tenant is expected to take occupancy of the expansion space in October 2016 and has free rent through October 2016. A $665,950 reserve, representing upfront tenant improvements and leasing commissions, and a $252,711 reserve, representing outstanding free rent, were taken at origination.

For mortgage loan No. 29 (3 Executive Campus), the second largest tenant (61,140 square feet), representing 14.2% of the net rentable area at the Mortgaged Property, is paying rent but is dark in most of its space and currently only occupies approximately 2.1% the net rentable area at the Mortgaged Property

For mortgage loan No. 32 (Manhattan Avenue), the second largest tenant (1,166 square feet), representing 3.2% of net rentable square feet, has executed its lease and is paying rent but is currently building out its space.

(10)	For mortgage loan No. 3 (26 Astor Place), the largest tenant (13,318 square feet), representing 46.3% of the net rentable square feet, subleases 5,720 square feet to 26 Astor, LLC, d/b/a Town Residential for a current annual base rent of $435,578 with 10% rent escalation every three years of lease term ($76.15 per square foot; expiring August 31, 2025). JP Morgan Chase is obligated to pay full rent on its entire space (including the portion subject to a sublease) through its lease expiration date, which is October 31, 2025.

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For mortgage loan No. 10 (East Lake Tower Corporate Center), the fourth largest tenant (3,179 square feet), representing 1.8% of the net rentable square feet subleases 1,050 square feet of its space a subsidiary, for an annual base rent of $18,000 ($17.14 per square foot, expiring June 30, 2017).

For mortgage loan No. 32 (Manhattan Ave), the largest tenant (34,875 square feet), representing 96.8% of the net rentable square feet subleases 21,000 square feet for an annual base rent of $1,624,250 ($77.35 per square foot, expiring November 13, 2019).

For mortgage loan No. 33 (Desert Glen), the largest tenant (27,555 square feet), representing 60.7% of net rentable square feet, subleases its entire space for an annual base rent of $137,775 ($5.00 per square foot; expiring July 31, 2020).

(11)	For mortgage loan No. 6 (Renaissance Center), the largest tenant (378,412 square feet), representing 66.0% of net rentable square feet, has staggered lease expirations as follows: 105,110 square feet expires October 31, 2019; 105,165 square feet expires December 31, 2020; 111,012 square feet expires February 28, 2023; and 57,125 square feet expires February 29, 2024.

For mortgage loan No. 10 (East Lake Tower Corporate Center), the fourth largest tenant (3,179 square feet), representing 1.8% of the net rentable square feet, has multiple lease expirations as follows: 2,129 square feet expires May 31, 2017 and 1,050 square feet, which it subleases to a subsidiary, expires June 30, 2017. The second largest tenant (12,534 square feet), representing 6.9% of the net rentable square feet, has multiple lease expirations as follows: 9,700 square feet expires May 31, 2021 and 2,834 square feet expires September 30, 2019.

For mortgage loan No. 12 (TEK Park), the largest tenant (139,401 square feet), representing 27.1% of net rentable square feet, has multiple lease expirations as follows: 103,000 square feet expires October 13, 2023, 30,296 expires October 31, 2018, 4,492 square feet expires March 31, 2019 and 1,613 square feet expires April 30, 2017.

For mortgage loan No. 28 (Regent Portfolio), the largest tenant at the Hajjar MOB - Glen Rock mortgaged property (26,500 square feet), representing approximately 7.5% of net rentable square feet, has multiple leases that expire as follows: 23,000 square feet expire on July 31, 2028 and 3,500 square feet expire on October 31, 2030. The largest tenant at the Hajjar MOB – Wayne mortgaged property (20,108 square feet), representing approximately 5.7% of net rentable square feet, has multiple leases that expire as follows: 18,379 square feet expire on March 31, 2026, and 1,729 square feet expire on November 30, 2024. The third largest tenant at the Hajjar MOB – Wayne mortgaged property (3,519 square feet), representing approximately 1.0% of net rentable square feet, has multiple leases that expire as follows: 1,917 square feet expire on November 30, 2029 and 1,602 square feet expire on August 31, 2030.

For mortgage loan No. 29 (3 Executive Campus), (29,932 square feet) representing 6.9% of net rentable square feet, has multiple lease expirations as follows: 18,713 square feet expires on August 31, 2018 and 11,219 square feet expires on February 17, 2019.

All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(12)	For mortgage loan No. 2 (85 Bluxome), at origination of the mortgage loan, the single tenant delivered to the borrower, and subsequently assigned to the lender, a letter of credit in the amount of $6,528,799, along with a security deposit of approximately $445,637, as additional collateral that may be drawn upon a default by the tenant under its lease. On and after the fifth anniversary of the lease commencement date, the amount of the tenant’s letter of credit may be reduced to $2,176,266, provided the tenant is not in monetary default under the lease and it has provided evidence of the satisfaction of certain financial tests set forth in the lease. When the tenant’s build-out is complete and it has taken occupancy and is paying rent, upon a default by the tenant under the lease, the borrower has the option to deliver to the lender a

A-1-47

letter of credit in the amount of $2,700,000 (in lieu of the tenant’s original letter of credit), as well as the tenant’s original security deposit.

For mortgage loan No. 5 (Holiday Inn Express Nashville – Downtown), at closing, the borrower delivered a $5,309,000 letter of credit assigned to the lender until completion of the franchisor-required property improvement plan (“PIP”). In addition, the guarantors delivered a guaranty of completion for the PIP work ensuring the completion and payment of the work are completed in accordance with the terms and provisions of the loan agreement. Upon completion of all PIP work, the lender is required to return the letter of credit to the borrower.

For mortgage loan No. 11 (Peachtree Mall), in lieu of an escrow for upfront tenant improvements and leasing commissions costs, the Guarantor provided a guaranty in the amount of $242,609.

For mortgage loan No. 32 (Manhattan Avenue), in lieu of an escrow for immediate repair costs, the Guarantor provided a completion guaranty.

(13)	For mortgage loan No. 9 (South Pointe Apartments), a monthly replacement reserve of $7,998 will commence on the payment date occurring in January 2017.

For mortgage loan No. 19 (Gulf Shores Hotel Portfolio), the monthly replacement reserve will be adjusted based on annual operating statements for the mortgaged property and will be 1/12th of 4% of annual gross revenues generated at the property for the previous calendar year.

For mortgage loan No. 28 (Regent Portfolio), the $665,950 upfront TI/LC reserve for the largest tenant at the Hajjar MOB - Wayne mortgaged property is excluded from the cap of 1,059,705 TI/LC reserve.

For mortgage loan No. 31 (Shilo Inn Newport), the monthly replacement reserve will be adjusted based on annual operating statements for the mortgaged property and will be 1/12th of 4% of annual gross revenues generated at the property for the previous calendar year.

For mortgage loan No. 34 (Comfort Suites Pineville), the monthly replacement reserve will be adjusted based on the greater of (i) 1/12th of 4.0% of the prior year’s gross revenues or (ii) the amount of any deposit for capital reserves that is required under the franchise agreement on the first payment date and on each payment date thereafter and through including the payment date occurring in June 2020; and on the payment date occurring in July 2020 and on each payment date thereafter during the remainder of the term monthly payment will be adjusted to greater of (i) 1/12 of 3.0% of prior year’s gross revenues or (ii) the amount of any deposit for capital reserves that is required under the franchise agreement.

For mortgage loan No. 38 (Comfort Inn at Carowinds), the monthly replacement reserve will be adjusted based on the greater of i) 1/12th of 4.0% of the prior year’s gross revenues or (ii) the amount of any deposit for capital reserves that is required under the franchise agreement for the month in which such payment date occurs.

(14)	For mortgage loan No. 16 (Berks County Industrial), at origination of the mortgage loan, the borrower deposited $200,000 into a leasing reserve and thereafter is required to deposit $13,431 on each monthly payment date into such leasing reserve, provided that (i) from the first monthly payment date occurring in August 2016 through the monthly payment date occurring in November 2016, the borrower will be required to deposit $53,431 on each monthly payment date into such leasing reserve, and (ii) from the monthly payment date occurring in October 2018 until such time that the borrower enters into a renewal of the Sneaker Villa, Inc. lease or enters into a new lease for the space occupied by the Sneaker Villa, Inc. lease, the borrower will be required to deposit approximately $20,833 on each monthly payment date into such leasing reserve.

A-1-48

For mortgage loan No. 20 (Lakepoint Office Park ), from the first payment date until the 60th payment date, the TI/LC Reserve monthly deposit will be $10,694, and from the 61st payment date in July 2021, the monthly deposit will be $9,299.

For mortgage loan No. 29 (3 Executive Campus), from the first payment Date until the 35th payment date, the TI/LC Reserve monthly deposit will be $35,890, and from the 36th payment date in May 2019, the monthly deposit will be $26,917.

For mortgage loan No. 36 (Gold’s Gym - Richland, WA ), from the First Payment Date through the payment date occurring in June 2017, the TI/LC Reserve monthly deposit will be $9,460, and from the payment date occurring in July 2017 through the Maturity Date the monthly deposit will be $4,730.

(15)	For mortgage loan No. 19 (Gulf Shores Hotel Portfolio), Other Escrow I (Monthly) is a seasonality reserve equal to a monthly amount of $62,000 collected on each payment date in the month of April of each year. $38,000 will be collected on each payment date in the month of May of each year. $150,000 will be collected on each payment date in the month of June of each year. $330,000 will be collected on each payment date in the month of July of each year. $450,000 collected on each payment date in the month of August of each year. $50,000 collected on each payment date in the month of September of each year.

For mortgage loan No. 21 (Aloft Chesapeake & Fairfield Inn Williamsburg), on each payment date during the months of June through September, the borrower is required to deposit a monthly seasonality reserve payment of $107,500. Commencing on the payment date occurring in June 2017, the monthly seasonality reserve payment amount will be revised in accordance with the conditions set forth in the loan documents. Additionally, beginning on the monthly payment date occurring in January 2023, the borrower will be required to deposit all cash flow after the payment of reserves, debt service and operating expenses, which will be utilized for any PIP with respect to the Fairfield Inn Williamsburg property, until the amount on deposit in the PIP reserve account is at least $1,480,000 (which represents at least $10,000 per room for the Fairfield Inn Williamsburg Property). Excess cash PIP funds will be utilized solely for PIP relating to the Fairfield Inn Williamsburg Property. Furthermore, in connection with a partial defeasance event whereby the Aloft Chesapeake Property is released, the borrower will be required to deposit into the PIP reserve account sufficient funds such that the total amount on deposit and available in the PIP reserve account with respect to the Fairfield Inn Williamsburg Property equals at least $10,000 per room.

For mortgage loan No. 31 (Shilo Inn Newport), a monthly amount equal to $115,000 of Other Escrow I (seasonality reserve) will be collected on each payment date in the month of August of each year. A monthly amount equal to $185,000 of Other Escrow I (seasonality reserve) will be collected on each payment date in the month of September of each year.

For mortgage loan No. 38 (Comfort Inn at Carowinds), a monthly amount equal to $10,000 of Other Escrow I (seasonal reserve) will be collected on each payment date occurring in each of the months June through August.

For mortgage loan No. 39 (Holiday Inn Express & Suites Wauseon), a seasonality reserve of $40,000 was deposited at loan origination. Upon disbursement of funds from the seasonality reserve account, the borrower is required to make monthly deposits from available cash flow until a balance of $40,000 is reached. Additionally, commencing on the PIP trigger date (August 6, 2021), the borrower will be required to transfer all excess cash flow to cover costs of any PIP work required as a condition to extend the franchise agreement, until a balance of $487,500 is reached (or deposit LoC in lieu of cash), or until lender has otherwise determined the sum of PIP reserve funds and FF&E reserve funds in deposit are sufficient to cover 125% of the cost of the PIP work.

(16)	For mortgage loan No. 22 (Residence Inn by Marriott LAX), at origination, $5,500,000 of the loan proceeds were deposited into an earn-out reserve (the “Earn-out Reserve”). The borrower may obtain $3,000,000 of the Earn-Out Reserve if, after October 18, 2016, as determined by

A-1-49

Lender, the Earn-Out Debt Yield (as defined below) after the end of the immediately preceding calendar quarter is equal to or greater than 10.0%; and no Event of Default has occurred or is continuing. The borrower may obtain the remaining portion of the Earn-out Reserve if, after April 18, 2017, as determined by Lender, the Earn-Out Debt Yield after the end of each of the immediately preceding two consecutive calendars is equal to or greater than 10.0%; and no Event of Default has occurred or is continuing. After April 18, 2019 any amounts still remaining in the Earn-out Reserve will be retained by lender as additional security for the Residence Inn by Marriott LAX mortgage loan.

“Earn-Out Debt Yield” means, as of any date, the ratio conveyed as a percentage and calculated by lender in which (i) the numerator is the net cash flow for the twelve (12) month period ending with the most recently completed calendar month, as adjusted by lender to reflect (a) taxes at the greater of actual taxes or taxes reassessed at the full Loan basis, (b) a ten-year average ground rent payment, (c) a 365 day year and (d) a 4% FF&E Reserve Deposit and (ii) the denominator is the sum of the original principal amount of the Loan plus, if applicable, the original principal balance of any Mezzanine Loan multiplied by 100.

(17)	The following mortgaged properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests

For mortgage loan No. 1 (The Mall at Rockingham Park), the borrower ground leases the mortgaged property from Rocksal Mall L.L.C., a direct 100% member of the borrower (the “Fee Owner”). The ground lease expires on March 1, 2057 and has an annual ground lease payment of $10. The Fee Owner has not signed any of the loan documents as a co-borrower, but has executed the mortgage pledging its fee interest in the mortgaged property.

For mortgage loan No. 3 (26 Astor Place), the property has a 100% pre-paid ground lease with an original expiration of December 31, 2102. There are no additional ground lease payments due by the borrower except that the borrower is required to pay to the ground lessor, as additional rent, the amount of real property taxes that would be due with respect to the Mortgaged Property if the ground lessor were not exempt from paying taxes. Notwithstanding the foregoing, in the event the Mortgaged Property (or a portion thereof) is no longer exempt from real property taxes, the borrower is required to pay any such taxes directly to the applicable government entity. The borrower has one 99 year extension option to renew for a term expiring on December 31, 2201.

For mortgage loan No. 5 (Holiday Inn Express Nashville – Downtown), the related mortgage creates a first lien on the fee interest in the primary portion of the mortgaged property containing the related hotel and on a leasehold interest of the borrower in an adjoining parking lot parcel, which is ground leased from Sudekum, L.P. and contains 66 parking spaces. The original ground lease commenced on January 1, 2007, and as a condition of closing, the borrower executed an amendment to the ground lease to include 21, one-year options, from the lease commencement date, extending the maturity date of the ground lease through December 31, 2028. Annual ground rent is $112,183 with 5% increases. The parking spaces located on the parcel subject to the ground lease are not required for conformance to zoning requirements.

For mortgage loan No. 6 (Renaissance Center), an affiliate of the borrower ground leases an approximately 4.2 acre parcel (out of a total Mortgaged Property of approximately 71.4 acres) from the borrower under a 99-year ground lease entered into at loan origination, whereby the affiliate (as ground tenant) is required to pay the borrower (as ground landlord) $10,000 per month in ground rent payments. Additionally, the sponsor is permitted to enter into a second ground lease for an approximately 1.26 acres parcel (whereby the affiliate (as ground tenant thereunder) will pay the borrower (as ground landlord thereunder) the greater of (x) $2,000.00 per month and (y) market rate at the time of execution, in ground rent payments) in order to accommodate the development of a daycare center, office space or amenity center for Capital One, WellCare and/or such other tenant as may be approved in writing by the lender, not to exceed 15,000 square feet.

A-1-50

For mortgage loan No. 15 (OZRE Leased Fee Portfolio), the entire portfolio is subject to a unitary ground lease with Map Ground Lease Owner LLC, which ground lessee is indirectly owned (a 50% non-controlling interest) by Map Ground Lease Holdings LLC, an affiliate of the non-recourse carveout guarantors. At origination, the borrower delivered a true lease opinion with respect to the Ground Lease. With respect to the OZRE Leased Fee Portfolio Properties located in Virginia, Pennsylvania and North Carolina, the Ground Lease has a term of 99 years with a lease expiration date of February 3, 2115 and with respect to the OZRE Leased Fee Portfolio Properties located in New Jersey, the Ground Lease has a term of 98 years with a lease expiration of February 3, 2114. Annual ground rent is currently $11,894,564 with annual increases of 2.5% for the first 10 years. For every 10-year period thereafter, the borrower (as ground lessor) is entitled to elect whether the annual increase to the then-current rent will be (i) 2.5% or (ii) an amount determined by the consumer price index escalation for the most recent 12-month period, subject to lender approval.

For mortgage loan No. 22 (Residence Inn by Marriott LAX), the property has a ground lease with an original expiration of December 31, 2114 and an annual ground rent payment of $412,500 and annual ground rent increases of $25,000 annually through 2025. There will be a 3% increase annually through maturity with fair market value rental adjustment dates of January 1, 2056, January 1, 2076 and January 1, 2096. As additional rent, the borrower is also required to pay the amount (if any) by which the annual base ground rent is exceed by 1.5% of gross annual room sales from the hotel.

(18)	For mortgage loan No. 27 (Vancouver Center North Tower), approximately 5,761 square feet (5.4% of the net rentable area) is leased to Orland, Ltd., which is owned and controlled by the sponsor Ziad A. Elhindi, who has a 1% interest in the borrower entity.

For mortgage loan No. 28 (Regent Portfolio), approximately 168,846 square feet (48.0% of the net rentable area) is leased directly to or to an affiliate of Sovereign Medical Services, Inc, which is 70% owned and controlled by the sponsor.

For mortgage loan No. 31 (Shilo Inn Newport), approximately 11,880 square feet of restaurant and meeting area (11.2% of the net rentable area) is leased directly to or to an affiliated company.

For mortgage loan No. 43 (47 NE 36th Street), the largest tenant (5,643 square feet) representing, is an affiliate of the borrower and represents 76.4% of the net rentable area at the Mortgaged Property as office space. The related lease is guaranteed by Mark Sanders, the non-recourse guarantor under the Mortgage Loan.

For mortgage loan No. 47 (11600 Southwest Shilo Lane), approximately 14,000 square feet (94.6% of the net rentable area) is leased directly to or to an affiliate of Mark S. Hemstreet, the guarantor of the mortgage loan.

(19)	Environmental insurance obtained in lieu of Phase II, indemnity or other related documents.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full
15	OZRE Leased Fee Portfolio	$20,000,000	2.7%	$219,505	Yes
32	Manhattan Avenue	$8,500,000	1.2%	$1,000,000	Yes

A-1-51

(20)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut- off Date LTV Ratio	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield
4	Plaza Mexico – Los Angles East Lake Tower	$36,000,000	4.9%	$14,000,000	12.500%(1)	7/5/2021	No	65.2%	1.38x	8.1%
10	Corporate Center	$23,778,250	3.2%	$3,440,000	13.250%	11/6/2025	Yes	84.0%	1.10x	8.8%
28	Regent Portfolio	$11,500,000	1.6%	$10,000,000	13.000%	5/5/2021	Yes	69.8%	1.17x	9.0%

(1) The initial Plaza Mexico – Los Angeles mezzanine lender has the right to increase the rate to 13.500% under certain conditions, resulting in a Total Debt U/W NCF DSCR of 1.35x.

A-1-52

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

[PAGE INTENTIONALLY LEFT BLANK]

SG Commercial Mortgage Securities Trust 2016-C5 Annex A-2: Loan Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Société Générale	9	$213,840,044	29.0%	4.759%	111	354	2.16	x	12.0%	11.3%	58.4%	52.7%
Cantor Commercial Real Estate Lending, L.P.	13	185,282,983	25.1	4.752	115	355	1.74		10.1	9.3	61.8	56.4
Natixis Real Estate Capital LLC	12	149,483,071	20.3	5.092	100	347	1.63		11.0	10.0	61.1	54.4
Benefit Street Partners CRE Finance LLC	8	99,241,099	13.5	5.134	116	349	1.49		10.6	9.9	64.4	56.7
Silverpeak Real Estate Finance LLC	5	88,964,783	12.1	4.748	108	341	1.53		10.7	9.8	66.9	55.2
Total/Weighted Average:	47	$736,811,981	100.0%	4.874%	110	349	1.78	x	10.9%	10.2%	61.7%	54.8%

A-2-1

SG Commercial Mortgage Securities Trust 2016-C5 Annex A-2: Loan Pool Information

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Retail	28	$231,729,383	31.5%	4.476%	108	336	2.15	x	11.1%	10.5%	53.4%	48.9%
Anchored	5	100,104,092	13.6	4.451	98	350	1.77		8.9	8.3	56.0	53.3
Regional Mall	2	63,703,430	8.6	4.004	117	299	3.28		15.6	15.0	39.7	34.0
Single Tenant	20	60,634,423	8.2	4.980	114	347	1.66		10.1	9.4	61.6	56.5
Shadow Anchored	1	7,287,438	1.0	4.750	113	353	1.66		11.1	10.5	69.4	57.1
Office	25	229,911,798	31.2	5.032	108	355	1.57		10.0	9.5	66.2	59.6
Suburban	9	120,809,332	16.4	5.050	104	353	1.62		10.5	9.9	66.5	59.5
CBD	2	50,500,000	6.9	4.957	119	360	1.60		8.6	8.3	64.0	62.3
Medical	13	35,102,465	4.8	5.103	95	355	1.44		10.1	9.5	69.8	60.5
Data Center	1	23,500,000	3.2	5.000	120	360	1.47		10.0	9.5	63.7	52.4
Hospitality	14	154,287,808	20.9	5.390	118	345	1.78		13.7	12.2	60.7	49.7
Limited Service	10	102,236,695	13.9	5.377	119	345	1.90		14.5	13.0	58.6	47.9
Full Service	3	37,082,260	5.0	5.416	115	340	1.56		12.5	10.8	64.8	53.1
Extended Stay	1	14,968,853	2.0	5.419	118	358	1.44		11.0	9.7	64.7	54.0
Multifamily	5	63,024,479	8.6	4.756	108	359	1.44		9.3	8.9	69.6	62.0
Garden	3	38,238,997	5.2	4.732	115	360	1.41		9.0	8.5	70.6	64.9
Student Housing	1	16,285,482	2.2	4.685	118	358	1.32		8.5	8.2	74.7	60.9
Mid Rise	1	8,500,000	1.2	5.000	60	360	1.82		12.3	11.8	55.2	50.9
Industrial	5	22,772,510	3.1	4.770	111	360	1.26		9.1	7.9	71.6	62.1
Flex	3	19,500,000	2.6	4.620	120	360	1.23		8.7	7.6	72.6	62.2
Warehouse	2	3,272,510	0.4	5.663	59	359	1.42		11.2	9.9	65.7	61.3
Other	58	20,000,000	2.7	4.300	115	0	1.74		7.6	7.6	70.2	70.2
Leased Fee	58	20,000,000	2.7	4.300	115	0	1.74		7.6	7.6	70.2	70.2
Mixed Use	3	15,086,003	2.0	4.705	104	360	1.46		9.0	8.5	69.5	63.9
Office/Retail	3	15,086,003	2.0	4.705	104	360	1.46		9.0	8.5	69.5	63.9
Total/Weighted Average:	138	$736,811,981	100.0%	4.874%	110	349	1.78	x	10.9%	10.2%	61.7%	54.8%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

A-2-2

SG Commercial Mortgage Securities Trust 2016-C5 Annex A-2: Loan Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
Location (State)	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
California	4	$94,468,853	12.8%	4.852%	96	342	1.74	x	9.5%	9.0%	62.0%	59.5%
Southern	2	50,968,853	6.9	4.839	77	358	1.75		9.7	9.1	59.7	56.5
Northern	2	43,500,000	5.9	4.867	119	300	1.73		9.2	9.0	64.7	63.0
Pennsylvania	17	89,573,684	12.2	4.870	101	360	1.59		9.7	9.2	67.0	60.5
Florida	6	69,042,445	9.4	5.147	113	359	1.47		10.2	9.5	62.7	55.3
New York	4	48,982,355	6.6	4.097	106	360	1.96		8.9	8.6	52.3	50.9
Texas	5	48,931,718	6.6	5.010	115	360	1.40		10.0	9.1	66.6	59.1
Virginia	40	47,151,108	6.4	4.959	117	358	1.56		9.8	9.1	65.6	58.2
Washington	6	46,089,437	6.3	5.006	120	351	1.40		9.9	9.1	66.7	58.5
New Jersey	26	45,204,627	6.1	5.077	104	357	1.65		11.6	10.3	63.9	56.7
New Hampshire	1	40,000,000	5.4	4.040	119	0	4.14		17.4	17.0	28.8	28.8
Tennessee	1	34,300,000	4.7	5.116	120	360	2.02		14.3	13.2	63.0	52.0
Ohio	5	28,389,045	3.9	5.203	116	345	1.48		10.5	9.5	70.0	59.4
Georgia	2	25,913,454	3.5	4.026	113	299	1.84		12.3	11.4	58.0	44.0
Wisconsin	1	23,778,250	3.2	5.050	112	352	1.43		10.1	9.4	73.4	61.0
Alabama	3	17,987,728	2.4	5.417	118	359	2.08		15.0	13.7	56.4	48.5
Indiana	2	11,994,040	1.6	5.162	119	339	1.32		9.8	8.9	68.9	58.4
Oregon	2	10,821,522	1.5	6.098	113	302	1.37		12.3	10.6	65.9	52.4
Utah	1	9,882,577	1.3	4.684	119	299	1.54		11.9	10.5	58.5	43.3
Arizona	1	7,287,438	1.0	4.750	113	353	1.66		11.1	10.5	69.4	57.1
North Carolina	2	7,253,120	1.0	5.004	119	299	2.24		17.3	15.7	49.0	37.2
South Carolina	1	5,291,324	0.7	5.170	119	299	2.06		16.6	14.7	61.1	46.0
Massachusetts	1	4,243,245	0.6	4.904	113	0	1.99		10.7	9.9	57.1	57.1
Mississippi	1	3,920,705	0.5	4.790	111	360	1.31		8.9	8.2	68.9	60.0
Illinois	1	3,604,794	0.5	4.904	113	0	1.99		10.7	9.9	57.1	57.1
Oklahoma	1	3,150,000	0.4	4.846	112	0	2.15		11.3	10.5	64.4	64.4
Michigan	1	3,096,726	0.4	5.689	59	359	1.42		11.3	9.9	65.9	61.4
Minnesota	1	2,868,119	0.4	4.904	113	0	1.99		10.7	9.9	57.1	57.1
Missouri	1	2,229,668	0.3	4.904	113	0	1.99		10.7	9.9	57.1	57.1
Connecticut	1	1,356,000	0.2	5.320	119	360	1.52		10.6	10.1	53.2	49.3
Total/Weighted Average:	138	$736,811,981	100.0%	4.874%	110	349	1.78	x	10.9%	10.2%	61.7%	54.8%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

A-2-3

SG Commercial Mortgage Securities Trust 2016-C5 Annex A-2: Loan Pool Information

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1,684,274 - 2,000,000	1	$1,684,274	0.2%	6.360%	116	356	1.59x	12.1%	11.9%	61.7%	53.1%
2,000,001 - 3,000,000	1	2,594,986	0.4	5.760	118	358	1.25	8.8	8.8	68.3	57.6
3,000,001 - 4,000,000	3	10,171,726	1.4	5.240	75	359	1.69	10.1	9.4	64.0	62.7
4,000,001 - 5,000,000	2	8,900,000	1.2	5.261	118	360	1.57	11.0	10.4	61.0	56.5
5,000,001 - 6,000,000	4	20,987,946	2.8	5.356	117	312	1.73	13.9	12.5	63.6	49.6
6,000,001 - 7,000,000	2	13,489,437	1.8	5.243	119	312	1.35	10.5	9.6	66.2	53.8
7,000,001 - 8,000,000	2	14,375,551	2.0	4.883	116	326	1.95	14.3	13.2	59.1	46.9
8,000,001 - 9,000,000	1	8,500,000	1.2	5.000	60	360	1.82	12.3	11.8	55.2	50.9
9,000,001 - 10,000,000	2	19,019,825	2.6	5.340	116	296	1.44	12.1	10.5	62.4	47.6
10,000,001 - 15,000,000	10	137,243,949	18.6	5.359	113	358	1.50	11.4	10.1	64.2	54.8
15,000,001 - 20,000,000	5	89,268,516	12.1	4.747	117	359	1.53	9.7	9.0	68.9	60.7
20,000,001 - 30,000,000	8	196,035,772	26.6	4.800	107	348	1.62	10.1	9.5	64.5	57.1
30,000,001 - 40,000,000	6	214,540,000	29.1	4.512	109	360	2.28	11.3	11.0	54.2	51.7
Total/Weighted Average:	47	$736,811,981	100.0%	4.874%	110	349	1.78x	10.9%	10.2%	61.7%	54.8%

A-2-4

SG Commercial Mortgage Securities Trust 2016-C5 Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.23 - 1.30	6	$77,682,182	10.5%	5.174%	119	356	1.25x	9.4%	8.3%	66.7%	56.6%
1.31 - 1.40	5	72,516,770	9.8	4.957	114	351	1.32	9.2	8.5	70.6	60.8
1.41 - 1.50	8	120,483,265	16.4	5.037	111	355	1.44	10.1	9.4	68.2	58.7
1.51 - 1.60	7	77,925,478	10.6	5.235	114	351	1.57	11.2	10.4	60.6	53.0
1.61 - 1.70	6	57,588,385	7.8	5.200	116	351	1.65	12.6	11.0	64.8	54.0
1.71 - 1.80	2	58,000,000	7.9	4.590	118	0	1.73	8.1	8.1	67.4	67.4
1.81 - 1.90	4	73,703,430	10.0	4.519	82	313	1.85	11.1	10.4	57.4	51.0
1.91 - 2.00	1	29,300,000	4.0	4.904	113	0	1.99	10.7	9.9	57.1	57.1
2.01 - 2.25	7	129,612,471	17.6	4.716	106	348	2.06	12.0	11.3	57.7	52.4
4.14	1	40,000,000	5.4	4.040	119	0	4.14	17.4	17.0	28.8	28.8
Total/Weighted Average:	47	$736,811,981	100.0%	4.874%	110	349	1.78x	10.9%	10.2%	61.7%	54.8%

A-2-5

SG Commercial Mortgage Securities Trust 2016-C5 Annex A-2: Loan Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.6 - 9.0	9	$178,305,468	24.2%	4.504%	116	360	1.60x	8.3%	8.0%	65.6%	61.4%
9.1 - 10.0	9	157,231,236	21.3	4.972	106	357	1.48	9.6	8.8	64.8	57.3
10.1 - 11.0	7	142,237,102	19.3	5.046	99	357	1.70	10.4	9.9	63.5	58.9
11.1 - 12.0	7	47,828,163	6.5	5.073	113	336	1.59	11.6	10.5	64.5	53.6
12.1 - 13.0	7	83,571,933	11.3	5.095	110	335	1.67	12.6	11.2	59.4	48.2
13.1 - 14.0	2	19,975,608	2.7	5.198	112	337	1.67	13.3	11.4	64.6	52.7
14.1 - 15.0	1	34,300,000	4.7	5.116	120	360	2.02	14.3	13.2	63.0	52.0
15.1 - 16.0	2	20,983,034	2.8	5.560	119	344	2.03	15.6	14.2	56.2	46.1
16.1 - 17.0	1	5,291,324	0.7	5.170	119	299	2.06	16.6	14.7	61.1	46.0
17.1 - 17.5	2	47,088,113	6.4	4.188	119	299	3.86	17.4	16.8	31.8	29.9
Total/Weighted Average:	47	$736,811,981	100.0%	4.874%	110	349	1.78x	10.9%	10.2%	61.7%	54.8%

A-2-6

SG Commercial Mortgage Securities Trust 2016-C5 Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.6 - 8.0	3	$75,500,000	10.2%	4.099%	118	360	1.77x	8.1%	7.7%	61.2%	58.5%
8.1 - 9.0	13	221,736,703	30.1	4.884	107	358	1.48	9.0	8.5	66.3	60.3
9.1 - 10.0	7	120,943,828	16.4	5.083	109	358	1.58	10.4	9.6	65.1	57.8
10.1 - 11.0	11	127,634,024	17.3	5.090	104	342	1.67	11.1	10.3	64.2	56.8
11.1 - 12.0	6	78,232,372	10.6	4.992	110	340	1.71	12.8	11.4	57.9	47.2
12.1 - 13.0	1	5,102,582	0.7	5.350	111	291	1.65	13.6	12.2	68.0	52.3
13.1 - 14.0	2	39,800,000	5.4	5.201	120	352	1.99	14.4	13.3	62.0	50.8
14.1 - 15.0	2	20,774,358	2.8	5.416	119	344	2.09	15.9	14.4	57.5	46.8
15.1 - 17.0	2	47,088,113	6.4	4.188	119	299	3.86	17.4	16.8	31.8	29.9
Total/Weighted Average:	47	$736,811,981	100.0%	4.874%	110	349	1.78x	10.9%	10.2%	61.7%	54.8%

A-2-7

SG Commercial Mortgage Securities Trust 2016-C5 Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
28.8	1	$40,000,000	5.4%	4.040%	119	0	4.14x	17.4%	17.0%	28.8%	28.8%
45.1 - 50.0	2	43,088,113	5.8	3.922	119	299	2.10	9.6	9.1	49.8	47.8
50.1 - 55.0	2	19,121,642	2.6	5.735	118	358	1.57	12.5	11.0	53.1	45.9
55.1 - 60.0	10	176,573,133	24.0	4.921	102	338	1.74	11.3	10.3	57.7	50.9
60.1 - 65.0	13	191,393,898	26.0	5.116	104	354	1.71	11.5	10.7	63.4	55.7
65.1 - 70.0	11	111,038,359	15.1	5.037	115	342	1.54	9.9	9.3	67.6	60.5
70.1 - 74.9	8	155,596,835	21.1	4.779	117	358	1.40	9.1	8.4	72.5	63.9
Total/Weighted Average:	47	$736,811,981	100.0%	4.874%	110	349	1.78x	10.9%	10.2%	61.7%	54.8%

A-2-8

SG Commercial Mortgage Securities Trust 2016-C5 Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
28.8	1	$40,000,000	5.4%	4.040%	119	0	4.14x	17.4%	17.0%	28.8%	28.8%
35.1 - 40.0	1	7,088,113	1.0	5.020	119	299	2.25	17.5	15.9	48.5	36.4
40.1 - 45.0	4	54,057,649	7.3	4.789	116	315	1.71	12.8	11.5	56.6	43.5
45.1 - 50.0	7	103,217,887	14.0	4.784	119	348	1.78	10.9	9.9	55.7	48.9
50.1 - 55.0	10	137,637,968	18.7	5.272	114	352	1.64	12.1	11.0	63.1	52.5
55.1 - 60.0	10	157,991,803	21.4	4.906	98	356	1.66	10.1	9.5	62.8	58.2
60.1 - 65.0	11	154,818,561	21.0	4.903	104	358	1.51	9.7	9.0	70.6	62.6
65.1 - 70.2	3	82,000,000	11.1	4.654	116	360	1.60	8.2	8.1	68.4	66.7
Total/Weighted Average:	47	$736,811,981	100.0%	4.874%	110	349	1.78x	10.9%	10.2%	61.7%	54.8%

A-2-9

SG Commercial Mortgage Securities Trust 2016-C5 Annex A-2: Loan Pool Information

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
3.706 - 4.000	2	$59,703,430	8.1%	3.800%	117	299	1.97x	9.8%	9.3%	53.2%	47.1%
4.001 - 4.250	1	40,000,000	5.4	4.040	119	0	4.14	17.4	17.0	28.8	28.8
4.251 - 4.500	1	20,000,000	2.7	4.300	115	0	1.74	7.6	7.6	70.2	70.2
4.501 - 4.750	7	149,205,497	20.3	4.650	105	351	1.59	9.1	8.6	66.3	60.7
4.751 - 5.000	7	134,750,000	18.3	4.895	99	360	1.69	10.0	9.5	63.5	59.1
5.001 - 5.250	14	194,819,183	26.4	5.113	112	353	1.61	11.6	10.6	65.0	55.8
5.251 - 5.500	8	88,848,994	12.1	5.398	118	351	1.60	12.2	10.9	63.5	52.6
5.501 - 5.750	3	21,096,726	2.9	5.653	111	344	1.42	11.3	10.1	58.9	50.6
5.751 - 6.000	2	17,566,628	2.4	5.837	118	358	1.54	12.4	10.9	55.3	46.8
6.001 - 6.360	2	10,821,522	1.5	6.098	113	302	1.37	12.3	10.6	65.9	52.4
Total/Weighted Average:	47	$736,811,981	100.0%	4.874%	110	349	1.78x	10.9%	10.2%	61.7%	54.8%

A-2-10

SG Commercial Mortgage Securities Trust 2016-C5 Annex A-2: Loan Pool Information

Original Terms to Maturity or ARD

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Original Terms to Maturity or ARD (mos.)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	6	$91,321,726	12.4%	4.873%	60	360	1.83x	9.9%	9.6%	60.1%	59.2%
120	41	645,490,255	87.6	4.874	117	349	1.77	11.1	10.3	61.9	54.2
Total/Weighted Average:	47	$736,811,981	100.0%	4.874%	110	349	1.78x	10.9%	10.2%	61.7%	54.8%

A-2-11

SG Commercial Mortgage Securities Trust 2016-C5 Annex A-2: Loan Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
58 - 59	3	$18,521,726	2.5%	5.290%	58	360	1.46x	9.9%	9.3%	62.8%	60.5%
60 - 83	3	72,800,000	9.9	4.766	60	360	1.93	10.0	9.7	59.4	58.9
111 - 120	41	645,490,255	87.6	4.874	117	349	1.77	11.1	10.3	61.9	54.2
Total/Weighted Average:	47	$736,811,981	100.0%	4.874%	110	349	1.78x	10.9%	10.2%	61.7%	54.8%

A-2-12

SG Commercial Mortgage Securities Trust 2016-C5 Annex A-2: Loan Pool Information

Range of Original Amortization Terms

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Original Amortization Terms (mos.)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	9	$234,675,000	31.9%	4.453%	101	0	2.29x	10.5%	10.2%	54.7%	54.7%
300 - 324	9	79,194,710	10.7	4.893	116	300	1.70	13.1	11.7	60.4	46.1
360	29	422,942,270	57.4	5.104	114	359	1.52	10.8	9.9	65.8	56.5
Total/Weighted Average:	47	$736,811,981	100.0%	4.874%	110	349	1.78x	10.9%	10.2%	61.7%	54.8%

A-2-13

SG Commercial Mortgage Securities Trust 2016-C5 Annex A-2: Loan Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	9	$234,675,000	31.9%	4.453%	101	0	2.29x	10.5%	10.2%	54.7%	54.7%
291 - 324	9	79,194,710	10.7	4.893	116	300	1.70	13.1	11.7	60.4	46.1
352 - 360	29	422,942,270	57.4	5.104	114	359	1.52	10.8	9.9	65.8	56.5
Total/Weighted Average:	47	$736,811,981	100.0%	4.874%	110	349	1.78x	10.9%	10.2%	61.7%	54.8%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-14

SG Commercial Mortgage Securities Trust 2016-C5 Annex A-2: Loan Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Amortizing Balloon	27	$333,546,981	45.3%	5.140%	115	345	1.62x	12.0%	10.9%	63.5%	51.9%
Interest-only, Balloon	8	206,375,000	28.0	4.391	106	0	2.32	10.5	10.2	53.6	53.6
Interest-only, Amortizing Balloon	10	150,590,000	20.4	4.950	113	358	1.40	9.6	9.0	67.6	60.9
Interest-only, ARD	1	28,300,000	3.8	4.910	60	0	2.02	10.2	10.1	62.9	62.9
Interest-only, Amortizing ARD	1	18,000,000	2.4	4.790	111	360	1.31	8.9	8.2	68.9	60.0
Total/Weighted Average:	47	$736,811,981	100.0%	4.874%	110	349	1.78x	10.9%	10.2%	61.7%	54.8%

A-2-15

SG Commercial Mortgage Securities Trust 2016-C5 Annex A-2: Loan Pool Information

Mortgage Loans by Financing Purpose

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	35	$507,671,718	68.9%	4.881%	111	348	1.87x	11.5%	10.6%	59.4%	52.1%
Acquisition	12	229,140,263	31.1	4.858	108	352	1.59	9.8	9.2	66.7	60.8
Total/Weighted Average:	47	$736,811,981	100.0%	4.874%	110	349	1.78x	10.9%	10.2%	61.7%	54.8%

A-2-16

SG Commercial Mortgage Securities Trust 2016-C5 Annex A-2: Loan Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Cut-off Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard/Springing Cash Management	25	$399,139,179	54.2%	5.006%	114	345	1.92	x	12.1%	11.2%	58.8%	51.0%
Hard/Upfront Cash Management	9	186,174,975	25.3	4.592	97	357	1.77		9.4	8.9	60.8	58.0
Springing	8	73,962,006	10.0	4.986	118	350	1.46		10.4	9.4	68.7	59.0
Soft/Springing Cash Management	4	61,250,339	8.3	4.786	113	360	1.43		9.5	8.8	70.5	63.4
None	1	16,285,482	2.2	4.685	118	358	1.32		8.5	8.2	74.7	60.9
Total/Weighted Average:	47	$736,811,981	100.0%	4.874%	110	349	1.78	x	10.9%	10.2%	61.7%	54.8%

A-2-17

SG Commercial Mortgage Securities Trust 2016-C5 Annex A-2: Loan Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
			Percent by			Percent by			Percent by
	Number of		Aggregate	Number of		Aggregate	Number of		Aggregate
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date
Type of Escrow	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)
Tax Escrow	33	$497,069,460	67.5%	36	$513,439,811	69.7%	10	$220,275,443	29.9%
Insurance Escrow	36	$538,160,986	73.0	34	$498,427,577	67.6	13	$238,384,404	32.4
Replacement Reserve	9	$147,713,452	20.0	37	$525,961,198	71.4	10	$215,239,593	29.2
TI/LC Reserve(1)	10	$186,031,919	36.4	19	$259,623,425	50.8	14	$310,794,196	60.9

(1)  The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-18

SG Commercial Mortgage Securities Trust 2016-C5 Annex A-2: Loan Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

Prepayment Restriction	Closing Date	July 2017	July 2018	July 2019	July 2020	July 2021	July 2022	July 2023	July 2024	July 2025	July 2026
Locked Out	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00%	0.00%	92.67%	92.61%	92.53%	91.98%	91.86%	91.74%	91.60%	87.48%	0.00%
Yield Maintenance	0.00%	0.00%	7.33%	7.39%	7.47%	8.02%	8.14%	8.26%	8.40%	8.55%	0.00%
Prepayment Premium	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	3.97%	0.00%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)(3)	$736.81	$731.76	$726.34	$719.84	$712.75	$614.61	$605.82	$596.57	$586.90	$576.66	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.31%	98.58%	97.70%	96.73%	83.41%	82.22%	80.97%	79.65%	78.26%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.
(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.
(3) Approximate Outstanding Balance due to rounding.

A-2-19

[PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

 A-3-1

THE MALL AT ROCKINGHAM PARK

 A-3-2

No. 1 – The Mall at Rockingham Park

Loan Information				Property Information
Mortgage Loan Seller:		Société Générale		Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):		$40,000,000		Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):		$40,000,000		Location:	Salem, NH
% of Initial Pool Balance:		5.4%		Size:	540,867 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per SF(1):	$263.47
Borrower Name:		Mall at Rockingham, LLC		Year Built/Renovated:	1991/2015
Sponsors:		Mayflower Realty LLC, Series B (Simon Property Group, L.P. and CCPIB); Institutional Mall Investors LLC		Title Vesting:	Fee & Leasehold
Mortgage Rate:		4.040%		Property Manager:	Self-managed
Note Date:		June 1, 2016		3rd Most Recent Occupancy (As of)(4):	97.6% (12/31/2013)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of)(4):	98.0% (12/31/2014)
Maturity Date:		June 1, 2026		Most Recent Occupancy (As of)(4):	98.5% (12/31/2015)
IO Period:		120 months		Current Occupancy (As of)(4):	97.1% (4/20/2016)
Loan Term (Original):		120 months
Seasoning:		1 month
Amortization Term (Original):		NAP		Underwriting and Financial Information:
Loan Amortization Type:		Interest-only, Balloon
Interest Accrual Method:		Actual/360		3rd Most Recent NOI (As of):	$24,343,844 (12/31/2014)
Call Protection:		L(25),D(88),O(7)		2nd Most Recent NOI (As of):	$24,789,355 (12/31/2015)
Lockbox Type:		Hard/Springing Cash Management		Most Recent NOI (As of):	$25,222,850 (TTM 3/31/2016)
Additional Debt(1)(2):		Yes
Additional Debt Type(1)(2):		Pari Passu and subordinate notes
				U/W Revenues:	$35,602,427
				U/W Expenses:	$10,756,845
				U/W NOI:	$24,845,582
				U/W NCF:	$24,191,132
				U/W NOI DSCR(1):	4.26x
				U/W NCF DSCR(1):	4.14x
Escrows and Reserves(3):				U/W NOI Debt Yield(1):	17.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	17.0%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$494,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 28, 2016
Replacement Reserve	$0	Springing	$270,432	Cut-off Date LTV Ratio(1):	28.8%
TI/LC Reserve	$0	Springing	$1,081,728	LTV Ratio at Maturity or ARD(1):	28.8%

(1)	The Mall at Rockingham Park Whole Loan (as defined below), with an original principal balance of $262,000,000, is comprised of four senior pari passu notes with an aggregate original principal balance of $142,500,000 (Note A-1-A, Note A-2-A, Note A-1-B and Note A-2-B) and two subordinate notes with an aggregate original principal balance of $119,500,000 (Note B-1 and Note B-2). The non-controlling senior pari passu Note A-2-B had an original principal balance of $40,000,000, has an outstanding principal balance of $40,000,000 as of the Cut-off Date and will be contributed to the SGCMS 2016-C5 Trust. Two of the senior pari passu notes, Note A-1-A and Note A-2-A, with an aggregate original principal balance of $42,500,000 and the two subordinate notes with an aggregate original principal balance of $119,500,000 were contributed to the BBSG 2016-MRP Mortgage Trust and represent the controlling notes of The Mall at Rockingham Park Whole Loan. The remaining senior pari passu non-controlling Note A-1-B, which had an original principal balance of $60,000,000, is held by Barclays Bank PLC, and is expected to be contributed to a future securitization trust. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the four senior pari passu notes with an aggregate original principal balance of $142,500,000. Further, unless otherwise specifically noted, all numerical information, including references to square footage, height, occupancy, leases, net rentable area, appraised value, loan-to-value ratios, underwritten net operating income, underwritten net cash flow or similar terms with respect to The Mall at Rockingham Park Property (as defined below) or the tenants therein excludes the approximately 484,723 square feet of retail space that is not collateral for The Mall at Rockingham Park Mall Whole Loan.

(2)	See “Other Indebtedness” section.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (“The Mall at Rockingham Park Mortgage Loan”) is part of a whole loan (“The Mall at Rockingham Park Whole Loan”) evidenced by four pari passu senior notes (Note A-1-A, Note A-2-A, Note A-1-B and Note A-2-B) and two subordinate notes (Note B-1 and Note B-2) secured by a first lien deed of trust on the borrower’s leasehold interest and the fee interest owned by an affiliate of the borrower in a regional mall located in Salem, New Hampshire, of which 540,867 square feet (“The Mall at Rockingham Park Property”) serves as collateral for The Mall at Rockingham Park Whole Loan. The Mall at Rockingham Park Whole Loan was co-originated on June 1, 2016 by Société Générale and Barclays Bank PLC. The Mall at Rockingham Park Whole Loan had an original principal balance of $262,000,000, has an outstanding principal balance as of the Cut-off Date of $262,000,000 and accrues interest at an interest rate of 4.040% per annum. The Mall at Rockingham Park Whole Loan had an initial term of 120

 A-3-3

THE MALL AT ROCKINGHAM PARK

months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of The Mall at Rockingham Park Whole Loan. The Mall at Rockingham Park Whole Loan matures on June 1, 2026.

The Mall at Rockingham Park Mortgage Loan, evidenced by Note A-2-B, had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents a senior pari passu non-controlling interest in The Mall at Rockingham Park Whole Loan. Two senior notes (Note A-1-A and Note A-2-A) and two subordinate notes (Note B-1 and Note B-2) were contributed to the BBSG 2016-MRP Mortgage Trust, had an aggregate original principal balance of $162,000,000 and will represent the controlling interest in The Mall at Rockingham Park Whole Loan. The remaining non-controlling senior pari passu Note A-1-B, which had an original principal balance of $60,000,000, is held by Barclays Bank PLC, and is expected to be contributed to a future securitization trust. The lender provides no assurances that any non-securitized notes will not be split further. The relationship between the holders of The Mall at Rockingham Park Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Whole Loans-The Mall at Rockingham Park Whole Loan” in the Prospectus.

Following the lockout period, the borrower has the right to defease The Mall at Rockingham Park Whole Loan in whole, but not in part, on any date before December 1, 2025. In addition, The Mall at Rockingham Park Whole Loan is prepayable without penalty on or after December 1, 2025. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 1, 2019.

Note Summary(1)(2)

Notes	Original Balance	Note Holder	Controlling Interest	Pari Passu / Subordinate
A-1-A	$25,500,000	BBSG 2016-MRP	Yes	Pari Passu

A-2-A	$17,000,000	BBSG 2016-MRP	Yes	Pari Passu

A-1-B	$60,000,000	Barclays Bank PLC	No	Pari Passu

A-2-B	$40,000,000	SGCMS 2016-C5	No	Pari Passu

B-1	$71,700,000	BBSG 2016-MRP	Yes	Subordinate

B-2	$47,800,000	BBSG 2016-MRP	Yes	Subordinate
Total	$262,000,000

(1)	The Mall at Rockingham Park Whole Loan is serviced and administered pursuant to the trust and servicing agreement that was entered into connection with the BBSG 2016-MRP Mortgage Trust.

(2)	The Mall at Rockingham Park Whole Loan consists: (i) Note A-1-A, Note A-2-A, Note B-1, and Note B-2 with an aggregate outstanding balance of $162,000,000, were contributed to the BBSG 2016-MRP Mortgage Trust and (ii) Note A-1-A and Note A-2-A with an aggregate outstanding balance of $100,000,000, of which, Note A-2-B will be contributed to the SGCMS 2016-C5 Trust and Note A-1-B, which is held by Barclays Bank PLC, and is expected to be contributed to a future securitization. The four senior pari passu notes (Note A-1-A, Note A-2-A, Note A-1-B and Note A-2-B) are generally pari passu in right of payment, and have an aggregate outstanding balance of $142,500,000, and are generally senior in right of payments to the two subordinate notes (Note B-1 and Note B-2), which have an aggregate outstanding principal balance $119,500,000. See “The Mortgage Loan” and “Other Indebtedness” herein for additional information.

Sources and Uses

Sources			Uses
Original whole loan amount	$262,000,000	100.0%	Loan payoff(1)	$261,256,417	99.7%
			Closing costs	612,922	0.2
			Return of equity	130,662	0.1
Total Sources	$262,000,000	100.0%	Total Uses	$262,000,000	100.0%

(1)	The proceeds of the Mall at Rockingham Park Whole Loan were used to retire an existing approximately $260.0 million loan securitized in the WBCMT 2007-C31 transaction, return equity to the borrower and pay closing costs.

The Property. The Mall at Rockingham Park Property consists of the Fee Owner’s (as defined below) overlapping fee interest in a two-story, regional mall located in Salem, New Hampshire off of Exit 1 on Interstate 93 north, approximately 2.0 miles north of the Massachusetts border and approximately 35.0 miles northwest of downtown Boston. Built in 1991, The Mall at Rockingham Park Property contains approximately 1,025,590 square feet of retail space, of which 540,867 square feet serves as collateral for The Mall at Rockingham Park Whole Loan.

Non-owned anchor tenants include Macy’s, J.C. Penney, Sears and Dick’s Sporting Goods (which subleases the second floor from Sears). The Lord & Taylor anchor tenant is owned by the sponsors and is collateral for The Mall at Rockingham Park Whole Loan. Based on borrower estimates, the Macy’s and J.C. Penney anchor tenants each outperform their respective chain’s national average in terms of both total sales and sales per square feet.

The Mall at Rockingham Park Property, including the non-collateral tenants, features approximately 134 tenants, including well known retailers such as Apple ($23,730 sales per square foot based on a selling space of 5,429 square feet), Aldo ($460 sales per square foot), Coach ($480 sales per square foot), Express/Express Men ($442 sales per square foot), Forever 21 ($399 sales per square foot), Kids Footlocker ($708 sales per square foot), Lush Fresh Handmade Cosmetics ($2,569 sales per square foot), GameStop ($881 sales per square foot), GNC ($910 sales per square foot), Microsoft ($1,560 sales per square foot), Pink ($933 sales per square foot), Sephora ($1,095 sales per square foot), Michael Kors ($452 sales per square foot), Sunglass Hut ($2,484 sales per square foot) and Finish Line ($657 sales per square foot).

As of the trailing 12-month period ending March 2016, total reported property sales were approximately $389.9 million, including sales estimates for all non-owned anchor tenants. Excluding Apple, The Mall at Rockingham Park Property generated sales of $501 per square foot with occupancy costs of 17.8% (including Apple, comparable sales were $937 per square foot with an occupancy cost

 A-3-4

THE MALL AT ROCKINGHAM PARK

of 9.6%). Since 2010, total inline sales excluding Apple have increased from $127.6 million to $158.8 million, an increase of 24.4%. As of trailing 12-month period ending March 2016, Apple reported $23,730 sales per square foot (based on 5,429 square foot of selling area versus total square foot of 10,448) and a total sales number of approximately $128.8 million. According to the sponsors, the Apple store at The Mall at Rockingham Park Property is one of the highest grossing Apple stores in the nation. Since 2015, The Mall at Rockingham Park Property has added eight new tenants to the roster totaling 12,551 square feet, in addition to Journey Kidz and Think Geek, which leases are currently out for signature and which have not been included in the underwritten information.

Since 2015, there have been renewals totaling 30,961 square feet from tenants such as Charlotte Russe, Talbots, Main Street Grille and Diamond Jewelers. As of April 20, 2016, The Mall at Rockingham Park Property was approximately 98.5% occupied including non-collateral anchor, owned collateral anchor, and temporary tenants and 97.1% occupied including all collateral anchors, temporary tenants and tenants with executed leases that are not yet open and operating. Since 2006, The Mall at Rockingham Park Property has maintained an average occupancy of approximately 99.2% including all anchors and temporary tenants, with no year-end occupancy rate falling below 98.3%.

In 2015, the Simon Property Group spent approximately $15.4 million on structural and cosmetic renovations to The Mall at Rockingham Park Property. Structural updates included the addition and enclosure of the dining pavilion entrance, the addition of an elevator, new site landscaping and handicap parking (all of which are associated with the updated entrance). Cosmetic updates included upgrades to the other mall entrances, adding new mall signage, installing new sidewalk lighting, accent lighting, new flooring throughout the common areas, restroom upgrades and a completely redesigned dining pavilion seating area.

 A-3-5

THE MALL AT ROCKINGHAM PARK

The following table presents certain information relating to the tenancy at The Mall at Rockingham Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF(2)	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Sales PSF(4)	Occupancy Cost(4)	Lease Expiration Date

Anchor Tenants – Non-Collateral
Sears	CC/Caa1/CCC+	121,727	Anchored Owned – Non-Collateral				$199(5)	NAP	NAP
Macy’s	BBB/Baa2/BBB	162,990					$287	NAP	NAP
J.C. Penney	B/B3/B	121,106					$122	NAP	NAP
Dick’s Sporting Goods	NR/NR/NR	78,900					$63(6)	NAP	NAP
Total Anchor Tenants – Non- Collateral		484,723

Anchor Tenant - Collateral
Lord & Taylor	NR/NR/NR	158,594	29.3%	$4.73	$750,000	3.7%	$106(7)	6.7%	3/31/2027(9)
Total Anchor Tenant – Collateral		158,594	29.3%	$4.73	$750,000	3.7%

Major Tenants – Collateral
Apple	NR/Aa1/AA+	10,448	1.9%	$65.00	$679,120	3.4%	$23,730(8)	0.4%	1/31/2024(10)
Forever 21	NR/NR/NR	11,414	2.1%	$44.96	$513,145	2.6%	$399	12.9%	6/30/2024
Pottery Barn	NR/NR/NR	10,122	1.9%	$35.00	$354,270	1.8%	$344	10.2%	1/31/2017
Total Major Tenants – Collateral		31,984	5.9%	$48.35	$1,546,535	7.7%

Non-Major Tenants – Collateral		317,860	58.8%	$55.93	$17,777,122	88.6%

Occupied Collateral Total		508,438	94.0%	$39.48	$20,073,657	100.0%

Vacant Space(11)		32,429	6.0%

Collateral Total		540,867	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	% of NRSF is based on The Mall at Rockingham Park Property collateral square footage of 540,867, which excludes all non-collateral anchor tenants.

(3)	Annual U/W Base Rent includes base rent and contractual rent steps equal to $343,639 taken through May 2017.

(4)	The Sales PSF and Occupancy Cost presented herein are based upon information provided by the borrower. Sales figures are estimates provided by the borrower as of year-end 2015 for non-collateral anchor tenants. All other collateral tenants are reported sales as of trailing 12-month period ending March 2016.

(5)	Sears Sales PSF represent a selling space of 100,314 square feet on the first floor.

(6)	Dick’s Sporting Goods Sales PSF represents the period from October 2015, when opened for business, to year-end 2015.

(7)	According to the borrower, Lord & Taylor merchandises approximately two-thirds of its space and the remaining space is used for storage and office space. Sales PSF reflects two-thirds of Lord & Taylor’s total square feet. Sales PSF for Lord & Taylor’s entire space is equal to $71 per square foot.

(8)	Apple Sales PSF represent a selling space of 5,429 square feet; the remaining space is utilized as storage. Sales PSF for Apple’s entire space is equal to approximately $12,330 per square foot.

(9)	Lord & Taylor has three, ten-year lease renewal options.

(10)	Apple has one, five-year lease renewal option.

(11)	Vacant Space includes temporary tenants 16,823 square feet.

 A-3-6

THE MALL AT ROCKINGHAM PARK

The following table presents certain information relating to the historical sales and occupancy costs at The Mall at Rockingham Park Property:

Historical Sales (PSF) and Occupancy Costs(1)(2)(3)(4)

Tenant	2012	2013	2014	2015	TTM 3/31/2016	TTM 3/31/2016 Occupancy Cost

Anchors
Sears(5)(6)	$157	$164	$153	$199	$199	NAP
Macy’s(5)	$284	$292	$296	$287	$287	NAP
Lord & Taylor(7)(8)	NAV	$143	$111	$108	$106	6.7%
J.C. Penney(5)	$132	$112	$116	$122	$122	NAP
Dick’s Sporting Goods(5)(9)	NAP	NAP	NAP	$63	$63	NAP

Top 15 Non-Anchor Tenants
Forever 21(10)	$539	$541	$386	$386	$399	12.9%
Apple(11)	$36,781	$36,486	$95,001	$33,685	$23,730	0.4%
Pottery Barn	$368	$388	$372	$341	$344	10.2%
Express/Express Men	$508	$494	$475	$434	$442	18.0%
The Gap/Gap Kids/Gap Body	$219	$198	$160	$131	$271	16.6%
Microsoft(12)	NAV	$907	$1,510	$1,797	$1,560	8.7%
American Eagle Outfit	$420	$379	$365	$415	$421	12.2%
Victoria’s Secret	$902	$761	$634	$666	$689	13.1%
Abercrombie & Fitch	$278	$244	$234	$225	$225	33.3%
Banana Republic	$295	$282	$262	$235	$232	24.5%
Hollister Co.	$361	$350	$316	$328	$332	27.9%
CVS	$372	$361	$328	$297	$298	25.3%
Charlotte Russe	$368	$434	$439	$360	$381	22.6%
J. Crew	$216	$193	$196	$198	$203	10.1%
Men’s Wearhouse & Tux	$465	$454	$485	$486	$477	14.9%

Comparable In-Line Sales	$1,226	$1,207	$2,331	$1,121	$937

Comparable In-Line Sales (Excluding Apple)	$476	$452	$453	$482	$501

Total In-Line Occupancy Costs	6.8%	7.0%	3.6%	7.7%	9.6%

Total In-Line Occupancy Costs Excluding Apple	17.6%	18.7%	18.7%	17.8%	17.8%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.

(2)	Historical Sales (PSF) are based on lease net rentable square footage during each given period as some tenants listed may have expanded or reduced their lease net rentable square footage during such given period.

(3)	Historical Sales (PSF) and Occupancy Costs reflect those tenants who reported sales during the given periods.

(4)	Historical Sales are estimates provided by the borrower.

(5)	Tenant space does not serve as collateral for The Mall at Rockingham Park Whole Loan.

(6)	Sears Sales PSF is based on a selling space of approximately 100,314 square feet on the first floor.

(7)	Lord & Taylor took occupancy in 2012 and, therefore, 2012 sales are unavailable.

(8)	According to the borrower, Lord & Taylor merchandises approximately two-thirds of its space and the remaining space is used for storage and office space. Sales PSF reflects two-thirds of Lord & Taylor’s total square feet. Sales PSF for Lord & Taylor’s entire space is equal to $71 per square foot.

(9)	Dick’s Sporting Goods Sales PSF represent the period from October 2015, when opened for business, to year-end 2015.

(10)	Forever 21 expanded from 5,580 square feet to 11,414 square feet in 2014.

(11)	Apple Sales PSF represents a selling space of approximately 5,429 square feet and the remainder of the space is utilized as storage. Sales PSF for Apple’s entire space is equal to approximately 10,448 per square foot.

(12)	Microsoft took occupancy in 2013 and, therefore, 2012 sales are unavailable.

 A-3-7

THE MALL AT ROCKINGHAM PARK

The following table presents certain information relating to the lease rollover schedule at The Mall at Rockingham Park Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(5)	Annual U/W Base Rent PSF(6)
MTM	5	5,470	1.0%	5,470	1.0%	$387,019	$70.75
2016	5	6,747	1.2%	12,217	2.3%	$422,266	$62.59
2017	23	77,380	14.3%	89,597	16.6%	$3,462,538	$44.75
2018	20	55,355	10.2%	144,952	26.8%	$3,144,070	$56.80
2019	12	25,392	4.7%	170,344	31.5%	$1,476,319	$58.14
2020	11	19,387	3.6%	189,731	35.1%	$1,064,389	$54.90
2021	8	16,717	3.1%	206,448	38.2%	$930,554	$55.67
2022	11	27,525	5.1%	233,973	43.3%	$1,585,539	$57.60
2023	10	22,450	4.2%	256,423	47.4%	$1,826,166	$81.34
2024	11	61,052	11.3%	317,475	58.7%	$3,151,994	$51.63
2025	5	10,408	1.9%	327,883	60.6%	$985,668	$94.70
2026	4	16,261	3.0%	344,144	63.6%	$687,670	$42.29
Thereafter	3	164,294	30.4%	508,438	94.0%	$949,465	$5.78
Vacant(4)	0	32,429	6.0%	540,867	100.0%	$0	$0.00
Total/Weighted Average	128	540,867	100.0%			$20,073,657	$39.48

(1)	Information obtained from the underwritten rent roll and includes collateral tenants.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Includes executed leases that have not yet commenced as of April 20, 2016.

(4)	Expiring NRSF include temporary tenants totaling 16,823 square feet.

(5)	Annual U/W Base Rent includes contractual rent steps of $343,639 taken through May 2017.

(6)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at The Mall at Rockingham Park Property:

Historical Occupancy(1)(2)

12/31/2013(3)	12/31/2014(3)	12/31/2015(3)	4/20/2016(4)

97.6%	98.0%	98.5%	97.1%

(1)	Information excludes all non-collateral anchor tenants.

(2)	Historical occupancy (inclusive of all non-collateral anchor tenants) was 99.5% for 2012, 98.7% for 2013, 98.9% for 2014 and 99.2% for 2015. The current occupancy inclusive of non-collateral anchor, owned collateral anchor and temporary tenants is 98.5%.

(3)	Information obtained from the borrower.

(4)	Information obtained from the underwritten rent roll.

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THE MALL AT ROCKINGHAM PARK

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Mall at Rockingham Park Property:

Cash Flow Analysis

	2013	2014	2015	TTM March 31, 2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$18,567,737	$19,523,154	$19,901,705	$19,886,757	$20,073,653(3)	56.4%	$37.11
Grossed up Vacant Space	0	0	0	0	1,402,536	3.9	2.59
Percentage Rent(1)	251,675	203,917	215,365	222,098	176,062	0.5	0.33
Total Reimbursables	12,497,800	13,043,578	13,398,219	13,501,545	13,861,068	38.9	25.63
Other Income(2)	2,615,161	2,101,132	2,048,257	2,121,528	2,162,096	6.1	4.00
Less Vacancy & Credit Loss	0	0	0	0	(2,072,989) (4)	(5.8)	(3.83)
Effective Gross Income	$33,932,373	$34,871,781	$35,563,546	$35,731,928	$35,602,427	100.0%	$65.82

Total Operating Expenses	$10,670,161	$10,527,937	$10,774,191	$10,509,078	$10,756,845	30.2%	$19.89

Net Operating Income	$23,262,212	$24,343,844	$24,789,355	$25,222,850	$24,845,582	69.8%	$45.94
TI/LC	0	0	0	0	540,867	1.5	1.00
Capital Expenditures	0	0	0	0	113,583	0.3	0.21
Net Cash Flow	$23,262,212	$24,343,844	$24,789,355	$25,222,850	$24,191,132	67.9%	$44.73

NOI DSCR(5)	3.99x	4.17x	4.25x	4.32x	4.26x
NCF DSCR(5)	3.99x	4.17x	4.25x	4.32x	4.14x
NOI DY(5)	16.3%	17.1%	17.4%	17.7%	17.4%
NCF DY(5)	16.3%	17.1%	17.4%	17.7%	17.0%

(1)	Percentage Rent was underwritten to in-place breakpoints and percentage rents based on 2015 sales.

(2)	Historical and trailing 12-month period ending March 31, 2016 Other Income includes temporary tenant, storage, sponsorships, participation/media-Simon Brand Ventures marketing, miscellaneous, marketing, other rent and specialty leasing income. U/W Other Income is based on the Other Income 2016 budgeted totaling $280,646 and marketing income recoveries based on the 4/20/2016 rent roll totaling $558,923 (including $19,790 and $4,124 for Aeropostale and PacSun, respectively).

(3)	U/W Base Rent includes rent steps through May 2017 totaling $343,639 and $337,114 for bankrupt tenants (Aeropostale and PacSun).

(4)	Aeropostale and PacSun were U/W as vacant. The U/W economic vacancy is 5.5%. The Mall at Rockingham Park Property was 97.1% physically occupied as of April 20, 2016.

(5)	The debt service coverage ratios and debt yields are based on the four senior pari passu notes with an aggregate principal balance of $142,500,000.

Appraisal. As of the appraisal valuation date of April 28, 2016, The Mall at Rockingham Park Property had an “as-is” appraised value of $494,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated May 2, 2016, there was no evidence of any recognized environmental conditions at The Mall at Rockingham Park Property.

Market Overview and Competition. The Mall at Rockingham Park Property is located in southern Rockingham County, within the northwest portion of the Boston-Cambridge-Newton Massachusetts-New Hampshire metropolitan statistical area (“Boston MSA”). The Boston MSA spans across the eastern portion of Massachusetts and encompasses five counties in Massachusetts, as well as Strafford and Rockingham, which are situated in New Hampshire. Encompassing approximately 4,913 square miles, the Boston MSA accounts for 44.7% of Massachusetts’ total land area and 20.8% of Massachusetts and New Hampshire’s combined land area. With a current population of more than 4.7 million, the Boston MSA grew at a compound annual rate of 0.8% from 2005 through 2015. According to the US Bureau of Labor Statistics, unemployment in the Boston MSA was reported at 4.2% as of year-end 2015, which is lower than the state unemployment rate of 4.7% and the national unemployment rate of 5.3%. According to a third party research firm, Boston MSA’s 2015 average household income was $104,885, which is 37.1% higher than the national average of $76,502. According to the appraisal, the three largest employment sectors within the Boston MSA are education and health services, professional and business services and transportation and utilities. The region is home to ten Fortune 500 companies, as well as some of the top ranked hospitals and universities in the country. The Mall at Rockingham Park Property is approximately 35.0 miles northwest of downtown Boston, 18.0 miles southeast of Manchester and 37 miles south of Concord (the state capital of New Hampshire). The two most populous counties in New Hampshire are Rockingham County and neighboring Hillsborough County, each accounting for 22.4% and 30.4% of the population, respectively.

Upon entering New Hampshire via Interstate 93, The Mall at Rockingham Park Property is located off of the first exit. According to the New Hampshire Department of Transportation, Interstate 93 has an annual traffic count that averages approximately 38 million vehicles per year (approximately 104,409 vehicles per day). The Mall at Rockingham Park Property benefits from its location approximately 2.0 miles north of the Massachusetts border and close proximity to the Boston MSA, as New Hampshire is one of five states in the U.S. that offers tax free shopping to its residents. According to the appraisal, The Mall at Rockingham Park Property has a primary trade area consisting of a ten-mile radius that contains 471,265 people, with an average household income of $89,874 as of 2015.

According to the appraisal, The Mall at Rockingham Park Property’s primary competitors include Pheasant Lane Mall, Mall of New Hampshire, Northshore Mall, Burlington Mall, Merrimack Premium Outlets and Fox Run Mall. Pheasant Lane Mall is anchored by J.C. Penney, Macy’s, Sears, Target and Dick’s Sporting Goods. On a comparative basis The Mall at Rockingham Park’s Macy’s and Sears outperform those at Pheasant Lane Mall on both a gross and per square foot basis. Pheasant Lane Mall, is located approximately 17.0 miles west of The Mall at Rockingham Park Property, falling outside of the primary trade area and is not as easily accessible from The greater Boston area. The Mall of New Hampshire, located in Manchester, New Hampshire, which is the closest regional mall to The Mall at Rockingham Park Property, reported approximately $340 sales per square foot according to the appraisal, which is approximately $161 sales per square foot less than Mall at Rockingham Park Property, when excluding Apple sales. According to a

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THE MALL AT ROCKINGHAM PARK

third party provider, the Mall of New Hampshire has a property grade rating of B, compared to The Mall at Rockingham Park Property, which has a property grade rating of A+.

Northshore Mall and Burlington Mall are both located in Massachusetts, between 24.0 to 29.0 miles to the south of The Mall at Rockingham Park Property. The malls located in Massachusetts do not offer tax free shopping. Merrimack Premium Outlets is an outlet center that opened in 2012 and currently includes outlet tenants such as Saks Off Fifth Avenue and Bloomingdale’s Outlet, among others. Merrimack Premium Outlets is located approximately 14.0 miles west of The Mall at Rockingham Park Property, outside of the Mall’s trade area. The Mall at Rockingham Park Property performs better on a per square foot sales basis in comparison to the Merrimack Premium Outlets. Fox Run Mall, located approximately 31.0 miles northeast away from The Mall at Rockingham Park Property, is outside of the trade area and resides on the border near Maine.

According to the appraisal, in February 2015, a portion of The Rockingham Park site, which is adjacent to The Mall at Rockingham Park Property, was sold to the owner of Tuscan Brands, a local operator of Tuscan Market and Restaurant locations in Salem, New Hampshire and Burlington, Massachusetts. Subsequent to acquiring the site, Tuscan Brands proposed to build a mixed-use development to be known as Tuscan Village. The project would include approximately 250 luxury rental units, 63 townhouse condominium units, 356,000 square feet of retail space including restaurants and entertainment uses, a 45,000 square foot organic grocery store, a 65,000 square foot theatre, and a 15,000 square foot bowling alley. The project would also include a new 38,000 square foot automobile sales facility and a four-story, 160-room business class hotel. According to a third-party provider, there are only three projects totaling approximately 363,000 square feet proposed for The Mall at Rockingham Park’s North Merrimac River Valley submarket. All three of these projects are in the initial planning phases. The third party provider figures do not include the proposed Tuscan Village project located directly opposite The Mall at Rockingham Park Property and the proposed Woodmont Commons project located in Londonderry, New Hampshire as it falls outside of the greater Boston MSA.

The following table presents certain information relating to comparable retail properties for The Mall at Rockingham Park Property:

Competitive Set(1)

	The Mall at Rockingham Park (Subject)	Pheasant Lane Mall	Mall of New Hampshire	Northshore Mall	Burlington Mall	Merrimack Premium Outlets	Fox Run Mall
Location	Salem, NH	Nashua, NH	Manchester, NH	Peabody, MA	Burlington, MA	Merrimack, NH	Newington, NH
Distance from Subject	--	17.0 miles	16.0 miles	24.0 miles	29.0 miles	14.0 miles	31.0 miles
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Outlet Center	Regional Mall
Year Built/Renovated	1991/2015	1986/2011	1977/1998	1958/1993	1968/1996	2012/NAP	1983/2000
Anchors	J.C. Penney, Macy’s, Sears, Lord & Taylor Dick’s Sporting Goods	J.C. Penney, Macy’s, Sears, Target, Dick’s Sporting Goods	J.C. Penney, Sears, Macy’s	Macy’s, J.C. Penney, Nordstroms, Sears, Macy’s Men & Furniture	Macy’s, Lord & Taylor, Sears, Crate & Barrel, Nordstroms	Saks Off Fifth Avenue, Bloomingdales Outlet	Macy’s, J.C. Penney, Sears
Total GLA	1,025,590 SF(2)	972,249 SF	811,310 SF	1,579,820 SF	1,317,061 SF	408,996 SF	599,098 SF
Inline Sale PSF	$501(3)	$500	$340	$525	$600	$450	$460
Total Occupancy	98.5%(2)	98.0%	98.0%	98.0%	98.0%	100.0%	89.0%

(1)	Information obtained from the appraisal and underwritten rent roll.

(2)	Total Occupancy and Total GLA includes non-collateral anchor, owned collateral anchor, and temporary tenants.

(3)	Excluding Apple tenant sales. Including Apple, trailing 12-month period ending March 2016 sales per square foot for The Mall at Rockingham Park Property was $937.

The Borrower. The borrowing entity, Mall at Rockingham, LLC, is a Delaware limited liability company and special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Mall at Rockingham Park Whole Loan. The non-recourse carve-out guarantor of The Mall at Rockingham Park Whole Loan is Mayflower Realty LLC, Series B. The Mall at Rockingham Park Whole Loan will be recourse to the guarantor pursuant to standard non-recourse carve-outs, however, the guaranty provides that the guarantor’s liability may not exceed $52,400,000 in the aggregate (20.0% of the original whole loan amount), plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights thereunder. In addition, the guarantor is a Delaware limited liability company that provides for separate series, and the liability of the guarantor will be limited to the guarantor’s interest in the Series B assets of the guarantor and not the assets of any other series established by the guarantor.

The Sponsors. The sponsors of The Mall at Rockingham Park Whole Loan are Mayflower Realty LLC, Series B, (a joint venture of Simon Property Group, L.P. (“Simon”) and the Canadian Pension Plan Investment Board (“CPPIB”)) and Institutional Mall Investors LLC. The Mall at Rockingham Park Property is jointly-owned by Mayflower Realty LLC (50%) and Institutional Mall Investors LLC (50%). Simon and CPPIB hold an approximate 56% and 44% interest, respectively, in Mayflower Realty LLC, Series B.

Simon, the operating partnership of Simon Property Group, Inc., is a publicly traded (S&P 100; NYSE: SPG) real estate investment trust headquartered in Indianapolis, Indiana focused on retail real estate ownership, management and development. Simon owns or retains an interest in 231 retail real estate properties comprising 191.4 million square feet in North and Central America, Europe and Asia. Simon’s portfolio was 96.1% occupied and generated tenant sales of $620 per square foot as of December 31, 2015. According to its consolidated balance sheet dated December 31, 2015, Simon reported cash and cash equivalents of approximately $701.1 million and total equity of approximately $70.3 billion.

CPPIB is a professional investment management organization that invests the assets of CPPIB not currently needed to pay pension, disability and survivor benefits. As of March 31, 2016, CPPIB had $278.9 billion in total assets.

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THE MALL AT ROCKINGHAM PARK

Institutional Mall Investors LLC (“IMI”) is a co-investment venture owned by an affiliate of Miller Capital Advisory, Inc. (“MCA”) and California Public Employees’ Retirement System (“CalPERS”), the nation’s largest public pension fund. MCA serves as investment manager for IMI. According to its website, IMI is a core-oriented investment platform focused on high quality, market dominant and fashion-oriented retail properties. The IMI portfolio features some of the most dominant regional and super-regional shopping centers in the United States. As of March 31, 2016, the portfolio included approximately 19.7 million square feet of gross leasable retail area and over 1.3 million square feet of prime office space. CalPERS has approximately $294.1 billion in total market value as of June 10, 2016 providing retirement benefit services to more than 1.8 million state, public school and local public agency employees, retirees and their families and health benefit services to approximately 1.4 million members.

Escrows. Pursuant to the loan documents, monthly escrows for real estate taxes, insurance premiums (unless insurance is being maintained under a blanket policy), capital expenditures, and tenant improvements and leasing commissions are required during an event of default or during a Reserve Trigger Event (as defined below).

Following the occurrence and during the continuance of a Reserve Trigger Event or an event of default under the loan documents, the borrower is required to escrow on each payment date: (i) 1/12 of the taxes that the lender estimates will be payable during the next ensuing 12 months; (ii) 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (unless insurance is being maintained under a blanket policy); (iii) $11,268 (approximately $0.25 per The Mall at Rockingham Park Property square foot annually) for capital expenditures and such reserve will be capped at 24 monthly payments ($270,432); and (iv) $45,072 (approximately $1.00 per The Mall at Rockingham Park Property square foot annually) for tenant improvements and leasing commissions and such reserve will be capped at 24 monthly payments ($1,081,728).

A “Reserve Trigger Event” will commence upon the debt service coverage ratio as calculated under the loan documents is less than 1.25x for two consecutive quarters; and will end if the debt service coverage ratio as calculated under the loan documents is at least equal to or greater than 1.25x for two consecutive quarters.

Lockbox and Cash Management. The borrower is required to establish and maintain a deposit account, in which the lender will have a security interest, with respect to The Mall at Rockingham Park Property at a lockbox bank that meets certain criteria required under the loan documents. The borrower is required to deliver to all new tenants at The Mall at Rockingham Park Property a written notice instructing that all rents under leases at The Mall at Rockingham Park Property are to be delivered by such tenants directly to the deposit account. The loan documents also require that all rents received by borrower or the property manager be deposited into the lockbox account within two business days of receipt. So long as no Lockbox Event (as defined below) has occurred and is continuing, the borrower will have access to the funds deposited into the deposit account and may utilize the deposit account as its operating account. Upon the occurrence and during the continuance of a Lockbox Event, the borrower will have no further access to the funds in the deposit account, and the lender is required to give notice thereof to the cash management bank, after which the borrower and cash management bank must establish a cash management account into which all funds on deposit in the deposit account (less any minimum balance required under the loan documents, not to exceed $25,000) will be swept into the cash management account on each Wednesday, or if such Wednesday is not a business day, the preceding business day and applied and disbursed in accordance with the loan documents. The cash management account is required to be in the name of the borrower but for the sole and exclusive benefit of the lender.

A “Lockbox Event” will commence upon, (i) an event of default under the loan documents, (ii) any bankruptcy action of the borrower, (iii) a bankruptcy action of the property manager if the property manager is a borrower affiliate and provided the property manager is not replaced within 60 days with a qualified manager or (iv) the debt service coverage ratio as calculated under The Mall at Rockingham Park Whole Loan is less than 1.20x for two consecutive quarters.

Property Management. The Mall at Rockingham Park Property is managed by an affiliate of the borrower.

Assumption. The borrower has, at any time (other than during the of earlier of twelve months after loan closing or 60 days after securitization of The Mall at Rockingham Park Mortgage Loan), the right to transfer The Mall at Rockingham Park Property or more than 50.0% of the aggregate interests in the borrower, provided that no event of default exists under the loan documents and certain other conditions are satisfied, including, but not limited to: (i) either (a) that the transfer is not a prohibited transfer under the loan documents or (b) that the proposed transferee will have been approved by the lender which may be conditioned upon rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the SGCMS Series 2016-C5 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Other Indebtedness. The Mall at Rockingham Park Whole Loan includes six promissory notes (Note A-1-A, Note A-2-A, Note A-1-B, Note A-2-B, Note B-1 and Note B-2) with an aggregate original principal balance of $262,000,000, and an aggregate outstanding principal balance as of the Cut-off Date of $262,000,000. Two senior pari passu notes (Note A-1-A and Note A-2-A) and two subordinate notes (Note B-1 and Note B-2) with an aggregate original principal balance of $162,000,000, and an aggregate outstanding principal balance as of the Cut-off Date of $162,000,000, were contributed to the BBSG 2016-MRP Mortgage Trust, and will represent the controlling interest in The Mall at Rockingham Park Whole Loan. The remaining non-controlling senior pari passu Note A-1-B, with an original principal balance of $60,000,000, and an outstanding principal balance as of the Cut-off Date of $60,000,000, is held by Barclays Bank PLC, and is expected to be contributed to a future securitization trust.

Ground Lease. Pursuant to a ground lease dated as of March 1, 2007 between the borrower and Rocksal Mall L.L.C., a direct 100% member of the borrower (the “Fee Owner”) , the borrower ground leases The Mall at Rockingham Park Property from the Fee Owner. The ground lease expires on March 1, 2057 and has an annual ground lease payment of $10. The Fee Owner has not signed any of

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THE MALL AT ROCKINGHAM PARK

the loan documents as a co-borrower, but has executed the mortgage pledging its fee interest in The Mall at Rockingham Park Property.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Mall at Rockingham Park Property, or if the terrorism risk insurance program reauthorization act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will be required to obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist; provided, however, (A) in such event the borrower will not be required to pay annual premiums in excess of the Terrorism Cap (as defined below) in order to obtain the terrorism coverage, and (B) that such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to The Mall at Rockingham Park Property and reasonable for the geographic region where The Mall at Rockingham Park Property is located, so long as in no event may such deductible exceed $5,000,000.

“Terrorism Cap” means an amount equal to two (2) times the then-current annual insurance premiums payable by the borrower for the policies insuring only The Mall at Rockingham Park Property (excluding the wind, flood and earthquake components of such insurance premiums) on a stand-alone basis.

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THE MALL AT ROCKINGHAM PARK

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THE MALL AT ROCKINGHAM PARK

The Mall at Rockingham Park
99 Rockingham Park Boulevard
Salem, NH 03079
NEW HAMPSHIRE
MASSACHUSETTS
MAINE
YORK COUNTY
STRAFFORD COUNTY
ROCKINGHAM COUNTY
HILLSBOROUGH COUNTY
MIDDLESEX COUNTY
ESSEX COUNTY
Atlantic Ocean
Massachusetts Bay
Rochester
Dover
Northwood
University of New Hampshire
Durham
Eliot
Fox Run Mall
Portsmouth International Airport
Great Bay
Kittery
Great Bay Community College
Portsmouth
Pawtuckaway State Park
Newmarket
Raymond
Epping
Brickyard Square
Exeter
NH Tpke
Maine Tpke
North Hampton
Hampton
Hampton Beach
Seabrook
Seabrook Beach
Manchester
The Mall of New Hampshire
Manchester-Boston Regional Airport
Derry
Amherst
Merrimack
Merrimack Premium Outlets
Londonderry
Windham
Salem
Amesbury
Salisbury
Newburyport
Nashua Airport
Hollis
Nashua
Hudson
Shops at Rockingham Mall
Salem Plaza
Haverhill
Newbury
Plum Island
Pelham
The Loop
Pheasant Lane Mall
Methuen
Lawrence Municipal Airport
Lawrence
Ipswich
Pepperell
Dracut
North Andover
Boxford
Lowell
Andover
Tewksbury
Westford
Chelmsford
Danvers
Gloucester
Manchester
Ayer
Wilmington
Billerica
Reading
Beverly
Northshore Mall
Littleton
Burlington
Burlington Mall
Peabody
Salem
Harvard
Fort Devens
Bedford
Wakefield
Marblehead
Hanscom Field
Woburn
Acton
Stow
Concord
Saugus
Lynn
Lexington
Malden
Maynard
Medford
Revere
Waltham
Somerville
Logan International Airport
Cambridge
Marlborough
Mass Pike
Framingham
Newton
BOSTON
Windham
Haverhill
Salem
ROCKINGHAM COUNTY
Pelham
NEW HAMPSHIRE
MASSACHUSETTS
Methuen
LAWRENCE
Dracut
North Andover
Andover

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85 BLUXOME

85

85

Artist Renderings © 2015 | Bluxome Partners, LLC

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No. 2 – 85 Bluxome

Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$38,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$38,000,000			Location:	San Francisco, CA
% of Initial Pool Balance:	5.2%			Size:	56,845 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$668.48
Borrower Name:	85 Bluxome Property Owner, LLC			Year Built/Renovated:	2016/NAP
Sponsors:	Sepehr Sarshar, Kaveh Cyrus Sanandaji			Title Vesting:	Fee
Mortgage Rate:	4.742%			Property Manager:	Self-managed
Note Date:	May 26, 2016			3rd Most Recent Occupancy (As of)(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	NAV
Maturity Date:	June 1, 2026			Most Recent Occupancy (As of)(2):	NAV
IO Period:	120 months			Current Occupancy (As of):	100.0% (7/1/2016)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(3):	NAV
Call Protection:	L(25),D(91),O(4)			2nd Most Recent NOI (As of)(3):	NAV
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(3):	NAV
Additional Debt:	None
Additional Debt Type:	NAP

				U/W Revenues:	$4,100,024
Escrows and Reserves(1):				U/W Expenses:	$946,620
				U/W NOI:	$3,153,405
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$3,139,193
Taxes	$88,503	$17,701	NAP	U/W NOI DSCR:	1.73x
Insurance	$7,928	$2,643	NAP	U/W NCF DSCR:	1.72x
Replacement	$1,184	$1,184	$38,053	U/W NOI Debt Yield:	8.3%
TI/LC Reserve	$198,958	Springing	NAP	U/W NCF Debt Yield:	8.3%
Tenant Letter of Credit	$6,528,799	$0	NAP	“As-Complete” Appraised Value(4):	$57,700,000
Tenant Concessions	$4,373,796	$0	NAP	“As-Complete” Appraisal Valuation Date(4):	March 1, 2017
Free Rent Reserve	$331,596	$0	NAP	Cut-off Date LTV Ratio(4):	65.9%
Landlord Delay Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(4):	65.9%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.
(4)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on the “as-complete” appraised value of $57,700,000 as of March 1, 2017. The “as-complete” value assumes the completion of approximately $4.4 million in renovations which the lender reserved for at origination for tenant improvements. Based on an “as-is” value as of February 19, 2016 of 47,300,000, the Cut-off Date LTV Ratio is 80.3% and the LTV Ratio at Maturity or ARD is 80.3%.

The Mortgage Loan. The mortgage loan (the “85 Bluxome Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering a Class A office building located in San Francisco, California (the “85 Bluxome Property”). The 85 Bluxome Mortgage Loan was originated on May 26, 2016 by Société Générale. The 85 Bluxome Mortgage Loan had an original principal balance of $38,000,000, has an outstanding principal balance as of the Cut-off Date of $38,000,000 and accrues interest at an interest rate of 4.742% per annum. The 85 Bluxome Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the 85 Bluxome Mortgage Loan. The 85 Bluxome Mortgage Loan matures on June 1, 2026.

Following the lockout period, the borrower has the right to defease the 85 Bluxome Mortgage Loan in whole, but not in part, on any date before March 1, 2026. In addition, the 85 Bluxome Mortgage Loan is prepayable without penalty on or after March 1, 2026.

 A-3-17

85 BLUXOME

Sources and Uses

Sources			Uses
Original loan amount	$38,000,000	100.0%	Loan payoff	$25,287,601	66.5%
			Reserves	5,001,965	13.2
			Return of Equity	7,347,709	19.3
			Closing Costs	362,725	1.0
Total Sources	$38,000,000	100.0%	Total Uses	$38,000,000	100.0%

The Property. The 85 Bluxome Property consists of the fee interest in a 5-story, 56,845 square foot, single-tenant, Class A office building constructed in 2016 and located in the South of Market Area (“SOMA”) neighborhood of San Francisco, California. The 85 Bluxome Property is located one block north of the San Francisco Caltrain station, approximately 0.5 miles southwest of AT&T Park, the home of the San Francisco Giants major league baseball team and approximately 0.5 miles from the central business district of San Francisco, California. Constructed with a steel frame and concrete superstructure, the side-core floor plan is suited for technology and creative companies seeking an open, collaborative work environment. The 85 Bluxome Property has been certified LEED Gold by the U.S. Green Building Council, offers approximately 40 bicycle parking spaces for employees, and is the first Delos WELL certified ground-up commercial building. The 85 Bluxome Property is currently 100% leased by a single-tenant, CollectiveHealth, Inc. (“CollectiveHealth”) which was founded in 2013 by Ali Diab and Rajaie Batniji. CollectiveHealth assists employers to become self-insured through its cloud-based member platform by offering tailor-made insurance policies, paying insurance claims, controlling costs, and insuring risk. The 85 Bluxome Property will serve as CollectiveHealth’s new headquarters location. According to the sponsor, CollectiveHealth currently employs 214 employees, and is expanding with the expectation of employing approximately 300 employees by year end.

The following table presents certain information relating to the tenancy at the 85 Bluxome Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
CollectiveHealth	NR/NR/NR	56,845	100.0%	$70.00	$3,979,150	100.0%	6/30/2026(1)
Total Major Tenants		56,845	100.0%	$70.00	$3,979,150	100.0%

Occupied Collateral Total		56,845	100.0%	$70.00	$3,979,150	100.0%

Vacant Space		0	0.0%

Collateral Total		56,845	100.0%

(1)	CollectiveHealth has one, 5-year lease renewal option at the future fair market rental rate.

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85 BLUXOME

The following table presents certain information relating to the lease rollover schedule at the 85 Bluxome Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
2026	1	56,845	100.0%	56,845	100.0%	$3,979,150	$70.00
Thereafter	0	0	0.0%	56,845	100.0%	$0	$0.00
Vacant	0	0	0.0%	56,845	100.0%	$0	$0.00
Total/Weighted Average	1	56,845	100.0%			$3,979,150	$70.00

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 85 Bluxome Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	7/1/2016(2)
NAV	NAV	NAV	100.0%

(1)	The 85 Bluxome Property was built in 2016 and, therefore, there are no historical occupancy figures available.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 85 Bluxome Property:

Cash Flow Analysis(1)

	In-Place		U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,979,150		$3,979,150	(2)	97.1%	$70.00
Grossed Up Vacant Space	0		0		0.0	0.00
Total Reimbursables	0		336,665		8.2	5.92
Less Vacancy & Credit Loss(2)	0		(215,791)		(5.3)	(3.80)
Effective Gross Income	$3,979,150		$4,100,024		100.0%	$72.13

Total Operating Expenses	$343,597		$946,620		23.1%	$16.65

Net Operating Income	$3,635,553		$3,153,405		76.9%	$55.47

Capital Expenditures	14,211		14,211		0.3	0.25
Net Cash Flow	$3,621,342		$3,139,193		76.6%	$55.22

NOI DSCR	1.99	x	1.73	x
NCF DSCR	1.98	x	1.72	x
NOI DY	9.6%		8.3%
NCF DY	9.5%		8.3%

(1)	The 85 Bluxome Property was built in 2016 and, therefore, historical financials are not available.
(2)	The underwritten economic vacancy is 5.0%. The 85 Bluxome Property was 100.0% leased as of July 1, 2016.

Appraisal. As of the appraisal valuation date of February 19, 2016, the 85 Bluxome Property had an “as-is” appraised value of $47,300,000 and an “as-complete” value of $57,700,000 as of March 1, 2017, which assumes all tenant improvements have been completed.

Environmental Matters. The Phase I environmental report dated February 26, 2016 did not identify any recognized environmental conditions and no further action or investigation was recommended.

Market Overview and Competition. The 85 Bluxome Property is located in San Francisco, California, in the South of Market Area (“SOMA”) neighborhood. San Francisco encompasses 47 square miles at the northern tip of the San Francisco Peninsula and is the

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85 BLUXOME

central city within the San Francisco-Oakland-Fremont metropolitan statistical area. As of 2015, San Francisco had a population of approximately 862,400 residents. San Francisco’s economy is bolstered by technology companies, rising incomes, and an influx of visitors. Employment growth of 3.7% year-over-year in December 2015 was led by the construction, professional and business services, and information sectors. At year-end 2015, the unemployment rate in San Francisco was 3.2%, the lowest among California’s major metro areas. San Francisco’s unemployment rate was well below the national and state unemployment rates of 5.0% and 5.8%, respectively. San Francisco is home to seven of the nation’s Fortune 500 corporations: McKesson Corporation, Wells Fargo & Company, PG&E Corporation, Gap, Inc., URS, Charles Schwab Corporation, and Salesforce. Approximately 51.8% of San Francisco’s population has either a bachelor or a graduate degree as compared to only 28.7% of the population nationally.

According the appraisal, the San Francisco office market continues to be one of the strongest in the nation, with declining vacancies, double-digit rental rate growth, and strong demand, predominantly by technology companies. At year-end 2015, leasing activity was reported to total approximately 6.3 million square feet; city-wide overall vacancy rate decreased 1.5% from 7.4% to 5.9% and city-wide asking rent recorded a high of $68.14 per square foot. In the same time period, the San Francisco office market annual rent growth was 14.0% ranking it number one globally. The 85 Bluxome Property is located in the appraiser’s defined submarket of East SOMA, which includes 4.3 million square feet of space and a direct vacancy rate of 5.5%. The East SOMA submarket reported an overall average asking rent of $74.01 per square foot full-service and an average Class A rent of $80.82 per square foot full-service, both of which were the highest rents in the overall San Francisco market, but still below peak rents from the previous cycle. The immediate area is a mix of residential units, creative office, and light industrial space. Leasing continues to increase across the submarket with approximately 596,000 square feet being leased in 2015. There is little vacant land available for new construction. However, approximately 531,845 square feet of new construction is underway as buildings are being torn down or fully renovated and converted to new uses.

The following table presents certain information relating to some comparable office properties to the 85 Bluxome Property:

Competitive Set(1)

	85 Bluxome (Subject)	500 Third Street	360 3rd Street	185 Berry Street	600 Townsend Street	625 2nd Street	634 2nd Street	475 Brannan Street
Location	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA
Distance from Subject	--	0.5 miles	0.7 miles	0.4 miles	0.5 miles	0.7 miles	0.6 miles	0.3 miles

Property Type	Office	Office	Office	Office	Office	Office	Office	Office

Year Built/Renovated	2016/NAP	1927/2010	1976/2010	1921/2008	1989/NAV	1905/2010	1927/2010	1908/1999

Stories	5	5	7	6	5	4	3	4

Total GLA	56,845 SF	150,00 SF	431,536 SF	465,000 SF	186,377 SF	140,252 SF	48,000 SF	260,000 SF

Total Occupancy	100%	99%	100%	93%	83%	100%	100%	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is 85 Bluxome Property Owner, LLC, which is a Delaware limited liability company and special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination. The non-recourse guarantors of the 85 Bluxome Mortgage Loan are Sepehr Sarshar and Kaveh Cyrus Sanandaji who own 45.7% and 26.8% of the 85 Bluxome Property Owner, LLC, respectively. The remaining ownership interest is divided between Ricardo Pimienta (23.0%; former property owner) and a minority investor (4.5%).

The Sponsors. The sponsors of 85 Bluxome Mortgage Loan are Sepehr Sarshar and Kaveh Cyris Sanandaji, principals of Bluxome Partners and controlling entity of the borrower.

Bluxome Partners is a real estate investment and development firm headquartered in San Francisco with a satellite office in Los Angeles. The company’s primary expertise is in new construction and major renovation of complex, large-scale mixed-use, office, industrial, and other special-use facilities.

Sepehr Sarshar, PhD, is the founder and a member of the Board of Directors of Auspex Pharmaceuticals. Although a scientist by trade, Dr. Sarshar has been a managing partner in a number of commercial and residential development projects in California, Nevada, and New York. Dr. Sarshar led the private financing of the 85 Bluxome Property.

Mr. Sanandaji’s experience with Bluxome Partners includes a variety of office, residential, mixed use, and hospitality projects that are currently in the entitlement, design, permitting, and construction phases, which total nearly 1.4 million square feet. Prior to founding Bluxome Partners, Mr. Sanandaji served as a global project manager and contracting officer in the real estate acquisition division of the U.S. General Services Administration (“GSA”) where he sourced, negotiated and executed more than $400.0 million in real estate lease transactions for the development of facilities for the U.S. Government.

Escrows. The loan documents provide for upfront escrows of $88,503 for real estate taxes, $7,928 for insurance premiums, $1,184 for replacement reserves, $198,958 for outstanding leasing commissions, $331,596 for one month of free rent, and a $4,373,796 holdback for required tenant improvements. The loan documents provide for ongoing monthly deposits in an amount determined by the lender; currently $17,701 for real estate taxes, $2,643 for insurance premiums, $1,184 for replacement reserves (capped at $38,053) and a springing tenant improvement and leasing commissions reserve upon a Cash Management Period (as defined below). In addition, a springing Landlord Delay Reserve will be taken in the amount equal to one month’s rent under the CollectiveHealth lease upon any delay in the completion of the tenant improvements due to: (1) the failure of the borrower to timely approve or disapprove any construction drawings or any other matter that requires the borrower’s timely approval or disapproval, including

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85 BLUXOME

approval of subcontractors; (2) the unreasonable interference by the borrower, its agents, representatives, engineers, consultants or contractors in the building with the completion of the tenant improvements; (3) delays due to the borrower’s failure to provide reasonable access to the premises for the construction of the tenant improvements by the tenant access date; (4) delays to the extent attributable to the borrower’s failure to disburse the tenant improvement allowance in accordance with the terms of this tenant work letter; (5) delays due to the borrower’s failure to complete the landlord work on or before the lease commencement date; and (6) any delays to the tenant improvements caused by tenant’s obligation to re-sequence or reschedule tenant’s construction of the tenant improvements as a result of any component of landlord work.

A $6,528,799 letter of credit (the “Tenant LOC”) from CollectiveHealth has been assigned to the lender along with a security deposit of approximately $445,637 as additional collateral. At the end of five years, if the tenant reaches various performance thresholds, the Tenant LOC can be reduced to approximately $2.2 million. In the event of a tenant default under its lease, assuming all tenant build-out has been completed, the borrower will be required to post its own letter of credit (a “Borrower LOC”) in the amount of $2.7 million in favor of the lender and in exchange, the lender will not seize the proceeds of the Tenant LOC provided that the borrower uses the proceeds of the Tenant LOC to pay amounts due to the lender and transfers the tenant’s security deposit to the lender. The borrower and the sponsors are jointly, severally, and personally liable for any loss or cost incurred by the lender as a result of a misapplication of the proceeds of the Tenant LOC.

Lockbox and Cash Management. The 85 Bluxome Mortgage Loan requires a borrower-controlled lockbox account, which is already in place, and that the borrower direct the tenant to deposit all rents directly into the lockbox account. In addition, the borrower and the property manager are required to deposit all rents received into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account will be released to the borrower on a daily basis. Upon the occurrence and continuance of a Cash Management Period, funds on deposit in the lockbox account will be swept on a daily basis into a lender controlled cash management account.

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the Maturity Date, (ii) a default or an event of default under the loan documents, or (iii) the commencement of a Lease Sweep Period (as defined below); and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the 85 Bluxome Mortgage Loan and all other obligations under the loan documents have been repaid in full or (2) the Maturity Date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon (i) the date thirteen months prior to the Maturity Date, (ii) the date a Major Lease (as defined below), or any material portion thereof, is surrendered, cancelled or terminated prior to its then current expiration date, (iii) after taking occupancy and commencing operations in its leased premises, the date any Major Tenant (as defined below) discontinues operating its business in its entirety at its premises at the 85 Bluxome Property (i.e., “goes dark”) or gives notice that it intends to discontinue its business in its entirety in its premises at the 85 Bluxome Property, (iv) the occurrence and continuance of a default under any Major Lease of the 85 Bluxome Property, (v) the occurrence of a Major Tenant insolvency proceeding, or (vi) the CollectiveHealth build-out conditions fail to be satisfied on or before October 1, 2017.

A Lease Sweep Period will end upon: (a) the determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable lease, and (b) with respect to clauses (i), upon the date that the debt under the loan documents is paid in full, (ii) the date on which all of the space demised under the lease has been fully leased pursuant to a replacement lease under the loan documents or replacement leases approved by the lender and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full or there are sufficient amounts on deposit in the special rollover reserve subaccount to cover the leasing expenses (iii), (A) with respect to a Lease Sweep Period relating to Major Tenant CollectiveHealth or any successor to such tenant by merger or acquisition, such Major Tenant continues paying rent and borrower provides to lender a cash deposit (to be deposited into the special rollover reserve subaccount) or a Borrower LOC, in either case in the amount of $2,700,000; or (B) with respect to any Lease Sweep Period relating to any other Major Tenant, (i) funds have accumulated in the special rollover reserve subaccount with respect to such Major Tenant, or (ii) borrower provides to lender a cash deposit or a Borrower LOC, in either case in an amount equivalent to $50 multiplied by the rentable square footage demised under the applicable Major Lease, (iv) if the subject Major Tenant default has been cured and no other Major Tenant default has occurred for a period of six consecutive months, (v) if the applicable Major Tenant insolvency proceeding has terminated and the applicable lease has been affirmed, assumed or assigned in a manner satisfactory to lender and (vi) the date that the CollectiveHealth build-out conditions are satisfied.

“Major Tenant” means CollectiveHealth and any successor to such tenant by merger or acquisition, or any other tenant under any other Major Lease.

“Major Lease” means the CollectiveHealth lease or any successor to such tenant by merger or acquisition, and any other lease of the 85 Bluxome Property that covers 12,000 or more rentable square feet of the improvements approved by the lender or one or more leases (leased by a tenant and/or its affiliates) approved by the lender, which when taken together cover in the aggregate 12,000 or more rentable square feet of the improvements.

Property Management. The 85 Bluxome Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the 85 Bluxome Property at any time provided that certain conditions are satisfied, including (i) borrower has provided lender with not less than thirty days prior written notice, which notice is required to contain sufficient detail to enable lender to determine that the transferee borrower complies with the requirements set forth in the loan agreement; (ii) no event of default has occurred and is continuing; (iii) evidence satisfactory to lender has been provided showing that the transferee borrower and such of its affiliates take into account the ownership structure of the transferee borrower

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85 BLUXOME

and its affiliates; and (iv) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the SGCMS Series 2016-C5 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain coverage as part of its property insurance policy against loss or damage by terrorist acts in an amount equal to 100% of the “Full Replacement Cost” of the 85 Bluxome Property plus loss of rents or business income.

Earthquake Insurance. The loan documents do not initially require earthquake insurance. The seismic report indicated a probable maximum loss of 10.0%.

 A-3-22

85 BLUXOME

85 Bluxome
85 Bluxome Street
San Francisco, CA 94107
SAN FRANCISCO
San Francisco Bay
North Beach
Chinatown
Union Square
Financial District
Tenderloin
Civic Center
SoMa
South Beach
Mission Bay
Design District
Mission District
Potrero Hill
Broadway
Pacific Ave
Jackson St
Washington St
California St
Market St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Brannan St
Townsend St
King St
Columbus Ave
Stockton St CENTRAL SUBWAY (Under Constr.)
CENTRAL SUBWAY (Under Constr.)
Grant Ave
Kearny St
Battery St
Front St
Davis St
Embarcadero
EMBARCADERO & BROADWAY
EMBARCADERO & WASHINGTON
Ferry Building
BART
MUNI METRO
CALTRAIN
CALTRAIN DEPOT
4TH & KING
KING & 2ND
Transamerica Bldg.
One Maritime Plaza
EMBARCADERO CENTER
Justin Herman Plaza
Portsmouth Square
Omni San Francisco
DON CHEE WAY & STEUART
One Market Plaza
Ritz Carlton
Bank of America Bldg.
Mandarin Oriental
EMBARCADERO
101 California
Pacific Gas and Electric
100 Spear
200 Spear
50 Fremont Center
Millennium Tower
Grand Hyatt SF
Crocker Galleria
MONTGOMERY
Golden Gate University
TRANSBAY TRANSIT CENTER (Under Constr.)
EMBARCADERO & FOLSOM
Google SF
EMBARCADERO & HARRISON
The Infinity Towers
SF-OAKLAND BAY BRIDGE
Macy's
CABLE CAR LINE
Four Seasons Hotel SF
SF Museum of Modern Art
Tech Republic
UBM Tech
Rackspace
Bit Torrent
Yerba Buena Gardens
Yerba Buena Center for the Arts
Children's Creativity Museum
Riverbed Technology
Twilio
Glide Memorial
Hallidie Plaza
SF Shopping Center
POWELL
MOSCONE CONVENTION CENTER
Univ. of the Pacific School of Dentistry
Comcast SportsNet
EMBARCADERO & BRANNAN
Geary St
O'Farrell St
Ellis St
Eddy St
Turk St
Golden Gate Ave
McAllister St
Polk St
Larkin St
Hyde St
Leavenworth St
Jones St
Stevenson St
Supreme Court of CA
International Art Museum of America
Civic Center Plaza
SF Public Library
US Court of Appeals, 9th Circuit
Bill Graham Civic Auditorium
CIVIC CENTER
Hired.com
South Park
Brannan St
Rilch St
Delancey St
Yammer
Twitter
Minna St
Natoma St
Dolby Laboratories
AT&T Park
McCovey Cove
Uber
Square
California Institute of Integral Studies
Hall of Justice
Academy of Art University-School of Interior Architecture
Dropbox Inc.
Gilbert St
Pinterest
Airbnb
artMRKT San Francisco
Zynga
Adobe SF
Pier 50
4TH ST & 3RD ST
UCSF Mission Bay
Univ. of California - San Francisco Mission Bay Campus
Mission Bay Conference Center
UCSF/ MISSION BAY
Central Fwy
14th St
15th St
16th St
17th St
Alameda St
Folsom St
Harrison St
Potrero Ave
Dolby Laboratories Headquarters
Potrero Center
Franklin Square
Jawbone
California College of the Arts
De Haro St
7th St
Irwin St
Hubbell St
San Francisco Intl. Airport 11 miles
2nd St
3rd St
4th St
5th St
6th St
7th St
8th St
9th St
10th St
11th St
12th St
1st St
Fremont St
Beale St
80
101
280
San Rafael
Richmond
Pinole
Martinez
Pittsburg
Concord
Mill Valley
Corte Madera
El Cerrito
Orinda
Walnut Creek
Tiburon
Berkeley
Lafayette
Sausalito
Emeryville
Moraga
Alamo
Piedmont
SAN FRANCISCO
Alameda
OAKLAND
Danville
San Ramon
Daly City
Brisbane
San Leandro
Castro Valley
Dublin
South San Francisco
Pleasanton
Pacifica
San Bruno
Hayward
Union City
Burlingame
Sunol
Pacific Ocean
San Mateo
Foster City
Fremont
Moss Beach
Redwood City
Newark
Belmont
San Carlos
Half Moon Bay
Menlo Park
Milpitas
Mtn. View
Woodside
Palo Alto
Santa Clara
SAN JOSE
Portola Valley
Sunnyvale

 A-3-23

26 ASTOR PLACE

 A-3-24

No. 3 – 26 Astor Place

Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:	$36,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$36,000,000			Location:	New York, NY
% of Initial Pool Balance:	4.9%			Size:	28,773 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$1,251.17
Borrower Names:	Astor Retail Associates, L.L.C.			Year Built/Renovated:	2004/NAP
Sponsor:	The Related Companies, L.P.			Title Vesting:	Leasehold
Mortgage Rate:	3.7055%			Property Manager:	Self-managed
Note Date:	June 2, 2016			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	June 6, 2026			Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	120 months			Current Occupancy (As of):	100.0% (5/31/2016)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:

Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$2,501,912 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,532,575 (12/31/2014)
Call Protection:	L(25),D(89),O(6)			Most Recent NOI (As of):	$2,500,503 (12/31/2015)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

				U/W Revenues:	$3,862,952
				U/W Expenses:	$997,286
				U/W NOI:	$2,865,666
Escrows and Reserves(1):				U/W NCF:	$2,803,804
				U/W NOI DSCR:	2.12x
				U/W NCF DSCR:	2.07x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.0%
Taxes(2)	$402,206	$67,034	NAP	U/W NCF Debt Yield:	7.8%
Insurance	$966	$241	NAP	As-Is Appraised Value:	$72,000,000
Replacement Reserve	$0	$360	NAP	As-Is Appraisal Valuation Date:	May 12, 2016
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	50.0%
Condominium Charge Reserve	$0	$6,801	NAP	LTV Ratio at Maturity or ARD:	50.0%

(1)	See “Escrows” section.

(2)	The fee interest in the 26 Astor Place Property is exempt from real estate taxes. Until such time that all or any portion of the fee interest in the property is subject to real estate taxes, amounts in the tax escrow will be paid to the ground lessor as additional rent. See “Escrows” below.

The Mortgage Loan. The mortgage loan (the “26 Astor Place Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the leasehold interest in a 28,773 square foot retail condominium located in New York, New York (the “26 Astor Place Property”). The 26 Astor Place Mortgage Loan was originated on June 2, 2016 by Cantor Commercial Real Estate Lending, L.P. The 26 Astor Place Mortgage Loan had an original principal balance of $36,000,000, has an outstanding principal balance as of the Cut-off Date of $36,000,000 and accrues interest at an interest rate of 3.7055% per annum. The 26 Astor Place Mortgage Loan has an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the 26 Astor Place Mortgage Loan. The 26 Astor Place Mortgage Loan matures on June 6, 2026.

Following the lockout period, the borrower has the right to defease the 26 Astor Place Mortgage Loan in whole, but not in part, on any date before January 6, 2026. In addition, the 26 Astor Place Mortgage Loan is prepayable without penalty on or after January 6, 2026.

 A-3-25

26 ASTOR PLACE

Sources and Uses

Sources			Uses
Original loan amount	$36,000,000	100.0%	Loan payoff(1)	$35,190,750	97.8%
			Reserves	403,172	1.1
			Closing costs	306,858	0.9
			Return of equity	99,221	0.3
Total Sources	$36,000,000	100.0%	Total Uses	$36,000,000	100.0%

(1)	The 26 Astor Place Property was previously securitized in the COMM 2006-C7 transaction.

The Property. The 26 Astor Place Property is a three-level, 28,773 square foot retail condominium located at the intersection of Lafayette Street and Astor Place in Manhattan’s NoHo district. Situated beneath a 22-story, 42-unit, luxury residential condominium, the 26 Astor Place Property is 100.0% occupied by three tenants as of May 31, 2016. The 26 Astor Place Property contains approximately 7,363 square feet of ground floor retail space, 6,974 square feet of second floor office space, 1,200 square feet of second floor residential space, 1,236 square feet of basement storage space and a 12,000 square foot parking garage.

The largest tenant at the 26 Astor Place Property is JP Morgan Chase (rated A+/A3/A- by Fitch/Moody’s/S&P), which comprises 46.3% of the net rentable area. Situated on the ground floor, the tenant’s retail location is one of the most highly-trafficked Chase Bank locations based on FDIC deposits within a 10-block radius. JP Morgan Chase has been a tenant at the 26 Astor Place Property since 2005 and has a lease expiration of October 31, 2025. The current annual lease payment is approximately $2.1 million, with 12.0% escalations every five years.

JP Morgan Chase currently subleases 5,720 square feet on the second floor to Town Residential with a sublease expiration of August 2025. The current annual base rent under the sublease is approximately $435,578 ($76.15 PSF), with 10.0% escalations every three years. Town Residential is a real estate brokerage firm founded in 2010.

The second largest tenant at the 26 Astor Place Property is Lafayette Place Parking LLC (“Icon Parking Systems”), which is a parking garage operator comprising 41.7% of the net rentable area. Icon Parking Systems has been in business for over 50 years and operates over 200 parking facilities in Manhattan. Icon Parking Systems has been a tenant at the 26 Astor Place Property since 2006 and has a lease expiration in September 2026. The current annual lease payment is $186,345, with 6.0% escalations every three years.

The following table presents certain information relating to the tenancy at the 26 Astor Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Lease Expiration Date
JP Morgan Chase(3)	A+/A3/A-	13,318	46.3%	$189.70	$2,526,362	86.7%	10/31/2025(4)
Icon Parking Systems	NR/NR/NR	12,000	41.7%	$15.53	$186,345	6.4%	9/30/2026
Storage	NR/NR/NR	1,236	4.3%	$27.43	$33,900	1.2%	MTM
Caretaker’s Apartment	NR/NR/NR	1,200	4.2%	$55.10	$66,125	2.3%	10/31/2035
Brio Bar (Bar Che)	NR/NR/NR	1,019	3.5%	$97.00	$102,797	3.5%	1/31/2026
Collateral Total		28,773	100.0%	$101.33	$2,915,528	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include the average rent through the lease term of JP Morgan Chase totaling $398,362 and contractual rent steps through June 2017 for the remaining tenants totaling $3,954.

(3)	JP Morgan Chase currently subleases 5,720 square feet on the second floor to Town Residential with a sublease expiration of August 2025. The current annual base rent under the sublease is approximately $435,578 ($76.15 PSF), with 10.0% escalations every three years.

(4)	JP Morgan Chase has one, five-year renewal option with an annual rent of the greater of (i) $2,989,686 per year and (ii) fair market rent as defined in the lease.

 A-3-26

26 ASTOR PLACE

The following tables present certain information relating to the lease rollover schedule at the 26 Astor Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
MTM	1	1,236	4.3%	1,236	4.3%	$33,900	$27.43
2016	0	0	0.0%	1,236	4.3%	$0	$0.00
2017	0	0	0.0%	1,236	4.3%	$0	$0.00
2018	0	0	0.0%	1,236	4.3%	$0	$0.00
2019	0	0	0.0%	1,236	4.3%	$0	$0.00
2020	0	0	0.0%	1,236	4.3%	$0	$0.00
2021	0	0	0.0%	1,236	4.3%	$0	$0.00
2022	0	0	0.0%	1,236	4.3%	$0	$0.00
2023	0	0	0.0%	1,236	4.3%	$0	$0.00
2024	0	0	0.0%	1,236	4.3%	$0	$0.00
2025(4)	1	13,318	46.3%	14,554	50.6%	$2,526,362	$189.70
2026	2	13,019	45.2%	27,573	95.8%	$289,141	$22.21
Thereafter	1	1,200	4.2%	28,773	100.0%	$66,125	$55.10
Vacant	0	0	0.0%	28,773	100.0%	$0	$0.00
Total/Weighted Average	5	28,773	100.0%			$2,915,528	$101.33

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

(4)	JP Morgan Chase has one, five-year renewal option with an annual rent of the greater of (i) $2,989,686 per year and (ii) fair market rent as defined in the lease.

The following table presents historical occupancy percentages at the 26 Astor Place Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	5/31/2016(2)

100.0%	100.0%	100.0%	100.0%

(1) Information provided by the borrower.
(2) Information obtained from the underwritten rent roll.

 A-3-27

26 ASTOR PLACE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 26 Astor Place Property:

Cash Flow Analysis

	2013	2014	2015	U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,536,656	$2,466,065	$2,439,991	$2,915,528	(1)	75.5%	$101.33
Grossed Up Vacant Space	0	0	0	0		0.0	0.00
Total Reimbursables	754,618	869,171	900,454	963,566		24.9	33.49
Other Income	19,005	19,089	76,996	75,791		2.0	2.63
Less Vacancy &Credit Loss	0	0	0	(91,933	)(2)	(2.4)	(3.20)
Effective Gross Income	$3,310,279	$3,354,325	$3,417,441	$3,862,952		100%	$134.26

Total Operating Expenses	$808,367	$821,750	$916,938	$997,286		25.8%	$34.66

Net Operating Income	$2,501,912	$2,532,575	$2,500,503	$2,865,666		74.2%	$99.60
TI/LC	0	0	0	57,546		1.5	2.00
Capital Expenditures	0	0	0	4,316		0.1	0.15
Net Cash Flow	$2,501,912	$2,532,575	$2,500,503	$2,803,804		72.6%	$97.45

NOI DSCR	1.85x	1.87x	1.85x	2.12	x
NCF DSCR	1.85x	1.87x	1.85x	2.07	x
NOI DY	6.9%	7.0%	6.9%	8.0%
NCF DY	6.9%	7.0%	6.9%	7.8%

(1)	U/W Base Rent includes the average rent through the lease term of JP Morgan Chase totaling $398,362 and contractual rent steps through June 2017 for the remaining tenants totaling $3,954.

(2)	The underwritten economic vacancy is 2.4%. The 26 Astor Place Property was 100% physically occupied as of May 31, 2016.

Appraisal. As of the appraisal valuation date of May 12, 2016, the 26 Astor Place Property had an “as-is” appraised value of $72,000,000.

Environmental Matters. According to the Phase I environmental site assessments dated May 13, 2016, there was no evidence of any recognized environmental conditions at the 26 Astor Place Property.

Market Overview and Competition. The 26 Astor Place Property is situated on the southeast corner of Lafayette and Astor Place within the NoHo neighborhood of New York, New York. The property is located on the same block front as Cooper Union and is approximately two blocks east of New York University’s campus.

The appraiser surveyed nine comparable properties within the NoHo and SoHo retail markets. After adjustments, the comparable properties rents range from approximately $329 PSF to $470 PSF. Based on the appraiser’s conclusions, the in-place rent of $127.25 PSF at 26 Astor Place is approximately 31.7% below market rent.

The following table presents certain information relating to market rent for the 26 Astor Place Property:

Market Rent(1)

Tenant	SF	Annual Rent	Annual Rent PSF	Market Rent PSF	Annual vs Market Rent %
JP Morgan Chase – Ground Floor	6,344	$1,685,956	$265.76(2)	$375.00	-29.1%
JP Morgan Chase – Second Floor	6,974	$697,400	$100.00(2)	$150.00	-33.3%
Icon Parking	12,000	$186,348	$15.53	$16.33	-4.9%
Retail – Cooper Square (Bahr Che)	1,019	$98,844	$97.00	$150.00	-35.3%
Storage	1,236	$34,920	$28.25	$30.00	-5.8%
Residential	1,200	$66,120	$55.10	$70.00	-21.3%

(1)	Information obtained from the appraisal.

(2)	Allocated contract rent as determined by appraiser.

The Borrower. The borrower is Astor Retail Associates, L.L.C., a single purpose entity and Delaware limited liability company with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the 26 Astor Place Mortgage Loan. The sponsor and nonrecourse carve-out guarantor under the 26 Astor Place Mortgage Loan is The Related Companies, L.P. (“Related”).

The Sponsor. Founded in 1972 by Stephen Ross, Related is a privately-owned, vertically integrated real estate firm that develops, acquires, manages, finances and markets real estate developments both within the United States and internationally.

Related owns and operates a real estate portfolio that is currently valued in excess of $20.0 billion that includes luxury residential, affordable and workforce apartments, commercial office, retail and mixed-use developments in Boston, Chicago, Los Angeles, New York, San Francisco, South Florida, Washington D.C., Abu Dhabi, London and Sao Paulo. Notable Related properties include Time Warner Center at Columbus Circle and TriBeCa Green in Manhattan, New York, CityPlace in West Palm Beach, Florida and The Century in Los Angeles, California. Related is also developing the Hudson Yards project on Manhattan’s west side, a 28.0-acre, 17.4 million square feet mixed-use development with the first phase (approximately 7 million square feet) expected to be completed in 2018-2019. Since its founding, Related has developed or acquired over $22.0 billion of real estate and currently employs over 2,500

 A-3-28

26 ASTOR PLACE

employees across eight offices in the United States and two international offices located in Abu Dhabi, United Arab Emirates and London, U.K.

Escrows. The loan documents provide for upfront escrows of $402,206 for “tax equivalency payments” due to the ground lessor and $966 for insurance premiums. The loan documents also provide for ongoing monthly reserves of $67,034 for “tax equivalency payments”, $241 for insurance premiums, $360 for replacement reserves and $6,801 for condominium common charges. Upon the occurrence of a Cash Trap Period (as defined below), the loan documents provide for monthly reserves of $2,398 for tenant improvements and leasing commissions. In the event all or any portion of the 26 Astor Place Property is no longer exempt from real estate taxes, amounts in the tax escrow account will be used to pay real estate taxes due, with any remaining amount to be paid to the ground lessor as additional rent. See “Ground Lease” below.

In addition, in the event the 26 Astor Place Property is covered by a blanket insurance policy, monthly insurance reserves are waived so long as (i) no event of default under the loan documents is continuing, (ii) an acceptable blanket policy is in full force and effect with respect to the policies required pursuant to the loan agreement, (iii) the borrower has timely delivered to the lender insurance certificates evidencing the renewal of such blanket policy and (iv) the lender has received evidence of timely payment of such insurance premiums and a copy of such blanket policy (to the extent that a copy of such policy is available).

Lockbox and Cash Management. The 26 Astor Place Mortgage Loan is structured with a hard lockbox and in place cash management. The 26 Astor Place Mortgage Loan requires all rents to be directly deposited by tenants of the 26 Astor Place Property into the lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. During the continuance of a Cash Trap Period (other than a Cash Trap Period continuing solely as a result of the occurrence of one of the matters described in clause (i), (ii) or (vi) below in the definition of “JP Morgan Cash Trap Period”), all excess cash will be deposited into an excess cash reserve account.

A “Cash Trap Period” will commence (i) upon the occurrence of an event of default under the loan documents; (ii) if the debt service coverage ratio falls below 1.30x after the end of one calendar quarter; or (iii) upon the commencement of a JP Morgan Cash Trap Period. A Cash Trap Period will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), if the debt service coverage ratio is at least 1.40x for two consecutive calendar quarters; and with respect to clause (iii), if such JP Morgan Cash Trap Period has terminated and no event of default then exists.

A “JP Morgan Cash Trap Period” will commence (i) on the date upon which JP Morgan Chase “goes dark”, (ii) on the date upon which JP Morgan Chase vacates its space or otherwise provides notice of its intent to vacate its space; (iii) upon a default of JP Morgan Chase under its lease; (iv) on the date upon which the JP Morgan Chase lease is terminated or no longer in full force and effect or on the date upon which JP Morgan Chase delivers written notice that it will terminate its lease in accordance with the terms of its lease for all or any portion of its space; (v) upon a bankruptcy action with respect to JP Morgan Chase; (vi) upon a decline in the credit rating of JP Morgan Chase Bank below BBB- as rated by S&P; or (vii) if JP Morgan Chase fails to provide written notice of its renewal right by October 31, 2024. In the event an acceptable replacement tenant occupies the JP Morgan Chase, a cash trap will be triggered with respect to such tenant upon the commencement of any trigger in (i), (ii), (iii), (iv), (v) or (vii) above with respect to such replacement tenant.

Property Management. The 26 Astor Place Property is managed by Related Management Company, L.P., an affiliate of the borrower.

Assumption. The borrower has the right to transfer the 26 Astor Place Property, in whole but not in part, provided that certain conditions are satisfied, including (i) no event of default under the loan documents has occurred and is continuing; (ii) approval of the proposed transferee and transfer by the lender, in its commercially reasonable discretion, including, but not limited to, the proposed transferee’s creditworthiness, financial strength, reputation and qualifications; (iii) if the original guarantor is released (from and after the date of the transfer) in connection with the transfer, then any guarantor’s obligations are assumed by a person acceptable to the lender in its reasonable discretion; and (iv) at the lender’s option, and if required by the procedures of Fitch, KBRA or Moody’s, a confirmation from such rating agency that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the SGCMS Series 2016-C5 Certificates by such rating agency.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. The 26 Astor Place Property is subject to a 100-year ground lease with Cooper Union with a lease expiration of December 31, 2102. Rent under the ground lease has been paid in full, except that to the extent the 26 Astor Place Property is exempt from real estate taxes, the borrower is required to pay such amount that would be due in taxes to the ground lessor as additional rent under the ground lease.

Condominium. The 26 Astor Place Property is subject to a condominium regime. The condominium is comprised of two units in total: a commercial unit, located on the first and second floors, and a residential unit, located on the first floor and floors 3-22. The commercial unit, which represents the 26 Astor Place Property, has a 14.2% ownership interest in the common elements of the condominium. The condominium board has 5 members, two of which are appointed by the borrower and is not controlled by the borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements” in the Prospectus.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of 26 Astor Place Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity and the borrower is required to maintain commercial property and business income insurance

 A-3-29

26 ASTOR PLACE

for loss resulting from perils and acts of terrorism at all times during the term of the 26 Astor Place Mortgage Loan so long as the lender determines that either (i) prudent owners of real estate comparable to the 26 Astor Place Property are maintaining same or (ii) prudent institutional lenders (including, without limitation, investment banks) to such owners are requiring that such owners maintain such insurance; provided that, if the Terrorism Risk Insurance Program Reauthorization Act or any equivalent renewal or successor act is not in effect, the borrower is not required to expend more on premiums for coverage for perils of terrorism or acts of terrorism than an amount equal to 125% of the aggregate premium attributable to all other coverages required for the 26 Astor Place Mortgage Loan.

 A-3-30

26 ASTOR PLACE

26 Astor Place
26 Astor Place
New York, NY 10003
MANHATTAN
Flatiron District
Union Square
Gramercy Park
Stuyvesant Square
Stuyvesant Town
East River
FDR Drive
NYU School of Medicine
Bellevue Hospital Center
VA Medical Center-Manhattan
NY Life Insurance Bldg.
Supreme Court-Appellate Division
Baruch College
E 27th St
E 26th St
E 25th St
E 24th St
E 23rd St
E 22nd St
E 21st St
E 20th St
Cabrini Medical Center
NYU Hospital for Joint Diseases
Beth Israel Medical Center
NY Film Academy School of Film & Acting
Park Ave South
Irving Pl
E 14th St
New York Eye & Ear Infirmary
3rd Ave
2nd Ave
1st Ave
Ave A
Ave B
Ave C
E 13th St
E 12th St
E 11th St
E 10th St
E 9th St
E 8th St
E 7th St
E 6th St
E 5th St
E 4th St
E 3rd St
E 2nd St
Tompkins Square Park
East Village
St. Marks Pl
Stuyvesant St
Astor Pl
Cooper Union
The Public Theater
St. George Ukrainian Catholic Church
Ukrainian Museum
Grace Church
4th Ave
Broadway
University Pl
NYU American Language Institute
First Presbyterian Church
Benjamin N. Cardozo School of Law
Eugene Lang College - The New School of Liberal Arts
Greenwich Village
Washington Arch
Washington Square
Tisch School of The Arts
Hebrew Union College - Jewish Inst. of Religion
New York University
NYU School of Law
NYU Stern School of Business
W 4th St
Waverly Pl
Meatpacking District
W 12th St
W 11th St
W 10th St
W 4th St
Greenwich Ave
8th Ave
7th Ave
PATH
West Village
Christopher St
Bleecker St
Bedford St
6th Ave
MacDougal St
Sullivan St
Thompson St
Bleecker St
Jerome S. Coles Sports Center
W Houston St
E Houston St
Manhattan Mercantile Bldg.
Prince St
Spring St
Broome St
SoHo
Nolita
Bowery
Sara D. Roosevelt Park
Orchard St
Ludlow St
Stanton St
Rivington St
Hamilton Fish Park
Pitt St
Williamsburg Bridge
Delancey St
Tenement Museum
Clinton St
Kenmare St
Little Italy
Forsyth St
Eldridge St
Allen St
Lower East Side
Italian American Museum
Mulberry St
Mott St
Elizabeth St
Hester St
Seward Park
East Broadway
Henry St
Madison St
Chinatown
Canal St
Manhattan Bridge
Pike St
Rutgers St
Market St
Monroe St
Cherry St
Two Bridges
FDR Drive
Lafayette St
Grand St
Museum of Chinese in America
Wooster St
Greene St
Mercer St
West Broadway
Hudson St
Greenwich St
Varick St
West St
James J. Walker Park
375 Hudson
King St
Charlton St
Vandam St
Spring St
NYC Fire Museum
Holland Tunnel
78
Canal St
Metropolitan College of New York
9A
Tribeca
Watts St
Washington St
Hubert St
St. John's Park
Walker St
White St
Franklin St
Leonard St
Bayard St
NYC Criminal Court
Columbus Park
Worth St
US District Court
Pearl St
US Justice Department
1 Police Plaza (NYC Police HQ)
St. James Pl
33 Thomas Street
Duane St
Ted Weiss Federal Bldg.
NYC Mun Building
Tweed Courthouse
NYC City Hall
NY Public Library
Church St
388 Greenwich Street
Hudson River
Hudson River Greenway
Pier 25
BMCC Tribeca Performing Arts Center
Borough of Manhattan Comm. College
Hoboken Ferry
Chambers St
Gov. Nelson A. Rockefeller Park
St. Johns University-Manhattan Campus
Upper West Side
Central Park
Upper East Side
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
Hudson River
NEW JERSEY
SoHo
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope

 A-3-31

PLAZA MEXICO – LOS ANGELES

 A-3-32

No. 4 – Plaza Mexico – Los Angeles

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$36,000,000			Specific Property Type:	Anchored
Cut-off Date Balance(1):	$36,000,000			Location:	Lynwood, CA
% of Initial Pool Balance:	4.9%			Size:	404,064 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1)(2):	$262.33
Borrower Name:	Plamex Investment, LLC			Year Built/Renovated:	1974 / 2005
Sponsors:	Donald Chae; Min Chae			Title Vesting:	Fee
Mortgage Rate:	4.59811%			Property Manager:	Self-managed
Note Date:	June 16, 2016			3rd Most Recent Occupancy (As of):	92.2% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.6% (12/31/2014)
Maturity Date:	July 5, 2021			Most Recent Occupancy (As of):	93.9% (12/31/2015)
IO Period:	60 months			Current Occupancy (As of):	90.9% (6/1/2016)
Loan Term (Original):	60 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI(As of):	$8,958,550 (12/31/2014)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$9,372,954 (12/31/2015)
Call Protection:	L(24),D(32),O(4)			Most Recent NOI (As of):	$9,525,218 (TTM 2/29/2016)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1)(2):	Yes			U/W Revenues(4):	$14,200,010
Additional Debt Type(1)(2):	Pari Passu, Mezzanine			U/W Expenses:	$4,454,184
				U/W NOI(4):	$9,745,827
Escrows and Reserves(3):				U/W NCF(4):	$9,281,153
				U/W NOI DSCR(1)(4):	1.97x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1)(2)(4):	1.88x
Taxes	$289,261	$57,852	NAP	U/W NOI Debt Yield(1)(4):	9.2%
Insurance	$53,346	$8,891	NAP	U/W NCF Debt Yield(1)(2)(4):	8.8%
Replacement Reserves	$0	$5,051	NAP	As-Is Appraised Value:	$184,000,000
TI/LC Reserve	$611,613(3)	$33,672	$1,212,192	As-Is Appraisal Valuation Date:	March 16, 2016
Deferred Maintenance	$50,500	$0	NAP	Cut-off Date LTV Ratio(1)(2):	57.6%
Free Rent Reserve	$744,439	$0	NAP	LTV Ratio at Maturity or ARD(1)(2):	57.6%
Food 4 Less CAM Reserve	$88,068	$0	NAP
La Curacao CAM Reserve	$50,000	$0	NAP
Litigation Reserve	$56,250	$0	NAP
Proposed Construction Reserve	$69,999	$0	NAP
Earthquake Insurance Reserve	$150,000	$0	NAP

(1)	The Plaza Mexico – Los Angeles Whole Loan (as defined below) with an original principal balance of $106,000,000, is comprised of six pari passu notes (Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6). The non-controlling Notes A-1 and A-6 had an aggregate original principal balance of $36,000,000, has an aggregate outstanding principal balance of $36,000,000 as of the Cut-Off Date and will be contributed to the SGCMS 2016-C5 Trust. The controlling Note A-2 and the non-controlling Note A-3, Note A-4 and Note A-5, which had an aggregate original principal balance of $70,000,000, are expected to be contributed to a future trust or trusts. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Plaza Mexico – Los Angeles Whole Loan.

(2)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $14,000,000. All statistical information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Plaza Mexico – Los Angeles Whole Loan. As of the Cut-off Date, the Cut-off Date Balance per SF, U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Plaza Mexico – Los Angeles Whole Loan and the mezzanine indebtedness were $296.98, 1.38x, (or 1.35x in the event that the interest rate of the mezzanine indebtedness increases), 7.7%, 65.2% and 65.2%, respectively.

(3)	See “Escrows” section.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan is part of a whole loan (the “Plaza Mexico – Los Angeles Whole Loan”) that is evidenced by six pari passu promissory notes (Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6) secured by a first mortgage encumbering the fee interest of an anchored community retail center located in Lynwood, California (the “Plaza Mexico – Los Angeles Property”). The Plaza Mexico – Los Angeles Whole Loan was originated on June 16, 2016 by Natixis, New York Branch. The Plaza Mexico – Los Angeles Whole Loan had an original principal balance of $106,000,000, has an outstanding principal balance as of the Cut-off Date of $106,000,000 and accrues interest at an interest rate of 4.59811% per annum. The Plaza Mexico – Los Angeles Whole Loan had an initial term of 60 months, has a remaining term of 60 months as of the Cut-off Date, and requires interest-only

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payments through the term of the Plaza Mexico – Los Angeles Whole Loan. The Plaza Mexico – Los Angeles Whole Loan matures on July 5, 2021.

The non-controlling Note A-1 and Note A-6, which will be contributed to the SGCMS 2016-C5 Trust, had an aggregate original principal balance of $36,000,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $36,000,000. The controlling Note A-2 and the non-controlling Note A-3, Note A-4 and Note A-5, with an aggregate original principal balance of $70,000,000, are currently held by Natixis Real Estate Capital LLC and are expected to be contributed to a future trust or trusts. Each of the mortgage loans evidenced by Note A-2, Note A-3, Note A-4 and Note A-5 are referred to herein as the “Plaza Mexico – Los Angeles Companion Loans”. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loan—The Serviced Whole Loans—The Plaza Mexico – Los Angeles Whole Loan” in the Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$28,000,000	SGCMS 2016-C5	No
A-2	$20,000,000	Natixis Real Estate Capital LLC	Yes
A-3	$20,000,000	Natixis Real Estate Capital LLC	No
A-4	$20,000,000	Natixis Real Estate Capital LLC	No
A-5	$10,000,000	Natixis Real Estate Capital LLC	No
A-6	$8,000,000	SGCMS 2016-C5	No
Total	$106,000,000

Following the lockout period, the borrower has the right to defease the Plaza Mexico – Los Angeles Whole Loan in whole or in part (see “Partial Release” section) on any date before April 5, 2021. In addition, the Plaza Mexico – Los Angeles Whole Loan is prepayable without penalty on or after April 5, 2021.

Sources and Uses

Sources			Uses
Original loan amount	$106,000,000	88.3%	Loan payoff(1)	$103,652,170	86.4%
Mezzanine loan	14,000,000	11.7	Reserves	2,163,475	1.8
			Closing costs	1,515,042	1.3
			Return of equity	12,669,313	10.6
Total Sources	$120,000,000	100.0%	Total Uses	$120,000,000	100.0%

(1)	The Plaza Mexico – Los Angeles Property was previously securitized in the CFCRE 2011-C2 transaction.

The Properties. The Plaza Mexico – Los Angeles Property is a 404,064 square foot anchored community retail center located on a 31.5 acre site in Lynwood, California, approximately 9.0 miles southeast of downtown Los Angeles. The Plaza Mexico – Los Angeles Property features architectural details including facades, monuments and statues designed to replicate historic Mexican architecture. The Plaza Mexico – Los Angeles Property features 1,704 parking spaces, resulting in a combined parking ratio of 4.2 spaces per 1,000 square feet of net rentable area. The Plaza Mexico – Los Angeles Property was redeveloped from 1988 to 2005 by the sponsor through the assemblage of three adjacent retail assets, which currently operate as a single destination retail center featuring a diversified tenant mix of national, regional and local tenants. The Plaza Mexico – Los Angeles Property is considered a cultural hub of the Mexican community of greater Los Angeles.

As of June 1, 2016, the Plaza Mexico – Los Angeles Property was 90.9% leased by more than 213 tenants averaging approximately 2,000 square feet for inline tenants (on average less than 0.5% of total net rentable area). Planet Fitness recently signed its lease and received it premises in May 2016. It is expected to take occupancy of its space and commence paying rent in October 2016. At closing, the borrower deposited $611,613 for tenant improvements and leasing commissions (“TI/LC”) and $744,439 for rent concessions for Planet Fitness. Only five tenants occupy more than 10,000 square feet, with the three largest tenants accounting for a combined 25.1% of the net rentable area. The Plaza Mexico – Los Angeles Property has maintained occupancy between 91.1% and 96.0% since 2006 with an annual average rate of 93.7%. The Plaza Mexico – Los Angeles Property is anchored by Food 4 Less, a subsidiary of Kroger, (Baa1/BBB/BBB by Moody’s/S&P/Fitch). Food 4 Less’s sales have steadily increased from approximately $33.2 million ($605.59 per square foot in 2011 to approximately $40.7 million in 2015 ($743.16 per square foot, 1.8% occupancy cost). The Plaza Mexico – Los Angeles Property is also anchored by La Curacao, a privately held chain of large format electronic stores which have served the Los Angeles Hispanic community for over 30 years, and Rite Aid. Rite Aid’s sales have increased from approximately $5.7 million ($296.68 per square foot) in 2011 to approximately $7.0 million in 2015 ($367.77 per square foot, 3.4% occupancy cost). Per the appraiser, contractual rents for Food 4 Less (lease commenced August 1988), La Curacao (lease commenced February 2005), and Rite Aid (lease commenced April 1988) are approximately 57.9%, 24.4%, and 67.9% below the appraiser’s concluded market rents for anchor and sub-anchor space, respectively

The Plaza Mexico – Los Angeles Property also contains a 84,241 square foot market, 89.9% occupied as of June 1, 2016 (the “Marketplace”). The first floor features a mix of merchandise and service retailers and the second story includes a food court with outdoor seating overlooking a plaza that hosts concerts and other special events. The Marketplace, which originally opened in 1988, is currently occupied by 119 tenants and has maintained between 89.4% and 99.3% occupancy since at least 2006. Additional tenants at the Plaza Mexico – Los Angeles Property include Planet Fitness, Skechers, Taco Bell, Jack In The Box, Children’s Place, and Verizon Wireless.

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The following table presents certain information relating to the tenancies at the Plaza Mexico – Los Angeles Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
La Curacao	NR/NR/NR	27,381	6.8%	$18.15	$496,965	4.5%	NAV	NAV	1/31/2020(5)
Food 4 Less	BBB/Baa1/BBB	54,822	13.6%	$8.85	$485,209	4.4%	$743	1.8%	8/23/2018(4)
Rite Aid	B/B2/B	19,120	4.7%	$7.70	$147,239	1.3%	$368	3.4%	5/31/2018(6)
Total Anchor Tenants		101,323	25.1%	$11.15	$1,129,413	10.3%

Major Tenants
Planet Fitness(7)	NR/NR/NR	16,361	4.0%	$27.96	$457,454	4.2%	NAV	NAV	9/30/2026(7)
Chuck-E-Cheese	NR/NR/NR	12,116	3.0%	$8.25	$99,999	0.9%	$173(8)	8.8%(8)	12/31/2018(9)
Total Major Tenants		28,477	7.0%	$19.58	$557,453	5.1%

Non-Major Tenants		237,498(10)	58.8%	$39.20(10)	$9,311,048	84.7%

Occupied Collateral Total		367,298(10)	90.9%	$29.94(10)	$10,997,914	100.0%

Vacant Space		36,766	9.1%

Collateral Total		404,064	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	The U/W Base Rent includes contractual rent steps through June 1, 2017, totaling $251,325.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2015.

(4)	Food 4 Less has six, 5-year lease renewal options.

(5)	La Curacao has three, 5-year lease renewal options.

(6)	Rite Aid has two, 5-year lease renewal options.

(7)	Planet Fitness recently signed its lease and received it premises in May 2016. It is expected to take occupancy and commence paying rent in October 2016. At closing, the borrower deposited $611,613 for tenant improvements and leasing commissions (“TI/LC”) and $744,439 for rent concessions for Planet Fitness. Planet Fitness has three, 5-year lease renewal options.

(8)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending April 30, 2015.

(9)	Chuck-E-Cheese has three, 5-year lease renewal options.

(10)	14 tenants, have no square footage but contribute $236,194 to the Annual U/W Base Rent. The Annual U/W Base Rent PSF for Non-Major Tenants and Occupied Collateral Total excluding the rent related to those tenants is $38.21 and $29.30, respectively.

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The following table presents certain information relating to the lease rollover schedule at the Plaza Mexico – Los Angeles Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	34	17,542	4.3%	17,542	4.3%	$973,733(4)	8.9%	$55.51(4)
2016	14	10,188	2.5%	27,730	6.9%	$472,012	4.3%	$46.33
2017(5)	97	74,210	18.4%	101,940	25.2%	$3,122,415(5)	28.4%	$42.08(5)
2018	52	143,860	35.6%	245,800	60.8%	$2,917,066	26.5%	$20.28
2019	14	32,128	8.0%	277,928	68.8%	$1,077,314	9.8%	$33.53
2020	7	50,435	12.5%	328,363	81.3%	$1,345,238	12.2%	$26.67
2021	1	5,994	1.5%	334,357	82.7%	$125,874	1.1%	$21.00
2022	2	9,720	2.4%	344,077	85.2%	$244,572	2.2%	$25.16
2023	1	2,860	0.7%	346,937	85.9%	$120,635	1.1%	$42.18
2024	2	4,000	1.0%	350,937	86.9%	$141,600	1.3%	$35.40
2025	0	0	0.0%	350,937	86.9%	$0	0.0%	$0.00
2026	1	16,361	4.0%	367,298	90.9%	$457,454	4.2%	$27.96
Thereafter	0	0	0.0%	367,298	90.9%	$0	0.0%	$0.00
Vacant	0	36,766	9.1%	404,064	100.0%	$0	0.0%	$0.00
Total/Weighted Average	225	404,064	100.0%			$10,997,914	100.0%	$29.94

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	13 MTM kiosk tenants, have no square footage but contribute $220,594 to the Annual U/W Base Rent. Annual U/W Base Rent PSF excluding the rent related to those tenants is $42.93.

(5)	One tenant, Jesus Garcia, has no square footage but contribute $15,600 to the Annual U/W Base Rent. Annual U/W Base Rent PSF excluding the rent related to that tenant is $41.87.

The following table presents historical occupancy percentages at the Plaza Mexico – Los Angeles Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	6/1/2016(2)

92.2%	93.6%	93.9%	90.9%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll. Planet Fitness recently signed its lease and received it premises in May 2016. It is expected to take occupancy and commence paying rent in October 2016. At closing, the borrower deposited $611,613 for tenant improvements and leasing commissions (“TI/LC”) and $744,439 for rent concessions for Planet Fitness

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Plaza Mexico – Los Angeles Property:

Cash Flow Analysis

	2013	2014	2015	TTM 2/29/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$9,989,293	$10,228,361	$10,483,828	$10,488,911	$10,997,914(1)	77.5%	$27.22
Grossed Up Vacant Space	0	0	0	0	1,490,725	10.5	3.69
Total Reimbursables	2,741,122	2,775,480	2,746,358	2,771,569	2,825,601	19.9	6.99
Other Income	525,802	745,771	761,337	786,464	715,675	5.0	1.77
Less Vacancy & Credit Loss	0	(191,051)	(168,067)	(168,067)	(1,829,904)(2)	(12.9)	(4.53)
Effective Gross Income	$13,256,217	$13,558,561	$13,823,456	$13,878,877	$14,200,010	100.0%	$35.14
Total Operating Expenses	$4,394,721	$4,600,012	$4,450,502	$4,353,659	$4,454,184	31.4%	$11.02

Net Operating Income	$8,861,496	$8,958,550	$9,372,954	$9,525,218	$9,745,827	68.6%	$24.12
TI/LC	0	0	0	0	404,064	2.8	1.00
Capital Expenditures	0	0	0	0	60,610	0.4	0.15
Net Cash Flow	$8,861,496	$8,958,550	$9,372,954	$9,525,218	$9,281,153	65.4%	$22.97

NOI DSCR(3)	1.79x	1.81x	1.90x	1.93x	1.97x
NCF DSCR(3)	1.79x	1.81x	1.90x	1.93x	1.88x
NOI DY(3)	8.4%	8.5%	8.8%	9.0%	9.2%
NCF DY(3)	8.4%	8.5%	8.8%	9.0%	8.8%

(1)	U/W Base Rent includes contractual rent steps through June 2017. U/W Base Rent includes approximately 7.6% of borrower affiliated tenants’ rent.

(2)	The underwritten economic vacancy is 9.3%. The Plaza Mexico – Los Angeles Property was 90.9% leased and 86.9% physically occupied as of June 1, 2016.

(3)	The debt service coverage ratios and debt yields are based on the Plaza Mexico – Los Angeles Whole Loan.

Appraisal. As of the appraisal valuation date of March 16, 2016, the Plaza Mexico – Los Angeles Property had an “as-is” appraised value of $184,000,000.

Environmental Matters. According to Phase I environmental site assessments dated as of March 18, 2016, an O&M program should be implemented in order to safely manage the suspect ACMs located at the Plaza Mexico – Los Angeles Property.

Market Overview and Competition. The Plaza Mexico – Los Angeles Property is located in Lynwood, California, approximately 9.0 miles southeast of downtown Los Angeles. The Plaza Mexico – Los Angeles Property is situated at the heavily trafficked intersection of Long Beach Boulevard (33,495 average daily traffic count) and Imperial Highway (28,749 average daily traffic count) directly adjacent to the I-105 Freeway and Exit 12 ramp, which has an average daily traffic count of 209,879 cars. According to the appraisal, the 2015 population within a three- and five-mile radius of the Plaza Mexico – Los Angeles Property was 387,826 and 995,071, respectively, while the estimated median household income within the same radii was $40,111 and $39,997, respectively. The Plaza Mexico – Los Angeles Property is located in the Mid Cities submarket of the Los Angeles retail market. According to a third party market research report, the Mid Cities retail submarket has averaged 5.8% vacancy since 2012. According to a third party market research report, as of the first quarter of 2016, the Mid Cities retail submarket contained a total inventory of approximately 47.3 million square feet, overall vacancy rate of 5.2% and average asking rent of $20.10 per square foot on a triple net basis. The Plaza Mexico – Los Angeles Property’s average underwritten rent for the anchor tenants of $11.15 per square foot, is below the appraiser’s concluded anchor rent for comparable properties, which ranged from $21.00 to $24.00 per square foot on a triple net basis.

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The following table presents certain information relating to comparable retail properties for the Plaza Mexico – Los Angeles Property:

Competitive Set(1)

	Plaza Mexico – Los Angeles (Subject)	Chesterfield Square	Gateway Towne Center	Azalea Shopping Center	El Paseo At South Gate	Lakewood Marketplace	South Gate Plaza Shopping Center
Location	Lynwood, CA	Los Angeles, CA	Compton, CA	South Gate, CA	South Gate, CA	Lakewood, CA	South Gate, CA
Distance from Subject	--	11.3 miles	4.4 miles	3.1 miles	4.5 miles	12.2 miles	2.7 miles
Property Type	Community Center	Community Center	Community Center	Power Center	Community Center	Community Center	Neighborhood Center
Year Built/Renovated	1974, 1988/2005	2002/NAV	2007/NAV	2014/NAV	2001/NAV	1968/NAV	1980/NAV
Anchors	Food 4 Less, La Curacao, Rite Aid	Home Depot, Food 4 Less, Walgreens, McDonalds	Target, Home Depot, Staples, 24Hr. Fitness Sport	Wal-Mart, Ross Dress for Less, Marshalls, Petco	Regal 16 Cinemas, Curacao	Ross Stores, Fresh and Easy, Tuesday Morning, Sears, Daiso California, CSK Auto	Northgate Market, CVS
Total GLA	404,064 SF	215,755 SF	300,000 SF	374,000 SF	298,691 SF	215,754 SF	83,316 SF
Total Occupancy	91%	100%	100%	98%	96%	90%	99%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrowers. The borrower is Plamex Investments, LLC, a Delaware limited liability company and single purpose entity, with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Plaza Mexico – Los Angeles Whole Loan. Donald Chae and Min Chae are the guarantors of certain nonrecourse carveouts under the Plaza Mexico – Los Angeles Whole Loan.

The Sponsors. The sponsors are Donald Chae and Min Chae. The two brothers have over 50 years of real estate investment and development experience combined and currently own 26 other real estate projects, including retail properties, office properties and land in California. The Chaes acquired the first portion of the Plaza Mexico – Los Angeles Property in 1988 and later purchased the land surrounding the property from the City of Lynwood to facilitate the expansion of the project into its current state. As of December 31, 2015, the sponsors reported a combined net worth and liquidity of $72.8 million and $1.2 million respectively. The sponsors are involved in ongoing litigation with the City of San Bernardino and its Economic Development Agency. See “Description of the Mortgage Pool – Litigation and Other Considerations” in the Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $289,261 for real estate taxes; $53,346 for insurance premiums, $611,613 for tenant improvements and leasing commissions (“TI/LC”) for Planet Fitness; $744,439 for rent concessions for Planet Fitness, Children’s Place and Kickin’ Crab; $50,500 for deferred maintenance; $88,068 for Food 4 Less common area maintenance; $50,000 for La Curacao common area maintenance; $56,250 for pending litigation, $69,999 for proposed construction and $150,000 for earthquake insurance reserve. Additionally, the loan documents require monthly deposits of an amount equal to one-twelfth of the estimated annual real estate taxes (currently equates to $57,852), an amount equal to one-twelfth of the annual insurance premiums (currently equates to $8,891), $5,051 for replacement reserves and $33,672 for TI/LC. The TI/LC reserve, excluding the $611,613 upfront TI/LC for Planet Fitness, is subject to a cap of $1,212,192 and a minimum balance of $500,000. If, at any time during the Plaza Mexico – Los Angeles Whole Loan term, the balance of the TI/LC reserve falls below $500,000, monthly deposits are required to resume until the cap is met.

Lockbox and Cash Management. The Plaza Mexico – Los Angeles Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager direct all tenants to pay rent payments directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the loan documents. Following the occurrence of a Cash Trap Period (as defined below), excess cash will be held as additional collateral for the Plaza Mexico – Los Angeles Whole Loan. Upon the termination of any Cash Trap Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing (and no other Cash Trap Period is then in effect), all amounts then on deposit in the lockbox account will be disbursed to the borrower.

A “Cash Trap Period” will commence upon the earlier of (i) the occurrence of an event of default under the loan documents; (ii) the combined debt service coverage ratio falling below 1.25x at the end of any calendar quarter; (iii) the commencement of a Food 4 Less Cash Trap Period (as defined below); (iv) at the lender’s election, any default in payment by ISLT Investments LLC (an upper-tier entity of the borrower) (“ISLT”) under two separate guaranties or (v) the Parking Agreement being terminated. A Cash Trap Period will end with respect to clause (ii), if for six consecutive months (a) no default or event of default has occurred; (b) no event that would trigger another Cash Trap Period has occurred and (c) the combined debt service coverage ratio is at least 1.30x for six consecutive months; with respect to clause (iii), such Food 4 Less Cash Trap Period has ended (and no other Cash Trap Period is then continuing); and with respect to clause (v), if borrower complies with all conditions within 10 business days of the termination of such Parking Agreement.

The “Parking Agreement” means the certain lease agreement by and between borrower and 3000 E. Imperial, LLC.

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A “Food 4 Less Cash Trap Period” will commence upon the earliest of (i) the earliest of (x) the date that is six months prior to the then current expiration date of the Food 4 Less lease, (y) the date upon which Food 4 Less delivers to the borrower a written notice or otherwise indicates its intention not to renew the Food 4 Less lease, or (z) the date by which Food 4 Less must exercise its next occurring renewal option under the applicable terms of the Food 4 Less lease; (ii) the date upon which Food 4 Less becomes a debtor in any bankruptcy or insolvency proceeding; (iii) the date upon which Food 4 Less vacates, surrenders or ceases to conduct its normal business operations at substantially all of the Food 4 Less space, or otherwise “goes dark” (or gives notice to the borrower of its intention to vacate, surrender or cease to conduct its normal business operations at substantially all of the Food 4 Less space, or otherwise “go dark”); (iv) the date upon which a monetary or material non-monetary default occurs (beyond any applicable notice, grace and cure periods expressly provided for under the Food 4 Less lease) under the Food 4 Less lease and (v) the date upon which the Food 4 Less lease expires or is surrendered, cancelled or otherwise terminated (or the borrower receives a notice from Food 4 Less of its intention to surrender, cancel or otherwise terminate the Food 4 Less lease).

A “Food 4 Less Cash Trap Period” will end upon: with respect to clause (i) above; (A) Food 4 Less has renewed or extended the Food 4 Less lease for all of the Food 4 Less space pursuant to a lease renewal or extension agreement with a net effective rental rate of not less than the net effective rental rate under the Food 4 Less lease as of the date hereof, for a term of not less than 5 years, and otherwise in form and substance and upon terms reasonably acceptable to the lender, (B) the borrower has delivered to lender (1) a copy of the Food 4 Less lease renewal and (2) an acceptable tenant estoppel certificate from Food 4 Less with respect to the Food 4 Less lease (as renewed or extended pursuant to the Food 4 Less lease renewal) and (C) the borrower has paid all tenant improvement allowances and leasing brokerage commissions payable by the borrower in connection with such Food 4 Less lease renewal and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of the payment of same; with respect to clause (ii) above; either (x) Food 4 Less has ceased to be a debtor in such voluntary bankruptcy or insolvency proceeding (and the Food 4 Less lease has been affirmed, assumed or assigned in a manner satisfactory to Lender), or (y) a Food 4 Less replacement tenant has taken an assignment of the Food 4 Less lease and assumed all of the obligations of the tenant thereunder, and the borrower has delivered to the lender (1) a copy of the assignment of the Food 4 Less lease to the Food 4 Less replacement tenant (together with evidence reasonably satisfactory to lender that the Food 4 Less replacement tenant is open for business in the space demised to the Food 4 Less replacement tenant and paying full unabated rent in accordance with the Food 4 Less replacement lease), and (2) an acceptable tenant estoppel certificate from the Food 4 Less replacement tenant; with respect to clause (iii) (A) above; Food 4 Less has resumed operations and been open for business to the public at the Plaza Mexico – Los Angeles Property in the entire Food 4 Less space for 90 consecutive calendar days (and no event of default has occurred or is then in effect during such 90 consecutive calendar day period), (B) the Food 4 Less lease is in full force and effect and no default has occurred and is continuing under the Food 4 Less lease, and (C) the borrower has delivered to the lender an acceptable tenant estoppel certificate from Food 4 Less with respect to the Food 4 Less lease; with respect to any of the clauses above; the borrower has (A) entered into a lease with a replacement tenant reasonably satisfactory to the demising all of the Food 4 Less space, with a net effective rental rate of not less than the net effective rental rate under the Food 4 Less lease as of the date hereof, for a term of not less than 5 years, and otherwise in form and substance and upon terms reasonably acceptable to the lender, (B) delivered to the lender (1) a copy of the Food 4 Less replacement lease (together with evidence reasonably satisfactory to the lender that the Food 4 Less replacement tenant is open for business in the space demised to the Food 4 Less replacement tenant and paying full unabated rent in accordance with the Food 4 Less replacement lease), (2) an acceptable tenant estoppel certificate from the Food 4 Less replacement tenant and (3) if requested by the lender, a subordination, non-disturbance and attornment agreement from the Food 4 Less replacement tenant in form and substance satisfactory to lender and (C) paid all tenant improvement allowances and leasing brokerage commissions payable by the borrower in connection with the Food 4 Less replacement lease and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of the payment of same.

Property Management. The Plaza Mexico – Los Angeles Property is managed by an affiliate of the borrower.

Assumption. The borrower is permitted to transfer the Plaza Mexico – Los Angeles Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the SGCMS Series 2016-C5 Certificates.

Partial Release. Not Permitted.

Free Release. The borrower has the right to cause to be released from the lien of the mortgage an unimproved portion of the Plaza Mexico – Los Angeles Property (the “Release Parcel”) provided the conditions in the loan documents are met including, among others: (i) no event of default has occurred and is continuing; (ii) following the release, the remaining Plaza Mexico – Los Angeles Property will be in compliance with applicable legal requirements and all provisions of any leases of any portion of the Plaza Mexico – Los Angeles Property that are then in effect (including, without limitation, as to required parking spaces, restrictions on development, access and similar matters), and the Release Parcel will be subject to a restrictive covenant prohibiting the use or development thereof in any manner that violates any provision of any then-existing lease of the remaining Plaza Mexico – Los Angeles Property; and (iii) compliance with REMIC requirements. No value was attributed to the Release Parcel in the appraisal. The borrower is permitted to construct a parking garage and a residential complex on top of the parking garage on that portion of unimproved land that is eligible to be released.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Natixis, New York Branch (in such capacity, the “Plaza Mexico – Los Angeles Mezzanine Lender”) has originated a $14,000,000 mezzanine loan (the “Plaza Mexico – Los Angeles Mezzanine Loan”) to an affiliate of the borrower. The Plaza Mexico – Los Angeles Mezzanine Loan is subject to an intercreditor agreement between the lender and the

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PLAZA MEXICO – LOS ANGELES

Plaza Mexico – Los Angeles Mezzanine Lender. The Plaza Mexico – Los Angeles Mezzanine Loan had an initial term of 60 months and has a remaining term as of the Cut-off Date of 60 months. The Plaza Mexico – Los Angeles Mezzanine Loan accrues interest at an interest rate of 12.500% per annum and requires interest-only payments through the term of the Plaza Mexico – Los Angeles Mezzanine Loan. The Plaza Mexico – Los Angeles Mezzanine Lender has the right to increase the rate to 13.500% under certain conditions. The Plaza Mexico – Los Angeles Mezzanine Lender has the right to transfer its interest in the Plaza Mexico – Los Angeles Mezzanine Loan at its discretion.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Plaza Mexico – Los Angeles Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 13.0%.

 A-3-40

PLAZA MEXICO – LOS ANGELES

Plaza Mexico - Los Angeles
3100 East Imperial Highway
Lynwood, CA 90262
Downtown
LOS ANGELES
Vernon
Maywood
Huntington Park
Walnut Park
Bell
Commerce
Bell Gardens
Cudahy
Florence
South Gate
Downey
Watts
Lynwood
Willowbrook
LOS ANGELES COUNTY
East Rancho Dominguez
West Rancho Dominguez
Compton
Paramount
Bellflower
LONG BEACH
Lakewood
Carson
Santa Monica Fwy
Pomona Fwy
Harbor Fwy
Century Fwy
Long Beach Fwy
Artesia Fwy
Gardena Fwy
BLUE LINE
GREEN LINE
METROLINK
METRORAIL BLUE LINE
EXPO
BNSF Railway
Los Angeles River
LA Intl. Airport 9 miles
Compton/ Woodley Airport
Community Hospital of Huntington Park
St. Francis Medical Center
Downey Regional Medical Ctr.
Kaiser Permanente Downey Medical Center
Lakewood Regional Medical Center
Rancho Los Amigos Natl. Rehabilitation Ctr.
Los Amigos Country Club
Watts Towers Arts Center
Earvin Magic Johnson Park
Exxon Mobil
Ralphs Distribution Center
Paramount Petroleum Corp. (Paramount)
Paramount Petroleum Corp. (Long Beach)
Gateway Towne Center
Dominguez Rancho Adobe Museum
StubHub Center
Cal. State University - Dominguez Hills
The Links at Victoria Golf Course
Southbay Pavilion
Lakewood Marketplace
Lakewood Center
Stonewood Center
Hebrew Union College - Jewish Inst. of Religion
University of Southern California
LA Coliseum
LA Mem. Sports Arena
Pacific Ocean
SAN GABRIEL MTS.
SANTA SUSANA MTS.
SAN MONICA MTS
Santa Clarita
Simi Valley
Thousand Oaks
Burbank
Glendale
Pasadena
Santa Monica
Torrance
ANAHEIM
LONG BEACH
Huntington Beach
Fullerton

 A-3-41

HOLIDAY INN EXPRESS NASHVILLE - DOWNTOWN

 A-3-42

No. 5 – Holiday Inn Express Nashville - Downtown

Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance(1):	$34,300,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance(1):	$34,300,000			Location:	Nashville, TN
% of Initial Pool Balance:	4.7%			Size:	287 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$252,613
Borrower Name:	Birchmont – H.I. Nashville, LLC			Year Built/Renovated:	1968/2015

Sponsors:	James M. Lippman; Birchmont Capital Partners I, L.P.; JRK Property Holdings			Title Vesting:	Fee & Leasehold
Mortgage Rate:	5.116%			Property Manager:	Self-managed
Note Date:	June 10, 2016			2nd Most Recent Occupancy (As of)(4):	81.5% (12/31/2014)
Anticipated Repayment Date:	NAP			Most Recent Occupancy (As of)(4):	82.0% (12/31/2015)
Maturity Date:	July 1, 2026			Current Occupancy (As of)(4):	83.4% (3/31/2016)
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of)(5):	$9,081,828 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(5):	$10,265,927 (12/31/2015)
Additional Debt(1)(2):	Yes			Most Recent NOI (As of)(5):	$10,293,148 (TTM 3/31/2016)
Additional Debt Type(2):	Pari Passu

				U/W Revenues:	$18,830,852
				U/W Expenses:	$8,437,796
				U/W NOI:	$10,393,056
Escrows and Reserves(3):				U/W NCF:	$9,545,667
				U/W NOI DSCR(1):	2.20x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.02x
Taxes	$148,674	$24,779	NAP	U/W NOI Debt Yield(1):	14.3%
Insurance	$13,639	$6,820	NAP	U/W NCF Debt Yield(1):	13.2%
Replacement Reserve	$62,944	$62,944	NAP	“As-Complete” Appraised Value(6):	$115,000,000
PIP Letter of Credit	$5,309,000	$0	NAP	“As-Complete” Appraisal Valuation Date(6):	April 21, 2017
Deferred Maintenance	$25,656	$0	NAP	Cut-off Date LTV Ratio(1)(6): LTV Ratio at Maturity or ARD(1)(6):	63.0% 52.0%
Ground Rent Reserve	$74,789	$9,349	NAP

(1)	The Holiday Inn Express Nashville - Downtown Whole Loan (as defined below), with an original principal balance of $72,500,000, is comprised of three pari passu notes: Note A-1, Note A-2 and Note A-3. The non-controlling Note A-2 had an original principal balance of $34,300,000, has an outstanding principal balance as of the Cut-Off Date of $34,300,000 and will be contributed to the SGCMS 2016-C5 Trust. The controlling Note A-1 had a original principal balance of $28,200,000, has an outstanding principal balance as of the Cut-Off Date of $28,200,000 and is expected to be contributed to a future securitization trust. Note A-3 had a original principal balance of $10,000,000, has an outstanding principal balance as of the Cut-Off Date of $10,000,000 and is expected to be contributed to a future securitization trust. All statistical financial information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Holiday Inn Express Nashville - Downtown Whole Loan.

(2)	See “The Mortgage Loan” section.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

(6)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on the “as-complete” appraised value of $115,000,000 as of April 21, 2017. The “as-complete” value assumes the completion of an approximately $5.1 million in renovations which the lender reserved for at origination. Based on an “as-is” value as of April 21, 2016 of $108,000,000, the Cut-off Date LTV is 67.1% and the LTV Ratio at Maturity or ARD is 55.4%.

The Mortgage Loan. The mortgage loan (the “Holiday Inn Express Nashville – Downtown Mortgage Loan”) is part of a whole loan (the “Holiday Inn Express Nashville - Downtown Whole Loan”) evidenced by three pari passu promissory notes (Note A-1, Note A-2 and Note A-3) secured by a first mortgage encumbering the fee interest in a limited service hotel and a leasehold interest in an adjoining parking lot located in Nashville, Tennessee (the “Holiday Inn Express Nashville - Downtown Property”). The Holiday Inn Express Nashville – Downtown Whole Loan was originated on June 10, 2016 by Société Générale. The Holiday Inn Express Nashville – Downtown Whole Loan had an original principal balance of $72,500,000, has an outstanding principal balance as of the Cut-off Date of $72,500,000 and accrues interest at an interest rate of 5.116% per annum. The Holiday Inn Express Nashville - Downtown

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HOLIDAY INN EXPRESS NASHVILLE - DOWNTOWN

Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Holiday Inn Express Nashville - Downtown Whole Loan matures on July 1, 2026.

The non-controlling Note A-2, which will be contributed to the SGCMS 2016-C5 Trust, had an original principal balance of $34,300,000, and has an outstanding balance as of the Cut-Off Date of $34,300,000. The controlling Note A-1, which is expected to be contributed to a future securitization trust, had an original principal balance of $28,200,000, and an outstanding balance of $28,200,000. Note A-3, which is expected to be contributed to a future securitization trust, had an original principal balance of $10,000,000, and an outstanding balance of $10,000,000. Prior to the securitization of Note A-1, the Holiday Inn Express Nashville - Downtown Whole Loan will be serviced pursuant to the SGCMS 2016-C5 Trust pooling and servicing agreement. After the securitization of Note A-1, the Holiday Inn Express Nashville - Downtown Whole Loan will be serviced pursuant to the pooling and servicing agreement governing the related trust. See “Description of the Mortgage Pool — The Whole Loans — The Serviced Pari Passu Whole Loans — The Holiday Inn Express Nashville - Downtown Whole Loan” in the Prospectus.

Following the lockout period, the borrower has the right to defease the Holiday Inn Express Nashville - Downtown Whole Loan in whole, but not in part, on any date before April 1, 2026. In addition, the Holiday Inn Express Nashville - Downtown Whole Loan is prepayable without penalty on or after April 1, 2026.

Sources and Uses

Sources			Uses
Original whole loan amount	$72,500,000	100.0%	Loan payoff	$32,643,139	45.0%
			Return of equity	33,034,000	45.6
			PIP Letter of Credit	5,309,000	7.3
			Closing costs	1,188,159	1.6
			Reserves	325,702	0.4
Total Sources	$72,500,000	100.0%	Total Uses	$72,500,000	100.0%

The Property. The Holiday Inn Express Nashville - Downtown Property consists of the fee interest in an eight-story, 287-room limited service hotel and a leasehold interest in an adjoining parking lot located in downtown Nashville, Tennessee. The Holiday Inn Express Nashville – Downtown Property is situated less than one mile from the Bridgestone Arena, the home of the Nashville Predators National Hockey League team, the Music City Convention Center, Nissan Stadium, the home of the Tennessee Titans National Football League team, the Frist Center for the Visual Arts, and the downtown Nashville entertainment district.

Built in 1968, the Holiday Inn Express Nashville - Downtown Property guestroom configuration includes 113 king guestrooms, 170 double guestrooms, and 4 suites. Each of the guestrooms features remote control flat-panel television with cable, telephone, desk with chair, dresser, nightstands, lamps, and a lounge chair. King guestrooms include a sleeper sofa. Suites include separate rooms with additional case and soft goods as well as a wet bar and a microwave. Amenities include breakfast, five meeting rooms totaling 9,980 square feet, outdoor swimming pool, fitness center, shoe shine service, downtown shuttle, and business center. The Holiday Inn Express Nashville - Downtown Property features two levels of below building parking with a 118 vehicle capacity. Additional parking, which is not required for zoning conformance, is provided via a ground lease of an adjacent parcel containing 66 spaces, which runs through December 2028 (inclusive of renewal options). The additional parking is located along the northerly side of Broadway adjacent to the Holiday Inn Express Nashville - Downtown Property.

The Holiday Inn Express Nashville – Downtown Property operates as a Holiday Inn Express under the Intercontinental Hotel Group (“IHG”) flag with a newly executed franchise agreement expiring on January 7, 2028. As part of the franchise agreement, the sponsor provided a detailed capital expense budget for room renovations totaling $5.1 million ($17,617 per room). At closing, the borrower provided a $5.3 million letter of credit that will be held by the lender until completion of the property improvement plan (“PIP”). In addition, at loan closing the guarantors delivered a guaranty of completion for the PIP work ensuring the completion and payment of the work are completed in accordance with the terms and provisions of the loan agreement. The renovation plan includes bathroom upgrades and case good replacements for 287 rooms, soft goods for floors 4, 5, and 6, corridor and meeting room improvements and lobby upgrades. Guestrooms will be renovated to match the Holiday Inn Express Revive package, with wall mounted thermostatic control, flat panel television and new safes. The public and guest areas will be renovated to accommodate key components of IHG’s Formula Blue Renovation Design Guide, which includes check-in pods and an enclosed breakfast servicing area. In addition to the planned PIP work, the sponsor has already completed renovations in an amount equal to approximately $2.2 million ($7,606 per room), which primarily consisted of soft goods replacement (floors 2, 3, 7, and 8), corridor improvements, fitness center upgrades, lobby improvements, and meeting space upgrades completed between 2012 and trailing 12-month period ending 3/31/2016.

 A-3-44

HOLIDAY INN EXPRESS NASHVILLE - DOWNTOWN

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Holiday Inn Express Nashville - Downtown Property:

Cash Flow Analysis

	2014	2015	TTM 3/31/2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	81.5%	82.0%	83.4%	83.4%
ADR	$191.45	$203.18	$201.11	$201.11
RevPAR	$156.11	$166.67	$167.72	$167.72

Total Revenue	$17,454,968	$18,714,705	$18,883,149	$18,830,852	100.0%	$65,613
Total Department Expenses	3,170,065	3,181,933	3,228,589	3,252,286	17.3	11,332
Gross Operating Profit	$14,284,903	$15,532,772	$15,654,560	$15,578,566	82.7%	$54,281

Total Undistributed Expenses	4,736,646	4,788,572	4,866,338	4,658,180	24.7	16,231
Profit Before Fixed Charges	$9,548,257	$10,744,200	$10,788,222	$10,920,386	58.0%	$38,050

Total Fixed Charges	466,429	478,273	495,074	527,330	2.8	1,837

Net Operating Income	$9,081,828	$10,265,927	$10,293,148	$10,393,056	55.2%	$36,213
FF&E	0	0	0	847,388	4.5	2,953
Net Cash Flow	$9,081,828	$10,265,927	$10,293,148	$9,545,667	50.7%	$33,260

NOI DSCR(1)	1.92x	2.17x	2.18x	2.20x
NCF DSCR(1)	1.92x	2.17x	2.18x	2.02x
NOI DY(1)	12.5%	14.2%	14.2%	14.3%
NCF DY(1)	12.5%	14.2%	14.2%	13.2%

(1)	The debt service coverage ratios and debt yields are based on the Holiday Inn Express Nashville – Downtown Whole Loan totaling $72,500,000.

Appraisal. As of the appraisal valuation date of April 21, 2016, the Holiday Inn Express Nashville - Downtown Property had an “as-is” appraised value of $108,000,000 and an “as-complete” value of $115,000,000 as of April 21, 2017 upon completion of the PIP.

Environmental Matters According to the Phase I environmental site assessment dated April 25, 2016, there was no evidence of any recognized environmental conditions, however the assessment noted that because of the age of the Holiday Inn Express Nashville - Downtown Property asbestos-containing material may be present at the Holiday Inn Express Nashville - Downtown Property. No further action was recommended, however the maintenance of an asbestos operations and maintenance (“O&M”) plan was recommended, and the borrower is required to develop and maintain an asbestos O&M plan.

Market Overview and Competition. The Holiday Inn Express Nashville - Downtown Property is located in downtown Nashville, Tennessee within the Nashville-Davidson-Murfreesboro metropolitan area (“Nashville MSA”). Primary regional access through the area is provided by east/west Interstate 40, which extends to cities such as Knoxville to the east and Memphis to the west and north/south Interstate 65, which provides access to cities such as Louisville, Kentucky to the north and Birmingham, Alabama to the south. The area is served by the Nashville International Airport located approximately 9.1 miles east of the Holiday Inn Express Nashville – Downtown Property.

The Holiday Inn Express Nashville – Downtown Property is located at the intersection of Tenth Avenue North and Broadway within downtown Nashville’s central business district, which encompasses approximately 80 blocks within three square miles. The Nashville central business district includes the new 1.2 million square foot Music City Center, the original Nashville Convention Center, 20 hotels, over 125 restaurants, as many as 40 shopping locations, and 30 live music venues. Nashville is the geographic and population center of the region with a total population of approximately 1.6 million. The Holiday Inn Express Nashville - Downtown Property is located approximately 1.3 miles northeast of Vanderbilt University, which currently has 12,000 students enrolled on campus and is situated to accommodate student families and alumni. It is also the center of metro, state and federal government activities. According to the appraisal, since the 1960s, Nashville has been the second-biggest music production center in the United States, after New York, with a total economic impact of over $6.4 billion per year. In addition to music production, Nashville’s status as Music City USA influences other sectors of the economy, such as manufacturing and tourism. According to the appraisal, demand segmentation at the Holiday Inn Express Nashville - Downtown Property is 20.0% commercial and 80.0% leisure/tourism. In addition to being known as a music-recording center and tourist destination, the Nashville MSA is also home to six Fortune 500 corporations: HCA, Community Health Systems, Dollar General Corporation, Delek U.S. Holdings, Tractor Supply Co. and Life Point Health. Healthcare represents an important economic sector. The Nashville area is home to more than 250 healthcare companies, including seven of the twelve largest private hospital operators in the United States. The healthcare sector contributes more than $30.0 billion per year to the local economy and employs more than 210,000 people in the greater Nashville area. The Nashville healthcare sector continues to grow, as evidenced by a 200 employee expansion at UnitedHealthcare, a 162 employee expansion at Brookdale Senior Living, a 160 job expansion at NaviHealth and a 125 employee expansion at Morning Pointe Assisted Living in 2014.

A new 514,000 square foot Bridgestone U.S. headquarters building is under construction a few blocks from the Holiday Inn Express Nashville – Downtown Property. The development is a build-to-suit office building and expected to be home to 1,700 employees. The approximately $200.0 million development is slated to be complete in late 2017. Since 2011, more than 68 projects have been completed in the downtown area and approximately 47 more are under construction. During the first half of 2014, investors and developers secured approximately $254.0 billion for construction and development on an unadjusted basis, ranging from Class A office towers to manufacturing facilities.

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HOLIDAY INN EXPRESS NASHVILLE - DOWNTOWN

According to a third party hospitality research report dated April 15, 2016, the Holiday Inn Express Nashville – Downtown Property is located in the Nashville central business district hotel submarket, which consists of 49 hotels totaling 9,237 rooms. The competitive set in the third party hospitality research report includes the 482-room Sheraton Hotel Nashville Downtown, the 341-room Doubletree Nashville, the 192-room Courtyard Nashville Downtown, the 169-room Hampton Inn Nashville Vanderbilt, and the 125-room Autograph Collection Union Station Hotel. As of the third party hospitality research report dated April 15, 2016, the Holiday Inn Express Downtown – Nashville Property’s occupancy penetration was 100.3%, with an ADR penetration of 94.7%, leading to a RevPAR penetration of 95.1%.

The following table presents certain information relating to the Holiday Inn Express Nashville - Downtown Property competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			HIE Nashville - Downtown			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
3/31/2016 TTM	83.1%	$213.54	$177.51	83.4%	$202.32	$168.74	100.3%	94.7%	95.1%
3/31/2015 TTM	78.0%	$201.65	$157.26	78.4%	$197.03	$154.51	100.6%	97.7%	98.3%
3/31/2014 TTM	79.7%	$175.80	$140.04	83.5%	$172.30	$143.85	104.8%	98.0%	102.7%

(1)	The competitive set includes the 482-room Sheraton Hotel Nashville Downtown, the 341-room Doubletree Nashville, the 192-room Courtyard Nashville Downtown, the 169-room Hampton Inn Nashville Vanderbilt, and the 125-room Autograph Collection Union Station Hotel.

The Borrower. The borrower is Birchmont – H.I. Nashville, LLC, a Delaware limited liability company and recycled single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Holiday Inn Express Nashville - Downtown Property. Birchmont - H.I. Nashville, LLC is ultimately 51.3% owned by James M. Lippman through various ownership entities, 42.5% by Birchmont Capital Partners I, L.P., and 6.3% by key employees of JRK - H.I. Nashville, LLC. No Limited Partner in Birchmont Capital Partners I, L.P. owns more than ten (10.0%) percent of the limited partnership interests. Mr. Lippman and Birchmont Capital Partners I, L.P. will both serve as guarantors for the Holiday Inn Express Downtown – Nashville Loan. The guarantors have joint and several liability, however, Mr. Lippman will have no liability under the guaranty so long as (x) Birchmont Capital Partners, L.P. maintains the net worth and liquid assets requirements under the guaranty, (y) Birchmont Capital Partners, L.P. is not in default under its guaranteed obligations for a period of more than 10 business days after demand by the lender and (z) the legal existence of Birchmont Capital Partners, L.P. has not been terminated.

The Sponsors. The sponsors are James M. Lippman, Birchmont Capital Partners I, L.P. and JRK Property Holdings.

Since founding JRK Property Holdings in 1991, Mr. Lippman, Chairman and CEO, has overseen the firm’s growth in the real estate investment sector. Currently, the company employs over 1,200 professionals. Prior to founding JRK Property Holdings, Mr. Lippman was the Managing Director of the Signature Group, where he managed an approximately $1.0 billion diversified real estate portfolio that included direct and indirect ownership in commercial properties as well as various debt and equity securities.

Founded in 2007 by Mr. Lippman, Birchmont Capital Partners I, L.P. makes direct investments in income-producing real estate and has raised approximately $203.0 million of private equity since its inception.

JRK Property Holdings (“JRK”) is a Los Angeles-based real estate investment firm specializing in the ownership, management, leasing and redevelopment of properties in primary and secondary markets throughout the United States. JRK pursues value-added opportunities through investing in properties that can be repositioned to deliver sustainable, growing streams of cash flow. JRK has a commercial portfolio throughout the United States valued in excess of $5.0 billion. In 2008, JRK became a member of the National Multifamily Housing Council’s NMHC 50, a list of the nation’s fifty largest apartment owners. JRK Residential, the multifamily management subsidiary of JRK, owns and operates over 90 multifamily properties and 32,000 units across the nation. JRK Hotel Group, headquartered in New York, NY, is the hotel management subsidiary of JRK and owns and manages a portfolio of six luxury and flagged hotels, valued in excess of $400.0 million, located in New York, NY; Los Angeles, CA; Santa Barbara, CA; and Nashville, TN.

Escrows. The loan documents provide for upfront reserves of $148,674 for real estate taxes, $13,639 for insurance premiums, $62,944 for replacement reserves, $25,656 for deferred maintenance and $74,789 for ground rent. At closing, the borrower delivered a $5.3 million letter of credit that will be held by the lender until completion of the PIP work. The guarantors signed a guaranty of completion for the PIP work ensuring the completion and payment of the work are completed in accordance with the terms and provisions of the loan agreement. Upon completion of all PIP work, the lender will return the letter of credit to the borrower. The loan documents also provide for monthly reserves of $24,779 for real estate taxes, $6,820 for insurance premiums, $62,944 for replacement reserves and $9,349 for ground rent.

Lockbox and Cash Management. The Holiday Inn Express Nashville – Downtown Whole Loan requires a borrower-controlled lockbox account, which is already in place, and requires the borrower to cause all rents to be paid directly into an eligible account maintained by the borrower at a local bank selected by the borrower, which is required at all times to be an eligible institution. Without in any way limiting the foregoing, if the borrower or the manager receive any rents, then (i) such amounts will be deemed to be collateral for the loan and will be held in trust by the borrower or the manager, as applicable, for the benefit, and as the property, of the lender, (ii) such amounts may not be commingled with any other funds or property of the borrower or the manager, and (iii) the borrower or the manager, as applicable, is required to deposit such amounts into the clearing account within one business day of receipt. Funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the borrower’s operating account at the clearing bank, unless a Cash Management Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into an eligible account at the deposit bank controlled by the lender.

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the stated maturity date, (ii) an event of default under the loan documents, or (iii) if, as of any calculation date (the

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HOLIDAY INN EXPRESS NASHVILLE - DOWNTOWN

last day of each calendar quarter), the debt service coverage ratio is less than 1.25x; and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender may only be required to give if (1) the loan and all other obligations under the loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the lender has determined that the Holiday Inn Express Nashville – Downtown Property has achieved a debt service coverage ratio of at least 1.25x for two consecutive calculation dates.

Property Management. The Holiday Inn Express Nashville - Downtown Property is managed by an affiliate of the sponsors.

Assumption. The borrower has the right to transfer the Holiday Inn Express Nashville – Downtown Property at any time provided that certain conditions are satisfied, including (i) the borrower has provided the lender with not less than sixty days prior written notice, which notice is required to contain sufficient detail to enable the lender to determine that the transferee borrower complies with the requirements set forth in the loan agreement; (ii) no event of default under the loan documents has occurred and is continuing; (iii) evidence satisfactory to the lender has been provided showing that the transferee borrower and such of its affiliates taking into account the ownership structure of the transferee borrower and its affiliates; and (iv) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the SGCMS Series 2016-C5 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The Holiday Inn Express Nashville - Downtown Property is subject to a ground lease covering a parking lot with 66 parking spaces on a parcel located adjacent to the primary portion of the Holiday Inn Express Nashville – Downtown Property, which ground lease commenced on January 1, 2007 between the borrower and Sudekum, L.P. As a condition of closing, the borrower executed an amendment to the ground lease that added 21, one-year renewal options extending the maturity date of the ground lease through December 31, 2028. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Prospectus.

Terrorism Insurance. The borrower is required to obtain and maintain coverage as part of its property insurance policy against loss or damage by terrorist acts in an amount equal to 100% of the “Full Replacement Cost” of the Holiday Inn Express Nashville - Downtown Property plus loss of rents or business income.

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HOLIDAY INN EXPRESS NASHVILLE - DOWNTOWN

Holiday Inn Express Nashville - Downtown
920 Broadway
Nashville, TN 37203
NASHVILLE
North Capitol
East End
SoBro
The Gulch
Nashville Farmer's Market
Bicentennial Capitol Mall State Park
Davy Crockett Tower
Bicentennial Fountains
Andrew Johnson Tower
Victory Park
CAPITOL HILL
State Capitol
Library & Archives
Supreme Court
Military Museum
War Mem. Auditorium
State Museum
James K. Polk
TPAC
Tennessee Tower
TSU Avon Williams Campus
Municipal Auditorium
Music City Central
Citizens Plaza
UBS Tower
DoubleTree
Bank of America Plaza
Hotel Indigo
AA Birch Justice Complex
Criminal Justice Center
Metro Courthouse
Public Sq. Park
PRINTERS ALLEY
Nashville City Center
Fifth Third Center
Service Source
Courtyard by Marriott
Hermitage Hotel
Sheraton
L&C Tower
One Nashville Place
Ben West Building
Homewood Suites
Public Library
SunTrust Plaza
AT&T Building
George Jones Museum
Baker Donelson Center
Metro Riverfront Park
Cumberland Park
Cumberland River
Nissan Stadium
JOHN SEIGENTHALER PEDESTRIAN BRIDGE
RIVERFRONT STATION
MUSIC CITY STAR
Ryman Auditorium
Renaissance Hotel
Nashville Convention Center
Live Music Venues
Moxy Hotel
Johnny Cash Museum
The Pinnacle
222 2nd Ave. S
Ascend Amphitheater
The Hilton
Schermerhorn Symphony Ctr.
Walk of Fame Park
Bridgestone Arena
LifeWay Plaza
Customs House
Federal Building
Frist Center for Visual Arts
Union Station Hotel
Bridgestone Americas HQ
The SoBro
Hyatt Place
Country Music Hall of Fame
Hampton Inn
Omni Hotel
Music City Center
The Joseph Nashville
Holiday Inn & Suites
Tri-Branded Marriott
JW Marriott
DAVIDSON COUNTY
Cummins Station
The Westin Nashville
1201 Demonbreun
Twelve Twelve
Velocity
Pine Street Flats
Thompson Hotel
The Icon in the Gulch
Buckingham Residential Project
Terrazzo Nashville
Fairfield Inn & Suites
Rosa Parks Blvd
Harrison St
Jo Johnston Ave
Gay St
Nelson Merry St
James Robertson Pkwy
Charlotte Ave
Union St
Church St
Commerce St
Broadway
Demonbreun St
Korean Veterans Blvd
Woodland St
Russell St
Titans Way
N 1st St
S 2nd St
Hermitage Ave
Lea Ave
Peabody St
Palmer Pl
Gleaves St
Division St
Sigler St
Hawkins St
South St
Music Cir S
Pine St
Grundy St
12th Ave N
12th Ave S
11th Ave S
8th Ave S
7th Ave S
7th Ave N
6th Ave N
5th Ave N
4th Ave N
3rd Ave N
2nd Ave N
1st Ave N
1st Ave S
4th Ave S
5th Ave N
41
31
431
70
40
65
Hendersonville
Lakewood
Mount Juliet
Ashland City
Belle Meade
Forest Hills
Oak Hill
Brentwood
La Vergne
Smyrna
Nolensville
Franklin

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RENAISSANCE CENTER

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No. 6 Renaissance Center

Loan Information				Property Information
Mortgage Loan Seller:	Benefit Street Partners CRE Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$30,240,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$30,240,000			Location:	Tampa, FL
% of Initial Pool Balance:	4.1%			Size:	573,053 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$123.20
Borrower Names:	Ren Center Tampa LLC			Year Built/Renovated:	1997/NAP
Sponsor:	Dennis Troesh			Title Vesting:	Fee
Mortgage Rate:	5.020%			Property Manager:	CBRE, Inc.
Note Date:	February 11, 2016			3rd Most Recent Occupancy (As of)(2):	94.3% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of) (2):	100.0% (12/31/2014)
Maturity Date:	March 6, 2026			Most Recent Occupancy (As of) (2):	100.0% (12/31/2015)
IO Period:	60 months			Current Occupancy (As of) (2):	100.0% (4/30/2016)
Loan Term (Original):	120 months
Seasoning:	4 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months			3rd Most Recent NOI (As of)(3):	$8,242,290 (12/31/2013)
Loan Amortization Type:	Interest-only, Amortizing Balloon			2nd Most Recent NOI (As of)(3):	$8,521,462 (12/31/2014)
Interest Accrual Method:	Actual/360			Most Recent NOI (As of)(3):	$8,514,148 (Annualized 11
Call Protection:	L(28),D(88),O(4)				4/30/2016)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues(3):	$13,700,053
Additional Debt Type(1):	Pari Passu			U/W Expenses(3):	$6,412,398
				U/W NOI(3):	$7,287,656
Escrows and Reserves(4):				U/W NCF(3):	$7,098,746
				U/W NOI DSCR(1):	1.60x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.56x
Taxes	$595,833	$119,167	NAP	U/W NOI Debt Yield(1):	10.3%
Insurance	$35,000	$11,667	NAP	U/W NCF Debt Yield(1):	10.1%
Replacement Reserve	$0	$9,551	NAP	As-Is Appraised Value:	$110,500,000
TI/LC Reserve	$5,500,000	$59,693	$6,500,000	As-Is Appraisal Valuation Date:	December 16, 2015
Unfunded Obligations Reserve	$1,861,784	$0	NAP	Cut-off Date LTV Ratio(1):	63.9%
Environmental Reserve	$10,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	58.9%

(1)	The Renaissance Center Whole Loan (as defined below), with an original principal balance of $75,600,000, is comprised of three pari passu notes (Note A-1, Note A-2 and Note A-3). The non-controlling Note A-3 has an outstanding principal balance as of the cut-off date of $30,240,000 and is being contributed to the SGCMS 2016-C5 Trust. The controlling Note A-1 and non-controlling Note A-2 have a combined outstanding principal balance as of the cut-off date of $40,360,000 and are expected to be contributed to the JPMCC 2016-JP2 Mortgage Trust. All statistical information related to the balances per square feet, loan-to-value ratios, debt service coverage ratios and debt yields are based on the cut-off date balance of the $70,600,000 Renaissance Center Whole Loan.

(2)	See “Historical Occupancy” section.

(3)	See “Cash Flow Analysis” section.

(4)	See “Escrows” section.

The Mortgage Loan. The mortgage loan is part of a whole loan (the “Renaissance Center Whole Loan”) that is evidenced by three pari passu promissory notes secured by a first mortgage encumbering the fee simple interest in a suburban office, which is located in Tampa, Florida (the “Renaissance Center Property”). The Renaissance Center Whole Loan was originated on February 11, 2016 by Benefit Street Partners CRE Finance LLC. The Renaissance Center Whole Loan had an original principal balance of $75,600,000. The controlling Note A-1 was paid down by $5,000,000 prior to securitization and the Renaissance Center Whole Loan has an outstanding principal balance as of the Cut-off Date of $70,600,000 and accrues interest at an interest rate of 5.020% per annum. The Renaissance Center Whole Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Renaissance Center Whole Loan matures on March 6, 2026.

Note A-3, which will be contributed to the SGCMS 2016-C5 Trust, had an original principal balance of $30,240,000, has an outstanding principal balance as of the Cut-off Date of $30,240,000 and represents a non-controlling interest in the Renaissance Center Whole Loan. The related controlling Note A-1 and non-controlling Note A-2 (the “Renaissance Center Companion Loans”) are expected to be contributed to the JPMCC 2016-JP2 Mortgage Trust and have an aggregate outstanding principal balance of $40,360,000. Note A-1 represents the controlling interest in the Renaissance Center Whole Loan. The Mortgage Loan Seller provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool — The Whole Loans — The Serviced Pari Passu Whole Loans — The Renaissance Center Whole Loan” in the Prospectus.

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RENAISSANCE CENTER

Following the lockout period, the borrower has the right to defease the Renaissance Center Whole Loan in whole, but not in part, on any date before December 6, 2025. In addition, the Renaissance Center Whole Loan is prepayable without penalty on or after December 6, 2025.

Sources and Uses

Sources			Uses
Original loan amount(1)	$75,600,000	64.3%	Purchase Price	$108,000,000	91.8%
Sponsor Equity	42,018,986	35.7	Reserves	8,002,618	6.8
			Closing costs	1,616,368	1.4
Total Sources	$117,618,986	100.0%	Total Uses	$117,618,986	100.0%

(1)	The Renaissance Center Whole Loan was originated on February 11, 2016 and had an original principal balance of $75,600,000. The controlling Note A-1 was paid down by $5,000,000 prior to securitization and the Renaissance Center Whole Loan has an outstanding principal balance as of the Cut-off Date of $70,600,000

The Property. Renaissance Center Property is a 100% occupied, 573,053 square feet (which includes 40,682 square feet of amenity space) Class A, five-building institutional-quality suburban office located in the North Westshore submarket of Tampa, Florida. The Renaissance Center Property was built between 1997 and 2001 and is situated on 71.4 acres of land. Renaissance Center has two parking garages (3,373 spaces, a 5.89 parking ratio), a high-class amenity package including a gym, health & fitness center, outdoor softball fields, volleyball courts, tennis courts, jogging trails, learning center, media center, game room, internet café, coffee bar, and full service cafeteria.

As of April 30, 2016, the property was 100.0% leased by three tenants and is home to approximately 4,000 employees. The largest tenant at the property, WellCare Health Plans, Inc. (“WellCare”), leases 378,412 square feet (66.0% of the NRA). WellCare has rolling lease expirations between 2019-2024. The tenant has one five-year renewal option for each lease expiration, which would extend the tenant’s expiration dates out to 2024-2029. WellCare (Moody’s: Ba2 / S&P: BB / Fitch: NA) operates its corporate headquarters at the Renaissance Center Property. The tenant focuses exclusively on providing government-sponsored managed care services, primarily through Medicaid, Medicare Advantage and Medicare Prescription Drug Plans. WellCare provides access to 367,000 contracted health care providers through its managed care plans. As of December 31, 2015, the company served approximately 3.8 million members in 49 states and the District of Columbia. For the fiscal year ending December 31, 2015, WellCare reported $14 billion in revenue and $119 million in net income. WellCare has been in place since 2004 and has expanded its footprint at the Renaissance Center Property five times. Capital One Services (“Capital One”) leases 153,812 square feet (26.8% of the NRA). Capital One’s lease expiration is August 2024. The tenant has one five-year renewal option and a one-time contraction option in August 2019 for 10,931 square feet (2% of NRA) with at least 9 months’ notice and payment of a termination fee of $191,104. If the contraction is exercised, the lender will collect the termination fee as additional leasing reserves. Capital One (Moody’s: Baa1 / S&P: BBB / Fitch: A-) operates its credit card customer service center at the Renaissance Center Property. Capital One is one of the nation’s ten largest banks, offering a broad array of financial products and services to consumers, small businesses, and commercial clients. For the fiscal year ending December 31, 2015, Capital One reported $23 billion in revenue and $4 billion in net income. Capital One has been at the Renaissance Center Property since 1999.

The Renaissance Center Property is located less than one mile from the Veteran’s Expressway (Route-589), which is a major highway that leads to the Tampa central business district (“CBD”) (7.0 miles away) and the Tampa International Airport (3.0 miles away). The Renaissance Center Property is also located approximately 6.0 miles west of I-275. Residents of northern suburbs of Tampa take I-275 and Veteran’s Expressway for their daily work commute to Westshore and the Tampa CBD.

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RENAISSANCE CENTER

The following table presents certain information relating to the tenancy at the Renaissance Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(4)	Annual U/W Base Rent(4)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
WellCare	NR/Ba2/BB	378,412	66.0%	$14.91	$5,642,585	60.5%	10/31/2019-2/29/2024(5)
Capital One	A-/Baa1/BBB	153,812	26.8	$23.92	3,679,603	39.5	8/31/2024(6)
Total Major Tenants		532,224	92.9%	$17.52	$9,322,188	100.0%

Other Tenants(3)		40,829	7.1%	$24.49	$3,600	0.0%

Occupied Total		573,053	100.0%	$16.27	$9,325,788	100.0%

Vacant		0	0.0%

Total		573,053	100.0%

(1)	Information obtained from the underwritten rent roll as of April 30, 2016.

(2)	Ratings provided are for the parent company of the entity listed in the Tenant Name field whether or not the parent company guarantees the lease.

(3)	Other Tenants is comprised of 147 square feet leased to Regions Bank (rated BBB/Baa3/BBB by Fitch/Moody’s/S&P), which pays $3,600 in Annual UW Base Rent, and 40,682 square feet of amenities space (20,831 square feet of fitness center and 19,851 square feet of dining and entertainment services), which is operated under a license agreement with Sodexo. The amenities income of $123,128 is not included in the Annual U/W Base Rent in the schedule above but is included in “Other Income” in the “Cash Flow Analysis” section. The % of NRSF and % of Total Annual U/W Base Rent are based on the total square footage of 573,053 square feet and the underwritten base rent of $9,325,788 derived from leases with WellCare, Capital One and Regions Bank.

(4)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2016.

(5)	WellCare has staggered lease expirations: 105,110 square feet expires October 31, 2019; 105,165 square feet expires December 31, 2020; 111,012 square feet expires February 28, 2023; and 57,125 square feet expires February 29, 2024. Weighted average underwritten base rent is $14.91 PSF.

(6)	Capital One has a one-time contraction option on August 31, 2019 for 10,931 square feet with at least nine months’ notice and a termination fee of $191,104. If the contraction is exercised, the lender will collect the termination fee as additional leasing reserves. The tenant has one five-year renewal option that would extend its lease expiration to August 2029.

The following tables present certain information relating to the lease rollover schedule at the Renaissance Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF(3)	% of Total NRSF(3)	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	0	$0.00
2017	1	147	0.0%	147	0.0%	3,600	$24.49
2018	0	0	0.0%	147	0.0%	0	$0.00
2019	1	105,110	18.3%	105,257	18.4%	1,439,802	$13.70
2020	1	105,165	18.4%	210,422	36.7%	1,589,963	$15.12
2021	0	0	0.0%	210,422	36.7%	0	$0.00
2022	0	0	0.0%	210,422	36.7%	0	$0.00
2023	1	111,012	19.4%	321,434	56.1%	1,746,219	$15.73
2024	5	210,937	36.8%	532,371	92.9%	4,546,205	$21.55
2025	0	0	0.0%	532,371	92.9%	0	$0.00
2026	0	0	0.0%	532,371	92.9%	0	$0.00
Thereafter(3)	1	40,682	7.1%	573,053	100.0%	0	$0.00
Vacant	0	0	0.0%	573,053	100.0%	0	$0.00
Total/Weighted Average	10	573,053	100.0%			$9,325,788	$16.27

(1)	Information obtained from the underwritten rent roll as of April 30, 2016.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	The Expiring NRSF includes 40,682 square feet of amenities space (20,831 square feet of fitness center and 19,851 square feet of dining and entertainment services), operated under a license agreement with Sodexo. The amenities income of $123,128 is not included in the Annual U/W Base Rent in the schedule above but is included in “Other Income” in the “Cash Flow Analysis” section. The Annual U/W Base Rent PSF is based on the total square footage of 573,053 square feet and the underwritten base rent of $9,325,788 derived from WellCare, Capital One and Regions Bank.

The following table presents historical occupancy percentages at the Renaissance Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	4/30/2016(2)

94.3%	100.0%	100.0%	100.0%

(1)	Information provided by the sponsor.

(2)	Information obtained from the underwritten rent roll.

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RENAISSANCE CENTER

Operating History and Underwritten Net Cash Flow. The following tables present certain information relating to the historical operating performance and underwritten net cash flow at the Renaissance Center Property.

Cash Flow Analysis

	2013	2014	2015	Annualized 11 4/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$9,807,388	$9,444,185	$9,643,097	$9,620,502	$9,325,788(1)	68.1%	$16.27
Total Reimbursables	4,257,971	4,663,916	4,939,092	4,546,946	5,322,446	38.8	9.29
Other Income	96,247	136,164	123,128	89,922	243,128(2)	1.8	0.42
Less Vacancy & Credit Loss	1,177	0	3,536	(3,857)	(1,191,309)(3)	(8.7)	(2.08)
Effective Gross Income	$14,162,783	$14,244,265	$14,708,853	$14,253,513	$13,700,053	100.0%	$23.91

Total Operating Expenses	$5,920,493	$5,722,803	$5,958,563	$5,739,365	$6,412,398	46.8%	$11.19

Net Operating Income	$8,242,290	$8,521,462	$8,750,290	$8,514,148	$7,287,656	53.2%	$12.72
TI/LC	0	0	0	0	624,299	4.6	1.09
Capital Expenditures	0	0	0	0	114,611	0.8	0.20
Non-recurring Item	0	0	0	0	(550,000)(4)	(4.0)	(0.96)
Net Cash Flow	$8,242,290	$8,521,462	$8,750,290	$8,514,148	$7,098,746	51.8%	$12.39

NOI DSCR(5)	1.81x	1.87x	1.92x	1.87x	1.60x
NCF DSCR(5)	1.81x	1.87x	1.92x	1.87x	1.56x
NOI DY(5)	11.7%	12.1%	12.4%	12.1%	10.3%
NCF DY(5)	11.7%	12.1%	12.4%	12.1%	10.1%

(1)	U/W Base Rent includes rent steps through October 2016.

(2)	U/W Other Income represents a ground rent payment $120,000 per the 99-year ground lease entered at loan origination (see “Ground Lease” section) and $123,128 in income from the license agreement with Sodexo for use of the amenities space.

(3)	The underwritten economic vacancy is 8.0% based on the gross potential rent (which is the sum of Base Rent, Total Reimbursables and Other Income. The Renaissance Center Property was 100.0% physically occupied as of April 30, 2016.

(4)	The U/W Non-recurring Item represents the general tenant improvements and leasing commissions reserve of $5,500,000 collected at loan origination, averaged over the 10-year loan term.

(5)	The debt service coverage ratios and debt yields are based on the cut-off date balance of the $70,600,000 Renaissance Center Whole Loan.

Appraisal. As of the appraisal valuation date of December 16, 2015, the Renaissance Center Property had an “as-is” appraised value of $110,500,000.

Environmental Matters. According to the Phase I environmental site assessment dated December 29, 2015, a minor hydraulic fluid spill occurred at the property on February 3, 2016. An environmental reserve of $10,000, representing 125% of the estimated cost of remediation, was collected at loan origination. There was no evidence of any other recognized environmental conditions at the Renaissance Center Property.

Market Overview and Competition. The Renaissance Center Property is located in an area known as North Westshore, which is a subset of the Northwest Tampa market. Due to the property’s close proximity to the Westshore submarket, which is located just south of the property, the area surrounding Renaissance Center is heavily influenced by the Westshore submarket, and real estate fundamentals are often better correlated with movements in the Westshore submarket. The Westshore submarket is the metro’s largest employment center, home to several major employers including PwC, Bloomin’ Brands, New York Life, IBM and Florida Blue. Laser Spine Institute is currently building its 176,000 square feet national headquarters in Westshore, and Fortune 500 Company Bristol-Myers Squibb opened its new North America Capability Center in Westshore in 2014. According to a third party market research report, there is 1 million-square feet of Class A office space in Northwest Tampa that operates at a 6.1% vacancy rate, and 8 million-square feet of Class A office space in Westshore that operates at an 11.3% vacancy rate. Within a 3-, 5-, and 7- mile radius from the property, there is 1 million, 4 million, and 10 million-square feet of Class A office space that operate at vacancy rates of 4.4%, 7.9%, and 10.4%, respectively. The appraiser concluded market rents of $16.00 PSF for office space greater than 30,000 square feet and $18.00 PSF for office space less than 30,000 square feet. The appraiser concluded to a 5% vacancy factor for the Property. The appraiser’s competitive set consisted of 2.4 million-square feet (19 assets) of Class A space within 7.0 miles of the Renaissance Center Property. This competitive set operates at an average vacancy rate of 6.2%.

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RENAISSANCE CENTER

The following table presents information regarding the competitive set for the Renaissance Center Property:

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Occ.	Proximity (miles)
Habana Medical Center	1969 / 2008	52,309	86%	6.3
Westlake Corporate Center I	1999 / N/A	93,735	91%	1.8
Westlake Corporate Center II	2001 / N/A	85,695	89%	1.9
Spectrum	1983 / N/A	23,409	85%	6.8
LakePointe One	1986 / N/A	229,524	82%	7.0
LakePointe Two	1999 / N/A	223,005	89%	6.8
Island Center	1986 / N/A	249,797	92%	6.1
Bayport Plaza	1985 / N/A	264,718	97%	5.7
Anchor Plaza	1988 / N/A	98,138	100%	4.0
Eisenhower Business Park	2008 / N/A	74,115	100%	3.5
5104 Eisenhower	1998 / N/A	130,091	100%	3.3
Independence Park I	1983 / 2009	115,740	100%	4.6
Fountain Square II	1989 / N/A	134,065	99%	4.3
Fountain Square III	2000 / N/A	176,150	100%	4.2
Ashlyn Park	2012 / N/A	36,000	100%	1.9
Northdale Executive Center II	2001 / N/A	50,027	100%	7.3
GunnAllen Financial Center	2003 / N/A	117,335	100%	1.7
Fountain Square Center	1999 / N/A	98,000	84%	4.1
Rocky Pointe Center	1985 /1992	181,014	94%	6.1

(1) Information obtained from the appraisal and third party market reports.

The Borrower. The borrower is Ren Center Tampa LLC, a single purpose entity and Delaware limited liability company with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the loan. Dennis Troesh is the nonrecourse carve-out guarantor under the Renaissance Center Whole Loan. The borrowing entity is owned 99% by Dennis Troesh and 1% by Fred Arena.

The Sponsor. The sponsor and carve-out guarantor is Dennis Troesh. Dennis Troesh’s holdings encompass over 50 assets that comprise more than 6.0 million square feet of commercial space and over 2,000 multifamily units. Within his portfolio, Mr. Troesh owns 1.5 million square feet of office properties in the Southeast. The sponsor has borrowed over $310.1 million from the CMBS market and is a repeat client of the Mortgage Loan Seller.

Escrows. The following are brief summaries of upfront and monthly reserves for the Renaissance Center Whole Loan:

The loan documents for the Renaissance Center Whole Loan require upfront reserves in an amount determined by the lender for payment of real estate taxes and insurance (currently $595,833 for real estate taxes and $35,000 for insurance premiums), $5,500,000 for general tenant improvements and leasing commissions, $1,861,784 for outstanding tenant improvement allowances and leasing commissions related to two tenants ($1,750,079 for WellCare and $111,706 Capital One) and $10,000 for an environmental reserve.

The loan documents for the Renaissance Center Whole Loan require monthly deposits in an amount determined by the lender for payment of real estate taxes and insurance (currently $119,167 for real estate taxes and $11,667 for insurance premiums); $59,693 for general tenant improvements and leasing commissions (after April 2021, subject to a cap of $6,500,000); and $9,551 for replacement reserves.

Lockbox and Cash Management. The Renaissance Center Whole Loan is structured with a hard lockbox and springing cash management. The loan requires all rents to be deposited directly by tenants of the Renaissance Center Property into the lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account immediately upon receipt. Prior to the occurrence of a Cash Sweep Period (as defined below), all funds from the lockbox account are swept into the borrower’s operating account. Upon the occurrence of a Cash Sweep Period, all cash flow is required to be swept from the lockbox account into a lender-controlled cash management account. To the extent there is a Cash Sweep Period continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. However, to the extent a Cash Sweep Period occurs solely as a result of a Major Tenant Sweep Event (as defined below), such excess cash flow will be held in the TI/LC Reserve and will be available to the borrower for tenant improvements and leasing commissions and will be subject to a cap of $4,000,000.

A “Cash Sweep Period” will commence upon: (i) the occurrence and continuance of an event of default under the loan agreement, (ii) the amortizing debt service coverage ratio falling below 1.15x for the trailing 12-month period or (iii) the occurrence and continuance of a Major Tenant Sweep Event. A Cash Sweep Period will expire, with respect to clause (i), upon the cure of such event of default, with respect to clause (ii), upon the amortizing debt service coverage ratio being at least 1.20x for two consecutive calendar quarters, and with respect to clause (iii) upon the expiration of the Major Tenant Sweep Event.

A “Major Tenant Sweep Event” means (I) with respect to the WellCare lease (or any replacement lease covering at least 100,000 square feet or constituting at least 20% of the annual rents of the WellCare space), a period commencing upon (A) the earlier of (i) October 31, 2018 and (ii) the date by which WellCare is required to provide a renewal notice for its 105,110 square feet space, if such renewal option is not exercised, (B) the earlier of (i) March 1, 2022 and (ii) the date by which WellCare is required to provide a

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RENAISSANCE CENTER

renewal notice for its 111,012 square feet space, if such renewal option is not exercised, (C) an early termination, surrender or cancellation of such lease or (D) WellCare (or replacement tenant) going dark or filing bankruptcy, or (II) the senior unsecured credit rating of Capital One or WellCare (or any parent company thereof), as assigned by either S&P or Moody’s, falling two or more notches from such tenant’s rating at loan origination (to the extent the only existing Major Tenant Sweep Event is caused solely by the downgrading of Capital One’s credit rating, only the amount of rent due and payable under the Capital One lease for the corresponding month will be swept). A Major Tenant Sweep Event will expire if at least 70% of the WellCare space is leased to a replacement tenant and such tenant is in occupancy, open for business and paying rent, and, with regard to any Major Tenant Sweep Event commenced in connection with clause (I)(A) above, the earlier to occur of (i) October 31, 2019 and (ii) the lease for 105,110 square feet of WellCare space has been renewed for at least five years; with regard to any Major Tenant Sweep Event commenced in connection with clause (I)(B) above, the earlier to occur of (i) February 28, 2023 and (ii) the lease for 111,012 square feet of WellCare space has been renewed for at least five years; with regard to any Major Tenant Sweep Event commenced in connection with clause (I)(C) above, WellCare rescinding all termination notices; with regard to any Major Tenant Sweep Event commenced in connection with clause (I)(D) above, confirmation that WellCare has re-commenced operations and paying rent, and WellCare, or its parent, is not in bankruptcy or insolvent; and with regard to any Major Tenant Sweep Event commenced in connection with clause (II) above, the senior unsecured credit rating of Capital One or WellCare (or applicable parent company thereof), as assigned by each of S&P and Moody’s, rising to at least the same rating assigned to such tenant as of loan origination.

Property Management. The Renaissance Center Property is managed by CBRE, Inc.

Assumption. The borrower has the right to transfer the Renaissance Center Property, in whole but not in part, provided that certain conditions are satisfied including, among other conditions: (i) no event of default has occurred and is continuing; (ii) approval of the proposed transferee and transfer by the lender, in its commercially reasonable discretion, including, but not limited to, the proposed transferee’s creditworthiness, financial strength, and real estate management and leasing expertise; (iii) if the original guarantor is released (from and after the date of the transfer) in connection with the transfer, then any guarantor’s obligations are assumed by a person acceptable to the lender in its reasonable discretion; and (iv) at the lender’s option, and if required by the procedures of Fitch, KBRA or Moody’s, a confirmation from such rating agency that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the SGCMS Series 2016-C5 Certificates by such rating agency.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. An affiliate of the borrower ground leases an approximately 4.2 acre parcel (out of a total Mortgaged Property of approximately 71.4 acres) from the borrower under a 99-year ground lease entered into at loan origination (whereby the affiliate (as ground tenant) is required to pay the borrower (as ground landlord) $10,000 per month in NNN payments). The affiliate has certain development rights with respect to such parcel. The borrower also has a pre-approved right (subject to satisfaction of certain conditions) to enter into, at a future date, a ground lease for a second ground parcel, allowing the sponsor the opportunity to build an additional building to be used as a daycare center, office space or as an amenity center for existing tenants at the Renaissance Center Property. The borrower-proposed form ground lease is a 99-year ground lease with an affiliate, enabling the sponsor to obtain financing for the expansion development. The affiliate will pay the borrower the greater of $2,000 per month or the market rate at the time of execution in NNN ground rent payments. The Renaissance Center Whole Loan is structured with anti-poaching provisions to prevent the sponsor from moving tenants from the Renaissance Center Property to new expansion buildings.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Renaissance Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrowers are required to maintain separate insurance against such loss or damage provided such insurance (a) is commercially available and (b) can be obtained at a commercially reasonable cost as reasonably determined by the lender.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Renaissance Center Property (which may have a deductible not to exceed 5.0% of the total insured value of the premises) during the loan term. At the time of closing, the Renaissance Center Property had insurance coverage for windstorms.

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RENAISSANCE CENTER

 A-3-57

RENAISSANCE CENTER

Renaissance Center
8705 Henderson Road
Tampa, FL 33634
Lutz
Citrus Park
Westchase
Carrollwood
Town 'n' Country
TAMPA
HILLSBOROUGH COUNTY
Cheval Country Club
Sunset Ln
Northgate Square
St. Joseph's Hospital-North
Lake Park
Avila Golf and Country Club
Northdale Golf and Tennis Club
Violet Cury Nature Preserve
Suncoast Pkwy
Expwy
Dale Mabry Hwy
Nebraska Ave
Carrollwood Commons
Bearss Ave
Ehrlich Rd
Lake Magdalene
Westfield Citrus Park
The Plaza at Citrus Park
Walmart Supercenter
Emerald Greens Resort
Palms of Carrollwood
Fletcher Ave
University Square Mall
Fowler Ave
Univ. of South Florida 1/2 mile
Big Cat Rescue
Veterans
Gunn Hwy
Lake Carroll
Babe Zaharias Golf Course
Linebaugh Ave
Henderson Rd
Anderson Rd
North Blvd
Florida Ave
Busch Blvd
Town 'n' Country Promenade
Waters Ave
Sheldon Rd
Hanley Rd
Memorial Hwy
Hillsborough Ave
Tampa's Lowry Park Zoo
Sligh Ave
Old Tampa Bay Regional Park
Tampa Community Hospital
Bray & Chelsea Park
Rocky Point Golf Course
Veterans Expwy
Tampa International Airport
St. Joseph's Children's Hospital
MLK Jr Blvd
N. 22nd St
Raymond James Stadium
Hillsborough Community College
NW Tampa
Tampa St
21st Ave
Courtney Campbell Causeway
Clearwater 10 miles
International Plaza and Bay Street
David A. Straz, Jr. Ctr., for the Performing Arts
Centro Ybor
Ybor City
Downtown
University of Tampa
100 N Tampa
Henry Plant Museum
The Florida Aquarium
Old Tampa Bay
WestShore Plaza
Kennedy Blvd
Memorial Hospital of Tampa
Beach Park
Amalie Arena
Tampa Convention Center
Howard Frankland Bridge
Westshore Blvd
Henderson Blvd
MacDill Ave
Selmon Expwy
Hyde Park Village
Tampa General Hospital
Hillsborough Bay
Davis Island
Peter O'Knight Airport
Bay To Bay Blvd
St. Petersburg 13 miles
TOLL
589
597
568
41
41B
275
580
584
60
92
574
4
618
Gulf of Mexico
Holiday
Tarpon Springs
Palm Harbor
Oldsmar
Dunedin
Safety Harbor
Clearwater
Largo
Seminole
Pinellas Park
ST. PETERSBURG
Tampa Bay
Gulfport
Land O' Lakes
Wesley Chapel
Brandon
Mango
Riverview
Gibsonton
Boyette
Apollo Beach
Sun City Center
Ruskin
Wimauma
Temple Terrace
Thonotosassa
Palm River
Progress Village
MacDill Air Force Base

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 A-3-59

AG LIFE TIME FITNESS PORTFOLIO

 A-3-60

No. 7 – AG Life Time Fitness Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Portfolio
				Property Type:	Retail
Original Principal Balance(1):	$29,300,000			Specific Property Type:	Single Tenant
Cut-off Date Principal Balance(1):	$29,300,000			Location:	Various
% of Initial Pool Balance:	4.0%			Size:	1,254,268 SF
Loan Purpose(2):	Acquisition			Cut-off Date Balance Per SF(1):	$138.97
Borrower Names:	AGNL Exercise, L.L.C.			Year Built/Renovated:	2007-2015/NAP
Borrower Sponsor:	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.			Title Vesting:	Fee
Mortgage Rate:	4.904%			Property Manager:	Self-managed
				3rd Most Recent Occupancy (As of)(8):	100.0% (12/31/2013)
Note Date:	November 19, 2015			2nd Most Recent Occupancy (As of)(8):	100.0% (12/31/2014)
Anticipated Repayment Date:	NAP			Most Recent Occupancy (As of)(8):	100.0% (12/31/2015)
Maturity Date:	December 6, 2025			Current Occupancy (As of)(8):	100.0% (7/1/2016)
IO Period:	120 months
Loan Term (Original):	120 Months
Seasoning:	7 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP			3rd Most Recent NOI (As of):	NAV
Loan Amortization Type:	Interest-only, Balloon			2nd Most Recent NOI (As of):	NAV
Interest Accrual Method:	Actual/360			In Place NOI (As of)(9):	$20,284,400
Call Protection(3)(4):	L(31),GRTR 1% or YM(85),O(4)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1)(5):	Yes			U/W Revenues:	$19,270,180
Additional Debt Type(1)(5):	Pari Passu, Future Mezzanine			U/W Expenses:	$578,105
				U/W NOI:	$18,692,075
				U/W NCF:	$17,249,666
Escrows and Reserves(6):				U/W NOI DSCR(1):	2.16x
				U/W NCF DSCR(1):	1.99x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	10.7%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	9.9%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$305,200,000
Replacement Reserves	$0	Springing	NAP	As-Is Appraisal Valuation Date:	Various
TI/LC	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	57.1%
Deferred Maintenance(7)	$1,879,873	$0	NAP	LTV Ratio at Maturity or ARD(1):	57.1%

(1)	The AG Life Time Fitness Portfolio Whole Loan (as defined below), with an original principal balance of $174,300,000, is comprised of five pari passu notes (Note A-1, Note A-2, Note A-3, Note A-4-1 and Note A-4-2). The non-controlling Note A-4-2, with an original principal balance of $29.3 million, will be contributed to the SGCMS 2016-C5 Trust. The related companion loans have an aggregate original principal balance of $145.0 million and are evidenced by one controlling note and three non-controlling notes. For additional information on the pari passu companion loans, see “The Mortgage Loan” below. All statistical financial information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the AG Life Time Fitness Portfolio Whole Loan.
(2)	In June 2015, the sole tenant, Life Time Fitness executed a sale-leaseback transaction with the borrower sponsors. Proceeds from the AG Life Time Fitness Portfolio Whole Loan were used to pay down the line of credit that financed the sale-leaseback. As a result, Historical NOI is not available.
(3)	Partial release is permitted. See “Partial Release” below.
(4)	The lockout period for yield maintenance will be 31 payment dates beginning with and including the first payment date of January 6, 2016. Yield maintenance of the full $174,300,000 AG Life Time Fitness Portfolio Whole Loan is permitted after the date that is two years after the closing date of SGCMS 2016-C5 Trust.
(5)	See “Subordinate and Mezzanine Indebtness” below.
(6)	See “Escrows” below. Springing reserves are deposited on a quarterly basis.
(7)	The borrower deposited $1,879,873 into a required repairs reserve account, which represents approximately 110.0% of the engineer’s estimated immediate repairs.
(8)	The 100.0% occupancy figures for 2013-2014 exclude the Westwood property, which was built in 2015 and the 100.0% occupancy figure for 2013 also excludes the Vestavia Hills property, which was built in 2013.
(9)	In Place NOI represents the current annualized triple-net rent pursuant to a unitary lease covering all of the AG Life Time Fitness Portfolio Properties that commenced in June 2015 and expires in June 2035.

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AG LIFE TIME FITNESS PORTFOLIO

The Mortgage Loan. The mortgage loan (the “AG Life Time Fitness Portfolio Mortgage Loan”) is part of a whole loan (the “AG Life Time Fitness Portfolio Whole Loan”) evidenced by five pari passu promissory notes secured by a first mortgage encumbering the fee simple interest in a 10-property portfolio of fitness centers located in nine states (each a “Property” or an “AG Life Time Fitness Portfolio Property” and collectively, the “AG Life Time Fitness Portfolio Properties”). The AG Life Time Fitness Portfolio Whole Loan was originated on November 19, 2015 by Cantor Commercial Real Estate Lending L.P. The AG Life Time Fitness Portfolio Mortgage Loan represents the non-controlling Note A-4-2 of the $174,300,000 AG Life Time Fitness Portfolio Whole Loan. The AG Life Time Whole Loan has an original and outstanding principal balance as of the Cut-off Date of $174,300,000 and accrues interest at an interest rate of 4.904% per annum. The AG Life Time Fitness Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 113 months as of the Cut-off Date and requires interest-only payments through the term of the AG Life Time Fitness Portfolio Whole Loan. The AG Life Time Fitness Portfolio Whole Loan matures on December 6, 2025.

The AG Life Time Fitness Portfolio Mortgage Loan is evidenced by Note A-4-2 which will be contributed to the SGCMS 2016-C5 Trust, which had an original principal balance of $29,300,000, has an outstanding principal balance as of the Cut-off Date of $29,300,000 and represents a non-controlling interest in the AG Life Time Fitness Portfolio Whole Loan. The related Note A-1, Note A-2, Note A-3 and Note A-4-1 (the ”AG Life Time Fitness Portfolio Companion Loans”) were previously securitized and have an aggregate original principal balance of $145,000,000. Controlling Note A-1 had an original principal balance of $60,000,000 and was securitized in the COMM 2016-CCRE28 Trust. Non-controlling Note A-2 had an original principal balance of $40,000,000 and was securitized in the CFCRE 2016-C3 Trust. In addition, both Non-controlling Notes A-3 and A-4-1 with original principal balances of $40,000,000 and $5,000,000, respectively were securitized in the CFCRE 2016-C4 Trust. The relationship between the holders of the AG Life Time Fitness Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–AG Life Time Fitness Portfolio Whole Loan” in the Prospectus.

Note Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$60,000,000	$60,000,000	COMM 2016-CCRE28	Yes

Note A-2	40,000,000	40,000,000	CFCRE 2016-C3	No

Note A-3, Note A-4-1	45,000,000	45,000,000	CFCRE 2016-C4	No

Note A-4-2	29,300,000	29,300,000	SGCMS 2016-C5	No
Total	$174,300,000	$174,300,000

Following the lockout period, the borrowers have the right to prepay the AG Life Time Fitness Portfolio Whole Loan in whole on any date before September 6, 2025, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the AG Life Time Fitness Portfolio Whole Loan permits partial prepayment in connection with a release (as described below under “Partial Release”). The AG Life Time Fitness Portfolio Whole Loan is prepayable without penalty on or after September 6, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$174,300,000	57.8%	Purchase price	$298,300,000	98.9%
Borrower Sponsor’s new cash contribution	127,278,004	42.2	Reserves	1,879,873	0.6
			Closing costs	1,398,131	0.5
Total Sources	$301,578,004	100.0%	Total Uses	$301,578,004	100.0%

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AG LIFE TIME FITNESS PORTFOLIO

The Properties. The AG Life Time Fitness Portfolio Properties consist of 10 Class A single-tenant fitness centers containing 1,254,268 square feet located in New Jersey, Massachusetts, Illinois, Minnesota, Ohio (two properties), Alabama, Virginia, Georgia and Missouri. The AG Life Time Fitness Portfolio Properties were built-to-suit by the tenant between 2007 and 2015 and range in size from 103,647 to 214,646 square feet with an average size of 125,427 square feet. The AG Life Time Fitness Portfolio Properties operate as full-service health clubs with amenities such as indoor and outdoor swimming pools, racquetball and squash courts, basketball courts, weight training areas, yoga and cycle studio rooms, day care facilities, men’s and women’s locker rooms, cafes and spas.

Portfolio Summary
Property	Location	Year Built	Sq. Ft.	Allocated Whole Loan Amount ($)(1)	Allocated Whole Loan Amount (%)	Appraised Value(2)	Occupancy(3)
Florham Park	Florham Park, NJ	2008	109,995	$25,826,550	14.8%	$45,200,000	100.0%
Westwood	Westwood, MA	2015	128,000	25,242,239	14.5	43,500,000	100.0%
Vernon Hills	Vernon Hills, IL	2008	140,495	21,444,217	12.3	38,000,000	100.0%
Lakeville	Lakeville, MN	2007	214,646	17,061,884	9.8	29,800,000	100.0%
Sterling	Sterling, VA	2008	112,110	15,717,968	9.0	28,000,000	100.0%
Vestavia Hills	Vestavia Hills, AL	2013	103,647	14,899,933	8.5	25,700,000	100.0%
Beachwood	Beachwood, OH	2010	112,110	14,257,191	8.2	24,800,000	100.0%
Dublin	Dublin, OH	2007	109,045	13,439,155	7.7	23,900,000	100.0%
Ellisville	Ellisville, MO	2008	112,110	13,263,862	7.6	23,300,000	100.0%
Woodstock	Woodstock, GA	2008	112,110	13,147,000	7.5	23,000,000	100.0%
Total / Wtd. Avg.			1,254,268	$174,300,000	100.0%	$305,200,000	100.0%

(1)	Based on the AG Life Time Fitness Portfolio Whole Loan amount.
(2)	The appraisal assigned a hypothetical “dark value” of $219.7 million. The Cut-off Date LTV based on the hypothetical “dark value” is approximately 79.3% occupancy as of July 1, 2016.

Life Time Fitness Amenities Summary(1)
	Florham Park	Westwood	Vernon Hills	Lakeville	Sterling	Vestavia Hills	Beachwood	Dublin	Ellisville	Woodstock
Current Level	Onyx	Diamond	Onyx	Gold	Platinum	Platinum	Gold	Gold	Gold	Gold
LifeCafé	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
LifeSpa	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Medi-spa	No	No	Yes	Yes	Yes	Yes	No	Yes	No	No
LifeClinic	No	No	No	Yes	No	No	No	Yes	No	No
Activity Center	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Child Center	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Rock Wall	Yes	No	Yes	Yes	Yes	No	Yes	Yes	Yes	Yes
Indoor Pool	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Outdoor Pool	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Basketball Courts	2	2	2	2	2	2	2	2	0	2
Studios	2	2	2	2	2	2	2	2	2	2
Cycle Studios	1	1	1	1	1	1	1	1	1	1
Yoga Studios	1	1	1	1	1	1	1	1	1	1
Pilates	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Racquetball	No	No	No	No	Yes	No	No	Yes	No	No
Squash	Yes	No	Yes	Yes	No	No	No	Yes	No	Yes
Tennis	No	No	No	Yes	No	Yes	No	No	No	No

(1)	Source: Appraisal.

The Lease. Concurrent with the sale-leaseback transaction, Healthy Way of Life III, LLC, a subsidiary of Life Time Fitness, executed a 20-year, triple-net unitary lease, that is guaranteed by Life Time Fitness (the “Lease”). The Lease expires on June 30, 2035, provides for base rent of $20,284,400 ($16.17 per square foot) with contractual increases of 9.93% effective July 1, 2020 and 10.0% every five years thereafter and is structured with four five-year renewal options and no termination options (other than in connection with certain casualty and condemnation events).

The Lease provides the sole tenant with certain limited rights to discontinue operations for a period of less than 180 days (excluding renovations, remodeling or other construction), provided tenant continues to meet all of its obligations under the Lease, including the payment of rent and that during (A) the first five years of the Lease, only one Property may go dark, (B) years 6-10, up to two Properties may go dark, (C) years 11-15, only one Property may go dark and (D) years 16-20 up to two Properties may go dark; provided, however, at no time may more than one Property be dark.

If the sole tenant discontinues operations for a period of 180 days or more, excluding any period of renovation, the applicable Property will be deemed a “Non-Economic Facility”, and the tenant is required to (i) deliver, as a security deposit, a letter of credit in an amount equal to two months’ rent (such amount, the “Required Letter of Credit Amount”, and such letter of credit, the “Security Deposit Letter of Credit”) and (ii) either substitute an acceptable replacement property (a “Substitute Property”) for the Non-

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AG LIFE TIME FITNESS PORTFOLIO

Economic Facility (provided that only three Substitute Properties are permitted during the initial 10 years of the lease term) or, at borrower’s direction, arrange for a sale of the Non-Economic Property. See “Partial Release” and “Substitution” below.

The tenant will be in default under the Lease in the event that the tenant (i) has not resumed operations at the Non-Economic Facility within nine months after the Property was deemed to be a Non-Economic Facility, (ii) has not provided a Substitute Property prior to the date which is (x) nine months after the Property was deemed to be a Non-Economic Facility, or (y) nine months after the date that borrower instructed the tenant to offer such Non-Economic Facility for sale, or (iii) has not sold the Non-Economic Facility within nine months after the date that borrower instructed the tenant to offer such property for sale. All such terms, conditions and obligations described in this paragraph and the immediately preceding paragraph, are each a “Non-Economic Facility Obligation.”

Once a Property is deemed a Non-Economic Facility, until such Property is substituted or sold as described above, the borrower has the right to terminate the Lease with respect to such Non-Economic Facility and equitably reduce the annual rent by the applicable rent reduction percentage.

Under the Lease, the tenant may change the use at any Property from fitness and fitness/health club related activities to medical office.

Under the Lease the tenant has the right, without borrower or lender consent, to, among other things, (i) assign the Lease to an entity that (a) has a credit rating of not less than BBB from S&P, Baa2 from Moody’s or the equivalent, or (b) deliver an acceptable letter of credit to the borrower in the amount of 12 months of annual rent due under the Lease, which letter of credit is required to be renewed on an annual basis throughout the term of the Lease, (ii) mortgage its leasehold interest, and (iii) make material alterations to a Property; provided that structural alterations generally require the consent of the borrower, which consent may not be unreasonably withheld, conditioned or delayed.

The following table presents historical occupancy percentages at the AG Life Time Fitness Portfolio Properties:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	7/1/2016
100.0%	100.0%	100.0%	100.0%

(1)	The 100.0% occupancy figures for 2013-2014 exclude the Westwood property, which was built in 2015 and the 100.0% occupancy figure for 2013 excludes the Vestavia Hills property, which was built in 2013.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the AG Life Time Fitness Portfolio Properties:

Cash Flow Analysis(1)

	In Place	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$20,284,400	$20,284,400(2)	105.3%	$16.17
Grossed Up Vacant Space	0	0	0.0	0.00
Concessions	0	0	0.0	0.00
Other Income	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	(1,014,220)(3)	(5.3)	(0.81)
Effective Gross Income	$20,284,400	$19,270,180	100.0%	$15.36

Total Operating Expenses	$0	$578,105	3.0%	$0.46

Net Operating Income	$20,284,400	$18,692,075	97.0%	$14.90
TI/LC	1,254,268	1,254,268	6.5	1.00
Capital Expenditures	188,140	188,140	1.0	0.15
Net Cash Flow	$18,841,992	$17,249,666	89.5%	$13.75

NOI DSCR(4)	2.34x	2.16x
NCF DSCR(4)	2.17x	1.99x
NOI DY(4)	11.6%	10.7%
NCF DY(4)	10.8%	9.9%

(1)	In June 2015, the sole tenant, Life Time Fitness executed a sale-leaseback transaction with the borrower sponsors. As a result, historical cash flows are not available.
(2)	U/W Base Rent PSF represents Life Time Fitness’ current annual rent of $16.17 PSF. Per the terms of the lease, base rent will increase by 9.93% effective July 1, 2020 and increase by 10.0% every five years thereafter. The Lease is structured with four five-year renewal options and no termination options.
(3)	U/W Vacancy represents 5.0% of Base Rent. The AG Life Time Fitness Portfolio Properties are currently 100.0% occupied as of July 1, 2016 by Life Time Fitness pursuant to a unitary lease that expires in June 2035 covering all of the AG Life Time Fitness Portfolio Properties.
(4)	The debt service coverage ratios and debt yields are based on the AG Life Time Fitness Portfolio Whole Loan.

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AG LIFE TIME FITNESS PORTFOLIO

Appraisal. As of the appraisal valuation dates between July and August, 2015, the AG Life Time Fitness Portfolio Properties had an “as-is” appraised value of $305,200,000.

Environmental Matters. According to a Phase I environmental assessment dated July 6, 2015, there was no evidence of any recognized environmental conditions at the AG Life Time Fitness Portfolio Properties.

Market Overview and Competition. The AG Life Time Fitness Portfolio Properties are located in Ohio, New Jersey, Massachusetts, Illinois, Minnesota, Virginia, Alabama, Missouri and Georgia.

Market Overview(1)
			Rental Rate PSF
Mortgaged Property	Population(2)	Average Household Income(2)	Actual	Market(3)
Florham Park	150,012	$167,618	$27.32	$29.25
Westwood	140,652	$122,070	$22.95	$22.75
Vernon Hills	132,610	$143,690	$17.76	$17.25
Lakeville	122,270	$101,969	$9.25	$10.00
Sterling	177,442	$144,381	$16.32	$17.25
Vestavia Hills	140,302	$107,404	$16.73	$17.50
Beachwood	261,248	$73,646	$14.80	$16.00
Dublin	135,754	$109,414	$14.34	$15.00
Ellisville	120,703	$124,806	$13.77	$14.50
Woodstock	131,910	$114,140	$13.65	$13.75
Weighted Average			$16.17	$16.78

(1)	Source: Appraisal.
(2)	Based on a five-mile radius as of 2014.
(3)	Based on the appraiser’s concluded market rent for the AG Life Time Fitness Portfolio Properties.

The Borrower/Sponsors. The borrower is AGNL Exercise, L.L.C., a single purpose Delaware limited liability company, structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrower, sponsors and the nonrecourse carve-out guarantors are AG Net Lease III (SO) Corp. (7.3%) and AG Net Lease III Corp. (92.7%), on a several basis only. Such carve-out guarantors are severally liable for their respective guarantor percentage shares based on their proportionate indirect ownership interests in the borrower (indicated above), which percentages may change in connection with permitted transfers. In addition, with respect to environmental liability pursuant to the environmental indemnity agreement, the borrower’s and the guarantors’ liability is limited to the outstanding principal balance of the AG Life Time Fitness Portfolio Whole Loan (at the time the liability occurs) multiplied by the allocated loan amount percentage for the affected Property.

AG Net Lease III Corp. and AG Net Lease III (SO) Corp. are subsidiaries of Angelo, Gordon & Co., L.P. Angelo, Gordon & Co., L.P. is a privately held registered investment advisor dedicated to alternative investing founded in 1988 that currently manages assets of approximately $26.0 billion. Since 1993, Angelo, Gordon & Co. has acquired over $13.0 billion of properties.

Escrows. At loan origination, the borrower deposited $1,879,873 into a required repairs reserve account, which represents approximately 110.0% of the engineer’s estimated immediate repairs.

During the occurrence of a Cash Management Period (as defined below), the borrower is required to deposit quarterly reserves on each payment date after a rent payment date in an amount equal to (i) 1/4 of the estimated annual real estate taxes into a tax reserve account, (ii) 1/4 of the estimated annual insurance premiums into an insurance reserve account, (iii) $47,025 ($0.15 per square foot annually) into the replacement reserve account and (iv) $313,502 ($1.00 per square foot annually) into the tenant improvement/leasing commission reserve account. In addition, in the event tenant goes dark and is required to deposit with borrower a Security Deposit Letter of Credit (as more particularly described above, under “The Lease”), the borrower is required to deposit with the lender cash in the Required Letter of Credit Amount, which will be deposited into the Life Time Fitness reserve account. In lieu of cash, the borrower may (i) deliver to the lender an acceptable a letter of credit in an amount equal to the Required Letter of Credit Amount or (ii) grant the lender a first lien and security interest in the Security Deposit Letter of Credit.

Lockbox and Cash Management. The AG Life Time Fitness Portfolio Whole Loan is structured with a hard lockbox and in place cash management. Pursuant to the Lease, the tenant is required to make annual rent payments in quarterly installments. Each quarterly installment of rent is required to be held in a lender controlled cash management account. On each payment date occurring immediately after a rent payment date, the loan documents provide that the next two monthly debt service payment amounts will be held in the interest reserve account to be applied to debt service during the months that a rent payment date has not occurred, and any excess amounts will be transferred to the borrower’s operating account.

During a Cash Management Period, any springing reserve amounts together with, among other things, operating expenses, will be applied to payment under the AG Life Time Fitness Portfolio Whole Loan and any excess cash flow will be returned to the borrower. During a Cash Trap Period, all excess cash, after application of funds as required under the loan agreement, will be retained by the lender and held as additional collateral for the AG Life Time Fitness Portfolio Whole Loan.

A “Cash Management Period” will occur (i) upon a Cash Trap Period (as defined below), (ii) upon the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.50x until the debt service coverage ratio is at least 1.55x for two consecutive calendar quarters or (iii) upon the borrower obtaining mezzanine financing.

A “Cash Trap Period” will occur (i) during any event of default under the loan documents, (ii) during any bankruptcy action of the borrower, guarantors, property manager or the tenant under the Lease or (iii) upon a Life Time Fitness Lease Event (as defined below).

 A-3-65

AG LIFE TIME FITNESS PORTFOLIO

A “Life Time Fitness Lease Event” will occur (i) upon the occurrence of any bankruptcy action with respect to Life Time Fitness (or the tenant subsidiary), (ii) during the occurrence of any breach or violation of a Non-Economic Facility Obligation or (iii) if the Lease is terminated, expires or is surrendered (except with respect to a partial release or substitution as described under “Partial Release” and “Real Estate Substitution” below).

Property Management. The AG Life Time Fitness Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrowers have the right to unlimited transfers of all the AG Life Time Fitness Portfolio Properties (but not a portion thereof), provided that certain conditions are satisfied, including (i) no event of default under the loan documents has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (iv) if requested by the lender, a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the SGCMS Series 2016-C5 Certificates.

Partial Release. At any time after the lockout period, the borrower may obtain the release of up to five individual AG Life Time Fitness Portfolio Properties, provided, among other things, (i) the borrower pays the Release Amount and (ii) after giving effect to such release, (a) the debt service coverage ratio is greater than or equal to the greater of (x) 2.10x and (y) the debt service coverage ratio immediately prior to the release and (b) the EBITDAR to Rent Ratio (as defined below) of the tenant is equal to or greater than EBITDAR to Rent Ratio prior to the release

The “Release Amount” means (i) 110% of the applicable allocated loan amount (identified in the “Portfolio Summary” chart above) for the first three Properties to be released and (ii) 115% of the applicable allocated loan amount for the next two Properties to be released, in each case, together with the applicable yield maintenance premium and costs.

“EBITDAR to Rent Ratio” means, as of any date, the ratio calculated by lender of (i) the EBITDAR (as defined below) of AG Life Time Fitness Portfolio Properties for the twelve (12) month period ending with the most recently completed calendar quarter, to (ii) the rental payments made by Life Time Fitness to the borrower under the Lease for such period.

“EBITDAR” means for any period, earnings (as defined under GAAP) from continuing operations before payment of federal, state and local taxes, plus interest expense, depreciation and amortization and rents, in each case for such period, computed and calculated in accordance with GAAP.

Real Estate Substitution. In connection with the partial release of an individual Property that is in connection with a transfer of such Property to the tenant or another third party, the borrower may substitute up to three substitute Properties as collateral for the AG Life Time Fitness Portfolio Whole Loan provided, among other things, (i) no event of default has occurred and is continuing, (ii) the substitute Property has a fair market value that is equal to or greater than the value of the Property being released, (iii) the annual rent and EBITDAR of the substitute Property is equal to or greater than that of the Property being released and (iv) the substitute Property is required to have the same allocated unpaid principal balance as the Property being released.

Ground Lease. None.

Subordinate and Subordinate Indebtedness.  The loan documents permit an approved mezzanine loan in an amount not to exceed $17.43 million, provided that, among other things, (i) such mezzanine loan has a term that is coterminous with the AG Life Time Fitness Portfolio Whole Loan; (ii) based on the combined principal balances, (a) the loan to value ratio is no more than 58.25%, (b) the debt service coverage ratio is equal to or greater than 2.30x and (c) the debt yield is equal to or greater than 11.50%; and (iii) the delivery of (1) an inter-creditor agreement; and (2) a rating agency confirmation.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained (or caused to be maintained) by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the AG Life Time Fitness Portfolio Property, and the general liability and excess/umbrella liability policies shall also provide coverage for terrorism.

 A-3-66

AG LIFE TIME FITNESS PORTFOLIO

CANADA
MN
Minneapolis
4
WI
MI
ME
VT
Portland
NH
Milwaukee
Buffalo
NY
Manchester
Albany
Detroit
3
MA
Boston
2
IA
Des Moines
Chicago
Hartford
Providence
CT
RI
Cleveland
7
PA
1
New York
Indianapolis
8
Columbus
Trenton
Philadelphia
OH
NJ
Kansas City
IL
IN
Cincinnati
MD
Baltimore
DE
5
Washington DC
MO
9
St Louis
Louisville
WV
VA
Richmond
KY
Nashville
Knoxville
TN
Durham
Charlotte
NC
AR
Memphis
Chattanooga
Little Rock
10
Columbia
SC
6
Atlanta
Birmingham
Macon
MS
AL
GA
Charleston
Shreveport
Jackson
Montgomery
Savannah
TX
LA
Atlantic Ocean
Mobile
Tallahassee
Lafayette
Jacksonville
New Orleans
FL
Orlando
Tampa
Gulf of Mexico

AG Life Time Fitness Portfolio

#	Property Name	Address	City/State	Zip Code
1	Life Time - Florham Park, NJ	14 Fernwood Road	Florham Park, NJ	07932
2	Life Time - Westwood, MA	44 Harvard Street	Westwood, MA	02090
3	Life Time - Vernon Hills, IL	680 Woodlands Parkway	Vernon Hills, IL	60061
4	Life Time - Lakeville, MN	18425 Dodd Boulevard	Lakeville, MN	55044
5	Life Time - Sterling, VA	44610 Prentice Drive	Sterling, VA	20166
6	Life Time - Vestavia Hills, AL	3051 Healthy Way	Vestavia Hills, AL	35243
7	Life Time - Beachwood, OH	3850 Richmond Road	Beachwood, OH	44122
8	Life Time - Dublin, OH	3825 Hard Road	Dublin, OH	43016
9	Life Time - Ellisville, MO	3058 Clarkson Road	Ellisville, MO	63017
10	Life Time - Woodstock, GA	14200 Highway 92	Woodstock, GA	30188

 A-3-67

3501 CORPORATE PARKWAY

 A-3-68

No. 8 – 3501 Corporate Parkway

Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$28,300,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$28,300,000			Location:	Center Valley, PA
% of Initial Pool Balance:	3.8%			Size:	178,330 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$158.69
Borrower Name:	3501 Owner LLC			Year Built/Renovated:	2006/NAP
Sponsor:	Pankaj Gupta; Vijaysinh Krishnasinh Parmar			Title Vesting:	Fee
Mortgage Rate:	4.910%			Property Manager:	Property Income Advisors, Inc.
Note Date:	June 15, 2016			3rd Most Recent Occupancy (As of)(3):	100.0% (12/31/2013)
Anticipated Repayment Date:	July 1, 2021			2nd Most Recent Occupancy (As of)(3):	100.0% (12/31/2014)
Maturity Date:	July 1, 2036			Most Recent Occupancy (As of)(3):	100.0% (12/31/2015)
IO Period:	60 months			Current Occupancy (As of)(3):	100.0% (7/1/2016)
Loan Term (Original):	60 Months
Seasoning:	0 months
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(33),O(3)			3rd Most Recent NOI (As of)(4):	$3,119,103 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(4)(5):	$1,611,552 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of)(4)(5):	$2,495,292 (Annualized YTD 2/29/2016)
Additional Debt Type:	NAP

				U/W Revenues:	$3,575,646
				U/W Expenses:	$696,861
				U/W NOI:	$2,878,785
				U/W NCF:	$2,852,035
Escrows and Reserves(1):				U/W NOI DSCR	2.04x
				U/W NCF DSCR:	2.02x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.2%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	10.1%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$45,000,000
Replacement Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 22, 2016
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	62.9%
Cash Collateral Reserve(2)	$1,500,000	$0	NAP	LTV Ratio at Maturity or ARD:	62.9%

(1)	See “Escrows” section.

(2)	The $1.5 million cash collateral reserve is held in a lender-controlled reserve account and serves as additional collateral to satisfy guaranteed obligations under the partial payment guaranty in the event of a breach of recourse carveouts by the borrower or sponsor or a monetary default. See “The Borrower” section.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

(5)	The tenant’s original lease expiration date was December 2016. In May 2015, the tenant executed an early renewal, extending the lease from December 1, 2016 through January 31, 2027. As part of the early renewal and extension, the landlord was required to provide the tenant with monthly rent abatements through August 2016 (16 months). In connection with the acquisition of the 3501 Corporate Parkway Property (as defined below), the seller paid all outstanding free rent directly to the tenant at the closing of the related purchase and sale agreement. The tenant is paying full rent as of the origination date of the loan.

The Mortgage Loan. The mortgage loan (the “3501 Corporate Parkway Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering a Class A office building located in Center Valley, Pennsylvania (the “3501 Corporate Parkway Property”). The 3501 Corporate Parkway Mortgage Loan was originated on June 15, 2016 by Société Générale. The 3501 Corporate Parkway Mortgage Loan had an original principal balance of $28,300,000, has an outstanding principal balance as of the Cut-off Date of $28,300,000 and accrues interest at an interest rate of 4.910% per annum. The 3501 Corporate Parkway Mortgage Loan had an initial term of 60 months, has a remaining term of 60 months as of the Cut-off Date and requires interest-only payments through the term of the 3501 Corporate Parkway Mortgage Loan. The 3501 Corporate Parkway Mortgage Loan has an anticipated repayment date on July 1, 2021 and a final maturity date on July 1, 2036.

Following the lockout period, the borrower has the right to defease the 3501 Corporate Parkway Mortgage Loan in whole, but not in part, on any date before May 1, 2021. In addition, the 3501 Corporate Parkway Mortgage Loan is prepayable without penalty on or after May 1, 2021.

 A-3-69

3501 CORPORATE PARKWAY

Sources and Uses

Sources			Uses
Original loan amount	$28,300,000	58.8%	Acquisition	$44,940,000	93.3%
Sponsor’s cash contribution	17,699,980	36.8	Closing Costs	1,708,434	3.5
Other Sources(1)	2,148,454	4.5	Cash Collateral Reserve(2)	1,500,000	3.1
Total Sources	$48,148,434	100.0%	Total Uses	$48,148,434	100.0%

(1)	Other Sources include a borrower credit of earnest money and rent proration.

(2)	The $1.5 million cash collateral reserve is held in a lender-controlled reserve account and serves as additional collateral to satisfy guaranteed obligations under the partial payment guaranty in event of a breach of recourse carveouts by the borrower or sponsor or a monetary default. See “The Borrower” section.

The Property. The 3501 Corporate Parkway Property consists of the fee interest in a three-story, 178,330 square foot, suburban, single-tenant, Class A office building constructed in 2006 and located in Center Valley, Pennsylvania, approximately 4.5 miles southeast of Allentown, Pennsylvania and approximately 5.5 miles southwest of Bethlehem, Pennsylvania. The 3501 Corporate Parkway Property is located within the Stabler Corporate Center, a 1,700-acre master-planned development encompassing residential, office, retail and education uses. According to a third-party market research report, the weighted average office occupancy of the Stabler Corporate Center is 96.8% as of year-end 2015, which includes three single-tenant buildings and three multi-tenant properties. The 3501 Corporate Parkway Property features a two-story atrium style lobby with a skylight and a full-service cafeteria along with several meetings rooms on each floor. Floors one through three are general office/administrative uses, while the basement contains a data center, locker rooms, mail and copy rooms, and service area. The 3501 Corporate Parkway Property contains 849 surface parking spaces resulting in a parking ratio of 4.8 spaces per 1,000 square feet of rentable area. The 3501 Corporate Parkway Property was a built-to-suit for, and is 100% occupied by, Dun & Bradstreet, Inc. (NYSE: DNB; S&P: BBB-; Fitch: BBB) and it is their largest facility. Dun & Bradstreet, Inc. (“D&B”) was founded in 1841 and provides commercial data and analytics. D&B offers a range of solution sets, such as mitigating credit/supplier risk, increasing cash flow and driving profitability. D&B has a market capitalization of $4.56 billion as of June 15, 2016 and generated $1.64 billion in gross revenue while reporting total assets of $2.27 billion in year-end 2015. The tenant leases 3501 Corporate Parkway Property on a triple-net basis and is directly responsible for all building operating expenses except for costs associated with the roof and any load bearing structure. In 2015, D&B spent approximately $140,000 on renovations to the third floor south wing, which included alterations to office spaces and upgraded finishes. The original lease commenced November 22, 2006 and D&B executed an early extension on May 22, 2015, extending the term until January 31, 2027. D&B has two, five-year renewal options upon expiration.

The following table presents certain information relating to the tenancy at the 3501 Corporate Parkway Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Dun & Bradstreet, Inc.	BBB/NR/BBB-	178,330	100%	$17.40	$3,102,942	100.0%	1/31/2027(1)
Total Major Tenants		178,330	100.0%	$17.40	$3,102,942	100.0%

Occupied Collateral Total		178,330	100.0%	$17.40	$3,102,942	100.0%

Vacant Space		0	0.0%

Collateral Total		178,330	100.0%

(1)	D&B has two, five-year lease renewal options at the future fair market rental rate.

 A-3-70

3501 CORPORATE PARKWAY

The following table presents certain information relating to the lease rollover schedule at the 3501 Corporate Parkway Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
2026	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	178,330	100.0%	178,330	100.0%	$3,102,942	$17.40
Vacant	0	0	0.0%	178,330	100.0%	$0	$0.00
Total/Weighted Average	1	178,330	100.0%			$3,102,942	$17.40

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 3501 Corporate Parkway Property:

Historical Occupancy(1)

12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	7/1/2016(3)
100.0%	100.0%	100.0%	100.0%

(1)	The 3501 Corporate Parkway Property has been 100.0% leased since D&B took occupancy in 2006.

(2)	Information provided by the borrower.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 3501 Corporate Parkway Property:

Cash Flow Analysis

	2013	2014	2015	Annualized YTD 2/29/2016	In-Place	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,281,170	$3,153,189	$2,968,759	$3,340,224	$3,340,224	$3,102,942	86.8%	$17.40
Grossed Up Vacant Space	0	0	0	0	0	0	0.0	0.00
Free Rent Adjustment	0	0	(1,347,289)(2)	(835,056)(2)	0	0	0.0	0.00
Total Reimbursables	0	0	0	0	0	583,291	16.3	3.27
Less Vacancy & Credit Loss(1)	0	0	0	0	0	(110,587)	(3.1)	(0.62)
Effective Gross Income	$3,281,170	$3,153,189	$1,621,470	$2,505,168	$3,340,224	$3,575,646	100.0%	$20.05

Total Operating Expenses	32,556	$34,086	$9,918	$9,876	$23,713	$696,861	19.5%	$3.91

Net Operating Income	$3,248,614	$3,119,103	$1,611,552	$2,495,292	$3,316,511	$2,878,785	80.5%	$16.14
Capital Expenditures	0	0	0	0	0	26,750	0.7	0.15
Net Cash Flow	$3,248,614	$3,119,103	$1,611,552	$2,495,292	$3,316,511	$2,852,035	79.8%	$15.99

NOI DSCR	2.31x	2.21x	1.14x	1.77x	2.35x	2.04x
NCF DSCR	2.31x	2.21x	1.14x	1.77x	2.35x	2.02x
NOI DY	11.5%	11.0%	5.7%	8.8%	11.7%	10.2%
NCF DY	11.5%	11.0%	5.7%	8.8%	11.7%	10.1%

(1)	The underwritten vacancy is 3.0%. The 3501 Corporate Parkway Property has been 100.0% leased since D&B took occupancy in 2006.

(2)	The tenant’s original lease expiration date was December 2016. In May 2015, the tenant executed an early renewal, extending the lease from December 1, 2016 through January 31, 2027. As part of the early renewal and extension, the landlord was required to provide the tenant with monthly rent abatements through August 2016 (16 months). In connection with the acquisition of the 3501 Corporate Parkway Property, the seller paid all outstanding free rent directly to the tenant at the closing of the related purchase and sale agreement. As a result, the tenant is paying full rent as of the origination date of the 3501 Corporate Parkway Mortgage Loan.

 A-3-71

3501 CORPORATE PARKWAY

Appraisal. As of the appraisal valuation date of February 22, 2016, the 3501 Corporate Parkway Property had an “as-is” appraised value of $45,000,000.

Environmental Matters. The Phase I environmental report dated February 23, 2016 did not identify any recognized environmental conditions and no further action or investigation was recommended.

Market Overview and Competition. The 3501 Corporate Parkway Property is located in the City of Center Valley, Pennsylvania approximately 4.5 miles southeast of Allentown, Pennsylvania within the Allentown-Bethlehem-Easton, PA-NJ metropolitan statistical area (“MSA”), known as Leigh Valley. The Lehigh Valley has a total population of 689,417, ranking it the third most populous MSA in the state behind the Philadelphia-Camden-Wilmington MSA and the Pittsburgh MSA. Lehigh Valley offers access to several transportation hubs: I-78 is a major east-west throughway, providing access between New York City, Harrisburg and major north-south connections, and the northeast extension of the Pennsylvania Turnpike links with Philadelphia to the south and U.S. 22, which connects with I-78, extends through the Lehigh Valley, connecting the cities of Allentown, Bethlehem and Easton. Lehigh Valley International Airport provides direct national and interconnecting international services as well as freight and corporate fleet capabilities. Major economic drivers for Lehigh Valley include manufacturing, healthcare, education, financial services and transportation and logistics. Lehigh Valley is home to more than 15,000 businesses including two Fortune 500 companies (PPL. Corp. and Air Products and Chemicals, Inc.) and is the headquarters for several other companies. According to the appraisal, the unemployment rate in Lehigh Valley was 5.4% of January 2016. According to the appraisal, comparable triple-net leases range in rents from $14.00 to $23.70 per square foot, with an average of $19.89 per square foot.

The following table presents certain information relating to some comparable office properties to the 3501 Corporate Parkway Property:

Competitive Set(1)

	3501 Corporate Parkway (Subject)	3773 Corporate Parkway	1100 American Parkway	18 & 20 Moores Road	425 Old Morehall Road	550 E. Swedesford Road
Location	Center Valley, PA	Center Valley, PA	Allentown, PA	Malvern, PA	Malvern, PA	Wayne, PA
Distance from Subject	--	0.4 miles	8.2 miles	46.7 miles	51.8 miles	45.7 miles
Lease Type	NNN	NNN	NNN	NNN	NNN	NNN
Rent	$18.73	$18.65	$14.00	$22.16	$23.70	$20.95
Property Type	Office	Office	Office	Office	Office	Office
Total GLA	178,330 SF	62,000 SF	99,846 SF	321,226 SF	200,747 SF	84,000 SF
Total Occupancy	100%	100%	100%	100%	100%	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is 3501 Owner LLC, which is a Delaware limited liability company and special purpose entity. The borrower is 100% owned by GSS Property Services IX, Inc. (“GSS”), a Delaware corporation and third party corporate service provider retained to act as a non-Shari’ah compliant accommodation party for Shari’ah compliant sponsor groups, which owns the 3501 Corporate Parkway Property in proxy. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 3501 Corporate Parkway Mortgage Loan. Vijaysinh Krishnasinh Parmar serves as the guarantor of certain non-recourse carveouts under the 3501 Corporate Parkway Mortgage Loan. In addition, Pankaj Gupta delivered a partial payment guaranty that guarantees the full payment of all obligations under the loan documents, provided that the liability of Mr. Gupta under the partial payment guaranty is limited to $1,500,000. At origination of the Mortgage Loan, Mr. Gupta deposited $1,500,000 in a lender-controlled account to secure the guaranteed obligations under the partial payment guaranty. Any claim under the partial payment guaranty in order to (i) satisfy a guaranteed obligation under the non-recourse guaranty or (ii) to pay the debt after a monetary event of default, will be satisfied by a draw on the cash collateral reserve. Certain investors in the transaction are members of the Islamic faith and require a Shari’ah compliant organizational structure. In order to facilitate a Shari’ah compliant organizational structure, the borrower, as landlord, entered into a master lease (the “Master Lease”) of the 3501 Corporate Parkway Property with 3501 Tenant LLC, a Delaware limited liability company, as master lessee. Mr. Parmar is an officer of the master lessee. See “Risk Factors – Risks Relating to the Mortgage Loans – Risks Relating to Shari’ah Compliant Loans” and “Description of the Mortgage Pool – Shari’ah Compliant Loan” in the Prospectus.

The Sponsor. The sponsor of the 3501 Corporate Parkway Mortgage Loan is Pankaj Gupta, the co-CEO of Gulf Islamic Investments (“GII”), and Vijaysinh Krishnasinh Parmar. GII is a UAE-based financial services company regulated by the Emirates Securities and Commodities Authority. GII has four main investment focuses: private equity, venture capital, infrastructure, and real estate. GII’s team manages approximately $2.5 billion in assets, has secured approximately $5.5 billion in debt and approximately $1.0 billion in equity and M&A financing.

Escrows. The loan documents do not require monthly escrows for real estate taxes and insurance premiums, replacement reserves and tenant improvements and leasing commissions provided (i) no event of default under the loan documents has occurred and is continuing, (ii) D&B pays all taxes directly to the applicable governmental authority as they become due and payable and before delinquency, (iii) with respect to property insurance and certain general liability insurance, D&B maintains such insurance coverage and pays for all insurance premiums with respect to such insurance coverage for the entire 3501 Corporate Parkway Property, (iv) with respective to replacement reserves, D&B maintains, pays and makes any capital expenditures with respect to the entire 3501 Corporate Parkway Property, (v) the borrower, upon request by the lender, furnishes to the lender receipts for the payment of all such amounts or other evidence of such payment reasonably satisfactory to the lender and (vi) the D&B lease remains in full force and effect. The $1.5 million cash collateral reserve was funded at loan closing into a lender controlled account and serves as

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3501 CORPORATE PARKWAY

additional collateral to satisfy guaranteed obligations under the partial payment guaranty in event of a monetary default or breach of recourse carveouts by the borrower or sponsor.

Lockbox and Cash Management. The loan documents require a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenant to deposit all rents directly into the lockbox account. The borrower and the property manager are required to deposit all rents received into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account will be released to the borrower on a daily basis. Upon the occurrence and continuance of a Cash Management Period, funds on deposit in the lockbox account will be swept on a daily basis into a lender controlled cash management account.

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the anticipated repayment date, (ii) an event of default under the loan documents, (iii) if, as of the last day of any calendar quarter, the debt service coverage ratio is less than 1.25x or (iv) the commencement of a Lease Sweep Period (as defined below); and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the 3501 Corporate Parkway Mortgage Loan and all other obligations under the loan documents have been repaid in full or (2) the anticipated repayment date has not occurred and (A) with respect to the matter described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the lender has determined that the 3501 Corporate Parkway Mortgage Loan has achieved a debt service coverage ratio of at least 1.35x for two consecutive calculation dates or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) any Major Lease (as defined below) or any material portion thereof, is surrendered, cancelled or terminated prior to its then current expiration date; (ii) any Major Tenant (as defined below) discontinues its business at its premises (i.e., “goes dark”) or give notice that it intends to discontinue its business; (iii) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable Major Tenant thereunder; (iv) the occurrence of a Major Tenant insolvency proceeding; or (v) the credit rating of a Major Tenant being downgraded to BB by S&P (or its functional equivalent by any other rating agency).

A “Lease Sweep Period” will end upon the earlier to occur of: (a) the determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required under the loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or (b) the occurrence of any of the following: (i) with respect to a Lease Sweep Period caused by a matter described in clause (i) or (ii) above, upon the date on which all of the space demised under the subject Major Lease (or portion thereof) that gave rise to the Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved major lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (ii) with respect to a Lease Sweep Period caused by a matter described in clause (iii) above, if the Major Tenant default has been cured, and no other major tenant default has occurred for a period of six (6) consecutive months following such cure; (iii) with respect to a Lease Sweep Period caused by a matter described in clause (iv) above, if the applicable major tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender, or (iv) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, upon the credit rating of the applicable Major Tenant being restored to at least BB+ by S&P (or its functional equivalent by any other rating agency).

A “Major Lease” is (x) the D&B lease and (y) any other leases which individually or in the aggregate with respect to the same tenant and its affiliates (i) cover 25,000 or more rentable square feet of the improvements; (ii) has a gross annual rent of more than five percent (5%) of the total annual rents of the 3501 Corporate Parkway Property; or (iii) demise at least one full floor of the improvements, (B) provide the tenant thereunder with an option or other preferential right to purchase all or any portion of the 3501 Corporate Parkway Property, (C) are entered into with a tenant who is an affiliate of borrower, or (D) are entered into on or after the anticipated repayment date; provided, however, the Master Lease will not be considered a Major Lease.

A “Major Tenant” is any tenant under either a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 25,000 or more rentable square feet of the improvements.

Property Management. The 3501 Corporate Parkway Property is managed by Property Income Advisors, Inc. (“PIA”). PIA is a boutique real estate advisory firm that specializes in assisting ultra-high net-worth Arabian Gulf-based clients in the investing and management of United States commercial real estate. PIA has managed over 13.0 million square feet of commercial real estate valued in excess of $2.0 billion. The management team at PIA has over 50 years of combined experience advising non-U.S. clients on commercial real estate. The company is headquartered in San Diego, California with an office in the Kingdom of Bahrain.

Assumption. The borrower has the right to transfer the 3501 Corporate Parkway Property at any time provided that certain conditions are satisfied, including (i) the borrower has provided the lender with not less than sixty (60) days prior written notice, which notice is required to contain sufficient detail to enable the lender to determine that the transferee borrower complies with the requirements set forth in the loan documents; (ii) no event of default under the loan documents has occurred and is continuing; (iii) the borrower has submitted to the lender true, correct and complete copies of any and all information and documents of any kind requested by lender concerning the 3501 Corporate Parkway Property, the transferee borrower, the replacement guarantors and indemnitors and the borrower, (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower and such of its affiliates comply with the special purpose entity requirements; (v) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the SGCMS Series 2016-C5 Certificates; (vi) the borrower has paid all of the lender’s reasonable costs and expenses in connection with the assumption; (vii) any replacement guarantor will be required to execute and deliver the required guaranty of recourse obligations; (viii) satisfactory Patriot Act, OFAC and similar searches have been received by the lender; and (ix) the anticipated repayment date has not occurred and will not occur prior to the consummation of the transfer and assumption.

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3501 CORPORATE PARKWAY

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain coverage as part of its property insurance policy against loss or damage by terrorist acts in an amount equal to 100% of the “full replacement cost” of the 3501 Corporate Parkway Property plus loss of rents or business income; provided that such coverage is available. There is also no exclusion for acts of terrorism under the general liability and excess liability/umbrella insurance policies.

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3501 CORPORATE PARKWAY

3501 Corporate Parkway
3501 Corporate Parkway
Center Valley, PA 18034
Northampton
Coplay
Hokendauqua
North Catasauqua
Catasauqua
Lehigh Valley International Airport
Willow Brook Golf Course
Whitehall
Whitehall Mall
Lehigh Valley Mall
ALLENTOWN
Sacred Heart Hospital
PPL Center
Muhlenberg College
The Allentown Fairgrounds
Lehigh Valley Grand Prix
Cedar Crest College
Cetronia
Dorney Park and Wildwater Kingdom
Dorneyville
Bogart's Covered Bridge
Queen City Airport
Wescosville
Lehigh Valley Hospital
South Mall
Lehigh Country Club
Emmaus
Macungie
Brookside Country Club
Shimerville
Zionsville
Hosensack
Hereford
Spinnerstown
Philadelphia 45 miles
Limeport
LEHIGH COUNTY
Lanark
Olympus America
The Promenade Shops at Saucon Valley
Penn State Lehigh Valley
Aldi Distribution Center
The Center Valley Club
Saucon Valley Country Club
Center Valley
Wedgewood Golf Course
De Sales University
Upper Saucon Twp. Comm. Park
Upper Saucon Township
Lower Saucon Township
Wydnor
Hellertown
Lost River Caverns
South Mountain Park
SOUTH MTS.
LEHIGH MTS.
Fountain Hill
Star of Bethlehem Tower
Lehigh University
Mountaintop Campus
St Luke's Hospital
Sands Bethlehem Events Ctr.
Lehigh Valley Industrial Park
Goodman Stadium
Murray H. Goodman Campus
Stabler Arena
Silver Creek Country Club
Bethlehem
Moravian College
Colonial Industrial Qtr.
Good Shepherd Specialty Hospital
Freemansburg
Butztown
NORTHAMPTON COUNTY
Northampton Community College
Coca-Cola Park
Lehigh River
BUCKS COUNTY
Lehigh Valley Thruway
PA Tpke Northeast Extension
PA Tpke NE Ext.
PENNSYLVANIA
NEW YORK
NEW JERSEY
MARYLAND
PHILADELPHIA
NEW YORK
Allentown
Bethlehem
Center Valley
Scranton
Wilkes-Barre
Harrisburg
Reading
Lancaster
Trenton
Newark
Atlantic Ocean

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South Pointe Apartments

 A-3-76

No. 9 – South Pointe Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Benefit Street Partners CRE Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Multifamily
Original Principal Balance:	$24,000,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$24,000,000			Location:	Dallas, TX
% of Initial Pool Balance:	3.3%			Size:	372 Units
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit:	$64,516
Borrower Name:	Springhouse POE LLC			Year Built/Renovated:	1983/2016
Sponsors:	Joseph G. Lubeck, Steven R. Robbins, Mitchell B. Robbins			Title Vesting:	Fee
Mortgage Rate:	4.810%			Property Manager:	Self-managed
Note Date:	November 24, 2015			3rd Most Recent Occupancy (As of):	94.0% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.6% (12/31/2014)
Maturity Date:	December 6, 2025			Most Recent Occupancy (As of):	89.8% (12/31/2015)
IO Period:	60 months			Current Occupancy (As of):	87.1% (2/29/2016)
Loan Term (Original):	120 months
Seasoning:	7 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months			3rd Most Recent NOI (As of):	$1,998,228 (12/31/2013)
Loan Amortization Type:	Interest-only, Amortizing Balloon			2nd Most Recent NOI (As of):	$1,995,626 (12/31/2014)
Interest Accrual Method:	Actual/360			Most Recent NOI (As of):	$2,070,098 (Annualized 11
Call Protection:	L(31),D(85),O(4)				2/29/2016)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$3,619,237
Additional Debt Type:	NAP			U/W Expenses:	$1,544,519
				U/W NOI(3):	$2,074,718
				U/W NCF:	$1,978,742
				U/W NOI DSCR:	1.37x
Escrows and Reserves(1):				U/W NCF DSCR:	1.31x
				U/W NOI Debt Yield:	8.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.2%
Taxes	$31,065	$31,065	NAP	As-Is Appraised Value:	$29,390,000
Insurance	$42,519	$8,504	NAP	As-Is Appraisal Valuation Date:	September 29, 2015
Replacement Reserves	$2,862,601	Springing(2)	NAP	Cut-off Date LTV Ratio(3):	70.8%
Deferred Maintenance	$137,399	$0	NAP	LTV Ratio at Maturity or ARD(3):	65.1%

(1)	See “Escrows” section.

(2)	A monthly replacement reserve of $7,998 will commence on the payment date occurring in January 2017.

(3)	Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated based on the “Prospective As If Renovated” value of $33,920,000, assuming the property achieves a fully renovated operating level by September 29, 2016. A sum of $3,000,000 was escrowed at origination in Replacement Reserves and Deferred Maintenance to perform planned renovations at the property. The “as-is” appraised value is $29,390,000 resulting in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 81.7% and 75.1%, respectively.

The Mortgage Loan. The mortgage loan (the “South Pointe Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 372-unit apartment complex located at 12660 Jupiter Road in Dallas, Texas (“South Pointe Apartments Property”). The South Pointe Apartments Mortgage Loan was originated on November 24, 2015 by Benefit Street Partners CRE Finance LLC. The South Pointe Apartments Mortgage Loan had an original principal balance of $24,000,000, has an outstanding principal balance as of the Cut-off Date of $24,000,000 and accrues interest at an interest rate of 4.810% per annum. The South Pointe Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 113 months as of the Cut-off Date and requires interest-only payments through the first 60 payments of the South Pointe Apartments Mortgage Loan. The South Pointe Apartments Mortgage Loan matures on December 6, 2025.

Following the lockout period, the borrower has the right to defease the South Pointe Apartments Mortgage Loan in whole, but not in part, on any date before September 6, 2025. In addition, the South Pointe Apartments Mortgage Loan is prepayable without penalty on or after September 6, 2025.

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South Pointe Apartments

Sources and Uses

Sources			Uses
Original loan amount	$24,000,000	76.7%	Purchase Price	$28,000,000	89.5%
Sponsor Equity	7,285,518	23.3	Reserves	3,073,584	9.8
			Closing costs	211,934	0.7
Total Sources	$31,285,518	100.0%	Total Uses	$31,285,518	100.0%

The Property. The South Pointe Apartments Property is a 372 unit apartment complex located at 12660 Jupiter Road in Dallas, Texas. The South Pointe Apartments Property was built in 1983 and consists of 18 three-story garden-style residential buildings comprising of 372 units, and a one-story building that includes a leasing office/clubhouse, on a 13.7 acre site. The South Pointe Apartments Property amenities include two swimming pools, a dry sauna, a racquetball court, a playground, a clubhouse with fitness and business center, and a rentable clubroom with a common kitchen area. Each unit features a full appliance package including dishwasher and garbage disposal. Some units have been upgraded to stainless steel or black appliances. All units have balconies and full size washer/dryer hookups, and some units have wood burning fireplaces. As of February 29, 2016, the South Pointe Apartments Property was 87.1% occupied.

The following table presents the unit mix at the South Pointe Apartments Property:

Unit Mix(1)

Unit Mix/Type	No. of Units	% of Total	Unit Size (SF)	NRA (SF)
1 BR, 1 BA	208	55.9%	500-844	144,192
2 BR, 1 BA	36	9.7%	814	29,304
2 BR, 2 BA	128	34.4%	934-1,000	124,304
Total/Average:	372	100.0%	801	297,800

(1)  Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the South Pointe Apartments Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	02/29/2016(2)
94.0%	93.5%	89.8%	87.1%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the South Pointe Apartments Property:

Cash Flow Analysis

	2013	2014	Annualized 11 2/29/2016	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$3,060,116	$3,139,286	$3,301,156	$3,122,960	86.3%	$8,395
Grossed Up Vacant Space	0	0	0	475,984	13.2	1,280
Other Income	501,676	624,377	613,302	613,302	16.9	1,649
Less Vacancy, Concession & Credit Loss	(228,832)	(287,326)	(318,288)	(593,009)	(16.4)	(1,594)
Effective Gross Income	$3,332,960	$3,476,337	$3,596,170	$3,619,237	100.0%	$9,729

Total Operating Expenses	1,334,732	1,480,711	1,526,072	1,544,519	42.7	4,152

Net Operating Income	$1,998,228	$1,995,626	$2,070,098	$2,074,718	57.3%	$5,577
Capital Expenditures	0	0	0	95,976	2.7	258
Net Cash Flow	$1,998,228	$1,995,626	$2,070,098	$1,978,742	54.7%	$5,319

NOI DSCR	1.32x	1.32x	1.37x	1.37x
NCF DSCR	1.32x	1.32x	1.37x	1.31x
NOI DY	8.3%	8.3%	8.6%	8.6%
NCF DY	8.3%	8.3%	8.6%	8.2%

Appraisal. As of the appraisal valuation date of September 29, 2015, the South Pointe Apartments Property had an “as-is” appraised value of $29,390,000. The appraiser also concluded to a “Prospective As If Renovated” appraised value of $33,920,000, assuming the South Pointe Apartments Property achieves a fully renovated operating level by September 29, 2016. A sum of $3,000,000 was escrowed at origination in Replacement Reserves and Deferred Maintenance to perform planned renovations at the South Pointe Apartments Property.

Environmental Matters. According to the Phase I environmental assessment dated October 13, 2015, there was no evidence of any recognized environmental conditions at the South Pointe Apartments Property.

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South Pointe Apartments

Market Overview and Competition. The South Pointe Apartments Property is located at 12660 Jupiter Road in Dallas, TX. The subject neighborhood consists of a mixture of commercial and residential development, with the immediate area surrounding the subject consisting primarily of commercial and residential uses. According to a third party market research report, total employment in the Dallas/Plano/Irving metro is expected to grow 2.5% per year between 2015 and 2020 with most of the job creation being concentrated north of Dallas in Plano, Richardson and Forth Worth. According to the report, as of 4Q 2015 the Dallas apartment market is comprised of 454,840 units with average occupancy of 94.9% vs. 95.0% a year ago. Asking rents of $992 are up 4.8% year over year and are projected to increase approximately 2.8% per year over the next five years.

The appraiser surveyed six comparable properties within 0.8 miles of the South Pointe Apartments Property. All six comparable properties were originally constructed between 1983 and 1985 and totaled 2,334 units. According to the appraiser, the properties within 0.8 miles of the South Pointe Apartments Property have an average vacancy of approximately 6.0%. The appraiser concluded to a monthly rent of $788 per unit on average for pre-renovated units and a monthly rent of $849 per unit on average for renovated units.

The following table presents certain information relating to comparable multifamily properties for the South Pointe Apartments Property:

Competitive Set(1)

	South Pointe Apartments (Subject)	Hilton Head	Madison	McMillan Place	Montecito Creek	Paces Cove	Villa Vista
Location	Dallas, TX	Dallas, TX	Dallas, TX	Dallas, TX	Dallas, TX	Dallas, TX	Dallas, TX
Distance to Subject	--	0.3 miles	0.5 miles	0.3 miles	0.8 miles	0.6 miles	0.8 miles
Property Type	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily
Year Built/Renovated	1983/2016	1985	1984	1985	1984	1983	1983
Number of Units	372	380	364	402	650	328	210
Total Occupancy	87.1%	94.0%	94.0%	96.0%	90.0%	97.0%	98.0%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Springhouse POE LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the South Pointe Apartments Mortgage Loan. Joseph G. Lubeck, Steven R. Robbins and Mitchell B. Robbins are the nonrecourse carveout guarantors under the South Pointe Apartments Mortgage Loan.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Joseph G. Lubeck, Mitchell B. Robbins and Steven R. Robbins. Joseph G. Lubeck is the founder and CEO of ELRH Investments (“ELRH”). ELRH, together with its affiliates, has acquired, operated, and sold over 150 multifamily communities with a value of over $3 billion since 1991. In 2012, Joseph G. Lubeck merged his private portfolio of approximately 40 assets with a private REIT with 15 assets, and subsequently rebranded and grew the REIT to over 109 assets and 35,000 units. Joseph G. Lubeck owns and operates 13 multifamily properties containing 4,530 units and maintains a sizable investment in ELRH. Steven R. Robbins and Mitchell B. Robbins are the founders of Robbins Property Associates (“RPA”). RPA is a multifamily owner and operator having started business operations in 2009. Since its inception RPA has acquired and sold over 13,000 units. RPA currently owns 37 communities totaling over 10,400 units. The company recently formed Robbins Elco Management LLC, a partnership with Elco Landmark Residential Holdings, to own and manage an additional 4,662 units located in Florida, Texas, Maryland and Georgia.

Escrows. The loan documents provide for upfront escrows in the amount of $31,065 for taxes, $42,519 for insurance, $2,862,601 for replacement reserve and $137,399 for deferred maintenance. The loan documents also provide for monthly ongoing real estate taxes in the amount of $31,065 and ongoing insurance escrows $8,504. Ongoing replacement reserves have been waived for the first 12 months. A monthly replacement reserve of $7,998 will commence on the payment date occurring in January 2017.

Lockbox and Cash Management. The loan documents require a soft lockbox into which the borrower or the property manager are required to deposit all revenues immediately upon receipt. Prior to the occurrence of a Cash Sweep Period (as defined below), all funds on deposit in the lockbox account will be released to the borrower. Upon the occurrence and continuance of a Cash Sweep Period, funds on deposit in the lockbox account will be swept on each business day into a lender controlled cash management account.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default under the loan documents; and (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.10x. A Cash Sweep Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management. The South Pointe Apartments Property is managed by Robbins Elco Management, LLC, an affiliate of the borrower.

Assumption. The borrower has the right to transfer the South Pointe Apartments Property at any time other than the 60 days prior to and following any secondary market transaction, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty with respect to such transfer and an environmental indemnity by an affiliate of the transferee; (iii) if requested by the lender, rating agency confirmation; and (iv) payment of an assumption fee of 1.0% of the outstanding balance of the South Pointe Apartments Mortgage Loan.

Partial Release. Not permitted.

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South Pointe Apartments

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the South Pointe Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the South Pointe Apartments Property (which may have a deductible not to exceed 5.0% of the total insured value of the premises) during the loan term. At the time of closing, South Pointe Apartments Property had insurance coverage for windstorms.

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South Pointe Apartments

South Pointe Apartments
12660 Jupiter Road
Dallas, TX 75238
PLANO
RICHARDSON
DALLAS
GARLAND
MESQUITE
Rowlett
Sunnyvale
Far North Dallas
North Dallas
Lake Highlands
Northeast Dallas
University Park
Highland Park
Knox/ Henderson
Uptown
Deep Ellum
Downtown
COLLIN COUNTY
DALLAS COUNTY
Pres. George Bush Turnpike
Central Expwy
LBJ Frwy
Thornton Frwy
DART RED LINE
DART BLUE LINE
DART GREEN LINE
Dallas-Ft. Worth Intl. Airport 18 miles
Baylor Regional Medical Center at Plano
Collin Creek Mall
University of Texas-Dallas
Texas A&M AgriLife Research and Extension Ctr.
Richardson Regional Med. Center
Samsung
Ericsson, AT&T, MetroPCS
Sherrill Park Golf Course
Cisco
Cali Saigon Mall
Oakridge Country Club
Texas Instruments Headquarters
Richland College
Medical City Dallas Hosp.
Market at Preston Forest
Baylor Medical Center at Garland
Rowlett Creek Preserve
Fair Oaks Park
Presbyterian Hospital Dallas
NorthPark Center
Southern Methodist University
Amberton University
Eastern Hills Country Club
Lake Ray Hubbard
White Rock Lake Park
White Rock Lake
Arboretum & Botanical Garden
Dallas Athletic Club
Audubon Park
Eastfield College
Town East Mall
Samuell New Hope Park
Samuell Park
Tenison Park Golf Course
Baylor Medical Center
Cotton Bowl
Texas State Fairgrounds
American Airlines Ctr.
Frankford Rd
Campbell Rd
Arapaho Rd
Belt Line Rd
Spring Valley Rd
Buckingham Rd
Collins Blvd
Plano Pkwy
Renner Rd
Forest Ln
Walnut St
Miller Rd
Royal Ln
Kingsley Rd
Walnut Hill Ln
Park Ln
Northwest Hwy
Mockingbird Ln
Gaston Ave
John West Rd
Samuell Blvd
Haskell Ave
Forney Rd
Military Pkwy
Tripp Rd
Castle Dr
Preston Rd
Hillcrest Rd
Coit Rd
Greenville Ave
Abrams Rd
Skillman St
Audelia Rd
Plano Rd
Jupiter Rd
Shiloh Rd
Garland Ave
Glenbrook Dr
1st St
Centerville Rd
Broadway Blvd
Rowlett Rd
Ferguson Rd
Easton Rd
Garland Rd
Peavy Rd
Buckner Blvd
La Prada Dr
Oates Dr
Gus Thomasson Rd
Town East Blvd
Galloway Ave
Gross Rd
Belt Line Rd
Jim Miller Rd
Prairie Cr Rd
Henderson Ave
Cole Ave
Ross Ave
Live Oak St
Beacon St
Fitzhugh Ave
Malcolm X Blvd
Lake Highlands
BUSH TPKE
GALATYN PARK
ARAPAHO CENTER
SPRING VALLEY
LBJ/ CENTRAL
FOREST LANE
LBJ/ SKILLMAN
FOREST/ JUPITER
DOWNTOWN GARLAND
WALNUT HILL
PARK LANE
WHITE ROCK
LOVERS LANE
MOCKINGBIRD
CITYPLACE
FAIR PARK
MLK
HATCHER
LAWNVIEW
Allen
Lucas
Plano
Lewisville
Flower Mound
Carrollton
Coppell
Addison
Farmers Branch
Richardson
Garland
Rowlett
Sachse
Wylie
Irving
DALLAS
Mesquite
Grand Prairie
Balch Springs
Duncanville
Cedar Hill
DeSoto
Lancaster
Wilmer
Hutchins
Seagoville
Combine
Midlothian
Ovilla
Red Oak

 A-3-81

EAST LAKE TOWER CORPORATE CENTER

 A-3-82

No. 10 – East Lake Tower Corporate Center

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$24,000,000			Specific Property Type:	Medical
Cut-off Date Principal Balance:	$23,778,250			Location:	Glendale, WI
% of Initial Pool Balance:	3.2%			Size:	180,995 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$131.38
Borrower Name:	East Lake Towers Corporate Center Limited Partnership			Year Built/Renovated:	1929/2002
Sponsors:	Mark Weber			Title Vesting:	Fee
Mortgage Rate:	5.050%			Property Manager:	Self-managed
Note Date:	October 13, 2015			3rd Most Recent Occupancy (As of):	97.2% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	November 6, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	None			Current Occupancy (As of)(2):	98.8% (6/7/2016)
Loan Term (Original):	120 months
Seasoning:	8 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,334,676 (12/31/2014)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,674,365 (12/31/2015)
Call Protection:	L(32),D(85),O(3)			Most Recent NOI (As of):	$2,682,715 (TTM 4/30/2016)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine; Future Mezzanine

				U/W Revenues:	$3,810,374
				U/W Expenses:	$1,411,176
				U/W NOI:	$2,399,198
				U/W NCF:	$2,227,253
				U/W NOI DSCR(1):	1.54x
Escrows and Reserves(3):				U/W NCF DSCR(1):	1.43x
				U/W NOI Debt Yield(1):	10.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.4%
Taxes	$250,037	$41,673	NAP	As-Is Appraised Value:	$32,400,000
Insurance	$14,203	$4,734	NAP	As-Is Appraisal Valuation Date:	September 1, 2015
Replacement Reserves	$0	$3,017	$108,597	Cut-off Date LTV Ratio(1):	73.4%
TI/LC Reserves	$0	$11,312	$1,085,969	LTV Ratio at Maturity or ARD(1):	61.0%

(1)	See “Subordinate and Mezzanine Indebtedness” section. An $11,690,000 mezzanine loan was provided in connection with the East Lake Tower Corporate Center Mortgage Loan and two other mortgage loans (which other mortgage loans are not included in the SGCMS 2016-C5 transaction), of which $3,440,000 was allocated to the East Lake Tower Corporate Center Property. The $11,690,000 mezzanine loan is secured by (i) a pledge of the direct equity interest in the borrower and its general partner and (ii) a pledge of the direct equity interest in the borrowers under two other mortgage loans secured by a portfolio of three industrial and one office properties and a portfolio of three industrial properties (neither of which mortgage loans are included in the SGCMS 2016-C5 transaction). All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the East Lake Tower Corporate Center Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, U/W NCF Debt Yield, Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD were 1.10x, 8.1%, 84.0% and 71.6%, respectively. The borrower is permitted to incur future mezzanine debt subject to (i) the proceeds being used to pay off the existing mezzanine loan and preferred equity investment, (ii) the combined NOI DSCR is not less than 1.15x, (iii) the combined NOI debt yield is not less than 9.5% and (iv) the combined LTV is not greater than 80.0%.
(2)	Current occupancy is adjusted to exclude 2,169 square feet (1.2% of the net rentable area) of space expiring in August 2016, which has been underwritten as vacant.
(3)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “East Lake Tower Corporate Center Mortgage Loan”) is secured by a first mortgage encumbering the fee interest in a four-story, Class A/B office building totaling 180,995 square feet located in Glendale, Wisconsin (the “East Lake Tower Corporate Center Property”). The East Lake Tower Corporate Center Mortgage Loan was originated on October 13, 2015 by Silverpeak Real Estate Finance LLC. The East Lake Tower Corporate Center Mortgage Loan had an original principal balance of $24,000,000, has an outstanding principal balance as of the Cut-off Date of $23,778,250 and accrues interest at an interest rate of 5.050% per annum. The East Lake Tower Corporate Center Mortgage Loan had an initial term of 120 months, has a remaining term of 112 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The East Lake Tower Corporate Center Mortgage Loan matures on November 6, 2025.

Following the lockout period, the borrower has the right to defease the East Lake Tower Corporate Center Mortgage Loan in whole, but not in part, on any date before September 6, 2025. In addition, the East Lake Tower Corporate Center Mortgage Loan is prepayable without penalty on or after September 6, 2025.

 A-3-83

EAST LAKE TOWER CORPORATE CENTER

Sources and Uses

Sources			Uses
Original loan amount	$24,000,000	74.2%	Purchase price	$31,400,000	97.1%
Mezzanine Loan	3,440,000	10.6	Reserves	264,239	0.8
Sponsor’s new cash contribution	4,896,451	15.1	Closing costs	672,212	2.1
Total Sources	$32,336,451	100.0%	Total Uses	$32,336,451	100.0%

The Property. The East Lake Tower Corporate Center Property is four-story, Class A/B office building totaling 180,995 square feet located in Glendale, Wisconsin, approximately six miles northwest of the Milwaukee central business district. Originally constructed in 1929 as an industrial facility and gut-renovated into an office facility in 2002, the East Lake Tower Corporate Center Property is situated on a 6.6-acre site and features 512 parking spaces (148 spaces in an attached parking garage and 364 surface spaces), resulting in a parking ratio of 2.8 spaces per 1,000 square feet of rentable area. As of June 7, 2016, the East Lake Tower Corporate Center Property was 98.8% leased by 11 tenants.

The largest tenant, Columbia St. Mary’s, Inc. (“CSM”), leases 143,610 square feet (79.3% of the net rentable area) and has been at the East Lake Tower Corporate Center Property since 2003. CSM utilizes the space as its headquarters and for a nursing school. Founded in 1848, CSM is a provider of health and education services in the Milwaukee region. CSM is owned by Ascension Health, the nation’s largest Catholic and nonprofit health care system, which is rated Aa2/AA+/AA+ by Moody’s, S&P and Fitch, respectively. The East Lake Tower Corporate Center Property is situated between CSM’s two largest regional hospitals – Columbia St. Mary’s Hospital Milwaukee, a 300-bed facility opened in 2010, located approximately 5.5 miles southeast of the East Lake Tower Corporate Center Property, and Columbia St. Mary’s Hospital Ozaukee, a 182-bed facility built in 1994 and expanded in 2001 and 2007, located approximately 12.0 miles north of the East Lake Tower Corporate Center Property. The Orthopaedic Hospital of Wisconsin, which is run by CSM, is located across the street from the East Lake Tower Corporate Center Property.

 A-3-84

EAST LAKE TOWER CORPORATE CENTER

The following table presents certain information relating to the tenancy at the East Lake Tower Corporate Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Columbia St. Mary’s, Inc.	AA+/Aa2/AA+	143,610	79.3%	$24.87	$3,571,250	87.5%	6/30/2024(3)
State of Wisconsin (UWM)	AA/Aa2/AA	12,534	6.9%	$17.39	$218,025	5.3%	9/30/2019(4)
M Barrington Corp.	NR/NR/NR	4,400	2.4%	$9.65	$42,448	1.0%	7/31/2018(5)
Division 10 Personnel	NR/NR/NR	3,179	1.8%	$19.89	$63,243	1.5%	5/31/2017(6)
Eliot Management Group, LLC	NR/NR/NR	2,900	1.6%	$12.17	$35,293	0.9%	1/31/2017
Total Major Tenants		166,623	92.1%	$23.59	$3,930,259	96.3%

Non-Major Tenants(7)		12,203	6.7%	$12.29	$150,022	3.7%

Occupied Collateral Total		178,826	98.8%	$22.82	$4,080,281	100.0%

Vacant Space		2,169	1.2%

Collateral Total		180,995	100.0%

(1)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent includes rent steps through April 2017 totaling $89,110.
(3)	On March 1, 2016, Ascension Health, the parent company of Columbia St. Mary’s, Inc. acquired Wheaton Franciscan Healthcare. The corporate offices of Wheaton Franciscan are located in a building located approximately one-half mile from the East Lake Tower Corporate Center Property. We cannot assure you that Columbia St. Mary’s, Inc. will renew its lease. Columbia St. Mary’s, Inc. has three, five-year lease renewal options.
(4)	State of Wisconsin (UWM) leases two spaces: 9,700 square feet with an Annual U/W Base Rent PSF of $16.39, Lease Expiration date of May 31, 2021 and one, five-year lease renewal option and 2,834 square feet with an Annual U/W Base Rent PSF of $20.83, Lease Expiration Date of September 30, 2019 and two, five-year lease renewal options. The State of Wisconsin (UWM) 2,834 square foot lease is subject to the appropriation, allocation or availability of funds and if the tenant determines that available funding is insufficient to continue operating at the East Lake Tower Corporate Center Property, it may terminate its lease at any time with 60 days’ written notice.
(5)	M Barrington Corp. has one, five-year lease renewal option.
(6)	Division 10 Personnel leases two spaces: 2,129 square feet with an Annual U/W Base Rent PSF of $21.25, Lease Expiration Date of May 31, 2017 and one, three-year lease renewal option and 1,050 square feet, which is subleased to its subsidiary, Learn It Systems, with an Annual U/W Base Rent PSF of $17.14 and Lease Expiration Date of June 30, 2017.
(7)	Non-Major Tenants includes 2,928 square feet (1.6% of the net rentable area) of atrium/café space and 1,380 square feet (0.8% of the net rentable area) of management office space which has no attributed rent. Annual U/W Base Rent PSF excluding the atrium/café and management office space is $19.00.

The following table presents historical occupancy percentages at the East Lake Tower Corporate Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	6/7/2016(2)

97.2%	100.0%	100.0%	98.8%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

 A-3-85

EAST LAKE TOWER CORPORATE CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the East Lake Tower Corporate Center Property:

Cash Flow Analysis

	2013	2014	2015	TTM 4/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,744,606	$3,839,841	$3,983,890	$4,021,314	$4,080,281(1)	107.1%	$22.54
Grossed Up Vacant Space	0	0	0	0	39,042	1.0	0.22
Total Reimbursables	0	0	0	0	0	0.0	0.00
Other Income	0	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(308,949)(2)	(8.1)	(1.71)
Effective Gross Income	$3,744,606	$3,839,841	$3,983,890	$4,021,314	$3,810,374	100.0%	$21.05

Total Operating Expenses	$1,476,743	$1,505,165	$1,309,525	$1,338,599	$1,411,176	37.0%	$7.80

Net Operating Income	$2,267,863	$2,334,676	$2,674,365	$2,682,715	$2,399,198	63.0%	$13.26
TI/LC	0	0	0	0	135,746	3.6	0.75
Capital Expenditures	0	0	0	0	36,199	1.0	0.20
Net Cash Flow	$2,267,863	$2,334,676	$2,674,365	$2,682,715	$2,227,253	58.5%	$12.31

NOI DSCR	1.46x	1.50x	1.72x	1.73x	1.54x
NCF DSCR	1.46x	1.50x	1.72x	1.73x	1.43x
NOI DY	9.5%	9.8%	11.2%	11.3%	10.1%
NCF DY	9.5%	9.8%	11.2%	11.3%	9.4%

(1)	The U/W Base Rent includes rent steps through April 2017 totaling $89,110.
(2)	The underwritten economic vacancy is 7.5%. The East Lake Tower Corporate Center Property was 98.8% physically occupied as of June 7, 2016, which does not include 2,169 square feet (1.2% of the net rentable area) of space expiring in August 2016, which has been underwritten as vacant.

The following table presents certain information relating to the lease rollover schedule at the East Lake Tower Corporate Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017(4)	4	9,007	5.0%	9,007	5.0%	$98,536	$10.94
2018	2	6,997	3.9%	16,004	8.8%	$89,299	$12.76
2019(5)	3	5,631	3.1%	21,635	12.0%	$82,850	$14.71
2020	1	2,281	1.3%	23,916	13.2%	$48,198	$21.13
2021	1	9,700	5.4%	33,616	18.6%	$158,984	$16.39
2022	0	0	0.0%	33,616	18.6%	$0	$0.00
2023	1	1,600	0.9%	35,216	19.5%	$31,164	$19.48
2024	1	143,610	79.3%	178,826	98.8%	$3,571,250	$24.87
2025	0	0	0.0%	178,826	98.8%	$0	$0.00
2026	0	0	0.0%	178,826	98.8%	$0	$0.00
Thereafter	0	0	0.0%	178,826	98.8%	$0	$0.00
Vacant	0	2,169	1.2%	180,995	100.0%	$0	$0.00
Total/Weighted Average	13	180,995	100.0%			$4,080,281	$22.82

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF excludes vacant space.
(4)	Includes 2,928 square feet of atrium/café space which has no attributed rent.
(5)	Includes 1,380 square feet of management office space which has no attributed rent.

Appraisal. As of the appraisal valuation date of September 1, 2015, the East Lake Tower Corporate Center Property had an “as-is” appraised value of $32,400,000.

Environmental Matters. According to a Phase I environmental assessment dated May 12, 2015, there was no evidence of any recognized environmental conditions at the East Lake Tower Corporate Center Property.

Market Overview and Competition. The East Lake Tower Corporate Center Property is located seven miles from downtown Milwaukee, Wisconsin. Primary access to the East Lake Tower Corporate Center Property is provided by Interstate Highway 43 (I-43), which is the primary north-south roadway that traverses much of the eastern portion of Wisconsin. The East Lake Tower Corporate Center is located approximately 15.0 miles north of the General Mitchell International Airport.

According to the appraisal, the estimated 2015 population within a one-, three- and five-mile radius of the East Lake Tower Corporate Center Property was 12,399, 168,363 and 363,180, respectively, and the 2015 estimated average household income within the same radii was $56,993, $53,157 and $52,737, respectively.

 A-3-86

EAST LAKE TOWER CORPORATE CENTER

The East Lake Tower Corporate Center Property is located in Glendale, Wisconsin, which is part of the Milwaukee market and the Milwaukee North Shore submarket, as defined by the appraiser. As of the second quarter of 2015, the Milwaukee North Shore office submarket comprised approximately 2.7 million square feet of office space. As of the second quarter of 2015, the Milwaukee North Shore submarket vacancy was 14.9% and the gross average asking rent within the submarket was $22.59 PSF.

The appraiser identified eight comparable office leases, ranging from 20,242 square feet to 91,780 square feet with adjusted gross quoted market rental rates ranging from $15.50 to $24.50 PSF. The appraiser concluded at a market rent of $23.75 PSF full service gross for the major tenant space and $18.00 PSF full service gross for any general office spaces at the East Lake Tower Corporate Center Property.

The following table presents certain information relating to comparable properties to the East Lake Tower Corporate Center Property:

Competitive Set(1)

	East Lake Tower Corporate Center (Subject)	Washington Building	Glendale Professional Building	River Woods Medical Office Building	Anchor Bank Building	Alderman Building
Location	Glendale, WI	Glendale, WI	Glendale, WI	Glendale, WI	Glendale, WI	Glendale, WI
Distance to Subject	--	0.3 miles	0.3 miles	0.4 miles	1.4 miles	3.3 miles

Property Type	Office	Office	Office	Office	Office	Office

NRA(SF)	180,995	56,774	30,630	43,740	20,242	28,536

Total Occupancy	100%	100%	33%	79%	100%	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is East Lake Tower Corporate Center Limited Partnership, a Wisconsin limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the East Lake Tower Corporate Center Mortgage Loan. Mark Weber is the guarantor of certain nonrecourse carveouts under the East Lake Tower Corporate Center Mortgage Loan.

The Sponsor. The sponsor, Mark Weber, is the president of Triple Net Acquisitions and has sourced and actively participated in the due diligence, closing, and post-transaction monitoring, growth, and sale of more than $1.3 billion of operating company transactions and $540 million of real estate transactions. Mr. Weber has led the acquisition of more than 150 commercial properties, raising over $400 million of senior and mezzanine capital from both public and private sources.

Escrows. The loan documents provide for upfront escrows in the amount of $250,037 for real estate taxes and $14,203 for insurance premiums. The loan documents also provide for ongoing monthly reserves in the amount of $41,673 for real estate taxes, $4,734 for insurance premiums, $3,017 for replacement reserves (subject to a cap $108,597) and $11,312 for tenant improvements and leasing commissions (subject to a cap of $1,085,969).

Lockbox and Cash Management. The East Lake Tower Corporate Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager direct all tenants to pay rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Management Period, all funds are swept to a lender-controlled cash management account. Any excess, if no Cash Management Period is in effect, will be disbursed to the borrower, or if a Cash Management Period is in effect (other than a Cash Management Period solely due to the existence of the mezzanine loan), held as additional collateral for the East Lake Tower Corporate Center Mortgage Loan.

A “Cash Management Period” will commence upon the occurrence of (i) an event of default under the loan documents, (ii) if the combined debt service coverage ratio for the East Lake Tower Corporate Center Mortgage Loan and the allocated portion of the related mezzanine loan (See “Subordinate and Mezzanine Indebtedness” section) is less than 1.10x at the end of any calendar quarter, or (iii) the commencement of a Lease Sweep Period (as defined below). Additionally, so long as the mezzanine loan is outstanding, a Cash Management Period will be in effect.

A “Lease Sweep Period” will commence upon the occurrence of the earlier of (i) the date that is 18 months prior to the end of the term of the Columbia St. Mary’s Inc. Lease and any other lease which either (a) covers 50,000 or more rentable square feet of the Improvements at the East Lake Tower Corporate Center Property or (b) covers all or substantially all of the improvements at the East Lake Tower Corporate Center Property (a “Major Lease”), inclusive of any renewal terms; (ii) the date required under a Major Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (iii) any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date (other than with the lender’s consent); (iv) any tenant under a Major Lease discontinues its business at its premises or gives notice that it intends to discontinue its business; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default in the payment of rent or a material non-monetary obligation under any Major Lease by the applicable tenant thereunder; or (vi) the occurrence of a insolvency proceeding with respect to a tenant under a Major Lease. A Cash Management Period will end with respect to clause (i), upon the cure of such event of default and if no other event of default has occurred or is continuing, with respect to clause (ii), upon the combined debt service coverage ratio for the East Lake Tower Corporate Center Mortgage Loan and the allocated portion of the related mezzanine loan being at least equal to 1.10x for two consecutive calendar quarters and, with respect to clause (iii), when such Lease Sweep Period has ended.

Property Management. The East Lake Tower Corporate Center Property is managed by an affiliate of the borrower.

 A-3-87

EAST LAKE TOWER CORPORATE CENTER

Assumption. The borrower has the right to transfer the East Lake Tower Corporate Center Property provided that certain conditions are satisfied, including (i) no event of default under the loan documents has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) the mezzanine borrower will have satisfied all of the terms set forth in the mezzanine loan agreement regarding an assumption of the East Lake Tower Corporate Center mezzanine loan; and (iv) if requested by the lender, a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the SGCMS Series 2016-C5 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

Subordinate and Mezzanine Indebtedness. An $11,690,000 mezzanine loan was provided in connection with the East Lake Tower Corporate Center Mortgage Loan and two other mortgage loans (which other mortgage loans were not included in the SGCMS 2016-C5 transaction), of which $3,440,000 was allocated to the East Lake Tower Corporate Center Property. The $11,690,000 mezzanine loan is secured by (i) a pledge of the direct equity interest in the borrower and its general partner and (ii) a pledge of the direct equity interest in the borrowers under two other mortgage loans one of which is secured by a portfolio of three industrial and one office properties, and the other secured by a portfolio of three industrial properties (neither of which mortgage loans is included in the SGCMS 2016-C5 transaction). The mezzanine loan is coterminous with the East Lake Tower Corporate Center Mortgage Loan, accrues interest at a fixed rate of 13.2500% per annum and is interest only. A preferred equity investment was also provided in the initial amount of $7,760,000 to an affiliate of the borrower that is entitled to an additional advance of $2,700,000 if certain conditions are met. The preferred equity return will be payable only to the extent cash flow is available. The preferred equity investment and any unpaid return is required to be paid in full on or before the mandatory redemption date, which is coterminous with the mortgage and mezzanine loans. However, a breach of specified terms of the preferred equity agreement will not cause a default under the East Lake Tower Corporate Center Mortgage Loan or the related mezzanine loan. In addition, the holder of the preferred equity interest has consent rights over certain decisions, including any sale or refinancing of the East Lake Tower Corporate Center Property, the adoption of an annual budget and prepayment of the East Lake Tower Corporate Center Mortgage Loan.

The borrower is permitted to incur future mezzanine debt subject to (i) the proceeds being used to pay off the existing mezzanine loan and preferred equity investment, (ii) the combined NOI DSCR is not less than 1.15x, (iii) the combined NOI debt yield is not less than 9.5% and (iv) the combined LTV is not greater than 80.0%.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the East Lake Tower Corporate Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

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EAST LAKE TOWER CORPORATE CENTER

 A-3-89

EAST LAKE TOWER CORPORATE CENTER

East Lake Tower Corporate Center
4425 North Port Washington Road
Glendale, WI 53212
Lake Michigan
MILWAUKEE
Mequon
OZAUKEE COUNTY
Bayside
Brown Deer
River Hills
Fox Point
Glendale
Whitefish Bay
Shorewood
MILWAUKEE COUNTY
Wauwatosa
West Allis
West Milwaukee
Downtown
East Town
Riverwest
Brewer's Hill
Walnut Hill
Capitol Heights
Avenues West
Walker's Point
North Shore Country Club
Marketplace at Brown Deer
Lynden Sculpture Garden
Riverpoint Village
Milwaukee Country Club
Brown Deer Park
Brown Deer Park Golf Course
Good Hope Rd.
Cardinal Stritch University
Johnson Controls
Silver Spring
Bayshore Town Center
Lincoln Park
Columbia College of Nursing
Milwaukee River Greenway
Capital Centre
Keefe Ave.
University of Wisconsin-Milwaukee
E. Locust St.
Lake Park
Urban Ecology Ctr. at Riverside Park
Columbia St. Mary's Hospital
City Crossing
E. Center St.
E. North Ave.
N. Farwell Ave.
BMO Harris Bradley Ctr.
Juneau Park
The Shops of Grand Avenue
Milwaukee Art Museum
Marquette University
Henry W. Maier Festival Park
Marcus Amphitheater
Harley-Davidson Museum
Potawatomi Hotel & Casino
Lake Frwy
General Mitchell Intl. Airport 6 miles
North-South Frwy
Port Washington Rd.
N. Green Bay Ave.
N. Teutonia Ave.
N. Lake Dr.
N. Humboldt Blvd.
Little Menomonee River Pkwy
Fond Du Lac Frwy
W. Mill Rd.
W. Florist Ave.
N. 60th St.
N. 43rd St.
N. 76th St.
Lawrence J. Timmerman Airport
W. Hampton Ave.
W. Villard Ave.
W. Fond Du Lac Ave.
W. Atkinson Ave.
Midtown Center
W Capitol Dr.
W. Lisbon Ave.
Appleton Ave.
Currie Park Golf Course
W. Burleigh St.
Mt. Mary University
W. Center St.
Mayfair
N. Mayfair Rd.
W. North Ave.
Hansen Park
W. Vliet St.
W. Highland Blvd.
W. Wisconsin Ave.
W. Bluemound Rd.
GE Healthcare Research Park
Milwaukee Regional Medical Ctr.
Milwaukee County Zoo
Miller Park
Milwaukee Mile Speedway
Petit Natl. Ice Center
West Allis Towne Center
WISCONSIN STATE FAIRGROUNDS
Clement J. Zablocki VA Medical Ctr.
W. National Ave.
W. Greenfield Ave.
W. Burnham St.
S. Layton Blvd.
S. 92nd St.
W. Beloit Rd.
43
57
100
32
145
181
175
190
41
18
94
59
894
794
Hartford
Slinger
Jackson
Grafton
Cedarburg
Richfield
Germantown
Mequon
Brown Deer
Bayside
Fox Point
Whitefish Bay
Menomonee Falls
Merton
Sussex
Hartland
Glendale
Shorewood
Delafield
Pewaukee
Wauwatosa
Downtown
Brookfield
Waukesha
West Allis
Wales
New Berlin
St. Francis
Cudahy
Greenfield
Muskego
Franklin
South Milwaukee
Oak Creek
Mukwonago
Big Bend
Wind Lake
Potter Lake
Tichigan
Caledonia
Wind Point
East Troy
Waterford

 A-3-90

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 A-3-91

No. 11 – Peachtree Mall

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$23,750,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$23,703,430			Location:	Columbus, GA
% of Initial Pool Balance:	3.2%			Size:	535,367 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$149.71
Borrower Name:	Peachtree Mall L.L.C.			Year Built/Renovated:	1975/1994
Sponsors:	General Growth Partners			Title Vesting:	Fee
Mortgage Rate:	3.944%			Property Manager:	Self-managed
Note Date:	June 17, 2016
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	85.1% (12/31/2013)
Maturity Date:	December 6, 2025			2nd Most Recent Occupancy (As of)(3):	88.3% (12/31/2014)
IO Period:	NAP			Most Recent Occupancy (As of)(3):	89.9% (12/31/2015)
Loan Term (Original):	114 months			Current Occupancy (As of)(3)(4):	90.3% (2/29/2016)
Seasoning:	1 month
Amortization Term (Original):	300 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(85),O(4)			3rd Most Recent NOI (As of):	$9,787,129 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$9,307,906 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$9,573,151 (TTM 3/31/2016)
Additional Debt Type(1)(2):	Pari Passu and Future Mezzanine
				U/W Revenues:	$13,860,427
				U/W Expenses:	$3,861,116
				U/W NOI(5):	$9,999,312
				U/W NCF:	$9,254,544
				U/W NOI DSCR(1):	1.98x
Escrows and Reserves:				U/W NCF DSCR(1):	1.83x
				U/W NOI Debt Yield(1):	12.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	11.5%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$138,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 11, 2015
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	58.1%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	42.8%

(1)	The Peachtree Mall Whole Loan (as defined below) with an aggregate original principal balance of $80,305,560 is comprised of four pari passu notes (Note A-1, Note A-2, Note A-3, and Note A-4). The non-controlling Note A-1 had an original principal balance of $23,750,000, has an outstanding principal balance as of the Cut-Off Date of $23,703,430 and will be contributed to the SGCMS 2016-C5 Trust. Note A-3 (the controlling Note), Note A-2 and Note A-4 had a combined original balance of $56,555,560, and are expected to be contributed to future trusts. All statistical financial information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Peachtree Mall Whole Loan.

(2)	The borrower may enter into a mezzanine loan secured by direct or indirect ownership interests in the borrower subject to the satisfaction of certain conditions, including: (i) a combined loan-to-value ratio not greater than 63.8%, (ii) a combined debt service coverage ratio not less than 1.86x, (iii) the execution of an intercreditor agreement acceptable to the lender and (iv) receipt of a rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the SGCMS Series 2016-C5 Certificates.

(3)	Occupancy statistics exclude the 86,000 square foot anchor the sponsor owns but is not currently part of the collateral.

(4)	Occupancy statistics exclude temporary tenants. Current Occupancy excludes 26,848 square feet (5.0% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent.

(5)	See “Cash Flow Analysis” section.

The Peachtree Mall mortgage loan is part of a whole loan (the “Peachtree Mall Whole Loan”) evidenced by four pari passu promissory notes secured by a first mortgage encumbering the fee interest in an enclosed regional mall consisting of four one-story buildings located in Columbus, Georgia (the “Peachtree Mall Property”). The Peachtree Mall Property was built in 1975 and most recently expanded in 1994. The sponsor has owned the Peachtree Mall Property since 2003. The Peachtree Mall Property is adjacent to the I-185 and Manchester Expressway intersection. The Peachtree Mall Property contains 821,687 square feet of retail space, of which 535,367 square feet serve as collateral for the Peachtree Mall Whole Loan, and is situated on a 66.6-acre parcel of land, of which 53.4-acres serve as collateral. The Peachtree Mall Property is anchored by Dillard’s (not part of collateral), Macy’s and JC Penney. Other major tenants include H&M and Forever 21. A new lease with At Home, a home décor retailer, was recently executed on June 2, 2016 for 86,000 square feet of a currently unoccupied anchor space (currently not part of collateral) that was purchased from Dillard’s by the sponsor for approximately $2.2 million in conjunction with the origination of the Peachtree Mall Whole Loan. At Home executed a five year lease with three five-year renewal options and is expected to take occupancy in October 2016. Additionally, the sponsor is expected to invest approximately $1 million in tenant improvements. This anchor space will be contributed as part of the Peachtree Mall Property collateral within 36 months of the origination of the Peachtree Mall Whole Loan.

 A-3-92

PEACHTREE MALL

Approximately 10 million customers visit the Peachtree Mall Property each year. The Peachtree Mall Property contains 3,805 parking spaces, resulting in a parking ratio of 4.6 spaces per 1,000 square feet of rentable area. As of March 2016, tenants occupying 10,000 square feet or less had average trailing 12-month in-line sales of $405 per square foot with an average occupancy cost of 13.9%. As of February 29, 2016, the Peachtree Mall Property was 90.3% occupied (excluding temporary tenants) by 80 tenants.

Sources and Uses

Sources			Uses
Original whole loan amount	$80,305,560	100.0%	Loan payoff(1)	$0	0.0%
			Closing costs	581,647	0.7
			Return of equity(1)	79,723,913	99.3
Total Sources	$80,305,560	100.0%	Total Uses	$80,305,560	100.0%

(1)	The Peachtree Mall Property was previously securitized in the BACM 2005-4 transaction. The previous loan was paid off in February 2015, and the Peachtree Mall Property has been unencumbered since then. The outstanding loan balance was $77.8 million at maturity.

The following table presents certain information relating to the tenancy at the Peachtree Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Dillard’s	BBB-/Baa3/BBB-	201,076	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
Macy’s	BBB/Baa2/BBB	139,219	26.0%	$2.66	$370,634	4.1%	$139	2.1%	9/1/2022(4)
JC Penney	B+/B3/B	82,320	15.4%	$4.25	$349,860	3.9%	$149	3.3%	11/30/2019(5)
Total Anchor Tenants - Collateral		221,539	41.4%	$3.25	$720,494	8.0%

Other Major Tenants - Collateral
H&M	NR/NR/NR	21,210	4.0%	$16.83	$356,964	4.0%	NAV	NAV	1/31/2026(6)
Forever 21	NR/NR/NR	10,979	2.1%	$27.01	$296,592	3.3%	NAV	NAV	5/31/2025(7)
Encore	NR/NR/NR	13,159	2.5%	$14.20	$186,858	2.1%	NAV	NAV	7/31/2025(8)
Peachtree 8	NR/B2/B+	25,439	4.8%	$1.97	$50,115	0.6%	$134,349(9)	10.8%	12/31/2018
Total Other Major Tenants - Collateral		70,787	13.2%	$12.58	$890,529	9.9%

Non-Major Tenants - Collateral		191,191	35.7%	$38.48	$7,357,915	82.0%

Occupied Total - Collateral		483,517	90.3%	$18.55	$8,968,938	100.0%

Vacant Space(10)		51,850	9.7%

Collateral Total		535,367	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through January 2017, totaling $141,221.

(3)	Sales PSF and Occupancy Cost, based on information provided by the borrower, are for the trailing 12-month period ending March 31, 2016 and only include tenants that reported an entire 12 months of sales.

(4)	Macy’s has six, five-year renewal options.

(5)	JC Penney has three, five-year renewal options.

(6)	H&M has two, five-year renewal options. The tenant has the option to terminate its lease if its sales for the period January 1, 2019 through December 31, 2019 do not exceed $2,800,000 by providing 365 days’ written notice by June 30, 2020 and payment equal to 50% of all unamortized tenant improvements and leasing commissions.

(7)	Forever 21 has the option to terminate if its sales for the period June 1, 2018 through May 31, 2019 do not exceed $2,500,000 by providing 180 days’ written notice by August 31, 2020 and payment equal to 55% of all unamortized tenant improvements and leasing commissions.

(8)	Encore has the option to terminate if its sales for the period July 31, 2019 through June 30, 2020 do not exceed $1,500,000 by providing 90 days’ written notice within 60 days after June 30, 2020 and payment equal to 50% of all unamortized tenant improvements and leasing commissions.

(9)	Sales PSF for Peachtree 8 based on 8 screens.

(10)	Includes 26,848 square feet (5.0% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent.

 A-3-93

PEACHTREE MALL

The following table presents certain information relating to the lease rollover schedule at the Peachtree Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	150	0.0%	150	0.0%	$52,406	0.6%	$349.37
2016	2	2,498	0.5%	2,648	0.5%	$118,213	1.3%	$47.32
2017	15	41,911	7.8%	44,559	8.3%	$1,132,836	12.6%	$27.03
2018	19	65,751	12.3%	110,310	20.6%	$1,598,690	17.8%	$24.31
2019	14	121,205	22.6%	231,515	43.2%	$1,329,229	14.8%	$10.97
2020	6	19,390	3.6%	250,905	46.9%	$573,910	6.4%	$29.60
2021	4	10,447	2.0%	261,352	48.8%	$485,013	5.4%	$46.43
2022	2	140,979	26.3%	402,331	75.2%	$689,558	7.7%	$4.89
2023	7	11,783	2.2%	414,114	77.4%	$760,799	8.5%	$64.57
2024	1	1,516	0.3%	415,630	77.6%	$38,597	0.4%	$25.46
2025	8	43,623	8.1%	459,253	85.8%	$1,496,090	16.7%	$34.30
2026	3	24,264	4.5%	483,517	90.3%	$693,596	7.7%	$28.59
Thereafter	0	0	0.0%	483,517	90.3%	$0	0.0%	$0.00
Vacant(4)	0	51,850	9.7%	535,367	100.0%	$0	0.0%	$0.00
Total/Weighted Average	82	535,367	100.0%			$8,968,938	100.0%	$18.55

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent PSF excludes vacant space.

(4)	Includes 26,848 square feet (5.0% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Peachtree Mall Property:

Historical Occupancy(1)

12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	2/29/2016(3)

85.1%	88.3%	89.9%	90.3%

(1)	Includes collateral tenants only and excludes temporary tenants.
(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll. Excludes 26,848 square feet (5.0% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent.

 A-3-94

PEACHTREE MALL

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Peachtree Mall Property:

Cash Flow Analysis

	2013	2014	2015	TTM 3/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,037,244	$8,183,664	$8,106,017	$8,424,083	$8,968,938(1)	64.7%	$16.75
Grossed Up Vacant Space	0	0	0	0	1,142,949	8.2	2.13
Percentage Rent	205,469	168,227	281,693	314,023	251,115	1.8	0.47
Total Reimbursables	3,641,827	3,815,809	3,409,397	3,376,015	3,283,338	23.7	6.13
Other Income	1,464,595	1,576,856	1,369,127	1,347,493	1,357,036	9.8	2.53
Less Vacancy & Credit Loss	(117,546)	62,563	(4,851)	(31,632)	(1,142,949)(2)	(8.2)	(2.13)
Effective Gross Income	$13,231,589	$13,807,120	$13,161,383	$13,429,982(3)	$13,860,427(3)	100%	$25.89

Total Operating Expenses	$3,960,533	$4,019,990	$3,853,477	$3,856,830	$3,861,116	27.9%	$7.21

Net Operating Income	$9,271,056	$9,787,129	$9,307,906	$9,573,151	$9,999,312	72.1%	$18.68
TI/LC	0	0	0	0	664,462	4.8	1.24
Capital Expenditures	0	0	0	0	80,305	0.6	0.15
Net Cash Flow	$9,271,056	$9,787,129	$9,307,906	$9,573,151	$9,254,544	66.8%	$17.29

NOI DSCR(4)	1.83x	1.94x	1.84x	1.89x	1.98x
NCF DSCR(4)	1.83x	1.94x	1.84x	1.89x	1.83x
NOI DY(4)	11.6%	12.2%	11.6%	11.9%	12.5%
NCF DY(4)	11.6%	12.2%	11.6%	11.9%	11.5%

(1)	U/W Base Rent includes contractual rent increases through January 2017, totaling $141,221.

(2)	The underwritten economic vacancy is 8.3%. The Peachtree Mall Property was 90.3% physically occupied (excluding temporary tenants) as of February 29, 2016.

(3)	The increase from TTM 3/31/2016 Effective Gross Income to U/W Effective Gross Income is due to new leasing activity totaling approximately 23,858 square feet (4.5% of net rentable area), along with contractual rent increases.

(4)	The debt service coverage ratios and debt yields are based on the Peachtree Mall Whole Loan.

 A-3-95

No. 12 – TEK Park

Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$23,500,000			Specific Property Type:	Data Center
Cut-off Date Principal Balance(1):	$23,500,000			Location:	Breinigsville, PA
% of Initial Pool Balance:	3.2%			Size:	514,033 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(4):	$126.45
Borrower Name:	Hamilton 9999 Associates L.P.			Year Built/Renovated:	1987/2010
Sponsors:	Eli Sternbuch			Title Vesting:	Fee
Mortgage Rate:	5.000%			Property Manager:	EY&S Management 2011 Inc.
Note Date:	June 16, 2016			3rd Most Recent Occupancy (As of):	84.4% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	85.8% (12/31/2014)
Maturity Date:	July 6, 2026			Most Recent Occupancy (As of):	79.9% (12/31/2015)
IO Period:	None			Current Occupancy (As of):	82.3% (6/2/2016)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$6,494,483 (12/31/2014)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$6,545,866 (12/31/2015)
Call Protection(2):	L(24),D(93),O(3)			Most Recent NOI (As of):	$6,281,402 (TTM 3/31/2016)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Future Mezzanine
				U/W Revenues:	$14,472,438
				U/W Expenses:	$7,965,312
				U/W NOI:	$6,507,126
				U/W NCF:	$6,173,005
				U/W NOI DSCR(4):	1.55x
Escrows and Reserves:				U/W NCF DSCR(4):	1.47x
				U/W NOI Debt Yield(4):	10.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(4):	9.5%
Taxes	$0	$79,880	NAP	As-Is Appraised Value:	$102,000,000
Insurance	$86,250	$27,843	NAP	As-Is Appraisal Valuation Date:	May 3, 2016
Replacement Reserves	$0	$6,425	NAP	Cut-off Date LTV Ratio(4):	63.7%
TI/LC Reserve	$1,540,000	$0	$1,500,000	LTV Ratio at Maturity or ARD(4):	52.4%
Deferred Maintenance	$279,167	$0	NAP
FoxConn Rent Reserve	$70,834	$0	NAP

(1)	The TEK Park Whole Loan (as defined below), with an aggregate original and outstanding principal balance as of the Cut-off Date of $65,000,000, is comprised of three pari passu notes (Note A-1, Note A-2 and Note A-3). The controlling Note A-1 with an original and outstanding principal balance as of the Cut-off Date of $23,500,000 will be contributed to the SGCMS 2016-C5 Trust. The non-controlling Note A-2 with an original and outstanding principal balance as of the Cut-off Date of $24,000,000 is currently held by UBS Real Estate Securities Inc. (or an affiliate) and is expected to be contributed to a future trust or trusts. The non-controlling Note A-3 with an original and outstanding principal balance as of the Cut-off Date of $17,500,000 is currently held by Cantor Commercial Real Estate Lending, L.P. (or an affiliate) and is expected to be contributed to a future trust or trusts.

(2)	Following the defeasance lockout period, the borrower has the right to defease the TEK Park Whole Loan in whole, but not in part, on any date before May 6, 2026. The defeasance lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 6, 2020. In addition, the TEK Park Whole Loan is prepayable without penalty on or after May 6, 2026.

(3)	Mezzanine debt is permitted provided, among other things and pursuant to the specific terms of the loan documents, (i) taking into account the TEK Park Whole Loan and the mezzanine loan, (a) the annualized debt yield is not less than 9.50%, (b) the combined loan-to-value ratio is less than or equal to 70.0%, and (c) the annualized debt service coverage ratio is at least 1.40x, (ii) delivery of an acceptable intercreditor agreement and (b) rating agency confirmation.

(4)	All statistical financial information related to balances per square foot, loan value ratios, debt service coverage ratio and debt yields are based on the TEK Park Whole Loan.

The TEK Park mortgage loan is part of a Whole Loan (the “TEK Park Whole Loan”) evidenced by three pari passu notes (Note A-1, Note A-2 and Note A-3) secured by a first mortgage encumbering the fee simple interest in an office and technology park located in Breinigsville, Pennsylvania (the “TEK Park Property”). Originally developed in 1987 by AT&T as a Bell’s Labs’ Technology Center, the TEK Park Property consists of nine buildings totaling 514,033 square feet. The TEK Park Property was acquired in 2005 by MRA Group and converted to its current use as a multitenant office and technology park. In April 2012, the borrower acquired the TEK Park Property for $57,000,000 and invested an additional $3,000,000 in capital improvements. Since its development and expansion, more than $325,000,000 has been invested into the TEK Park Property. The TEK Park Property features 175,554 square feet of office space, 203,879 square feet of lab space and 123,482 square feet of data center space. Amenities at the property include a fitness center, basketball and volleyball courts, a full-service cafeteria, on-site daycare, an on-site helipad and a 200-seat conference center. As of June 2, 2016 The TEK Park Property is currently 82.3% leased to 15 tenants across a broad range of industries.

 A-3-96

TEK PARK

Sources and Uses

Sources			Uses
Original loan amount	$65,000,000	100.0%	Loan payoff(1)	$44,715,762	68.8%
			Reserves	1,976,251	3.0
			Closing Costs	1,034,298	1.6
			Return of Equity	17,273,689	26.6
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%

(1)	The TEK Park Property was previously securitized in the COMM 2012-CCRE1 transaction.

The following table presents certain information relating to the tenancy at the TEK Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
CyOptics (Avago/Broadcom)	NR/NR/BB+	139,401	27.1%	$13.04	$1,818,047	25.1%	Various(2)
TierPoint(3)	NR/B3/NR	122,337	23.8%	$25.60	$3,131,876	43.3%	3/31/2028
Buckeye Partners, L.P.	BBB-/Baa3/BBB-	79,795	15.5%	$14.57	$1,162,444	16.1%	10/31/2021
Aesculap Implant Systems	NR/NR/NR	31,318	6.1%	$13.35	$418,095	5.8%	7/31/2021
FoxConn Optical Interconnect(4)	NR/NR/A-	12,212	2.4%	$16.00	$195,392	2.7%	12/31/2025
Total Major Tenants		385,063	74.9%	$17.47	$6,725,854	92.9%
		37,945	7.4%		$511,946	7.1%
Non-Major Tenants				$13.49
Occupied Collateral Total		423,008	82.3%	$17.11	$7,237,801	100.0%

Vacant Space		91,025	17.7%

Collateral Total		514,033	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	1,613 square feet expiring on April 30, 2017; 30,296 square feet expiring on October 31, 2018; 4,492 square feet expiring on March 31, 2019 and 103,000 square feet expiring on October 13, 2023.

(3)	TierPoint is in the process of an estimated $12,000,000 renovation to its leased premises.

(4)	FoxConn Optical Interconnect has taken occupancy but is not required to commence paying rent until January 1, 2017. At origination, the borrower deposited $70,834 into a concessions reserve, which may be applied to debt service during such free rent period.

The following table presents certain information relating to the lease rollover schedule at the TEK Park Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	2	8,687	1.7%	8,687	1.7%	$129,965	$14.96
2018	5	32,232	6.3%	40,919	8.0%	$548,275	$17.01
2019	2	9,568	1.9%	50,487	9.8%	$65,972	$6.90
2020	4	13,611	2.6%	64,098	12.5%	$164,050	$12.05
2021	2	111,113	21.6%	175,211	34.1%	$1,580,540	$14.22
2022	0	0	0%	175,211	34.1%	$0	$0.00
2023	2	108,182	21.0%	283,393	55.1%	$1,339,448	$12.38
2024	0	0	0%	283,393	55.1%	$0	$0.00
2025	2	14,862	2.9%	298,255	58.0%	$248,684	$16.73
2026	0	0	0.0%	298,255	58.0%	$0	$0.00
Thereafter	2	124,753	24.3%	423,008	82.3%	$3,160,868	$25.34
Vacant	0	91,025	17.7%	514,033	100.0%	$0	$0.00
Total/Weighted Average	21	514,033	100.0%			$7,237,801	$17.11

(1)	Information obtained from the underwritten rent roll.

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TEK PARK

The following table presents historical occupancy percentages at the TEK Park Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	6/2/2016(2)

84.4%	85.8%	79.9%	82.3%

(1)	Information obtained from the leases.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the TEK Park Property:

Cash Flow Analysis

	2013	2014	2015	TTM 3/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$7,045,084	$7,324,473	$7,293,756	$7,177,668	$8,565,708	59.2%	$16.66
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	6,751,704	6,722,036	7,081,712	6,965,908	7,023,764	48.5	13.66
Other Income	207,451	176,069	180,781	167,960	210,873	1.5	0.41
Less Vacancy & Credit Loss	0	0	0	0	(1,327,908)(1)	(9.2)	(2.58)
Effective Gross Income	$14,004,238	$14,222,579	$14,556,249	$14,311,536	$14,472,438	100.0%	$28.15

Total Operating Expenses	$7,457,645	$7,728,096	$8,010,382	$8,030,134	$7,965,312	55.0%	$15.50

Net Operating Income	$6,546,593	$6,494,483	$6,545,866	$6,281,402	$6,507,126	45.0%	$12.66
TI/LC	0	0	0	0	257,017	1.8	0.50
Capital Expenditures	0	0	0	0	77,105	0.5	0.15
Net Cash Flow	$6,546,593	$6,494,483	$6,545,866	$6,281,402	$6,173,005	42.7%	$12.01

NOI DSCR	1.56x	1.55x	1.56x	1.50x	1.55x
NCF DSCR	1.56x	1.55x	1.56x	1.50x	1.47x
NOI DY	10.1%	10.0%	10.1%	9.7%	10.0%
NCF DY	10.1%	10.0%	10.1%	9.7%	9.5%

(1)	The 8.5% underwritten vacancy is based on the in-place economic vacancy as of June 2, 2016. The TEK Park Property was 82.3% physically occupied as of June 2, 2016. Underwritten base rent includes rent steps taken through December 31, 2017 of $97,294 and rent averaging of $25,392.

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 A-3-99

No. 13 Seattle Area Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Various
Original Principal Balance(1):	$22,250,000			Specific Property Type:	Various
Cut-off Date Principal Balance:	$22,250,000			Location:	Various, WA
% of Initial Pool Balance:	3.0%			Size:	159,523 SF
Loan Purpose(2):	Refinance			Cut-off Date Principal Balance Per SF:	$139.48
Borrower Name:	LBG Bainbridge, LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Lord Baltimore Group LTD.			Title Vesting:	Fee
Mortgage Rate:	4.530%			Property Manager:	Elmquist Real Estate Services, Inc.
Note Date:	June 10, 2016			3rd Most Recent Occupancy (As of):	91.0% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.8% (12/31/2014)
Maturity Date:	July 5, 2026			Most Recent Occupancy (As of):	92.9% (12/31/2015)
IO Period:	48 month			Current Occupancy (As of):	90.0% (6/10/2016)
Loan Term (Original):	120 months
Seasoning:	0 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(3):	$1,635,405 (12/31/2013)
Call Protection:	L(24),D(93),O(3)			3rd Most Recent NOI (As of)(3):	$1,772,785 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI (As of)(3):	$1,980,286 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of)(3):	$2,069,062 (TTM 3/31/2016)
Additional Debt Type:	NAP

				U/W Revenues(3):	$3,155,065
				U/W Expenses(3):	$1,080,819
				U/W NOI(3):	$2,074,246
				U/W NCF(3):	$1,942,487
				U/W NOI DSCR(3):	1.53x
Escrows and Reserves:				U/W NCF DSCR(3):	1.43x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(3):	9.3%
Taxes	$70,987	$23,662	NAP	U/W NCF Debt Yield(3):	8.7%
Insurance	$29,878	$5,976	NAP	As-Is Appraised Value:	$30,900,000
Replacement Reserve	$0	$3,107	$111,861	As-Is Appraisal Valuation Date(4):	Various
TI/LC Reserve	$250,000	$7,873	$283,416	Cut-off Date LTV Ratio:	72.0%
Deferred Maintenance	$6,563	$0	NAP	LTV Ratio at Maturity or ARD:	64.5%

(1)	The loan is structured with a $2,021,250 payment guaranty that is decreased by $16,845.75 on each payment date.

(2)	The sponsor acquired the portfolio on March 9, 2016.

(3)	See “Cash Flow Analysis” section

(4)	The Camelia Apartments appraisal is dated as of February 4, 2016. The Hildebrand Village and Liberty Centre appraisals are as of February 3, 2016.

The Seattle Area Portfolio mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering the fee interests in two mixed used properties and one multifamily property, totaling 159,523 square feet, located in Bainbridge Island and Poulsbo, Washington (the “Seattle Area Portfolio Properties”). Built in 2003 and 2006, the Camelia Apartments property is located in Bainbridge Island, Washington, approximately 10.3 miles west of the Seattle Central Business District (“CBD”). The Camelia Apartments property is comprised of thirteen two- and three-story buildings containing 65,051 square feet and is 97.2% occupied as of June 10, 2016. The Camelia Apartments property consists of 71 units broken down in 4 studios, 13 one-bedroom one-bathroom units, 12 two-bedroom one-bathroom units, 16 two-bedroom two-bathroom units, 20 three-bedroom two-bathroom units, and 6 three-bedroom three-bathroom units. The residential units have a current waitlist of over 200 applicants as of recent. The Camelia Apartments property is located 1.1 miles north of Bainbridge Ferry Terminal, which provides access to the greater Seattle Area. Built in between 1999 and 2004, the Hildebrand Village property is comprised of six adjacent two-story mixed-use buildings containing 64,276 square feet and situated on 3.2 acres in Bainbridge Island, Washington, approximately 10.1 miles west of the Seattle CBD. The Hildebrand Village property consists of two retail buildings, one office building and three mixed-use buildings with retail on the lower levels and office uses on the second level. As of June 10, 2016, the Hildebrand Village property was 83.3% occupied by 29 tenants. The Liberty Centre property is comprised of three adjacent, mixed-use buildings containing 30,196 square feet and situated on 2.0 acres in Poulsbo, Washington, approximately 11.3 miles northeast of the Bainbridge Island properties. The Liberty Centre property consists of three buildings, two of which were constructed in 1991 and the third in 2001. The buildings feature lower level

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SEATTLE AREA PORTFOLIO

retail with second and third floor office space. The Liberty Centre property has direct visibility from State Highway 305 which, according to third party reports, has a vehicle counts between 21,454 and 23,100 per day. As of June 10, 2016, the Liberty Centre property is 88.9% occupied by 15 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$22,250,000	100.0%	Existing Debt	$21,237,563	95.4%
			Reserves	107,427	0.5
			TI/LC Holdback	250,000	1.1
			Closing costs	357,960	1.6
			Return of equity	297,051	1.3
Total Sources	$22,250,000	100.0%	Total Uses	$22,250,000	100.0%

The following table presents certain information relating to the Seattle Area Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated Cut-off Date LTV
Camelia Apartments	$11,088,997	49.8%	97.2%	2003/NAP	65,051	$15,400,000	72.0%
Hildebrand Village	$7,560,680	34.0%	83.3%	1999/NAP	64,276	$10,500,000	72.0%
Liberty Centre	$3,600,324	16.2%	88.9%	1991/NAP	30,196	$5,000,000	72.0%
Total/Weighted Average	$22,250,000	100.0%	90.0%		159,523	$30,900,000	72.0%

(1)	Information obtained from the underwritten rent roll and the borrower rent rolls dated as of June 10, 2016.

The following table presents certain information relating to the tenancy at the Seattle Area Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF(2)	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Swedish Medical Group	NR/NR/NR	10,330	10.9%	$20.00	$206,600	15.0%	8/31/2017(4)
John L. Scott, Inc.	NR/NR/NR	7,710	8.2%	$25.23	$194,507	14.1%	9/30/2020(5)
Orbridge, LLC	NR/NR/NR	4,706	5.0%	$11.72	$55,176	4.0%	10/31/2016(6)
Redden Marine Supply, Inc.	NR/NR/NR	4,439	4.7%	$13.23	$58,728	4.3%	12/31/2016
Total Major Tenant		27,185	28.8%	$18.94	$515,011	37.3%

Non-Major Tenants		54,803	58.0%	$15.80	$865,815	62.7%

Occupied Collateral Total		81,988	86.8%	$16.84	$1,380,825	100.0%

Vacant Space		12,484	13.2%

Collateral Total		94,472	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Based on commercial spaces only. Excludes multifamily square footage.

(3)	The U/W Base Rent includes contractual rent steps through March 2017, totaling $37,655.

(4)	Swedish Medical Group has three, 3-year renewal options.

(5)	John L. Scott, Inc. has three, 5-year renewal options.

(6)	Orbridge, LLC has two, 3-year renewal options.

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SEATTLE AREA PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Seattle Area Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF(3)	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual UW Base Rent PSF(4)
MTM	6	4,181	4.4%	4,181	4.4%	$52,190	3.8%	$12.48
2016	13	21,393	22.6%	25,574	27.1%	$291,123	21.1%	$13.61
2017	9	27,070	28.7%	52,644	55.7%	$454,319	32.9%	$16.78
2018	10	11,613	12.3%	64,257	68.0%	$238,452	17.3%	$20.53
2019	2	4,933	5.2%	69,190	73.2%	$80,275	5.8%	$16.27
2020	6	10,510	11.1%	79,700	84.4%	$245,926	17.8%	$23.40
2021	1	2,288	2.4%	81,988	86.8%	$18,540	1.3%	$8.10
2022	0	0	0.0%	81,988	86.8%	$0	0.0%	$0.00
2023	0	0	0.0%	81,988	86.8%	$0	0.0%	$0.00
2024	0	0	0.0%	81,988	86.8%	$0	0.0%	$0.00
2025	0	0	0.0%	81,988	86.8%	$0	0.0%	$0.00
2026	0	0	0.0%	81,988	86.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	81,988	86.8%	$0	0.0%	$0.00
Vacant	0	12,484	13.2%	94,472	100.0%	$0	0.0%	$0.00
Total/Weighted Average	47	94,472	100.0%			$1,380,825	100.0%	$16.84

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Based on commercial spaces only. Excludes multifamily units.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Seattle Area Portfolio Properties:

Historical Occupancy

Property	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	6/10/2016(2)
Camelia Apartments property	98.5%	100.0%	100.0%	97.2%
Hildebrand Village property	88.6%	88.6%	88.3%	83.3%
Liberty Centre Property	80.0%	91.2%	87.2%	88.9%
Weighted Average	91.0%	93.8%	92.9%	90.0%

(1)	Information obtained from the borrowers.

(2)	Information obtained from the underwritten rent roll.

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SEATTLE AREA PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Seattle Area Portfolio Properties:

Cash Flow Analysis

	2013	2014	2015	TTM 3/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Commercial Base Rent(1)	$1,233,268	$1,295,559	$1,342,548	$1,361,585	$1,553,395	49.2%	$9.74
Expense Recoveries	477,117	526,149	604,009	633,351	595,973	18.9	3.74
Commercial Other Income(2)	1,416	(296)	0	512	0	0.0	0.00
Residential Rent	918,326	1,083,481	1,198,239	1,222,096	1,252,824	39.7	7.85
Residential Other Income	72,427	88,798	99,705	102,210	102,210	3.2	0.64
Less Vacancy & Credit Loss(3)	(32,914)	(7,497)	(24,176)	(22,785)	(349,338)	(11.1)	(2.19)
Effective Gross Income(4)	$2,669,640	$2,986,194	$3,220,325	$3,296,969	$3,155,065	100.0%	$19.78

Total Operating Expenses	$1,034,235	$1,213,409	$1,240,039	$1,227,907	$1,080,819	34.3%	$6.78

Net Operating Income	$1,635,405	$1,772,785	$1,980,286	$2,069,062	$2,074,246	65.7%	$13.00
TI/LC	0	0	0	0	94,472	3.0	0.59
Capital Expenditures	0	0	0	0	37,287	1.2	0.23
Net Cash Flow	$1,635,405	$1,772,785	$1,980,286	$2,069,062	$1,942,487	61.6%	$12.18

NOI DSCR	1.20x	1.31x	1.46x	1.52x	1.53x
NCF DSCR	1.20x	1.31x	1.46x	1.52x	1.43x
NOI DY	7.4%	8.0%	8.9%	9.3%	9.3%
NCF DY	7.4%	8.0%	8.9%	9.3%	8.7%

(1)	U/W Base Rent includes contractual rent steps through March 2017, totaling $37,655.

(2)	Other Income includes Ratio Utility Billing Systems and fee income.

(3)	The underwritten economic vacancy is 10.0%. The Seattle Area Portfolio Properties were 90.0% physically occupied as of June 10, 2016.

(4)	Effective Gross Income includes Base Rent and Recoveries from MTM tenants on expired leases that are expected to renew. The total income from these tenants is $50,714

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No. 14 Sandalfoot Plaza & Nassau Square

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Retail
Original Principal Balance:	$21,250,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$21,204,092			Location:	Various – See Table
% of Initial Pool Balance:	2.9%			Size:	314,697 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$67.38
Borrower Name:	Sandalfoot Plaza Boca, LLC; Nassau Square, LLC			Year Built/Renovated:	Various – See Table
Sponsor(1):	The Harry J. Brown, Jr. Revocable Trust Under Trust Agreement Dated July 19, 2004, As Amended			Title Vesting:	Fee
Mortgage Rate:	5.233%			Property Manager:	Reichel Realty & Investments, Inc.
Note Date:	April 20, 2016			3rd Most Recent Occupancy (As of):	87.4% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	86.8% (12/31/2014)
Maturity Date:	May 5, 2026			Most Recent Occupancy (As of):	84.3% (12/31/2015)
IO Period:	None			Current Occupancy (As of):	83.7% (Various – See Table)
Loan Term (Original):	120 months
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$1,961,635 (12/31/2014)
Call Protection(2):	L(26),D(90),O(4)			2nd Most Recent NOI (As of):	$1,829,906 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of):	$1,878,385 (TTM 2/29/2016)
Additional Debt:	None
Additional Debt Type:	NAP

				U/W Revenues:	$3,715,710
				U/W Expenses:	$1,711,528
				U/W NOI(4):	$2,004,183
				U/W NCF:	$1,744,411
				U/W NOI DSCR	1.43x
Escrows and Reserves:				U/W NCF DSCR:	1.24x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.5%
Taxes	$320,165	$53,361	NAP	U/W NCF Debt Yield:	8.2%
Insurance	$326,508	$34,298	NAP	As-Is Appraised Value:	$35,500,000
Replacement Reserve	$0	$8,664	NAP	As-Is Appraisal Valuation Date:	March 1, 2016
TI/LC Reserve	$0	$13,307	NAP	Cut-off Date LTV Ratio:	59.7%
Environmental Reserve(3)	$300,000	$0	NAP	LTV Ratio at Maturity or ARD:	49.6%

(1)	The sponsor was involved in litigation. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

(2)	Following the lockout period, the borrower is permitted to partially release either the Sandalfoot Plaza property or the Nassau Square property in connection with a partial defeasance, subject to certain conditions, including (i) no event of default has occurred and is continuing; (ii) partial defeasance of 120.0% of the released property’s original allocated loan balance; (iii) the loan-to-value ratio with respect to the remaining properties will be no greater than the lesser of (a) 59.9%, and (b) the loan to value ratio immediately prior to the release; and (iv) the net cash flow debt service coverage ratio with respect to the remaining properties will be no less than the greater of (a) 1.23x and (b) the net cash flow debt service coverage ratio immediately prior to the release.

(3)	There is a recognized environmental condition at the Nassau Square property relating to historic onsite dry cleaning operations. The Nassau Square property is enrolled in the Florida State-funded dry cleaning remediation program and is on other databases indicative of documented subsurface impacts related to dry cleaning operations. At origination, the borrower deposited $300,000 in the environmental reserve, which represents the recommended maximum cost of remediation. The environmental reserve can be used to remediate any further issues related to the recognized environmental condition.

(4)	See “Cash Flow Analysis” section.

The Sandalfoot Plaza & Nassau Square mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering the fee interests in two anchored retail properties, totaling 314,697 square feet, located in Boca Raton and Lake Worth, Florida (the “Sandalfoot Plaza & Nassau Square Properties”). Built in 1985, the Sandalfoot Plaza property is located in Boca Raton, Florida, approximately 35.0 miles south of the West Palm Beach Central Business District (“CBD”) and approximately 25.0 miles north of the Fort Lauderdale CBD. The Sandalfoot Plaza property consists of six, one- to two- story buildings totaling 142,776 square feet and 94.3% occupied as of May 11, 2016 by 46 tenants. The Sandalfoot Plaza property is anchored by a 48,192 square foot Western Beef grocery store. Major tenants at the Sandalfoot Plaza property include a Family Dollar Store (10,356 square feet) and a Primary Learning Place (10,985 square feet). The Sandalfoot Plaza property includes 714 surface parking spaces, resulting in a parking ratio of 5.0 spaces per 1,000 square feet of rentable area. Built in 1984 and renovated in 2015, the Nassau Square property is located in Lake Worth, Florida, approximately 15.0 miles south of the West Palm Beach CBD and approximately 40.0 miles north of the Fort Lauderdale CBD. The Nassau Square property underwent capital improvements totaling $1,031,461 ($6.00 per square foot)

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SANDALFOOT PLAZA & NASSAU SQUARE

in 2015, which included $821,233 in façade renovations and $210,228 in lighting renovations, parking lot repairs and exterior building repairs. The Nassau Square property consists of four single-story buildings, totaling 171,921 square feet and 74.9% occupied as of May 18, 2016 by 21 tenants. The Nassau Square property is anchored by a 39,795 square foot Publix grocery store and a 45,715 square foot National Lumber & Hardware store. The other major tenant at the center is a 10,356 square foot Dollar Tree. Nassau Square property includes 739 surface parking spaces, resulting in a parking ratio of 4.2 spaces per 1,000 square feet of rentable area.

Sources and Uses

Sources			Uses
Original loan amount	$21,250,000	92.7%	Loan payoff(1)	$21,633,935	94.3%
Sponsor’s new cash contribution	1,680,556	7.3	Reserves	946,673	4.1
			Closing costs	$349,947	1.5
Total Sources	$22,930,556	100.0%	Total Uses	$22,930,556	100.0%

(1)	The Sandalfoot Plaza & Nassau Square Properties were previously securitized in the CSMC 2006-C3 transaction.

The following table presents certain information relating to the Sandalfoot Plaza & Nassau Square Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated Cut-off Date LTV
Sandalfoot Plaza – Boca Raton, FL	$13,546,614	63.9%	94.3%	1985/NAP	142,776	$20,600,000(2)	65.8%
Nassau Square – Lake Worth, FL	$7,657,478	36.1%	74.9%	1984/2015	171,921	$14,900,000(3)	51.4%
Total/Weighted Average	$21,204,092	100.0%	83.7%		314,697	$35,500,000	59.7%

(1)	Information obtained from the underwritten rent roll and the borrower rent rolls dated as of May 11, 2016 and May 18, 2016.

(2)	The “as-stabilized” appraised value is $21,300,000 as of March 1, 2017 based upon the Sandalfoot Plaza property achieving a stabilized occupancy level of 93.0%.

(3)	The “as-stabilized” appraised value is $17,600,000 as of March 1, 2018 based upon the Nassau Square property achieving a stabilized occupancy level of 93.0%.

The following table presents certain information relating to the tenancy at the Matrix Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants
Charlie’s Marketplace LLC dba Western Beef	NR/NR/NR	48,192	15.3%	$6.92	$333,532	12.3%	NAV	NAV	8/31/2018(4)
Metro Lumber LLC d/b/a National Lumber and Hardware	NR/NR/NR	45,715	14.5%	$4.37	$200,000	7.4%	NAV	NAV	3/31/2019(5)
Publix Super Markets, Inc.	NR/NR/NR	39,795	12.6%	$5.00	$198,975	7.3%	$448	1.5%	10/31/2024(6)
Total Anchor Tenant		133,702	42.5%	$5.48	$732,507	27.0%

Non-Anchor Tenants		129,377	41.1%	$15.34	$1,984,636	73.0%
Storage		273	0.1%	$0.00	$0	0.0%

Occupied Collateral Total		263,352	83.7%	$10.32	$2,717,143	100.0%

Vacant Space		51,345	16.3%

Collateral Total		314,697	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The U/W Base Rent includes contractual rent steps through March 31, 2017, totaling $44,434.

(3)	Sales PSF and Occupancy Cost are as of the trailing 12-month period ending December 2015.

(4)	Charlie’s Marketplace LLC dba Western Beef has eight, 5-year lease renewal options.

(5)	Metro Lumber LLC d/b/a National Lumber and Hardware has three, 5-year lease renewal option. Metro Lumber LLC d/b/a National Lumber and Hardware may terminate its lease on June 30, 2017 if its gross sales are not in excess of $4.0 million per year in the third year of its lease.

(6)	Publix Super Markets, Inc. has seven, 5-year lease renewal options.

 A-3-105

SANDALFOOT PLAZA & NASSAU SQUARE

The following table presents certain information relating to the lease rollover schedule at the Sandalfoot Plaza & Nassau Square Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual UW Base Rent PSF(3)
MTM	2	3,150	1.0%	3,150	1.0%	$28,443	1.0%	$9.03
2016	5	4,921	1.6%	8,071	2.6%	$99,447	3.7%	$20.21
2017	13	21,238	6.7%	29,309	9.3%	$339,361	12.5%	$15.98
2018(4)	14(4)	73,881(4)	23.5%	103,190	32.8%	$776,506(4)	28.6%	$10.51(4)
2019	16	79,321	25.2%	182,511	58.0%	$676,048	24.9%	$8.52
2020	9	24,825	7.9%	207,336	65.9%	$330,568	12.2%	$13.32
2021	5	9,792	3.1%	217,128	69.0%	$149,704	5.5%	$15.29
2022	0	0	0.0%	217,128	69.0%	$0	0.0%	$0.00
2023	0	0	0.0%	217,128	69.0%	$0	0.0%	$0.00
2024	2	42,045	13.4%	259,173	82.4%	$227,066	8.4%	$5.40
2025	0	0	0.0%	259,173	82.4%	$0	0.0%	$0.00
2026	0	0	0.0%	259,173	82.4%	$0	0.0%	$0.00
Thereafter	1	3,906	1.2%	263,079	83.6%	$90,000	3.3%	$23.04
Storage	0	273	0.1%	263,352	83.7%	$0	0.0%	$0.00
Vacant	0	51,345	16.3%	314,697	100.0%	$0	0.0%	$0.00
Total/Weighted Average	67	314,697	100.0%			$2,717,143	100.0%	$10.32

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Dolin Investments Inc dba Watermill Express has no square footage but contributes $6,600 to the Annual U/W Base Rent. The Annual U/W Base Rent PSF excluding the rent related to Dolin Investments Inc is $10.29.

The following table presents historical occupancy percentages at the Sandalfoot Plaza & Nassau Square Properties:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	Various(2)

87.4%	86.8%	84.3%	83.7%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent rolls dated as of May 11, 2016 and May 18, 2016.

 A-3-106

SANDALFOOT PLAZA & NASSAU SQUARE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Sandalfoot Plaza & Nassau Square Properties:

Cash Flow Analysis

	2013	2014	2015	TTM 2/29/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,558,629	$2,674,043	$2,537,152	$2,574,496	$2,717,143(1)	73.1%	$8.63
Grossed Up Vacant Space	0	0	0	0	737,065	19.8	2.34
Percentage Rent	86	0	127	127	0	0.0	0.00
Total Reimbursables	1,026,718	981,607	1,019,547	1,031,111	975,104	26.2	3.10
Other Income	21,876	26,395	42,701	44,176	23,463	0.6	0.07
Less Vacancy & Credit Loss	0	0	0	0	(737,065)(2)	(19.8)	(2.34)
Effective Gross Income	$3,607,308	$3,682,045	$3,599,527	$3,649,910	$3,715,710	100.0%	$11.81

Total Operating Expenses	$1,708,226	$1,720,410	$1,769,621	$1,771,525	$1,711,528	46.1%	$5.44

Net Operating Income	$1,899,083	$1,961,635	$1,829,906	$1,878,385	$2,004,183	53.9%	$6.37
TI/LC	0	0	0	0	157,349	4.2	0.50
Capital Expenditures	0	0	0	0	102,423	2.8	0.33
Net Cash Flow	$1,899,083	$1,961,635	$1,829,906	$1,878,385	$1,744,411	46.9%	$5.54

NOI DSCR	1.35x	1.40x	1.30x	1.34x	1.43x
NCF DSCR	1.35x	1.40x	1.30x	1.34x	1.24x
NOI DY	9.0%	9.3%	8.6%	8.9%	9.5%
NCF DY	9.0%	9.3%	8.6%	8.9%	8.2%

(1)	The U/W Base Rent includes contractual rent steps through March 31, 2017, totaling $44,434.

(2)	The underwritten economic vacancy is 16.6%. The Sandalfoot Plaza & Nassau Square Properties were 83.7% physically occupied as of the underwritten rent rolls dated as of May 11, 2016 and May 18, 2016.

 A-3-107

No. 15 – OZRE Leased Fee Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Portfolio
				Property Type:	Other
Original Principal Balance(1):	$20,000,000			Specific Property Type:	Leased Fee
Cut-off Date Principal Balance(1):	$20,000,000			Location:	VA, PA, NJ, NC
% of Initial Pool Balance:	2.7%			Size(3):	3,926,180 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$44.76
Borrower Name:	MAP Fee Owner LLC			Year Built/Renovated(3):	Various/Various
Sponsors:	Och-Ziff Real Estate Fund III, L.P.; Och-Ziff Real Estate Parallel Fund III A, L.P.; Och-Ziff Real Estate Parallel Fund III B, L.P.; Och-Ziff Real Estate Parallel Fund III D, L.P.; Och-Ziff Real Estate Parallel Fund III E, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.3000%			Property Manager:	Self-managed
Note Date:	February 4, 2016			3rd Most Recent Occupancy (As of)(3):	88.1% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	90.3% (12/31/2014)
Maturity Date:	February 6, 2026			Most Recent Occupancy (As of)(3):	89.4% (6/30/2015)
IO Period:	120 months			Current Occupancy (As of)(3):	90.4% (1/5/2016)
Loan Term (Original):	120 months
Seasoning:	5 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	NAV
Call Protection(2):	L(29),GRTR 1% or YM(85),O(6)			Most Recent NOI (As of):	NAV
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues:	$13,325,934
				U/W Expenses:	$0
				U/W NOI:	$13,325,934
				U/W NCF:	$13,325,934
				U/W NOI DSCR(1):	1.74x
Escrows and Reserves:				U/W NCF DSCR(1):	1.74x
				U/W NOI Debt Yield(1):	7.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	7.6%
Taxes	$0	Springing	NAP	As-Is Appraised Value(4):	$250,400,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	January 16, 2016
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(4):	70.2%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1)(4):	70.2%
Other	$0	Springing	NAP

(1)	The OZRE Leased Fee Portfolio Whole Loan (as defined below), with an original principal balance of $175,750,000 is evidenced by nine pari passu notes in the aggregate original principal amount of $175,750,000. The non-controlling Note A-2-2 had an original principal balance of $20,000,000, and will be contributed to the SGCMS 2016-C5 trust. The related companion loans had an aggregate original principal balance of $155,750,000 and are evidenced by one controlling note and seven non-controlling notes. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the OZRE Leased Fee Portfolio whole loan.

(2)	Any time during the term of the OZRE Leased Fee Portfolio Whole Loan, the borrower may obtain the release of an individual property provided, among other things, (i) no event of default has occurred and is continuing, (ii) the debt service coverage ratio for the remaining properties is not less than the greater of (a) 1.55x or (b) the debt service coverage ratio immediately prior to the release, (iii) the debt yield for the remaining properties is not less than the greater of (a) 6.77% and (b) the debt yield immediately preceding the release, (iv) the borrower partially prepays the OZRE Leased Fee Portfolio Whole Loan in an amount equal to (x) for any release property that is a core asset, 125% of the allocated loan amount, and (y) for any release property that is not a core asset, if the aggregate sum of the release then or previously paid in connection with releases is less than 17,750,000, then 105% of the allocated loan amount, or if the aggregate sum of the release price then or previously paid in connection with releases is equal to or greater than $17,750,000, then 120% of the allocated loan amount.

(3)	The collateral for the OZRE Leased Fee Portfolio Whole Loan represents the fee simple interest in the land (and not the related improvements). Year built and renovated, square footage and occupancy are based on the improvements, which are not collateral for the OZRE Leased Fee Portfolio Whole Loan.

(4)	The appraised value of $250,400,000 is the portfolio Appraised Value and reflects a premium of 5.9% attributed to the aggregate value of the OZRE Leased Fee Portfolio as a whole. The sum of the value of each of the OZRE Leased Fee Portfolio Properties on an individual basis is $236,425,000.

The OZRE Leased Fee Portfolio whole loan (the “OZRE Leased Fee Portfolio Whole Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest in the underlying land beneath a 3,926,180 sq. ft., 58-property portfolio of office and industrial properties located in four states and subject to a unitary 99-year ground lease (each a “Property” or an “OZRE Leased Fee Portfolio Property”, and collectively, the “OZRE Leased Fee Portfolio Properties”) with an aggregate original and cut-off date principal balance of $175,750,000. The OZRE Leased Fee Portfolio mortgage loan is evidenced by the non-controlling Note A-2-2 with an original principal balance of $20,000,000, which will be included in the SGCMS 2016-C5 Trust. The eight related pari passu companion loans have an aggregate original balance of $155,750,000 and are evidenced by seven non-controlling notes, which have

 A-3-108

OZRE LEASED FEE PORTFOLIO

been previously securitized, and one controlling note that is expected to be held by CCRE or an affiliate and contributed to a future securitization trust or trusts.

Sources and Uses

Sources			Uses
Original loan amount (OZRE Leased Fee Portfolio)	$175,750,000	41.0%	Allocated Purchase Price (OZRE Leased Fee Portfolio)(1)	$184,815,376	43.1%
Sponsor Equity (OZRE Leased Fee Portfolio)	15,717,555	3.7	Closing Costs (OZRE Leased Fee Portfolio)	6,652,178	1.6
Mortgage Loan (Leasehold Interest)	180,800,000	42.2	Allocated Purchase Price (Leasehold Interest)	198,270,821	46.2
Och-Ziff Equity (Leasehold Interest)	28,304,610	6.6	Closing Costs (Leasehold Interest)	39,138,399	9.1
Brandywine Equity (Leasehold Interest)	28,304,610	6.6
Total Sources	$428,876,775	100.0%	Total Uses	$428,876,775	100.0%

(1)	At origination of the OZRE Leased Fee Portfolio Whole Loan, the borrower acquired 100% of the fee interest in the underlying land beneath the 58 property portfolio, each of which is subject to a Ground Lease.

The following table presents the whole loan summary for the OZRE Leased Fee Portfolio.

Whole Loan Summary	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	CFCRE 2016-C4	No
Note A-2-1	$20,000,000	$20,000,000	CCRE	Yes
Note A-2-2	$20,000,000	$20,000,000	SGCMS 2016-C5	No
Note A-3	$40,000,000	$40,000,000	CGCMT 2016-C1	No
Note A-4	$10,000,000	$10,000,000	CFCRE 2016-C4	No
Note A-5	$10,000,000	$10,000,000	CFCRE 2016-C4	No
Notes A-6, A-7, A-8	$25,750,000	$25,750,000	CGCMT 2016-C1	No
Total	$175,750,000	$175,750,000

The following table presents certain information relating to the OZRE Leased Fee Portfolio Properties:

Portfolio Summary

	Location	Property Type(1)	Year Built	Sq. Ft.	# of Tenants	Occupancy	Allocated Loan Amount ($)(2)	Allocated Loan Amount (%)	Appraised Value(3)
300 Arboretum Pl	N. Chesterfield, VA	Office	1988	214,209	20	100.0%	$12,750,000	7.3%	$16,300,000
700 East Gate Dr	Mount Laurel, NJ	Office	1984	119,272	12	84.4%	$10,000,000	5.7%	$13,840,000
6802 Paragon Pl	Richmond, VA	Office	1998,2000	143,783	22	100.0%	$9,250,000	5.3%	$11,775,000
6800 Paragon Pl	Richmond, VA	Office	1986	146,365	27	88.4%	$9,175,000	5.2%	$10,475,000
7501 Boulder View Dr	N. Chesterfield, VA	Office	1989	136,654	14	88.8%	$6,650,000	3.8%	$8,425,000
2100 West Laburnum Ave	Richmond, VA	Office	1984	128,301	34	95.8%	$6,650,000	3.8%	$8,100,000
7300 Beaufont Springs Dr	N. Chesterfield, VA	Office	1998	120,665	3	100.0%	$6,650,000	3.8%	$7,450,000
4870 Sadler Rd	Glen Allen, VA	Office	1998	62,100	8	100.0%	$5,350,000	3.0%	$6,218,099
12015 Lee Jackson Mem Hwy	Fairfax, VA	Office	1985	150,758	8	72.2%	$5,250,000	3.0%	$6,150,000
6806 Paragon Pl	Richmond, VA	Office	1998,2000	74,480	7	91.2%	$5,200,000	3.0%	$5,950,000
925 Harvest Dr	Blue Bell, PA	Office	1990	62,957	11	93.4%	$4,500,000	2.6%	$6,650,000
555 Croton Rd	King of Prussia, PA	Office	1999	96,909	14	71.1%	$4,250,000	2.4%	$7,400,000
980 Harvest Dr	Blue Bell, PA	Office	1988	62,379	8	77.8%	$4,000,000	2.3%	$6,150,000
309 Fellowship Rd	Mount Laurel, NJ	Office	1982	55,698	8	93.0%	$3,400,000	1.9%	$4,660,000
11781 Lee Jackson Mem Hwy	Fairfax, VA	Office	1982	130,381	16	77.9%	$3,250,000	1.8%	$3,950,000
305 Fellowship Rd	Mount Laurel, NJ	Office	1980	56,583	8	95.3%	$3,025,000	1.7%	$4,840,000
701 East Gate Dr	Mount Laurel, NJ	Office	1986	61,794	10	91.2%	$3,000,000	1.7%	$4,380,000
920 Harvest Dr	Blue Bell, PA	Office	1989	51,875	1	100.0%	$3,000,000	1.7%	$4,210,000
1025 Boulders Pkwy	N. Chesterfield, VA	Office	1994	93,143	13	84.4%	$3,000,000	1.7%	$4,050,000
4880 Sadler Rd	Glen Allen, VA	Office	1998, 2000	63,427	3	100.0%	$3,000,000	1.7%	$3,506,901

 A-3-109

OZRE LEASED FEE PORTFOLIO

Location	Property Type(1)	Year Built	Sq. Ft.	# of Tenants	Occupancy	Allocated Loan Amount ($)(2)	Allocated Loan Amount (%)	Appraised Value(3)
2240-2250 Butler Pike	Plymouth Mtng, PA	Office	1970-1984	52,229	3	100.0%	$2,750,000	1.6%	$4,200,000
7401 Beaufont Springs Dr	N. Chesterfield, VA	Office	1996	82,781	7	92.8%	$2,750,000	1.6%	$4,175,000
2511 Brittons Hill Rd	Richmond, VA	Industrial	1987	132,548	4	100.0%	$2,750,000	1.6%	$3,675,000
2201 Tomlynn St	Richmond, VA	Industrial	1990	85,861	13	95.0%	$2,750,000	1.6%	$3,675,000
4805 Lake Brook Dr	Glen Allen, VA	Office	1995	60,208	8	73.9%	$2,575,000	1.5%	$3,875,000
4401 Fair Lakes Ct	Fairfax, VA	Office	1987	55,828	8	87.6%	$2,550,000	1.5%	$3,050,000
2812 Emerywood Pkwy	Richmond, VA	Office	1979-2000	56,984	8	84.6%	$2,500,000	1.4%	$3,525,000
9100 Arboretum Pkwy	N. Chesterfield, VA	Office	1988	58,446	26	100.0%	$2,500,000	1.4%	$3,325,000
500 Enterprise Rd	Horsham, PA	Office	1991	66,751	1	100.0%	$2,350,000	1.3%	$2,950,000
303 Fellowship Rd	Mount Laurel, NJ	Office	1979	53,768	9	85.4%	$2,275,000	1.3%	$3,810,000
9011 Arboretum Pkwy	N. Chesterfield, VA	Office	1990	73,183	15	85.0%	$2,250,000	1.3%	$3,950,000
910 Harvest Dr	Blue Bell, PA	Office	1989	52,611	2	100.0%	$2,250,000	1.3%	$3,360,000
7325 Beaufont Springs Dr	N. Chesterfield, VA	Office	1998	77,648	4	66.0%	$2,250,000	1.3%	$2,975,000
1 Progress Dr	Horsham, PA	Office	1988	79,204	2	70.4%	$2,000,000	1.1%	$3,400,000
2260 Butler Pike	Plymouth Mtng, PA	Office	1984	31,892	3	100.0%	$2,000,000	1.1%	$3,210,000
140 West Germantown Pike	Plymouth Mtng, PA	Office	1985	25,357	8	100.0%	$1,850,000	1.1%	$2,850,000
307 Fellowship Rd	Mount Laurel, NJ	Office	1981	54,073	15	80.8%	$1,850,000	1.1%	$2,500,000
9210 Arboretum Pkwy	N. Chesterfield, VA	Office	1988	48,423	6	100.0%	$1,650,000	0.9%	$2,600,000
2221 Dabney Rd	Richmond, VA	Industrial	1983	45,250	6	100.0%	$1,650,000	0.9%	$2,190,221
9200 Arboretum Pkwy	N. Chesterfield, VA	Office	1988	49,542	6	100.0%	$1,650,000	0.9%	$2,025,000
815 East Gate Dr	Mount Laurel, NJ	Office	1986	25,500	3	100.0%	$1,600,000	0.9%	$2,364,963
120 West Germantown Pike	Plymouth Mtng, PA	Office	1985	30,574	6	79.9%	$1,575,000	0.9%	$2,420,000
4364 South Alston Ave	Durham, NC	Office	1985	57,245	4	95.6%	$1,450,000	0.8%	$1,930,000
308 Harper Dr	Moorestown, NJ	Office	1976	59,500	7	72.2%	$1,425,000	0.8%	$2,020,000
2251 Dabney Rd	Richmond, VA	Industrial	1983	42,000	5	100.0%	$1,400,000	0.8%	$1,884,779
2212 Tomlynn St	Richmond, VA	Industrial	1986	45,353	1	100.0%	$1,400,000	0.8%	$1,763,612
2256 Dabney Rd	Richmond, VA	Industrial	1983	33,413	6	100.0%	$1,125,000	0.6%	$1,500,000
2246 Dabney Rd	Richmond, VA	Industrial	1991	33,271	1	100.0%	$1,125,000	0.6%	$1,425,000
2244 Dabney Rd	Richmond, VA	Industrial	1995	33,050	1	100.0%	$1,100,000	0.6%	$1,425,000
2130 Tomlynn St	Richmond, VA	Industrial	1986, 1988	29,700	5	100.0%	$1,050,000	0.6%	$1,336,388
2161 Tomlynn St	Richmond, VA	Industrial	1985	41,550	6	100.0%	$1,000,000	0.6%	$1,800,000
2248 Dabney Rd	Richmond, VA	Industrial	1991	30,184	2	100.0%	$1,000,000	0.6%	$1,375,000
2112 Tomlynn St	Richmond, VA	Industrial	1984	23,850	6	100.0%	$925,000	0.5%	$1,200,000
2277 Dabney Rd	Richmond, VA	Industrial	1986	50,400	4	100.0%	$925,000	0.5%	$1,175,000
9211 Arboretum Pkwy	N. Chesterfield, VA	Office	1991	30,791	4	100.0%	$900,000	0.5%	$1,400,000
2240 Dabney Rd	Richmond, VA	Industrial	1984	15,389	2	100.0%	$500,000	0.3%	$600,000
817 East Gate Dr	Mount Laurel, NJ	Office	1986	25,351	6	80.7%	$375,000	0.2%	$515,037
161 Gaither Dr	Mount Laurel, NJ	Office	1987	44,739	5	58.2%	$375,000	0.2%	$490,000
Total				3,926,180	475	90.4%	$175,750,000	100.0%	$236,425,000
Portfolio Value									$250,400,000
(1)	The collateral for the OZRE Leased Fee Portfolio represents the fee simple interest in the land (and not the improvements) but “Property Type” and “Occupancy” are shown based on the non-collateral leasehold improvements.

(2)	Based on the OZRE Leased Fee Portfolio Whole Loan amount.

(3)	The portfolio Appraised value of $250,400,000 reflects a premium of 5.9% attributed to the aggregate value of the OZRE Leased Fee Portfolio as a whole. The sum of the value of each of the OZRE Leased Fee Portfolio Properties on an individual basis is $236,425,000.

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OZRE LEASED FEE PORTFOLIO

The following table presents certain information relating to the look-through lease rollover schedule at the OZRE Leased Fee Portfolio Properties:

Non-Collateral Improvements Lease Expiration Schedule

Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	44	161,025	4.1%	161,025	4.1%	$11.40	3.2%	3.2%
2016	47	265,794	6.8%	426,819	10.9%	$16.70	7.8%	11.0%
2017	87	463,447	11.8%	890,266	22.7%	$17.85	14.5%	25.5%
2018	69	381,909	9.7%	1,272,175	32.4%	$15.75	10.6%	36.1%
2019	60	356,291	9.1%	1,628,466	41.5%	$17.69	11.1%	47.1%
2020	51	533,785	13.6%	2,162,251	55.1%	$17.79	16.7%	63.8%
2021	35	328,711	8.4%	2,490,962	63.4%	$16.56	9.5%	73.3%
2022	29	618,623	15.8%	3,109,585	79.2%	$13.03	14.1%	87.5%
2023	17	198,062	5.0%	3,307,647	84.2%	$17.62	6.1%	93.6%
2024	5	39,244	1.0%	3,346,891	85.2%	$13.88	1.0%	94.5%
2025	6	138,430	3.5%	3,485,321	88.8%	$15.97	3.9%	98.4%
2026	1	24,377	0.6%	3,509,698	89.4%	$14.00	0.6%	99.0%
Thereafter	24	41,446	1.1%	3,551,144	90.4%	$13.47	1.0%	100.0%
Vacant	NAP	375,036	9.6%	3,926,180	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	475	3,926,180	100.00%			$16.05	100.00%

The following table presents the look-through historical occupancy percentages at the OZRE Leased Fee Portfolio Properties:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	6/30/2015(1)	1/5/2016(1)

88.1%	90.3%	89.4%	90.4%

(1)	Occupancy above reflects information related to the tenants at the OZRE Leased Fee Portfolio Properties, notwithstanding that the collateral for the OZRE Leased Fee Portfolio whole loan consists solely of the fee simple interest in the land (and not the related improvements).

Operating History and Underwritten Net Cash Flow. The following tables present certain information relating to the historical operating performance and underwritten net cash flow at the OZRE Leased Fee Portfolio Properties:

In-Place Ground Rent Cash Flow Analysis

	In Place Ground Rent(1)	U/W(2)	Year 10 Contractual
Base Rent(3)	$11,894,564	$13,325,934	$14,854,680
Value of Vacant Space	N/A	N/A	N/A
Net Operating Income / Net Cash Flow	$11,894,564	$13,325,934	$14,854,680

(1)	The NOI and NCF DSCR based on the In Place Ground Rent is 1.55x.

(2)	Based on the average ground rent through the OZRE Leased Fee Portfolio Loan term.

(3)	Base Rent represents the ground rent that is paid on the 58 OZRE Leased Fee Portfolio Properties

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OZRE LEASED FEE PORTFOLIO

Look-Through Cash Flow Analysis(1)

	2012	2013	2014	2015	In-Place/ Budget(2)	In-Place/ Budget PSF
Base Rent	$50,984,116	$51,138,867	$49,921,676	$51,409,704	$57,005,550	$14.52
Value of Vacant Space	-	-	-	-	$7,355,637	$1.87
Gross Potential Rent	$50,984,116	$51,138,867	$49,921,676	$51,409,704	$64,361,187	$16.39
Total Recoveries	8,674,973	8,807,735	8,853,860	9,445,509	9,139,235	2.33
Total Other Income	1,337,883	1,032,078	635,980	633,382	383,411	0.10
Less: Vacancy	-	-	-	-	(9,726,724)	(2.48)
Effective Gross Income	$60,996,972	$60,978,680	$59,411,516	$61,488,595	$64,157,108	$16.34
Total Operating Expenses	25,132,968	25,516,841	26,106,844	26,811,288	27,582,608	7.03
Net Operating Income	$35,864,004	$35,461,839	$33,304,672	$34,677,307	$36,574,500	$9.32
TI/LC	-	-	-	-	3,926,444	1.00
Capital Expenditures	-	-	-	-	785,289	0.20
Net Cash Flow	$35,864,004	$35,461,839	$33,304,672	$34,677,307	$31,862,767	$8.12

(1)	Based on the cash flow of the improvements of the OZRE Leased Fee Portfolio Properties. Neither the cash flow nor the improvements are collateral for the OZRE Leased Fee Portfolio whole loan.

(2)	Look-Through In-Place/Budget based on January 2016 rent roll for tenants at the improvements with vacant units leased-up to assumed market rents and approximately $1,300,000 in rent steps through January 2017. Total Recoveries and Total Operating Expenses are based on the borrower’s 2016 budget, inclusive of a 4% management fee. Look-Through In-Place also includes a 15.1% market vacancy adjustment, $1.00 per sq. ft. in TI/LCs and $0.20 in Capital Expenditures. Look-Through In-Place/Budget excludes ground rent payments due under the ground lease.

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ANNEX B

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of July 1, 2016 (the “Pooling and Servicing Agreement”).

Transaction: SG Commercial Mortgage Securities Trust 2016-C5 Commercial Pass-Through Certificates Series 2016-C5
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: Rialto Capital Advisors, LLC
Directing Certificateholder: [_______]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

2.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	Asset Status Reports were issued with respect to [●] of such Specially Serviced Mortgage Loans. This report is based only on the Specially Serviced Mortgage Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Mortgage Loans: [List applicable mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

to the Specially Serviced Mortgage Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the special servicer.

a.	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

b.	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.        Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced

Mortgage Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

[PAGE INTENTIONALLY LEFT BLANK]

ANNEX C-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective MLPA make, with respect to each Mortgage Loan sold by it that is included in the issuing entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex C-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex C-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan

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Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after April 26, 2016.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust. Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or Allocated Loan Amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex C-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or

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encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this prospectus to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the Allocated Loan Amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in a schedule to the MLPA, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

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(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged

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Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer.

(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Mortgage Loan Seller to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from Standard & Poor’s Ratings Services (collectively the

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“Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such

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proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

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(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Mortgage Loan Seller.

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Whole Loan, as applicable) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Whole Loan, if applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in

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accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the

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lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related Allocated Loan Amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release (reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan) is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than

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5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex C-2; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv)

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transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this prospectus or the exceptions thereto set forth in Annex C-2, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on a schedule to the MLPA, or future permitted mezzanine debt in each case as set forth on a schedule to the MLPA or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on a schedule to the MLPA or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Stated Principal Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such

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scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the Allocated Loan Amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)	Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (“IDA”) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns, Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

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(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as

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repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex C-1.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex C-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

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(39)	Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and/or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located.

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Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

(43)	Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Whole Loan, no Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth in a schedule to the MLPA.

(44)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in this prospectus, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in this prospectus.

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ANNEX C-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Société Générale
Rep. No. on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(5) Lien; Valid Assignment	The Mall at Rockingham Park (Loan No. 1)	The Mortgage Loan is evidenced by a $40,000,000 A-2-B Note. The Mortgaged Property is also security for the pari passu controlling A-1-A Note in the amount of $25,500,000, the pari passu controlling A-2-A Note in the amount of $17,000,000, the pari passu A-1-B Note in the amount of $60,000,000, and two subordinate notes (Note B-1 in the amount of $71,700,000 and Note B-2 in the amount of $47,800,000). The Mortgage Loan is being serviced pursuant to the BBSG 2016-MRP Trust and Servicing Agreement.
(5) Lien; Valid Assignment	Holiday Inn Express Nashville – Downtown (Loan No. 5)	The Mortgage Loan is evidenced by a $34,300,000 A-2 Note. The Mortgaged Property is also security for a pari passu $28,200,000 A-1 Note and a pari passu $10,000,000 A-3 Note. The Mortgage Loan is expected to be serviced pursuant to the PSA initially, and then, upon contribution of the A1 Note to a future securitization, pursuant to the related pooling and servicing agreement.
(16) Insurance	The Mall at Rockingham Park (Loan No. 1)	For multi-layered policies, if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P, with no carrier below “BBB” or if five or more insurance companies issue the policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P, with no carrier below “BBB”.

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Société Générale
(16) Insurance	Berks County Industrial (Loan No. 16); 860 West Levoy Drive (Loan No. 30)	For multi-layered policies, if five or more insurance companies issue the policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by at least two Rating Agencies, 30% by insurance companies with a claims paying ability rating of “BBB” or better by at least two Rating Agencies and the remaining 10% by insurance companies with a general policy rating of “A” or better and a financial class rating of “X” or better from A.M. Best Company, Inc.
(18) No Encroachments	Maple Ridge Phase III (Loan No. 18)	The tenants of the Mortgaged Property have access to recreational, maintenance and clubhouse facilities located on adjacent property owned by affiliates of the Mortgage Loan borrower through leases that expire on December 31, 2036. The lender that has a security interest in the adjacent property containing the recreational, maintenance and clubhouse facilities has entered in to a subordination agreement for the benefit of the Mortgage Loan borrower and the Mortgage Loan lender, and the Mortgage Loan lender has been granted notice and cure rights.
(26) Recourse Obligations	The Mall at Rockingham Park (Loan No. 1)	The guarantor’s liability is limited to $52,400,000 in the aggregate plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. In addition, the liability of the guarantor will be limited to the guarantor’s interest in the Series B assets of the guarantor.

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Société Générale
(34) Ground Leases	Holiday Inn Express Nashville – Downtown (Loan No. 5)

(c) The Mortgage Loan is secured in part by the Borrower’s leasehold estate in a parcel adjacent to the hotel which is used for parking and such parking spaces are not required for conformance to zoning requirements. The Ground Lease has an original term, plus all optional renewal terms, which expires on December 31, 2028, approximately two and a half years after the stated maturity of the related Mortgage Loan.

(e) The Ground Lease does not permit assignment of the Borrower’s interest in the Ground Lease without the consent of the ground lessor, which consent may not be unreasonably withheld or delayed if the proposed assignee is a hotel company.

(g) The Ground Lease does require the ground lessor to give the lender written notice of any default, however it does not provide that no notice of default or termination is effective against the lender unless such notice is given to lender.

(l) The ground lessor has not agreed to enter into a new lease with the lender upon the termination of the lease for any reason.

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Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(4) Mortgage Status; Waivers and Modifications	Marriott Saddle Brook (Loan No. 23)	Pursuant to the Omnibus Amendment to Loan Documents dated as of June 20, 2016, the loan was modified and in connection therewith there was a $2,500,000 principal pay down.
(6) Permitted Liens; Title Insurance	Marriott Saddle Brook (Loan No. 23)	Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the Borrower to a competitor of the franchisor. The right of first refusal does apply to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a competitor as defined under the Mortgage Loan documents.
(6) Permitted Liens; Title Insurance	Residence Inn by Marriott LAX (Loan No. 22)

The ground lessor has an exclusive right of negotiation to purchase the Borrower’s leasehold interest in the Mortgaged Property at a mutually agreeable price in the event the Borrower intends to transfer or sell such interest, which right will expire 10 days after notice of such intent (and during which period no other party may negotiate). The exclusive right of negotiation does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.

MIF, L.L.C., the franchisor, has a right of first refusal to purchase the Borrower’s leasehold interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the Borrower to a competitor of the franchisor. The right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide

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Cantor Commercial Real Estate Lending, L.P.
lender who is not a competitor as defined under the Mortgage Loan documents.
(6) Permitted Liens; Title Insurance	AG Life Time Fitness Portfolio (Loan No. 7)	Life Time Fitness, the sole tenant, has a right of first offer to purchase any entire Mortgaged Property in the event the Borrower offers such entire Mortgaged Property for sale to any non-affiliate. The right of first offer does not apply to a foreclosure or deed-in-lieu of foreclosure.
(6) Permitted Liens; Title Insurance	OZRE Leased Fee Portfolio (Loan No. 15)

The ground lessee, Map Ground Lease Owner LLC, has a one-time option to purchase the entire portfolio of Mortgaged Properties in whole on February 4, 2026 or such other date as may be mutually agreed to by the Borrower and the ground lessee for a purchase price equal to the greater of (x) the then-current fair market value of the portfolio (based on criteria specified in the ground lease) and (y) $330,000,000, provided, among other conditions, (i) the ground lessee provides written notice to the Borrower no later than ninety days and no greater than 180 days prior to February 4, 2026 and (ii) the Borrower prepays the Mortgage Loan in full, together with the applicable yield maintenance premium. The purchase option has not been subordinated to the Mortgage Loan.

The 2277 Dabney Road Mortgaged Property is subject to a recorded Land Use Restriction that (i) prohibits the use of the Mortgaged Property for residential purposes or for daycare, school or playground purposes for children under the age of 16, (ii) prohibits the use of groundwater at the Mortgaged Property for any purpose other than environmental monitoring and testing and (iii) requires development of a worker health and safety plan prior to excavation, utility installation or construction activities.

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Cantor Commercial Real Estate Lending, L.P.
(6) Permitted Liens; Title Insurance	534 Holland (Loan No. 45)	The sole tenant, Tramec Sloan, LLC (“Tramec”), has an option, after the expiration of the defeasance lockout period, to purchase the Mortgaged Property in the event of the sale of the stock or substantially all of the assets of Tramec or Tramec, LLC, the guarantor under the related lease, provided, among other conditions, Tramec pays a purchase price equal to (i) the greater of (A) two times the CPI-U (consumer price index for all urban consumers) multiplied by $3,200,000 and (B) $4,200,000, plus (ii) the amount of any prepayment, breakage fees or other costs incurred by the borrower in connection with a payoff of the Mortgage Loan. The purchase option has been subordinated to the Mortgage Loan documents.
(17) Access; Utilities; Separate Tax Lots	534 Holland (Loan No. 45)	The Mortgaged Property is a part of a tax lot that includes property that is not part of the Mortgaged Property, but which property is assessed taxes together with the Mortgaged Property. Under the Mortgage Loan documents, the Borrower is required to cause the creation of separate tax lots and, until such time as separate tax lots are created, to pay all taxes for the existing tax lot. The Mortgage Loan documents require the borrower to escrow amounts sufficient to pay taxes on the full tax lot; however, such obligation is waived for so long as, among other conditions, the sole tenant is obligated to and is actually paying such taxes on the full tax lot directly to the related taxing authority.
(24) Local Law Compliance	AG Life Time Fitness Portfolio – Lakeville, MN (Loan No. 7)	Certain fire code violations are open at the Lakeville, MN Mortgaged Property. The Mortgage Loan documents require the borrower to cure, or to cause the sole tenant at the Mortgaged Property to cure, all open fire code violations.

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Cantor Commercial Real Estate Lending, L.P.
(26) Recourse Obligations	Marriott Saddle Brook (Loan No. 23)	The Mortgage Loan is not recourse to the Borrower or the Guarantor for misapplication (as opposed to misappropriation or conversion) of rents, insurance proceeds or condemnation awards.
(26) Recourse Obligations	OZRE Leased Fee Portfolio (Loan No. 15)	The Mortgage Loan is not recourse to the Borrower or the Guarantor for misapplication (as opposed to misappropriation or conversion) of rents, insurance proceeds or condemnation awards. Additionally, the Mortgage Loan is not recourse to the Guarantor for breach of the environmental covenants contained in the Mortgage Loan documents; instead, the Borrower obtained an environmental insurance policy.
(27) Mortgage Loan Releases	OZRE Leased Fee Portfolio (Loan No. 15)	The Mortgage Loan documents permit the release of an individual Mortgaged Property that is not designated as a “Core Asset” in the Mortgage Loan documents upon the prepayment of an amount equal to 105% of the related allocated loan amount if the aggregate sum of all release prices prepaid in connection with a partial release (including the Mortgaged Property then to be released) is less than $17,575,000, together with the applicable yield maintenance premium. The Mortgage Loan documents permit the release of other individual Mortgaged Properties in compliance with the allocated loan amount percentage included in the representation. Any such releases must comply with the REMIC requirements.
(29) Acts of Terrorism Exclusion	26 Astor Place (Loan No 3)	In the event TRIA or any equivalent renewal or successor statute is not in effect, the Borrower will not be required to spend on premiums for perils of terrorism or acts of terrorism coverage more than 125% of the aggregate premium attributable to all other insurance coverages required under the related Mortgage Loan documents.
(31) Single	AG Life Time Fitness Portfolio (Loan	The owner of four of the Life Time

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Cantor Commercial Real Estate Lending, L.P.

Purpose Entity	No. 7)	Fitness Portfolio Properties (Moma LLC) transferred its sole membership interest in each such Mortgaged Property to the Borrower to effectuate the transfer of such Mortgaged Properties to the Borrower. After the transfer of membership interests, Moma LLC was merged with the Borrower. Moma LLC has not owned any property other than the Mortgaged Properties that were transferred to the Borrower.
(31) Single Purpose Entity	47 NE 36th Street (Loan No. 43)	The Borrower is a recycled SPE which previously owned certain property adjacent to the Mortgaged Property, which property was conveyed to a third party prior to the origination of the Mortgage Loan.
(34) Ground Leases	26 Astor Place (Loan No. 3)

(b) The related ground lease does not provide that such ground lease may not be amended, modified or canceled without the prior written consent of the lender. However, the ground lease and ground lessor’s estoppel provide that (i) after the lender’s acquisition of the leasehold interest through foreclosure or deed-in-lieu of foreclosure or (ii) in any new ground lease into which the ground lessor is required to enter with the lender in the event the ground lease is terminated (which new ground lease must otherwise be on the same terms and conditions in effect as of the date of termination), the lender (or any purchaser after foreclosure or deed-in-lieu of foreclosure) will not, in either case, be bound by any amendment or modification of the ground lease that was not consented to.

(e) The ground lease provides that in order for a lender to be afforded the protections of a “Mortgagee” under the ground lease, a lender must be an “Institutional Lender” as such term is defined in the ground lease. The ground lessor’s estoppel provides that a REMIC Trust will be considered a “Mortgagee” provided that the ground lessor receives prompt notice of any assignment of the Mortgage, which notice must specify the name and address of the REMIC Trust and include a copy of such assignment

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Cantor Commercial Real Estate Lending, L.P.
certified by the lender or the REMIC Trust.
(41) Appraisal	AG Life Time Fitness Portfolio (Loan No. 7)	The appraisals for each of the related Mortgaged Properties are dated as of July 1, 2015, which is not within 12 months of the Closing Date.

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Natixis Real Estate Capital LLC
Rep. No. on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(7) Junior Liens	Plaza Mexico – Los Angeles (Loan No. 4)	A $14,000,000 mezzanine loan is currently held by Natixis, New York Branch, a direct branch of Natixis S.A., a société anonyme à conseil d’administration (public limited company) organized and existing under the laws of France. This mezzanine loan is secured by a pledge of 100% of the membership interests in the related borrower.
(7) Junior Liens	Regent Portfolio (Loan No. 28)	A $10,000,000 mezzanine loan is currently held by MSC - Regent HMOB HoldCo, LLC, which is owned by Morrison Street Debt Opportunities Fund, L.P., which is managed by Morrison Street Capital, LLC. This mezzanine loan is secured by a pledge of 100% of the membership interests in the related borrower.
(8) Permitted Liens; Title Insurance	Sandalfoot Plaza & Nassau Square - Nassau Square (Loan No. 14)	The fifth largest tenant at the Mortgaged Property known as Nassau Square, McDonald’s, representing approximately 2.2% of the net rentable area at that Mortgaged Property and approximately 1.2% of the portfolio net rentable area, has the option to purchase its leased space, upon satisfaction of various conditions. Specifically, in the event that the landlord receives an offer to purchase the tenant’s leased space and the landlord is interested in accepting such offer, the tenant will have the right to purchase its leased space at the same price and on the same terms by giving written notice to the landlord of its intention to purchase within 30 days from its receipt of notice of the offer from the landlord. The tenant’s purchase option does not apply in the event that the landlord elects to sell the entire shopping center.
(8) Permitted Liens; Title Insurance	Regent Portfolio – Hajjar MOB – Oradell (Loan No. 28)	The largest tenant at the Mortgaged Property known as Hajjar MOB – Oradell, New Century Imaging, which occupies approximately 36.9% of the net rentable

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Natixis Real Estate Capital LLC
area, has a right of first refusal to purchase such Mortgaged Property or portion thereof that includes its leased space in the event that the related borrower (HMOB of Oradell Owner, LLC) receives a bona fide offer that it desires to accept to purchase such Mortgaged Property or portion thereof. The tenant’s right of first refusal is subordinated to the Mortgage Loan and does not apply to foreclosure or deed in lieu thereof.
(8) Permitted Liens; Title Insurance	288 Cornelia Street (Loan No. 46)	The single tenant at the Mortgaged Property, Kinney Drug, has the option to purchase the Mortgaged Property in the event that the landlord receives a bona fide offer from a prospective purchaser to purchase the Mortgaged Property. The tenant will have the right to purchase the Mortgaged Property by executing a written agreement with the landlord, and at the price and with the terms considered in the offer.
(13) Actions Concerning Mortgage Loan	Plaza Mexico – Los Angeles (Loan No. 4)	With respect to (d), the guarantor is a defendant in a pending deficiency judgment action, which has been stayed due to a bankruptcy of the plaintiff. The amount sought in the plaintiff’s complaint is $4,948,342.62.
(24) Local Law Compliance	Plaza Mexico – Los Angeles (Loan No. 4)	The Mortgaged Property is legal non-conforming as to use because check cashing and public scales are not permitted in the area and food markets and grocery stores require conditional use permits but are not on file. If a use that is legal nonconforming occupies a structure that is legal conforming or legal nonconforming that is damaged or destroyed and its use is not reinstituted within 180 days, the legal nonconforming use will be required to conform to the then current zoning code requirements and the required parking for such use will also be required to conform to the then current zoning code requirements.

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Natixis Real Estate Capital LLC
(24) Local Law Compliance	Regent Portfolio – Hajjar Warehouse – Hackensack (Loan No. 28)	The Mortgaged Property known as Hajjar Warehouse – Hackensack is legal non-conforming as to use as a warehouse due to changes in zoning regulations subsequent to its development. In the event of partial destruction, the Mortgaged Property may be restored or repaired, provided that the cost of such restoration and repair, in compliance with all existing construction codes of the municipality, does not exceed 50% of the market value of the structure (less foundation systems) at the time of partial destruction. In addition, in the event of such partial destruction, the owner or occupant will be required to give notice to an administrative officer or construction official of its intention to restore or repair the structure within 90 days after the partial destruction event and within 90 days of giving such notice, will be required to commence and diligently proceed with the completion of the work.
(26) Recourse Obligations	Comfort Suites Pineville (Loan No. 34); Comfort Inn at Carowinds (Loan No. 38)

With respect to part (i), the Mortgage Loan documents provide for an act of fraud or intentional misrepresentation by the borrower or any guarantor in connection with the Mortgage Loan, rather than intentional material misrepresentation.

With respect to part (iii), the Mortgage Loan documents provide for physical waste or after an event of default, the removal or disposal of any portion of the Mortgaged Property, rather than intentional material physical waste.

(29) Acts of Terrorism Exclusion	Regent Portfolio (Loan No. 28)	The borrower’s insurance policies include coverage for acts of terrorism (including the improvements and betterments of the borrower’s unit at the Miramar Medical Building); however, the insurance obtained by the Miramar Medical Building property condominium association, which also insures the Miramar Medical Building property, does not include coverage for acts of terrorism.

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Natixis Real Estate Capital LLC
(40) Environmental Conditions	Regent Portfolio – HMOB – Mount Kisco (Loan No. 28)	The Phase I ESA identified a recognized environmental condition related to two fuel oil underground storage tanks that lack current tightness testing. Pursuant to the mezzanine loan agreement, the borrower is required, within 30 days of origination (April 29, 2016), to obtain an environmental insurance policy with a five-year policy term and a $2,000,000 limit that names the borrower, the lender and the mezzanine lender as those insured.

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Benefit Street Partners CRE Finance LLC
Rep. No. on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
26 (Recourse Obligations)	South Pointe Apartments (Loan No. 9)	The related borrower and at least one individual or entity is fully liable for actual losses, liabilities, costs and damages arising from: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property, or (iv) any breach of the environmental covenants contained in the related Mortgage Loan agreement; except that recourse for waste is not applicable where there is insufficient revenue to pay the applicable maintenance costs.
26 (Recourse Obligations)	Tri-State Family Dollar Portfolio (Loan No. 42)	The related borrower and at least one individual or entity is fully liable for actual losses, liabilities, costs and damages arising from: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property, or (iv) any breach of the environmental covenants contained in the related Mortgage Loan agreement; except that recourse for misapplication or misappropriation of rents is limited to misapplication or misappropriation of rents after an event of default under the Mortgage Loan documents.
29 (Acts of Terrorism Exclusion)	Desert Glen (Loan No. 33)	If the Terrorism Risk Insurance Program Reauthorization Act of 2007 or similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Mortgage Loan, but in such event the borrower will not be required to spend on terrorism insurance coverage more than 1.5 times the amount of the insurance premium that is payable at such time on a stand-alone basis in respect of the Mortgaged

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Benefit Street Partners CRE Finance LLC
Property and business interruption/rental loss insurance required under the Mortgage Loan agreement (without giving effect to the cost of the terrorism components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
26 (Recourse Obligations)	South Pointe Apartments (Loan No. 9)	The related borrower and at least one individual or entity is fully liable for actual losses, liabilities, costs and damages arising from: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property, or (iv) any breach of the environmental covenants contained in the related Mortgage Loan agreement; except that recourse for waste is not applicable where there is insufficient revenue to pay the applicable maintenance costs.

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Silverpeak Real Estate Finance LLC
Rep. No. on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(2) Whole Loan; Ownership of Mortgage Loans	Peachtree Mall (Loan No. 11)	The Mortgage Loan is evidenced by a $23,750,000 A-1 Note. The Mortgaged Property is also security for the pari passu A-2 Note, A-3 Note and A-4 Note, which have an aggregate original principal balance of $80,148,095.
(2) Whole Loan; Ownership of Mortgage Loans	At Home Portfolio (Loan No. 17)	The Mortgage Loan is evidenced by a $18,000,000 A-1 Note. The Mortgaged Property is also security for the pari passu A-2 Note, which has an original principal balance of $10,150,000.
(10) Condition of Property	East Lake Tower Corporate Center (Loan No. 10)	The Mortgaged Property was inspected by an engineering consultant on March 19, 2015 in connection with the preparation of a property condition assessment report, which was more than six months prior to the origination date of the Mortgage Loan and twelve months prior to the Cut-off Date.
(10) Condition of Property	Manhattan Avenue (Loan No. 32)	No escrow was established at origination for deferred maintenance costs estimated to be $189,400. The related guarantor has provided a completion guaranty for such deferred maintenance.
(19) No Contingent Interest or Equity Participation	East Lake Tower Corporate Center (Loan No. 10)	A preferred equity interest has been issued in an upper-tier owner of the Borrower in the amount of $7,760,000 who is entitled to an additional advance of $2,700,000 if certain conditions are met. The Loan Documents prohibit any change of control of the Borrower; however, the holder of such preferred equity interest has the right, following a breach of specified terms of the preferred equity agreement or an event of default under the Mortgage Loan or mezzanine loan, to force the sale of the Mortgaged Property, subject to the terms of the related Loan Documents regarding prepayments. The preferred equity interest will be payable only out of excess cash flow. In addition, the holder of the preferred equity interest has consent rights over certain decisions including any sale or refinancing of the

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Silverpeak Real Estate Finance LLC
Mortgaged Property, the adoption of an annual budget and prepayment of the Mortgage Loan.
(27) Mortgage Releases	Peachtree Mall (Loan No. 11)	The Loan Documents permit the Borrower to release one or more parcels of the Mortgaged Property from the lien of the Mortgage Loan by simultaneously substituting another parcel for the released parcel, subject to certain conditions including: (i) no event of default has occurred and is continuing; (ii) the release parcel is a permitted acquired expansion parcel or vacant, non-income producing and unimproved; (iii) the substitution has no material adverse effect; and (iv) after giving effect to such substitution, the loan-to-value ratio of the unpaid principal balance of the Mortgage Loan is less than or equal to 125%.
(29) Acts of Terrorism Exclusion	Peachtree Mall (Loan No. 11)	With respect to any stand-alone policy required to be obtained by the Borrower covering terrorist acts (if terrorism coverage is not included in “all risk” policy), the Borrower is not required to pay any insurance premiums solely with respect to such terrorism coverage in excess of an amount equal to 200% of the amount of the insurance premiums (as allocated to the Mortgaged Property) paid for the last policy year in which coverage for terrorism was included as part of the applicable policies required by the Loan Documents (as opposed to a stand-alone policy as contemplated).
(32) Defeasance	Peachtree Mall (Loan No. 11)	With respect to subclause (iii), defeasance collateral may include, in addition to “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), obligations or securities for which (a) Rating Agency Confirmation is required to have been received and (b) the Borrower delivers to the lender an opinion of counsel that the use of such obligations or securities will not cause any REMIC Trust formed pursuant to such securitization to fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code. With respect to subclause (iv), the Borrower

C-2-17

Silverpeak Real Estate Finance LLC
may deliver an accountant’s certification or other reasonably acceptable evidence of items set forth in clause subclause (iii) in connection with a defeasance.

C-2-18

ANNEX D

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
Initial Balance	39,644,000.00
August 2016	39,644,000.00
September 2016	39,644,000.00
October 2016	39,644,000.00
November 2016	39,644,000.00
December 2016	39,644,000.00
January 2017	39,644,000.00
February 2017	39,644,000.00
March 2017	39,644,000.00
April 2017	39,644,000.00
May 2017	39,644,000.00
June 2017	39,644,000.00
July 2017	39,644,000.00
August 2017	39,644,000.00
September 2017	39,644,000.00
October 2017	39,644,000.00
November 2017	39,644,000.00
December 2017	39,644,000.00
January 2018	39,644,000.00
February 2018	39,644,000.00
March 2018	39,644,000.00
April 2018	39,644,000.00
May 2018	39,644,000.00
June 2018	39,644,000.00
July 2018	39,644,000.00
August 2018	39,644,000.00
September 2018	39,644,000.00
October 2018	39,644,000.00
November 2018	39,644,000.00
December 2018	39,644,000.00
January 2019	39,644,000.00
February 2019	39,644,000.00
March 2019	39,644,000.00
April 2019	39,644,000.00
May 2019	39,644,000.00
June 2019	39,644,000.00
July 2019	39,644,000.00
August 2019	39,644,000.00
September 2019	39,644,000.00
October 2019	39,644,000.00
November 2019	39,644,000.00
December 2019	39,644,000.00
January 2020	39,644,000.00
February 2020	39,644,000.00
March 2020	39,644,000.00
April 2020	39,644,000.00
May 2020	39,644,000.00
June 2020	39,644,000.00
July 2020	39,644,000.00
August 2020	39,644,000.00
September 2020	39,644,000.00
October 2020	39,644,000.00
November 2020	39,644,000.00
December 2020	39,644,000.00
January 2021	39,644,000.00
February 2021	39,644,000.00
March 2021	39,644,000.00

Distribution Date	Class A-SB Planned Principal Balance ($)
April 2021	39,644,000.00
May 2021	39,644,000.00
June 2021	39,644,000.00
July 2021	39,643,799.57
August 2021	38,964,774.85
September 2021	38,282,808.82
October 2021	37,535,023.23
November 2021	36,846,859.89
December 2021	36,093,050.67
January 2022	35,398,636.57
February 2022	34,701,213.90
March 2022	33,813,675.62
April 2022	33,109,374.55
May 2022	32,339,879.88
June 2022	31,629,188.87
July 2022	30,853,483.36
August 2022	30,136,347.32
September 2022	29,416,103.34
October 2022	28,631,112.59
November 2022	27,904,341.20
December 2022	27,113,005.98
January 2023	26,379,650.90
February 2023	25,643,116.95
March 2023	24,720,097.85
April 2023	23,976,359.26
May 2023	23,168,532.31
June 2023	22,418,063.63
July 2023	21,603,695.21
August 2023	20,846,438.39
September 2023	20,085,898.11
October 2023	19,261,740.35
November 2023	18,494,325.05
December 2023	17,663,484.93
January 2024	16,889,135.28
February 2024	16,111,427.40
March 2024	15,210,819.69
April 2024	14,425,826.13
May 2024	13,577,900.35
June 2024	12,785,820.75
July 2024	11,931,007.50
August 2024	11,131,780.70
September 2024	10,329,086.80
October 2024	9,463,956.69
November 2024	8,654,023.99
December 2024	7,781,857.93
January 2025	6,964,623.96
February 2025	6,143,844.06
March 2025	5,144,398.86
April 2025	4,315,711.19
May 2025	3,425,315.70
June 2025	2,589,164.82
July 2025	1,691,515.24
August 2025	847,836.70
September 2025	496.45
October 2025 and thereafter	0.00
D-1

[PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Table of Contents	5
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in This Prospectus	16
Summary of Terms	23
Risk Factors	59
Description of the Mortgage Pool	146
Transaction Parties	268
Description of the Certificates	335
Description of the Mortgage Loan Purchase Agreements	377
Pooling and Servicing Agreement	387
Certain Legal Aspects of Mortgage Loans	503
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	522
Pending Legal Proceedings Involving Transaction Parties	524
Use of Proceeds	524
Yield and Maturity Considerations	524
Material Federal Income Tax Considerations	537
Certain State and Local Tax Considerations	551
Method of Distribution (Underwriter)	552
Incorporation of Certain Information by Reference	554
Where You Can Find More Information	554
Financial Information	555
Certain ERISA Considerations	555
Legal Investment	559
Legal Matters	560
Ratings	560
Index of Defined Terms	563

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$635,500,000
(Approximate)

SG Commercial Mortgage
Securities, LLC
Depositor

SG Commercial Mortgage
Securities Trust 2016-C5
0001675928
Issuing Entity

Commercial Mortgage Pass-
Through Certificates, Series
2016-C5

Class A-1	$30,047,000
Class A-2	$92,155,000
Class A-3	$165,000,000
Class A-4	$188,922,000
Class A-SB	$39,644,000
Class A-M	$50,656,000
Class X-A	$566,424,000
Class X-B	$35,919,000
Class X-C	$33,157,000
Class B	$35,919,000
Class C	$33,157,000

PROSPECTUS

SOCIETE GENERALE
Co-Lead Manager and Joint Bookrunner

CANTOR FITZGERALD & CO.
Co-Lead Manager and Joint Bookrunner

Natixis Securities Americas LLC

Co-Manager

Citigroup

Co-Manager

Wells Fargo Securities
Co-Manager

July 1, 2016